Exhibit 10.44

Portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission in accordance with (i) a request for, and related Order by the Securities and Exchange Commission dated October 21, 2009, File No. 001-14465 – CF#23941, granting, confidential treatment for portions of the Contract for Engineering, Procurement and Construction Services and Exhibit A thereto pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and (ii) a request for confidential treatment, dated October 28, 2010, pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, for portions of Exhibits B, C, D, F, I, L, M and P to the Contract for Engineering, Procurement and Construction Services.

CONTRACT

FOR

ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES

BETWEEN

BOISE POWER PARTNERS JOINT VENTURE
CONSISTING OF
KIEWIT POWER ENGINEERS CO.
AND
TIC - THE INDUSTRIAL COMPANY

AND

IDAHO POWER COMPANY

FOR

LANGLEY GULCH POWER PLANT

1

CONTRACT
FOR
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
BETWEEN
BOISE POWER PARTNERS JOINT VENTURE AND IDAHO POWER COMPANY

Article 1	RESPONSIBILITIES OF CONTRACTOR

Article 2	RESPONSIBILITIES OF OWNER

Article 3	COMPENSATION

Article 4	PAYMENT TERMS

Article 5	NOTICE TO PROCEED

Article 6	INSPECTION OF THE WORK

Article 7	(Intentionally Deleted)

Article 8	FACILITY TESTS

Article 9	SUBSTANTIAL AND FINAL COMPLETION

Article 10	CHANGES

Article 11	WARRANTIES

Article 12	TITLE

Article 13	DEFAULT

Article 14	TERMINATION

Article 15	SUSPENSION

Article 16	FORCE MAJEURE

Article 17	INSURANCE

Article 18	RISK OF LOSS

2

Article 19	INDEMNIFICATION

Article 20	INTELLECTUAL PROPERTY INFRINGEMENT

Article 21	CONFIDENTIAL INFORMATION

Article 22	RIGHTS TO INTELLECTUAL WORK PRODUCT

Article 23	ASSIGNMENT

Article 24	LIENS

Article 25	NOTICES AND COMMUNICATIONS

Article 26	LIMITATIONS OF LIABILITY

Article 27	LIQUIDATED DAMAGES

Article 28	MISCELLANEOUS

Article 29	DISPUTE RESOLUTION

LIST OF EXHIBITS

DEFINITIONS	Exhibit A
SCOPE OF WORK AND TECHNICAL SPECIFICATIONS	Exhibit B
SCHEDULE OF VALUES	Exhibit C
OWNER FURNISHED EQUIPMENT/OWNER’S SCOPE	Exhibit D
FACILITY SITE DATA/GEOTECHNICAL REPORT	Exhibit E
PERFORMANCE GUARANTEES	Exhibit F
CONTRACTOR’S OBLIGATIONS TOWARDS OFE	Exhibit G
PERMITS	Exhibit H
PRE-APPROVED EQUIPMENT SUPPLY SUBCONTRACTORS	Exhibit I
SAFETY MANUAL	Exhibit J
FORM OF CORPORATE GUARANTEE	Exhibit K
PROJECT SCHEDULE	Exhibit L
ENGINEERED EQUIPMENT	Exhibit M
FORM OF NOTICE OF SUBSTANTIAL COMPLETION	Exhibit N
FORM OF NOTICE OF FINAL COMPLETION	Exhibit O
T&M RATE SHEET	Exhibit P
FORM OF PARTIAL LIEN RELEASE	Exhibit Q
FORM OF FINAL LIEN RELEASE	Exhibit R

3

CONTRACT FOR
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
NEW PLYMOUTH POWER PLANT

THIS CONTRACT (“Contract”) is made and entered into this              day of April, 2009, by and between Idaho Power Company, an Idaho corporation with offices located at 1221 West Idaho Street, Boise, Idaho (“Owner”) and Boise Power Partners Joint Venture, a joint venture consisting of Kiewit Power Engineers Co., a Delaware corporation with offices located at 7311 W 132nd St., Suite 300, Overland Park, KS 66213, and TIC-The Industrial Company, a Delaware corporation with offices located at 2211 Elk River Road, Steamboat Springs, CO 80487 (“Contractor”), for the design, engineering, procurement and construction services, as more fully described herein.

RECITALS

WHEREAS, Owner wishes to have Contractor furnish certain engineering, procurement, construction management and construction services related to the Project, as more fully described in this Contract; and

WHEREAS, Owner desires to furnish certain plant equipment, interconnects, the Facility Site, and other items related to the Project, as more fully described in this Contract; and

WHEREAS, Contractor desires to engineer, procure materials, manage construction, construct and start up the Project, as more fully described in this Contract.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

ARTICLE 1 — RESPONSIBILITIES OF CONTRACTOR

1.1           Performance of the Work. Contractor shall furnish or cause to be furnished all Work in accordance with the terms and conditions of this Contract, and in compliance with all Governmental Approvals and Governmental Rules applicable to the prosecution of the Work. Contractor shall design, install, and test Project systems in a safe manner, using qualified, competent and, where necessary, licensed personnel.

1.2           Design and Engineering. Contractor shall furnish detailed design and engineering of the Work including appropriate specification of equipment, materials and systems to be incorporated into the Work. Engineering shall be based on the preliminary engineering, design criteria, and other information contained in Exhibit B. Contractor’s engineering services shall include the preparation of drawings, specifications, schedules, calculations, documents, and estimates, and coordination with the engineering efforts of Subcontractors.

4

1.3           Procurement. Contractor shall procure and make payments for Engineered Equipment, materials, equipment, supplies, and services to be included in the Work by Subcontractors. Contractor shall also perform such inspection, expediting, quality surveillance, and traffic services as Contractor deems necessary in connection with such procurement.

1.4           Construction. Contractor shall perform services to construct the Work, including installation of OFE, furnishing management, labor, equipment, tools, and temporary facilities necessary for such construction. Contractor shall handle and warehouse materials, supplies and equipment required for such construction and materials, supplies and equipment supplied by Owner and used by Contractor and Subcontractors.

1.5           Start-Up, Testing, and Initial Operation. Contractor shall perform the start-up, testing and initial operation as described in Exhibit B. Contractor shall conduct the Performance Tests as described in Exhibit F. Contractor shall provide first fill of all lubricants.

1.6           Spare Parts. Contractor shall have the right to use Owner’s operating spare parts on a “use and replace” basis. Contractor shall promptly replace at its expense any such spare parts Contractor uses from Owner’s inventory. Operating spare parts for OFE that are used by Contractor will be provided at Owner’s expense and not replaced by Contractor; provided, if Contractor must use a spare part for OFE because of negligence by Contractor, then Contractor may use such spare part, but must replace it.

1.7           Securing Governmental Approvals. Contractor shall secure those Governmental Approvals that are listed in Exhibit H as Contractor’s responsibility. Contractor shall on a timely basis provide all customary and reasonably necessary support to Owner in connection with Owner’s securing of Governmental Approvals under Section 2.5 and that are listed in Exhibit H as Owner’s responsibility.

1.8           Compliance with Governmental Approvals. Contractor shall design and construct the Work so that, if properly operated and maintained, and if Owner meets its obligations under the Contract, the Work will be in compliance with the technical requirements of all applicable Governmental Approvals.

1.9           Independent Contractor. Except as may be expressly set forth herein to the contrary, Contractor is an independent contractor and nothing contained herein shall be construed as constituting any relationship with Owner other than that of Owner and independent contractor, nor shall it be construed as creating any relationship whatsoever between Owner or Owner’s Representative and Contractor’s employees. Except as expressly limited in this Contract, Contractor shall be entitled to exercise the right to hire, discharge, promote and transfer its employees; to select and remove foreman or other persons at other levels of supervision; to establish and enforce reasonable standards of production; to introduce, to the extent feasible, labor saving equipment and materials; to determine the number of craftsmen necessary to perform a task; and to establish, maintain, and enforce rules and regulations conducive to efficient and productive operations. Notwithstanding anything to the contrary herein, Owner reserves the right to prohibit such person(s) as it deems advisable from entering onto the Facility Site without liability to Contractor after notifying Contractor of the person(s) prohibited and the reasons therefore, provided however that any such decision by Owner shall entitle Contractor to an equitable adjustment to the Contract Price and/or Project Schedule pursuant to a Change.

1.10         Responsibility for Subcontractors and Agents. Contractor may subcontract portions of the Work to any Person without further approval by Owner. Notwithstanding any agreement withany Subcontractor(s), Contractor shall be solely responsible for the Work, and has complete and sole responsibility as a principal for its agents and all others it hires to perform or assist in performing the Work. However, Contractor will select from pre-approved first tier equipment supply Subcontractors as identified in Exhibit I. Equipment supply Subcontractors that are not on this list and which have a contract value greater than *** shall be submitted to Owner for approval, which shall not be unreasonably withheld.

5

1.11                           Progress Reports. Contractor shall submit to the Owner monthly reports describing the status of the Work in reasonable detail, which shall include information showing actual progress against the Project Schedule. Contractor shall provide a budget update with each monthly report showing total amount expended and billed to date and remaining contract dollars.

1.12                           Publicity. Contractor shall obtain Owner’s prior written approval of the text of any external announcement, publication, or other type of public communication concerning the Work or the Facility prior to the release of the same by Contractor. Contractor shall provide that a similar obligation is placed on Subcontractors.

1.13                           Safety. Contractor shall implement and administer for the Project, a safety and health program subject to approval of Owner, and attached hereto as Exhibit J, including development of a safety manual for the Project establishing Contractor and Subcontractor safety guidelines and requirements. During performance of the Work, Contractor shall take reasonable precautions for the safety of persons. Contractor shall require Subcontractors working on the Facility Site to adhere to the safety and health program established for the Project. Owner shall require its employees and subcontractors working on the Facility Site to adhere to the safety and health program established for the Project, as well as any applicable OSHA requirements.

1.14                           Site Security. Contractor shall be responsible for the security of the Work and the Facility Site after mobilization of Contractor’s forces at the Facility Site during such times that Contractor’s forces are physically present on the Facility Site, except as excused by a Force Maj eure event.

1.15                           Contractor Representative. Contractor shall designate and identify by Notice to Owner its Project Manager, who shall act as Owner’s primary point of contact with Contractor with respect to the prosecution of the Work.

1.16                           Corporate Guarantees. No later than thirty (30) Business Days after the date of execution of this Contract, Contractor shall deliver to Owner, in a form attached hereto as Exhibit K, corporate guarantee from Kiewit Energy & Power Inc. guaranteeing the performance of Contractor.

1.17                           OFE. Contractor shall act as an agent to administer the Siemens subcontract pursuant to Exhibit G.

ARTICLE 2 — RESPONSIBILITIES OF OWNER

2.1                                 Owner Furnished Equipment. Owner shall furnish, at its expense, OFE, including the Siemens SGT-6-PAC5000F combustion turbine generator (“CTG”) and the SST-700HP — 900RH steam turbine generator (“STG”), which shall be delivered undamaged to the Facility Site or to the designated rail siding at the time specified in the Project Schedule, and shall be in compliance with the requirements of Exhibit D of this Contract and shall be free from defects and deficiencies. All OFE shall be in a condition which does not increase Contractor’s cost or delay the progress of the Work. Any increase in Contractor’s cost or time of performance due to a failure to comply with this Section 2.1, including the timely delivery of the OFE, shall be treated as an event entitling Contractor to an equitable adjustment under Article 10 below. Owner shall retain payment obligations for OFE contracts, subcontracts or other items assigned by Owner to Contractor, if any;

6

however, payments are not to be released without first providing Contractor prior notice and an opportunity to comment.

2.2                                 Cooperation with Contractor. Owner shall cooperate with Contractor during the performance of this Contract. Such cooperation shall include timely supply of all those items, personnel, services, and information required to be supplied by Owner under this Contract, including but not limited to the OFE; no material interference with Contractor’s agents, employees, or Subcontractors; and timely administration of all of Owner’s obligations under this Contract.

2.3                                 General Responsibilities. Owner shall furnish the following with respect to the Project:

a)         provide a Facility Site of sufficient size, free of Hazardous Wastes or Materials, including necessary easements, staging areas, and unrestricted access;

b)        provide environmental remediation of the Facility Site, if required, except for any environmental remediation required due to the acts or omission of Contractor or any Subcontractor;

c)         furnish available geological and other Facility Site data, including identification of any preexisting underground facilities, on which Contractor shall be entitled to rely, which shall be set forth in Exhibit E;

d)        Site Utilities / Consumables including Fuel:

i)            Construction Utilities / Consumables - Owner will provide adequate water for the Project in accordance with required specifications including related coordination with the applicable utilities. Construction power (including start-up, testing and commissioning) and related coordination with the local utilities is by Owner.

ii)         Start-up, Testing and Commissioning Utilities / Consumables - Owner will provide all fuel, reagents, consumables, lubricants (except first fill of lubricants by Contractor), chemicals, electrical power including back-feed, water, sanitary and firewater at required specifications, through start-up, testing and through to Final Completion.

e)         Owner will provide start-up and operational spare parts in time to support start-up, testing and commissioning of the Project. Contractor shall be allowed to utilize these spares as needed pursuant to Section 1.6 above;

f)           Owner will provide all necessary permits, licenses and other Governmental Approvals excluding those listed as Contractor’s responsibility pursuant to Exhibit H. Any development, start-up, operation, building, use, and environmental type Governmental Approvals not listed on Exhibit H shall be supplied by Owner;

g)        Owner will coordinate and pay for any activities of the Owner Engineer, if any, and other required costs for development purposes;

7

h)        Owner will coordinate and pay for all utility and interconnection related system studies and interface requirements and will provide available service utility and other interface data on which Contractor shall be entitled to rely and which shall be set forth in Exhibit E;

i)            All interconnects, backfeed power, natural gas, water, construction power, chemicals, Owner- furnished Governmental Approvals, Owner-furnished spare parts, technical assistants, operators and other Owner obligations shall be supplied by Owner in quantities and qualities as required, no later than dates indicated on the Project Schedule;

j)            Owner will furnish any required demineralized water production mobile treatment system per the Project Schedule to support the start-up and commissioning activities of the Project;

k)         Owner will provide any shop equipment, tools, office furniture, and laboratory facilities necessary for operation of the Project;

l)            Owner will arrange for disposal or sale of energy generated by the Project during commissioning and any Performance Test;

m)      Owner will provide other items as specifically detailed in Exhibit D as Owner’s obligations, or as otherwise specified in the Contract; and

n)        All OFE and Owner specified equipment of standard production configuration and proven technology.

2.4                                 Owner’s Representative. Owner shall designate and identify by Notice to Contractor its Owner’s representative, who shall act as Contractor’s primary point of contact with Owner with respect to the prosecution of the Work.

2.5                                 Operations Personnel. After Notice from Contractor, Owner shall, within fifteen (15) days prior to commencement of the Performance Tests, provide qualified, competent, and, where necessary, licensed operations and maintenance personnel for testing, start-up and initial operation of the Facility. Owner shall provide that such personnel perform the duties to which they are assigned in accordance with generally accepted practices and standards of the industry. Owner shall supply, or cause to be supplied, sufficient small tools to facilitate on-the-job training of the operations and maintenance personnel. Owner shall be responsible for the negligent acts or omissions and willful misconduct of its operating and maintenance personnel.

ARTICLE 3 — COMPENSATION

3.1                                 Contract Price. Owner shall pay Contractor the Contract Price, which shall be paid in accordance with Sections 4.1 and 4.2, subject to increases or decreases only as specified in Changes approved in accordance with Article 10, or as set forth in Section 3.5 below.

3.2                                 Other Compensation. In addition, Owner shall pay to Contractor: (i) certain costs of termination of this Contract in accordance with Article 14; (ii) reimbursement for certain costs of Changes pursuant to Article 10; (iii) interest on late payment as set forth in Section 4.3; and (iv) the ongoing suspension costs set forth in Section 15.4.

3.3                                 Purchase of Surplus Materials. Subject to mutually agreeable terms, Owner shall have the option to purchase any or all surplus construction materials and any supplies remaining on the Facility Site at Substantial Completion.

8

3.4                                 Taxes. Contractor shall pay: (i) all payroll and other related employment compensation taxes for Contractor’s employees; (ii) all sales, use, and property taxes applicable to the Contractor’s ownership, purchase or use of small tools, consumables, expendables, and construction equipment required to perform the Work, (iii) all sales, use, gross receipts and excise taxes imposed on the Contractor’s purchase, sale, use or storage of equipment, materials, and any other items procured by Contractor for purposes of installation into, affixation or attachment to, or incorporation into the Facility to be constructed for Owner or to otherwise be provided by Contractor to Owner pursuant to this Contract unless Owner has provided written instructions to Contractor identifying specific items eligible for exemption from Idaho sales and use taxes; and (iv) federal, state and other taxes which may be assessed on Contractor’s net income from the Work (collectively, the “Contractor Taxes”). Owner is responsible for: (i) all sales, use, gross receipts and excise taxes imposed on OFE; and (ii) property taxes imposed on the Facility, the Facility Site, OFE and any other equipment, materials, and all other items delivered to the Facility Site for installation into, affixation or attachment to, or incorporation into the Facility (collectively, the “Project Taxes”). Contract Price includes Contractor Taxes and excludes all Project Taxes. Owner shall directly reimburse Contractor, in addition to Contract Price, for any and all Project Taxes incurred and actually paid by Contractor and for the actual cost incurred to post any necessary tax bond. Owner shall defend and indemnify Contractor from and against any and all claims for, and resulting liability for Project Taxes and any Idaho sales and use taxes relating to pollution control equipment and related penalties and interest, and any dispute resolution costs and attorneys’ fees (including costs of enforcement of this provision) that may be asserted on all items which Contractor purchased under exemption certificates or written instructions provided by Owner to Contractor and for which taxes are later assessed. At Owner’s expense and only with Contractor’s consent, Owner will have the right to direct the basis on which any tax assessment will be paid or contested and to control any contest leading to the settlement of assessed taxes. Owner retains the right to choose the attorneys who will represent Contractor’s and/or Owner’s interest regarding any tax assessments and/or litigation.

It is acknowledged between the Parties that the Owner believes the Work contains certain items of property that may qualify under Idaho Code Section 63-3622X as exempt from the State of Idaho’s sales and use tax as pollution control equipment. It is to the mutual advantage of both Parties to identify and claim these items of property as exempt prior to providing sales or use tax remittance to the State of Idaho. Contractor will use commercially reasonable efforts to identify, based on information provided by Owner, such property prior to placing orders to procure it. Owner shall provide written instructions to Contractor identifying materials, machinery, or devices that will be procured for the Work upon which Contractor is to exclude Idaho sales or use taxes on the basis of exemption pursuant to Idaho Code Section 63-3622X.

It is acknowledged by the Parties that, pursuant to Idaho law as of the date of this Contract, all shipping and handling charges do not attract Idaho sales or use tax and will be stated separately in all invoices issued to Contractor. Shipping refers to any charge incurred for the delivery, freight, and transportation. Handling refers to the fees imposed by the seller for the preparation of property for shipping.

Contractor shall, prior to Final Acceptance, and with the Owner’s assistance, provide to Owner a listing of equipment included in the Work that meets the requirements of Idaho Code Section 63-602P as property that contributes to the elimination, control or prevention of air or water pollution.

If a change order results in an increase or decrease in the Contract Price, the revised Contract Price (reflecting the increase or decrease as a result of the change order) shall include all Contractor Taxes and exclude all applicable Project Taxes. Owner shall reimburse Contractor for all applicable Project Taxes paid by Contractor in accordance with the provisions of this Section 3.4.

9

3.5                                 Engineered Equipment Target Price Adjustments. Purchase orders and subcontracts will be awarded by Contractor for the procurement of the Engineered Equipment. The value of the purchase orders and the subcontracts will be recorded and reported to the Owner monthly throughout the course of the Work. Monthly reporting will also include a projected Engineered Equipment Cost, that will be compared to the Engineered Equipment Target Price. The Parties shall reconcile the Engineered Equipment Cost with the Engineered Equipment Target Price no later than two weeks after Contractor’s last purchase of major Engineered Equipment, within thirty (30) days after each of the Substantial Completion Date, the Final Completion Date, and the conclusion of the Warranty Period, unless the Parties otherwise agree. Upon conclusion of each reconciliation, the Parties shall agree on a value for the Engineered Equipment Cost, as applicable, and, to the extent excess costs or shared savings have not yet been accounted for, either (i) the Contractor shall make a reimbursement to Owner subject to the limit set forth in Sections 3.6 (ii) Owner shall make a payment to Contractor subject to the limit set forth in Section 3.6, or (iii) no reimbursement will be required.

3.6                                 Engineered Equipment Target Price. The basis for the Engineered Equipment Target Price is as listed in Exhibit M and the technical specifications in Exhibit B applicable to the Engineered Equipment. The Engineered Equipment Target Price, as shown on Exhibit M, is ***. It is the intent of the Parties that Contractor and Owner share the potential risks and benefits associated with the Engineered Equipment Target Price. If the Engineered Equipment Cost exceeds the Engineered Equipment Target Price, up to seven million, nine hundred eight-two thousand, four hundred thirty-three dollars ($7,982,433), the Owner and the Contractor shall equally bear the excess costs. To the extent the Engineered Equipment Cost exceeds the Engineered Equipment Target Price by more than seven million, nine hundred eight-two thousand, four hundred thirty-three dollars ($7,982,433), the Owner shall be solely responsible for all costs above the seven million, nine hundred eight-two thousand, four hundred thirty-three dollar ($7,982,433) difference. If the Engineered Equipment Cost is less than the Engineered Equipment Target Price, up to eight million, seventeen thousand, five hundred sixty-seven dollars ($8,017,567), the Owner and the Contractor shall share equally in the savings difference. To the extent the savings difference is greater than eight million, seventeen thousand, five hundred sixty-seven dollars ($8,017,567), the Owner shall be solely entitled to all such savings.

The Engineered Equipment Target Price shall include the cost of the following items:

a)                                 Final detailed design scope adjustments required to provide a facility meeting all requirements of the Contract (without regard to any Changes).

b)                                Vendor technical field services, required to support the Contractor.

c)                                 Revisions or re-order of equipment caused by Contractor’s engineering changes.

d)                                Cost of all change orders issued to Engineered Equipment suppliers and subcontractors initiated by the Contractor.

The Engineered Equipment Target Price does not cover or incorporate the costs associated with any Change, and any such costs shall be the sole responsibility of Owner. In the event Contractor incurs any additional costs relating to the Engineered Equipment due to a Change or any additional sales or use tax, Contractor shall submit a Change Order in accordance with Article 10.

10

3.7                                 Engineered Equipment Target Price Disclosure and Rights. The Contractor shall provide the Owner with copies of all purchase orders, material contracts and subcontracts, including all change orders and amendments, for all Engineered Equipment for the purpose of allowing Owner to audit the Engineered Equipment Cost.

Any liquidated damages paid by any Subcontractor or Subcontractor’s subcontractor shall not affect the Engineered Equipment Cost. The Owner shall not share in the benefit of any liquidated damages payable by any Engineered Equipment Subcontractor or Subcontractor’s subcontractor, as the damages are to compensate the Contractor for costs resulting from failure of the Engineered Equipment vendors to perform. Any back-charges, re-work or other such work associated with the Engineered Equipment shall not affect the Engineered Equipment Cost. The Owner shall not share in the reduction of any Engineered Equipment contracts related to Contractor’s back-charges, re-work or any other such work associated with Engineered Equipment.

3.8                                 Labor Adjustment. Contractor and Owner agree that portions of the Contract Price as set forth in Exhibit C were established on a firm price basis. Owner has requested and Contractor has agreed to a seven month delay in issuing the Notice to Proceed. There may be escalation on the labor portion of the Contract Price arising from this delay; if so, the labor portion of the Contract Price will qualify for adjustment as set forth in this Section. This shall be the sole adjustment to the Contract Price for the impacts to the labor portion of the Contract Price arising from the seven month delay in issuing the Notice to Proceed. This Section shall in no way limit Contractor’s rights to other adjustments that are allowed per Article 10, such as: (a) impacts arising from further delay, if any, in issuing the Notice to Proceed; and (b) impacts arising from any other events.

(a) Labor Indexes. For the purpose of this labor adjustment provision, the Labor Indexes used shall be based on labor cost surveys performed by a mutually acceptable independent third party firm. Such surveys shall be formulated to accurately reflect the cost of labor for the Project and the regional area, and shall consider wages for applicable craft labor groups. The Labor Indexes shall take into account the Labor Portion of each labor group as a fixed percentage of the labor portion of the Contract Price as provided below. The parties agree that labor cost surveys for the Northwestern United States prepared by PAS, Inc. of Saline, Michigan, are mutually acceptable.

A Base Labor Index (BLI) shall be established using actual Survey Labor Rates dated on or about March 1, 2009. For example:

			Example Survey
	Labor		Average
CRAFT	Portion		Hourly Wage Rate
Boilermakers	10%	X	$20.00	=	2.00
Electricians	20%	X	$20.00	=	4.00
Iron Workers, Structural	2%	X	$20.00	=	0.40
Millwrights	15%	X	$20.00	=	3.00
Pipefitters	16%	X	$20.00	=	3.20
Welders	17%	X	$20.00	=	3.40
Base Labor Index (BLI)			SUM	=	16.00

A Periodic Labor Index (PLI) shall be established using actual Survey Labor Rates dated on or about September 1, 2009. For example:

11

			Example Survey
	Labor		Average
CRAFT	Portion		Hourly Wage Rate
Boilermakers	10%	X	$25.00	=	2.50
Electricians	20%	X	$18.00	=	3.60
Iron Workers, Structural	2%	X	$20.00	=	0.40
Millwrights	15%	X	$22.00	=	3.30
Pipefitters	16%	X	$30.00	=	4.80
Welders	17%	X	$20.00	=	3.40
Periodic Labor Index (PLI)			SUM	=	18.00

The BLI and PLI shall be calculated to two decimal places.

(b) Adjustment Calculation. If the PLI is less than or equal to the BLI, the Contract Price shall not be adjusted. If the PLI is greater than the BLI, a Cost Increase to the Contract Price shall be calculated as follows:

•      Adjustment Percentage (AP) = ***

•      Cost Increase = ***

The AP shall be calculated to four decimal places. However, in no case shall the Cost Increase exceed ***. For example:

AP = ***

Computed Cost Increase = ***

*** (cap); therefore, a change order for the Cost Increase of *** would be executed.

(c) Price Adjustment & Billing. The price adjustment calculation shall be performed by Contractor within the pay period after the Survey Labor Rates dated on or about September 1st, 2009, are published. If a Cost Increase results, the parties shall immediately execute a change order for the Cost Increase in accordance with Article 10. The Contractor may submit an invoice for the Cost Increase at any time after execution of such change order and payment shall be made in accordance with Article 4.

ARTICLE 4 — PAYMENT TERMS

4.1                                 Payment to Contractor.

a.                                       Subject to the terms of this Contract, Owner shall make payments to Contractor on a monthly basis in accordance with the Schedule of Values set forth in Exhibit C, as it may be adjusted by a Change. Payments due Contractor under this Contract shall be electronically transferred by wire transfer to the bank account and in accordance with the bank instructions identified in Contractor’s most recent invoice in immediately available funds no later than the payment due date. Invoice number and project name shall be referenced in the bank wire reference fields. All payments shall be made in U.S. Dollars. To ensure that Contractor remains cash flow positive at all points during the Project, taking into account timing of payments and commitments to Subcontractors/vendors as may be required, Contractor requires significant payments upon receipt of the FNTP as set forth in the Schedule of Values. Payments made to Contractor pursuant to this Contract shall in no way imply approval or acceptance of the Work. Neither acceptance of the Work nor payment by Owner shall be deemed to be a waiver of Owner’s rights to enforce any obligations on Contractor hereunder or the recovery of damages for defective Work not

12

discovered by Owner at the time of final inspection. Except as set forth in Section 4.2(d) below, Owner shall not be entitled to retain any amount from Progress Payments due Contractor hereunder.

b.                                      Owner shall pay Contractor the applicable milestone payments listed in the Schedule of Values upon receipt of documentation sufficient for Owner to verify that the corresponding milestone has been met.

c.                                       Payment requests will be made monthly and shall not differ from the cash flow by more than *** without a minimum of thirty (30) days notice to the Owner. After receiving notice of the proposed expenditure difference, Owner shall review and approve the differing expenditure within seven (7) days, and such approval will not be unreasonably withheld. EPC Contractor shall update the projected cash flow monthly to reflect actual invoices. The cash flow shall be tied to the Project Schedule.

4.2                                 Invoicing and Withholding.

(a)                                  Subject to the provision of this Article 4, Owner shall make monthly payments to Contractor equal in amount to the Progress Payment, in accordance with Exhibit C, for that portion of the Work that Contractor has completed through the end of the previous month and for which Contractor has not previously been paid. Each Progress Payment shall include documentary evidence of the completion of such portion of the Work described in such Contractor’s invoice sufficient for Owner to verify that the portion of the Work has been completed unless the completion of such portion of the Work is readily discernable without such documentary evidence.

(b)                                 On or before the first day of each calendar month, Contractor shall submit its progress report to Owner covering the previous calendar month, along with Contractor’s invoice for (i) the payment next due from Owner, (ii) any amount due for Work for which payment was to be deducted or for which an earlier Progress Payment was made in accordance with (i) above, (iii) any amount due on a price-to-be-determined basis as provided in Section 10.4, and (iv) any other amounts due Contractor under this Contract. In connection with any invoice for amounts under (iii) or (iv) above, Contractor shall provide such supporting information as shall be reasonably necessary to evaluate such invoice, including such information as Owner may reasonably request to verify the accuracy of the data contained in the invoice.

(c)                                  Payments shall be made not later than fifteen (15) days after Owner’s receipt of Contractor’s invoice therefor.

(d)                                 If there is any dispute about any amount invoiced by Contractor, the amount not in dispute shall be promptly paid as described above, and any disputed amount which is ultimately determined to have been due shall be paid with interest from the date of withholding to the date of payment as set forth in Section 4.3, provided that such dispute does not arise as a result of inadequate, improper or deficient supporting documentation of the invoiced amount. Owner will provide a Notice to Contractor within ten (10) days after receipt of Contractor’s invoice concerning any invoiced amounts disputed by Owner.

13

4.3                                 Interest on Late Payments. Late payments (excluding partially withheld payments for deficient work or delayed work) will be subject to interest at a rate equal to the lesser of ***, or the maximum amount allowed by law. A Party’s entitlement to interest under this Article 4 shall be in addition to such Party’s rights under other provisions of this Contract.

4.4                                 Contractor’s Right to Suspend Performance. Contractor will have the right to suspend work if Owner fails to make any reasonably undisputed payment to Contractor within ten (10) days of the date such payment is due, and such suspension shall entitle Contractor to equitable adjustment(s) to the Contract Price and Project Schedule.

4.5                                 Final Payment. The final Progress Payment shown in the Schedule of Values shall not be made until the following conditions have been satisfied or waived by Owner:

(a)                                  Subject to Article 24, Contractor shall have furnished Owner with Contractor’s certification that all claims for payment for labor and materials for which Contractor is responsible in connection with the Work have been paid or satisfied, unless in dispute;

(b)                                 All Contractor’s and Subcontractors’ personnel, supplies, equipment, waste materials, rubbish and temporary facilities shall have been removed from the Facility Site except as may be needed for ongoing obligations;

(c)                                  The Punchlist items shall have been completed; and

(d)                                 Final Completion shall have occurred, as defined in Article 9.

Contractor’s acceptance of the final payment listed on the Schedule of Values shall constitute a full waiver of any and all claims by Contractor against Owner for payment for Work performed that are known or should have been known by Contractor at the time of acceptance of final payment.

4.6                                 Prompt Payment to and by Subcontractors. Contractor shall promptly pay each Subcontractor in accordance with the terms of the applicable subcontract or purchase order for each Subcontractor’s performance of the Work. The Contractor’s subcontract agreements and purchase order agreements shall require each Subcontractor to make payment in a similar manner to the entities with which it has contracted for performance of the Work.

4.7                                 Owner Information. Owner shall provide information reasonably requested by Contractor to enable proper assessment of the risk of non-payment, which shall be updated upon any material changes to the information throughout the progress of the Work or upon periodic request by Contractor. Contractor shall have satisfactory assurance of payment; no amounts shall be included for risk of non-payment.

ARTICLE 5 — NOTICES TO PROCEED

5.1                                 Full Notice to Proceed. Owner will issue a Full Notice to Proceed (“FNTP”) to Contractor no later than September 1st, 2009 which will authorize the Contractor to commence and complete all Work, and shall grant Contractor full and unrestricted access to the Jobsite no later than ***. Owner shall make a payment to Contractor in conjunction with the FNTP pursuant to the Schedule of Values. The FNTP shall be effective on the first Business Day following the date of its issuance.. Contractor shall commence the

14

Work upon the effective date of the FNTP. If said FNTP has not been given by September 1st, 2009, or if Contractor has not been given full and unrestricted access to the Jobsite by ***, Contractor shall be entitled to an equitable adjustment to both Project Schedule and Contract Price.

5.2                                 Termination by Contractor for Non-Issuance of FNTP. If the FNTP has not been issued by November 1st, 2009, Contractor may terminate this Contract by written Notice to Owner. Any such termination shall be without liability to either Party and Contractor shall have no right to make a claim against Owner for payments required by or relating to the Contract, other than for Contractor’s costs properly incurred pursuant to any work performed under the Master Services Agreement, dated October 3rd, 2008, by and between Client and Contractor.

5.3                                 Preliminary Access to Jobsite. Owner shall provide Contractor preliminary access to the Jobsite prior to *** so that Contractor may begin preliminary site work, including but not limited to geotechnical testing, grubbing, grading, or other activities as the Parties may reasonably agree.

ARTICLE 6 — INSPECTION OF THE WORK

6.1                                 Right of Access. Owner’s authorized representatives and permitted assigns shall have the right at all reasonable times during performance of the Work to inspect the Work and the Facility and any item of equipment, material, design, engineering, or service or the workmanship associated therewith (but not including access to cost or pricing data associated therewith). Contractor shall arrange for any such inspection of equipment or material on the Facility Site, and at the point of significant fabrication off the Facility Site upon reasonable notice. All costs associated with Owner’s inspections shall be to Owner’s account. Contractor shall cooperate with Owner at any reasonable time that Owner shall determine that inspection of the Work is necessary or appropriate. Such cooperation shall include furnishing Owner with access to the Work, even to the extent of dismantling finished Work where necessary to permit such inspection. If such dismantling and subsequent inspection reveals defects all associated Work shall be corrected at the expense of Contractor. If such dismantling and subsequent inspection reveals no defects, such Work shall be restored at the expense of Owner and Contractor shall be entitled to an equitable adjustment to the Project Schedule.

6.2                                 Objection to Work. Owner shall inform Contractor promptly of any defects in the Work it discovers in any inspection of the Work; provided that no inspection (or lack of inspection) of any part of the Work shall in any way affect Contractor’s obligations to perform the Work and correct defects in accordance with the Contract Documents. All such inspections shall be conducted in a manner that does not interfere with the normal performance and progress of the Work.

6.3                                 No Acceptance of Work. Any rights asserted by Owner under this Article 6 shall in no way affect or reduce Contractor’s obligations under this Contract and will not be deemed to constitute an acceptance by Owner with respect to such work.

ARTICLE 7 — Intentionally Deleted.

ARTICLE 8 — FACILITY TESTS

8.1                                 Conduct of Facility Tests. Contractor shall conduct the Performance Tests in accordance with the Performance Test Conditions. Contractor shall furnish reasonable advance Notices prior to, and test reports after, all Performance Tests, including unsuccessful tests and re-tests, as provided in Exhibit F.

15

Contractor shall maintain qualified personnel on the Facility Site to supervise the activities of operating personnel regarding the operation and maintenance of the Facility until Substantial Completion, and, to the extent necessary, to provide technical direction during the Performance Tests and any re-testing periods following Substantial Completion. The Contract Price includes one set of Performance Tests. Should re-testing be required, and such re-testing is not directly attributable to Contractor’s fault, Contractor shall be entitled to an equitable adjustment of either the Contract Price or the Project Schedule, or both as appropriate.

8.2                                 Minimum Performance Criteria. If Substantial Completion is achieved at less than the Guaranteed Net Power Output and/or more than the Guaranteed Net Heat Rate, Contractor shall have reasonable access to the Project for *** after Substantial Completion to attempt to achieve such Guaranteed Net Power Output and/or the Guaranteed Net Heat Rate. Contractor may buy down plant performance at any time after Substantial Completion by paying performance liquidated damages pursuant to Section 27.4 at its discretion. Only one guarantee point shall be provided for each performance guarantee.

8.3                                 Notice; Commencement; Conduct. Contractor shall provide Owner with at least ten (10) Business Days’ prior written notice of the date upon which Contractor proposes to commence any of the Performance Tests. All Performance Tests shall be conducted in accordance with the Test Procedures. Owner shall provide qualified operating personnel for the conduct of all such tests, who shall work entirely under the technical direction and control of Contractor. Owner shall have the right to perform data collection for each Performance Test. The Parties shall agree on the data to be used for analysis and Contractor shall perform the analysis. If Owner observes any defects in the Work or its performance during any Performance Test, Owner shall promptly notify Contractor; provided that no observance of (or failure to observe) a defect by Owner shall affect any obligation of Contractor under the Contract. Owner and Contractor shall cooperate in good faith in determining when or to what extent the Project shall be taken out of service in order to take corrective measures. Test procedures and approvals shall be subject to Owner review without undue delay.

ARTICLE 9 — SUBSTANTIAL AND FINAL COMPLETION

9.1                                 Substantial Completion. Substantial Completion shall be met when:

i)                                         The Project is materially complete, all essential equipment and systems are operational in accordance with the Contract, and has been fully designed, constructed and equipped in accordance with the Contract (except as provided in the Final Completion punchlist submitted by Contractor); and

ii)                                      The Project demonstrates the following criteria after completion of a *** period during the Performance Tests:

a)                                      No less than *** of Guaranteed Net Capacity ; and

b)                                     No more than *** of Guaranteed Net Heat Rate; and

c)                                      Air emission levels meeting the less stringent of the guaranteed levels in accordance with permit test procedures. Notwithstanding the

16

foregoing, in the event the actual level exceeds the less stringent of the level set forth herein or the permit level but nonetheless the Project is not precluded from commercial operation by any Government Authority, air emission levels for the purposes of Substantial Completion shall be deemed to be achieved and the parties agree that Contractor shall not be liable for delay liquidated damages as a result of failure to meet the emissions requirements. In the event the Project is precluded from commercial operation by any Governmental Authority at any time prior to meeting the lesser of the guaranteed levels as a result of the actual air emission levels, Contractor shall immediately commence necessary modifications/repairs of the Project so as not to exceed the less stringent of aforementioned levels. For each day until such level is demonstrated, Contractor shall be liable for the delay liquidated damages; and

iii)                                   Owner has received from Contractor all information necessary to secure permits, licenses, and approvals required at the time of commercial operation.

Substantial Completion shall also be deemed to occur in the event a) that Owner operates the Project for its commercial benefit or b) Contractor is prevented from conducting performance tests within thirty (30) days of the date Contractor provides notice to Owner it is ready to commence such tests.

9.2                                 Notice of Substantial Completion. Promptly after successful completion of the Performance Tests in which, in Contractor’s judgment, all the conditions of Substantial Completion set forth in Section 9.1 have been satisfied, Contractor shall issue to Owner a Notice of Substantial Completion, which shall include copies of relevant test report(s) in reasonable detail and which shall set forth the date upon which the conditions set forth in Section 9.1 were satisfied. Within ten (10) Business Days after receipt of Notice of Substantial Completion, Owner shall respond to Contractor in writing and either accept such Notice or, within such period, identify any deficiencies, which shall be promptly corrected by Contractor and a Notice of Substantial Completion resubmitted to Owner. The date of Substantial Completion shall date back in time to the date Contractor first submits for such approval, provided that such submission is approved. Failure of Owner to respond within ten (10) Business Days shall be deemed an acceptance.

9.3                                 Punchlist. At a time designated by Owner and within seven (7) days of Substantial Completion, Owner and Contractor shall complete a joint inspection of the Work and Contractor shall deliver its proposed Punchlist to Owner. Within seven (7) days of the receipt of Contractor’s Punchlist, Owner shall respond to Contractor’s proposed Punchlist either confirming the list or specifying any disputed or missing items. Upon any such adjustment of the Punchlist, Contractor shall so notify Owner in writing. Within seven (7) days of Owner’s receipt of such adjusted Punchlist, Owner shall deliver to Contractor either its written acknowledgement that Punchlist is acceptable or a Notice specifying any disputed or missing items. In the latter instance, the foregoing procedure with respect to such items will be repeated until Punchlist is acceptable. Owner will release the milestone payment for achieving Substantial Completion as set forth in the Schedule of Values less *** the mutually agreed upon estimated value of remaining punchlist items (“Punchlist Retainage”). The Punchlist Retainage will be released upon full completion and Owner acceptance of the punchlist items.

9.4                                 Final Completion. Final Completion of the Work shall be defined to occur on the date when:

a)               The Project has achieved Substantial Completion; and

b)              The Project has completed a *** reliability test at nominal plant output;

17

c)               All Contractor’s personnel, supplies, equipment, waste materials, rubbish and temporary facilities have been removed from the Project and the Facility Site properly restored to an acceptable condition;

d)              All special tools required under the Contract have been delivered to Owner;

e)               Contractor has provided all required “As-Built” drawings; and

f)                 Contractor has provided all Operation and Maintenance Manuals; and

g)              Contractor has provided and replaced all spare parts as required by Section 1.6 above; and

h)              Contractor has completed all Punchlist work, or made payment for incomplete work out of the Punchlist Retainage.

9.5                                 Notice of Final Completion. Promptly after items in Section 9.4 above have been completed, Contractor shall issue to Owner a Notice of Final Completion which shall include copies of relevant Performance Test reports in reasonable detail and which shall set forth the date upon which the conditions set forth in Section 9.4 were satisfied. Within ten (10) Business Days after receipt of the Notice of Final Completion, Owner shall respond to Contractor in writing and either accept such Notice or identify any deficiencies which shall be promptly corrected by Contractor and the Notice of Final Completion resubmitted to Owner. The date of Final Completion shall date back in time to the date Contractor first submits for such approval, provided that such submission is approved. In the event Owner fails to provide Contractor Notice, as required hereinabove, the Parties agree that Final Completion shall be deemed to have occurred with the date of Final Completion being the date of Contractor’s most recent applicable Notice to Owner that the requirements of Final Completion have been achieved.

9.6                                 Facility Turnover. Upon Substantial Completion, Owner shall take possession, control and risk of loss of the Work and shall thereafter be solely responsible for its day-to-day security, operation and maintenance.

ARTICLE 10 — CHANGES

10.1                           Definition of Change. The following shall be a Change under this Contract:

(a)                                  Any material addition to, deletion from, suspension of, or modification of the Project or Work as described in Exhibit B, or as set forth in this Article 10;

(b)                                 Any Force Majeure Event in accordance with the provisions of Article 16;

(c)                                  Failure or delay of Owner to provide or cause to be provided material information or other items as required by this Contract, or any material error or omission or any material addition to, deletion from, or modification in such information or items (including any delays, defects or deficiencies in OFE);

18

(d)                                 Delay, suspension of, or other demonstrable adverse impact on Contractor’s or its Subcontractors’ activities under this Contract resulting from interference or delay by Owner or Owner’s employees, agents, invitees, consultants, contractors, or others for whom Owner is responsible (other than Contractor and its Subcontractors or its employees, agents, invitees, consultants or contractors);

(e)                                  Any discovery of Hazardous Wastes or Materials, other than those brought to the Facility Site by Contractor or its Subcontractors for the purpose of performing the Work, unless improperly released by Owner, its subcontractors, or those for whom Owner is responsible, which adversely affect the Work, the Contract Price or the Project Schedule;

(f)                                    Change of Law, including any action or inaction of a Governmental Unit;

(g)                                 Any conditions encountered at the Facility Site which are (1) physical conditions which differ materially from those disclosed in Exhibit E or (2) unknown physical conditions which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in this Contract;

(h)                                 Any reconciliation of the Engineered Equipment Target Price, pursuant to Section 3.5; and

(i)                                     Any adjustments to the Engineered Equipment Target Price that are required as a result of a Change, pursuant to Sections 3.5 or 3.6.

10.2                           Adjustment Due to Changes. To the extent that a Change affects Contractor’s or its Subcontractors’ time or cost of performing the Work, Contractor shall be entitled to an equitable adjustment as appropriate.

10.3                           Change Orders. In connection with any Change, Contractor shall submit to Owner a written proposal for executing the changed Work, if any, and an estimate, in accordance with Exhibit B, detailing any impact upon affected provisions of this Contract that Contractor contends would result from such Change. Owner shall issue a change order to Contractor authorizing an equitable adjustment to the Contract Price and/or Project Schedule as shall have been agreed to by Owner and Contractor.

Contractor shall not be required to proceed with any change order prior to mutual agreement on the price, schedule and scope, and it has received a fully executed change order. If Owner and Contractor cannot agree to terms on a change order, Owner may direct Contractor to work on a time and materials (“T&M”) basis, as set forth in Exhibit P. Contractor shall maintain complete and accurate records of the costs incurred due to any work performed pursuant to Exhibit P, and periodically submit detailed summaries of costs sustained due to Changes implemented pursuant to Exhibit P. Reimbursement shall be made pursuant to Section 4.2. Each change order shall show agreed-upon equitable adjustment(s) as may be affected by such Change.

19

10.4                           Change Order Preparation Costs. Contractor, at its option, shall be reimbursed for its reasonable costs of preparing any change order requested by Owner whether or not the change order is approved for implementation. If Contractor elects to exercise this option, it shall notify Owner in advance of such change order preparation.

10.5                           Equitable Adjustment Dispute Resolution. If the Parties are unable to agree that Contractor is entitled to an equitable adjustment, then each Party shall, within five (5) Business Days of the Parties’ determination that the dispute cannot be resolved, appoint a senior management representative from their respective companies who will make a good faith effort to negotiate a resolution. After ten (10) Business Days from the latest appointment of a senior management representative, should such representative(s) be unable to resolve the dispute to their mutual satisfaction, then the Parties may agree to participate in arbitration, as set forth in Article 29. Nothing herein shall preclude either Party from pursuing any available remedy in equity or at law as provided under this Contract.

ARTICLE 11 — WARRANTIES

11.1                           Construction, Equipment, and Materials Warranty. Contractor warrants that the Work shall conform to the standard of material and workmanship customarily provided under similar circumstances in the same relative geographic location for similar projects in the electric utility industry, shall be of good quality and free from defects, shall conform in all respects to Exhibit B and the terms of this Contract and shall be new if not otherwise expressly specified in Exhibit B or approved by Owner. NOTWITHSTANDING THE FOREGOING, CONTRACTOR DOES NOT WARRANT AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, FOR OWNER FURNISHED EQUIPMENT.

11.2                           Remedies. During the Warranty Period and upon Notice received from Owner, Contractor shall, without additional compensation:

(a)                                  Construction: Re-perform or cause to be re-performed any construction Work that is found to be deficient in that it fails to meet the standard of workmanship set out in Section 11.1; and

(b)                                 Equipment and Materials: Take such steps as may be necessary to repair or replace (at Contractor’s option) any equipment or materials furnished by Contractor or its Subcontractors (not including Owner Furnished Equipment) found to be defective due to failure to meet the standards set out in Section 11.1.

11.3                           Warranty Period. Contractor’s obligations and liabilities under this Article 11 shall cease upon the termination of the “Warranty Period,” defined as the period extending for *** after the earlier of (1) the date of Substantial Completion, or (2) the date the equipment is first put into use for its intended purpose; provided that any Work which is not complete on the date of Substantial Completion shall be warranted for *** after the completion date of such Work and provided that any re-performance, repair or replacement work shall be re-warranted for *** after the completion date of such work; provided however, all warranty obligations shall terminate *** from the beginning of the Warranty Period and such remedies shall be Owner’s sole and exclusive remedies for warranty claims.

11.4                           Design and Engineering Services Warranty. Design and engineering services provided as part of the Work shall conform with the Contract and all exhibits and schedules and amendments thereto and shall be performed in accordance with the standards of care and diligence normally practiced

20

by recognized engineering firms in performing services of a similar nature at the time of performance of the Work. If, during the Warranty Period, Owner promptly notifies Contractor in writing of an error caused by Contractor’s failure to meet the standard set forth above, Contractor shall re-perform such engineering and design services. Contractor’s obligations under this Section shall include removal, repair and replacement of non-conforming portions of the Work.

11.5                           Notice. Contractor’s warranty obligations and liabilities under Section 11.1 are conditioned on Owner delivering Notice of an alleged deficiency or defect not later than thirty (30) Business Days after actual discovery thereof by Owner and that, in any event, Notice of such alleged deficiency or defect is given to Contractor within the Warranty Period as it may be extended pursuant to Section 11.3. Any such Notice of deficiency or defect shall state with reasonable specificity the date of occurrence or observation of the deficiency or defect and the reasons supporting Owner’s belief concerning the alleged deficiency or defect. Contractor shall respond to any such Notice not later than thirty (30) Business Days after receipt of any such Notice and Contractor shall promptly commence the appropriate re-performance, repair or replacement consistent with Section 11.3.

11.6                           Effect of Operation and Maintenance. The obligations and liabilities of Contractor under this Article 11 do not extend to any repairs, adjustments, alterations, replacements or maintenance that may be required as a result of normal corrosion, erosion, noise level or normal wear and tear in the operation of the Facility; or as a result of Owner failure to operate and maintain the Facility after Substantial Completion in accordance with applicable operating and maintenance manuals and good operating practice; or as a result of Owner’s operation of the Facility at conditions of service more severe than specified for the design or operation of Facility systems and equipment; or as a result of other willful or negligent acts or omissions of Owner or Owner’s employees, agents or other contractors.

11.7                           Assignment of Subcontractor Warranties. Contractor shall cause all Subcontractor warranties to be assignable to Owner or Owner’s designee. Contractor shall assign to Owner all unexpired Subcontractor warranties upon the expiration of the Warranty Period.

11.8                           Limitation of Warranties. EXCEPT AS PROVIDED HEREIN, THERE ARE NO WARRANTIES OR GUARANTEES, EXPRESS OR IMPLIED, RELATING TO CONTRACTOR’S SERVICES OR OTHER WORK HEREUNDER, AND CONTRACTOR DISCLAIMS ANY IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW (INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND OTHER THAN WARRANTIES OF TITLE). PERFORMANCE BY CONTRACTOR OF ITS OBLIGATIONS UNDER SECTIONS 11.2 AND 11.4 SHALL FULLY SATISFY CONTRACTOR’S LIABILITY FOR DEFECTS OR DEFICIENCIES IN THE WORK. IN NO EVENT SHALL CONTRACTOR’S WARRANTY OBLIGATIONS WITH REGARD TO ANY WORK RELATED TO OWNER ASSIGNED OR SPECIFIED SUBCONTRACTORS EXCEED THOSE AVAILABLE FROM SUCH OWNER ASSIGNED OR SPECIFIED SUBCONTRACTORS, IF ANY.

ARTICLE 12 — TITLE

12.1                           Provision of Clear Title. Contractor shall provide Owner with good title to all materials, equipment, tools and supplies furnished by Contractor and its Subcontractors as part of the Work that become part of the Facility or are purchased by Contractor for the operation, maintenance or repair thereof and shall keep the foregoing free and clear of all liens, claims for payment for Work performed, security interests and encumbrances whatsoever to the extent Owner has made payment for the same. Contractor shall indemnify and hold Owner harmless against all claims related to liens, payment, security interests, and/or encumbrances whatsoever for all Work performed to the extent Owner has made payment for the same. Transfer of title shall in no case be prior to receipt by Contractor of a Progress Payment related to an identifiable item of work.

21

ARTICLE 13 — DEFAULT

13.1                           Contractor Events of Default. Contractor shall be in default of its obligations under this Contract (a “Contractor Event of Default”) upon: (i) the occurrence of any one or more events or conditions referred to in paragraph (a) below, (ii) *** from the commencement of any one or more of the proceedings referred to in paragraph (b) below, unless the petition commencing the proceeding is timely controverted and the proceedings dismissed or effectively stayed within that time, (iii) upon the occurrence of the condition referred to in paragraph (c) below, or (iv) upon the occurrence of any of the events or conditions set forth in paragraph (d) below (excluding an event or condition for which liquidated damages are paid) and continuation thereof for *** following delivery to Contractor of a Notice from Owner to cure such event or condition and, except for a default by Contractor in payment of sums due to Owner from Contractor, Contractor fails to commence and diligently pursue a cure thereof and thereafter until the earliest date on which such cure can be completed provided a cure can be reasonably and timely completed :

(a)                                  Contractor voluntarily commences bankruptcy, insolvency, reorganization, stay, moratorium or similar debtor-relief proceedings; or shall have become insolvent or generally does not pay its debts as they become due; or admits in writing its inability to pay its debts; or makes an assignment for the benefit of creditors; or

(b)                                 insolvency, receivership, reorganization or bankruptcy proceedings shall have been commenced against Contractor; or

(c)                                  Contractor has failed to achieve Substantial Completion by the Guaranteed Substantial Completion Date and, after an additional ***, Contractor still has not achieved Substantial Completion.

(d)                                 Contractor shall have defaulted in its performance under any other material provision of this Contract.

13.2                           Owner Events of Default. Owner shall be in default of its obligations under this Contract (a “Owner Event of Default”) upon: (i) the occurrence of any one or more events or conditions referred to in paragraph (a) below, (ii) *** from the commencement of any one or more of the proceedings referred to in paragraph (b) below, unless the petition commencing the proceeding is timely controverted and the proceedings dismissed or effectively stayed within that time, or (iii) upon the occurrence of the event or condition set forth in paragraph (c) below and continuation thereof for *** following delivery to Owner of a Notice from Contractor to cure such event or condition and, except for a default by Owner in payment of sums due to Contractor from Owner in which case Owner shall be in default if payment, including late payment interest, is not made within *** from the date of Notice from Contractor, Owner fails to commence and diligently pursue a cure thereof and thereafter until the earliest date on which such cure can be completed (provided a cure can be reasonably and timely completed):

(a)                                  Owner voluntarily commences bankruptcy, insolvency, reorganization, stay, moratorium or similar debtor-relief proceedings; or shall have become insolvent or generally does not pay its debts as they become due; or admits in writing its inability to pay its debts; or makes an assignment for the benefit of creditors; or

22

(b)                                 insolvency, receivership, reorganization or bankruptcy proceedings shall have been commenced against Owner; or

(c)                                  Owner shall have defaulted in its performance under any material provision of this Contract.

(d)                                 Assignment of Owner’s right or obligations under this Contract, except as provided in this Contract.

ARTICLE 14 — TERMINATION

14.1                           Termination by Owner for Default. Owner may, in its sole discretion, terminate this Contract and the Work at any time for cause in the event a Contractor Event of Default shall have occurred and be continuing by giving written Notice of such termination to Contractor. In such event:

(a)                                  If requested by Owner, Contractor shall withdraw from the Facility Site, shall assign to Owner the unperformed portions of such Contractor’s subcontracts as Owner may request, provided Contractor shall retain its rights against such Subcontractors for work performed prior to such termination and Owner assumes all of Contractor’s obligations under such assigned agreements, and Contractor shall have no liability for any work performed thereunder, and such assignments shall become effective upon Owner’s payment of all amounts required under this Contract, and Contractor shall remove such materials, equipment, tools and instruments used and not incorporated into the Work, and any debris or waste materials brought to or generated at the Facility Site by Contractor in the performance of the Work, and Owner shall have a license to use any and all patented or proprietary information, and all drawings and plans Owner deems necessary to complete the Work, provided, however, Owner shall not have the right to use such information, drawings or plans for any other purpose and Contractor shall retain ownership of and all rights in such information, drawings or plans except for the limited license granted Owner herein. Owner shall indemnify, defend and hold harmless the Contractor Indemnitees for any claims or losses directly arising out of or related to any such use by Owner of the information, drawings and plans for any other purpose; and

(b)                                 Although Owner shall use reasonable efforts to mitigate the cost for completion of the Work, Owner may employ any person, firm, or corporation to finish the Work by whatever method Owner may deem expedient and may undertake such expenditures as in Owner’s reasonable judgment will best accomplish the timely completion of the Work. In such event, Contractor shall be liable to Owner for the reasonably incurred additional costs to Owner of completing the Work. Such costs for which Contractor is liable as set forth above may be deducted by Owner out of monies due, or that may at any time thereafter become due, to Contractor. If such cost exceeds the sum that would have otherwise been payable to Contractor under this Contract, then Contractor shall be liable for, subject to the limitations of liability set forth in Article 26, and shall promptly, but in any event not more than thirty (30) days after Notice from Owner, pay to Owner the amount of such excess excluding Changes in the Work following such Contractor Event of Default.

14.2                           Termination by Owner Without Default. Owner may, in its sole discretion, terminate this Contract and the Work at any time if it shall have determined to entirely abandon the

23

construction and operation of the Facility by giving Notice of termination to Contractor. In such event:

(a) Upon such termination, Contractor shall be entitled to receive payment for (1) the value of the Work completed to the date of termination not previously covered by Progress Payments, including profit with respect to such completed Work and (2) documented and reasonable costs (plus 15% markup on such costs) incurred by Contractor to implement such termination (including demobilization costs, and termination/cancellation costs under subcontracts and purchase orders).

(b) Owner and Contractor shall use commercially reasonable efforts to mitigate costs incident to termination of Work, continuing executory obligations and cancellation charges.

14.3                           Termination by Contractor. Upon an Owner Event of Default, Contractor may terminate this Contract. Upon such termination, Owner shall pay Contractor for:

(1)                            Work performed to date of termination;

(2)                            proven loss sustained upon materials, equipment, tools and construction equipment and machinery, including overhead, profit, and damages;

(3)                            reasonable employee and office demobilization expenses;

(4)                            reasonable and customary costs of settlement(s) or termination with Subcontractors; and

(5)                            other reasonable termination expenses as may be identified and mutually agreed on by Owner and Contractor;

(6)                            And a profit upon items 1 through 5.

ARTICLE 15 — SUSPENSION

15.1                           Suspension by Owner. Owner may at any time and for any reason suspend performance of the Work by giving at least ten (10) days prior Notice to Contractor. At any time after the effective date of the suspension, Owner may require Contractor to resume performance of the Work provided that the Owner will give reasonable Notice to Contractor for resumption.

15.2                           Obligation of Contractor. In the event the Work is suspended by Owner, as provided in Section 15.1, Contractor shall be relieved of any obligation hereunder to the extent such obligation is affected by such suspension except that, upon suspension of the Work by Owner, as provided in Section 15.1, Contractor shall:

(a)                                  discontinue the Work to the extent specified in the Notice;

(b)                                 place no further orders or subcontracts for material, services or facilities with respect to suspended Work other than to the extent required in the Notice;

(c)                                  make reasonable effort to obtain suspension of all orders, subcontracts and rental agreements to the extent they relate to performance of suspended Work pursuant to the terms of any applicable subcontracts;

(d)                                 continue to protect and maintain the Work including those portions that have been suspended;

(e)                                  keep, to the extent required in the Notice, its organization and equipment committed to the Work on a standby basis; and

(f)                                    take other reasonable steps to minimize costs associated with such suspension.

24

15.3                           Effects of Suspension. A suspension of the Work by Owner, or a suspension by Contractor pursuant to Section 4.4 above, shall be a Change. Contractor shall be entitled to an equitable adjustment to the Contract Price and/or the Project Schedule, which shall include reimbursement for the following amounts:

(a)                                  reasonable costs associated with demobilization and remobilization of Contractor’s plant, forces and equipment;

(b)                                 reasonable costs incurred by Contractor in suspending the work of any Subcontractors; and

(c)                                  reasonable costs of maintaining and protecting the Work, including additional insurance premiums.

In addition to an equitable adjustment of any parts of this Contract as may be affected by such Change, Owner shall pay Contractor an amount for Work performed by Contractor through the date of suspension in respect of Work performed and completed or partially completed milestones not covered by Progress Payments previously made. During any such suspension, Contractor shall fulfill the obligations set forth in Section 15.2 above.

15.4                           Ongoing Suspension Costs. During the period of any suspension under Section 15.2, costs for ongoing Work approved by Owner and suspension costs as set forth in Section 15.3 shall be paid on a current basis in accordance with the provisions of Section 4.2.

15.5                           Termination by Contractor. In the event of a suspension of the Work by Owner, Contractor may terminate this Contract if the aggregate period of suspensions of Work exceeds ***.

ARTICLE 16 — FORCE MAJEURE

16.1                           Excuse from Performance for Force Majeure. Each Party shall be excused from performance and shall not be considered to be in default with respect to any obligation hereunder, if, and to the extent that, its failure of or delay in performance is due to a Force Maj eure Event and both Parties shall use reasonable efforts and due diligence to mitigate such an event.

16.2                           Notice of Force Majeure Event. If either Party’s ability to perform its obligations hereunder is affected by a Force Majeure Event, such Party shall give Notice within a reasonable time to the other Party stating the nature of the event, its potential effect and the anticipated duration thereof and any action being taken to avoid or minimize its effect. The burden of proof shall be on the Party claiming Force Maj eure.

16.3                           Relief for Force Majeure. The suspension of performance due to a Force Majeure Event shall be of no greater scope and no longer duration than reasonably required and the Party suffering the Force Maj eure shall use commercially reasonable efforts to remedy its inability to perform. If such suspension shall have occurred, the Project Schedule shall be extended by a period equal to the amount of time (including a reasonable period for demobilization and remobilization) as demonstrated by Contractor to be necessary for Contractor to make up for the delay. Contractor shall receive an equitable adjustment in the Contract Price.

25

16.4                           No Excuse of Obligations to Pay Money. Notwithstanding the foregoing, the obligation to pay money in a timely manner for Work actually performed shall not be excused due to a Force Majeure Event and shall not be subject to suspension.

ARTICLE 17 — INSURANCE

17.1                           Contractor shall procure and maintain the following types and amounts of insurance coverage:

a.          Workers’ Compensation - Statutory;

b.         Employer’s Liability - *** each accident;

c.          Commercial General Liability - *** each occurrence / *** aggregate combined single limit;

d.         Automobile Liability - *** each accident combined single limit; and

e.          Professional Liability - Provided under Contractor’s or its design subcontractor’s practice or ongoing program with limits of not less than *** each claim / aggregate.

f.            “All Risk” Builder’s Risk — “All Risk” Builders Risk in an amount equal to the full replacement value of the Facility. Such coverage shall be in effect from the first arrival of permanent materials on the Site through the Substantial Completion Date. Reasonable sub-limits will be allowed for the perils of flood, earthquake, off-Site storage and inland transit.

17.2                           Owner shall procure and maintain the following types and amounts of insurance coverage:

a.               After Substantial Completion and until expiration of the warranty period specified in Article 11, Owner shall maintain appropriate Permanent Property / Boiler and Machinery insurance on the Project and shall require its insurers to waive all rights of subrogation against Contractor, its subcontractors and affiliates, with maximum deductibles of *** per occurrence.

17.3                           Contractor shall require its Subcontractors to supply the types of coverages as set forth in Article 17.1 items a), b), c) and d) above for their operators and other staff, in accordance with its usual practice.

17.4                           Owner and others under its control shall supply similar coverage to Article 17.1 items a), b), c) and d) above for their operators and other staff.

17.5                           Contractor to name Owner as additional insured under coverage listed in Article 17.1 items c) and d) and include waiver of subrogation in favor of Owner regarding item a).

26

ARTICLE 18 — RISK OF LOSS

18.1                           Repair or Replacement Cost Responsibility of Contractor. From the date of Contractor’s mobilization on the Facility Site until Substantial Completion, Contractor shall bear the risk of physical loss or damage to the Work and, with respect to OFE, upon delivery at the Facility Site or the nearest railhead, as applicable, and care, custody and control is accepted by Contractor. Subject to the foregoing, Contractor and Subcontractors shall have no liability at any time for loss or damage to property of Owner, or in custody of Owner, other than the Work, and Owner releases Contractor and Subcontractors therefrom. Subject to the provisions of Article 11, Contractor and Subcontractors shall also have no liability for any loss of or damage to the Facility after the date of Substantial Completion as it is the intent of the Parties to rely on the proceeds of Owner’s insurance as satisfaction for any loss or damage occurring after Substantial Completion, and Owner releases Contractor and Subcontractors for any such loss or damage.

18.2                           Safe Delivery. Contractor shall be responsible for the transportation, shipping, and receiving of materials, equipment, supplies, and all other items furnished by Contractor as part of the Work.

ARTICLE 19 — INDEMNIFICATION

19.1                           Contractor’s Indemnification Obligation. Contractor shall defend, indemnify and hold harmless Owner and its employees, agents, directors, officers and/or assigns, parent company and its affiliates, their respective employees, agents, officers, partners and directors and anyone else acting for or on behalf of them and any of their respective assigns (“Owner Indemnitees”), from and against all liabilities, claims, damages, losses, and expenses (including reasonable attorneys’ fees and court costs directly related thereto) for third party claims for (i) bodily injury to or death of persons, including Contractor’s and Subcontractor’s employees, (ii) for loss or damage to the property of third parties to the extent caused by negligent or tortious act or omission or intentional misconduct of Contractor or any Subcontractor or anyone directly or indirectly employed by any of them, or anyone for whose acts such Contractor or any Subcontractor may be liable in connection with activities under this Contract, (iii) any breach of Governmental Rules by Contractor or any Subcontractor or anyone directly or indirectly employed by any of them, or anyone for whose acts such Contractor or any Subcontractor may be liable in connection with activities under this Contract. For purposes of this Section 19.1, the Work, Facility, and Project, as defined in this Contract, and property owned by or in the custody of Owner or Owner’s parent or its affiliates, and all other property located at the Facility Site (other than property owned by Contractor or its Subcontractors) shall not be construed as third party property.

19.2                           Owner’s Indemnification Obligation. Owner shall defend, indemnify and hold harmless Contractor and its Subcontractors, employees, agents, officers and/or assigns, their respective employees, agents, officers, partners and directors and anyone else acting for or on behalf of them and any of their respective assigns (“Contractor Indemnitees”), from and against all liabilities, claims, damages, losses and expenses (including reasonable attorney’s fees and court costs directly related thereto) for (i) third party claims for bodily injury to or death of persons, including employees of Owner and Owner’s parent and its affiliates, (ii) for loss of or damage to the property of third parties which arises out of or results from any negligent, intentional or tortious act or omission or intentional misconduct of Owner, or anyone directly or indirectly employed by them (other than Contractor or any Subcontractor), or anyone for whose acts Owner may be liable in connection with activities under this Contract, and (iii) any breach of Governmental Rules by Owner, or anyone directly or indirectly employed by them (other than Contractor or any Subcontractor), or anyone for whose acts Owner may be liable in connection with activities under this Contract.

27

19.3                        Owner’s Hazardous Wastes or Materials Indemnity. Notwithstanding any provision herein to the contrary, Owner shall, to the full extent permitted by law, indemnify, defend and hold harmless Contractor Indemnitees from and against all claims, damages, losses, and expenses, including reasonable attorneys’ fees and court costs, arising out of or resulting from the Work of Contractor or Subcontractors or any claims against Contractor or Subcontractors arising from the acts or omissions of others for the actual, alleged, or threatened discharge, dispersal, release, or escape of any Hazardous Wastes or Materials whether sudden or not:

(a)                                 located on Owner’s property or on the Facility Site as of the date of this Contract;

(b)                                 produced, emitted, or released by Owner (including release of Hazardous Wastes or Materials brought to the Facility Site by Contractor or a Subcontractor) from Owner’s facilities or the Facility Site;

(c)                                  resulting from the presence, removal, disposal, abatement, or remediation of Hazardous Wastes or Materials located on Owner’s property or on the Facility Site as of the date of this Contract; or

(d)                                 brought onto or released on the Facility Site by anyone other than Contractor or its agents, subcontractors, or employees, or affecting the Facility Site due to acts of the Owner or anyone other than Contractor or its agents, Subcontractors, or employees, after the date of this Contract.

19.4                        Contractor’s Hazardous Wastes or Materials Indemnity. Contractor shall indemnify, defend and hold harmless the Owner Indemnitees from and against all claims, damages, losses and expenses including reasonable attorney’s fees and costs, arising out of or related to the release of Hazardous Wastes or Materials brought to the Facility Site by Contractor or its Subcontractors, except for first fills intended to be left on the Facility Site for operation and later disposed of by Owner or others under Owner’s control.

19.5                        No Indemnity of Party At Fault. Except for Section 19.3, and any actions brought by any owners of the existing Facility or Facility Site which are not parties to the Contract, nothing contained herein shall obligate either Party to indemnify or hold harmless the other Party, its assigns or any of their respective officers, directors, parent company, affiliates, employees or agents from any claims or liabilities to the extent of the negligent or tortious act or omission (including strict or absolute liability) or intentional misconduct of the Party seeking indemnification.

19.6                        Conditions. Each Party’s obligation with respect to claims and suits covered by this Article 19 are subject to the conditions that (a) the indemnitee gives the indemnitor reasonably prompt Notice of any such claim or suit; (b) the indemnitee cooperates in the defense of any such claim or suit; and (c) the indemnitor has sole control of the defense and settlement for any such claim or suit.

ARTICLE 20 — INTELLECTUAL PROPERTY INFRINGEMENT

20.1                        Patent Indemnity. Owner shall not cause Contractor to use and Contractor shall not use any design, process or equipment that would infringe upon any patent right held by any third party. Owner shall defend, indemnify and save Contractor harmless from and against all loss, damages and expenses arising out of any suit or action brought against Contractor for use of any design, process or equipment specified by Owner based upon a claim that any design, process or equipment incorporated in the Work infringes upon any invention, design, process or device that is the subject of a patent.

28

20.2                        Indemnity Against Intellectual Property Infringement. Contractor shall defend, indemnify and hold harmless Owner against all loss, damage and expense (including reasonable attorney’s fees and court costs directly attributable thereto) arising from any third party claim or legal action for unauthorized disclosure or use of any trade secrets, or of patent, copyright or trademark infringement arising from Contractor’s performance of the Work.

20.3                        Assistance by Owner. If Contractor has charge of any suit brought against Owner, Owner shall render such assistance as Contractor may reasonably require in the defense of such suit except Owner shall have the right to be represented therein by counsel of its own choice and at its own expense.

20.4                        Injunction. If Owner is enjoined from completion of the Facility or any part thereof or from the use, operation or enjoyment of the Facility or any part thereof as a result of a third party claim or legal action or any litigation based thereon, for which Contractor is required to indemnify Owner under Section 20.2, Contractor shall use commercially reasonable efforts to remove such injunction and, at its option, substitute non-infringing equipment or processes, or modify such infringing equipment or processes of the Work so they become non-infringing, or obtain the necessary licenses to use the infringing equipment or processes, provided that such substituted or modified equipment or processes meet the requirements of this Contracts.

20.5                        Contractor’s Continuing Obligations. Owner’s acceptance of Contractor’s engineering design and/or proposed or supplied materials and equipment shall not be construed to relieve Contractor of any obligation hereunder.

ARTICLE 21 — CONFIDENTIAL INFORMATION

21.1                        Confidentiality. For purposes of this Agreement, “Confidential Information” shall include any information, records, data, documents, studies, reports, renderings or similar items relating to Owner, the Facility, the Work or the Facility Site, which are proprietary to Owner, including, without limitation, Owner’s business plans, marketing plans, intended or contemplated operations, investor documents, names of Owner’s investors, and names of consultants under contract with Owner. From the date of the Contract through the date that is three (3) years from the expiration or termination of this Contract, Contractor agrees that it shall not, without the express written permission of Owner, publish, disclose, disseminate, use, or permit the use of Confidential Information furnished to, or obtained or learned by, Contractor in connection with the Work or otherwise in connection with this Contract, except by the responsible officers, employees, agents, affiliates and representatives of Contractor and its Subcontractors in connection with the performance of the Work and strictly subject to the terms and conditions of this Section 21.1. This Section 21.1 shall survive the expiration or termination of this Contract.

21.2                        Press Releases. Owner and Contractor agree that it is in their mutual interest to limit dissemination of information of strategic value to the power industry regarding the Facility and the Contract. To the extent that press releases, advertisements in the trade press, or tombstones in the financial or trade press are published by either Party, then Owner and Contractor agree to attempt in good faith to reflect in any such press releases made during the first year after Substantial Completion the principal roles of Owner and Contractor in the transaction. This is not intended to imply that equal billing must be given the other Party but simply that neither Party can ignore the other’s contributions if that Party should choose to publish information.

29

Each Party intending to issue or publish a press release, advertisement or tombstone shall use its best efforts to provide a draft thereof to the other Party for review and approval (such approval not to be unreasonably withheld or delayed). Notwithstanding anything herein to the contrary, except to the extent required by Governmental Rules, Contractor shall not issue at any time prior to Substantial Completion, without the prior consent of Owner, any public statement, press release, public handout, photograph or other material relating to or disclosing in any way whatsoever anything relating to the Facility or the Work. The requirements of the preceding sentence shall not apply to Contractor’s communications with prospective or actual Subcontractors or any Party’s communications with anyone who may have a need to know for purposes of Contractor’s development, financing or execution of the Work.

21.3                        Visits to the Facility Site. Until Substantial Completion, Contractor shall have reasonable opportunities, upon reasonable prior notice to Owner, to bring visitors to the Facility Site for promotional purposes.

ARTICLE 22 — RIGHTS TO INTELLECTUAL WORK PRODUCT

22.1                        Ownership. Upon acceptance of Contractor’s Notice of Final Completion, Owner shall receive a transferable, perpetual, fully paid license to use the drawings, specifications, computer software and all other documents produced by Contractor, and its Subcontractors in performing Work pursuant to this Contract. Contractor shall retain all rights in its standard drawings, designs, databases, computer software and other proprietary property. All rights to intellectual property developed, utilized, or modified in the performance of the Work shall remain the property of Contractor or the applicable Subcontractor.

22.2                        Reuse of Data. All documents, drawings, specifications and computer software prepared by Contractor pursuant to this Contract are instruments of service in respect to the Project. They are not intended or represented to be suitable for reuse by Owner or others except as may be necessary or useful in relation to this Project before and after completion. Any reuse on other Projects without prior written verification or adaptation by Contractor for the specific purpose intended will be at Owner’s sole risk and without liability or legal exposure to Contractor. Owner shall defend, indemnify and hold harmless Contractor and its Subcontractors, employees, agents, officers and/or assigns, their respective employees, agents, officers, partners and directors and anyone else acting for or on behalf of them and any of their respective assigns against all claims, losses, damages, injuries and expenses, including attorneys’ fees, arising out of or resulting from such reuse.

22.3                        Electronic Medium. Any files delivered in electronic medium may not work on systems and software different than those with which they were originally produced. Contractor makes no warranty as to the compatibility of these files with any other system or software. Because of the potential degradation of electronic medium over time, in the event of a conflict between the sealed original drawings and the electronic files, the sealed original drawings will govern.

ARTICLE 23 — ASSIGNMENT

23.1                        Assignment by Owner. Owner may only assign its right, duties and obligations under this Contract as follows:

30

a) Should the Owner contemplate obtaining financing for the Project, to be secured by all or a portion of the Project, and rights under the Contract, Owner may collaterally assign, without the approval of the Contractor, its rights or obligations hereunder for purposes of securing such financing. Contractor shall, if requested, enter into such agreements with lenders with respect of such assignment as shall be mutually agreed upon; or

b) Owner may assign its rights, delegate its duties or otherwise transfer its interests hereunder, in whole but not in part, with the prior written consent of the Contractor. Such consent may be withheld in the sole discretion of the Contractor. Owner agrees that any assignment without such prior written consent shall be null and void and of no force or effect.

23.2                        Assignment by Contractor. Contractor may not assign this Contract and any attempts to do so shall be null and void. Contractor’s subcontracting of any of its Work hereunder shall, without the prior written consent of Owner, be ineffective to relieve Contractor of its responsibility for the Work assigned or subcontracted.

ARTICLE 24 — LIENS

24.1                        Liens. Provided Owner has met its payment obligations hereunder, Contractor shall take prompt steps to discharge any lien or claim filed against the Facility or upon any materials, equipment or structures encompassed therein or upon the premises upon which they are located by any Subcontractor based on a claim for payment of compensation in connection with the Work. If Contractor fails to promptly discharge any such lien or claim, Owner shall promptly notify Contractor in writing and Contractor shall then satisfy or defend any such liens or claims. Contractor shall have the right to contest any such lien or claim provided it first provides to Owner a bond or other assurances of payment reasonably satisfactory to Owner in the amount of such lien. Contractor shall indemnify and hold harmless Owner and defend it from any and all liens or similar claims against the Facility filed by a Subcontractor for payment of compensation for Work performed by such Subcontractor, including all expenses and reasonable attorney’s fees directly attributable thereto incurred in discharging any liens or similar encumbrances. Contractor’s obligations with respect to liens and claims covered by this Article 24 are contingent upon Owner paying Contractor as required. Owner will allow Contractor a minimum of fifteen (15) Business Days from statutory notice in the event Contractor must bond over or release a mechanic’s lien

24.2                        Lien Releases. In addition to the information required by Section 4.2, each invoice for a Progress Payment shall be accompanied by partial releases from liens from Contractor in the form of Exhibit Q, Form of Partial Lien Release, for all Work included in the invoice for such Progress Payment. The invoice for the final payment according to the Schedule of Values shall be accompanied by a final release of liens from Contractor in the form of Exhibit R, Form of Final Lien Release.

ARTICLE 25 — NOTICES AND COMMUNICATIONS

25.1                        Notices. Any Notice pursuant to the terms and conditions of this Contract shall be in writing and either: (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight mail or courier service with delivery receipt requested; or (d) sent by facsimile transfer and acknowledged by recipient.

31

If to Contractor:

Boise Power Partners - Job # 750030

C/O TIC- The Industrial Company

1550 James Road

Bakersfield, California 93308

ATTN: Regional Vice President

PHONE: (661)391-5700

FAX: (661)391-5704

With a copy to:                                                            Boise Power Partners - Job # 750030

C/O TIC- The Industrial Company

PO Box 774848

Steamboat Springs, Colorado 80477

2211 Elk River Road

Steamboat Springs, Colorado 80487

ATTN: General Counsel

PHONE: (970)879-2561

FAX: (970)879-5052

And

Boise Power Partners — Job #750030

C/O Kiewit Power Engineers Co.

7311 W 132nd St., Suite 300

Overland Park, KS 66213

ATTN: Assistant General Counsel

PHONE: (913)227-3600

FAX: (913) 227-0913

If to Owner:                                                                              Scott F. Larrondo, PE

Idaho Power Company

Telephone Number: (208) 388-2484

Facsimile Number: (208) 388-6689

Idaho Power Company

PO Box 70 (83707)

1221 West Idaho Street

Boise, Idaho 83702

25.2                        Effect of Notices. Notices shall be effective when received or acknowledged but no later than five (5) Business Days of the date mailed.

25.3                        Technical Communications. Any technical or other communications pertaining to the Work shall be between the Contractor’s Project Manager and Owner Representative or other representative appointed by the Project Manager or the Owner Representative. Each Party shall notify the other in writing of the name of such representative. Contractor’s representatives shall

32

be satisfactory to Owner, have knowledge of the Work and be available at all reasonable times for consultation. Each Party’s representatives shall be authorized to act on behalf of such Party in matters concerning the Work.

ARTICLE 26 — LIMITATIONS OF LIABILITY

26.1                        Limitation of Liability.

(a)                                 The liability of Contractor, its members and their affiliates or related companies, for all claims, losses, damages and expenses arising from or related to in any way the performance of this Contract shall not exceed the lesser of (i) ***, excluding any assignments of OFE, or (ii) ***. Owner hereby releases Contractor from any liability in excess thereof. In addition, the total liability cap will be reduced by the proceeds of contractually specified/required insurance. Limitations on liability shall apply even in the event of breach of contract or warranty, tort (including negligence), strict liability or other basis of legal liability and shall extend to the partners, licensors, Subcontractors, and related entities of Contractor, Contractor’s directors, officers, employees, and agents and the directors, officers, employees, and agents of Contractor’s licensors, Subcontractors, and related entities of Contractor.

(b)                                 Notwithstanding any other provision herein to the contrary, Contractor’s risk is specifically limited for all Owner assigned or specified subcontractor items, if any, to that scope and extent of risk that each Owner assigned or specified subcontractor has accepted in its scope. This back- to-back limitation applies specifically to, but is not limited to, termination by any such Owner assigned or specified subcontractor, indemnification, patent indemnification, changes, delays, performance guarantees, emissions, noise, availability/reliability guarantees, and other guarantees of any kind, liquidated damages, liability caps, and warranty. Owner shall retain the collection risk as relates to obligations of such Owner assigned or specified subcontractor including, but not limited to, any liquidated damages. CONTRACTOR SHALL ACCEPT NO RISK FOR OFE WHETHER RISK IS FOR PERFORMANCE, DELAY, OR OTHERWISE.

(c)                                  Upon completion of the Work or termination of the Contract, provisions relating to indemnity, waivers, releases, and limitation of liability, including, but not limited to Article 26, shall remain in full force and effect.

26.2                        Consequential Damages. In no event shall either Party hereto or any Subcontractor of any tier or any related company of either Party, including their agents, assignees, and affiliates, be liable for the loss of profits or revenue, loss of use of the equipment or any associated equipment, cost of capital, cost of substitute equipment, facilities or services, down time costs, costs in excess of estimates, loss of opportunity, loss of data, loss of goodwill, governmental penalties or sanctions imposed on Owner and/or claims of customers of the other Party for such damages or for any special, indirect, exemplary, incidental, punitive, or consequential loss or damages and Owner hereby releases Contractor and all Subcontractors and Contractor hereby releases Owner therefrom. This limitation does not apply to the liquidated damages specified in Article 27 herein.

26.3                        General Obligations Law. The Contract shall be governed by and construed in accordance with the laws of the State of Idaho, excluding any choice of law provisions that would result in the application of the laws of another state.

33

26.4                        Exclusive Remedies. The liabilities, obligations, warranties, and remedies of the parties are exclusively those expressly set forth in the Contract and are in lieu of any others available at law or otherwise.

26.5                        Applicability of Disclaimers. Releases, waivers and limitations on liability and remedies expressed in this Contract shall apply even in the event of the breach of contract or warranty, tort (including negligence), strict liability or other basis of legal liability of the beneficiary of such releases, waivers or limitations. Such releases, waivers, and limitations shall extend to the partners, licensors, direct and indirect subcontractors and vendors, successors, assigns and related entities of the named beneficiary, and all such parties’ shareholders, directors, officers, employees, and agents.

ARTICLE 27 — LIQUIDATED DAMAGES

27.1                        Owner Damages. Contractor acknowledges that Owner may suffer damages if Substantial Completion does not occur on or before the Guaranteed Substantial Completion Date and that the amount of those damages may be difficult to ascertain. If Substantial Completion does not occur on or before the Guaranteed Substantial Completion Date, then Contractor shall pay Owner as liquidated damages and not as a penalty, the daily rate identified in Section 27.2 herein, subject to the limitation set forth in Section 27.3; provided that if such delay is a result of a Change of Law, Change, Force Majeure Event, or Owner- caused Change, then Contractor shall not be obligated to pay Owner liquidated damages for such delay.

27.2                        Daily Rate. Subject to Section 27.1, for each day beyond the Guaranteed Substantial Completion Date that Substantial Completion has not been achieved, Contractor shall pay to Owner as follows:

i.)                                      ***

ii.)                                   ***

iii.)                                ***

Payment of such liquidated damages shall be Contractor’s sole and exclusive liability and Owner’s sole remedy for delays. The difference (or margin) between the Target Substantial Completion Date and the Guaranteed Substantial Completion Date belongs to Contractor and Contractor shall also own the critical path float.

27.3                        Limitation. Delay liquidated damages shall be limited to no more than *** of the Contract Price, excluding any assignments of OFE. IN NO EVENT SHALL DELAY LIQUIDATED DAMAGES EXCEED THOSE AVAILABLE FROM OWNER ASSIGNED OR SPECIFIED SUBCONTRACTORS, IF ANY.

27.4                        Performance Liquidated Damages. Performance liquidated damages shall be established for Guaranteed Net Power Output and Guaranteed Net Heat Rate only and shall not exceed ***, respectively. Performance liquidated damages shall be limited to no more than *** of the Contract Price, excluding any assignments of OFE. IN NO EVENT SHALL PERFORMANCE LIQUIDATED DAMAGES EXCEED THOSE AVAILABLE FROM OWNER ASSIGNED OR SPECIFIED SUBCONTRACTORS, IF ANY.

27.5                        The aggregate total of all liquidated damages shall not exceed *** of the Contract Price, excluding any assignments of OFE.

27.6                        The Contract shall provide for setoff of any liquidated damages by power or fuel sales by Owner, if any, as appropriate. Delay and performance liquidated damages are the sole and exclusive remedies

34

related to the time to complete the work and the performance of the Project, respectively, except in the event of a default termination.

ARTICLE 28 — MISCELLANEOUS

28.1                        Effect of Invalid Provisions. The invalidity or unenforceability of any portion or provision of this Contract shall not affect the validity or enforceability of any other portion or provision. Any invalid or unenforceable portion of any provision shall be deemed severed from this Contract. The Parties shall negotiate an equitable adjustment in such portions or provisions of this Contract to effect the underlying purposes of this Contract.

28.2                        Order of Precedence. In the event there is a conflict between or among provisions of this Contract, the more specific provisions shall take precedence over the less specific.

28.3                        Governing Law and Jurisdiction. Except as provided in and subject to Section 26.3 above, this Contract shall be interpreted under and governed by the laws of the state of Idaho without reference to its choice of law provisions.

28.4                        Survival. The provisions of Articles 19, 20, 21, 22, 24 and 26 shall survive the termination whether by completion of the Work or otherwise of this Contract.

28.5                        Entire Contract. This Contract and the exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and there are no oral or written understandings, representations or commitments of any kind, express or implied, which are not expressly set forth herein.

28.6                        Modification in Writing. No oral or written modification of the Contract by any officer, agent or employee of Contractor or Owner, either before or after execution of this Contract, shall be of any force or effect unless such modification is in writing and signed by the Party to be bound thereby.

28.7                        Continuing Obligations. The waiver of any breach or failure to enforce any of the terms, covenants or conditions of this Contact shall not in any way affect, limit, modify or waive the future enforcement of such terms, covenants or conditions, any course of dealing or custom of the trade notwithstanding.

28.8                        Headings. The headings contained herein are included solely for the convenience of the Parties and are not part of this Contract.

28.9                        No Third-Party Beneficiaries. The provisions of this Contract are intended for the sole benefit of Owner and Contractor and for the benefit of Subcontractors to the extent expressly provided in this Contract and there are no third-party beneficiaries other than Subcontractors and assignees contemplated by the terms herein.

28.10                 No Waiver. No waiver of any of the terms and conditions of this Contract shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The failure of a Party to insist, in any instance, on the strict performance of any of the terms and conditions hereof shall not be construed as a waiver of such Party’s right in the future to insist on such strict performance.

35

28.11                     No Project Labor Agreements. No Project Labor Agreements or other labor related agreements shall be required.

28.12                     No Other Owners. Owner represents and warrants that it is the sole owner of the Facility and the Facility Site, and shall defend, indemnify and hold harmless Contractor Indemnitees against any claims or causes of action brought by any other owners of the Facility or Facility Site which are not a party to this Agreement. Owner further represents that it has the authority to bind any other owner or co-owner to the terms of this Agreement.

ARTICLE 29 — DISPUTE RESOLUTION

29.1                           Negotiation of Disputes and Disagreements. In the event of any claim, dispute or controversy (each, a “Dispute”) arising out of or relating to the Contract or the breach thereof which the Parties hereto have been unable to settle or agree upon within a period of thirty (30) days after the claim, dispute or controversy first arises, each Party shall nominate a senior officer of its management to meet at a mutually agreed time and place not later than forty-five (45) days after the Dispute first arose to attempt to resolve such matter by negotiation. To aid the negotiation by the Parties’ senior management, the Project Manager and Owner’s Representative shall promptly prepare and exchange memoranda stating the issues in dispute and their positions, summarizing the negotiations which have taken place and attaching relevant documents. Any of the time periods specified in this Section 29.1 may be extended by written agreement of the Parties.

29.2                           Procedure. Should the Parties fail to resolve any Dispute pursuant to the provision of Section 29.1, either Party may file for binding arbitration in lieu of litigation. Arbitration proceedings shall be conducted in accordance with the prevailing American Arbitration Association (“AAA”) Construction Industry Arbitration Rules (“Rules”), which Rules are subject to this Article 29. The arbitration proceedings shall take place in Boise, ID, unless the Parties mutually agree to a different location. If the amount of any asserted claim or counterclaim does not exceed ***, the arbitration shall be conducted before a single arbitrator in accordance with the expedited procedures of the AAA Rules. Otherwise, the arbitration shall be conducted in accordance with the non-expedited procedures of the AAA Rules before a panel of three (3) arbitrators, with each party selecting one arbitrator and the third arbitrator, who shall be the chairman of the panel, being selected by the two Party-appointed arbitrators. The claimant shall name its arbitrator in the demand for arbitration and the responding party shall name its arbitrator within ten (10) days after receipt of the demand for arbitration. The third arbitrator shall be named within ten (10) days after the appointment of the second arbitrator. The AAA shall be empowered to appoint any arbitrator not named in accordance with the procedure herein. Each arbitrator will be qualified by at least ten (10) years experience in construction, engineering, and/or the electric utility industry, and the chairman of the arbitration panel shall be a licensed attorney whose primary area of practice for the preceding ten years is construction law. Except as otherwise expressly provided herein, the arbitrator(s) shall have no jurisdiction to consider (a) claims for consequential damages or damages beyond the limitations of liability contained in this Agreement or (b) any challenge to the limitation of liability contained in this Agreement.

29.3                           Prehearing Discovery. There shall be no prehearing discovery except as follows. Subject to the authority of the chairman of the arbitration panel to modify the provisions of this subsection before the arbitration hearing upon a showing of exceptional circumstances, each Party (a) shall be entitled to discovery of all unprivileged records of the other Party relating to the dispute, and (b) shall take no more than five (5) discovery depositions. No interrogatories or requests for admission shall be permitted.

36

Disputes concerning discovery obligations or protection of discovery materials shall be determined by the chairman of the arbitration panel. The foregoing limitations shall not be deemed to limit a Party’s right to subpoena witnesses or the production of documents at the arbitration hearing, nor to limit a Party’s right to depose witnesses that are not subject to subpoena to testify in person at the arbitration hearing; provided, however, that the chairman of the arbitration panel may, upon motion, place reasonable limits upon the number and length of such testimonial depositions. The provisions of this Section 29.3 are without prejudice to the restrictions on discovery applicable to the expedited procedures under the AAA Rules for disputes subject to such expedited procedures in accordance with the provisions of Section 29.3.

29.4                           Award. Any decision or award of the arbitration panel shall be bound by all provisions of this Agreement and the arbitration panel shall have no authority or power to enter an award which is in conflict with any of the provisions of this Agreement. The decision or award must be in writing and must contain findings of fact on which it is based. Absent fraud or collision, such decision or award shall be final. Any decision or award of the arbitration panel may be enforced or confirmed in a court of competent jurisdiction. The Parties consent to the jurisdiction of the courts situated in Idaho for enforcement or confirmation of the decision or award. The prevailing Party shall be entitled to recover its attorneys’ fees and arbitration costs from the non-prevailing Party.

29.5                           Joinder. Any arbitration conducted pursuant to this Article 29 may be consolidated with any other arbitration proceedings involving a related dispute and at least one of the Parties. Either Party may join any other interested party to an arbitration conducted under this Article 29.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed as of the date and the year first above written.

IDAHO POWER COMPANY		BOISE POWER PARTNERS JOINT VENTURE

By:	/s/James C. Miller	By:	Kiewit Power Engineers Co.

By:	James C. Miller	By:	/s/Bruce W. Ballai
(Name Printed)
		By:	Bruce W. Ballai
(Name Printed)
Title:	Sr. VP Power Supply	Title:	Vice President

37

Date:	5/7/09	Date:	5/4/09

		By:	TIC-The Industrial Company

		By:	/s/Daniel C. Reddick

		By:	Daniel C. Reddick
(Name Printed)

		Title:	Vice President

		Date:	5/4/09

38

EXHIBIT A - DEFINITIONS

The following defined terms shall have the meaning specified in this Exhibit A.  The singular of a term shall include the plural, and the masculine shall include the feminine, as the context requires.  “Includes” or “including” shall mean “including, but not limited to.”  Any reference to a contract or agreement shall also mean the amended, supplemented or modified versions of each contract or agreement, unless otherwise noted.

A-1

Business Day.  Business Day means any day other than Saturday, Sunday or a federal holiday in the U.S.

Change(s).  See Section 10.1 hereof.

Change of Law.  Change of Law means:

(a)                                  The enactment, adoption, promulgation, modification, change in interpretation or enforcement or repeal after the date of this Contract of any Governmental Rule or change in codes applicable to the Work; or

(b)                                 The imposition after the date of this Contract of any conditions or requirements not required as of the date of this Contract or the issuance, renewal, modification or termination of any Governmental Approval, or the change after the date of this Contract by any Governmental Unit of any interpretation or enforcement of such Governmental Approval.

Contract.  Contract means this Contract, including all exhibits which are hereby incorporated into and made a part of this Contract.

Contract Price.  Contract Price means the total amount payable to the Contractor pursuant to the Milestone Payment Schedule set forth in Exhibit C, as adjusted pursuant to the terms of this Contract.

Contractor.  Contractor means Boise Power Partners Joint Venture and its successors and permitted assigns.

Contractor Event of Default.  See Section 17.1 hereof.

Day or day.  Day or day means a calendar day.

Engineered Equipment.  Engineered Equipment means all equipment to be procured and provided by Contractor as listed in Exhibit M.

Engineered Equipment Cost.  Engineered Equipment Cost means the final aggregate cost of all Engineered Equipment.  ***

Engineered Equipment Target Price.  Engineered Equipment Target Price means that value as set forth in Section 3.6 (representing  the Parties’  estimate for the sum of all equipment subcontracts to be procured and provided by Contractor as listed in Exhibit M), and as may be amended pursuant to this Contract.

Facility.  Facility means the gas-fired electric generating facility, as an integrated whole, with a designed electric generating capacity of a nominal 300 megawatts (net), located in Payette County, Idaho, and consisting of all of the appliances, parts, instruments, appurtenances, accessories and other property, all as more particularly described herein that may be incorporated or installed in or attached to or otherwise become part of such facility, all of which constitutes a part of the Facility, including any Owner Furnished Equipment  and the Work, to be

A-2

constructed on the Facility Site as the Project, in accordance with this Contract and as more fully set forth in the Scope of Services.

Facility Site.  Those areas designated by Owner in Exhibit B for the performance of Work, including any additional areas as may, from time to time, be designated in writing by Owner for Contractor’s use hereunder.

Final Completion.  Final Completion means satisfaction of all of the conditions set forth in Section 9.3 hereof.

Final Completion Date.  Final Completion Date means the date that Final Completion of the Work occurs.

Force Majeure Event.  Force Majeure Event means any event beyond the reasonable control of Contractor, and shall include but not be limited to:  act of God; unusually severe weather; earthquake; fire; explosion; epidemic; war, sabotage, terrorism, riot, civil disturbance or other civil disobedience; loss, or delay of, or damage to, long lead items; a Builder’s Risk event; off-site strike or other labor dispute; delay in transportation; and any act or omission of Owner or any other third party not under Contractor’s direct control; as well as, the following, if after execution of this Contract, the “Employee Free Choice Act” or any other law revising the National Labor Relations Act is enacted, Contractor shall be entitled to an equitable adjustment to the Contract Price and Contract Time for any labor unrest, strike, slowdown, or other labor activity that has an impact on the cost or schedule of the Work, and if the NLRB issues a certification and Contractor thereafter executes a collective bargaining agreement, Contractor shall be entitled to an equitable adjustment to the Contract Price and Contract Time for increased labor costs and delays or other adverse impacts demonstrably attributable to such agreement.

Governmental Approval.  Governmental Approval means any clearance, authorization, consent, approval, license, lease, ruling, permit, certification, exemption or registration by or with any Governmental Unit.

Governmental Rule.  Governmental Rule means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, guideline, policy or requirement, or any similar form of decision of or determination by, or any interpretation, enforcement or administration of, any of the foregoing by any Governmental Unit, whether now or hereafter in effect.

Governmental Unit.  Governmental Unit means any national, federal, regional, state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, administrative agency, authority, body or other entity having jurisdiction over the Work, including, but not limited to, the Idaho Public Utility Commission.

Guaranteed Net Power Output.  Guaranteed Net Power Output means the performance net power output guarantee as set forth in Exhibit F.

Guaranteed Net Heat Rate.  Guaranteed Net Heat Rate means the performance net heat rate guarantee as set forth in Exhibit F.

Guaranteed Substantial Completion Date.  Guaranteed Substantial Completion Date shall mean November 1st, 2012, as may be further adjusted in accordance with Article 10 of this Contract.

A-3

Hazardous Wastes or Materials.  Hazardous Wastes or Hazardous Materials means any hazardous, toxic, or polluting substance, material, waste, pollutant, irritant or contaminant of any kind, including smoke, vapor, soot, fumes, acids, alkalis and chemicals as defined or regulated pursuant to Governmental Rules, as such Governmental Rules may be amended from time to time.

Milestone.  A discrete portion of the Work identified as a Milestone on the Schedule of Values.

Milestone Payment(s).  A discrete portion of the Contract Price payable pursuant to the Schedule of Values as a Progress Payment due upon completion of a Milestone in accordance with Section 4.2.

Minimum Performance Criteria.  Minimum Performance Criteria shall mean those criteria for meeting minimum performance standards as set forth in Exhibit F.

Notice.  Notice means a written communication between the Parties in substantial compliance with the requirements of Article 25 hereof.

Notice of Final Completion.  Notice of Final Completion means a Notice from Contractor to Owner in accordance with Section 9.4 hereof that the Facility has satisfied the requirements of Final Completion.

Notice of Substantial Completion.  Notice of Substantial Completion means a Notice from Contractor to Owner in accordance with Section 9.2 hereof that the Facility has satisfied the requirements for Substantial Completion.

Owner.  Owner means Idaho Power Company and its permitted successors and assigns.

Owner Furnished Equipment.  Owner Furnished Equipment (“OFE”) means the equipment, materials, and services to be furnished by Owner, as described in Exhibit D, for installation or incorporation into the Work by Contractor.  Where this Contract describes an item of the OFE in general, but not in complete detail, Owner and Contractor acknowledge and agree that such item of OFE includes any incidental item of equipment or services that within the engineering industry and the construction industry is customarily included in projects of the type contemplated by this Contract, unless specifically provided for in Exhibit B.

Party or Parties.  Party or Parties means Owner or Contractor or both, unless the context indicates otherwise.

Performance Guarantees.  Performance Guarantees means the guarantees set forth in Exhibit F.

Performance Tests.  Performance Tests means tests designed to determine whether the Project meets the Performance Guarantees.

Performance Test Conditions.  Performance Test Conditions means the plant operating conditions for carrying out the Performance Tests, as set forth in Exhibit F.

A-4

Person.  Person means any individual, corporation, company, voluntary association, partnership, incorporated organization, unincorporated organization or Governmental Unit.

Progress Payment.  A discrete portion of the Contract Price payable monthly based upon the Schedule of Values.  Contractor shall be paid for the completed portion of each item listed in the Schedule of Values.  No monthly or cumulative payment caps shall be included.

Project.  Project means the Facility and the Work, as an integrated whole, including the design, engineering, procurement, financing, construction and testing of the Facility and all related activities for the Idaho Combined Cycle Project, a new 300 MW gas turbine combined cycle power generation facility, in Payette County, Idaho.  The Project site is approximately 137 acres in size and located approximately 40 miles from the town of Boise, Idaho.

Project Manager.  Project Manager means the project manager designated by Contractor.

Project Schedule.  Project Schedule shall be as set forth in Exhibit L.

Punchlist.  Punchlist means the list of Work that remains to be completed after satisfaction of all conditions to Substantial Completion.

Schedule of Values.  Schedule of Values means the payment schedule to Contractor, as described in Exhibit C.

Siemens.  Siemens means Siemens Energy, Inc.

Subcontractor.  Subcontractor means any Person with whom Contractor has entered into any subcontract, purchase order, or other agreement for such Person to furnish or perform any part of the Work or to provide any materials, equipment or supplies on behalf of Contractor.

Substantial Completion.  See Section 9.1 hereof.

Substantial Completion Date.  Substantial Completion Date means the date Substantial Completion of the Facility occurs.

Target Substantial Completion Date.  Target Substantial Completion Date shall mean ***, as may  be further adjusted in accordance with Article 10 of this Contract.

U.S.  U.S. means the United States of America, including its territories.

Warranty Period.  See Section 11.3 hereof.

Work.  Work means all work required to be furnished or performed by Contractor under this Contract, as more fully described in Exhibit B, including the design, engineering, procurement, construction, interconnection, start-up, supervision, testing, training and other services, equipment and materials described therein, as related to the Project.  Work excludes Owner Furnished Equipment except as specifically set forth in Exhibit G.

A-5

EXHIBIT B1

SCOPE OF WORK

1.0          PROJECT DESCRIPTION

The Contractor shall provide to the Owner the full complement of design and engineering, procurement, construction, start-up, and performance testing for the Facility named the New Plymouth Power Plant in Payette County, Idaho as is more fully defined herein.

The Facility is located approximately twenty (20) miles northwest of the center of Caldwell, Idaho on I-84. The Facility will be a greenfield site.

The Facility is a combined cycle combustion turbine power plant with a predicted 268 MW (nominal) net electric power output. The Facility design basis (“Design Basis”) shall be based upon the unfired 90 deg. F., 20% relative humidity case with the combustion turbine evaporative cooler operating. Limitation of equipment capability may occur at other ambient conditions.

The Facility and all auxiliary systems shall be sized and designed to provide reliable operation up to the level of the CTG operating at base load with duct firing per Exhibit F, and down to the level of the CTG operating at the minimum performance limit, and all load conditions in between.

The Facility shall have a minimum design life of 30 years based on 8000 hours of operation per year, subject to proper operation and maintenance in accordance with standard independent power industry recommendations, equipment OEM recommendations and guidelines including, but not limited to overhauls, water quality, lubrication frequency, vibration monitoring, cycling limitations, and standard industry allowance for replacement of components due to normal wear from continued operations, and subject to HRSG and other major equipment cycling limitations as represented within this Exhibit B1.

The description herein is based on the inclusion of one (1) Siemens 5000F combustion turbine-generator (CTG) set, one (1) reheat heat recovery steam generator (HRSG), one (1) condensing steam turbine generator (STG), one (1) multi-cell cooling tower, evaporative cooling system, electrical distribution system (to the high side of the step-up transformer), instrumentation and controls, and all necessary auxiliary equipment as described herein. The combustion turbine-generator and the steam turbine generator are furnished by the Owner and are not assigned to the Contractor. The Facility will typically operate as a base load power plant, and have the capability of operating up to the level of the combustion turbine at full load plus supplemental firing of the HRSG. The Facility includes capability for natural gas fuel only.

B1-1

The Facility will provide 230 kV for delivery to the on-site switchyard (by others).

Contractor has not included dewatering of the project site. The preliminary soil report does not indicate a need for dewatering. If dewatering is required at the site, this shall be considered a change to this Agreement.

The Facility shall be furnished in accordance with this “Scope of Work”, Exhibit B1; Exhibit B2, “Design, Engineering and Codes”; and the other Exhibits that form this Agreement. The Facility shall be consistent with the standards of the independent power production industry for design, equipment selection and construction.

Exhibit B1 — Scope of Work*
Exhibit B2 — Design, Engineering and Codes
Exhibit B3 — Contract Drawings
Exhibit D — Siemens Information
Exhibit E1 — Final Geotechnical Report and Supporting Addendums
Exhibit E2 — Water Analysis
Exhibit F — Performance
Exhibit I — Approved Vendor List
Exhibit L — Project Schedule

*Except for any technical information regarding the Siemens-furnished combustion turbine equipment and Steam Turbine, in which Exhibit D shall take precedence over the Scope of Work document.

B1-2

*38 pages omitted

B1-3

EXHIBIT B1, TABLE A
UTILITY INTERFACE SCHEDULE

The Facility’s design and the Contractor’s Scope of Work are based on the following table of terminal points and boundaries of interface.

System	Interconnection Description	Flow	Pressure	Temperature	Location
***	***	***	***	***	***

* 1 page omitted

B1(A)-1

EXHIBIT B2

DESIGN, ENGINEERING AND CODES

***

* 57 pages omitted

EXHIBIT B3

CONTRACT DRAWINGS

***

*84 pages omitted

EXHIBIT C

SCHEDULE OF VALUES

Boise Power Partners	Langley Gulch Power Plant
Joint Venture	Idaho Power Company CCIN:	2775
	Idaho Power Company PassPort No:	104810
	Job No:	750030

ITEM No.	WBS	DESCRIPTION	CONTRACT VALUE
***	***	***	***

C-1

EXHIBIT C

PROJECTED CASH FLOW SCHEDULE

Month	Date	Bulk Payments	Total Invoice	Invoiced Amounts	Notes
***	***	***	***	***	***

C-2

EXHIBIT C — SCHEDULE OF VALUES

Contractor shall include a *** milestone payment in the Schedule of Values for Substantial Completion. Owner will release this milestone less one and one half ( 1-1/2) times the mutually agreed upon estimated value of remaining punchlist items (“Punchlist Retainage”) at the time the punchlist is submitted by Contractor. The Punchlist Retainage will be released upon full completion and Owner acceptance of the punchlist items.

Contractor shall include (i) a *** milestone payment in the Schedule of Values at Substantial Completion for operation and maintenance manuals and test reports, and (ii) a *** milestone payment in the Schedule of Values at Final Completion for the completion of as-built record drawings. The value of this work will be released in full at the Owner’s acceptance of the supplied information.

C-3

EXHIBIT D1

SCOPE OF SUPPLY

***

* 16 pages omitted

EXHIBIT D2

RESERVATION AGREEMENT

BETWEEN

SIEMENS POWER GENERATION, INC. AND IDAHO POWER COMPANY

This manufacturing space reservation agreement (“Reservation Agreement”) is effective the 19th day of September, 2008 (“Effective Date”) by and between SIEMENS POWER GENERATION, INC. (“Siemens” or “Seller”) and IDAHO POWER COMPANY (“Idaho Power”, “Purchaser” or “Buyer”), individually “Party” and collectively “Parties”. This Reservation Agreement consists of the body and the following attachments:

Attachment A	Term Sheet;
Attachment B	Scope of Supply and Division of Responsibilities;
Attachment C	Technical Field Assistance;
Attachment D	Not Used;
Attachment E	Guarantee Data Sheets;
Attachment F	Payment and Cancellation Schedule;
Attachment G	Equivalent Operating Hours — Warranty; and
Attachment H	Guaranteed Delivery Dates.

The purpose of this Reservation Agreement is to set forth the Parties’ understandings regarding: (i) Idaho Power’s desire to purchase and Siemens’ desire to sell one STG6-5000F(4) combustion turbine generator Econopac (“Equipment”) and related services (collectively “Work”) for Idaho Power’s proposed power generation project to be located at or near Caldwell, Idaho (the “Project”), and (ii) Siemens’ reservation of the manufacturing space required for Siemens to deliver the Equipment (One Econopac is referred to as a Unit.).

In connection with the foregoing, the Parties agree as follows:

1.               Manufacturing Space Reservation and Reservation Fee

To reserve Equipment manufacturing space, Idaho Power shall pay to Siemens a nonrefundable reservation fee (“Reservation Fee”) in the amount of two million seven hundred and fifty thousand dollars ($2,750,000 USD). The Reservation Fee shall be paid by wire transfer no later than twenty-four (24) hours after execution of this Reservation Agreement. The Siemens Equipment and the guaranteed delivery dates (“Guaranteed Delivery Dates”) indicated in Attachment A, Term Sheet, are subject to prior sale, and all third party materials and manufactured goods included in this Reservation Agreement are subject to availability from the respective manufacturer until the Parties execute this Reservation Agreement and Siemens receives payment of the Reservation Fee.

In exchange for Idaho Power’s payment of the Reservation Fee, Siemens will reserve the

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

D2-1

manufacturing space required for Siemens to deliver the Equipment on or before the Guaranteed Delivery Dates. Such reservation shall commence upon the later of the Effective Date or the date Siemens receives the Reservation Fee and shall continue until the date that is ninety (90) days after the Effective Date (“Required Contract Date”) Commencing upon the Effective Date, Idaho Power shall make monthly payments to Siemens in the amounts and dates as specified in Attachment F, Payment and Cancellation Schedule and shall continue making such payments until this Reservation Agreement is terminated pursuant to Section 5. All such payments shall be deemed to be part of the “Reservation Fee”. Payments pursuant to this Section 1 shall continue until the Contract is signed or until this Reservation Agreement is otherwise terminated in accordance with Section 5.

Unless otherwise agreed in writing by the Parties, this Reservation Agreement shall immediately terminate upon the Reservation Fee not being received by Siemens within the time limit specified above.

2.            Contract

The Parties intend to negotiate and execute prior to the Required Contract Date a detailed equipment supply contract (“Contract”) covering the Equipment. The Contract shall be based on the terms and conditions set forth in the body of this Reservation Agreement and its Attachment A, Term Sheet. The Work scope of supply shall be as set forth in Attachment B, Scope of Supply and Division of Responsibilities. Idaho Power agrees to negotiate exclusively with Siemens for the supply of the Equipment for the Project during the term of this Reservation Agreement. This Reservation Agreement is not intended to be, and shall not be construed as, a contract for the purchase and sale of equipment. No such contract shall exist, if at all, unless and until the Parties negotiate, document, execute, and deliver a definitive Contract.

3.            Contract Price

The price for the Equipment shall be as specified in Item 2 of Attachment A, Term Sheet (“Contract Price”). In addition to the conditions set forth in Attachment A, Term Sheet, the Contract Price is conditioned on:

(a)                                  the Equipment being used for combined cycle base load service in the specified Project;

(b)                                 finalizing and executing the Contract on or before the Required Contract Date; and

(c)                                  Idaho Power agreeing to accept delivery of the Equipment on or before the Guaranteed Delivery Dates.

4.            Termination by Idaho Power

Idaho Power may, with advance written notice to Siemens, terminate this Reservation Agreement at any time prior to the Required Contract Date at no cost to Idaho Power

D2-2

other than the non-refundable Reservation Fee.

5.            Automatic Termination

This Reservation Agreement shall terminate on the earlier of:

(a)                                  The Reservation Fee not being received by Siemens from Idaho Power within the time limits specified in Section 1;

(b)                                 The filing by or against Idaho Power of a petition or application for any proceeding relating to Idaho Power as debtor under any bankruptcy or insolvency law of any jurisdiction;

(b)                                 The Idaho Power terminating this Reservation Agreement pursuant to Section 4;

(c)                                  The Parties not executing the Contract by the Required Contract Date; or

(d)                                 The Parties entering into the Contract.

In the event of termination of this Reservation Agreement pursuant to subsections (a), (b), (c) or (d) above, Siemens shall retain the Reservation Fee as a termination fee. In such case, neither Party shall have any further liability or obligation to the other except as provided in Section 6.

In the event of termination of this Reservation Agreement pursuant to subsection (e) above, the Reservation Fee shall be credited against the corresponding initial payments due from Idaho Power under the Contract and the Parties’ obligations to each other shall be as set forth in the Contract and as set forth in Section 6.

6.             Confidentiality

Project related technical and financial information the Parties choose to exchange with respect to or in connection with this Reservation Agreement shall be regarded by the receiving Party as confidential and proprietary information subject to the terms of this Section 6 if it is (i) provided in writing and marked confidential or proprietary, (ii) disclosed orally and identified at the time of disclosure as being confidential or proprietary and the Information is summarized or described in a writing by the disclosing Party, marked confidential or proprietary, and delivered to the receiving Party within thirty (30) days after disclosure, or (iii) provided on a computer disk, photographic, or other tangible media, which is marked confidential or proprietary (“Information”). Information shall be handled by the receiving Party with the degree of care necessary to ensure it remains confidential. The receiving Party may disclose Information and either Party may disclose this Reservation Agreement to its attorneys and auditors in connection with this Reservation Agreement or the Contract on a confidential basis without the consent of the other Party. However, neither this Reservation Agreement nor the Information shall be disclosed to any other third party without obtaining prior written permission from the disclosing Party. Notwithstanding the foregoing paragraph, Siemens may disclose Information to its affiliates on a confidential basis.

D2-3

The Parties’ duty of confidentiality under this Section 6 shall not apply to Information which can be shown is the same as information which:

(a)                                  is or becomes generally available to the public without breach of the terms of this Reservation Agreement;

(b)                                 was in receiving Party’s possession at the time it was initially furnished by the other Party;

(c)                                  is later received from an independent third party who is, as far as can reasonably be determined, under no limitation or restriction with respect to such Information; or

(d)                                 is required by a court of law to be disclosed.

The Parties’ obligations to maintain Information confidential as set forth in this Section 6 shall continue for five (5) years after the date of disclosure of the specific Information and shall survive termination of this Reservation Agreement.

7.           No Partnership.

The Parties intend by this Reservation Agreement to establish the basis upon which they will cooperate together, but on an independent basis. This Reservation Agreement does not constitute or create a joint venture, partnership, or any other similar arrangement between the Parties. Each Party is an independent company and neither of them is the agent of, nor has the authority to bind the other Party for any purpose. Neither Party shall bind the other Party, or represent that it has the authority to do so.

8.           Disclaimer of Liability

Notwithstanding anything to the contrary elsewhere in this Reservation Agreement, in no event shall Siemens be liable to Idaho Power, whether based in contract, in tort (including negligence and strict liability), under warranty, or otherwise, for: any special, indirect, incidental, or consequential loss or damage whatsoever; damage to or loss of property or equipment; loss of use of Idaho Power’s equipment or power system; loss of profits or revenue or loss of use thereof; loss of opportunity; increased costs of any kind, including, but not limited to, capital cost, fuel cost and cost of purchased or replacement power; or claims of any customers of Idaho Power.

9.           Notices

Any notice hereunder, to be effective, shall be in writing, and shall be delivered to a Party at the applicable address set forth below by hand, registered, certified or express mail, or recognized national overnight delivery service:

To Siemens:
Siemens Power Generation, Inc.
c/o Ben Wolfe
4400 Alafaya Trail MC Q2-486
Orlando, Florida 32826

D2-4

Phone: (407) 736-5399 Fax: (407) 736-6267

To Idaho Power:
Idaho Power Company c/o
Scott F. Larrondo, P.E. P.O.
Box 70 (83707)
1221 West Idaho Street
Boise, Idaho 83702

Phone: (208) 388-2484
Fax: (208) 388-6689

10.         Governing Law

This Reservation Agreement shall be governed by and construed in accordance with the laws of the State of Idaho, excluding its rules governing conflicts of law.

11.         Assignment

Assignment by any Party of its rights and obligations hereunder to a legal successor or such other qualified entity is not allowed under this Reservation Agreement, except as permitted as follows:

(a)             Siemens hereby consents to the following assignment of the Reservation Agreement to an entity affiliated with Idaho Power or having the same owners as does Idaho Power, such consent conditioned upon (a) the proposed assignee being financially and otherwise capable of performing the obligations of the assignor under the Contract, (b) the proposed assignee not being a competitor of Siemens, (c) the proposed assignee and none of its affiliates are engaged in litigation with Siemens and (d) the assignor providing ten (10) days prior written notice of such proposed assignment to Siemens, together with supportive documentation establishing that the foregoing conditions have been satisfied.

(b)             Should Idaho Power contemplate obtaining financing for the plant to be secured by all or a portion of the plant and rights under the Reservation Agreement, Idaho Power may collaterally assign, without the approval Siemens, its rights or obligations hereunder for purposes of securing such financing. Siemens shall, if requested, enter into such agreements with lenders with respect to such assignment as shall be mutually agreed upon.

(c)           Either Party may assign its rights, delegate its duties or otherwise transfer its interests hereunder, in whole but not in part, with the prior written consent of the other Party, such consent to not be unreasonably withheld. The Parties agree that any

D2-5

assignment without such prior written consent shall be null and void and of no force or effect.

[The remainder of this page is intentionally blank.]

D2-6

12.           Entire Agreement

This Reservation Agreement represents the entire understanding of the Parties with respect to the subject matter contained herein and supersedes all prior discussions, understandings and agreements between the Parties with respect thereto.

IDAHO POWER COMPANY	SIEMENS POWER GENERATION, INC.

By:	By:
Title:	Title:
Date:	Date:

D2-7

ATTACHMENT A

TERM SHEET

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

TERM SHEET

The following are selected terms and conditions upon which the Parties will negotiate and agree to base the definitive equipment supply Contract for the supply of the proposed Equipment and related services. These terms and conditions are not intended to reflect final contractual language or to address every provision that the Parties may wish to incorporate into the Contract. The specific final contractual language shall be as agreed to by the Parties prior to the execution of the Contract. Capitalized terms shall have the meanings defined in the Reservation Agreement and this Term Sheet.

Item	Detail
1. Scope of Supply

Siemens will provide the Work in accordance with the Scope of Supply and Division of Responsibilities attached hereto as Attachment B - Scope of Supply and Division of Responsibilities.

Technical Field Assistance, in accordance with the provisions of Attachment C - Technical Field Assistance is included in the scope of supply and the Base Price (as defined in Item 2 below). After further discussions between Idaho Power and Siemens, the manweeks of Technical Field Assistance and, correspondingly, the Base Price shall be adjusted to reflect technical field assistance requirements based on the specific Project schedule.

Although transportation to the Delivery points identified in (x) and (y) below must be included in the Scope of Supply and Division of Responsibilities, and a transportation price has been added to the Base Price for transport of the Equipment to the general location of Caldwell, Idaho (“Transportation Price”). Once the final site address and the desired rail and truck delivery points are identified by Idaho Power, Siemens will determine the price adder for transportation to (x) the public rail siding nearest to Idaho Power identified rail siding which is accessible through routing in regular train service using typically applied rail cars and without any repairs, modifications or replacements of transportation facilities and (y) the truck stop nearest to Idaho Power identified truck delivery point which is accessible using standard commercial trucks and routings without any repairs, modifications or replacements of transportation facilities.

2. Contract Price

The base price for the Work is *** (“Base Price”). The Transportation Price for the Equipment is ***. The Base Price plus the Transportation Price and the selection of any options, if applicable and the price of final transportation price adjustments, as applicable, (as determined by Siemens’ final transportation survey) shall constitute the “Contract Price”. The price for the Work is fifty-three million two hundred and twenty-one thousand and forty-eight dollars ($53,221,048 USD).

Siemens has provided two (2) Terms of Payment Schedules (Primary Terms of Payment for Financial Close — September 2009 and Alternate

Item	Detail

— Terms of Payment for May 2009, respectively) contained in Attachment F, herein. The Parties agree that the Primary Terms of Payment for Financial Close — September 2009 schedule is in full force and effect upon the Effective Date of this Reservation Agreement and in accordance with Section One of the Reservation Agreement.

Notwithstanding the above, in the event that Idaho Power obtains the “Certificate of Public Convenience and Necessity” from the Public Utility Commission prior to September 1, 2009, then the Alternate — Terms of Payment for May 2009 shall take effect and supersede the Primary Terms of Payment for Financial Close — September 2009 schedule upon the date of Notice from Idaho Power. Such Notice from Idaho Power shall be provided to Siemens within five (5) days from their date of receipt of the Public Utility Commission’s Certificate of Public Convenience and Necessity. At which time, Siemens shall provide Idaho Power with an invoice for any scheduled payments in accordance with the Alternate — Terms of Payment for May 2009 schedule prior to the date of receipt of the Notice of Necessity. Thereafter, invoices and subsequence payments shall be in accordance with the Alternate — Terms of Payment for May 2009 schedule contained in Attachment F.

Payment of each invoice (calendar, sales tax or integrated invoice) by Buyer is to be made within twenty-five (25) days after the date of issue of such Siemens invoice.

The Guaranteed Delivery Dates, Base Price, price of transportation, and the option prices are based on a manufacturing release and a Full Notice to Proceed on the dates set forth in Item 4 below.

3. Delivery Point/Risk of Loss

Delivery shall occur as set out below.

• For Equipment transported by rail: on board the carrier upon arrival at the rail siding determined per Item 1 .(x), above;

•              For Equipment transported by truck: on board the carrier upon arrival at the truck stop determined per Item 1 .(y), above.

Idaho Power shall promptly unload the Equipment upon Delivery and shall be responsible for reimbursing Siemens’ demurrage costs if Idaho Power fails to so unload the Equipment.

Title and Risk of loss or damage shall transfer to the Idaho Power for each item of Equipment upon Delivery.

Item	Detail
4. Guaranteed Delivery Dates

Based on Siemens’ receipt of Idaho Power’s Full Notice to Proceed, which shall have an Effective Date during the time period commencing on May 1, 2009 but no later than September 1, 2009, the date when the last major component is made available and notification from Siemens to Idaho Power has been received, at the point of Delivery (“Guaranteed Delivery Date”) shall be in accordance with Attachment H — Guaranteed Delivery Dates.

“Major Components” shall mean:

***

Upon reasonable notification to Idaho Power, Siemens may deliver Major Components without parts such as combustors, blades, circuit boards, switches, instruments and other components which are normally installed at the manufacturing facility. In such case, Siemens will, at its cost, install such missing components in the Equipment at the site in a time frame which will not materially impact Idaho Power’s construction, installation, start up and commissioning schedule.

In addition, Siemens shall guarantee to deliver mutually agreed key document packages by dates to be mutually agreed upon during negotiation of the Contract. Siemens will not be obligated to deliver such document packages earlier than 12 months prior to the applicable Guaranteed Document Delivery Date.

5. Equipment Warranty Period and Remedies

Siemens shall guarantee that the Equipment shall be free of defects in workmanship and materials. The warranty period for the Equipment, excluding consumables, shall be until the earliest to occur of

(a)   *** after Initial Synchronization of the combustion turbine generator, or

(b)   *** after completion of Delivery of the last Major Component, or

(c)   achieving *** as defined in Attachment G, Equivalent Operating Hours - Warranty.

The warranty period for each item of consumables will be for the normal expected useful life of such item, but in no event longer than the warranty period set forth above.

In the event of any defect in workmanship or materials discovered during the warranty period, Siemens, at its option, shall reperform, repair or replace the defective Work as its sole liability and as Idaho Power’s sole and exclusive remedy.

Item	Detail

With respect to any item, except consumables, reperformed, repaired or replaced by Siemens under the warranty, the warranty period for such item shall be extended until the earliest to occur of *** from the date of the ***, but in no event shall the warranty period for any item extend beyond the earliest to occur of:

(a)   ***;

(b)   *** after the completion of Delivery of the last Major Component; or

(c)   ***.

6. Acoustic Guarantee	Siemens will guarantee a spatially averaged A weighted near field sound level as specified in the Guarantee Data Sheets attached herein as Attachment E - Guarantee Data Sheets.

7. Performance Guarantees

In addition to the near field sound guarantee set forth in Item 6 above, Siemens shall guarantee:

***

***

The basis conditions for the performance guarantees shall be as provided in Attachment E - Guarantee Data Sheets.

The performance guarantee test procedure shall be in accordance with:

• the thermal performance guarantees, ***; and

• the Acoustic Guarantee, ***.

Performance and, if needed, re-performance of thermal performance tests, air emissions tests and acoustic tests (collectively the “Guarantee Tests”) shall be conducted on the Equipment to verify the Guarantees when the Plant is fired on the corresponding Guarantee Fuel.

Item	Detail

Test measurement uncertainty will be developed based on *** and the final selection of test instrumentation. Test tolerance shall be equal to the Test measurement uncertainty and test condition corrections shall be applied to the test results to obtain the final test corrected performance values.

For the purpose of the Emissions guarantees, Siemens shall be deemed to have met the Emissions performance guarantee for the Unit if the Unit achieves the less stringent of the values set forth in the Contract or the Idaho Power’s facility permit, or Idaho Power can operate under its permit.

8. Warranty and Performance Guarantee Conditions and Limitations

The warranties, guarantees and remedies offered shall be subject to certain conditions, including without limitation Idaho Power’s satisfactory operation and maintenance of the facility in accordance with Siemens’ instructions; no alteration or misuse of the Equipment or the work; the use of Siemens’ performance test procedures, including the application of test conditions corrections and test measurement uncertainty and tolerances; the fuel used during performance test(s) and the warranty period complying with the latest revision of Siemens’ fuel specification 21T0306; Idaho Power at its expense providing Siemens with access to any warranty nonconformity including disassembly and re-assembly of the nonconforming Equipment; Idaho Power making available operation and maintenance personnel and facilities during the warranty period; Idaho Power providing reasonable access to plant operating and maintenance data.

The warranties and guarantees provided are in lieu of all other warranties and guarantees, whether statutory, expressed or implied, including all IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE, and all warranties arising from course of dealing or usage of trade. THE REMEDIES EXPRESSED, INCLUDING THE PAYMENT OF ANY LIQUIDATED DAMAGES AS PROVIDED IN ITEM 9 AND ITEM 10 FOR DELAY AND PERFORMANCE SHORTFALLS, ARE IDAHO POWER’S SOLE AND EXCLUSIVE REMEDIES, WHETHER THE CLAIMS OF IDAHO POWER ARE BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE.

9. Liquidated Damages

Delivery liquidated damages:

Document delivery delay: If agreed upon key document packages are delivered late, liquidated damages of *** will be applied, which shall be limited to ***.

Equipment delivery delay:          If delivery of the last Major Component is delayed past the Guaranteed Delivery Date, Siemens shall pay liquidated damages as follows:

Item	Detail

	Days late	Rate/Day
	***	***

Limited to an aggregate of *** Performance liquidated damages:

Net Electric Output: If the corrected net electrical output achieved by the Unit is less than the Net Electrical Output performance guarantee, Siemens shall pay Idaho Power ***.

Net Heat Rate: If the corrected net heat rate achieved by the Unit is greater than the Net Heat Rate performance guarantee, Siemens shall pay Idaho Power ***.

Exhaust Flow: If the corrected exhaust flow rate achieved by the Unit is less than the Exhaust Flow performance guarantee, Siemens shall pay Idaho Power ***.

Exhaust Temperature: If the corrected exhaust temperature achieved by the Unit is less than the Exhaust Temperature performance guarantee, Siemens shall pay Idaho Power ***.

Siemens shall have a remedy period of *** after completion of the initial performance test to make adjustments, corrections, modifications, repairs and/or replacements to the Equipment, and to have further tests performed by the Idaho Power to demonstrate that the Equipment meets the performance guarantees before Siemens must make payment of any applicable liquidated damages. Such *** time period shall be automatically extended on a day-for-day basis as required by the nature of the remedy.

The Contract will contain “no harm, no foul” type concept for assessment and payment of all liquidated damages. Additionally, there shall be full Liquidated Damages/credit offsets between electrical output, heat rate, exhaust flow, and exhaust temperature for the Equipment.

10. Limits of Liability/LD Caps

The Contract shall have:

(a)   A total aggregate limitation of liability which shall not exceed ***.

(b)   A damage disclaimer providing that notwithstanding anything contrary elsewhere in the Contract, in no event shall Siemens or its suppliers be liable to Idaho Power, whether based in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, incidental, or consequential loss or damage whatsoever; damage to or loss of property or equipment; loss of

Item	Detail

use of Idaho Power’s equipment loss of profits or revenues; increased costs of any kind, including, but not limited to, capital cost, fuel cost and cost of purchased or replacement power; or claims of any customers of Idaho Power.

(c)   The following limits on performance liquidated damages:

Net Electrical Output: ***.

Net Heat Rate: ***.

Exhaust Flow: ***.

Exhaust Temperature: ***.

(d)   The following limits on delay liquidated damages:

Document Packages: ***.

Equipment: ***.

(e)   A total aggregate limit on all liquidated damages of ***.

11. Not Used

12. Payment and Termination Fee Schedule

Except for the payment due on Contract signing, which shall be due on the date of Contract execution, Idaho Power shall make all payments by wire transfer on or before the dates specified in Attachment F — Payment and Cancellation Schedule. Without waiving Siemens’ right to terminate for Idaho Power’s failure to make payment when due, a late payment fee of *** per year (prorated daily) shall apply to past due payments.

13. Taxes

In addition to the Contract Price, Idaho Power shall be obligated to pay the amount of any present or future property, privilege, license, use, excise, gross receipts, value added, privilege or similar taxes or assessments applicable to the sale of the Works or to the use of the Works. Such taxes are for the account of Idaho Power, Idaho Power agrees to pay any such tax when due or reimburse Siemens, or its Subcontractors, pursuant to the additional payment terms and conditions as determined in the Contract. Siemens shall use all reasonable efforts to minimize the amount of such taxes and assessments payable by Idaho Power.

Siemens has included in the Contract Price the amount of any ***, and *** or similar charges, for delivery of any components to the United States from countries outside of the United States and transportation to the Site. Siemens shall be liable for payment of any federal, state income tax associated with the Work and all payroll or employment compensation tax, social security tax or similar taxes for its employees. Siemens will be

Item	Detail

responsible for paying all appropriate sales taxes to the State of Idaho on the Works.  Siemens will invoice, and Idaho Power will reimburse Siemens, for sales taxes incurred on a quarterly basis in accordance with the provisions of the additional payment terms and conditions as determined in the Contract.

In the event the State of Idaho determines a further sales tax amount is due on the Works, as a result of a sales tax audit, the liability shall be paid by Siemens to the State of Idaho and Siemens shall be reimbursed by Idaho Power in accordance with the provisions of the additional payment terms and conditions of the Contract. In the event the State of Idaho determines a sales tax refund is due on the Works as a result of a sales tax audit, such refund shall become due from Siemens to Idaho Power within 15 days of Siemens’ receipt of refund from the State of Idaho. Idaho Power shall not be liable for any penalties, and/or interest, resulting directly from Siemens’ negligence, that may become payable to the State of Idaho as a result of a sales tax audit.

The sales tax provision under the Contract shall remain effective until the earlier of (i) Siemens receiving an audit closing letter or (ii) expiration of the statue of limitations in connection with a State of Idaho’s right to perform a sales tax audit.

Upon Idaho Power’s request, Siemens shall provide Idaho Power additional supporting documentation in direct connection with a sales tax reimbursement payment.

Should Idaho Power be exempted from any such tax, it shall provide Siemens with certification thereof prior to transfer of title to such work, or at the time the certification is obtained, whichever first occurs.

14. Force Majeure

EFFECT OF FORCE MAJEURE

Neither Party shall be considered to be in default or in breach of its obligations under the Contract to the extent that performance of such obligations is prevented by any circumstance of Force Majeure arising after the date of this Contract. Notwithstanding the foregoing, in the event a Force Majeure circumstance prevents either Party from performing any of its obligations as provided in the Contract, Idaho Power shall issue Siemens a Change Order equitably adjusting the Contract Price, Schedule, the Guaranteed Delivery Dates, and other affected terms and conditions to the extent Siemens is affected by the Force Majeure event. Additionally, in no case shall a Force Majeure event excuse or delay any obligation under the Contract to make payment when due.

NOTICE OF OCCURRENCE

If either Party considers that any circumstance of Force Majeure has occurred which may affect performance of its obligations

Item	Detail

under the Contract, it shall promptly, but in any event, within ten (10) days upon learning of such event, notify the other Party thereof in writing stating the nature of the event, its potential effect and the anticipated duration thereof, and any action being taken to avoid or minimize its effect. The burden of proof shall be on the Party claiming Force Majeure.

PERFORMANCE TO CONTINUE

Upon the occurrence of any circumstance of Force Majeure, Siemens shall use its reasonable best efforts to continue to perform its obligations under the Contract. Siemens shall notify Idaho Power of the steps it proposes to take, including any reasonable alternative means for performance, which is not prevented by Force Majeure. Siemens shall not take any such alternative steps unless directed so to do by Idaho Power pursuant to a Change Order. In any such case, Siemens shall use best efforts to mitigate all such costs and impacts on the Schedule and on the Guaranteed Delivery Date. Any suspension of performance due to an event of Force Majeure shall be of no greater scope and no longer duration than reasonably required and the Party suffering the Force Majeure shall use due diligence to partially or fully remedy its inability to perform.

DAMAGE CAUSED BY FORCE MAJEURE

If, in consequence of Force Majeure, the Works shall suffer loss or damage, Siemens shall be entitled to receive payment for the value of the Works performed up to the time of the Force Majeure event.

TERMINATION IN CONSEQUENCE OF FORCE MAJEURE

(a)            If circumstances of Force Majeure have occurred that have materially affected the Work and have continued for a period of ***, and there is a corresponding delay in the Guaranteed Delivery Date of *** caused by the Force Majeure, then, notwithstanding that Siemens may by reason thereof have been granted an extension of the Guaranteed Delivery Date, by Change Order, Idaho Power shall be entitled to terminate the Contract upon thirty (30) days written notice to Siemens. If at the expiration of such thirty (30) day period such Force Majeure shall still continue, the Contract shall automatically terminate unless otherwise specifically agreed by the Parties.

In the event that a Force Majeure event occurs that has materially affected the Work and has continued for a period of

Item	Detail

***, and there is a corresponding delay in the Guaranteed Delivery Dates of *** caused by the Force Majeure, then the Contract shall automatically terminate unless otherwise specifically agreed by the Parties.

(b)            In the event the Contract is terminated pursuant to Section (a) above, the following provisions shall apply: (i) Idaho Power shall pay to Siemens the amount, if any, by which the applicable cumulative termination amount set forth in Attachment F — Payment and Cancellation Schedule corresponding to the effective date of the termination (partial month to be appropriately pro-rated) exceeds the cumulative payments made by Idaho Power prior to such date; (ii) title and risk of loss to the physical material, equipment and components for the Project shall transfer to Idaho Power; (iii) Idaho Power shall be responsible for, as applicable, any transportation, storage and insurance costs of such material, equipment and components not yet delivered to the Site; and (iv) Idaho Power and Siemens must mutually agree upon a Change Order which provides reasonably acceptable modifications to the Contract consistent with the scope of Works at the Site and in manufacturing/process.

(c)            If the Parties fail to agree upon and execute a mutually acceptable Change Order as set forth in Section (b) above, said material, equipment and components will be provided on an “AS- IS, WHERE-IS” BASIS AND SIEMENS OFFERS NO WARRANTIES OF ANY KIND, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE).

15. Transfer

The Contract shall have a transfer provision which provides that prior to the transfer of any Equipment supplied under the Contract, Idaho Power shall obtain written assurances from the transferee that provide Siemens and its suppliers of any tier with limitations of and protections against liability at least equivalent to that afforded to them under the Contract. Transfer contrary to such provision will result in Idaho Power becoming the indemnitor of Siemens and its suppliers of any tier against any liability incurred that is in excess of the liability that they would have incurred if no such transfer had taken place.

16. Termination

The Contract shall have a termination provision which provides that Idaho Power may terminate the Contact if the project becomes economically unviable due to untimely issuance of permits or delay in obtaining financing. In such case, Idaho Power shall pay the Termination Fee set forth in Attachment F - Payment and Cancellation Schedule. The Contract shall also provide that Siemens may suspend its performance under or terminate the Contract in the event that Idaho

Item	Detail

Power fails to make any payment when due or otherwise fails to perform any material obligation under the Contract, in such case Idaho Power shall pay the Termination Fee set forth in Attachment F - Payment and Cancellation Schedule.

17. Proprietary Information

The Contract shall have a proprietary information provision which provides that the Parties shall treat in a confidential manner any information supplied by the other which is designated as being proprietary.

18. Codes, Standards, Laws and Regulations

The Contract shall have a codes, standards, laws and regulations provision which provides that Contract Price is based on compliance with applicable U.S. federal laws and regulations (provided, however, the Siemens obligations with respect to emissions and acoustics shall be as set forth in items 6 and 7 and as stated on the Guarantee Data Sheets) and Siemens’ standards which meet the intent of applicable industry codes and standards in effect on the Effective Date of the Contract or Reservation Fee Agreement.

If, after the date of the Contract, there shall occur a change in any applicable Requirements of Law, codes or standards by any authority of competent jurisdiction, and such change materially affects Siemens’ obligations hereunder or necessitates a change in the Works or Siemens’ manufacturing, procedures and quality assurance standards, Siemens shall be entitled to a Change Order for an equitable adjustment to the Contract Price, Schedule, the Guaranteed Delivery Date, and other affected terms and conditions of the Contract with respect to such event. Idaho Power shall, to the extent it becomes aware thereof, advise Siemens of any such change; provided, however, that Siemens shall nevertheless remain subject to the provisions of Contract relating to the Compliance with Requirements of Law whether or not so notified by Idaho Power.

Item	Detail
19. Insurance

Each Party will be required to provide and maintain the following:

(a)  Workers’ Compensation subject to statutory limits applicable to the jurisdiction in which the Work is to be performed;

(b)     Employers Liability, with limits of liability of ***

(c)  Automobile Liability, in an amount not less than a combined bodily injury and property damage limit of ***, in comprehensive form and covering hired, owned and non-owned vehicles;

(d)     Commercial General Liability with limits of *** and ***.

Idaho Power will be required to procure and maintain property damage (including machinery breakdown) insurance mutually acceptable to the Parties applicable to occurrences and covering all perils to the material to be incorporated into the Work at the Project site. The property damage (including machinery breakdown) insurance procured and maintained by Idaho Power shall name Siemens, its parent and affiliates and subcontractors of any tier as additional insureds and shall provide for a waiver of subrogation in favor of Siemens, its parent and affiliates and subcontractors of any tier. Idaho Power shall be responsible for payment of property insurance deductibles.

Each Party will be required to provide the other with certificates of insurance as evidence that the policies are in full force and effect throughout the term of this Contract. Such certificates shall be provided prior to Siemens’ performance of any work at the Project Site. Each Party’s Commercial General Liability and Auto Liability insurance shall name the other Party as additional insureds to the extent necessary to satisfy its indemnity obligations in Item 20, Indemnity. Each Party shall cause its Workers’ Compensation insurer to waive its right of subrogation against the other Party.

20. Indemnity

To the extent permitted by law, each Party shall, until the end of the Equipment warranty period, defend, indemnify, and hold the other Party (including subcontractors of any tier) harmless from and against third- party claims for bodily injury (including death) and for physical damage to property of third parties, other than property incorporated or intended to be incorporated in the Project, to the extent resulting directly from the negligent acts or omissions of such Party.

21. Security	Idaho Power must provide commercially reasonable payment security satisfactory to Siemens.

22. Permits and Licenses

The Contract shall have a permits and licenses provision which provides that Idaho Power shall be responsible for obtaining all necessary approvals, permits, and licenses from all government agencies having jurisdiction over the Project and that the obligation of the Idaho Power to pay for the Work shall not in any manner be waived by the delay or failure to secure or renew, or by the cancellation of, any required licenses, permits or authorizations.

Item	Detail
23. Change Orders

Pricing and payments for Change Orders shall be based on mutually agreeable terms and conditions which will be on a fixed price basis, unless otherwise agreed between the Parties.

Activities which are directed by the Idaho Power and for which Idaho Power and Siemens cannot agree upon a firm, fixed price, schedule adjustments or other terms and conditions, Siemens shall be compensated by Idaho Power on a time and material basis. Such time and material work shall be based on the following costing procedure:

1.       Siemens’ personnel shall be billed at the then current published field service rates. Siemens home office personnel shall then be billed at the then current Siemens’ Price List.

2.       Third party purchases, including materials, rental of equipment, and labor (including but not limited to: craft labor, and vendor supplied Site construction management, Site supervision and commissioning, field engineering, Site administration), shall be compensated by Idaho Power at a price calculated by direct costs (3rd party invoices) plus ***.

3.       Siemens manufactured materials, equipment and labor, shall be compensated by Idaho Power at market value for manufactured equipment or Siemens’ current price list.

4.       Adjustments to the schedule and the Guaranteed Delivery Date shall be equal to the amount of time incurred by Siemens in performing the work taking into account adjustments to the works or to the methods or sequence of performing the Works (all as determined by Siemens) that can be reasonably taken by Siemens.

5.       Siemens shall provide Idaho Power with a reasonable breakdown of costs and time to support compensation and/or adjustments to the Schedule and any other adjustments to the terms and conditions of the Contract in connection with Change Orders performed on a time and material basis.

24. Damage to Customer Property

The liability of Siemens in connection with the warranties of the Contract, shall provide for, but not exceed the cost of replacing, repairing or modifying the nonconforming or defective portion of the Works. Notwithstanding the foregoing, in the event that a nonconformance to a warranty as provided herein of the Equipment results in physical damage to other parts of the Equipment which are likewise still within the Base Warranty Period (“Resultant Damage”) and Siemens is given written notice per the provisions the Contract, then the following terms and conditions shall apply to such Resultant Damage: (i) Siemens shall be liable for, on an occurrence basis, the cost of either the repair/replacement of the Resultant Damage, *** whichever is less and (ii) the Idaho Power shall issue

Item	Detail

Siemens a Change Order to repair/replace such Resultant Damage and (iii) Siemens’ aggregate liability for all Resultant Damage under the Contract shall not exceed ***. The foregoing shall constitute the exclusive remedy of Idaho Power and the sole liability of Siemens for any nonconformity or defect or Resultant Damage in the Works or for failure of the Works to be as warranted, whether Idaho Power’s remedies are based on contract, warranty, tort (including negligence), strict liability, indemnity or any other legal theory, and whether arising out of warranties, representations, instructions, installations, or nonconformities from any cause.

25. Dispute Resolution

Any dispute, controversy or claim arising out of or relating to the Contract (each, a “Dispute”) shall be resolved in the following manner:

(a)    The Parties will attempt in good faith to resolve the Dispute promptly by negotiations between senior representatives of the Parties who have authority to settle the Dispute (each a “Representative”) in accordance with a defined procedure and time table for resolution to be mutually agreed.

(b)    If the Dispute is not resolved within a mutually agreed time of the date of the Dispute Notice, then either Party may request that the Dispute be referred to the AAA or such other mediator as the Parties may mutually agree for mediation. If the other Party agrees to such mediation in writing, then the Dispute will be referred to mediation in accordance with a defined procedure and time schedule to be mutually agreed.

(i)            The mediation shall be conducted through, by and at the office of AAA located in Boise, Idaho.

(ii)           The costs of the mediation, including fees and expenses, shall be borne equally by the Parties.

(iii)          The initial mediation meeting between the Representative and the mediator shall be held within twenty (20) days after the Mediation Notice. Either Party may terminate the mediation process upon the earlier to occur of (A) the failure of the initial mediation meeting to occur within twenty (20) days after the date of the Mediation Notice, (B) the passage of thirty (30) days from the date of the Mediation Notice without the Dispute having been resolved, or (C) such time as the mediator makes a finding that there is no possibility of resolution through mediation. The mediation shall follow and be governed by the laws of the State of Idaho.

(c) Subject to paragraphs A and B herein, each Party shall have the right to pursue its remedies at law or in equity.

26. Assignment	Assignment by any Party of its rights and obligations hereunder to a legal successor or such other qualified entity is not allowed under the Contract, except as permitted as follows:

Item	Detail

(a)   Siemens hereby consents to the following assignments of the Contract:  (i) to an entity affiliated with Idaho Power or having the same owners as does Idaho Power, such consent conditioned upon (a) the proposed assignee being financially and otherwise capable of performing the obligations of the assignor under the Contract, (b) the proposed assignee not being a competitor of Siemens, (c) the proposed assignee and none of its affiliates are engaged in litigation with Siemens and (d) the assignor providing ten (10) days prior written notice of such proposed assignment to Siemens, together with supportive documentation establishing that the foregoing conditions have been satisfied.

(b)   Should Idaho Power contemplate obtaining financing for the Plant to be secured by all or a portion of the Plant and rights under the Contract, Idaho Power may collaterally assign, without the approval Siemens, its rights or obligations hereunder for purposes of securing such financing. Siemens shall, if requested, enter into such agreements with lenders with respect to such assignment as shall be mutually agreed upon.

(c)   Either Party may assign its rights, delegate its duties or otherwise transfer its interests hereunder, in whole but not in part, with the prior written consent of the other Party, such consent to not be unreasonably withheld.  The Parties agree that any assignment without such prior written consent shall be null and void and of no force or effect.

ATTACHMENT B

SCOPE OF SUPPLY AND DIVISION OF RESPONSIBILITIES

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

B-1

IDAHO POWER COMPANY Reservation Agreement — Caldwell Project

SCOPE OF SUPPLY / DIVISION OF RESPONSIBILITY

Item	Description	Quantity	Design	Supply	Erection	Remarks
***	***	***	***	***	***	***

***

* 9 pages omitted

B-2

ATTACHMENT C

TECHNICAL FIELD ASSISTANCE

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

IDAHO POWER COMPANY Reservation Agreement — Caldwell Project

TECHNICAL FIELD ASSISTANCE

Scope of Work (1 Unit GT Fuel Gas in CC Configuration)

Seller provides Technical Field Assistance (TFA) to support installation of the following Seller- supplied equipment:

• Gas Turbine/s and Auxiliaries

• Generator/s and Auxiliaries

Based on the project schedule, field engineers are furnished as outlined in the Manpower Summary to provide TFA for Seller’s suggested methods and procedures for installation, commissioning, start-up, and performance testing.

Seller TFA Services:

• Attend regularly scheduled ‘on-site’ construction/commissioning meetings as required by the Contract and otherwise as reasonably requested by Purchaser.

• Confer with Purchaser’s installation and start-up personnel regarding Seller’s equipment, plans, objectives, and procedures. Seller may make recommendations for work process improvements.

• Observe Purchaser’s site storage conditions and provide recommendations as required.

• If requested by Purchaser, provide interpretation of technical documents provided by Seller or Seller’s suppliers, including clarification or missing information.

• Provide consultation on method statements and procedures required to perform installation of Seller’s equipment.

• Provide guidance on setting sole plates, leveling wedges, fixators, and other foundation material.

• Consult on unloading and transferring Seller’s major components from rail cars or trucks to foundation. Purchaser is responsible for all heavy lifting and hauling associated with the equipment.

• Provide guidance for installing Seller’s equipment on foundations.

• Inspect Seller’s equipment for proper assembly, clearances, alignment, and cleanliness, and advise Purchaser of any observed errors and/or omissions.

• Inspect Seller’s equipment before start-up, verify that pre-operational checkout and testing activities have been completed, and inform Purchaser of any observed errors and/or omissions.

• Observe work practices and procedures of Purchaser’s installation and commissioning personnel to ascertain that Seller’s recommended installation practices are being followed and that potentially damaging conditions do not exist as it relates to Seller’s equipment.

• Provide guidance during commissioning and start-up of Seller’s equipment pertaining to sequence of events and requirements to complete an activity.

• Coordinate resolution of issues associated with Seller’s non-compliant equipment delivered to site, including in-process inspections on the corrective action as deemed necessary by Seller.

• Arrange technical advisory services for systems and equipment supplied by Seller’s suppliers as deemed necessary by Seller.

Responsibilities of Purchaser:

• Provide all necessary site management, supervision, and labor that are fully qualified for equipment installation, commissioning, and start-up.

• Provide suitable protected storage space and an inventory process for all material received at site.

• Provide all tools, equipment, facilities and devices, including such items as compressed air, water, electric power, steam, lighting, lubricating oil, and all consumables required for installation and commissioning of equipment.

• Develop and maintain all project plans, schedules, method statements and procedures and quality programs required to perform the installation of Seller-supplied equipment.

• Provide adequate cranes, cables, and/or other means of moving components as required for handling, storage and installation of equipment.

• Supply site receiving, inventory, and preservation documents to TFA personnel.

• Develop and implement on-site safety programs, including a lockout and tag-out process.

• Provide personnel, equipment, systems, and facilities for startup adjustments, testing, and operation of equipment.

• Furnish to the TFA personnel all completed data sheets, documents, installation manuals and commissioning manuals as they are completed for TFA review and comment.

Technical Field Assistance (TFA) Manpower Summary		Manweeks	Hours per Manweek	Base Shift

1.	TFA for Installation
	Siemens Site Lead
	Gas Turbine Mechanical / Electrical Engineer
	Total TFA for Installation	***	40	1 x 5 x 8

2.	TFA for Startup and Commissioning
	DCS Admin
	DCS Engineer
	Gas Turbine Comm Engineer
	AVR Engineer
	Balance Engineer
	Total TFA for Startup and Commissioning	***	60	1 x 6 x 10

	Total TFA Manweeks	***

Basis

1.     Contract Price is based on Seller providing up to *** manweeks of TFA. TFA required by Purchaser in excess of this allowance will be reimbursed to Seller by Change Order priced per Siemens Price List 1727 in effect at that time.

2.     All hours worked within base shift identified above will be counted as straight time hours. All hours worked in excess of the base shift on Monday through Saturday will be counted as ***. All hours worked on Sundays and holidays will be counted as ***.

3.     The Purchaser is responsible for developing all method statements required to perform the installation work. Siemens TFA engineers will provide consultation and guidance during the development of method statements.

4.     The Customer’s contractor is assumed to be experienced and capable.

5.     For SIEMENS TFA personnel, Seller will provide office equipment consisting of computers, telephone equipment, telephone service, and office supplies. Purchaser will provide an office trailer that is convenient to the work area, desks, chairs, lockers, hook up of electrical and telephone services, electricity, security service, drinking water, and sanitary facilities.

6.     Time sheets for TFA engineers will be prepared weekly by Seller’s site lead and presented to Purchaser each Monday for signature. This will allow accurate count of manweeks consumed against the contract allowance. Signature of time sheets will not be unreasonably withheld.

7.     Contract Price includes rental of special test equipment required for voltage regulator calibration and field balancing of Seller supplied equipment. Purchaser will provide all other tools and test equipment.

ATTACHMENT D

NOT USED

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

D-1

ATTACHMENT E

GUARANTEE DATA SHEETS

***

* 51 pages omitted

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

E-1

ATTACHMENT F

PAYMENT AND CANCELLATION SCHEDULE

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

F-1

IDAHO POWER COMPANY RESERVATION AGREEMENT - CALDWELL PROJECT

PRIMARY - TERMS OF PAYMENT FOR FINANCIAL CLOSE — SEPTEMBER 2009

Price	$53,221,048

		Cumulative Payment	Cancellation % per
Month	Payment % per Month	%	Month
Reservation Fee	$2,750,000	$2,750,000	$2,750,000
October 1, 2008	0.00%	$2,750,000	$2,750,000
November 1, 2008	0.00%	$2,750,000	$2,750,000
December 1, 2008	0.00%	$2,750,000	$2,750,000
January 1, 2009	0.00%	$2,750,000	$2,750,000
February 1, 2009	0.00%	$2,750,000	$2,750,000
March 1, 2009	0.00%	$2,750,000	$2,750,000
April 1, 2009	0.00%	$2,750,000	$2,750,000
May 1, 2009	0.00%	$2,750,000	$2,750,000
June 1, 2009	0.00%	$2,750,000	$2,750,000
July 1, 2009	0.00%	$2,750,000	20.00%
August 1, 2009	0.00%	$2,750,000	28.00%
September 1, 2009	19.83%	25.00%	35.00%
October 1, 2009	10.00%	35.00%	40.00%
November 1, 2009	5.00%	40.00%	45.00%
December 1, 2009	2.00%	42.00%	50.00%
January 1, 2010	10.00%	52.00%	60.00%
February 1, 2010	3.00%	55.00%	65.00%
March 1, 2010	3.00%	58.00%	71 .00%
April 1, 2010	2.00%	60.00%	77.00%
May 1, 2010	5.00%	65.00%	82.00%
June 1, 2010	5.00%	70.00%	85.00%
July 1, 2010	3.00%	73.00%	90.00%
August 1, 2010	5.00%	78.00%	95.00%
September 1, 2010	3.00%	81 .00%	100.00%
October 1, 2010	3.00%	84.00%	100.00%
November 1, 2010	3.00%	87.00%	100.00%
December 1, 2010	5.00%	92.00%	100.00%
January 1, 2011	5.00%	97.00%	100.00%
February 1, 2011	0.00%	97.00%	100.00%
March 1, 2011	0.00%	97.00%	100.00%
April 1, 2011	0.00%	97.00%	100.00%
May 1, 2011	0.00%	97.00%	100.00%
June 1, 2011	0.00%	97.00%	100.00%

F-2

Siemens Power Generation, Inc.	Attachment F — TOP for Financial Close — Sept 2009
IDAHO POWER COMPANY SGT6-5000F Gas Turbine Offer - Caldwell

July 1, 2011	0.00%	97.00%	100.00%
August 1, 2011	0.00%	97.00%	100.00%
September 1, 2011	0.00%	97.00%	100.00%
October 1, 2011	0.00%	97.00%	100.00%
November 1, 2011	0.00%	97.00%	100.00%
December 1, 2011	0.00%	97.00%	100.00%
January 1, 2012	0.00%	97.00%	100.00%
February 1, 2012	0.00%	97.00%	100.00%
March 1, 2012	0.00%	97.00%	100.00%
April 1, 2012	3.00%	100.00%	100.00%

Total	100.00%

F-3

IDAHO POWER COMPANY RESERVATION AGREEMENT - CALDWELL PROJECT

ALTERNATE -TERMS OF PAYMENT FOR MAY 2009

Price	$53,221,048

		Cumulative Payment	Cancellation % per
Month	Payment % per Month	%	Month
Reservation Fee	$2,750,000	$2,750,000	$2,750,000
***	***	***	***

F-4

***

* 2 pages omitted

F-5

ATTACHMENT G

EQUIVALENT OPERATING HOURS — WARRANTY

***

* 1 page omitted

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

ATTACHMENT H

GUARANTEED DELIVERY DATES

Confidential	Idaho Power ES RFA
September 19, 2008	SRH

* 5 pages omitted

EQUIPMENT DELIVERY SCHEDULE

The Seller will support the following equipment delivery dates.

Major Component	Delivery Date

Gas Turbine Longitudinal	Feb 1, 2011
Gas Turbine Generator Longitudinal	Feb 1, 2011
Electrical Package	Feb 1, 2011
Lube Oil Package	Feb 1, 2011
Starting Package	Feb 1, 2011

* Seller will support other auxiliary equipment delivery by Feb 28, 2011

EXHIBIT D3

Contract for Gas Turbine Generator Equipment Supply

CONTRACT

FOR GAS TURBINE GENERATOR EQUIPMENT SUPPLY

by and between

IDAHO POWER COMPANY

(as Buyer)

and

SIEMENS ENERGY, INC.

(as Seller)

for the New Plymouth Power Plant

dated as of December 19, 2008

1.0 DEFINITIONS		1

2.0 RESPONSIBILITIES		6

2.1	SELLER’S RESPONSIBILITIES	6
2.2	BUYER’S RESPONSIBILITIES	7

3.0 PAYMENTS TO SELLER		9

3.1	PRICE AND PAYMENT SCHEDULE	9
3.2	RESERVATION FEE	10
3.3	TERMS OF PAYMENT	10
3.4	PAYMENT SECURITY	10
3.5	PAYMENTS	11
3.6	RELEASE AND WAIVER OF LIENS	11

4.0 TAXES		11

5.0 WARRANTIES		12

5.1	EQUIPMENT WARRANTY	12
5.2	SERVICES WARRANTY	13
5.3	TITLE WARRANTY	13
5.4	PERFORMANCE GUARANTEES	13
5.5	GENERAL CONDITIONS OF WARRANTY	13
5.6	EXCLUSIVITY OF WARRANTIES AND REMEDIES	15

6.0 DELIVERY, TITLE AND RISK OF LOSS		15

7.0 SHIPMENT		17

7.1	TRANSPORTATION	17
7.2	NORMAL CARRIAGE	18
7.3	SPECIAL TRANSPORTATION AND SPECIAL SERVICES	18

8.0 FORCE MAJEURE		18

8.1	EFFECT OF FORCE MAJEURE	18
8.2	NOTICE OF OCCURRENCE	18
8.3	PERFORMANCE TO CONTINUE	19
8.4	DAMAGE CAUSED BY FORCE MAJEURE	19
8.5	TERMINATION IN CONSEQUENCE OF FORCE MAJEURE	19

9.0 CHANGES		20

10.0 DELIVERY; LIQUIDATED DAMAGES; FINAL ACCEPTANCE		21

10.1	DOCUMENT PACKAGE DELIVERY	21
10.2	EQUIPMENT DELIVERY	21
10.3	INTENTIONALLY OMITTED	22
10.4	INTENTIONALLY OMITTED	22
10.5	EXCLUSIVITY	22
10.6	FINAL ACCEPTANCE	22

11.0	EXTENSION OR SUSPENSION	22

i

12.0	DEFAULT AND TERMINATION	23

12.1	TERMINATION FOR BUYER’S CONVENIENCE	23
12.2	EVENT OF DEFAULT BY BUYER	24
12.3	EVENTS OF DEFAULT BY SELLER	24

13.0	LICENSE	24

14.0	PATENTS	25

15.0	PROPRIETARY INFORMATION	25

16.0	LIMITATION OF LIABILITY	27

17.0 TRANSFER AND EXPORT LAW COMPLIANCE		27

17.1	TRANSFER	27
17.2	EXPORT LAW COMPLIANCE	28

18.0	LICENSES AND PERMITS	28

19.0	INSURANCE	28

19.1	SELLER’S INSURANCE COVERAGE	28
19.2	SUBCONTRACTOR’S INSURANCE COVERAGE	29
19.3	BUYER’S INSURANCE COVERAGE	29
19.4	WAIVER OF RIGHTS	30
19.5	COOPERATION BETWEEN THE PARTIES	31

20.0	COMPLIANCE WITH LAWS	31

21.0 CODES AND STANDARDS		31

22.0	INDEMNITY	32

23.0	MISCELLANEOUS	32

23.1	ENTIRE CONTRACT	32
23.2	JOINT EFFORT	32
23.3	NOTICE	33
23.4	SEVERABILITY	33
23.5	ASSIGNMENT	33
23.6	No WAIVER	34
23.7	APPLICABLE LAW	34
23.8	SUCCESSORS AND ASSIGNS	34
23.9	AUDIT	34
23.10	APPENDICES	34
23.11	RULES OF INTERPRETATION	35
23.12	COMMUNICATIONS	35
12.13	OZONE WARNING	35
23.15	GOVERNMENT REQUIREMENTS	36
23.16	VALUE ENGINEERING	36
23.17	NUCLEAR DISCLAIMER	36
23.18	DISPUTE RESOLUTION	37
23.19	DRAWINGS AND DOCUMENTS	39
23.20	SURVIVAL	39
23.21	COUNTERPARTS	40

ii

iii

THIS EQUIPMENT SUPPLY CONTRACT dated as of December 19, 2008 (“Effective Date”), by and between Idaho Power Company, organized in, and existing under the laws of the State of Idaho (“Buyer” or “Purchaser”) having its principal place of business at 1221 West Idaho Street, Boise, Idaho, 83702 and Siemens Energy, Inc. (formerly known as Siemens Power Generation, Inc.), a Delaware corporation, (“Seller”) with offices at 4400 Alafaya Trail, Orlando, Florida 32826-2399. Buyer and Seller are sometimes referred to singularly as “Party” and collectively as “Parties”, as the context of the usage of such term may require.

RECITALS

A.            Buyer desires Seller to supply certain Equipment and Services to Buyer for the Plant; and,

B.            Seller is agreeable to provide such Equipment and Services; and,

C.            Buyer and Seller have executed a Reservation Agreement, dated September 19, 2008, establishing the Parties’ business agreement for the acquisition of one (1) STG6-5000F gas turbine generator Econopac from Seller; and

D.            The Reservation Agreement, sited in Recital C above, shall be superseded upon the Effective date of this Contract; and

E.             Buyer and Seller desire to define their rights and obligations in connection with the supply of such Equipment and Services.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree as follows:

1.0          DEFINITIONS

The following terms shall have the meanings specified in this Article 1 when capitalized and used in the Contract. The meanings specified are applicable to both the singular and plural.

“Actual Delivery Date” means the date on which Delivery of the last of the Major Components of the Unit actually occurs.

“Affiliates” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Seller. The term “control” means the possession, directly or indirectly, of the power to cause the direction of the management of such entity, whether through ownership of securities, by contract or otherwise.

“Change Order” shall have the meaning set forth in Article 9.0, Changes.

“Computer Program(s)” means a sequence of instructions, data or equations in any form, and explanations thereof, intended to cause a computer, a control data processor or the like to perform any kind of operation, which is licensed from Seller under the Contract. Computer Programs may at times be referred to as software or firmware and the provisions herein applicable to Computer Programs shall be applicable to software or firmware, as the case may be.

1

“Consumables” shall include, but not be limited to, items such as air filters, oil filters, fuel filters, thermocouples which by normal industry standards are considered consumables and are replaced on a regular basis.

“Contract” shall mean this equipment supply contract, including all Appendices listed below, as any of said documents may be amended and supplemented from time to time pursuant to a Change Order.

APPENDIX 1	SCOPE OF SUPPLY AND DIVISION OF RESPONSIBILITY

APPENDIX 2	TECHNICAL SPECIFICATION

APPENDIX 3	PAYMENT AND CANCELLATION SCHEDULE

APPENDIX 4	GUARANTEES AND GUARANTEE TESTS

APPENDIX 5	EQUIPMENT DELIVERY SCHEDULE

APPENDIX 6	DRAWINGS AND DOCUMENTATION

APPENDIX 7	OPTIONS

APPENDIX 8	EC-93208-(R-10) GUIDING PRINCIPLES FOR CONDUCTING SITE PERFORMANCE TESTS ON SIEMENS INDUSTRIAL GAS TURBINE- GENERATOR UNITS

APPENDIX 9	ACOUSTIC TEST PROCEDURE

APPENDIX 10	FORM OF CHANGE ORDER

APPENDIX 11	TECHNICAL FIELD ASSISTANCE

APPENDIX 12	PRICE LIST

APPENDIX 13	QUALITY

APPENDIX 14	FORM OF RELEASE AND WAIVER OF LIENS

APPENDIX 15	FORM OF PAYMENT INVOICE

2

In the event of any conflict or inconsistency among portions of this Contract, for the purpose of resolving such conflict or inconsistency the provisions of the body of this Contract (Articles 1 through 23) shall govern first and then the Appendices shall take precedence in the following order: 1, 4, 3, 11, 2, 5, 7, 14, 6, 12, 8, 9, 13, 15 and 10.

“Contract Date” or “Effective Date” means the date set forth on the first page of this Contract.

“Contract Price” means the total amount to be paid to Seller under the Contract as it may be adjusted or changed in accordance with the terms of the Contract.

“Day” means a day, including Saturdays, Sundays, and holidays. In the event that an obligation to be performed under the Contract falls due on a Saturday, Sunday, or legal holiday in the State of Idaho or Florida, the obligation shall be deemed due on the next business day thereafter.

“Delivery” shall have the meaning assigned in Article 6.1.

“Document Package” means those document packages defined in Appendix 6, Drawing and Documentation, as being document deliverable packages which are subject to delay liquidated damages under this Contract.

“Emissions Guarantee” shall have the meaning set forth in Article 2.2 of Appendix 4, Guarantees and Guarantee Tests.

“Emissions Tests” shall have the meaning set forth in Article 1.3 of Appendix 4, Guarantees and Guarantee Tests.

“Equipment” means the equipment, materials, and components identified in Appendix 1, Scope of Supply and Division of Responsibility, and any Spare Parts, being furnished by Seller or any Subcontractor under this Contract.

“Final Acceptance” shall mean the satisfaction of the final acceptance requirements of the Unit, pursuant to Article 10.6, Final Acceptance.

“Final Acceptance Date” shall be deemed to occur on the first Day Seller has demonstrated the Unit meets the final acceptance requirements pursuant to Article 10.6, Final Acceptance.

“First Fire” means the date in which the Unit operates, for the initial time, at synchronization speed using natural gas Guarantee Fuel.

“Force Majeure” means, with respect to a Party’s obligations, any circumstances beyond the reasonable control of either Party in performing its obligations including but not limited to: Acts of God; floods; droughts; earthquakes; storms; abnormally severe weather; pestilence; lightning or other natural catastrophes; fires; epidemics; wars; riots; civil disturbance or other civil disobedience; strikes or other labor disputes (other than strikes that occur at a facility of Seller or of an Affiliate of Seller which is being used to manufacture or fabricate part of the Work which are not on a national, regional or industry wide scale which strikes shall not constitute an event of Force Majeure); transportation accidents, rail car shortages or other transportation

3

delays; embargoes; action or inaction of legislature, judicial, regulatory, or other governmental bodies that may render or may have rendered illegal action in accordance with the provisions of this Contract; voluntary or mandatory compliance with any governmental act, regulation or request, or by any other cause or causes beyond either Party’s reasonable control which wholly or partly prevent the performance of the obligations hereunder.

“Force Majeure Event” shall mean an event or occurrence caused by Force Majeure.

“Full Notice to Proceed” or “FNTP” shall mean the Notice issued by Buyer, in accordance with the requirements of Article 2.2, Buyer’s Responsibilities, and accepted by Seller authorizing the full and unrestricted performance of the Work.

“Full Notice to Proceed Date” shall mean the date on which Full Notice to Proceed becomes effective in accordance with the provisions of Article 2.2, Buyer’s Responsibilities.

“Government Authority” means any public body established or to be established by law that exercise regulatory control over the design, engineering, construction, erection, transportation of Equipment and operation of the Plant, those agencies that issue licenses, permits, and authorizations, and courts of competent jurisdiction.

“Guarantees” shall mean collectively, the Performance Guarantees, Emissions Guarantee and Sound Level Guarantee, each as further set forth in Appendix 4, Guarantees and Guarantee Tests.

“Guarantee Fuel” means the operating fuel, in accordance with Seller fuel specifications, which is specifically identified in Appendix 4, Guarantees and Guarantee Tests, as applying to a warranted value.

“Guarantee Tests” shall mean collectively, the Performance Tests, Emissions Tests and Sound Level Tests, each as further set forth in Appendix 4, Guarantees and Guarantee Tests.

“Guaranteed Exhaust Flow” shall have the meaning set forth in Article 2.1 of Appendix 4, Guarantees and Guarantee Tests.

“Guaranteed Exhaust Temperature” shall have the meaning set forth in Article 2.1 of Appendix 4, Guarantees and Guarantee Tests.

“Guaranteed Net Heat Rate” shall have the meaning set forth in Article 2.1 of Appendix 4, Guarantees and Guarantee Tests.

“Guaranteed Net Power” shall have the meaning set forth in Article 2.1 of Appendix 4, Guarantees and Guarantee Tests.

“Initial Synchronization” means the date on which the generator breaker for the Unit is first closed and the Unit is connected to the electric grid.

“Major Components” means ***

4

“Notice” means prompt written notice given by one Party to the other Party at the addresses identified in Article 23.3, Notices.

“Normal Carriage” means carriage, by either highway transport (provided this does not necessitate use of specialized riggers trailers) or by rail transport, on normal routing from the factory to the point of Delivery.

“Performance Tests” shall have the meaning set forth in Article 1.2 of Appendix 4, Guarantees and Guarantee Tests.

“Plant” or “Project” means the New Plymouth Power Plant located at or near Caldwell, Idaho for which the Equipment is being supplied under this Contract.

“Preliminary Notice to Proceed” or “PNTP” shall mean the Notice issued by Buyer, in accordance with the requirements of Article 2.2.1, and accepted by Seller authorizing the commencement of the Preliminary Work.

“Preliminary Work” shall means specifically line items numbers one (1) thru twenty-three (23) of Appendix 6, Drawings and Documentation.

“Punch List Items” shall mean the list of uncompleted items, which Buyer and Seller have specifically identified and agreed upon in writing no later than thirty (30) Days after Initial Synchronization, which must be completed by Seller before Final Acceptance, completion of which may require that the Equipment be removed from service at mutually agreeable times after Initial Synchronization to complete such item but which will not otherwise interrupt, disrupt or interfere to any significant extent with the operation of the Plant.

“Remedy” means correction of warranty nonconformity or defect by Seller in accordance with Article 5.0, Warranties, by repair, replacement or modification as Seller deems necessary to correct such nonconformity.

“Reservation Agreement” shall mean the executed agreement between Buyer and Seller for the acquisition of one (1) STG6-5000F gas turbine generator Econopac, dated September 19, 2008.

“Schedule” shall mean the schedule of key dates for the delivery of the Equipment set forth in Appendix 5, Equipment Delivery Schedule, as such schedule may be adjusted pursuant to the Contract.

“Scheduled Delivery Date” means that date on which Delivery of the last of the Major Components of the Unit is scheduled to occur. The Scheduled Delivery Date shall be established prior to the Contract Date and may be revised in accordance with the provisions of the Contract.

“Services” shall mean (i) technical information, including data interpretation and reports, and (ii) advice and consultation provided by Seller in the performance of this Contract, including Technical Field Assistance.

“Site” means and includes the area of the erection site at the Plant and those areas immediately adjacent to it which are necessary for the erection of the Equipment.

5

“Sound Level Guarantee” shall have the meaning set forth in Article 2.3 of Appendix 4, Guarantees and Guarantee Tests.

“Sound Tests” shall have the meaning set forth in Article 1.4 of Appendix 4, Guarantees and Guarantee Tests.

“Spare Part” means any component of the Unit purchased by Buyer under this Contract which is intended to be placed into Buyer’s inventory and not used or installed into the Unit at the time of Initial Synchronization.

“Subcontractor(s)” or “Supplier(s)” shall mean any licensor, subcontractor or supplier of any tier supplying material, equipment, labor, goods or services to Seller in connection with the obligations of Seller under the Contract.

“Technical Advisories” means Equipment configuration changes as prepared and issued by Seller by way of a written technical notification or service bulletin, to current Seller Gas Turbine technologies users, and as applicable to the Equipment.

“Technical Field Assistance” means technical guidance and counsel based upon engineering, manufacturing, installation and operating standards for the Equipment, excluding any supervision, management, regulation, arbitration and/or measurement of Buyer’s personnel, agents or contractors and work relating thereto, and excluding responsibility for planning, scheduling, monitoring or management of the work.

“Total Equivalent Operating Hours” shall have the meaning specified in Appendix 4, Guarantees and Guarantee Tests, Attachment 4, Equivalent Operating Hours.

“Unit” means a single gas turbine and associated equipment supplied as part of the Equipment.

“Work” means the Equipment and Services.

2.0          RESPONSIBILITIES

2.1            Seller’s Responsibilities

2.1.1 Seller shall supply the Equipment and perform the Services as set forth in this Contract. The scope of such Equipment and Services is identified in Appendix 1, Scope of Supply / Division of Responsibility and other supporting Appendices. Included in this Work is the reserved manufacturing space for one (1) STG6-5000F gas turbine generator Econopac addressed in the executed Reservation Agreement.

2.1.2 Seller shall Deliver the Equipment in accordance with the schedule for the Delivery of Equipment and performance of Services set forth in Appendix 5, Equipment Delivery Schedule.

6

2.2           Buyer’s Responsibilities

2.2.1        Preliminary Notice to Proceed

(i)            Issuance of PNTP.  Buyer shall issue a Preliminary Notice to Proceed acceptable to Seller, authorizing Seller to commence preliminary engineering as specifically identified in line items one through twenty-three of Appendix 6, Drawing and Documentation (“Preliminary Work”). The effective date of the Preliminary Notice to Proceed shall be deemed to be the date that Seller has received from Buyer the first of two equal non-refundable payments in the amount of ***(in total, the “PNTP Price”). Buyer will make the above referenced PNTP payments in accordance with Article 3.1.3. The issuance of the Preliminary Notice to Proceed and Buyer’s payment of the first referenced nonrefundable payment shall occur no later than the close of business in Orlando, Florida on ***; otherwise the provisions of Article 2.2.1(ii) shall apply.

(ii)           Delay in PNTP.  If the Preliminary Notice to Proceed is not issued and effective by the date specified in Article 2.2.1(i), Buyer shall not be entitled to issue and Seller shall not be obligated to accept the Preliminary Notice to Proceed, unless and until the Parties have reached agreement on changes, if any, to the Contract Price, Schedule and other affected terms and conditions of the Contract. If the Parties fail to reach agreement within thirty (30) Days from the date the Preliminary Notice to Proceed, as originally scheduled to occur and specified in Article 2.2.1(1), above, the Contract shall be deemed to terminate pursuant to Article 12.1 on the date such thirty (30) Day period has expired, unless otherwise agreed in writing by the Parties. Seller shall waive any claims for damages, including loss of anticipated profits on account thereof, and Seller’s sole right and remedy shall be the payment, if any, rendered to Seller by Buyer at the time of execution of this Contract, and any payments determined in Appendix 3, herein, based on the date of termination. Title and risk of loss to the intellectual property, physical material, equipment and components of the Project shall remain with the Seller.

(iii)          PNTP Commencement and Prosecution of Preliminary Work. Seller will commence performance of the Preliminary Work upon the effective date of the Preliminary Notice to Proceed. Seller shall: (i) perform the Preliminary Work in compliance with Appendix 6, Drawings and Documentation.

2.2.2 Full Notice to Proceed.

(1)                 Issuance of FNTP. Subject to the conditions precedent that: 1) the Idaho Public Utilities Commission (IPUC) issues a final order granting Buyer’s approval for a Certificate of Convenience and Necessity, ii) the IDACORP Board of Director’s has authorized the expenditure of funds for the Equipment, and iii) Buyer has issued an effective PNTP, then the Buyer shall issue a Full Notice to Proceed acceptable to Seller authorizing the full and unrestricted performance of the Work. Such FNTP shall have an effective date during the time period commencing on May 1, 2009 but no later than September 1, 2009. The effective date of the FNTP shall be deemed to be the date that Seller has received the FNTP. The issuance of the

7

FNTP shall occur, if at all, no later than the close of business in Orland, Florida on September 1, 2009; otherwise the provisions of Article 2.2.2(iii) shall apply. Unless otherwise agreed in writing by the Parties, Buyer’s right to issue the FNTP is subject to:

A.            evidence being provided to the satisfaction of Seller that Buyer has available to it other financial resources sufficient to allow it to meet its payment obligations hereunder and where, in each such case above, Seller has provided Notice to Buyer that Seller has accepted such evidence as being satisfactory; and

B.            evidence being provided to Seller that the banking account and transaction procedures necessary to facilitate payment to Seller under the Contract has been established and Seller has provided Notice to Buyer that Seller has accepted such evidence as being satisfactory.

(ii)           The Parties agree that, if at any time on or before September 1, 2009, or otherwise as mutually agreed, (i) the IPUC issues a final order either denying Buyer said Certificate of Convenience and Necessity or issuing a Certificate of Convenience and Necessity that is not acceptable to Buyer, or (ii) IDACORP Company, Board of Directors has not authorized the expenditure of funds for the Project or iii) Buyer has elected not to issue an effective PNTP within the defined time period specified in Article 2.2.1(i), then Buyer is under no obligation under this Agreement to issue to Seller a FNTP and Buyer, at Buyer’s sole discretion, may terminate this Contract, pursuant to Article 12.1, by written notice thereof to Seller and, upon said termination, Seller shall waive any claims for damages, including loss of anticipated profits on account thereof, and Seller’s sole right and remedy shall be the payment, if any, rendered to Seller by Buyer at the time of execution of this Contract, and any payments determined in Appendix 3, herein, based on the date of termination. Title and risk of loss to the intellectual property, physical material, equipment and components of the Project shall remain with the Seller.

(iii)          Delay in FNTP. If the Full Notice to Proceed is not issued and effective by the date specified in Article 2.2.2(i), Buyer shall not be entitled to issue and Seller shall not be obligated to accept the FNTP, as applicable, unless and until the Parties have reached agreement on changes, if any, to the Contract Price, Equipment Delivery Schedule and other affected terms and conditions of the Contract. If the Parties fail to reach agreement within thirty (30) Days following the date of September 1, 2009, this Contract shall be deemed to automatically terminate pursuant to Article 12.1 on the date such thirty (30) Day period has expired, unless otherwise agreed in writing by the Parties. Title and risk of loss to the intellectual property, physical material, equipment and components of the Project shall remain with the Seller.

(iv)          FNTP Commencement and Prosecution of Work. Seller will commence the full and unrestricted performance of the Work upon the effective date of the Full Notice to Proceed.

2.2.3        Buyer shall pay to the Seller the Contract Price for the Work in accordance with Article 3, Payments to Seller and Appendix 3, Payment and Cancellation Schedule.

8

2.2.4      Buyer shall be responsible for all dealing with any Government Authority in accordance with Article 18, Licenses and Permits.

2.2.5      Buyer shall, at no cost to Seller, provide labor, operators, technicians and maintenance personnel necessary to operate the Plant, including the Equipment, during the performance or re-performance of the Guarantee Tests.

2.2.6      Buyer shall, at no cost to Seller, provide Guarantee Fuel and Consumables in accordance with Seller’s specifications.

2.2.7      Buyer shall, at no cost to Seller, make arrangements to accept the power generated from the Plant during the Guarantee Tests.

2.2.8      Buyer shall, at no cost to Seller, comply with the Buyer’s responsibilities as detailed in Appendix 11, Technical Field Assistance.

2.2.9      Buyer shall, at no cost to Seller, provide to Seller a payment security in accordance with Article 3.4.

3.0 PAYMENTS TO SELLER

3.1             Price and Payment Schedule

3.1.1  The Contract Price is Fifty-three million two hundred and twenty-two thousand and forty- eight U.S. Dollars ($ 53,495,048 USD). The Contract Price shall be subject to adjustment in accordance with applicable Contract provisions. Buyer shall pay Seller the Contract Price in accordance with the Primary — Terms of Payment for Financial Close - September 2009 contained in Appendix 3, Payment and Cancellation Schedule, and the procedure set forth in Article 3.3.

3.1.2  For the purpose of addressing sales tax for the State of Idaho, the Contract Price is comprised of two allocations: a taxable and a non-taxable portion.

i)              the taxable allocation of the Contract Price is ***, for the Seller’s Equipment, goods and materials (“Base Price”); and

ii)             the non-taxable allocation of the Contract Price is *** for Seller’s services, including Technical Field Assistance, Transportation and Project Management.

For the avoidance of doubt, the taxable and non-taxable allocations provided above are reflective of the Contract Price as of the Effective Date of this Contract. And these allocations are subject to change, as required, and pursuant to Article 9.0, Changes.

3.1.3        Upon Seller’s receipt of Buyer’s PNTP Notice pursuant to Article 2.2.1, Seller will provide Buyer with an invoice for *** percent of the PTNP Price. Seller will invoice the remainder of the PNTP Price on the first day of the month following the commencement of PTNP. Buyer will

9

make the first such payment by direct wire transfer to Seller’s account within 5 Days of receipt of Seller’s invoice. The second PTNP payment will be in accordance with Article 3.3, below. With respect to Buyer’s cancellation exposure, each of the above PTNP payments will increase the cancellation value for the corresponding month, as specified in Appendix 3, by the value of the PTNP payment on a dollar for dollar basis. Such payments received under Article 2.2.1 (i), will be credited to the Contract Price and will be applied upon the first scheduled monthly payment in accordance with Appendix 3 and Article 3.1.4.

3.1.4        Notwithstanding the above, in the event that prior to September 1, 2009, Buyer obtains the “Certificate of Public Convenience and Necessity” from the Idaho Public Utility Commission and the IDACORP Board of Directors has authorized the expenditure of funds for the Equipment, then the Alternate — Terms of Payment for May 2009, as contained in Appendix 3, shall take effect and supersede the Primary Terms of Payment for Financial Close — September 2009 schedule upon the date of Notice from Buyer. Such Notice from Buyer shall be provided to Seller within seven (7) Days from the later of: (1) the date of their receipt of the Public Utility Commission’s Certificate of Public Convenience and Necessity; and (2) the authorization by the IDACORP Board of Directors of funds for the Equipment. At which time, Seller shall provide Buyer with an invoice for any scheduled payments in accordance with the Alternate — Terms of Payment for May 2009 schedule prior to the date of receipt of the Notice of Necessity. Thereafter, invoices and subsequence payments shall be in accordance with the Alternate — Terms of Payment for May 2009 schedule contained in Appendix 3.

3.2           Reservation Fee

The non-refundable fee paid by Buyer pursuant to the requirements of the Reservation Fee Agreement, shall be credited against the Buyer is payment obligations, corresponding to the month of the effective date of the FNTP and defined under this Contract as indicated in Appendix 3, Payment and Cancellation Schedule.

3.3           Terms of Payment

Payment of each invoice is to be made within twenty-five (25) Days after the date of issue of such invoice. If Buyer does not pay an invoice when due or improperly withholds amounts due to Seller, a service charge shall, without prejudice to the right of Seller to immediate payment, accrue on such overdue amounts at *** per year (prorated daily) shall apply to past due payments from the date such amount was due.

3.4          Payment Security

Buyer shall provide a commercially reasonable payment security in a form and verified by a U.S. bank acceptable to Seller. Such Buyer payment security shall be provided no later than ***.

10

3.5          Payments

Payment of all or any portion of the amount due under this Contract does not constitute acceptance by Buyer.

3.6              Release and Waiver of Liens

Provided Buyer has paid Seller as required under this Contract, Seller shall provide Buyer a Release and Waiver of Liens, as a condition precedent of the final payment as defined in Appendix 3, Payment and Cancellation Schedule, and in the form defined in Appendix 14, herein, releasing Buyer from all claims of payment for Work performed and material provided under this Contract.

4.0           TAXES

4.1         In addition to the Contract Price, Buyer shall be obligated to pay the amount of any present or future property, privilege, license, sales, use, excise, gross receipts, value added, privilege or similar taxes or assessments applicable to the sale of the Works or to the use of the Works. Such taxes are for the account of Buyer and Buyer agrees to pay any such tax when due or reimburse Seller, or its Subcontractors, pursuant to the additional payment terms and conditions as determined in this Contract. Seller shall use all reasonable efforts to minimize the amount of such taxes and assessments payable by Buyer.

Seller has included in the Contract Price the amount of any *** and *** or similar charges, for delivery of any components to the United States from countries outside of the United States and transportation to the Site. Seller shall be liable for payment of any federal, state income tax associated with the Work and all payroll or employment compensation tax, social security tax or similar taxes for its employees. Seller will be responsible for paying all appropriate sales taxes to the State of Idaho on the Works. Seller will invoice for sales taxes incurred on a monthly basis in accordance with the provisions of the payment terms and conditions as determined in this Contract.

4.1.1 Sales Tax invoicing. Seller shall invoice Buyer in accordance with the applicable payment schedule pursuant to Article 3.1 and terms of payment in accordance with Article 3.3, herein. Commencing upon the month of FNTP, Seller shall incorporate into Seller’s invoice, a separate line item for Idaho State sales tax. Appendix 15, Payment Invoice, provides an example of Seller’s form of payment invoice incorporating the separate sales tax line item.

4.1.2        The Idaho State sales tax line item will be based upon the Base Price multiplied by the Idaho State sales tax of six (6%) percent and divided by the number of months remaining in the applicable payment schedule.

4.1.3        For the final payment, Seller will perform an accounting review of the Base Price and the Idaho State sales tax collected from Buyer to determine a final Idaho State sales tax value to be incorporated into the final payment invoice, if any.

4.2           In the event the State of Idaho determines a further sales tax amount is due on the works as a as a result of a sales tax audit, the liability shall be paid by Seller to the State of Idaho and Seller shall be reimbursed by Buyer in accordance with the provisions of the  and conditions of this Contract. In the event the State of Idaho determines a sales tax refund is due on the Works as a result of a sales tax audit, such refund shall become due from Seller to Buyer within 15 days of Seller’s receipt of refund from the State of Idaho. Buyer shall not be liable for any penalties, and/or interest, resulting directly from Seller’s negligence, that may become payable to the State of Idaho as a result of a sales tax audit.

11

4.3          The sales tax provision under this Contract shall remain effective until the earlier of (i) Seller receiving an audit closing letter or (ii) expiration of the statue of limitations in connection with a State of Idaho’s right to perform a sales tax audit.

4.4          Upon Buyer’s request, Seller shall provide Buyer additional supporting documentation in direct connection with a sales tax reimbursement payment.

4.5          Should Buyer be exempted from any such tax, it shall provide Seller with certification thereof within 30 days after the Effective Date of this Contract.

5.0 WARRANTIES

5.1          Equipment Warranty

5.1.1        Seller warrants that the Equipment, excluding Consumables, will be free from defects in workmanship and material until *** after the date of Initial Synchronization or *** after the Actual Delivery Date or after ***, whichever first occurs (the “Equipment Warranty Period”).

5.1.2        Any Spare Part supplied under this Contract shall have a warranty identical to the Equipment Warranty except that the Equipment Warranty Period for such Spare Part shall expire *** after initial installation or usage of the Spare Part or *** after the date of Delivery of the Spare Part, whichever first occurs.

5.1.3        The warranty period for each item on Consumables will be for the normal expected useful life of such item, but in no event longer than the Equipment Warranty Period set forth in Article 5.1.1, above.

5.1.4        If during the Equipment Warranty Period, Buyer gives Seller Notice of any nonconformity to the Equipment Warranty, Seller shall Remedy such nonconformity. Should investigation by Seller reveal that there is no nonconformity of the Equipment Warranty as reported by Buyer, Buyer shall reimburse Seller for its expense in connection therewith.

5.1.5      With respect to any item, except consumables, reperformed, repaired or replaced by Seller under the warranty, the warranty period for such item shall be extended until the earliest to occur of *** from the date of the ***, but in no event shall the warranty period for any item extend beyond the earliest to occur of:

12

(a)           ***

(b)           *** after the *** or

(c)           ***

5.2          Services Warranty

5.2.1        Seller warrants that the Services performed hereunder including the advice and recommendations of its personnel will reflect competent professional knowledge and judgment consistent with Seller engineering practices beginning with the start of such portion of the Services and ending *** after the completion of each portion of Services (the “Services Warranty Period”).

5.2.2        If during the Services Warranty Period, Buyer gives Seller Notice of any nonconformity to the Services Warranty, Seller shall reperform such nonconforming Services. If such reperformance is impractical, Seller will refund the amount of the compensation paid to Seller by Buyer for such nonconforming portion of the Service.

5.2.3        Where any portion of the Services is reperformed pursuant to Article 5.0, Warranties, said portion shall be further warranted to comply with the Services Warranty until the expiration of the Services Warranty Period of the original portion of the Services.

5.3          Title Warranty

Seller warrants that the Equipment, when delivered, shall not be subject to any encumbrance, lien, security interest or other defect in title to the extent Seller has received payment from Buyer for such Equipment. In the event of any nonconformity to the Title Warranty, Seller, upon Notice of such failure shall defend the title to such Equipment.

5.4          Performance Guarantees

The Performance Guarantees, Emissions Guarantee and Sound Level Guarantee for the Work and the conditions relating thereto are set forth in Appendix 4, Guarantees and Guarantee Tests.

5.5          General Conditions of Warranty

The following constitutes general conditions applicable to all warranties herein:

5.5.1        Buyer shall follow Seller’s recommendations furnished pursuant to this Contract, and, in the absence thereof, follow generally accepted industry practices, in the receipt, handling, storage, protection, installation, maintenance, inspection, and operation of the Work. Buyer shall use fuel during Equipment Warranty Period that complies with Seller’s fuel specifications. Recommended repairs which are required to be performed during the warranty period to alleviate the affects of normal wear and tear are not included under this warranty. For parts or components of the Equipment with expected useful lives of less than the warranty period specified above, the warranty period for such parts and components shall terminate no later than the end of their applicable expected useful life.

13

5.5.2        Buyer shall not (i) operate the Equipment beyond the operational limitations provided by Seller, or (ii) subject the Equipment to accident, alteration, abuse and/or misuse.

5.5.3        Buyer, without cost to Seller, shall provide working access to the defective or nonconforming Work, including disassembling, removing, replacing and reinstalling any equipment, materials or structures, outside of Seller’s scope of supply as defined in Appendix 1, Scope of Supply I Division of Responsibility, to the extent necessary for Seller to perform its warranty obligations.

5.5.4        Buyer shall furnish, at the request and expense of Seller, personnel (to the extent available and not inconsistent with job classifications) and, at Buyer’s expense, facilities, to the extent available, to reasonably assist Seller in any repair or replacement pursuant to its warranty obligations.

5.5.5      Buyer shall afford Seller the opportunity to comment on its proposed system for recording operating data and allow Seller the opportunity to review operating and maintenance records relating to the Plant. Seller shall concur and approve this procedure in writing to Buyer within ten (10) Days of Seller’s receipt of Buyer’s proposal

5.5.6      Buyer shall provide Seller representatives reasonable access to Buyer’s facility for the purpose of observing the Equipment and the operation and maintenance thereof.

5.5.7      Buyer shall afford Seller the opportunity to comment on technical and operating matters directly or indirectly associated with the performance of the Equipment. Seller shall provide written comments to Buyer.

5.5.8      Buyer shall utilize reasonably recommended Seller Technical Field Assistance either as a part of the Technical Field Assistance included in the Contract Price or, in the event that the Technical Field Assistance included in the Contract Price has been fully expended by Buyer, as an additional scope item to be purchased by Buyer in accordance with Seller’s Service Price List, in effect at the time the Technical Field Assistance is required. Attached in Appendix 12, Price List, is the 2008, Price List for Field Engineering and Consulting Services for Combustion Turbine Plant Sites. Technical Field Assistance included in the Contract Price shall not be used for warranty of non-conformance remedies.

5.5.9      Seller will have no warranty responsibility for any Computer Program, or portion thereof, which has been modified or merged with another Computer Program with which it was not designed by Seller to operate.

5.5.10    Title to any defective items or components of Equipment that are replaced by Seller as a part of Seller’s Warranty obligations hereunder shall, at Seller’s request, revert to Seller at a deemed value of zero dollars upon completion of such replacement.

14

5.6             Exclusivity of Warranties and Remedies

The only warranties and guarantees made by Seller are those expressly enumerated in this Article 5 and Appendix 4, Guarantees and Guarantee Tests. Any other statements of fact or descriptions whether expressed in the Contract, or any attachments or Appendices thereto, or in any quotations, proposals, specifications, drawings or manuals, or other documentation concerning the Work, whether in electronic form or hardcopy, shall not be deemed to constitute a warranty or guarantee of the Work or any part thereof. THE WARRANTIES AND GUARANTEES PROVIDED IN THIS ARTICLE 5 AND APPENDIX 4, GUARANTEES AND GUARANTEE TESTS, ARE EXCLUSIVE AND NO OTHER WARRANTIES OR GUARANTEES OR CONDITIONS OF ANY KIND, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE), SHALL APPLY. Subject to Article 6.5, Damage to Property, correction of defects in accordance with this Article 5, a refund in accordance with Article 5.2.2 or payment of the liquidated damages, if any, to Buyer in accordance with Appendix 4, Guarantees and Guarantee Tests, in the manner and during the period provided herein shall constitute complete fulfillment of and Buyer’s exclusive remedy for all the liabilities or responsibilities of Seller and its Subcontractors to Buyer for defective or nonconforming Work, whether the claims of Buyer are based in contract, in tort (including negligence and strict liability), or otherwise.

5.7             Technical Advisories

Seller, at no cost to Buyer, agrees to perform actions as identified in Technical Advisories to the Equipment that pertains directly to the health, personnel safety or to the Equipment integrity which are issued by Seller prior to the date of Final Acceptance.

Such Seller obligation is only applicable to the Scope of Supply defined in Appendix 1, Scope of Supply and Division of Responsibilities contained in this Contract.

For the avoidance of doubt, all performance and parts life/inspection interval enhancements and for improvements related to the Work but not defined in Appendix 1, Scope of Supply and Division of Responsibilities, are excluded from Seller’s obligations stated in this Article 5.7.

6.0          DELIVERY, TITLE AND RISK OF LOSS

6.1           Subject to the provisions of Article 2.1.3, Delivery of each item of the Equipment, by Seller, will be made free on board carrier, not unloaded, as follows: (i) upon arrival of the Equipment to the unloading destination at the Site for shipments made by truck, or (ii) upon arrival of the Equipment to the unloading destination of the suitable rail siding located at Fruitland, Idaho for shipments made by rail (hereinafter referred to as “Delivery”). Buyer shall promptly unload the Equipment upon Delivery and shall be responsible for reimbursing Seller’s demurrage costs if Buyer fails to so unload the Equipment.

Provided that all payments are current in accordance with Appendix 3, Payment and Cancellation Schedule and Article 3.1, title to the Equipment, except for Computer

15

Programs, shall pass to Buyer upon Delivery.  In any event, risk of loss or damage to the Equipment shall pass to Buyer upon Delivery.

6.2           Risk of loss of or damage to any equipment at the Site, including the Equipment when any repair or replacement is being performed by Seller or its Suppliers, shall remain with the Buyer at all times during the performance of any Work. If Buyer procures or has procured property damage insurance applicable to occurrences at the Site, Buyer shall obtain a waiver by the insurers of all subrogation rights against Seller.

6.3           Risk of loss of or damage to any Seller-owned equipment which is required at the Site in order to perform any Work will pass to Buyer upon arrival of such equipment at the unloading destination at the Site. Risk of loss of or damage to such Seller-owned equipment will revert back to Seller when such equipment is placed free on board carrier at the Site for return to Seller.

6.4           Title to and right of possession of any Computer Programs licensed hereunder shall remain with Seller, or its licensor, except that Buyer shall have the right of possession and use of the Computer Programs provided hereunder at no cost for the term of the corresponding license provided herein, so long as no breach of this Contract has been made by Buyer and all payments due Seller have been paid. Nothing in this Contract shall be construed as giving Buyer any right to sell, assign, lease or in any other manner transfer or encumber Seller’s, or its licensor’s ownership of the Computer Programs, or as limiting Seller, or its licensors, from using and licensing the Computer Programs to any third party.

6.5           Damage to Property

The liability of Seller in connection with the warranties of this Contract, shall provide for, but not exceed the cost of replacing, repairing or modifying the nonconforming or defective portion of the Works. Notwithstanding the foregoing, in the event that a nonconformance to a warranty as provided herein of the Equipment results in physical damage to other parts of the Equipment which are likewise still within the Equipment Warranty Period (‘Resultant Damage”) and Seller is given written notice per the provisions this Contract, then the following terms and conditions shall apply to such Resultant Damage: (1) Seller shall be liable for, on an occurrence basis, the cost of either the repair/replacement of the Resultant Damage, *** or *** whichever is less and (ii) the Buyer shall issue Seller a Change Order to repair/replace such Resultant Damage and (iii) Seller’s aggregate liability for all Resultant Damage under this Contract shall not exceed the sum of ***. The foregoing shall constitute the exclusive remedy of Buyer and the sole liability of Seller for any nonconformity or defect or Resultant Damage in the Works or for failure of the Works to be as warranted, whether Buyer’s remedies are based on contract, warranty, tort (including negligence), strict liability, indemnity or any other legal theory, and whether arising out of warranties, representations, instructions, installations, or nonconformities from any cause.

Except as specifically set forth in the preceding paragraph, in no event shall Seller, its Affiliates or Subcontractors have any responsibility or liability, under any theory of recovery, whether based in contract, tort (including negligence and strict liability), or otherwise, for any loss or damage to Buyer’s property or equipment (which shall include any item or component of the Work after risk of loss or damage to the Work has passed to Buyer pursuant to Article 6.2) that is damaged (sometimes referred to as resultant,

16

secondary, downstream, down-flow, upstream, up-flow, or collateral damage) as a result of (i) a Warranty defect in any item or component of the Work for which Seller remains responsible under Article 5 or (ii) a negligent act or omission of Seller during performance of Work at the Site. Any such loss or damage shall be the sole responsibility of Buyer and Buyer’s insurers, and Buyer waives all rights of recovery, and shall cause its insurers to waive all rights of subrogation, against Seller, its Affiliates, Subcontractors and its and their insurers, for any such loss or damage.

6.6           In regards to Delivery of a Major Component, Seller must Notify Buyer: i) at least thirty (30) Days in advance of Delivery, and ii) again, at least, one (1) Day prior to Delivery, of its intent to Deliver a Major Component to the point of Delivery (“Delivery Advance Notice”). Buyer may request a delay in the Delivery of a Major Component, and Seller shall evaluate said Delivery delay request and provide a response as to the impacts, if any, to the terms of this Contract, including but not limited to the Contract Price, delivery schedule and Guaranteed Delivery Date, to Buyer within seven (7) Days of receipt of Buyer’s delay request Notice. In the event the Parties agree to a delay request, then Delivery shall be deemed to have occurred and such changes shall be performed in accordance with Article 9.0, Changes, herein.

Buyer will receive such items at the point of Delivery between the hours of 8:00 a.m. to 5:00 p.m., local prevailing time, Monday through Friday. However, Seller may request, by Notice to Buyer, the Delivery of a Major Component outside the defined delivery receipt hours stated above, and Buyer shall evaluate said Delivery request and provide a response as to the impacts, if any, to the terms of this Contract, including but not limited to the Contract Price, to Seller within seven (7) Days of receipt of Seller’s request Notice. In the event the Parties agree to a Delivery request, then such changes shall be performed in accordance with Article 9.0, Changes, herein.

Seller may Deliver the Major Components up to twenty-one (21) Days ahead of the date(s) listed in Appendix 5 with a Delivery Advance Notice. In the event that Seller wishes to deliver more than twenty-one (21) Days ahead of the dates indicated, Seller must specifically request and obtain Buyer’s written approval for early Delivery. Deliveries attempted more than twenty-one (21) Days prior to the date(s) indicated without Buyer’s prior written approval, as provided above, may be rejected by Buyer. All costs associated with rejected delivery and redelivery shall be the responsibility of Seller.

7.0          SHIPMENT

7.1           Transportation

When the Equipment is ready for shipment(s), Seller shall (i) determine a reasonable method of transportation and the routing for the shipment to the point of Delivery and (ii) ship the Equipment by Normal Carriage to the point of Delivery.

In the event that Buyer is unwilling or unable to receive the Equipment, Seller will, upon Notice to Buyer and giving Buyer reasonable opportunity to designate a mutually acceptable alternate destination, place such Equipment in storage. If the Equipment is to be placed into storage pursuant to this provision, Delivery of the Equipment shall be deemed to occur, and

17

any payments due upon Delivery shall be payable by Buyer, when the Equipment (I) is placed free on board carrier at the manufacturing facility for shipment to the storage location or (ii) is placed into the storage location when stored at the manufacturing facility.

In the event of storage pursuant to the preceding paragraph, all expenses thereby incurred by Seller, including but not limited to, preparation for and placement into storage, handling, transportation, storage, inspection, preservation, taxes, insurance and any necessary rehabilitation prior to installation shall be payable by Buyer upon submission of invoices prepared by Seller. When conditions permit and upon payment to Seller of any additional amounts due hereunder, Buyer shall arrange, at its expense, removal of the Equipment from storage.

7.2           Normal Carriage

Most Equipment can be shipped by highway transport to the point of Delivery. Seller shall make every reasonable effort to ship by highway transport unless rail transport is required.

7.3          Special Transportation and Special Services

7.3.1        Buyer agrees to pay or to reimburse any transportation charges in excess of regular charges for Normal Carriage, including, but not limited to, excess charges for special routing, special trains, specialized riggers trailers, lighterage, barging, demurrage and air transport.

7.3.2        Buyer also agrees to pay or to reimburse any reasonable cost incurred or charge resulting from special services performed in connection with the transportation of the Equipment, including, but not limited to, the construction and repair of transportation and handling facilities, bridges and roadways, of whatever kind and wherever located.

8.0         FORCE MAJEURE

8.1          Effect of Force Majeure

Neither Party shall be considered to be in default or in breach of its obligations under the Contract to the extent that performance of such obligations is prevented by any circumstance of Force Majeure arising after the date of this Contract. Notwithstanding the foregoing, in the event a Force Majeure circumstance prevents either Party from performing any of its obligations as provided in this Contract, Buyer shall issue Seller a Change Order equitably adjusting the Contract Price, Schedule, the Guaranteed Delivery Dates, and other affected terms and conditions to the extent Seller is affected by the Force Majeure event. Additionally, in no case shall a Force Majeure event excuse or delay any obligation under this Contract to make payment when due.

8.2          Notice of Occurrence

If either Party considers that any circumstance of Force Majeure has occurred which may affect performance of its obligations under this Contract, it shall promptly, but in any

18

event, within ten (10) days upon learning of such event, notify the other Party thereof in writing stating the nature of the event, its potential effect and the anticipated duration thereof, and any action being taken to avoid or minimize its effect. The burden of proof shall be on the Party claiming Force Majeure.

8.3           Performance to Continue

Upon the occurrence of any circumstance of Force Majeure, Seller shall use its reasonable best efforts to continue to perform its obligations under the Contract. Seller shall notify Buyer of the steps it proposes to take, including any reasonable alternative means for performance, which is not prevented by Force Majeure. Seller shall not take any such alternative steps unless directed so to do by Buyer pursuant to a Change Order. In any such case, Seller shall use best efforts to mitigate all such costs and impacts on the Schedule and on the Guaranteed Delivery Date. Any suspension of performance due to an event of Force Majeure shall be of no greater scope and no longer duration than reasonably required and the Party suffering the Force Majeure shall use due diligence to partially or fully remedy its inability to perform.

8.4           Damage Caused by Force Majeure

If, in consequence of Force Majeure, the Works shall suffer loss or damage, Seller shall be entitled to receive payment for the value of the Works performed up to the time of the Force Majeure event.

8.5           Termination in Consequence of Force Majeure

8.5.1        If circumstances of Force Majeure have occurred that have materially affected the Work and have continued for a period of ***, and there is a corresponding delay in the Guaranteed Delivery Date of *** caused by the Force Majeure, then, notwithstanding that Seller may by reason thereof have been granted an extension of the Guaranteed Delivery Date, by Change Order, Buyer shall be entitled to terminate the Contract upon thirty (30) days written notice to Seller. If at the expiration of such thirty (30) day period such Force Majeure shall still continue, this Contract shall automatically terminate unless otherwise specifically agreed by the Parties.

In the event that a Force Majeure event occurs that has materially affected the Work and has continued for a period of *** and there is a corresponding delay in the Guaranteed Delivery Dates of *** caused by the Force Majeure, then the Contract shall automatically terminate unless otherwise specifically agreed by the Parties.

8.5.2  In the event the Contract is terminated pursuant to Article 8.5.1 above, the following provisions shall apply: (i) Buyer shall pay to Seller the amount, if any, by which the applicable cumulative termination amount set forth in Appendix 3, Payment and Cancellation Schedule, corresponding to the effective date of the termination (partial month to be appropriately pro-rated) exceeds the cumulative payments made by Buyer prior to such date; (ii) title and risk of loss to the physical material, equipment and components for the Project shall transfer to Buyer; (iii) Buyer shall be responsible for, as applicable, any transportation, storage and insurance costs of such material, equipment and components not yet delivered to the Site; and (iv) Buyer and Seller must mutually

19

agree upon a Change Order which provides reasonably acceptable modifications to the Contract consistent with the scope of Works at the Site and in manufacturing/process.

8.5.3        If the Parties fail to agree upon and execute a mutually acceptable Change Order as set forth in Article 8.5.2 above, said material, equipment and components will be provided on an “AS-IS, WHERE-IS” BASIS AND SELLER OFFERS NO WARRANTIES OF ANY KIND, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE).

9.0          CHANGES

9.1          Buyer may request changes in the Work and, if accepted by Seller, the Contract Price,

Equipment Delivery Scheduled Delivery Date and other pertinent provisions of the Contract will be modified by written agreement set forth in a change order (hereinafter “Change Order”). Pricing and payments for Change Orders shall be based on mutually agreeable terms and conditions which will be on a fixed price basis, unless otherwise agreed between the Parties.

9.2          If, during the performance of the Contract, Site conditions or other conditions are encountered requiring revisions in the Scope of Work and Division of Responsibility or other pertinent provisions of the Contract regarding Seller performance, all such revisions shall be handled in accordance with the provisions of this Article.

9.3          Each Change Order shall be in the form specified in Appendix 10, Form of Change Order, and shall be acceptable to both Parties prior to its implementation.

9.4          Activities for which Buyer and Seller cannot agree upon a firm, fixed price, schedule adjustments or other terms and conditions, Seller shall be compensated by Buyer on a time and material basis. Such time and material work shall be based on the following costing procedure:

(a)           Seller’s personnel shall be billed at the then current published field service and home office rates. Attached in Appendix 12, Price List, are the Seller’s 2008 Selling Policies for Field Engineering and Consulting Services for Combustion Turbine Plant Sites and Home Office Commercial and Project implementation Services for New Sites Under Construction.

(b)           Third party purchases, including materials, rental of equipment, and labor (including but not limited to: craft labor, and vendor supplied Site construction management, Site supervision, field engineering, Site administration), shall be compensated by Buyer at a price calculated by direct costs (3rd party invoices) plus ***.

(c)           Seller manufactured materials, equipment and labor, shall be compensated by Buyer at market value for manufactured equipment or Siemens’ current price list.

(d)       Adjustments to the schedule and the Guaranteed Delivery Date shall be equal to the amount of time incurred by Seller in performing the work taking into account

20

adjustments to the works or to the methods or sequence of performing the Works (all as determined by Seller) that can be reasonably taken by Seller.

(e)           Seller shall provide Buyer with a reasonable breakdown of costs and time to support compensation and/or adjustments to the Equipment Delivery Schedule and any other adjustments to the terms and conditions of this Contract in connection with Change Orders performed on a time and material basis.

10.0        DELIVERY; LIQUIDATED DAMAGES; FINAL CCEPTANCE

10.1 Document Package Delivery

If, subject to changes in accordance with the provisions of Article 8.0, Force Majeure and Article 9.0, Changes, Seller has not delivered a complete Document Package as identified in Appendix 6, Drawings and Documentation, by the scheduled delivery date for such Document Package, Seller shall pay *** until delivered. The maximum rate of liquidated damages shall be ***. The total liquidated damages for failure to deliver Document Packages under this Article shall not exceed *** which shall be credited to the total aggregate limit on all schedule delay related liquidated damages under Article 10.4 of the Contract.

10.2         Equipment Delivery

10.2.1      Seller represents that the Actual Delivery Date will be no later than the Scheduled Delivery Date as identified in Appendix 5, Equipment Delivery Schedule, subject to changes in accordance with the provisions of Article 9, Changes, and Article 8.0, Force Majeure.

10.2.2      If, subject to changes in accordance with the provisions of Article 9.0, Changes, and Article 8.0, Force Majeure, the date of Initial Synchronization of the Equipment is delayed for causes solely attributable to Seller, then Seller shall credit to Buyer liquidated damages as set forth in Article 10.2.3, subject to the following conditions:

(a)           The liquidated damage amounts shall be applied to *** that the date of Initial Synchronization of the Unit is delayed from the scheduled Initial Synchronization date. ***;

(b)           Liquidated damages shall not apply to the extent the Buyer’s schedule would have been delayed regardless of whether or not Seller met its scheduled Delivery obligation; and

(c)           Certain portions of the Major Components may be field-installed components which are not subject to liquidated damages under this Article 10.0. This may include certain components of the combustion system such as transitions, baskets, nozzles, support housings, manifolds and piping/tubing, and air dilution components [e.g. by-pass ring, shafts, actuators, actuator driving mechanisms, etc.] which may be field installed, if applicable, after the Delivery of the Equipment. In such case, Seller will, at its cost, install such missing components in the Equipment at the Site in a

21

time frame which will not materially impact Buyer’s construction, installation, startup and commissioning schedule.

10.2.3      Liquidated damages under this Article 10.2 shall be calculated at the rates for ***:

Days Late	Rate per Day

***	***

The liquidated damages are limited to a daily aggregate value of ***. Such Equipment Delivery liquidated damages shall not exceed ***, further subject to the limitation specified in Article 16.2.

10.3         Intentionally omitted.

10.4         Intentionally omitted.

10.5         Exclusivity

THE REMEDIES OF BUYER SET FORTH ABOVE FOR DOCUMENT DELIVERY DELAY AND EQUIPMENT DELIVERY DELAY ARE EXCLUSIVE AND NO OTHER REMEDIES OF ANY KIND WHATSOEVER SHALL APPLY. Payment of liquidated damages to Buyer, as provided above shall constitute fulfillment of all liabilities of Seller to Buyer for document delivery delay and equipment delivery delay, whether based in contract, in tort (including negligence and strict liability), or otherwise.

10.6         Final Acceptance

Final Acceptance shall be deemed to occur on the first Day Seller has: (i) demonstrated the Unit meets the requirements for Final Acceptance as set forth in Article 4.3.1 of Appendix 4, Guarantees and Guarantee Tests, (ii) completed all Punch List Items to the reasonable satisfaction of Buyer, (iii) provided Buyer the final waiver and release of liens in the form of Appendix 14, and (iv) supplied Buyer with the final as-built drawings and documentation per Appendix 6.

11.0        EXTENSION OR SUSPENSION

11.1         At any time more than *** prior to the Scheduled Delivery Date of the Equipment, Buyer may, by Notice to Seller, request an extension of the Scheduled Delivery Date for such Equipment or request suspension of performance. Seller will exert every reasonable effort to comply with such request but reserves the right to accept or reject any such request and to base its acceptance or rejection upon appropriate considerations, including, but not limited to, Seller’s production capacity and engineering workload, and the availability of labor, materials and manufacturing space. Seller will notify Buyer of its acceptance or rejection of any such request.

22

11.2         Seller’s acceptance of a request for extension of the Scheduled Delivery Date or of suspension of performance will be conditioned upon (1) Buyer’s payment to Seller of the difference, if any, between the cumulative cancellation charge as stated in Appendix 3, Payment and Cancellation Schedule, at the date of the extension of the Scheduled Delivery Date or suspension of performance and the total payments made to Seller by Buyer with respect to the Work prior to the date of acceptance of such request, and (2) Buyer’s written agreement to an adjustment of the Contract Price and any other terms and conditions of the Contract reasonably required, by Seller to compensate for such extension of the Scheduled Delivery Date or suspension of performance. Buyer will pay any such adjustment within twenty-five (25) Days after the date of Seller’s invoice.

11,3         If, within *** after Seller’s acceptance of a request for suspension, Buyer requests in writing that Seller resume performance, Seller will make every reasonable effort to comply promptly with such request for resumption, but reserves the right to base the establishment of a date for resumption of performance upon appropriate considerations, including, but not limited to, Seller’s production capacity and engineering workload, and the availability of labor, materials and manufacturing space, and the establishment of a mutually agreeable shipment or delivery date.

11.4         If, within *** after Seller’s acceptance of a request for suspension, Buyer has not requested that Seller resume performance, Seller may upon notification to Buyer, at any time thereafter and at the option of Seller, terminate the Contract for the portion of Work for which performance was suspended. In such event, the Contract shall be deemed to have been terminated by Buyer and Buyer will pay to Seller termination charges as outlined in Article 12.0, Termination.

11.5         If Buyer fails to perform any duty provided for herein in a timely manner, including but not limited to making payments when due, Seller may, at its option and without a waiver of any of its other rights, treat such failure to perform as a suspension until such duty is performed. Upon the performance of such duty by Buyer, a revised Scheduled Delivery Date and revised terms of payment will be determined and the Contract Price and all other terms and conditions will be adjusted in accordance with this Article. In addition, all other provisions of this Article, including those relating to Seller’s termination rights, shall apply to such suspension.

12.0        DEFAULT AND TERMINATION

12.1         Termination for Buyer’s Convenience

Should the planned power generation application for which some or all of the Equipment is purchased by Buyer be abandoned or cancelled, the Contract or a portion thereof may be terminated by Buyer by Notification to Seller and upon payment within *** after invoicing by Seller of the cumulative cancellation charge as stated in Appendix 3, Payment and Cancellation Schedule. Payments made by Buyer and received by Seller prior to the date of termination will be credited against the amount due as termination charges. Such termination charges will also be due and payable should the Contract be deemed terminated by Buyer’s failure to notify Seller to resume production in accordance with Article 11.0, Extension or Suspension.

23

12.2 Event of Default by Buyer

Each of the following shall constitute a default by Buyer under the Contract.

(a)           Buyer files a bankruptcy petition or is adjudged bankrupt; or

(b)           Buyer fails to perform material obligations under the Contract including, but not limited to, payment obligations and fails to(-) commence corrective action within *** after its receipt of a Notice from the Seller except that for payment obligations corrective action must be commenced within *** after its receipt of a Notice from the Seller.

In the event Seller elects to terminate this Agreement for a Buyer default pursuant to this Article 12.2, Buyer shall pay those amounts provided in Article 12.1 within *** after Buyer’s receipt of Seller’s invoice. Buyer’s failure to make payment will result in Seller’s pursuing any remedies that may be available to it.

12.3  Events of Default by Seller

Each of the following shall constitute a default by Seller under the Contract:

(a)           the Work is abandoned by Seller;

(b)           Seller files a bankruptcy petition or is adjudged bankrupt;

(c)           Seller persistently refuses to comply with applicable laws and regulations; or

(d)           Seller fails to perform material obligations under the Contract and fails to commence corrective action within *** after Buyer’s Notice.

In the event that Buyer elects to terminate this Contract for a Seller default pursuant to this Article 12.3, Seller shall surrender to Buyer possession, control and use of the Work, to the extent then completed. Buyer shall pay Seller for all Work performed up to the termination date and may employ any other qualified firm or corporation to finish the Work. If Buyer exercises its right to complete the Work, Buyer shall be required to use its best efforts to mitigate the cost for completion of such Work. Upon completion of the Work, the total cost of the Work shall be determined and substantiated and Buyer shall provide Seller Notice thereof. If Buyer’s cost of completion exceeds the unpaid balance of the Contract Price before the termination date, Seller shall be required to pay Buyer the difference within *** after Buyer’s Notice of the final cost.

13.0  LICENSE

13.1         Seller grants to Buyer a nontransferable, nonexclusive license, without sublicensing rights, to use Computer Programs provided to Buyer under the Contract solely in connection with the Unit for which it was purchased, subject to the conditions and restrictions contained in this Contract. The term of such license shall extend until the decommissioning of the Unit for which it was licensed.

24

13.2         However, this License does not grant any right to the background technology from which the Computer Program was generated or to the source code underlying the Computer Program, except to the extent specifically identified in the Contract. Except as specifically set forth in the Contract, Buyer is granted no right to modify the Computer Programs or merge it with other Computer Programs. In the event source code is specifically required to be provided and a right to modify is specifically granted in writing under the Contract, such right is granted with the understanding that Seller makes no representation or warranty that Buyer will have the capability to effectively modify or merge the Computer Programs. Buyer shall indemnify and hold Seller, its officers and employees, free and harmless from all claims, demands, causes of action, suits and other litigation (including all costs thereof, and attorney’s fees) of every kind and character arising out of or connected with any modification to the Computer Programs generated and implemented by Buyer and/or its contractors.

14.0        PATENTS

14.1         Seller will, at its own expense, defend or at its option settle any suit or proceeding brought against Buyer in so far as it is based on an allegation that any Work (including parts thereof), or use thereof for its intended purpose, constitutes an infringement of any United States patent or copyright, if Seller is promptly provided Notice and given authority, information, and assistance in a timely manner for the defense of said suit or proceeding. Seller will pay the damages and costs awarded in any suit or proceeding so defended. Seller will not be responsible for any settlement of such suit or proceeding made without its prior written consent. In case the Work, or any part thereof, as a result of any suit or proceeding so defended is held to constitute infringement or its use by Buyer is enjoined, Seller will, at its option and its own expense, either: (a) procure for Buyer the right to continue using said Work; (b) replace it with substantially equivalent non-infringing Work; or (c) modify the Work so it becomes non-infringing.

14.2         Seller will have no duty or obligation to Buyer under this Article 14 to the extent that the Work is (a) supplied according to Buyer’s design or instructions wherein compliance therewith has caused Seller to deviate from its normal course of performance, (b) modified by Buyer or its Sellers after delivery, or (c) combined by Buyer or its Sellers with items not furnished hereunder and by reason of said design, instruction, modification, or combination a suit is brought against Buyer. In addition, if by reason of such design, instruction, modification or combination, a suit or proceeding is brought against Seller, Buyer shall protect Seller in the same manner and to the same extent that Seller has agreed to protect Buyer under the provisions of Article 14.1 above.

14.3         THIS ARTICLE IS AN EXCLUSIVE STATEMENT OF ALL THE DUTIES OF THE PARTIES RELATING TO PATENTS AND COPYRIGHTS, AND DIRECT OR CONTRIBUTORY PATENT OR COPYRIGHT INFRINGEMENT AND OF ALL THE REMEDIES OF BUYER RELATING TO ANY CLAIMS, SUITS, OR PROCEEDINGS INVOLVING PATENTS AND COPYRIGHTS. Compliance with this Article 14, as provided herein, shall constitute fulfillment of all liabilities of the Parties under the Contract with respect to patents and copyrights.

15.0        PROPRIETARY INFORMATION

15.1         It is understood that certain information may be exchanged between Buyer and Seller pursuant to this Contract, including but not limited to the Contract, the Proposal and the Reservation Agreement, that the disclosing Party considers

25

proprietary and confidential. Each Party agrees that it shall (and shall cause its affiliates, parent company, and subsidiaries and their officers, directors, consultants, employees, legal counsel, agents and representatives ( the “Confidentiality Affiliates”)) to: (1) hold confidential and not disclose other than to its Confidentiality Affiliates (other than a Confidentiality Affiliate that is a direct competitor of the nondisclosing Party) having a reasonable need to know in connection with the permitted purposes hereunder, without the prior written consent of the other Party, all confidential or proprietary written information which is marked confidential or proprietary or oral information or data which is reduced to writing within thirty (30) days of such disclosure and marked as confidential or proprietary (including sources of equity and/or other financing, development strategy, competitor information, cost and pricing data, warranties, technical information, research, developmental, engineering, manufacturing, marketing, sales, financial, operating, performance, business and process information or data, know how and computer programming and other software techniques) provided or developed by the other Party or its Confidentiality Affiliates in connection herewith or the Works (“Confidential Information”); and (2) use such Confidential Information exclusively in connection with performing its obligations hereunder or the construction, operation and maintenance of the Plant. In no event shall any Confidential Information be disclosed to any competitor of the Seller or Buyer.

15.2         The obligations contained in the preceding paragraph shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (1) was known to the receiving Party or its Confidentiality Affiliates prior to receipt from the disclosing Party or its Confidentiality Affiliates; (2) was, or becomes through no breach of the receiving Party’s obligations hereunder, known to the public; (3) becomes known to the receiving Party or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Party’s or discloser’s Confidentiality Affiliates or a third party; (4) is independently developed by the receiving Party or its Confidentiality Affiliates; or (5) is required to be disclosed by law, governmental regulation or applicable legal process. As to Confidential information that is not a trade secret under Applicable Laws, the foregoing obligations shall expire five (5) years after Final Payment.

15.3         When required by appropriate Government Authority, a Party may disclose the Confidential Information of the other Party to such Governmental Authority provided, however, that prior to making any such disclosure, such Party will: (i) provide the owning Party with timely advance written notice of the Confidential Information requested by such Government Authority and the intent of such Party to so disclose; (ii) minimize the amount of Confidential Information to be provided consonant with the interest of the owning Party, Seller and Subcontractors and the requirements of the Government Authority involved; and (c) make every reasonable effort (which shall include participation by the owning Party, Seller or Subcontractor, as applicable in discussions with the Government Authority involved) to secure confidential treatment and minimization of the Confidential Information to be provided. In the event that efforts tosecure confidential treatment are unsuccessful, the owning Party shall have the prior right to revise such information to minimize the disclosure of such Confidential Information in a manner consonant with its interest and the requirements of the Government Authority involved.

26

16.0 LIMITATION OF LIABILITY

16.1         The aggregate liability of Seller, its Affiliates, Subcontractors, agents and employees, arising out of the performance or nonperformance of obligations in connection with the Contract or the performance or nonperformance of Work, under any theory of recovery, whether based in contract, tort (including negligence and strict liability), or otherwise, shall not exceed an amount equal to ***

16.2         Seller’s total responsibility under the Contract for payment of all liquidated damages, including the liquidated damages set forth in Article 10 and Appendix 4, Guarantees and Guarantee Tests, shall be limited in the aggregate to ***.

16.3         In no event, whether based in contract, tort (including negligence and strict liability), or otherwise, shall Seller, its Affiliates or its Subcontractors be liable for damages for loss of profits or revenue or the loss of use of either; damage to the Work after risk of loss has transferred to Buyer (except as provided pursuant to Article 6.5); loss by reason of facility shutdown or inability to operate at capacity; increased costs of purchasing or providing Work; damage to or loss of property or equipment (except as provided pursuant to Article 6.5); costs of replacement power or capital; claims of Buyer’s customers; inventory or use charges; or incidental, indirect, special or consequential damages of any other kind or nature, whatsoever.

16.4         The remedies set forth in the Contract are exclusive and no other remedies of any kind whatsoever shall apply. No claim shall be asserted against Seller, its Affiliates, agents, employees, or Subcontractors, unless the injury or damage giving rise to the claim is sustained, and Seller is provided Notice of the claim, before the expiration of the Warranty Period specified in Article 5, and no suit or action thereon shall be instituted or maintained unless it is filed in a court of competent jurisdiction within one year after the date the cause of action accrues.

16.5         Supremacy

The provisions expressed in this Article 16 shall prevail over any conflicting or inconsistent provisions contained elsewhere in this Contract, except to the extent that such conflicting or inconsistent provisions further restrict or reduce Seller’s liabilities under this Contract.

17.0  TRANSFER AND EXPORT LAW COMPLIANCE

17.1         Transfer

Before any transfer of the Work or any portion thereof to another party (except temporary transfer for installation, storage or repair work or permanent transfer for disposal), or the transfer of any interest in such Work, or portion thereof, Buyer will obtain for Seller written assurances from the transferee of limitation of and protection against liability following the proposed transfer at least equivalent to that afforded to Seller and its Subcontractors under the provisions of this Contract. Transfer contrary to the provisions of this Article will

27

make Buyer the indemnitor of Seller and its Subcontractors against any liabilities incurred by Seller or its Subcontractors in excess of those liabilities which would have been incurred had no such transfer taken place.

17.2  Export Law Compliance

Buyer acknowledges that Seller is required to comply with applicable export laws and regulations relating to the sale, exportation, transfer, assignment, disposal and usage of the Work provided under this Contract, including any export license requirements. Buyer agrees that such Work shall not at any time directly or indirectly be used, exported, sold, transferred, assigned or otherwise disposed of in a manner which will result in noncompliance with such applicable export laws and regulations. It shall be a condition to the continuing performance by Seller of its obligations hereunder that compliance with such export Laws and Regulations be maintained at all times.

18.0        LICENSES AND PERMITS

Buyer shall be responsible for all dealings with any Government Authority relative to obtaining and maintaining any licenses, permits, and/or other authorizations of any kind required for installation, maintenance, testing, or operation of the Equipment, or any portion thereof. Buyer shall pay all costs of such licenses, permits and authorizations and all costs and expenses incurred in obtaining and maintaining them. The obligation of Buyer to pay for the Equipment shall not in any manner be waived by the delay or failure to secure or renew, or by the cancellation of any required licenses, permits or authorizations.

19.0        INSURANCE

19.1         Seller’s Insurance Coverage

(a)           Seller shall maintain in full force and effect the insurance coverage and limits required under this Article 19.1 (“Seller’s Insurance”) at the times specified and continuing until the later of: 1) the date of completion of Seller’s warranty obligation, or 2) one (1) year after the Final Acceptance Date. Seller shall provide Buyer applicable insurance certificates of such coverage prior to the shipment of any Equipment to the Site or the commencement of any Work at the Site.

(b)           Seller or Seller’s insurance carrier shall endeavor to provide Buyer with thirty (30) Days’ prior Notice of cancellation, termination or material alteration of any insurance coverage set forth in this Article 19.1. In addition, Seller’s Insurance shall be maintained with insurance companies having a Best Insurance Reports rating of “A-” or better and a financial size category of “VII” or higher (or a comparable rating by any other rating entity reasonably acceptable to Buyer and evidenced by Buyer’s written confirmation, which acceptance shall not be unreasonably withheld). Notwithstanding the above, Seller shall be entitled to self insure any of the insurance requirements set forth in this Article 19.1.

(C)           Seller has the responsibility and obligation to procure and maintain the following insurance policies:

28

(i)            Workers’ Compensation Insurance in accordance with Laws and Regulations applicable to the jurisdiction in which the Work is to be performed, including an “All States” Endorsement and a “Voluntary Compensation” Endorsement;

(ii)           Employer’s Liability Insurance with a minimum limit of ***;

(iii)          Automobile Liability Insurance, including coverage for liability arising out of the use of owned, non-owned, leased or hired automobiles for performance of the Contract. As used herein, the term “automobile” means any vehicle licensed or required to be licensed under the applicable Laws and Regulations. The Automobile Liability Insurance shall have a combined single limit of *** (Bodily Injury and Property Damage Liability). Seller shall name Buyer as an additional insured to the extent third party bodily injury (including death) or third party property damage results from the negligent acts or omissions of Seller or Seller’s subcontractors and require that this policy contain a “separation of insureds” clause; and

(iv)          Commercial General Liability Insurance with coverage written for bodily injury and broad form property damage on an “occurrence” basis with a limit of *** and ***. This policy shall include blanket contractual coverage, and coverage for premises, operations, explosion, collapse, underground hazards and products/completed operations. Seller shall name Buyer as an additional insured to the extent third party bodily injury (including death) or third party property damage results from the negligent acts or omissions of Seller or Seller’s subcontractors and require that this policy contain a “separation of insureds” clause.

19.2         Subcontractor’s Insurance Coverage

Seller shall require its Subcontractors performing Work at the Site to maintain the types, coverage and limits of insurance which are reasonable in accordance with prudent power generation industry practice and commensurate with the Work to be performed by such Subcontractor.

19.3         Buyer’s Insurance Coverage

Buyer shall maintain in full force and effect the insurance coverage and limits specified below from the date of Seller’s or its Subcontractor’s commencement of Work at the Site and continuing until the Final Acceptance Date (“Buyer’s Insurance). Buyer or Buyer’s insurance carrier shall endeavor to provide Seller with thirty (30) Days’ prior

Notice of cancellation, termination or material alteration of any insurance coverage set forth in this Article 19.3. In addition, Buyer’s Insurance shall be maintained with insurance companies having a Best Insurance Reports rating of “A -” or better and a financial size category of “VII” or higher (or a comparable rating by any other rating entity reasonably acceptable to Seller and evidenced by

29

Seller’s written confirmation, which acceptance shall not be unreasonably withheld). Notwithstanding the above, Buyer shall be entitled to self insure the following insurance requirements set forth in this Article 19.3 (a), (d) or (e), below. Buyer shall provide Seller applicable insurance certificates of such coverage prior to Seller’s or its Subcontractor’s commencement of any Work at the Site.

(a)             Workers’ Compensation Insurance in accordance with Laws and Regulations applicable to the jurisdiction in which the Work is performed with both an “All States” Endorsement and a “Voluntary Compensation” Endorsement.

(b)             Buyer shall procure and maintain in full force and effect during the term of the Contract Commercial General Liability Insurance with a minimum limit of *** and ***. Buyer shall name Seller and Subcontractors as “additional insureds” to the extent third party bodily injury (including death) or third party property damage results from the negligent acts or omissions of Buyer or Buyer’s subcontractors and require that this policy contain a “separation of insureds” clause.

(c)             Automobile Liability Insurance, including coverage for liability arising out of the use of owned, non-owned, leased or hired automobiles for performance of the Contract. As used herein, the term “automobile” means any vehicle licensed or required to be licensed under the applicable Laws and Regulations. The Automobile Liability Insurance shall have a combined single limit of *** (Bodily Injury and Property Damage Liability). Buyer shall name Seller and Subcontractors as “additional insureds” to the extent third party bodily injury (including death) or third party property damage results from the negligent acts or omissions of Buyer or Buyer’s subcontractors and require that this policy contain a “separation of insureds” clause.

(d)             Property insurance coverage protecting all property of Buyer at the Site (including Equipment supplied as part of the Work), on an “all risk”, replacement cost basis. The property insurance policy shall include coverage for removal of debris and shall insure the buildings, structures, boiler and machinery breakdown, equipment, facilities, fixtures, electronic equipment and media and other property of Buyer at the Site (whether above or below the surface of the ground) in an amount equal to the total constructed value.

(e)             Such other insurance that Buyer believes is necessary and appropriate to protect its interest and which is reasonable in accordance with prudent power generation industry practice.

19.4  Waiver of Rights

In regard to insurance maintained by either Party pursuant to this Article 19, each such Party waives, and shall require its insurers to waive, all rights of recovery and subrogation against the other Party and its parents, affiliates and any Subcontractors of any tier.

30

19.5 Cooperation Between the Parties

(a)           Each Party agrees to provide the other Party reasonable cooperation and assistance in the procurement of any property insurance required by the Contract or otherwise to be procured in connection with the Plant.

(b)           Seller agrees to provide such reasonable assistance and documentation as Buyer may request in connection with claims Buyer may make under its property insurance policies purchased in connection With the Plant for damage or events that occur after the Effective Date and prior to the expiration of the Warranty Period. Such assistance will be provided under the responsibility, and at the cost, of Buyer.

(c)           Notwithstanding Article 19.5(a) and Article 19.5(b), neither Party shall be required to provide confidential or proprietary information to a third party. If the disclosing Party agrees to provide such information, the third party shall first be required to execute a confidentiality agreement with the disclosing Party in a form reasonably acceptable to the disclosing Party.

20.0        COMPLIANCE WITH LAWS

The Work shall comply with all U.S. federal laws, and rules and regulations promulgated thereunder that are applicable to the Work and which are in effect as of the Contract Date; provided, however, that Seller’s obligations with respect to emissions and sound shall be limited to those specified in Appendix 4, Guarantees and Guarantee Tests. The Contract Price is based on Seller’s compliance with these laws, rules and regulations as they are in effect on the Effective Date. Accordingly, if any changes in the Work are required because of changes in such laws, rules or regulations after that date or because of the imposition of additional laws, rules or regulations, the Contract Price, Equipment Delivery Schedule for performance and other pertinent provisions of this Contract shall be equitably adjusted to reflect the effect of such changes.

21.0        CODES AND STANDARDS

Seller’s design criteria, manufacturing processes and procedures and quality assurance standards, together with electric power industry specifications, codes and standards in effect as of Effective Date are those applicable to the Work. The Work will comply with such specifications, codes and standards and are specified in Appendix la, Equipment Design Basis I Codes and Standards.

Buyer shall be responsible for identifying to Seller all applicable laws, regulations, codes and standards of state, provincial or local authorities, or any subdivision thereof, and shall bear the expense if Equipment modifications or changes to Services are necessary to comply with such laws, regulations, codes or standards. Any such modifications shall be made under the terms of Article 9.0, Changes.

31

22.0        INDEMNITY

22.1         Seller shall indemnify, defend, and save harmless Buyer from and against third-party claims for personal injury (including disease, sickness, and death) and for physical damage to property of third parties, other than property incorporated or intended to be incorporated into the Project (except as provided for pursuant to Article 6.5), which in either case occur on or before the date of Equipment Warranty expiration but only to the extent resulting directly from the negligent acts or omissions of Seller, its Affiliates or Subcontractors during the performance of Work at the Site. In no event shall Seller’s obligations under this indemnity provision apply to any claim by a customer of Buyer for voltage or frequency fluctuation or service interruption of any kind, or to any claim by any third party for failure of Buyer to provide power or capacity under any contract, and provided further that in no event shall the term “third party” as used in this paragraph apply to any Affiliate or lender of Buyer or any transferee of some or all of the Work.

22.2         Buyer shall indemnify, defend, and save harmless Seller (including Subcontractors) from and against third-party claims for personal injury (including disease, sickness, and death) and for physical damage to property of third parties which in either case occur on or before the date of Equipment Warranty expiration but only to the extent resulting directly from the negligent acts or omissions of Buyer, its affiliates or the subcontractors or agents of Buyer.

22.3         The Party seeking the indemnification shall promptly give Notice to the other Party of any third party action for which indemnification is being sought and provide the other Party with the opportunity to participate in all settlement negotiations respecting such claim. The Parties’ obligations pursuant to this indemnity shall expire on the Final Acceptance Date.

23.0 MISCELLANEOUS

23.1    Entire Contract

This Contract contains the entire understanding between the Parties as to the subject matter of this Contract, and merges and supersedes all prior Contracts, Reservation Agreement, commitments, representations, writings and discussions between them. Neither Party will be bound by prior obligations, conditions, warranties or representations with respect to the subject matter of this Contract. This Contract may not be changed, modified or amended in any way, except by a written Change Order executed by authorized representatives of both Parties.

23.2  Joint Effort

Preparation of this Contract has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

32

23.3 Notice

All Notices pertaining to this Contract shall be signed by a duly authorized representative of the Party giving such Notice and shall reference this Contract and shall be sent by registered or certified mail, recognized express courier or facsimile (followed by registered mail) to the other Party at the address designated below and shall be effective upon delivery:

(a)           if delivered to Buyer:

Idaho Power Company

P.O. Box 70 (83707)

1221 West Idaho

Street Boise, Idaho

83702

Attention:	Scott F. Larrondo, P.E.
Phone No.:	(208) 388-2484
Fax No.:	(208) 388-6689

(b)           if delivered to Seller:

Original to:

Siemens Energy, Inc.

The Quadrangle

4400 Alafaya Trail

Orlando, Florida 32826-2399

Attention:	Carl T. Baker
Phone No.:	(407)-736-3920
Fax No.:	(407)-736-5061

23.4         Severability

The invalidity of one or more phrases, sentences, clauses or article contained in this Contract shall not affect the validity of the remaining portions of the Contract so long as the material purposes of this Contract can be determined and effectuated.

23.5 Assignment

Assignment by any Party of its rights and obligations hereunder to a legal successor or such other qualified entity is not allowed under this Contract, except as permitted as follows:

(a)   Siemens hereby consents to the following assignments of this Contract: to an entity affiliated with Buyer or having the same owners as does Buyer, such consent conditioned upon: (a) the proposed assignee being financially and otherwise capable of performing the obligations of the assignor under this Contract, (b) the proposed assignee not being a competitor of Seller, (c) the proposed assignee and none of its affiliates are engaged in litigation with Seller

33

and (d) the assignor providing ten (10) days prior written Notice of such proposed assignment to Seller, together with supportive documentation establishing that the foregoing conditions have been satisfied.

(b)           Should Buyer contemplate obtaining financing for the Plant to be secured by all or a portion of the Plant and rights under this Contract, Buyer may collaterally assign, without the approval Seller, its rights or obligations hereunder for purposes of securing such financing. Seiler shall, if requested, enter into such agreements with lenders with respect to such assignment as shall be mutually agreed upon.

(c)           Either Party may assign its rights, delegate its duties or otherwise transfer its interests hereunder, in whole but not in part, with the prior written consent of the other Party, such consent to not be unreasonably withheld. The Parties agree that any assignment without such prior written consent shall be null and void and of no force or effect.

23.6         No Waiver

No waiver of any of the terms and conditions of this Contract shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The failure of a Party to insist, in any instance, on the strict performance of any of the terms and conditions hereof shall not be construed as a waiver of such Party’s right in the future to insist on such strict performance.

23.7         Applicable Law

This Contract shall be governed by, construed, and enforced in accordance with the substantive laws of the State of Idaho excluding its rules governing conflicts of law.

23.8         Successors and Assigns

This Contract shall be binding upon the Parties hereto, their successors and permitted assigns.

23.9 Audit

Buyer shall not have the right to inspect, copy, or audit any of Seller’s or Subcontractors’ books, accounts, time cards, records, or estimates for the Work.

23.10 Appendices

All Appendices referenced in this Contract shall be incorporated into this Contract by such reference and shall be deemed to be an integral part of this Contract.

34

23.11 Rules of Interpretation

In the interpretation of the Contract, unless the context specifically otherwise requires, the following rules shall apply:

(a)           words importing persons shall include firms and corporations and vice versa;

(b)           words importing the singular shall include the plural and vice versa;

(c)           the headings to the Articles or Sections are for convenience only and do not affect the interpretation of the Contract; and

(d)           all references to documents or other instruments include all amendments and replacements thereof and supplements thereto, to the extent such amendments, replacements and supplements have been incorporated into the Contract by means of a Change Order.

23.12       Communications

Unless otherwise specified, wherever provision is made for the giving or issue of any notification, instruction, consent, approval, certificate or determination by any person, such communication shall be made in the form of a Notice. The word “notify” and “notification” shall be construed accordingly.

12.13       Ozone Warning

Buyer hereby acknowledges receipt of the following notice: With respect to the Plant, please note the following:

WARNING: Contains or manufactured with Ill - TriChloroethane, a substance which harms public health and environment by destroying ozone in the upper atmosphere. This notice is provided pursuant to and contain product labeling information which may be required by regulations, issued by the United States Environmental Protection Agency and made effective as of May 15, 1993, governing the use of certain chemicals (“OD’s”) suspected of depleting the ozone layer in the upper atmosphere (“Ozone Regulations”). The Ozone Regulations are codified in 40 CFR Part 82, “Protection of the Stratospheric Ozone”.

The information contained in the above notice is based upon Seller’s past experience with projects similar to the Plant and its expectations concerning the Plant based upon that experience. At this time it is not able to identify other OD’s, if any, which may be used or contained in the Plant. Reasons for this inability include the fact that Seller is in the process of phasing the use of OD’s out of its operations and the fact that the Plant will use or contain a significant number of article, materials and supplies, the orders or contracts for which have not yet been placed or made. Consequently, the above notice may need to be supplemented as further information becomes available. Seller will provide such supplementary information to Buyer promptly upon receiving the same.

35

Buyer may elect, upon review of such supplementary information to submit a Change Order requesting that Seller use an appropriate substitute article material or supply to eliminate the use of the OD identified in such supplementary information.

Buyer agrees that receipt of the information contained above, as supplemented in accordance with the terms hereof, shall constitute the labeling required by the Ozone Regulations. Buyer further agrees that its exclusive remedy for the failure of Seller to provide any labeling information required under the Ozone Regulations shall be the issuance of the Change Order and hereby waives any other right or remedy it may have with respect to such failure, including any right it may have to terminate this Contract as a result of such failure.

23.14       Third Party Beneficiaries

The provisions of the Contract are only for the benefit of the Parties hereto and not for any other legal entity or person, except as specifically provided herein with respect to Suppliers.

23.15       Government Requirements

Buyer shall not, without the prior written permission of Seller, transmit any information received from Seller pursuant to this Contract, directly or indirectly, to any of the prohibited countries designated in the U.S. Government regulations, as issued from time to time, relating to the exportation of technical data.

23.16       Value Engineering

The Seller during the execution of the Work may identify a more cost effective means to achieve Plant performance objectives but would require a modification(s) to this Contract. In this case, the Seller shall give Notice to the Buyer with information regarding the proposed change including both installed and operating cost differences and Equipment Delivery Schedule and Contract Price impacts. The Buyer shall review the analysis of the proposed change and give the Seller Notice of its decision within fourteen (14) Days or other period of time agreed to by the Parties. if the change is accepted by the Buyer, the Seller shall receive a fee based upon a percentage of the reduction in the Contract Price. The fee shall be *** of said reduction of the Contract Price.

23.17       Nuclear Disclaimer

The Equipment is designed and sold for use in a power plant using fossil fuels. Seller hereby disclaims liability of every kind arising out of a Nuclear Incident (as defined in the Atomic Energy Act of 1954, as amended), whether the claim is based in contract, or tort (including negligence and strict liability), or otherwise on the part of Seller or its Subcontractors, and Buyer hereby agrees to indemnify and hold harmless Seller and its Subcontractors from any liability or damage whatsoever arising out of a Nuclear Incident.

36

23.18  Dispute Resolution

Any dispute, controversy or claim arising out of or relating to this Agreement (each a “Dispute) shall be resolved in the following manner:

(a)           Negotiation. The Parties will attempt in good faith to resolve the Dispute promptly by negotiations between senior representatives of the Parties who have authority to settle the Dispute (each a “Representative”) in accordance with the following procedures:

(i)         The Party raising the Dispute (“Disputihg Party”) shall give the other Party written Notice of the Dispute (“Dispute Notice”). Within fifteen (15) days after receipt of a Dispute Notice, the receiving Party shall submit to the Disputing Party a written response. The Dispute Notice and the response shall include (A) a statement of the nature of the Dispute or the Party’s position relative to the Dispute, as applicable, (B) a summary of the information supporting the Party’s position, and (C) the name and title of the individual who will be that Party’s Representative in the resolution of the Dispute. The Representatives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the other Party’s response to the Dispute Notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute.

(ii)        The Representatives shall discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the need for mediation or arbitration. During the course of such negotiations, all reasonable requests made by one Party to the other for information will be honored in order that each of the Parties may be fully advised. The specified format for such discussions shall be left to the discretion of the Representatives, but may include the preparation of agreed upon statements of fact or of positions furnished to the other Party. All verbal and written communications between the Parties and issued or prepared in connection with this (a) shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as admission or otherwise), in any arbitration or other proceedings for the resolution of the Dispute.

(b)           Mediation. If the Dispute is not resolved within thirty-five (35) days of the date of the Dispute Notice, then either Party may request that the Dispute be referred to the AAA or such other mediator as the Parties may mutually agree for mediation. If the other Party agrees to such mediation in writing, then the Dispute will be referred to mediation in accordance with the following procedures:

(i) The Party requesting the mediation, may commence the mediation process with AAA by notifying AAA and the other Party in writing (“Mediation Notice”) of such Party’s desire that the Dispute be resolved through mediation, including therewith a copy of the Dispute Notice and the response thereto, if any, and a copy of the other Party’s written

37

agreement to such mediation.

(ii)          The mediation shall be conducted through, by and at the office of AAA located in Boise, Idaho.

(iii)         The mediation shall be conducted by a single mediator. The Parties may select any mutually acceptable member from the panel of retired judges at AAA as a mediator. If the Parties cannot agree on a mediator within five (5) days after the date of the Mediation Notice, then the AAA’s Arbitration Administrator shall send a list and resumes of three (3) available mediators to the Parties, each of whom shall strike one name, and the remaining person shall be appointed as the mediator. If more than one name remains, either because one or both Parties have failed to respond to the AAA’s Arbitration Administrator within five (5) days of receiving the list or because one or both Parties have failed to strike a name from the list or because both Parties strike the same name, the AAA’s Arbitration Administrator will choose the mediator from the remaining names. If the designated mediator shall die, become incapable or, unwilling to, or unable to serve or proceed with the mediation, a substitute mediator shall be appointed in accordance with the selection procedure described above in this Article (b)(iii), and such substitute mediator shall have all such powers as if he or she has been originally appointed herein.

(iv)        The mediation shall consist of one or more informal, nonbinding meetings between the Representative and the mediator, jointly and in separate caucuses, out of which the mediator will seek to guide the Parties to a resolution of the Dispute. The mediation process shall continue until the resolution of the Dispute, or the termination of the mediation process pursuant to Article (b) (vii).

(v)         The costs of the mediation, including fees and expenses, shall be borne equally by the Parties.

(vi)        All verbal and written communications between the Parties and issued or prepared in connection with this Article (b) shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as admission or otherwise) in any arbitration or other proceedings for the resolution of the Dispute.

(vii)    The initial mediation meeting between the Representative and the mediator shall be held within twenty (20) days after the Mediation Notice. Either Party may terminate the mediation process upon the earlier to occur of (A) the failure of the initial mediation meeting to occur within twenty (20) days after the date of the Mediation Notice, (B) the passage of thirty (30) days from the date of the Mediation Notice without the Dispute having been resolved, or (C) such time as the mediator makes a finding that there is no possibility of resolution

38

through mediation. The mediation shall follow and be governed by the laws of the State of Idaho.

(c)           Extensions of Time.  All deadlines specified in this Article 23.18 may be extended by mutual agreement.

(d)           Additional Remedies.

(i)         Subject to paragraphs (a) and (b) herein, each Party shall have the right to pursue its remedies at law or in equity;

(ii)        Notwithstanding any language to the contrary in this Contract, either Party, shall have the right to pursue equitable relief in the event of a dispute under this Article 23.18.

23.19 Drawings and Documents

Seller shall submit to Buyer drawings, plans, specifications, and other documents as specified, and in accordance, with Appendix 6, Drawing and Documents.

Sell may provide non—final documents to Buyer in Seller’s preferred format.

Specifically for Appendix 6 drawings and documents as prepared by Seller, Seller will provide such drawings and documents in electronic media, in the following manner:

(a)           “TIF and for PDF” format - the Parties agree, for the purpose of, but not limited to dispute resolution, Seller provided drawings and documents supplied in a static electronic format, shall be the documents of record for the Work; and

(b)           “Native Intergraph” format - the Parties agree that drawing supplied in a working electronic format, is for the sole use of the Buyer for the normal operation and maintenance of the Work.

Seller will use best efforts to secure vendor documentation in electronic format. Wherever possible, Seller provided vendor drawings in “Native Intergraph” format are for Buyer’s information only. The Parties agree that such vendor prepared drawing, supplied in a working electronic format, is for the sole use of the Buyer for the normal operation and maintenance of the Work.

The drawings and documents provided under Appendix 6, in any format supplied by Seller or Seller’s vendors are Confidential Information and as such Buyer is not authorized to exchange this Confidential Information with any third party without Seller’s prior written approval pursuant to Article 15, herein.

23.20 Survival

The Article in the Contract titled “LIMITATION OF LIABILITY”, “PATENTS”, “THIRD PARTY BENEFICIARIES’, “NUCLEAR DISCLAIMER”, “TRANSFER AND EXPORT LAW COMPLIANCE”, and “PROPRIETARY INFORMATION” and all other Article providing for limitation of or protection against liability of Seller or its Subcontractors shall apply notwithstanding any other provision of this Contract and shall survive the termination, cancellation, or expiration of this Contract.

39

23.21 Counterparts

This Contract may be executed by the Parties in two of more separate counterparts (including by facsimile transmission), each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

In witness whereof, the authorized representatives of both Parties have executed this Contract as of the latest date set forth below:

IDAHO POWER COMPANY		SIEMENS. ENERGY, INC.

By:	/s/ James C. Miller	By:	/s/ Benjamin Wolfe

Title:	SVP- Power Supply	Title:	Sales Manager

Date:	Dec. 19, 2008	Date:	19 Dec, 2008

40

APPENDIX 1

SCOPE OF SUPPLY AND DIVISION OF RESPONSIBILITY

* 24 pages omitted

APPENDIX 2

TECHNICAL SPECIFICATION

* 106 pages omitted

APPENDIX 3

PAYMENT AND CANCELLATION SCHEDULE

PRIMARY TERMS OF PAYMENT FOR FINANCIAL CLOSE SEPTEMBER 2009

Contract Price	$53,495,048

			Cancellation % per
Month	Payment % per Month	Cumulative Payment	Month
Reservation Fee	$2,750,000	$2,750,000	$2,750,000
October 1, 2008	0.00%	$2,750,000	$2,750,000
November 1, 2008	0.00%	$2,750,000	$2,750,000
December 1, 2008	0.00%	$2,750,000	$2,750,000
January 1, 2009	0.00%	$2,750,000	$2,750,000
February 1, 2009	0.00%	$2,750,000	$2,750,000
March 1, 2009	0.00%	$2,750,000	$2,750,000
April 1, 2009	0.00%	$2,750,000	$2,750,000
May 1, 2009	0.00%	$2,750,000	$2,750,000
June 1, 2009	0.00%	$2,750,000	$2,750,000
July 1, 2009	0.00%	$2,750,000	20.00%
August 1, 2009	0.00%	$2,750,000	28.00%
September 1, 2009	19.83%	25.00%	35.00%
October 1, 2009	10.00%	35.00%	40.00%
November 1, 2009	5.00%	40.00%	45.00%
December 1, 2009	2.00%	42.00%	50.00%
January 1, 2010	10.00%	52.00%	60.00%
February 1, 2010	3.00%	55.00%	65.00%
March 1, 2010	3.00%	58.00%	71.00%
April 1, 2010	2.00%	60.00%	77.00%
May 1, 2010	5.00%	65.00%	82.00%
June 1, 2010	5.00%	70.00%	85.00%
July 1, 2010	3.00%	73.00%	90.00%
August 1, 2010	5.00%	78.00%	95.00%
September 1, 2010	3.00%	81.00%	100.00%
October 1, 2010	3.00%	84.00%	100.00%
November 1, 2010	3.00%	87.00%	100.00%
December 1, 2010	5.00%	92.00%	100.00%
January 1, 2011	5.00%	97.00%	100.00%
February 1, 2011	0.00%	97.00%	100.00%
March 1, 2011	0.00%	97.00%	100.00%
April 1, 2011	0.00%	97.00%	100.00%
May 1, 2011	0.00%	97.00%	100.00%
June 1, 2011	0.00%	97.00%	100.00%
July 1, 2011	0.00%	97.00%	100.00%
August 1, 2011	0.00%	97.00%	100.00%
September 1, 2011	0.00%	97.00%	100.00%
October 1, 2011	0.00%	97.00%	100.00%
November 1, 2011	0.00%	97.00%	100.00%
December 1, 2011	0.00%	97.00%	100.00%
January 1, 2012	0.00%	97:00%	100.00%
February 1, 2012	0.00%	97.00%	100.00%
March 1, 2012	0.00%	97.00%	100.00%
April 1, 2012	1.50%	98.50%	100.00%
Final Acceptance	1.50%	100.0%	100.0%
Total	100.00%

ALTERNATE TERMS OF PAYMENT FOR MAY 2009

Contract Price	$53,495,048

			Cancellation % per
Month	Payment % per Month	Cumulative Payment	Month
Reservation Fee	$2,750,000	$2,750,000	$2,750,000
***	***	***	***
***

* 2 pages omitted

APPENDIX 4

GUARANTEES AND GUARANTEE TESTS

***

* 18 pages omitted

APPENDIX 5

EQUIPMENT DELIVERY SCHEDULE

IDAHO POWER COMPANY

EQUIPMENT SUPPLY— NEW PLYMOUTH POWER PLANT

EQUIPMENT DELIVERY SCHEDULE

The Seller will support the following equipment delivery dates.

Major Component	Delivery Date

Gas Turbine Longitudinal	Feb 1, 2011
Gas Turbine Generator Longitudinal	Feb 1, 2011
Electrical Package (Except Fire Protection)	Feb 1, 2011
Lube Oil Package (Except Fire Protection)	Feb 1, 2011
Static Starting Package	Feb 1, 2011

Other Auxiliary Equipment	Delivery Date

Air inlet System	Feb 28 2011
Rotor Air Cooler	Feb 28, 2011

* Seller will support other auxiliary equipment delivery by Feb 28, 2011

APPENDIX 6

DRAWINGS AND DOCUMENTATION

***

* 5 pages omitted

APPENDIX 7

OPTIONS

IDAHO POWER COMPANY EQUIPMENT SUPPLY - NEW PLYMOUTH POWER PLANT

Buyer Options

Item	Description	Price	Bid Validity Date
	Seller to provide Buyer the following the identified training services: (See attached individual descriptions for service details, attached herein.)		Upon FNTP
	• Gas Turbine Familiarization and Operation;	***
	• Gas Turbine Preventative Maintenance;	***
	***	***
	***	***
2	Additional three month Base Warranty extension	***	Upon FNTP
3	Remove - GT Low Voltage, automatic transfer switch	***	Upon PNTP
4	***	***	Upon PNTP

Notes:

1.     If Buyer desires to elect any and or all of the options listed herein, Buyer must provide Notice of such election to Seller no later than the Effective Date of the above specified notice to proceed (“Bid Validity Date”). By way of a Change Order, pursuant to Article 9, the price and scope of such elected options shall be incorporated into this Contract.

2.     The option price indicated above reflects a fixed, firm price.

incorporated into this Contract.

2.               The option price indicated above reflects a fixed, firm price.

Introduction

The Seller’s Gas Turbine Familiarization and Operation training program is designed to provide a basic understanding of the equipment and its associated auxiliary systems. The training will support the installation, startup, and operations of commercial power projects. The training integrates a combination of classroom instruction and associated system walk downs. Operations and maintenance technicians perform functions vital to the safe and efficient operation of a power plant. In order to fulfill their job responsibilities, they require an understanding of the Seller’s gas turbine-generator system and its interrelationship with the associated systems of their plant. The goal of the Gas Turbine Familiarization and Operation training program is to provide this understanding customized to each customer’s specific site. All training programs are limited to the Seller’s scope of supply,

Course Content

Some out of class study may be assigned. All required instructional materials are provided to each student. The following topics are representative of those covered in the course. Actual course content will be customized to the specific plant configuration.

•         Introduction

•        Power plant overview

•        Definitions and nomenclature

•        Safety precautions

•         Gas Turbine (applicable model)

•        Basic gas turbine description

•         Associated Systems (as applicable)

•        Fire protection

•        Electrical distribution

•        Heating, ventilation & air conditioning

•        Lubricating oil

•        Control (Hydraulic) oil

•        Fuel (fuel gas and/or fuel oil)

•        Combustor (conventional, DLN, ULN)

•        Emission

•        Power augmentation

•        Compressor water wash

•        Turbine water wash

•        Starting package

•        Inlet air filtration

•        Evaporative cooler/ wet compression system

•        Instrument air

•        Turbine air

1

•        Generator and exciter

•        Generator cooling

•        Hydrogen cooled generator support

•        DCS Control

®        integrated System Operations

•        Process control drawings and control logic diagrams

•        Pre-start checks/Ready to start permissives

•        Normal startup and shutdown

•        Load changing procedures

•        Operational checks/ parameters/ limits

•        Abnormal conditions

•        Combustion system operations & control

•        Temperature monitoring & control

•        System functional operation & control

•         Maintenance Considerations

•        Service bulletins (Introduction)

•        Warranty policies/ typically requested information

Course Details
Course No: Location: Duration: Students: Language:	OPS201.1 Customer Site 10 Days Max 15 Students English

2

GAS TURBINE PREVENTIVE MAINTENANCE

Introduction

The Gas Turbine Preventive Maintenance course is designed to give operation and maintenance personnel the concepts of preventive maintenance, routine inspections, and site equipment specific preventive maintenance recommendations of the Seller’s gas turbine and its associated systems. This course will use a combination of classroom instruction and plant walkdowns. Upon completion of this course, the student is prepared for on-the-job training in plant preventive maintenance procedures and development of the site preventive maintenance program.

Course Content

Completion of the gas turbine familiarization course is recommended. A working knowledge of basic mechanical/electrical principles and the ability to interpret technical manuals, wiring diagrams, and engineering drawings is required.

The following topics are representative of those covered in the course. Actual course content is customized to the specific plant configuration.

•    Introduction

•    Preventive maintenance philosophy

•    Safety Considerations

•    Plant Overview

•    System Preventive Maintenance

•    System function overview

•    Identify equipment requiring preventive maintenance

•    Periodicity guidelines

•    Exercise:

•    Gathering specific component data

•    Applying vendor recommended maintenance

•    Developing site specific maintenance program

•    Administration

•    Service Bulletins

•    Technical Advisories

•    Trending parameters

•    Maintenance records

•    Equipment history

3

Course Details

Course No:	MNT201
Location:	Customer Site
Duration:	5 Days
Students:	Max 15 Students
Language:	English

4

***

* 6 pages omitted

5

APPENDIX 8

EC-93208-(R-10) GUIDING PRINCIPLES FOR CONDUCTING SITE PERFORMANCE TESTS ON SIEMENS INDUSTRIAL GAS TURBINE-GENERATOR UNITS

***

* 23 pages omitted

APPENDIX 9

ACOUSTIC TEST PROCEDURE

***

* 22 pages omitted

APPENDIX 10

FORM OF CHANGE ORDER

CHANGE ORDER

Change Order No.

Effective Date:

RE: Equipment Supply Agreement for the Idaho Power Company New Plymouth Power Plant Project

1.           Introduction

This Change Order No. [ 1 is agreed to pursuant td that certain Contract for the supply of one (1) SGT6-5000F gas turbine generator Econopac, by and between Siemens Energy, Inc. (“Seller”) and Idaho Power Company (“Buyer”), dated December 19, 2008 (the “Contract”). Capitalized terms used but not defined herein shall have the meaning given them in the Contract. Upon its countersignature in the space provided below, this document shall constitute a Change Order effective as of the date first written above within the meaning of the Contract.

2.           Scope of Change

[Describe changes to scope of work, including any modifications to the Contract and Exhibits.]

3.           Price

Original Contract Price:	$	XX,XXX,XXX
Previous Change Orders	$	XX,XXX,XXX
This Change Order:	$	XX,XXX,XXX
Revised Contract Price:	$	XX,XXX,XXX

4.           Appendices

[List revised Appendices and attach to the Change Order].

5.           Other

Except as otherwise specifically provided in this Change Order, all other terms and conditions of the Contract, as amended from time to time, shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Change Order to be executed by their duly authorized representatives to be effective as of the date first above written.

SIEMENS ENERGY, INC.	IDAHO POWER COMPANY

By:	By:

Name:	Name:

Title:	Title:

APPENDIX 11

TECHNICAL FIELD ASSISTANCE

IDAHO POWER COMPANY
EQUIPMENT SUPPLY NEW PLYMOUTH POWER PLANT

TECHNICAL FIELD ASSISTANCE

Scope of Work (1 Unit GT Fuel Gas in CC Configuration)

Seller provides Technical Field Assistance (TFA) to support installation of the following Seller- supplied equipment:

•        Gas Turbine’s and Auxiliaries

•        Generator’s and Auxiliaries

Based on the project schedule, field engineers are furnished as outlined in the Manpower Summary to provide TFA for Seller’s suggested methods and procedures for installation, commissioning, start-up, and performance testing.

Seller TFA Services:

Attend regularly scheduled ‘on-site’ construction/commissioning meetings as required by the Contract and otherwise as reasonably requested by Buyer.

Confer with Buyer’s installation and start-up personnel regarding Seller’s equipment, plans, objectives, and procedures. Seller may make recommendations for work process improvements.

Observe Buyer’s site storage conditions and provide recommendations as required.

If requested by Buyer, provide interpretation of technical documents provided by Seller or Seller’s suppliers, including clarification or missing information.

Provide consultation on method statements and procedures required to perform installation of Seller’s equipment.

Provide guidance on setting sole plates, leveling wedges, fixators, and other foundation material.

Consult on unloading and transferring Seller’s major components from rail cars or trucks to foundation. Buyer is responsible for all heavy lifting and hauling associated with the equipment.

Provide guidance for installing Seller’s equipment on foundations.

Inspect Seller’s equipment for proper assembly, clearances, alignment, and cleanliness, and advise Buyer of any observed errors and/or omissions.

Inspect Seller’s equipment before start-up, verify that pre-operational checkout and testing activities have been completed, and inform Buyer of any observed errors and/or omissions.

1

Observe work practices and procedures of Buyer’s installation and commissioning personnel to ascertain that Seller’s recommended installation practices are being followed and that potentially damaging conditions do not exist as it relates to Seller’s equipment.

•      Provide guidance during commissioning and start-up of Seller’s equipment pertaining to sequence of events and requirements to complete`an activity.

Coordinate resolution of issues associated with Seller’s non-compliant equipment delivered to site, including in-process inspections on the corrective action as deemed necessary by Seller.

•      Arrange technical advisory services for systems and equipment supplied by Seller’s suppliers as deemed necessary by Seller.

Responsibilities of Buyer:

•      Provide all necessary site management, supervision, and labor that are fully qualified for equipment installation, commissioning, and start-up.

•      Provide suitable protected storage space and an inventory process for all material received at site.

•      Provide all tools, equipment, facilities and devices, including such items as compressed air, water, electric power, steam, lighting, lubricating oil, and all consumables required for installation and commissioning of equipment.

Develop and maintain all project plans, schedules, method statements and procedures and quality programs required to perform the installation of Seller-supplied equipment.

Provide adequate cranes, cables, and/or other means of moving components as required for handling, storage and installation of equipment.

Supply site receiving, inventory, and preservation documents to TFA personnel.

•      Develop and implement on-site safety programs, including a lockout and tag-out process.

Provide personnel, equipment, systems, and facilities for startup adjustments, testing, and operation of equipment.

Furnish to the TFA personnel all completed data sheets, documents, installation manuals and commissioning manuals as they are completed for TFA review and comment.

2

	Technical Field Assistance (TFA) Manpower Summary	Manweeks	Hours per Manweek	Base Shift

	TFA for Installation •
	Seller’s Site Lead
	Gas Turbine Mechanical / Electrical Engineer
	Total TFA for Installation	***	40	1 x 5 x 8

2	TFA for Startup and Commissioning
	DCS Admin
	DCS Engineer
	Gas Turbine Comm Engineer
	AVR Engineer
	Balance Engineer
	Total TEA for Startup and Commissioning	***	60	1 x 6 x 10

	Total TFA Manweeks	***

3

Basis

1.Contract Price is based on Seller providing up to *** manweeks of TFA. TFA required by Buyer in excess of this allowance will be reimbursed to Seller by Change Order priced per Seller Price List 1727 in effect at that time.

2.All hours worked within base shift identified above will be counted as straight time hours. All hours worked in excess of the base shift on Monday through Saturday will be counted as ***. All hours worked on Sundays and holidays will be counted as ***.

3.The Buyer is responsible for developing all method statements required to perform the installation work. Seller’s TFA engineers will provide consultation and guidance during the development of method statements.

4.The Buyer’s contractor is assumed to be experienced and capable.

5.For Seller’s TFA personnel, Seller will provide office equipment consisting of computers, telephone equipment, telephone service, and office supplies. Buyer will provide an office trailer that is convenient to the work area, desks, chairs, lockers, hook up of electrical and telephone services, electricity, security service, drinking water, and sanitary facilities.

6.Time sheets for TFA engineers will be prepared weekly by Seller’s site lead and presented to Buyer each Monday for signature. This will allow accurate count of manweeks consumed against the contract allowance. Signature of time sheets will not be unreasonably withheld.

7.Contract Price includes rental of special test equipment required for voltage regulator calibration and field balancing of Seller supplied equipment. Buyer will provide all other tools and test equipment.

4

APPENDIX 12

PRICE LIST

IDAHO POWER COMPANY

EQUIPMENT SUPPLY - NEW PLYMOUTH POWER PLANT

SIEMENS October 1, 2008 Supersedes Price List 1727, pages 1-2 Dated March 28, 2008 Prices subject to change without notice	Siemens Energy, Inc. The Quadrangle 4400 Alafaya Trail Orlando, Florida, U.S.A 32826	Price List 1727, Section 1 See page 2 for Section 2

Field Engineeling and Consulting Services for Combustion Turbine Plant Sites

I.      Selling Policy

All prices contained herein are subject to the terms and conditions of Siemens Energy, Inc. Selling Policy 1751 in effect an the date an order is received.

II.    Price Policy

All rates and prices are subject to change without notice. Unless contracted otherwise, rate and prices for ongoing contracts will be those in effect at the time the work is performed.

III.   Engineer Hourly Rates

Siemens offers field engineering and supervisory services for power generating equipment, at rates as defined below.

A.    Technical Field Assistance (TFA) An Engineer providing TFA renders advice and makes recommendations to customer personnel based on Siemens procedures, drawings, and information obtained from Siemens home facilities, during standard maintenance of existing, or installation of new, Siemens units. By definition, standard maintenance includes disassembly, inspection, replacement of renewal parts, routine repair and re-assembly.

Hourly Rate for TFA: ***

B,    Supervisory and Special Services An Engineer or Project Manager providing Supervisory Services directs Siemens personnel and Its contractors, or advises customer personnel performing maintenance outages.

An Engineer providing Special Services reports the condition of the unit and/or its components (‘fact finding”), performs diagnostic and operational trouble-shooting, and commissioning of turbine-generator equipment. This work may be conducted ensile or by telecommunication. Special Services include diagnostic electrical testing, evaluation and set-up activities on control systems, voltage regulator systems and any on-line diagnostics. Emission tuning, advanced non destructive examinations and balancing are also included in this type at field engineering services.  Engineers located at Siemens home facilities, including District Offices and the Technical Support Center, provide technical studies and information relating to the design and operating parameters of combustion turbines.

Hourly rate for Supervisory and Special Services: ***

C.    Field Shift Engineer

A Field Shift Engineer, working under the direction of a Siemens Project Manager or Engineer providing Supervisory Services, offers technical support and oversees Siemens field personnel, including the Field Labor Supervisor, during the implementation of service projects,

Hourly rate for Field Shift Engineer, ***

D.    Off-Site Technical Assistance

If Siemens TFA personnel are not engaged in TFA services at the jobsite, and the customer requests technical assistance which leads to the initiation by Siemens of a Product Change Management Clarification or other Internal document, a minimum charge of *** will apply. A separate quote will be provided for all such requests which require more than two working days to complete.

E.     Field Labor Supervisor

A labor supervisor provides direct supervision of field personnel performing work for Siemens during the implementation of service projects.

Hourly rate for Field Labor Supervisor: ***

IV.   Explanatory Notes

A)   In the event Siemens uses outside or subsidiary personnel to perform services that would normally be performed by Siemens personnel, Siemens will invoice Purchaser for such personnel at the hourly rates published herein.

B)    Minimum billing is 8 hours and will also apply to standby time or travel time during an 8 hour work day or fraction thereof.

C)    Charges for equipment, tools and instruments supplied with Siemens field engineering personnel for use by Siemens or its subcontractors will be quoted by your local Siemens representative, Prices will include normal replenishment and re-calibration. Excessive loss or damage beyond the control of Siemens will be billed as an additional charge,

0)     To expedite access by Siemens on-site personnel to Siemens drawings, field procedures, specifications, and other electronic information needed to perform the services, Siemens encourages customers to make a secure high speed intemet connection available to Siemens field personnel at the jobsite.

B)    Prices for outage services include one electronically delivered Field Report.

Fees, if applicable, will be quoted by and supplied through the local District Services Operations Managers for any Field Report hard copies.

V,    Expenses

A fixed daily expense charge will be assessed as outlined below.

A)   When daily commuting personnel are supplied, a *** local daily expense charge, coveting local transportation and miscellaneous expenses, will be assessed for each day assigned to the work.

B)    For jobs where personnel require overnight lodging, the applicable daily expense charge for the job site will be assessed for each calendar day an individual is assigned to a project including non-working weekend days for jobs extending over the weekend(s). Siemens will supply engineers and techniclans based on qualifications wilh priority given to qualified daily commuting personnel when available.

All round trip air andlor ground transportation from the individual’s home location to and from the job site, including periodic weekend trips home, which is normally the 3rd weekend, will be billed *** The following geographical area standard daily expense charge covers lodging, meals, local transportation and miscellaneous expenses (including, but not limited to telephone, postage and laundry). The standard daily expense charges shown below are subject to adjustment during seasonal or special events.

Daily Expense	Standard Daily
Charge Class	Expense Charge
Al	***
A	***
B	***
C	***
D	***
E	***
F	***
G	***

The standard daily expense charge class for a particular power plant or job location can be obtained from the local Siemens representative. The actual daily expense charges applicable to each specific job will be quoted separately.

C)    A charge of *** per person per day will be added to the daily expense charge for all non-working weekend days on jobs extending over the weekend(s).

1

SIEMENS October 1, 2008 Supersedes Price List 1727, pages 1-2 Dated March 28, 2008 Prices subject to change without notice	Siemens Energy, Inc. The Quadrangle 4400 Alafaya Trail Orlando, Florida, U.S.A 32826	Price List 1727, Section 2 See page 1 for Section 1

Technician and Field Support Services for Combustion Turbine Plant Sites

1.     Selling Policy

All prices contained herein are subject to the terms and conditions of Siemens Energy, Inc. Selling Policy 1701 in effect on the dale an order is received.

II.    Price Policy

All rates and prices are subject to change withaul notice. Unless contracted otherwise, rates and prices for ongoing contracts will be those in effect at the time the work is performed.

III.   Technician/Draftsmen Hourly Rates Siemens employs a large staff of experienced field technicians to provide service for power generating equipment, including NOE. Technicians will be charged at the rates defined below.

Draftsmen located at Siemens home facilities, provide technical services relating to the design and operating parameters of steam turbine, combustion turbine generators and water wheel turbine generators. Technician/Draftsmen Houriy rates:

	Straight Time	Weekday 0/T Saturday	Sunday Holiday
Lead CT Technician	***	***	***
CT Technician	***	***	***
Lead Winder	***	***	***
Lead ST Bladed Machinist	***	***	***
Journeyman/ Draftsman/ Winder	***	***	***
Journeyman/ ST Bladed Draftsman/ Machinist	***	***	***
Lead NOE Specialist	***	***	***
NDE Specialist	***	***	***
CT Auxiliary Systems and BOP Lead Technician	***	***	***
CT Auxiliary Systems and BOP Technician	***	***	***

IV.   Explanatory Notes

A)   In the event Siemens uses outside or subsidiary personnel to perform services that would normally be performed by Siemens personnel, Siemens will invoice Purchaser for such personnel at the hourly rates published herein.

B)    Minimum billing is 8 hours and will also apply to standby time.

C)    The straight-time rate applies to at time worked or traveled during an 8 hour work day or fraction thereof; that is, any consecutive 8 hour period in a weekday (Monday through Friday, holidays excepted) with an allowance for lunch time.

D)    The weekday overtime and Saturday rates apply to all time worked or traveled in excess of B hours during a weekday and all time worked or traveled on Saturday (holidays excepted). All time worked or traveled on a Sunday or a holiday, locally observed by Siemens, will be billed at the Sunday and holiday rate.

V.    Expenses

A fixed daily expense charge will be assessed as outlined below for technicians, clerks and labor supervisors.

A)   When daily commuting personnel are supplied, a *** local daily expense charge, covering local transportation and miscellaneous expenses, will be assessed for each day assigned to the work.

B)    For job sites where personnel require overnight lodging, the applicable daily expense charge for the job site will be assessed far each calendar day en individual is assigned to a project including non-working weekend days for jobs extending over the weekend(s). Siemens will supply engineers and technicians based on qualifications with priority given to qualified daily commuting personnel when available.

All round trip air and/or ground transportation from the individuals home location to and from the job site, including periodic weekend trips home, which is normally the 3rd weekend, will be billed ***

The following geographical area standard daily expense charge covers lodging, meals, local transportation and miscellaneous expenses (telephone, postage, laundry, etc.). The standard daily expense charged shown below are subject to adjustment during seasonal or special events.

Daily Expense	StandardDaily
Charge Class	Expense Charge
Al	***
A	***
B	***
C	***
D	***
E	***
F	***
G	***

The standard daily expense charge class for a particular power plant or job location can be obtained from the local Siemens repre sentative. The actual daily expense charges applicable to each specific job will be quoted separately.

C)    A charge of *** per person per day will be added to the daily expense charge for all non-working weekend days on jobs extending over the weekend(s).

VI.   Field Labor Rates

Field labor rates will be quoted by your local Siemens representative.

Vil.  Field Support

A)   Locally procured tools, materials, services and subcontracts.

***

B)    Transportation

***

C)    Siemens equipment, tooling and instrumentation used by Siemens or its subcontractors will be quoted by your local Siemens Representative. Prices will include normal replenishment and re-calibration. Excessive loss or damage beyond the control of Siemens will be billed as an additional charge.

D)    Siemens clerical support rates:

Straight	Weekday OT/ Sunday &
Time	Saturday	Holiday
***	***	***

2

IDAHO POWER COMPANY

EQUIPMENT SUPPLY - NEW PLYMOUTH POWER PLANT

SIEMENS Dated October 1, 2008 Supersedes Price List 1801 Dated June 12,2007 Prices subject to change without notice	Siemens Energy, Inc. The Quadrangle 4400 Alafaya Trail Orlando, Florida, U.S.A. 32826	Price List 1801

Home Office Commercial and Project Implementation Services for New Sites Under Construction

I.      Selling Policy

All prices contained herein are subject to the terms and conditions of Siemens Energy, Inc. Selling Policy 1701 in effect on the date an order is received.

11.   Price Policy

This Price List is applicable only to, and limited to, services of the kind described below provided in support of Siemens new unit construction and installation projects. Ail rates and prices are subject to change without notice. Unless contracted otherwise, rates and prices for ongoing contracts will be those in effect at the time the work is performed.

III.   Home Office Commercial and Project Implementation Service Rates

Siemens offers home office commercial and technical project implementation services, at rates es defined below.

A.    Commercial and Project Implementation Services

Commercial and Project Implementation personnel, located at Siemens home offices, render advice, make recommendations, and provide commercial and technical service relating to the construction and installation of Siemens equipment at new project sites based on Siemens information and procedures.

Hourly Rate for Commercial and Project implementation Services: ***

B.    Project Supervisory Services

A Project Manager or Project Engineer providing Supervisory Services located at Siemens home offices directs Siemens personnel and it’s subcontractors, or advises customer personnel participating in the construction and installation of Siemens equipment at new project sites.

Hourly rate for Project Supervisory Services: ***

C.    Engineering Services

Engineers located at Siemens home offices, including District Offices and the Technical Support Center, provide technical studies and information minting to the construction and Installation of new Siemens turbines and associated systems.

Hourly rate for Engineering Services: ***

D.    Project Supply Management Services:

Project Supply Management provides direct technical support in the acquisition of materials for new Siemens installation and construction projects.

Hourly rate for Project Supply Management ***

E.     Project Administrators and Document Control Technicians:

Project Administrators and Document Control Technicians are responsible for managing the technical information exchange of a project between Siemens, the customer, vendors, subcontractors and architect engineers. They monitor, log, and transmit all technical documents for a project.

Hourly rate for Project Administrators and Document Control Technicians; ***

IV.   Explanatory Notes

A)   In the event Siemens uses outside or subsidiary personnel to perform services that would normally be performed by Siemens personnel, Siemens will invoice Purchaser for such personnel at the hourly rates published herein.

B)    A job specific readiness fee will apply to all orders that are not firm priced. This fee will cover pre job efforts and wilt be as follows:

Estimated Job Prime	Readiness Fee
***	***
***	***
***	***
***	***

C)    For personnel requested to provide support on site, the minimum billing is 8 hours and will also apply to standby time or travel time during an 8-hour workday or fraction thereof.

D)    Charges for equipment, tools and instruments supplied with Siemens Project Engineering, Commercial and Project Implementation personnel for use by Siemens or its subcontractors will be quoted by your local Siemens representative or current contracted Project Manager. Prices will include normal replenishment and re-calibration. Excessive loss or damage beyond the control of Siemens will be billed as an additional charge.

V. Expenses

A fixed daily expense charge will be assessed as outlined below.

A)   When daily commuting personnel are supplied to the project site, a *** local dally expense charge, covering local transportationand miscellaneous expenses, will be assessed for each day assigned to the work.

B)    For job sites where personnel require overnight lodging, the applicable daily expense charge for the job site will be assessed for each calendar day an individual is assigned to a project including nonworking weekend days for Jobs extending over the week-end(s). Siemens will supply commercial and technical project implementation personnel based on qualifications with priority given to qualified daily commuting personnel when available.

All round trip air and/or ground transportation from the individual’s home location to and from the job site, including periodic weekend trips home, which is normally the 3rd weekend, will be billed at ***.

The following geographical area dally expense charge covers lodging, meats, local transportation and miscellaneous expenses (telephone, postage, laundry, etc.).

Daily Expense	Daily Expense
Charge Class	Charge
Al	***
A	***
B	***
C	***
D	***
E	***
F	***
***
G	***

The daily expense charge class for a particular power plant or job location can be obtained from the local Siemens representative or current contracted Project Manager.

1

APPENDIX 13

QUALITY

IDAHO POWER COMPANY

EQUIPMENT SUPPLY - NEW PLYMOUTH POWER PLANT
Integrated Management System Quality, Health, Safety and Environmental Affairs for Siemens Power Generation Group

1. General information

Siemens Power Generation Group (PG) is one of the largest suppliers of energy solutions in the world. As a global player, we provide customers with energy solutions that give them the competitive edge that they need to perform on a world stage by offering products, systems and services that are innovative, economical, reliable, safe and environmentally compatible.

We provide our services over the entire value-added chain from customer to customer: in marketing and sales, development, procurement, project administration, production, assembly, commissioning and after-sales service. We believe that excellent quality, health, safety and environmentally compatible design are an obligation. Through consistent customer alignment, we are expanding our position further and securing our future — in each of the business segments within the energy industry.

Due to the competencies of our Divisions and independent subdivisions, we are perfectly positioned to achieve ow goals. This is how we can offer efficient, pioneering solutions that ensure the sustained improvement and business results of our customers while also improving the results in PG.

This manual describes the fundamentals of the Siemens Power Generation integrated QHSE Management System. It is based on the QHSE Policy, defined by the Group Executive Management and explains the general requirements for all PG organizational units. Group Executive Management promotes the development and implementation of the Integrated Management System through appropriate planning and setting of objectives and targets, including the controlling of the management system and providing initiative for further development.

The QHSE management system is binding for the Power Generation Group and every employee.

2. Power Generation Group - Organization

The organizational structure of the Power Generation Group is described in detail in the latest versions of the organization and work plans (see Siemens Intranet: SCO).

Siemens Power Generation — The Divisions, Subdivisions and Central Functions

PG E — Energy Solutions
PG P — Products

PG 0 — Operating Plant Services

PG l — Oil & Gas and Industrial Applications

PG L — Instrumentation & Controls

PG R — Wind Power

SFC — Stationary Fuel Cells
FG — Fuel Gasification

TS — Turbocare

CF — Central Functions

2

Quality, Health, Safety and Environmental Affairs

3. QHSE ‘Organization

For Siemens company-wide the responsibility and specialist support for QHSE is stipulated as follows:

Structure of Responsibility and Organization

Responsibility	Functional Responsibility

Managing Board of Siemens Nominated Board Members of Siemens	Corporate Offices for Quality and HSE Central Departments

PG Group Executive Management	Group Offices for Quality and HSE Authorized PG Representatives for Quality and HSE

Members of the Group Executive Management for Quality and HSE	Coordinators for Quality and HSE Quality managers, coordinators for HSE and HSE Offcers & Experts

Delegated managers of Divisions or subdivisions or HSE managers of the locations

PG Group Executive Management

Within the framework of the Siemens corporate structure, the Power Generation Group is managed independently by Group Executive Management. The organizational chart depicts the relevant division of work. The responsible member of the PG Group Executive Management must specify, and ensure compliance with, the Group targets for quality, health, safety and environmental affairs. The member of the executive management ensures that the management system is further developed and implemented and also works to constantly improve the organization’s efficiency.

This includes:

Giving managers and staff a clear direction and motivating them to work consistently in a customer-oriented manner. The fulfillment of customer, statutory, and official requirements is a priority.

• Defining the management policy with the objective of improving economic value added and increasing customer benefits.

• Performing regular management reviews to improve the management system and thereby improve product and process quality and the aspects of health, safety and environmental affairs.

• Securing the availability of suitable and necessary resources.

Authorized representatives in the PG Group for Quality Management System, Health, Safety and Environmental Affairs

The Group’s representatives for Quality and HSE establish the framework conditions. Their role in this context is to provide information, coordination, advice, guidance, supervision and governance. The same applies for all other quality and process offices, management representatives, environmental protection specialists, occupational health and safety experts, safety assistants as well as for other necessary officers for HSE. The Group’s representatives for Quality and HSE report directly to the Group Executive Management.

All of the named offices support the process and product managers; however this in no way relieves the latter of their relevant responsibilities.

3

Division heads, process coordinators, location managers

The management teams of the Divisions and those of the operational organizational units define the QHSE goals and the relevant areas of responsibility and authorities. The managers of the organizational units as well as the location managers are responsible for the quality of their processes and products and for adherence to health, safety and environmental laws and regulations. They stipulate which measures can improve the quality of the product and the environment and ensure the health and safety of employees at the workplace. In addition, they determine who is responsible for which sub-processes.

The process coordinator, in conjunction with the leaders of the operative units, is responsible for the attainment of the process performance goals and the steady improvement of the processes, and to ensure that the processes correspond to business requirements.

Every manager is responsible for the health and safety of their personnel, encouraging their employees to work in a health-conscious manner to promote quality and respect for the environment. Furthermore, they must ensure that the knowledge and skills required to meet this goal, are imparted to the employees and that the necessary tools and resources are made available to them. The executive makes sure that the working environment has a positive influence on the motivation, satisfaction and performance of employees, thus increasing the performance of the organization. The managers of the organizational units are responsible for all activities that impact quality and HSE.

Quality managers, HSE coordinators, officers and experts

The quality managers and the HSE coordinators of the Divisions and subdivisions are selected by the head of their organizational units and appointed together with the head of the Group offices for Quality and HSE. They are assigned directly to the head of their organization and will report to that person and to the Group offices. Their tasks are stipulated in detail. The quality manager is independent from the other organizational structures/departments.

Quality management representatives for segments and projects are appointed according to defined regulations.

The HSE officers and experts of the locations are appointed by the site manager and report directly to that person and the Group office for HSE. Their tasks and duties are defined in their appointment.

4. Policy and Principles for Quality, Health, Safety and Environmental Affairs

We provide the highest customer benefit by leveraging leading-edge power and energy solutions powered by our people.

Committed to Quality.

We are deeply committed to meeting our customer’s quality expectations that translate into differentiated competitive advantages for our customers.

Financial Strength.

We leverage our financial strength to provide long-term value to all of our partners.

The World’s Local Supplier.

We are there — wherever and whenever our customers need us — to deliver unparalleled service that extends the life, increases availability and enhances the value of our customers’ assets.

Health and Safety.

We share an uncompromising commitment to protect the health and safety of our employees and customers.

Environment.

We offer products and services that are uniquely designed to enhance the environmental performance and to contribute to climate protection.

Value-Based Innovation.

We are dedicated to maximizing customer benefits through a broad portfolio of technology-based solutions, built on intelligent innovation.

4

Quality, Health, Safety and Environmental Affairs

Strategic Objectives and Principles

In addition the PG Board and top management defined the following four strategic quality values, which also apply for HSE:

Customer orientation

We maintain long-term customer relationships by meeting customer expectations. We achieve this objective by

• Pursuing a clear understanding of customer needs
• Including customers in setting our quality targets
• Striving for quality throughout the organization.

Consequent Action

We make decisions and rigorously execute them by

• Prioritizing and focusing on clear targets
• Commitment to decisions
• Measure level of execution and take sub-sequent actions to resolve deficiencies.

Responsibility

We promote ownership by actively giving and taking responsibility by
• Setting clear and ambitious targets
• Fully empowering employees to achieve them
• Taking into account the impact of our actions on others
• Acting in compliance with the applicable legal requirements and the requirements to which the organization subscribes.

Openness

We push for continual improvement based on an open and trustful culture by
• Sharing our experiences across the organization
• Reviewing mistakes and feedback as opportunities for learning to improve
• Continually seeking and rewarding new and creative ideas that drive improved performance.

These strategic quality values are supported by the principles below:

Continual improvement, objective setting and evaluation

We practice management related to QHSE by recognizing significant aspects, identifying potentials, prioritizing improvement levers, defining and deploying metrics and monitoring progress. We measure and evaluate the output of processes, and develop new objectives, measures, and programs as necessary. Thereby we continually improve our business and implement Best-Practice solutions.

Promotion of competence, training and awareness

To improve the competencies of our employees we promote knowledge and awareness in the fields of QHSE through education, training and teamwork and by utilizing QHSE internal networks.

Best possible use of best-in-class technology

We make the best possible use of best-in-class technology to deliver high quality solutions which are innovative and environmentally friendly — encouraging and enabling our customers to improve their profitability.

Open communication, sharing of information and influence on business partners

•        We are engaged in an open dialogue with all parties interested in our activities.

•        We supply information to our customers about the safe and environmentally friendly use of our products.

•        We encourage our business partners to act in accordance with our own or equivalent principles.

5

5. Management System

The policy and principles for QHSE provide the basis for the elements and structure of our Integrated Management System (IMS).

For the realization of our principles we have systems in place that serve to integrate organizational, technical and personal aspects. The IMS covers the topics of QHSE stipulated by the ISO 9001, ISO 14001, and OHSAS 18001 standards. This enables us to successfully reach our targets and to achieve our objectives.

Processes within the IMS, for products and services are described and implemented by means of specific manuals, processes and knowledge databases. Realization of the IMS is accomplished using the methods and tools provided by Business Excellence within Siemens and the PG Group.

Integrated
Management
System

Quality
(ISO 9001)

Environmental Affairs

(ISO 14001)

Occupational Health and Safety

(OHSAS 18001)

The Documentation structure is described in chapter 9 “Documentation” of this manual. If permitted exclusions from the requirements of ISO 9001, ISO 14001 and OHSAS 18001 are required; these are named, substantiated and documented by the organizational units. Associated companies included in the Power Generation organizational chart can have their own independent management systems. The same applies to organizational units whose particular business mandate requires an independent management system.

Regulations

The individual processes, including all operations and procedures, are described and implemented in the organizational units as regulations (for example process manuals or procedures). These exist in a structured form, preferably in the Intranet but also through other media. They contain important company know-how and are thus intended for internal use only.

Implementation and review

The aim of the management system is to fulfill customer requirements, assure compliance to regulations, and provide health and safety for our employees as well as technical and environmental protection.

Furthermore, it complies with the following standards and guidelines:

• Quality management system according to 150 9001

• Environmental management system according to ISO 14001

• Occupational health and safety management system according to OHSAS 18001

Organizational units, which require SCC (Safety Certificate for Contractors), KTA-regulation 1401 or lAEA-Norm 50-C-QA, have regulations to ensure these standards.

6

Quality, Health, Safety and Environmental Affairs

6. Management, Business and Support Processes

PG Reference Processes

Our management system involves multiple processes. The aim of these processes is to ensure that our products, solutions and services completely fulfill the requirements of all those involved, particularly our customers.

These processes unfold into three, closely interrelated process levels that are intermeshed with one another:

•   Management Processes are actions that define, affect, analyze, and control Business & Support Processes. They are only indirectly involved in the value-added process and are primarily aligned to create competitive advantage and provide the respective framework.

•   Business Processes are value adding processes. They include all steps from the initial idea to the finished product/solution and ensure an adequate profit for the company. They focus mainly on the benefit for external customers.

•   Support Processes are implemented to provide assistance for business processes, management processes, and other support processes. They are linked to these processes via process interfaces and via inputs/outputs and focus on the benefits for external customers and/or advantages for the company.

Process coordinators support the various sub-areas at all three process levels. Every individual process is planned, supervised and documented by these coordinators according to customer-and product-specific criteria.

The efficiency and effectiveness of the core processes are secured by consequentially applying process management. implemented milestones ensure that the process results fulfill the requirements of the customers over time. If there are deviations, criteria exist to avoid improper use of defective products/services. Furthermore, additional elements of quality assurance are integrated into the processes, as well as environmental, health, and safety management practices. Thus fulfillment of customer requirements, adherence to industrial standards and regulations, and compliance with legal requirements are all guaranteed.

Suitable methods have been initiated in the organizational units to control and monitor the core processes, for example, process indicators and key performance indicators.

The aim is to make all processes stable and transparent and to include customers, partners and suppliers in the best manner possible.

7

7. Business Execution

7.1. Product development

Product planning and development are customer-oriented, in line with the market and under consideration of valid regulations. Studies and surveys are performed in advance to ensure this. The product requirements at least meet the requirements of the customer.

in order to fulfill these requirements and to prevent errors from an early stage, preventive quality measures and other techniques are planned and implemented in a targeted fashion. These may include: review techniques, failure mode and effects analyses (FMEA), quality function deployment (QFD), safety and reliability studies, trials/tests, evaluation of environmental aspects, etc. Qualified and experienced employees ensure systematic error prevention. These methods are also applied during the construction project execution phase.

7.2. Project execution

All steps of the project execution are planned, documented in work and test plans, and specified for the various processes and operations. Changes resulting in product and process requirements are controlled and documented. Back-up tests, such as screening and system tests, are integrated into reproducible process steps as required. Targeted quality assurance measures run through the entire production, assembly and erection process. Components and parts as well as products supplied by the customer are marked as required to maintain the necessary level of traceability. The functions of all safety- and reliability- relevant components are tested before they are installed. Products with nonconformance issues, including customer products, are evaluated to determine whether they are suitable for their intended use and disposed accordingly. Acceptance tests are planned and performed in accordance to the agreement with the customer. During project execution the HSE procedures established within Siemens will be applied.

7.3. Supplier management

We maintain long-term relationships with audited suppliers, who we think of as partners. They are assessed, evaluated and promoted by a thorough selection and qualification procedure. Suitable suppliers are listed in the approved supplier database. Suppliers are generally involved in the development process from an early stage, in order to produce innovative and high- quality products that incorporate the principles of quality, health, safety and environmental protection, Joint quality, health, safety and environmental standards are coordinated and stipulated in specific agreements and technical documents. Specific release and acceptance processes are defined on a product-by-product basis.

7.4. Commissioning

Plants, modules and components are inspected and tested on the basis of a test plan. The scope of testing for commissioning encompasses the contractual customer specifications including the requirements defined by official bodies and recognized standards. The proof of the performance and reliability of a turnkey system is recorded in documents that are relevant for acceptance.

8

Quality, Health, Safety And Environmental Control

7.5. Service

Our range of services covers long term service agreements, maintenance and operations, modernization, spare parts procurement, training and documentation. These services are also subject to a detailed planning process in order to ensure that individual customer requirements are fulfilled. To this end, quality tools are deployed for preventative purposes as well as throughout the solution creation process. The results of scheduled maintenance activities are checked using state-of-the-art techniques to ensure the agreed-to level of availability and safety. In accordance with specific contracts, we deliver information and training to our customers through highly qualified experts to assure systematic knowledge transfer.

7.6. Operation

Operations in our manufacturing facilities is performed in accordance with QI-ISE requirements, and the necessary data is ascertained, recorded and documented.

7.7. Quality

Product requirements are determined, evaluated and contractually stipulated in close contact with the customer. All of the development, engineering and project processing activities are planned on this basis.

From the project specifications functional and technical solutions are derived in accordance to defined processes and described for realization in specifications (for example: product concept catalogue or contract documents). The results are reviewed, verified and validated as required.

When procuring products, released specifications and other technical documents are-issued to qualified suppliers. Defined tests and other suitable measures are used to monitor that the supplied products comply with the procurement requirements.

We plan and implement manufacturing, assembly, commissioning and service under controlled conditions, including targeted monitoring, measuring and testing procedures. The use of all required supervision and measuring equipment is ensured — as is the use of appropriate calibration and tracking systems.

The procedure described above serves to systematically secure product quality. Preventive measures along with supervisory and testing activities are factored in over the entire value added process and are implemented and documented accordingly.

7.8. Health, Safety and Environmental Affairs

As early as the planning phase, we assess and consider the impact our products and services will have on people and the environment. In this process, we take the entire life cycle of the products into consideration. We devote particular attention to the promotion of the health of our employees, the prevention of accidents, particularly on our construction sites and in our factories as well as to the process and product related resource efficiency. We also attempt to minimize the environmental impact of our manufacturing and our products and consider feedback from interested parties.

9

8. Improvement and Controlling of the Management System

8.1. top+ Program

top+ is the company-wide improvement program.

top+ represents clear goals, concrete measures, and unambiguous consequences.

The top’ Quality initiative is focusing on following aims:

SS Reduce non-conformance costs

LZ Increase customer benefit

•      Establish Quality Culture

The top+ Quality initiative provides a toolbox containing methods and tools based on existing best practices. Intermediate targets, and corrective and preventive measures are aligned permanently with the overall target of the enterprise in accordance with continuous improvement. The targets are concrete, measurable and periodically agreed to as well as updated in the organization units. Executives follow, review, improve and report on the degree of fulfillment of the targets.

With methods such as the 6-step procedure, Six sigma projects, and quality cockpits, we improve the quality, health and safety of our employees, and contribute to the protection of our environment. This benefits our customer and strengthens our cost position in the process.

8.2. Ideas, Impulses and Initiatives (3i)

We live on the engagement of our executives and employees. Therefore we promote and actively use their ideas, impulses and initiatives (3i). To this end we have set up a corresponding idea management suggestion program. All suggestions are judged and awarded in case of realization in accordance with internal regulations.

The aim of 3i is to:

•      Find and share best practices

•      Support for 3i IT tools and implementation

•      Identify improvement initiatives and methods

The 6-step procedure is a systematic concept
applied in order to carry out sustainable improvements.

10

Quality, Health, Safety and Environmental Affairs

8.3. Benchmarking

Benchmarking is helping us to stay competitive by analyzing our competitors’ products and analyzing the competitors’ strategy, processes, organization and innovation roadmap. This is also used to improve the performance of H5E.

8.4. Value Generation Program

To ensure long-term sustainability, the Value Generation Program was established to:

•      Facilitate defining the value gap and setting ambitious targets to close the gap in order to compete at industry leader levels

•      identify opportunities and integrate plans to close the value gap

Provide the methodology and systems to measure the implementation of our value gap closure actions a Track the effectiveness of our value gap closure actions vs. the real business performance

8.5. Audits

Audits are used to evaluate and maintain the management system and its processes. Audits are carried out on all Division levels and for all locations. The authorized representatives for the PG Group of Quality and HSE have the governance for the overall audit planning and the effectiveness of the audit process. The audit process is controlled by using a common internal audit database. Trained auditors are selected so that the objectivity and impartiality of the audit process is ensured.

8.6. Management Review

The purpose of Management Reviews (MRs) is to evaluate the suitability, adequacy, effectiveness and efficiency of the Integrated Management System (IMS). The management system for QHSE is reviewed regularly by the management within the organizational units. MRs shall be performed at the Division, location and Group levels. The Divisions and locations shall supply input data for the MRs to the Business Excellence organization in accordance with an established time line. The results of the MRs shall then be an integral part of the strategic business planning process and selected top+ Quality projects. The necessary improvement measures shall be then derived from the results and realized. The measures are then checked for their effectiveness. Best practice solutions shall then be identified, communicated and realized according to a knowledge transfer process.

8.7. Target discussions

Targets and objectives for quality and HSE are set and communicated by the PG Group Executive Management. They are broken down into relevant structures by the organizational units and locations. Follow up of the targets is performed by the PG Group office for Quality and HSE as well as by the coordinators and representatives of the organizational units and locations.

8.8. Customer satisfaction

We gather customer-related information both actively and passively including customer complaints. This information is evaluated and utilized to develop plans and strategies for boosting customer satisfaction.

8.9. Continuous improvement

As a benefit of the interaction of all these management instruments and to targeted controlling, we have established a continuous improvement process, which encompasses all levels of our company and is wholly aimed at achieving Business Excellence to improve the IMS and to ensure the realization of the QHSE targets and objectives.

11

Quality, Health, Safety and Environmental Affairs

9. Documentation

Siemens Power Generation Group (PG)

This manual contains general statements on the management system of the Siemens Power Generation Group. It is supplemented by process regulations that apply Group-wide and specific details that are generally applicable to the processes of the management system.

Divisions, locations, Central Functions, sales regions

The management system is documented in a concrete fashion in these units. These regulations describe the individual procedures and processes — if required, down to the employee level.

Management of documents and records

Document management ensures that documents, records and data are checked, released and/or enforced according to a specific procedure. The same applies to their distribution, archiving, modification or deletion, as well as their listing in directories, in accordance with their relevant status. The control of documents and the control of records and data is regulated in central procedures.

Process documentation

The Siemens Process Framework (SPF) maps all possible processes, which are described as mandatory target processes. The SPF thus builds the basis for the mapping of business-specific processes at PG. Additional information and instructions are stored in the document management system, and connections from the process house are maintained.

Integrated

Management

System

12

10. Terms and Definitions

Terms and definitions according to ISO 9000/9001, ISO 14001 and OHSAS 18001

IMS integrated Management System; Management system integrating management systems covered by ISO 90001 9001, ISO ‘14001 and OHSAS 1800’1

QHSE	Quality, Health, Safety and Environmental Affairs

HSE	Health, Safety and Environmental Affairs also includes radiation protection, transportation of dangerous goods, fire protection and industrial disaster prevention

KTA 1401	Regulation for general requirements for the quality assurance for nuclear power plants in Germany

IAEA	International Atomatic Energy Agency

IAEA 50-C-SG-Q IAEA Safety Series: Quality assurance for safety in nuclear power plants and other nuclear installations

SPF	Siemens Process Framework

MR	Management Review

BE	Business Excellence

13

Published by and copyright © 2007:

Siemens AG

Power Generation

Freyeslebenstrasse 1

91058 Erlangen, Germany

Simens Power Generation, Inc.

4400 Alafaya Trail

Orlando, FL 32826-2399, USA

Order No.  A96001-G90-B123-X-4A00

Printed in Germany

1391 184800M WS 06071.5

Edition: May 2007

All rights reserved

Subject to withdrawal without prior notice Printed on paper treated with chlorine-free bleach

Trademarks mentioned in this document are the property of Siemens AG, its affiliates, or their respective owners.

The information in this document contains general descriptions of the technical options available, which may not apply in all cases.  The required technical options should therefore be specified in the contract.

www.siemens.comipovvergeneration

CERTIFICATE OF APPROVAL

This is to certify that the Quality Management System of:

Siemens Energy Sector

Freyeslebenstr. 1, 91058 Erlangen, Germany

and

4400 Alafaya Trail, Orlando FL 32826, USA

has been approved by Lloyd’s Register Quality Assurance
to the following Quality Management System Standards:

ISO 9001:2000, DIN EN ISO 9001:2000,
BS EN ISO 9001:2000, ANSI/SO/ASQ Q9001-2000

The Quality Management System is applicable to:

Sales, Marketing, Design, Manufacture, Installation, Commissioning &
Service of Steam Turbines, Gas Turbines, Electric Generators, Turbo-
compressors and Instrumentation & Controls. Operation and Maintenance
of Power Plants. Supply of Power Plant Equipment of Power Generation
and Oil & Gas and Industrial Applications and Project Management.
Research & Development, Design and Manufacture of Stationary Fuel
Cells Power Generation Systems. Marketing and Sales of Wind Power
Equipment. Central Functions of Power Generation.

This certificate is valid only in association with the certificate schedule bearing the same number on which the locations applicable to this approval are listed.

Approval	Original Approval: 20 November 1992
Certificate No: KLN 4000659-10
Current Certificate: 1 January 2008

Certificate Expiry: 31 August 2010

Issued by: Lloyd's Register Quality Assurance GmbH

001	TGA-ZM-02-91-00

This document is subject to the provision on the reverse

Bonner Str. 172-176, 50968 Cologne, Germany, Handeisregister No B 34587

This approval is carried out in accordance with the TRQA assessment and certification procedures and monitored by ISIQP.

The use of the USAS Accreditation Mark indicates Accreditation in respect of those activities covered by the Accreditation Certificate Number 001

1

CERTIFICATE OF APPROVAL

This is to certify that the Environmental Management System of:

Siemens Energy Sector

Freyeslebenstr. 1, 91058 Erlangen, Germany

and

4400 Alafaya Trail, Orlando FL 32826, USA

has been approved by Lloyd's Register Quality Assurance

to the following Environmental Management System Standards:

ISO 14001: 2004, DIN EN ISO 14001:2005,

BS EN ISO 14001:2004, ANSI ISO 14001:2004

The Environmental Management System is applicable to:

Sales, Marketing, Design, Manufacture, Installation, Commissioning &
Service of Steam Turbines, Gas Turbines, Electric Generators, Turbo-
compressors and Instrumentation & Controls. Operation and Maintenance
of Power Plants. Supply of Power Plant Equipment of Power Generation
and Oil & Gas and Industrial Applications and Project Management.
Research & Development, Design and Manufacture of Stationary Fuel
Cells Power Generation Systems. Central Functions of Power Generation.

This certificate is valid only in association with the certificate schedule bearing the same number on which the locations applicable to this approval are listed.

Approval	Original Approval: 1 September 2007
Certificate No: KLN 4000659-02
Current Certificate: 1 January 2008

Certificate Expiry: 31 August 2010

Issued by: Lloyd's Register Quality Assurance GmbH

001	TGA-ZM-02-91-60

This document is subject to the provision on the reverse.

Bonner Str. 172-176, 50968 Köln, Germany, Handelsregister Nr. B 34587

This approval is carried out in accordance with the LRQA assessment and certification procedures and monitored by LRQA.

The use of the UKAS Accreditation Mark indicates Accreditation in respect of those activities covered by the Accreditation Certificate Number 001

2

CERTIFICATE OF APPROVAL

This is to certify that the Occupational Health & Safety Management System of:

Siemens Energy Sector

Freyeslebenstr. 1, 91058 Erlangen, Germany

and

4400 Alafaya Trail, Orlando FL 32826, USA

has been approved by Lloyd’s Register Quality Assurance
to the following:

OHSAS 18001:1999

The Occupational Health & Safety Management System is applicable to:

Sales, Marketing, Design, Manufacture, Installation, Commissioning &
Service of Steam Turbines, Gas Turbines, Electric Generators, Turbo-
compressors and Instrumentation & Controls. Operation and Maintenance
of Power Plants. Supply of Power Plant Equipment of Power Generation
and Oil & Gas and Industrial Applications and Project Management.
Research & Development, Design and Manufacture of Stationary Fuel
Cells Power Generation Systems. Central Functions of Power Generation.

This certificate is valid only in association with the certificate schedule bearing the same number on which the locations applicable to this approval are listed.

Approval	Original Approval: 1 September 2007
Certificate No: KLN 4000659-15
Current Certificate: 1 January 2008

Certificate Expiry: 30 June 2009

Issued by: Lloyd’s Register Quality Assurance GmbH

This document is subject to the provision on the reverse.
Bonner Str. 172.176, 50968 Kaln, Germany, Handeisregister Nr. B 34587

This approval is carried out in accordance with the 1110AasselSrnenl and tudikatiOn prOadureS and rntdvIneed by Unr).4

IMOD 44011.0

3

Policy and. Principles Quality, Health, Safety and Environmental Affairs for the Siemens Power Generation Group

1

Strategy and value proposition statement

We provide the highest customer benefit by leveraging leading-edge power and energy solutions powered by our people.

Committed to Quality.

We are deeply committed to meeting our customer’s quality expectations that translate into differentiated competitive advantages for our customers.

Financial Strength.

We leverage our financial strength to provide long-term value to all of our partners.

The World’s Local Supplier.

We are there — wherever and whenever our customers need us — to deliver unparalleled service that extends the life, increases availability and enhances the value of our customers’ assets.

Health and Safety.

We share an uncompromising commitment to protect the health & safety of our employees and customers.

Environment.

We offer products and services that are uniquely designed to enhance the environmental performance and to contribute to climate protection.

Value Based Innovation.

We are dedicated to maximizing customer benefits through a broad portfolio of technology-based solutions, built on intelligent innovation.

PG Board and top management defined the following four strategic quality values:

Customer orientation
We maintain long-term customer relationships by meeting customer expectations. We achieve this objective by:
• Pursuing a clear understanding of customer needs
• Including customers in setting our quality targets
• Striving for quality throughout the organization.

Consequent Action
We make decisions and rigorously execute them by:
• Prioritizing and focusing on clear targets
• Commitment to decisions
• Measure level of execution and take subsequent actions to resolve deficiencies.

Responsibility
We promote ownership by actively giving and taking responsibility, by:
• Setting clear and ambitious targets
• Being fully empowering employees to achieve them
• Taking in account the impact of our actions on others
Acting in compliance with the applicable legal requirements and the requirements to which the organization subscribes.

Openness
We push for continual improvement based on an open and trustful culture by:
• Sharing our experiences across the organization
• Reviewing mistakes and feedback as opportunities for learning to improve
• Continually seeking and rewarding new and creative ideas that drive improved performance.

2

Quality, Health, Safety and Environmental Affairs

These strategic quality values are supported by the principles below:

Continual improvement, objectives and evaluation

We practice management related to quality, health, safety and environmental affairs (QHSE) by recognizing significant aspects, detecting potentials, prioritizing improvement levers, defining and deploying measurement metrics and monitoring progress. We measure and evaluate the output and the processes, develop new objectives, measures and programs under consideration of necessary changes, Thereby we continually improve our business and implement best-practice solutions.

Promotion of competence, training and awareness

To improve the competencies of our employees we promote knowledge and awareness in the fields of QHSE by education, training and teamwork and by utilizing QHSE internal networks.

Best possible use of first-class technology

We make the best possible use of first-class technology to deliver high quality solutions which are innovative and environmentally friendly — encouraging and enabling our customers to improve their profitability.

Open communication, information and influence on our business partners

• We are engaged in an open dialogue with all parties interested in our activities.

• We supply information to our customers about the safe and environmentally friendly use of our products.

• We encourage our business partners to act in accordance with our own or equivalent principles.

Documentation and implementation

The policy and principles for quality, health, safety and environmental affairs are the basis for the content of all elements and structures within our Integrated Management System (IMS). For the realization of our principles we have systems in place that serve to integrate organizational, technical and personal aspects. The Integrated Management System, which covers the topics quality (ISO 9001), occupational health and safety (OHSAS 18001), and environmental affairs (ISO 14001) enables us to realize our intentions successfully and to achieve our overall objectives.

Processes for products and services within the IMS are described and implemented by means of specific manuals, procedures and knowledge databases. Realization is accomplished using the methods and tools provided by Siemens, Power Generation Group and by Business Excellence.

It is the responsibility of all our employees to act in accordance with these principles and to comply with all relevant regulations.

3

Klaus Voges	Michael Sub	Randy Zwirn

4

Published by and copyright © 2007:

Siemens AG

Power Generation

Freyeslebenstrasse 1

91058 Erlangen, Germany

Siemens Power Generation, Inc.

4400 Alafaya Trail

Orlando, FL 32826-2399, USA

Order No.  A96001-G90-B122-X-4A00

Printed in Germany

1391 184800M WS 06075.

Edition: May 2007

All rights reserved.

Subject to change without prior notice.

Printed on paper treated with chlorine-free bleach

Trademarks mentioned in this document are the property of Siemens AG, its affiliates, or their respective owners.

The information in this document contains general descriptions of the technical options available, which may not apply in all cases.  The required technical options should therefore be specified in the contract.

www.siemens.com/powergenerati on

5

APPENDIX 14

FORM OF RELEASE AND WAIVER OF LIENS

CONTRACTOR’S UNCONDITIONAL AND VOLUNTARY

final waiver and release of lien

On f                     1, 200H, Siemens Energy Inc. (“Seller”) of 4400 Alafaya Trail, Orlando,

Florida 32826 and Idaho Power Company of 1221 West Idaho Street, Boise, Idaho 83702 (“Buyer”) entered into a Contract for Gas Turbine Generator Equipment Supply by and between Idaho Power Company and Siemens Energy, Inc. for the New Plymouth Power Plant (“Contract”) in which Seller agreed to supply a new gas turbine generator to be incorporated into Buyer’s combined cycle electric generating plant at Buyer’s facility generally located at [                          ] Caldwell, Idaho [                    ] (the “Site”), as illustrated on Attachment A, herein, and more particularly described as follows:

[Drafting note: Insert legal description of the Site.]

In consideration of the receipt by Seller of the final payment of [                     ]million dollars ($X,XXX,XXXUSD) in immediately available funds from Buyer, the receipt of which is acknowledged, Seller unconditionally, voluntarily, fully and completely releases Buyer from all claims for payment for Work performed and materials provided under the Contract, which the undersigned has or may have as Seller arising out of the Work performed by the undersigned, pursuant to the Contract.

The undersigned further acknowledges that such payment, together with all payments heretofore made constitutes full payment of all amounts due to the undersigned for Work performed and materials provided under this Contract, including all amounts due for extra Work.

The undersigned further states and represents that all bills, payrolls, expenses, costs, taxes, claims and other indebtedness incurred in connection with the Work performed under this Contract have been paid in full; and further agrees to defend Buyer from and against all claims against Buyer pursuant to Article 3.6 for labor, services, materials, fixtures, equipment, machinery and apparatus on the Site, both personal and real, furnished by Seller or any of its Subcontractors including liens of subcontractors, laborers, materialmen, and fixtures, equipment, machinery and material suppliers, and their subcontractors arising from claims for payment for the Work performed under or in connection with this Contract.

The undersigned further states and represents that this release and waiver of lien is binding on and running to the benefit of the successors and permitted assigns of the Parties to the Contract. Seller acknowledges its understanding of its rights to a lien and is voluntarily waiving these rights with full knowledge of the consequences.

Notwithstanding anything set forth above, the foregoing release, acknowledgement, representation and agreement to defend shall not apply with respect to any taxes for which Buyer is responsible under the Agreement.

SELLER:
SIEMENS ENERGY, INC.

Name:

Title:

Date:

ATTACHMENT A

General Arrangement Site Plan

[Drafting Note: Insert General Arrangement diagram as Attachment A.1]

APPENDIX 15

FORM OF PAYMENT INVOICE

SIEMENS SIEMENS ENERGY, Inc.

4400 Alaroyo Trail
Orlando, FL 328126-2399

Invoice No.	2982000813	P.O. No:	TA026		Customer No:	37541
			(Idaho Power)

Invoice Date:	September 19, 2008	P.O. Date:		Order No:	Payment Terms:	Net 1 day

Bill To:	Remit To:

Idaho Power Company	SIEMENS ENERGY, Inc.
1221 West Idaho Street	Wiring Instructions:
Boise,Idaho 83707	Bank Name: Mellon Bank, N.A.
Address: Pittsburgh, PA
ABA#: ***
Attn: Accounts Payable	Account Name: Siemens Energy, Inc.
Account #: ***
Swift # ***
Federal Tax ID: 1 3-3987280
Please show on your remittance: Customer No. and Invoice No.

Ship To: Idaho Power Company 9595 Power Gen Drive Somewhere, Idaho 83799	SoldTo: Project/Order No: BTE34710 (Idaho Power Project) Customer Number: 37541 BA Code: 101013	Invoicing Notes:

				UNIT of	AMOUNT IN US DOLLARS
ITEM NO	MATERIAL NUMBER	DESCRIPTION	QUANTITY	MEAS	UNIT PRICE	TOTAL PRICE

		ONLY FOR EXAMPLE PURPOSES

1		Per Contract Terms of Payment, with scheduled payment dated September 1, 2009, of 10% of Contract Price	1		$5,322,104.00	$5,322,104.00

2		Sales Tax: $(42,351,000 (Base Price)* 6% (Idaho State Sales Tax percentage)) / 17(months) =	1		$149,474.12	$149,474.12

		Base Price does not include TFA and transportation.

		TOTAL AMOUNT DUE				$5,471,578.12

These commodities, technology or software (items) were exported from the United States in accordance with the Export Administration Regulations. Diversion contrary to U.S. law is prohibited. These items are not to be used, directly or indirectly, in prohibited nuclear, chemical/biological or missile weapons activities.

We hereby certify that these goods were produced In compliance with all applicable requirements of Section 6, 7 and 12 of the Fair Labor Standards Acts as amended and orders of the United Slates Deportment of Labor issued under Section 14, thereof.

Customer Copy-Original

EXHIBIT D3

Contract for Steam Turbine Generator Equipment Supply

CONTRACT

FOR STEAM TURBINE GENERATOR EQUIPMENT SUPPLY

by and between

IDAHO POWER COMPANY

(as Buyer)

and

SIEMENS ENERGY, INC.

(as Seller)

for the New Plymouth Power Plant

dated as of February 11, 2009

1.0	DEFINITIONS	1

2.0 RESPONSIBILITIES		5

2.1	SELLER’S RESPONSIBILITIES	5
2.2	BUYER’S RESPONSIBILITIES	6

3.0 PAYMENTS TO SELLER		6

3.1	PRICE AND PAYMENT SCHEDULE	6
3.2	RESERVATION FEE	7
3.3	TERMS OF PAYMENT	7
3.4	PAYMENT SECURITY	7
3.5	PAYMENTS	7
3.6	RELEASE AND WAIVER OF LIENS	7

4.0 TAXES		8

5.0 WARRANTIES		9

5.1	EQUIPMENT WARRANTY	9
5.2	SERVICES WARRANTY	10
5.3	TITLE WARRANTY	10
5.4	PERFORMANCE GUARANTEES	10
5.5	GENERAL CONDITIONS OF WARRANTY	10
5.6	EXCLUSIVITY OF WARRANTIES AND REMEDIES	12
5.7	TECHNICAL ADVISORIES	12

6.0 DELIVERY, TITLE AND RISK OF LOSS		12

7.0 SHIPMENT		15

7.1	TRANSPORTATION	15
7.2	NORMAL CARRIAGE	15
7.3	SPECIAL TRANSPORTATION AND SPECIAL SERVICES	15

8.0 FORCE MAJEURE		15

8.1	EFFECT OF FORCE MAJEURE	15
8.2	NOTICE OF OCCURRENCE	16
8.3	PERFORMANCE TO CONTINUE	16
8.4	DAMAGE CAUSED BY FORCE MAJEURE	16
8.5	TERMINATION IN CONSEQUENCE OF FORCE MAJEURE	16

9.0 CHANGES		17

10.0	DELIVERY; LIQUIDATED DAMAGES; FINAL ACCEPTANCE	18

10.1	DOCUMENT PACKAGE DELIVERY	18
10.2	EQUIPMENT DELIVERY	18
10.3	INTENTIONALLY OMITTED	19
10.4	INTENTIONALLY OMITTED	19
10.5	EXCLUSIVITY	19
10.6	FINAL ACCEPTANCE	19

11.0	EXTENSION OR SUSPENSION	19

12.0	DEFAULT AND TERMINATION	20

12.1	TERMINATION FOR BUYER’S CONVENIENCE	20
12.2	EVENT OF DEFAULT BY BUYER	21
12.3	EVENTS OF DEFAULT BY SELLER	21

13.0	LICENSE	21

14.0	PATENTS	22

15.0	PROPRIETARY INFORMATION	23

16.0	LIMITATION OF LIABILITY	24

17.0 TRANSFER AND EXPORT LAW COMPLIANCE		24

17.1	TRANSFER	24
17.2	EXPORT LAW COMPLIANCE	25

18.0	LICENSES AND PERMITS	25

19.0	INSURANCE	25

19.1	SELLER’S INSURANCE COVERAGE	25
19.2	SUBCONTRACTOR’S INSURANCE COVERAGE	26
19.3	BUYER’S INSURANCE COVERAGE	26
19.4	WAIVER OF RIGHTS	27
19.5	COOPERATION BETWEEN THE PARTIES	28

20.0 COMPLIANCE WITH LAWS		28

21.0 CODES AND STANDARDS		28

22.0	INDEMNITY	29

23.0	MISCELLANEOUS	29

23.1	ENTIRE CONTRACT	29
23.2	JOINT EFFORT	29
23.3	NOTICE	29
23.4	SEVERABILITY	30
23.5	ASSIGNMENT	30
23.6	No WAIVER	31
23.7	APPLICABLE LAW	31
23.8	SUCCESSORS AND ASSIGNS	31
23.9	AUDIT	31
23.10	APPENDICES	31
23.11	RULES OF INTERPRETATION	31
23.12	COMMUNICATIONS	32
23.13	OZONE WARNING	32
23.14	THIRD PARTY BENEFICIARIES	33
23.15	GOVERNMENT REQUIREMENTS	33
23.16	VALUE ENGINEERING	33
23.17	NUCLEAR DISCLAIMER	33
23.18	DISPUTE RESOLUTION	33
23.19	DRAWINGS AND DOCUMENTS	36
23.20	SURVIVAL	36
23.21	COUNTERPARTS	37

THIS EQUIPMENT SUPPLY CONTRACT dated as of February 11, 2009, by and between Idaho Power Company, organized in, and existing under the laws of the State of Idaho (“Buyer” or “Purchaser”) having its principal place of business at 1221 West Idaho Street, Boise, Idaho, 83702 and Siemens Energy, Inc. (formerly known as Siemens Power Generation, Inc.), a Delaware corporation, (“Seller”) with offices at 10730 Telge Road, Houston, Texas. Buyer and Seller are sometimes referred to singularly as “Party” and collectively as “Parties”, as the context of the usage of such term may require.

RECITALS

A.                                   Buyer desires Seller to supply certain Equipment and Services to Buyer for the Plant; and

B.                                     Seller is agreeable to provide such Equipment and Services; and

C.                                     Buyer and Seiler have executed a Reservation Slot Agreement, dated September 19, 2008, establishing the Parties’ business agreement for the acquisition of one (1) SST-900 steam turbine generator from Seller; and

D.                                    The Reservation Slot Agreement, sited in Recital C above, shall be superseded upon the Effective Date of this Contract; and

E.                                      Buyer and Seller desire to define their rights and obligations in connection with the supply of such Equipment and Services.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree as follows:

1.0               DEFINITIONS

The following terms shall have the meanings specified in this Article 1 when capitalized and used in the Contract. The meanings specified are applicable to both the singular and plural.

“Actual Delivery Date” means the date on which Delivery of the last of the Major Components of the Unit actually occurs.

“Affiliates” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Seller. The term “control” means the possession, directly or indirectly, of the power to cause the direction of the management of such entity, whether through ownership of securities, by contract or otherwise.

“Change Order” shall have the meaning set forth in Article 9.0, Changes.

“Computer Program(s)” means a sequence of instructions, data or equations in any form, and explanations thereof, intended to cause a computer, a control data processor or the like to perform any kind of operation, which is licensed from Seller under the Contract. Computer Programs may at times be referred to as software or firmware and the provisions herein applicable to Computer Programs shall be applicable to software or firmware, as the case may be.

“Consumables” shall include, but not be limited to, items such as air filters, oil filters, fuel filters, and thermocouples which by normal industry standards are considered consumables and are replaced on a regular basis.

“Contract” shall mean this equipment supply contract, including all Appendices listed below, as any of said documents may be amended and supplemented from time to time pursuant to a Change Order.

APPENDIX 1	SCOPE OF SUPPLY AND TECHNICAL SPECIFICATION

APPENDIX 2	NOT USED

APPENDIX 3	PAYMENT AND CANCELLATION SCHEDULE

APPENDIX 4	GUARANTEES AND OPERATIONAL CONDITIONS

APPENDIX 5	EQUIPMENT DELIVERY SCHEDULE

APPENDIX 6	NOT USED

APPENDIX 7	NOTUSED

APPENDIX 8	NOT USED

APPENDIX 9	NOT USED

APPENDIX 10	NOT USED

APPENDIX 11	NOT USED

APPENDIX 12	FIELD SERVICE RATES

APPENDIX 13	NOT USED

APPENDIX 14	FORM OF RELEASE AND WAIVER OF LIENS

APPENDIX 15	NOT USED

In the event of any conflict or inconsistency among portions of this Contract, for the purpose of resolving such conflict or inconsistency the provisions of the body of this Contract (Articles 1 through 23) shall govern first and then the Appendices shall take precedence in the following order: 1, 4, 3, 5, 14 and 12 .

“Contract Date” or “Effective Date” means the date on which Seller receives a fully executed Contract.

“Contract Price” means the total amount to be paid to Seller under the Contract as it may be adjusted or changed in accordance with the terms of the Contract.

“Day” means a day, including Saturdays, Sundays, and holidays. In the event that an obligation to be performed under the Contract falls due on a Saturday, Sunday, or legal holiday in the State of Idaho or Texas, the obligation shall be deemed due on the next business day thereafter.

“Delivery” shall have the meaning assigned in Article 6.1.

“Document Package” means those document packages defined in Appendix 1, Drawing and Documentation, as being document deliverable packages which are identified as subject to delay liquidated damages under this Contract.

“Engineering Start Date” means August 3, 2009.

“Equipment” means the equipment, materials, and components identified in Appendix 1, Scope of Supply and Technical Specification, and any Spare Parts, being furnished by Seller or any Subcontractor under this Contract.

“Field Service Rates” shall mean the Seller’s or its Affiliates’ published rates for performing field services, as such rates are in effect from time to time.

“Final Acceptance” shall mean the satisfaction of the final acceptance requirements of the Unit, pursuant to Article 10.6, Final Acceptance.

“Final Acceptance Date” shall be deemed to occur on the first Day Seller has demonstrated the Unit meets the final acceptance requirements pursuant to Article 10.6, Final Acceptance.

“Force Majeure” means, with respect to a Party’s obligations, any circumstances beyond the reasonable control of either Party in performing its obligations including but not limited to: Acts of God; floods; droughts; earthquakes; storms; abnormally severe weather; pestilence; lightning or other natural catastrophes; fires; epidemics; wars; riots; civil disturbance or other civil disobedience; strikes or other labor disputes (other than strikes that occur at a facility of Seller or of an Affiliate of Seller which is being used to manufacture or fabricate part of the Work which are not on a national, regional or industry wide scale which strikes shall not constitute an event of Force Majeure); transportation accidents, rail car shortages or other transportation delays; embargoes; action or inaction of legislature, judicial, regulatory, or other governmental bodies that may render or may have rendered illegal action in accordance with the provisions of this Contract; voluntary or mandatory compliance with any governmental act, regulation or request, or by any other cause or causes beyond either Party’s reasonable control which wholly or partly prevent the performance of the obligations hereunder.

“Force Majeure Event” shall mean an event or occurrence caused by Force Majeure.

“Government Authority” means any public body established or to be established by law that exercise regulatory control over the design, engineering, construction, erection, transportation of Equipment and operation of the Plant, those agencies that issue licenses, permits, and authorizations, and courts of competent jurisdiction.

“Guarantees” shall mean collectively, the Performance Guarantees and Sound Level Guarantee, each as further set forth in Appendix 4, Guarantees and Operational Conditions.

“Guarantee Tests” shall mean collectively, the Performance Tests and Sound Level Tests, each as further set forth in Appendix 4, Guarantees and Operational Conditions.

“Guaranteed Net Power” shall have the meaning set forth in Appendix 4, Guarantees and Operational Conditions.

“Initial Synchronization” means the date on which the generator breaker for the Unit is first closed and the Unit is connected to the electric grid.

“Major Components” means ***.

“Minimum Performance Guarantee” means net power output equal to *** of the Guaranteed Net Power or ***.

“Milestone Payment” means each of the milestone payments listed in the Milestone Payment Schedule set forth in Appendix 3, Payment and Cancellation Schedule.

“Notice” means prompt written notice given by one Party to the other Party at the addresses identified in Article 23.3, Notices.

“Normal Carriage” means carriage, by either highway transport (provided this does not necessitate use of specialized riggers trailers) or by rail transport, on normal routing from the factory to the point of Delivery.

“Performance Tests” shall have the meaning set forth in Appendix 4, Guarantees and Operational Conditions.

“Plant” or “Project” means the New Plymouth Power Plant located at or near Caldwell, Idaho for which the Equipment is being supplied under this Contract.

“Punch List Items” shall mean the list of uncompleted items, which Buyer and Seller have specifically identified and agreed upon in writing no later than thirty (30) Days after Initial Synchronization, which must be completed by Seller before Final Acceptance, completion of which may require that the Equipment be removed from service at mutually agreeable times after Initial Synchronization to complete such item but which will not otherwise interrupt, disrupt or interfere to any significant extent with the operation of the Plant.

“Remedy” means correction of warranty nonconformity or defect by Seller in accordance with Article 5.0, Warranties, by repair, replacement or modification as Seller deems necessary to correct such nonconformity.

“Reservation Slot Agreement” shall mean the executed agreement between Buyer and Seller for the acquisition of one (1) SST-900 steam turbine generator, dated September 19, 2008.

“Schedule” shall mean the schedule of key dates for the delivery of the Equipment set forth in Appendix 5, Equipment Delivery Schedule, as such schedule may be adjusted pursuant to the Contract.

“Scheduled Delivery Date” means that date on which Delivery of the last of the Major Components of the Unit is scheduled to occur. The Scheduled Delivery Date shall be the date set forth in Appendix 5, Equipment Delivery Schedule, and may be revised in accordance with the provisions of the Contract.

“Services” shall mean (i) technical information, including data interpretation and reports, and (ii) advice and consultation provided by Seller in the performance of this Contract, including Technical Field Assistance.

“Site” means and includes the area of the erection site at the Plant and those areas immediately adjacent to it which are necessary for the erection of the Equipment.

“Sound Level Guarantee” shall have the meaning set forth in Appendix 4, Guarantees and Operational Conditions.

“Sound Level Tests” shall have the meaning set forth in Appendix 4, Guarantees and Operational Conditions.

“Spare Part” means any component of the Unit purchased by Buyer under this Contract which is intended to be placed into Buyer’s inventory and not used or installed into the Unit at the time of Initial Synchronization.

“Subcontractor(s)” or “Supplier(s)” shall mean any licensor, subcontractor or supplier of any tier supplying material, equipment, labor, goods or services to Seller in connection with the obligations of Seller under the Contract.

“Technical Advisories” means Equipment configuration changes as prepared and issued by Seller by way of a written technical notification or service bulletin, to current Seller Steam Turbine technologies users, and as applicable to the Equipment.

“Technical Field Assistance” means technical guidance and counsel based upon engineering, manufacturing, installation and operating standards for the Equipment, excluding any supervision, management, regulation, arbitration and/or measurement of Buyer’s personnel, agents or contractors and work relating thereto, and excluding responsibility for planning, scheduling, monitoring or management of the work.

“Unit” means a single steam turbine generator and associated equipment supplied as part of the Equipment.

“Work” means the Equipment and Services.

2.0        RESPONSIBILITIES

2.1                         Seller’s Responsibilities

2.1.1                   Seller shall supply the Equipment and perform the Services as set forth in this Contract. The scope of such Equipment and  Services is identified in Appendix 1, Scope of Supply and

Technical Specification and other supporting Appendices. Included in this Work is the reserved manufacturing space for one (1) SST-900 steam turbine generator addressed in the executed Reservation Slot Agreement.

2.1.2                   Seller shall Deliver the Equipment in accordance with the schedule for the Delivery of Equipment and performance of Services set forth in Appendix 5, Equipment Delivery Schedule.

2.2         Buyer’s Responsibilities

2.2.1      Intentionally Omitted

2.2.2      Intentionally Omitted

2.2.3                   Buyer shall pay to the Seller the Contract Price for the Work in accordance with Article 3, Payments to Seller, and Appendix 3, Payment and Cancellation Schedule.

2.2.4                   Buyer shall be responsible for all dealing with any Government Authority in accordance with Article 18, Licenses and Permits.

2.2.5                   Buyer shall, at no cost to Seller, provide labor, operators, technicians and maintenance personnel necessary to operate the Plant, including the Equipment, during the performance or re-performance of the Guarantee Tests.

2.2.6                   Buyer shall, at no cost to Seller, provide steam and Consumables in accordance with Seller’s specifications.

2.2.7                   Buyer shall, at no cost to Seller, make arrangements to accept the power generated from the Plant during the Guarantee Tests.

2.2.8                   Buyer shall, at no cost to Seller, comply with the Buyer’s responsibilities as detailed in Appendix 1, Scope of Supply and Technical Specification.

2.2.9                   Buyer shall, at no cost to Seller, provide to Seller a payment security in accordance with Article 3.4.

3.0                          PAYMENTS TO SELLER

3.1                            Price and Payment Schedule

3.1.1                   The Contract Price is Thirty-three Million Four Hundred Forty-five Thousand Two Hundred Thirty-seven U.S. Dollars ($33,445,327.00USD). The Contract Price shall be subject to adjustment in accordance with applicable Contract provisions. Buyer shall pay Seller the Contract Price in accordance with the Milestone Payment Schedule contained in Appendix 3, Payment and Cancellation Schedule, and the procedure set forth in Article 3.3.

3.1.2                   For the purpose of addressing sales tax for the State of Idaho, the Contract Price is comprised of two allocations: a taxable and a non-taxable portion.

i)           the taxable allocation of the Contract Price is ***, for the Seller’s Equipment, goods and materials (“Base Price”); and

ii)           the non-taxable allocation of the Contract Price is *** for Seller’s services, ***.

For the avoidance of doubt, the taxable and non-taxable allocations provided above are reflective of the Contract Price as of the Effective Date of this Contract. And these allocations are subject to change, as required, and pursuant to Article 9.0, Changes.

3.2           Reservation Fee

The non-refundable fee paid by Buyer pursuant to the requirements of the Reservation Slot Agreement, shall be credited against the Buyer’s payment obligations, commencing with the first Milestone Payment (i.e., the Down Payment) indicated in Appendix 3, Payment and Cancellation Schedule.

3.3           Terms of Payment

Payment of each invoice is to be made within twenty-five (25) Days after the date of issue of such invoice. If Buyer does not pay an invoice when due or improperly withholds amounts due to Seller, a service charge shall, without prejudice to the right of Seller to immediate payment, accrue on such overdue amounts at the *** per year (prorated daily) shall apply to past due payments from the date such amount was due.

3.4           Payment Security

Buyer shall provide a commercially reasonable payment security in a form and verified by a U.S. bank acceptable to Seller. Such Buyer security payment shall be deemed commercially reasonable if in the form of a standby letter of credit, or similar instrument, verified by a US bank acceptable to Seller, in an amount ***

3.5           Payments

Payment of all or any portion of the amount due under this Contract does not constitute acceptance by Buyer.

3.6           Release and Waiver of Liens

Provided Buyer has paid Seller as required under this Contract, Seller shall provide Buyer a Release and Waiver of Liens, as a condition precedent of the final payment as defined in Appendix 3, Payment and Cancellation Schedule, and in the form defined in Appendix 14, herein, releasing Buyer from all claims of payment for Work performed and material provided under this Contract.

4.0 TAXES

4.1           In addition to the Contract Price, Buyer shall be obligated to pay the amount of any present or future property, privilege, license, sales, use, excise, gross receipts, value added, privilege or similar taxes or assessments applicable to the sale of the Works or to the use of the Works. Such taxes are for the account of Buyer and Buyer agrees to pay any such tax when due or reimburse Seller, or its Subcontractors, pursuant to the additional payment terms and conditions as determined in this Contract. Seller shall use all reasonable efforts to minimize the amount of such taxes and assessments payable by Buyer.

Seller has included in the Contract Price the amount of any ***, and related *** or similar charges, for delivery of any components to the United States from countries outside of the United States and transportation to the Site.

Seller shall be liable for payment of any federal, state income tax associated with the Work and all payroll or employment compensation tax, social security tax or similar taxes for its employees. Seller will be responsible for paying all appropriate sales taxes to the State of Idaho on the Works. Seller will invoice for sales taxes incurred on a monthly basis in accordance with the provisions of the payment terms and conditions as determined in this Contract.

4.1.1        Sales Tax Invoicing. Seller shall invoice Buyer in accordance with the applicable payment schedule pursuant to Article 3.1 and terms of payment in accordance with Article 3.3, herein. Commencing with Seller’s first invoice, Seller shall incorporate into Seller’s invoice, a separate line item for Idaho State sales tax. The Seller’s first invoice shall use the entire Down Payment, including the non-refundable fee paid by Buyer pursuant to the requirements of the Reservation Slot Agreement, which will be credited against the Buyer’s payment obligations on such invoice, as the basis for calculating the Idaho State sales tax as set forth in Article 4.1.2.

4.1.2        The Idaho State sales tax line item will be based upon the Base Price, as defined in Article 3.1.2, multiplied by the Idaho State sales tax of six (6%) percent. The sales tax for each Milestone Payment shall be calculated as follows:

Base Price (calculated as at the date of the invoice) Contract Price (calculated as at the date of the invoice)	X	Applicable Milestone Payment	X 6%	Idaho Sale Tax = amount for applicable Milestone Payment

4.1.3        For the final payment, Seller will perform an accounting review of the Base Price and the Idaho State sales tax collected from Buyer to determine a final Idaho State sales tax value to be incorporated into the final payment invoice, if any.

4.2           In the event the State of Idaho determines a further sales tax amount is due on the Works, as a result of a sales tax audit, the liability shall be paid by Seller to the State of Idaho and Seller shall be reimbursed by Buyer in accordance with the provisions of the payment terms and conditions of this Contract. In the event the State of Idaho determines a sales tax refund is due on the Works as a result of a sales tax audit, such refund shall become due from Seller to Buyer within 15 days of Seller’s receipt of refund from the State of Idaho. Buyer shall not be liable for any penalties, and/or interest, resulting directly from Seller’s negligence, that may become payable to the State of Idaho as a result of a sales tax audit.

4.3           The sales tax provision under this Contract shall remain effective until the earlier of (i) Seller receiving an audit closing letter or (ii) expiration of the statue of limitations in connection with a State of Idaho’s right to perform a sales tax audit.

4.4           Upon Buyer’s request, Seller shall provide Buyer additional supporting documentation in direct connection with a sales tax reimbursement payment.

4.5           Should Buyer be exempted from any such tax, it shall provide Seller with certification thereof within 30 days after the Effective Date of this Contract.

5.0 WARRANTIES

5.1           Equipment Warranty

5.1.1        Seller warrants that the Equipment, excluding Consumables, will be free from defects in workmanship and material until *** after the date of Initial Synchronization or *** after the Actual Delivery Date, whichever first occurs (the “Equipment Warranty Period”).

5.1.2        Any Spare Part supplied under this Contract shall have a warranty identical to the Equipment Warranty except that the Equipment Warranty Period for such Spare Part shall expire *** after initial installation or usage of the Spare Part or *** after the date of Delivery of the Spare Part, whichever first occurs.

5.1.3        The warranty period for each item of Consumables will be for the normal expected useful life of such item, but in no event longer than the Equipment Warranty Period set forth in Article 5.1.1, above.

5.1.4        If during the Equipment Warranty Period, Buyer gives Seller Notice of any nonconformity to the Equipment Warranty, Seller shall Remedy such nonconformity. Should investigation by Seller reveal that there is no nonconformity of the Equipment Warranty as reported by Buyer, Buyer shall reimburse Seller for its expense in connection therewith.

5.1.5        With respect to any item, except Consumables, reperformed, repaired or replaced by Seller under the warranty, the warranty period for such item shall be extended until the earliest to occur of *** from the ***, but in no event shall the warranty period for any item extend beyond the earliest to occur of:

(a)           *** after *** of the steam turbine generator; and

*** after the ***

5.2           Services Warranty

5.2.1        Seller warrants that the Services performed hereunder including the advice and recommendations of its personnel will reflect competent professional knowledge and judgment consistent with Seller engineering practices (“Services Warranty”) beginning with the start of such portion of the Services and ending *** after the completion of each portion of Services (the “Services Warranty Period”).

5.2.2        If during the Services Warranty Period, Buyer gives Seller Notice of any nonconformity to the Services Warranty, Seller shall reperform such nonconforming Services. If such reperformance is impractical, Seller will refund the amount of the compensation paid to Seller by Buyer for such nonconforming portion of the Service.

5.2.3        Where any portion of the Services is reperformed pursuant to Article 5.0, Warranties, said portion shall be further warranted to comply with the Services Warranty until the expiration of the Services Warranty Period of the original portion of the Services.

5.3          Title Warranty

Seller warrants that the Equipment, when delivered, shall not be subject to any encumbrance, lien, security interest or other defect in title to the extent Seller has received payment from Buyer for such Equipment. In the event of any nonconformity to the Title Warranty, Seller, upon Notice of such failure shall defend the title to such Equipment.

5.4           Performance Guarantees

The Performance Guarantees and Sound Level Guarantee for the Work and the conditions relating thereto are set forth in Appendix 4, Guarantees and Operational Conditions.

5.5           General Conditions of Warranty

The following constitutes general conditions applicable to all warranties herein:

5.5.1        Buyer shall follow Seller’s recommendations furnished pursuant to this Contract, and, in the absence thereof, follow generally accepted industry practices, in the receipt, handling, storage, protection, installation, maintenance, inspection, and operation of the Work. Recommended repairs which are required to be performed during the warranty period to alleviate the affects of normal wear and tear are not included under this warranty. For parts or components of the Equipment with expected useful lives of less than the warranty period specified above, the warranty period for such parts and components shall terminate no later than the end of their applicable expected useful life.

5.5.2        Buyer shall not (i) operate the Equipment beyond the operational limitations provided by Seller, or (ii) subject the Equipment to accident, alteration, abuse and/or misuse.

5.5.3        Buyer, without cost to Seller, shall provide working access to the defective or nonconforming Work, including disassembling, removing, replacing and reinstalling any equipment, materials or structures, outside of Seller’s scope of supply as defined in Appendix 1, Scope of Supply and Technical Specification, to the extent necessary for Seller to perform its warranty obligations.

5.5.4        Buyer shall furnish, at the request and expense of Seller, personnel (to the extent available and not inconsistent with job classifications) and, at Buyer’s expense, facilities, to the extent available, to reasonably assist Seller in any repair or replacement pursuant to its warranty obligations.

5.5.5        Buyer shall afford Seller the opportunity to comment on its proposed system for recording operating data and allow Seller the opportunity to review operating and maintenance records relating to the Plant, provided, however, the proposed system for recording operating data shall include the capability for the Seller to remotely monitor such operating data on a real time basis. Seller shall concur and approve this procedure in writing to Buyer within ten (10) Days of Seller’s receipt of Buyer’s proposal.

5.5.6        Buyer shall provide Seller representatives reasonable access to Buyer’s facility for the purpose of observing the Equipment and the operation and maintenance thereof.

5.5.7        Intentionally not used.

5.5.8        Buyer shall utilize reasonably recommended Seller Technical Field Assistance either as a part of the Technical Field Assistance included in the Contract Price or, in the event that the Technical Field Assistance included in the Contract Price has been fully expended by Buyer, as an additional scope item to be purchased by Buyer in accordance with Seller’s Field Services Rates, in effect at the time the Technical Field Assistance is required. Attached in Appendix 12, Field Service Rates, is Seller’s 2008 Field Service Rates. Technical Field Assistance included in the Contract Price shall not be used for warranty of non-conformance remedies.

5.5.9        Seller will have no warranty responsibility for any Computer Program, or portion thereof, which has been modified or merged with another Computer Program with which it was not designed by Seller to operate.

5.5.10      Title to any defective items or components of Equipment that are replaced by Seller as a part of Seller’s Warranty obligations hereunder shall, at Seller’s request, revert to Seller at a deemed value of zero dollars upon completion of such replacement.

5.6           Exclusivity of Warranties and Remedies

The only warranties and guarantees made by Seller are those expressly enumerated in this Article 5 and Appendix 4, Guarantees and Operational Conditions. Any other statements of fact or descriptions whether expressed in the Contract, or any attachments or Appendices thereto, or in any quotations, proposals, specifications, drawings or manuals, or other documentation concerning the Work, whether in electronic form or hardcopy, shall not be deemed to constitute a warranty or guarantee of the Work or any part thereof. THE WARRANTIES AND GUARANTEES PROVIDED IN THIS ARTICLE 5 AND APPENDIX 4, GUARANTEES AND OPERATIONAL CONDITIONS, ARE EXCLUSIVE AND NO OTHER WARRANTIES OR GUARANTEES OR CONDITIONS OF ANY KIND, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE), SHALL APPLY. Subject to Article 6.5, Damage to Property, correction of defects in accordance with this Article 5, a refund in accordance with Article 5.2.2 or payment of the liquidated damages, if any, to Buyer in accordance with Appendix 4, Guarantees and Operational Conditions, in the manner and during the period provided herein shall constitute complete fulfillment of and Buyer’s exclusive remedy for all the liabilities or responsibilities of Seller and its Subcontractors to Buyer for defective or nonconforming Work or for failure to meet the Performance Guarantees, whether the claims of Buyer are based in contract, in tort (including negligence and strict liability), or otherwise.

5.7           Technical Advisories

Seller, at no cost to Buyer, agrees to perform actions as identified in Technical Advisories to the Equipment that pertains directly to the health, personnel safety or to the Equipment integrity which are issued by Seller prior to the date of Final Acceptance.

Such Seller obligation is only applicable to the Scope of Supply defined in Appendix ‘1, Scope of Supply and Technical Specification, contained in this Contract.

For the avoidance of doubt, all performance and parts life/inspection interval enhancements and for improvements related to the Work but not defined in Appendix 1, Scope of Supply and Technical Specification, are excluded from Seller’s obligations stated in this Article 5.7.

6.0          DELIVERY, TITLE AND RISK OF LOSS

6.1           Delivery of each item of the Equipment, by Seller, will be made free on board carrier, not unloaded, as follows: (i) upon arrival of the Equipment at the unloading destination at the Site for shipments made by truck, or (ii) upon arrival of the Equipment at the unloading destination of the suitable rail siding located at *** for shipments made by rail (hereinafter referred to as “Delivery”). Buyer shall promptly unload the Equipment upon Delivery and shall be responsible for reimbursing Seller’s demurrage costs if Buyer fails to so unload the Equipment.

Provided that all payments are current in accordance with Appendix 3, Payment and Cancellation Schedule, and Article 3.1, title to the Equipment, except for Computer Programs, shall pass to Buyer upon Delivery. In any event, risk of loss or damage to the Equipment shall pass to Buyer upon Delivery.

6.2           Risk of loss of or damage to any equipment at the Site, including the Equipment when any repair or replacement is being performed by Seller or its Suppliers, shall remain with the Buyer at all times during the performance of any Work. If Buyer procures or has procured property damage insurance applicable to occurrences at the Site, Buyer shall obtain a waiver by the insurers of all subrogation rights against Seller.

6.3           Risk of loss of or damage to any Seller-owned equipment which is required at the Site in order to perform any Work will pass to Buyer upon arrival of such equipment at the unloading destination at the Site. Risk of loss of or damage to such Seller-owned equipment will revert back to Seller when such equipment is placed free on board carrier at the Site for return to Seller.

6.4           Title to and right of possession of any Computer Programs licensed hereunder shall remain with Seller, or its licensor, except that Buyer shall have the right of possession and use of the Computer Programs provided hereunder at no cost for the term of the corresponding license provided herein, so long as no breach of this Contract has been made by Buyer and all payments due Seller have been paid. Nothing in this Contract shall be construed as giving Buyer any right to sell, assign, lease or in any other manner transfer or encumber Seller’s, or its licensor’s ownership of the Computer Programs, or as limiting Seller, or its licensors, from using and licensing the Computer Programs to any third party.

6.5           Damage to Property

The liability of Seller in connection with the warranties of this Contract, shall provide for, but not exceed the cost of replacing, repairing or modifying the nonconforming or defective portion of the Works. Notwithstanding the foregoing, in the event that a nonconformance to a warranty as provided herein of the Equipment results in physical damage to other parts of the Equipment which are likewise still within the Equipment Warranty Period (“Resultant Damage”) and Seller is given written notice per the provisions this Contract, then the following terms and conditions shall apply to such Resultant Damage: (i) Seller shall be liable for, on an occurrence basis, the cost of either the repair/replacement of the Resultant Damage, *** or ***, whichever is less and (ii) the Buyer shall issue Seller a Change Order to repair/replace such Resultant Damage and (iii) Seller’s aggregate liability for all Resultant Damage under this Contract shall not exceed the sum of ***. The foregoing shall constitute the exclusive remedy of Buyer and the sole liability of Seller for any nonconformity or defect or Resultant Damage in the Works or for failure of the Works to be as warranted, whether Buyer’s remedies are based on contract, warranty, tort (including negligence), strict liability, indemnity or any other legal theory, and whether arising out of warranties, representations, instructions, installations, or nonconformities from any cause.

Except as specifically set forth in the preceding paragraph, in no event shall Seller, its Affiliates or Subcontractors have any responsibility or liability, under any theory of recovery, whether based in contract, tort (including negligence and strict liability), or otherwise, for any loss or damage to Buyer’s property or equipment (which shall include any item or component of the Work after risk of loss or damage to the Work has passed to Buyer pursuant to Article 6.2) that is damaged (sometimes referred to as resultant, secondary, downstream, down-flow, upstream, up-flow, or collateral damage) as a result of (i) a Warranty defect in any item or component of the Work for which Seller remains responsible under Article 5 or (ii) a negligent act or omission of Seller during performance of Work at the Site. Any such loss or damage shall be the sole responsibility of Buyer and Buyer’s insurers, and Buyer waives all rights of recovery, and shall cause its insurers to waive all rights of subrogation, against Seller, its Affiliates, Subcontractors and its and their insurers, for any such loss or damage.

6.6           In regards to Delivery of a Major Component, Seller must Notify Buyer: i) at least thirty (30) Days in advance of Delivery, and ii) again, at least, one (1) Day prior to Delivery, of its intent to Deliver a Major Component to the point of Delivery (“Delivery Advance Notice”). Buyer may request a delay in the Delivery of a Major Component, and Seller shall evaluate said Delivery delay request and provide a response as to the impacts, if any, to the terms of this Contract, including but not limited to the Contract Price, delivery schedule and Guaranteed Delivery Date, to Buyer within seven (7) Days of receipt of Buyer’s delay request Notice. In the event the Parties agree to a delay request, then Delivery shall be deemed to have occurred and such changes shall be performed in accordance with Article 9.0, Changes, herein.

Buyer will receive such items at the point of Delivery between the hours of 8:00 a.m. to 5:00 p.m., local prevailing time, Monday through Friday. However, Seller may request, by Notice to Buyer, the Delivery of a Major Component outside the defined delivery receipt hours stated above, and Buyer shall evaluate said Delivery request and provide a response as to the impacts, if any, to the terms of this Contract, including but not limited to the Contract Price, to Seller within seven (7) Days of receipt of Seller’s request Notice. In the event the Parties agree to a Delivery request, then such changes shall be performed in accordance with Article 9.0, Changes, herein.

Seller may Deliver the Major Components up to twenty-one (21) Days ahead of the date(s) listed in Appendix 5 with a Delivery Advance Notice. In the event that Seller wishes to deliver more than twenty-one (21) Days ahead of the dates indicated, Seller must specifically request and obtain Buyer’s written approval for early Delivery. Deliveries attempted more than twenty-one (21) Days prior to the date(s) indicated without Buyer’s prior written approval, as provided above, may be rejected by Buyer. All costs associated with rejected delivery and redelivery shall be the responsibility of Seller.

7.0          Shipment

7.1           Transportation

When the Equipment is ready for shipment(s), Seller shall (i) determine a reasonable method of transportation and the routing for the shipment to the point of Delivery and (ii) ship the Equipment by Normal Carriage to the point of Delivery.

In the event that Buyer is unwilling or unable to receive the Equipment, Seller will, upon Notice to Buyer and giving Buyer reasonable opportunity to designate a mutually acceptable destination, place such Equipment in storage. If the Equipment is to be placed into storage pursuant to this provision, Delivery of the Equipment shall be deemed to occur, and any payments due upon Delivery shall be payable by Buyer, when the Equipment (i) is placed free on board carrier at the manufacturing facility for shipment to the storage location or (ii) is placed into the storage location when stored at the manufacturing facility.

In the event of storage pursuant to the preceding paragraph, all expenses thereby incurred by Seller, including but not limited to, preparation for and placement into storage, handling, transportation, storage, inspection, preservation, taxes, insurance and any necessary rehabilitation prior to installation shall be payable by Buyer upon submission of invoices prepared by Seller. When conditions permit and upon payment to Seller of any additional amounts due hereunder, Buyer shall arrange, at its expense, removal of the Equipment from storage.

7.2           Normal Carriage

Most Equipment can be shipped by highway transport to the point of Delivery. Seller shall make every reasonable effort to ship by highway transport unless rail transport is required. Normal Carriage could also be via cargo ship or barge and transferred to rail or truck to the point of Delivery.

7.3           Special Transportation and Special Services

7.3.1        Buyer agrees to pay or to reimburse any transportation charges in excess of regular charges for Normal Carriage, including, but not limited to, excess charges for special routing, special trains, specialized riggers trailers, lighterage, demurrage and air transport.

7.3.2        Buyer also agrees to pay or to reimburse any reasonable cost incurred or charge resulting from special services performed in connection with the transportation of the Equipment, including, but not limited to, the construction and repair of transportation and handling facilities, bridges and roadways, of whatever kind and wherever located.

8.0          FORCE MAJEURE

8.1           Effect of Force Majeure

Neither Party shall be considered to be in default or in breach of its obligations under the Contract to the extent that performance of such obligations is prevented by any circumstance of Force Majeure arising after the date of this Contract. Notwithstanding the foregoing, in the event a Force Majeure circumstance prevents either Party from performing any of it’s obligations as provided in this Contract, Buyer shall issue Seller a Change Order equitably adjusting the Contract Price, Schedule, the Guaranteed Delivery Dates, and other affected terms and conditions to the extent Seller is affected by the Force Majeure event. Additionally, in no case shall a Force Majeure event excuse or delay any obligation under this Contract to make payment when due.

8.2           Notice of Occurrence

If either Party considers that any circumstance of Force Majeure has occurred which may affect performance of its obligations under this Contract, it shall promptly, but in any event, within ten (10) days upon learning of such event, notify the other Party thereof in writing stating the nature of the event, its potential effect and the anticipated duration thereof, and any action being taken to avoid or minimize its effect. The burden of proof shall be on the Party claiming Force Majeure.

8.3           Performance to Continue

Upon the occurrence of any circumstance of Force Majeure, Seller shall use its reasonable best efforts to continue to perform its obligations under the Contract. Seller shall notify Buyer of the steps it proposes to take, including any reasonable alternative means for performance, which is not prevented by Force Majeure. Seller shall not take any such alternative steps unless directed so to do by Buyer pursuant to a Change Order. In any such case, Seller shall use best efforts to mitigate all such costs and impacts on the Schedule and on the Guaranteed Delivery Date. Any suspension of performance due to an event of Force Majeure shall be of no greater scope and no longer duration than reasonably required and the Party suffering the Force Majeure shall use due diligence to partially or fully remedy its inability to perform.

8.4           Damage Caused by Force Majeure

If, in consequence of Force Majeure, the Works shall suffer loss or damage, Seller shall be entitled to receive payment for the value of the Works performed up to the time of the Force Majeure event.

8.5           Termination in Consequence of Force Majeure

8.5.1        If circumstances of Force Majeure have occurred that have materially affected the Work and have continued for a period of *** in the aggregate, and there is a corresponding delay in the Guaranteed Delivery Date of *** in the aggregate caused by the Force Majeure, then, notwithstanding that Seller may by reason thereof have been granted an extension of the Guaranteed Delivery Date, by Change Order, Buyer shall be entitled to terminate the Contract upon *** written notice to Seller. If at the expiration of such *** period such Force Majeure shall still continue, this Contract shall automatically terminate unless otherwise specifically agreed by the Parties.

In the event that a Force Majeure event occurs that has materially affected the Work and has continued for a period of *** in the aggregate, and there is a corresponding delay in the Guaranteed Delivery Dates of *** in the aggregate caused by the Force Majeure, then the Contract shall automatically terminate unless otherwise specifically agreed by the Parties.

8.5.2        In the event the Contract is terminated pursuant to Article 8.5.1 above, the following provisions shall apply: (i) Buyer shall pay to Seller the amount, if any, by which the applicable cumulative termination amount set forth in Appendix 3, Payment and Cancellation Schedule, corresponding to the effective date of the termination (partial month to be appropriately prorated) exceeds the cumulative payments made by Buyer prior to such date; (ii) title and risk of loss to the physical material, equipment and components for the Project shall transfer to Buyer; (iii) Buyer shall be responsible for, as applicable, any transportation, storage and insurance costs of such material, equipment and components not yet delivered to the Site; and (iv) Buyer and Seller must mutually agree upon a Change Order which provides reasonably acceptable modifications to the Contract consistent with the scope of Works at the Site and in manufacturing/process.

8.5.3        If the Parties fail to agree upon and execute a mutually acceptable Change Order as set forth in Article 8.5.2 above, said material, equipment and components will be provided on an “AS-IS, WHERE-IS” BASIS AND SELLER OFFERS NO WARRANTIES OF ANY KIND, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE).

9.0          CHANGES

9.1           Buyer may request changes in the Work and, if accepted by Seller, the Contract Price, Equipment Delivery Scheduled Delivery Date and other pertinent provisions of the Contract will be modified by written agreement set forth in a change order (hereinafter “Change Order”). Pricing and payments for Change Orders shall be based on mutually agreeable terms and conditions which will be on a fixed price basis, unless otherwise agreed between the Parties.

9.2           If, during the performance of the Contract, Site conditions or other conditions are encountered requiring revisions in the Scope of Work and Division of Responsibility or other pertinent provisions of the Contract regarding Seller performance, all such revisions shall be handled in accordance with the provisions of this Article.

9.3           Each Change Order shall be in the form mutually agreed, and shall be acceptable to both Parties prior to its implementation.

9.4           Activities for which Buyer and Seller cannot agree upon a firm, fixed price, schedule adjustments or other terms and conditions, Seller shall be compensated by Buyer on a time and material basis. Such time and material work shall be based on the following costing procedure:

(a)           Seller’s personnel shall be billed at the then current published field service and home office rates.

(b)           Third party purchases, including materials, rental of equipment, and labor (including but not limited to: craft labor, and vendor supplied Site construction management, Site supervision, field engineering, Site administration), shall be compensated by Buyer at a price calculated by direct costs (3rd party invoices) plus ***.

(c)           Seller manufactured materials, equipment and labor, shall be compensated by Buyer at market value for manufactured equipment or Siemens’ current price list.

(d)           Adjustments to the schedule and the Guaranteed Delivery Date shall be equal to the amount of time incurred by Seller in performing the work taking into account adjustments to the works or to the methods or sequence of performing the Works (all as determined by Seller) that can be reasonably taken by Seller.

(e)           Seller shall provide Buyer with a reasonable breakdown of costs and time to support compensation and/or adjustments to the Equipment Delivery Schedule and any other adjustments to the terms and conditions of this Contract in connection with Change Orders performed on a time and material basis.

10.0        DELIVERY; LIQUIDATED DAMAGES; FINAL ACCEPTANCE

10.1         Document Package Delivery

If, subject to changes in accordance with the provisions of Article 8.0, Force Majeure, and Article 9.0, Changes, Seller has not delivered a complete Document Package as identified in Appendix 1, Scope of Supply and Technical Speciation, by the scheduled delivery date for such Document Package, Seller shall pay *** until delivered. The maximum rate of liquidated damages shall be ***. The total liquidated damages for failure to deliver Document Packages under this Article shall not exceed *** which shall be credited to the total aggregate limit on all schedule delay related liquidated damages under Article 10.4 of the Contract.

10.2         Equipment Delivery

10.2.1      Seller represents that the Actual Delivery Date will be no later than the Scheduled Delivery Date as identified in Appendix 5, Equipment Delivery Schedule, subject to changes in accordance with the provisions of Article 9, Changes, and Article 8.0, Force Majeure.

10.2.2      If, subject to changes in accordance with the provisions of Article 9.0, Changes, and Article 8.0, Force Majeure, the Actual Delivery Date is later than the Scheduled Delivery Date for causes solely attributable to Seller, then Seller shall credit to Buyer liquidated damages as set forth in Article 10.2.3, subject to the following conditions:

(a)           The liquidated damage amounts shall be applied to each *** that the Actual Delivery Date of the *** is delayed from the Scheduled Delivery Date. ***;

(b)           Liquidated damages shall not apply to the extent the Buyer’s schedule would have been delayed regardless of whether or not Seller met its scheduled Delivery obligation; and

10.2.3      Liquidated damages under this Article 10.2 shall be calculated at the rates for each ***

***	***

***	***
***	***
***	***

Such Equipment Delivery liquidated damages shall not exceed ***, further subject to the limitation specified in Article 16.2.

10.3        Intentionally omitted.

10.4        Intentionally omitted.

10.5        Exclusivity

THE REMEDIES OF BUYER SET FORTH ABOVE FOR DOCUMENT DELIVERY DELAY AND EQUIPMENT DELIVERY DELAY ARE EXCLUSIVE AND NO OTHER REMEDIES OF ANY KIND WHATSOEVER SHALL APPLY. Payment of liquidated damages to Buyer, as provided above shall constitute fulfillment of all liabilities of Seller to Buyer for document delivery delay and equipment delivery delay, whether based in contract, in tort (including negligence and strict liability), or otherwise.

10.6         Final Acceptance

Final Acceptance shall be deemed to occur on the first Day when: (i) the Unit demonstrates that it meets the requirements for Final Acceptance as set forth in Appendix 4, Guarantees and Operational Conditions, (ii) the Seller has completed all Punch List Items to the reasonable satisfaction of Buyer, (iii) the Seller has provided Buyer the final waiver and release of liens in the form of Appendix 14, and (iv) the Seller has supplied Buyer with the final as-built drawings and documentation per Appendix 1.

11.0        EXTENSION OR SUSPENSION

11.1         At any time more than *** prior to the Scheduled Delivery Date of the Equipment, Buyer may, by Notice to Seller, request an extension of the Scheduled Delivery Date for such Equipment or request suspension of performance. Seller will exert every reasonable effort to comply with such request but reserves the right to accept or reject any such request and to base its acceptance or rejection upon appropriate considerations, including, but not limited to, Seller’s production capacity and engineering workload, and the availability of labor, materials and manufacturing space. Seller will notify Buyer of its acceptance or rejection of any such request.

11.2         Seller’s acceptance of a request for extension of the Scheduled Delivery Date or of suspension of performance will be conditioned upon (1) Buyer’s payment to Seller of the difference, if any, between the cumulative cancellation charge as stated in Appendix 3, Payment and Cancellation Schedule, at the date of the extension of the Scheduled Delivery Date or suspension of performance and the total payments made to Seller by Buyer with respect to the Work prior to the date of acceptance of such request, and (2) Buyer’s written agreement to an adjustment of the Contract Price and any other terms and conditions of the Contract reasonably required by Seller to compensate for such extension of the Scheduled Delivery Date or suspension of performance. Buyer will pay any such adjustment within twenty-five (25) Days after the date of Seller’s invoice.

11.3         If, within *** after Seller’s acceptance of a request for suspension, Buyer requests in writing that Seller resume performance, Seller will make every reasonable effort to comply promptly with such request for resumption, but reserves the right to base the establishment of a date for resumption of performance upon appropriate considerations, including, but not limited to, Seller’s production capacity and engineering workload, and the availability of labor, materials and manufacturing space, and the establishment of a mutually agreeable shipment or delivery date.

11.4         If, within *** after Seller’s acceptance of a request for suspension, Buyer has not requested that Seller resume performance, Seller may upon notification to Buyer, at any time thereafter and at the option of Seller, terminate the Contract for the portion of Work for which performance was suspended. In such event, the Contract shall be deemed to have been terminated by Buyer and Buyer will pay to Seller termination charges as outlined in Article 12.0, Termination.

11.5         If Buyer fails to perform any duty provided for herein in a timely manner, including but not limited to making payments when due, Seller may, at its option and without a waiver of any of its other rights, treat such failure to perform as a suspension until such duty is performed. Upon the performance of such duty by Buyer, a revised Scheduled Delivery Date and revised terms of payment will be determined and the Contract Price and all other terms and conditions will be adjusted in accordance with this Article. In addition, all other provisions of this Article, including those relating to Seller’s termination rights, shall apply to such suspension.

12.0        DEFAULT AND TERMINATION

12.1         Termination for Buyer’s Convenience

Should the planned power generation application for which some or all of the Equipment is purchased by Buyer be abandoned or cancelled, the Contract or a portion thereof may be terminated by Buyer by Notification to Seller and upon payment within *** after invoicing by Seller of the cumulative cancellation charge as stated in Appendix 3, Payment and Cancellation Schedule. Payments made by Buyer and received by Seller prior to the date of termination will be credited against the amount due as termination charges. In the event that Milestone Payments made by Buyer and received by Seller prior to the date of termination exceed the cumulative cancellation charge as stated in Appendix 3, Payment and Cancellation Schedule, Seller shall refund the difference to Buyer within *** after the date of termination. Such termination charges or refund will also be due and payable should the Contract be deemed terminated by Buyer’s failure to notify Seller to resume production in accordance with Article 11.0, Extension or Suspension.

12.2         Event of Default by Buyer

Each of the following shall constitute a default by Buyer under the Contract.

(a)           Buyer files a bankruptcy petition or is adjudged bankrupt; or

(b)           Buyer fails to perform material obligations under the Contract including, but not limited to, payment obligations and fails to commence corrective action within *** after its receipt of a Notice from the Seller except that for payment obligations corrective action must be commenced within *** after its receipt of a Notice from the Seller.

In the event Seller elects to terminate this Contract for a Buyer default pursuant to this Article 12.2, Buyer shall pay those amounts provided in Article 12.1 within *** after Buyer’s receipt of Seller’s invoice. Buyer’s failure to make payment will result in Seller’s pursuing any remedies that may be available to it.

12.3         Events of Default by Seller

Each of the following shall constitute a default by Seller under the Contract:

(a)           the Work is abandoned by Seller;

(b)           Seller files a bankruptcy petition or is adjudged bankrupt;

(c)           Seller persistently refuses to comply with applicable laws and regulations; or

(d)           Seller fails to perform material obligations under the Contract and fails to commence corrective action within *** after Buyer’s Notice.

In the event that Buyer elects to terminate this Contract for a Seller default pursuant to this Article 12.3, Seller shall surrender to Buyer possession, control and use of the Work, to the extent then completed. Buyer shall pay Seller for all Work performed up to the termination date and may employ any other qualified firm or corporation to finish the Work. If Buyer exercises its right to complete the Work, Buyer shall be required to use its best efforts to mitigate the cost for completion of such Work. Upon completion of the Work, the total cost of the Work shall be determined and substantiated and Buyer shall provide Seller Notice thereof. If Buyer’s cost of completion exceeds the unpaid balance of the Contract Price before the termination date, Seller shall be required to pay Buyer the difference within *** after Buyer’s Notice of the final cost.

13.0        LICENSE

13.1         Seller grants to Buyer a nontransferable, nonexclusive license, without sublicensing rights, to use Computer Programs provided to Buyer under the Contract solely in connection with the Unit for which it was purchased, subject to the conditions and restrictions contained in this Contract. The term of such license shall extend until the decommissioning of the Unit for which it was licensed.

13.2         However, this License does not grant any right to the background technology from which the Computer Program was generated or to the source code underlying the Computer Program, except to the extent specifically identified in the Contract. Except as specifically set forth in the Contract, Buyer is granted no right to modify the Computer Programs or merge it with other Computer Programs. In the event source code is specifically required to be provided and a right to modify is specifically granted in writing under the Contract, such right is granted with the understanding that Seller makes no representation or warranty that Buyer will have the capability to effectively modify or merge the Computer Programs. Buyer shall indemnify and hold Seller, its officers and employees, free and harmless from all claims, demands, causes of action, suits and other litigation (including all costs thereof, and attorney’s fees) of every kind and character arising out of or connected with any modification to the Computer Programs generated and implemented by Buyer and/or its contractors.

14.0        PATENTS

14.1         Seller will, at its own expense, defend or at its option settle any suit or proceeding brought against Buyer in so far as it is based on an allegation that any Work (including parts thereof), or use thereof for its intended purpose, constitutes an infringement of any United States patent or copyright, if Seller is promptly provided Notice and given authority, information, and assistance in a timely manner for the defense of said suit or proceeding. Seller will pay the damages and costs awarded in any suit or proceeding so defended. Seller will not be responsible for any settlement of such suit or proceeding made without its prior written consent. In case the Work, or any part thereof, as a result of any suit or proceeding so defended is held to constitute infringement or its use by Buyer is enjoined, Seller will, at its option and its own expense, either: (a) procure for Buyer the right to continue using said Work; (b) replace it with substantially equivalent non-infringing Work; or (c) modify the Work so it becomes non-infringing.

14.2         Seller will have no duty or obligation to Buyer under this Article 14 to the extent that the Work is (a) supplied according to Buyer’s design or instructions wherein compliance therewith has caused Seller to deviate from its normal course of performance, (b) modified by Buyer or its Sellers after delivery, or (c) combined by Buyer or its Sellers with items not furnished hereunder and by reason of said design, instruction, modification, or combination a suit is brought against Buyer. In addition, if by reason of such design, instruction, modification or combination, a suit or proceeding is brought against Seller, Buyer shall protect Seller in the same manner and to the same extent that Seller has agreed to protect Buyer under the provisions of Article 14.1 above.

14.3         THIS ARTICLE IS AN EXCLUSIVE STATEMENT OF ALL THE DUTIES OF THE PARTIES RELATING TO PATENTS AND COPYRIGHTS, AND DIRECT OR CONTRIBUTORY PATENT OR COPYRIGHT INFRINGEMENT AND OF ALL THE REMEDIES OF BUYER RELATING TO ANY CLAIMS, SUITS, OR PROCEEDINGS INVOLVING PATENTS AND COPYRIGHTS. Compliance with this Article 14, as provided herein, shall constitute fulfillment of all liabilities of the Parties under the Contract with respect to patents and copyrights.

15.0        PROPRIETARY INFORMATION

15.1         It is understood that certain information may be exchanged between Buyer and Seller pursuant to this Contract, including but not limited to the Contract, the Proposal and the Reservation Slot Agreement, that the disclosing Party considers proprietary and confidential. Each Party agrees that it shall (and shall cause its affiliates, parent company, and subsidiaries and their officers, directors, consultants, employees, legal counsel, agents and representatives ( the “Confidentiality Affiliates”)) to: (1) hold confidential and not disclose other than to its Confidentiality Affiliates (other than a Confidentiality Affiliate that is a direct competitor of the nondisclosing Party) having a reasonable need to know in connection with the permitted purposes hereunder, without the prior written consent of the other Party, all confidential or proprietary written information which is marked confidential or proprietary or oral information or data which is reduced to writing within thirty (30) days of such disclosure and marked as confidential or proprietary (including sources of equity and/or other financing, development strategy, competitor information, cost and pricing data, warranties, technical information, research, developmental, engineering, manufacturing, marketing, sales, financial, operating, performance, business and process information or data, knowhow and computer programming and other software techniques) provided or developed by the other Party or its Confidentiality Affiliates in connection herewith or the Works (“Confidential Information”); and (2) use such Confidential Information exclusively in connection with performing its obligations hereunder or the construction, operation and maintenance of the Plant. In no event shall any Confidential Information be disclosed to any competitor of the Seller or Buyer.

15.2         The obligations contained in the preceding paragraph shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (1) was known to the receiving Party or its Confidentiality Affiliates prior to receipt from the disclosing Party or its Confidentiality Affiliates; (2) was, or becomes through no breach of the receiving Party’s obligations hereunder, known to the public; (3) becomes known to the receiving Party or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Party’s or discloser’s Confidentiality Affiliates or a third party; (4) is independently developed by the receiving Party or its Confidentiality Affiliates; or (5) is required to be disclosed by law, governmental regulation or applicable legal process. As to Confidential Information that is not a trade secret under Applicable Laws, the foregoing obligations shall expire five (5) years after Final Payment.

15.3         When required by appropriate Government Authority, a Party may disclose the Confidential Information of the other Party to such Governmental Authority provided, however, that prior to making any such disclosure, such Party will: (i) provide the owning Party with timely advance written notice of the Confidential Information requested by such Government Authority and the intent of such Party to so disclose; (ii) minimize the amount of Confidential Information to be provided consonant with the interest of the owning Party, Seller and Subcontractors and the requirements of the Government Authority involved; and (c) make every reasonable effort (which shall include participation by the owning Party, Seller or Subcontractor, as applicable in discussions with the Government Authority involved) to secure confidential treatment and minimization of the Confidential Information to be provided. In the event that efforts to secure confidential treatment are unsuccessful, the owning Party shall have the prior right to revise such information to minimize the disclosure of such Confidential Information in a manner consonant with its interest and the requirements of the Government Authority involved.

16.0        LIMITATION OF LIABILITY

16.1         The aggregate liability of Seller, its Affiliates, Subcontractors, agents and employees, arising out of the performance or nonperformance of obligations in connection with the Contract or the performance or nonperformance of Work, under any theory of recovery, whether based in contract, tort (including negligence and strict liability), or otherwise, shall not exceed an amount equal to ***.

16.2         Seller’s total responsibility under the Contract for payment of all liquidated damages, including the liquidated damages set forth in Article 10 and Appendix 4, Guarantees and Operational Conditions, shall be limited in the aggregate to ***.

16.3         In no event, whether based in contract, tort (including negligence and strict liability), or otherwise, shall Seller, its Affiliates or its Subcontractors be liable for damages for loss of profits or revenue or the loss of use of either; damage to the Work after risk of loss has transferred to Buyer (except as provided pursuant to Article 6.5); loss by reason of facility shutdown or inability to operate at capacity; increased costs of purchasing or providing Work; damage to or loss of property or equipment (except as provided pursuant to Article 6.5); costs of replacement power or capital; claims of Buyer’s customers; inventory or use charges; or incidental, indirect, special or consequential damages of any other kind or nature, whatsoever.

16.4         The remedies set forth in the Contract are exclusive and no other remedies of any kind whatsoever shall apply. No claim shall be asserted against Seller, its Affiliates, agents, employees, or Subcontractors, unless the injury or damage giving rise to the claim is sustained, and Seller is provided Notice of the claim, before the expiration of the Warranty Period specified in Article 5, and no suit or action thereon shall be instituted or maintained unless it is filed in a court of competent jurisdiction within one year after the date the cause of action accrues.

16.5         Supremacy

The provisions expressed in this Article 16 shall prevail over any conflicting or inconsistent provisions contained elsewhere in this Contract, except to the extent that such conflicting or inconsistent provisions further restrict or reduce Seller’s liabilities under this Contract.

17.0 TRANSFER AND EXPORT LAW COMPLIANCE

17.1 Transfer

Before any transfer of the Work or any portion thereof to another party (except temporary transfer for installation, storage or repair work or permanent transfer for disposal), or the transfer of any interest in such Work, or portion thereof, Buyer will obtain for Seller written assurances from the transferee of limitation of and protection against liability following the proposed transfer at least equivalent to that afforded to Seller and its Subcontractors under the provisions of this Contract. Transfer contrary to the provisions of this Article will make Buyer the indemnitor of Seller and its Subcontractors against any liabilities incurred by Seller or its Subcontractors in excess of those liabilities which would have been incurred had no such transfer taken place.

17.2         Export Law Compliance

Buyer acknowledges that Seller is required to comply with applicable export laws and regulations relating to the sale, exportation, transfer, assignment, disposal and usage of the Work provided under this Contract, including any export license requirements. Buyer agrees that such Work shall not at any time directly or indirectly be used, exported, sold, transferred, assigned or otherwise disposed of in a manner which will result in non-compliance with such applicable export laws and regulations. It shall be a condition to the continuing performance by Seller of its obligations hereunder that compliance with such export Laws and Regulations be maintained at all times.

18.0        LICENSES AND PERMITS

Buyer shall be responsible for all dealings with any Government Authority relative to obtaining and maintaining any licenses, permits, and/or other authorizations of any kind required for installation, maintenance, testing, or operation of the Equipment, or any portion thereof. Buyer shall pay all costs of such licenses, permits and authorizations and all costs and expenses incurred in obtaining and maintaining them. The obligation of Buyer to pay for the Equipment shall not in any manner be waived by the delay or failure to secure or renew, or by the cancellation of any required licenses, permits or authorizations.

19.0        INSURANCE

19.1 Seller’s Insurance Coverage

(a)           Seller shall maintain in full force and effect the insurance coverage and limits required under this Article 19.1 (“Seller’s Insurance”) at the times specified and continuing until the later of: 1) the date of completion of Seller’s warranty obligation, or 2) one (1) year after the Final Acceptance Date. Seller shall provide Buyer applicable insurance certificates of such coverage prior to the shipment of any Equipment to the Site or the commencement of any Work at the Site.

(b)           Seller or Seller’s insurance carrier shall endeavor to provide Buyer with thirty (30) Days’ prior Notice of cancellation, termination or material alteration of any insurance coverage set forth in this Article 19.1. In addition, Seller’s Insurance shall be maintained with insurance companies having a Best Insurance Reports rating of “A-” or better and a financial size category of “VII” or higher (or a comparable rating by any other rating entity reasonably acceptable to Buyer and evidenced by Buyer’s written confirmation, which acceptance shall not be unreasonably withheld). Notwithstanding the above, Seller shall be entitled to self insure any of the insurance requirements set forth in this Article 19.1

(c)           Seller has the responsibility and obligation to procure and maintain the following insurance policies:

(i)            Workers’ Compensation Insurance in accordance with Laws and Regulations applicable to the jurisdiction in which the Work is to be performed, including an “All States” Endorsement and a “Voluntary Compensation” Endorsement;

(ii)           Employer’s Liability Insurance with a minimum limit of ***;

(iii)          Automobile Liability Insurance, including coverage for liability arising out of the use of owned, non-owned, leased or hired automobiles for performance of the Contract. As used herein, the term “automobile” means any vehicle licensed or required to be licensed under the applicable Laws and Regulations. The Automobile Liability Insurance shall have a combined single limit of *** (Bodily Injury and Property Damage Liability). Seller shall name Buyer as an additional insured to the extent third party bodily injury (including death) or third party property damage results from the negligent acts or omissions of Seller or Seller’s subcontractors and require that this policy contain a “separation of insureds” clause; and

(iv)          Commercial General Liability Insurance with coverage written for bodily injury and broad form property damage on an “occurrence” basis with a limit of *** and ***. This policy shall include blanket contractual coverage, and coverage for premises, operations, explosion, collapse, underground hazards and products/completed operations. Seller shall name Buyer as an additional insured to the extent third party bodily injury (including death) or third party property damage results from the negligent acts or omissions of Seller or Seller’s subcontractors and require that this policy contain a “separation of insureds” clause.

19.2         Subcontractor’s Insurance Coverage

Seller shall require its Subcontractors performing Work at the Site to maintain the types, coverage and limits of insurance which are reasonable in accordance with prudent power generation industry practice and commensurate with the Work to be performed by such Subcontractor.

19.3         Buyer’s Insurance Coverage

Buyer shall maintain in full force and effect the insurance coverage and limits specified below from the date of Seller’s or its Subcontractor’s commencement of Work at the Site and continuing until the Final Acceptance Date (“Buyer’s Insurance). Buyer or Buyer’s insurance carrier shall endeavor to provide Seller with thirty (30) Days’ prior Notice of cancellation, termination or material alteration of any insurance coverage set forth in this Article 19.3. In addition, Buyer’s Insurance shall be maintained with insurance companies having a Best Insurance Reports rating of “A (2) or better and a financial size category of “VII” or higher (or a comparable rating by any other rating entity reasonably acceptable to Seller and evidenced by Seller’s written confirmation, which acceptance shall not be unreasonably withheld). Notwithstanding the above, Buyer shall be entitled to self insure the following insurance requirements set forth in this Article 19.3 (a), (d) or (e), below. Buyer shall provide Seller applicable insurance certificates of such coverage prior to Seller’s or its Subcontractor’s commencement of any Work at the Site.

(a)           Workers’ Compensation Insurance in accordance with Laws and Regulations applicable to the jurisdiction in which the Work is performed with both an “All States” Endorsement and a “Voluntary Compensation” Endorsement.

(b)           Buyer shall procure and maintain in full force and effect during the term of the Contract Commercial General Liability Insurance with a minimum limit of *** and ***. Buyer shall name Seller and Subcontractors as “additional insureds” to the extent third party bodily injury (including death) or third party property damage results from the negligent acts or omissions of Buyer or Buyer’s subcontractors and require that this policy contain a “separation of insureds” clause.

(c)           Automobile Liability Insurance, including coverage for liability arising out of the use of owned, non-owned, leased or hired automobiles for performance of the Contract. As used herein, the term “automobile” means any vehicle licensed or required to be licensed under the applicable Laws and Regulations. The Automobile Liability Insurance shall have a combined single limit of *** (Bodily Injury and Property Damage Liability). Buyer shall name Seller and Subcontractors as “additional insureds” to the extent third party bodily injury (including death) or third party property damage results from the negligent acts or omissions of Buyer or Buyer’s subcontractors and require that this policy contain a “separation of insureds” clause.

(d)           Property insurance coverage protecting all property of Buyer at the Site (including Equipment supplied as part of the Work), on an “all risk”, replacement cost basis. The property insurance policy shall include coverage for removal of debris and shall insure the buildings, structures, boiler and machinery breakdown, equipment, facilities, fixtures, electronic equipment and media and other property of Buyer at the Site (whether above or below the surface of the ground) in an amount equal to the total constructed value.

(e)           Such other insurance that Buyer believes is necessary and appropriate to protect its interest and which is reasonable in accordance with prudent power generation industry practice.

19.4         Waiver of Rights

In regard to insurance maintained by either Party pursuant to this Article 19, each such Party waives, and shall require its insurers to waive, all rights of recovery and subrogation against the other Party and its parents, affiliates and any Subcontractors of any tier.

19.5         Cooperation Between the Parties

(a)           Each Party agrees to provide the other Party reasonable cooperation and assistance in the procurement of any property insurance required by the Contract or otherwise to be procured in connection with the Plant.

(b)           Seller agrees to provide such reasonable assistance and documentation as Buyer may request in connection with claims Buyer may make under its property insurance policies purchased in connection with the Plant for damage or events that occur after the Effective Date and prior to the expiration of the Warranty Period. Such assistance will be provided under the responsibility, and at the cost, of Buyer.

(c)           Notwithstanding Article 19.5(a) and Article 19.5(b), neither Party shall be required to provide confidential or proprietary information to a third party. If the disclosing Party agrees to provide such information, the third party shall first be required to execute a confidentiality agreement with the disclosing Party in a form reasonably acceptable to the disclosing Party.

20.0        COMPLIANCE WITH LAWS

The Work shall comply with all U.S. federal laws, and rules and regulations promulgated thereunder that are applicable to the Work and which are in effect as of the Contract Date; provided, however, that Seller’s obligations with respect to sound shall be limited to those specified in Appendix 4, Guarantees and Guarantee Tests. The Contract Price is based on Seller’s compliance with these laws, rules and regulations as they are in effect on the Effective Date. Accordingly, if any changes in the Work are required because of changes in such laws, rules or regulations after that date or because of the imposition of additional laws, rules or regulations, the Contract Price, Equipment Delivery Schedule for performance and other pertinent provisions of this Contract shall be equitably adjusted to reflect the effect of such changes.

21.0        CODES AND STANDARDS

Seller’s design criteria, manufacturing processes and procedures and quality assurance standards, together with electric power industry specifications, codes and standards in effect as of Effective Date are those applicable to the Work. The Work will comply with such specifications, codes and standards and are specified in Appendix 1, Scope of Supply and Technical Speciation.

Buyer shall be responsible for identifying to Seller all applicable laws, regulations, codes and standards of state, provincial or local authorities, or any subdivision thereof, and shall bear the expense if Equipment modifications or changes to Services are necessary to comply with such laws, regulations, codes or standards. Any such modifications shall be made under the terms of Article 9.0, Changes.

22.0        INDEMNITY

22.1         Seller shall indemnify, defend, and save harmless Buyer from and against third-party claims for personal injury (including disease, sickness, and death) and for physical damage to property of third parties, other than property incorporated or intended to be incorporated into the Project (except as provided for pursuant to Article 6.5), which in either case occur on or before the date of Equipment Warranty expiration but only to the extent resulting directly from the negligent acts or omissions of Seller, its Affiliates or Subcontractors during the performance of Work at the Site. In no event shall Seller’s obligations under this indemnity provision apply to any claim by a customer of Buyer for voltage or frequency fluctuation or service interruption of any kind, or to any claim by any third party for failure of Buyer to provide power or capacity under any contract, and provided further that in no event shall the term “third party” as used in this paragraph apply to any Affiliate or lender of Buyer or any transferee of some or all of the Work.

22.2         Buyer shall indemnify, defend, and save harmless Seller (including Subcontractors) from and against third-party claims for personal injury (including disease, sickness, and death) and for physical damage to property of third parties which in either case occur on or before the date of Equipment Warranty expiration but only to the extent resulting directly from the negligent acts or omissions of Buyer, its affiliates or the subcontractors or agents of Buyer.

22.3         The Party seeking the indemnification shall promptly give Notice to the other Party of any third party action for which indemnification is being sought and provide the other Party with the opportunity to participate in all settlement negotiations respecting such claim. The Parties’ obligations pursuant to this indemnity shall expire on the Final Acceptance Date.

23.0        MISCELLANEOUS

23.1         Entire Contract

This Contract contains the entire understanding between the Parties as to the subject matter of this Contract, and merges and supersedes all prior Contracts, Reservation Slot Agreement, commitments, representations, writings and discussions between them. Neither Party will be bound by prior obligations, conditions, warranties or representations with respect to the subject matter of this Contract. This Contract may not be changed, modified or amended in any way, except by a written Change Order executed by authorized representatives of both Parties.

23.2         Joint Effort

Preparation of this Contract has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

23.3         Notice

All Notices pertaining to this Contract shall be signed by a duly authorized representative of the Party giving such Notice and shall reference this Contract and shall be sent by registered or certified mail, recognized express courier or facsimile (followed by registered mail) to the other Party at the address designated below and shall be effective upon delivery:

(a)	if delivered to Buyer:

Idaho Power Company
P.O. Box 70 (83707)
1221 West Idaho Street
Boise, Idaho 83702

	Attention:	Scott F. Larrondo, P.E.
	Phone No.:	(208) 388-2484
	Fax No.:	(208) 388-6689

(b)	if delivered to Seller:

Original to:
Siemens Energy, Inc.
10730 Telge Road
Houston, Texas 77095

	Attention:	Pardip Bhogal
	Phone No.:	(281)-856-4416
	Fax No.:	(281)-856-4498

23.4         Severability

The invalidity of one or more phrases, sentences, clauses or article contained in this Contract shall not affect the validity of the remaining portions of the Contract so long as the material purposes of this Contract can be determined and effectuated.

23.5         Assignment

Assignment by any Party of its rights and obligations hereunder to a legal successor or such other qualified entity is not allowed under this Contract, except as permitted as follows:

(a)           Siemens hereby consents to the following assignments of this Contract: to an entity affiliated with Buyer or having the same owners as does Buyer, such consent conditioned upon: (a) the proposed assignee being financially and otherwise capable of performing the obligations of the assignor under this Contract, (b) the proposed assignee not being a competitor of Seller, (c) the proposed assignee and none of its affiliates are engaged in litigation with Seller and (d) the assignor providing ten (10) days prior written Notice of such proposed assignment to Seller, together with supportive documentation establishing that the foregoing conditions have been satisfied.

(b)           Should Buyer contemplate obtaining financing for the Plant to be secured by all or a portion of the Plant and rights under this Contract, Buyer may collaterally assign, without the approval Seller, its rights or obligations hereunder for purposes of securing such financing. Seller shall, if requested, enter into such agreements with lenders with respect to such assignment as shall be mutually agreed upon.

(c)           Either Party may assign its rights, delegate its duties or otherwise transfer its interests hereunder, in whole but not in part, with the prior written consent of the other Party, such consent to not be unreasonably withheld. The Parties agree that any assignment without such prior written consent shall be null and void and of no force or effect.

23.6         No Waiver

No waiver of any of the terms and conditions of this Contract shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The failure of a Party to insist, in any instance, on the strict performance of any of the terms and conditions hereof shall not be construed as a waiver of such Party’s right in the future to insist on such strict performance.

23.7 Applicable Law

This Contract shall be governed by, construed, and enforced in accordance with the substantive laws of the State of Idaho excluding its rules governing conflicts of law.

23.8 Successors and Assigns

This Contract shall be binding upon the Parties hereto, their successors and permitted assigns.

23.9 Audit

Buyer shall not have the right to inspect, copy, or audit any of Seller’s or Subcontractors’ books, accounts, time cards, records, or estimates for the Work.

23.10 Appendices

All Appendices referenced in this Contract shall be incorporated into this Contract by such reference and shall be deemed to be an integral part of this Contract.

23.11 Rules of Interpretation

In the interpretation of the Contract, unless the context specifically otherwise requires, the following rules shall apply:

(a)           words importing persons shall include firms and corporations and vice versa;

(b)           words importing the singular shall include the plural and vice versa;

(c)           the headings to the Articles or Sections are for convenience only and do not affect the interpretation of the Contract; and

(d)           all references to documents or other instruments include all amendments and replacements thereof and supplements thereto, to the extent such amendments, replacements and supplements have been incorporated into the Contract by means of a Change Order.

23.12       Communications

Unless otherwise specified, wherever provision is made for the giving or issue of any notification, instruction, consent, approval, certificate or determination by any person, such communication shall be made in the form of a Notice. The word “notify” and “notification” shall be construed accordingly.

23.13       Ozone Warning

Buyer hereby acknowledges receipt of the following notice: With respect to the Plant, please note the following:

WARNING: Contains or manufactured with III - TriChloroethane, a substance which harms public health and environment by destroying ozone in the upper atmosphere. This notice is provided pursuant to and contain product labeling information which may be required by regulations, issued by the United States Environmental Protection Agency and made effective as of May 15, 1993, governing the use of certain chemicals (“OD’s”) suspected of depleting the ozone layer in the upper atmosphere (“Ozone Regulations”). The Ozone Regulations are codified in 40 CFR Part 82, “Protection of the Stratospheric Ozone”.

The information contained in the above notice is based upon Seller’s past experience with projects similar to the Plant and its expectations concerning the Plant based upon that experience. At this time it is not able to identify other OD’s, if any, which may be used or contained in the Plant. Reasons for this inability include the fact that Seller is in the process of phasing the use of OD’s out of its operations and the fact that the Plant will use or contain a significant number of article, materials and supplies, the orders or contracts for which have not yet been placed or made. Consequently, the above notice may need to be supplemented as further information becomes available. Seller will provide such supplementary information to Buyer promptly upon receiving the same.

Buyer may elect, upon review of such supplementary information to submit a Change Order requesting that Seller use an appropriate substitute article material or supply to eliminate the use of the OD identified in such supplementary information.

Buyer agrees that receipt of the information contained above, as supplemented in accordance with the terms hereof, shall constitute the labeling required by the Ozone Regulations. Buyer further agrees that its exclusive remedy for the failure of Seller to provide any labeling information required under the Ozone Regulations shall be the issuance of the Change Order and hereby waives any other right or remedy it may have with respect to such failure, including any right it may have to terminate this Contract as a result of such failure.

23.14       Third Party Beneficiaries

The provisions of the Contract are only for the benefit of the Parties hereto and not for any other legal entity or person, except as specifically provided herein with respect to Suppliers.

23.15       Government Requirements

Buyer shall not, without the prior written permission of Seller, transmit any information received from Seller pursuant to this Contract, directly or indirectly, to any of the prohibited countries designated in the U.S. Government regulations, as issued from time to time, relating to the exportation of technical data.

23.16       Value Engineering

The Seller during the execution of the Work may identify a more cost effective means to achieve Plant performance objectives but would require a modification(s) to this Contract. In this case, the Seller shall give Notice to the Buyer with information regarding the proposed change including both installed and operating cost differences and Equipment Delivery Schedule and Contract Price impacts. The Buyer shall review the analysis of the proposed change and give the Seller Notice of its decision within fourteen (14) Days or other period of time agreed to by the Parties. If the change is accepted by the Buyer, the Seller shall receive a fee based upon a percentage of the reduction in the Contract Price. The fee shall be *** of said reduction of the Contract Price.

23.17       Nuclear Disclaimer

The Equipment is designed and sold for use in a power plant using fossil fuels. Seller hereby disclaims liability of every kind arising out of a Nuclear Incident (as defined in the Atomic Energy Act of 1954, as amended), whether the claim is based in contract, or tort (including negligence and strict liability), or otherwise on the part of Seller or its Subcontractors, and Buyer hereby agrees to indemnify and hold harmless Seller and its Subcontractors from any liability or damage whatsoever arising out of a Nuclear Incident.

23.18       Dispute Resolution

Any dispute, controversy or claim arising out of or relating to this Contract (each a “Dispute”) shall be resolved in the following manner:

(a)           Negotiation. The Parties will attempt in good faith to resolve the Dispute promptly by negotiations between senior representatives of the Parties who have authority To settle the Dispute (each a “Representative”) in accordance with the following procedures:

(I)       The Party raising the Dispute (“Disputing Party”) shall give the other Party Written Notice of the Dispute (“Dispute Notice”). Within fifteen (15) days after receipt of a Dispute Notice, the receiving Party shall submit to the Disputing Party a written response. The Dispute Notice and the response shall include (A) a statement of the nature of the Dispute or the Party’s position relative to the Dispute, as applicable, (B) a summary of the information supporting the Party’s position, and (C) the name and title of the individual who will be that Party’s Representative in the resolution of the Dispute. The Representatives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the other Party’s response to the Dispute Notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute.

(ii)      The Representatives shall discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the need for mediation or arbitration. During the course of such negotiations, all reasonable requests made by one Party to the other for information will be honored in order that each of the Parties may be fully advised. The specified format for such discussions shall be left to the discretion of the Representatives, but may include the preparation of agreed upon statements of fact or of positions furnished to the other Party. All verbal and written communications between the Parties and issued or prepared in connection with this (a) shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as admission or otherwise), in any arbitration or other proceedings for the resolution of the Dispute.

(b)           Mediation. If the Dispute is not resolved within thirty-five (35) days of the date of the Dispute Notice, then either Party may request that the Dispute be referred to the AAA or such other mediator as the Parties may mutually agree for mediation. If the other Party agrees to such mediation in writing, then the Dispute will be referred to mediation in accordance with the following procedures:

(i)         The Party requesting the mediation, may commence the mediation process with AAA by notifying AAA and the other Party in writing (“Mediation Notice”) of such Party’s desire that the Dispute be resolved through mediation, including therewith a copy of the Dispute Notice and the response thereto, if any, and a copy of the other Party’s written agreement to such mediation.

(ii)        The mediation shall be conducted through, by and at the office of AAA located in Boise, Idaho.

(iii)       The mediation shall be conducted by a single mediator. The Parties may select any mutually acceptable member from the panel of retired judges at AAA as a mediator. If the Parties cannot agree on a mediator within five

(5) days after the date of the Mediation Notice, then the AAA’s Arbitration Administrator shall send a list and resumes of three (3) available mediators to the Parties, each of whom shall strike one name, and the remaining person shall be appointed as the mediator. If more than one name remains, either because one or both Parties have failed to respond to the AAA’s Arbitration Administrator within five (5) days of receiving the list or because one or both Parties have failed to strike a name from the list or because both Parties strike the same name, the AAA’s Arbitration Administrator will choose the mediator from the remaining names. If the designated mediator shall die, become incapable or, unwilling to, or unable to serve or proceed with the mediation, a substitute mediator shall be appointed in accordance with the selection procedure described above in this Article (b)(iii), and such substitute mediator shall have all such powers as if he or she has been originally appointed herein.

(iv)       The mediation shall consist of one or more informal, nonbinding meetings between the Representative and the mediator, jointly and in separate caucuses, out of which the mediator will seek to guide the Parties to a resolution of the Dispute. The mediation process shall continue until the resolution of the Dispute, or the termination of the mediation process pursuant to Article (b) (vii).

(v)        The costs of the mediation, including fees and expenses, shall be borne equally by the Parties.

(vi)       All verbal and written communications between the Parties and issued or prepared in connection with this Article (b) shall be deemed prepared and communicated in furtherance, and in the context, of dispute settlement, and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as admission or otherwise) in any arbitration or other proceedings for the resolution of the Dispute.

(vii)      The initial mediation meeting between the Representative and the mediator shall be held within twenty (20) days after the Mediation Notice. Either Party may terminate the mediation process upon the earlier to occur of (A) the failure of the initial mediation meeting to occur within twenty (20) days after the date of the Mediation Notice, (B) the passage of thirty (30) days from the date of the Mediation Notice without the Dispute having been resolved, or (C) such time as the mediator makes a finding that there is no possibility of resolution through mediation. The mediation shall follow and be governed by the laws of the State of Idaho.

(c)           Extensions of Time. All deadlines specified in this Article 23.18 may be extended by mutual agreement.

(d)           Additional Remedies.

(i)         Subject to paragraphs (a) and (b) herein, each Party shall have the right to pursue its remedies at law or in equity;

35

(ii)         Notwithstanding any language to the contrary in this Contract, either Party, shall have the right to pursue equitable relief in the event of a dispute under this Article 23.18.

23.19       Drawings and Documents

Seller shall submit non-final documents for review directly to Buyer’s EPC Contractor with a notification to the Buyer. Non—final documents can be in Seller’s preferred format.

Seller shall submit to Buyer contract drawings and final as-built drawings, plans, specifications, and other documents as specified, and in accordance, with Appendix 1, Scope of Supply and Technical Speciation. Seller may provide non—final documents to Buyer in Seller’s preferred format. Specifically for Appendix 1 drawings and documents as prepared by Seller, Seller will provide such drawings and documents in electronic media, in the following manner:

(a)             “TIF and for PDF” format - the Parties agree, for the purpose of, but not limited to dispute resolution, Seller provided drawings and documents supplied in a static electronic format, shall be the documents of record for the Work; and

(b)             To the extent maintained by Seller in such format in its ordinary course of business, in “Native Intergraph or Autodesk” format — the Parties agree that Seller provided drawings supplied in a working electronic format, shall be for the sole use of the Buyer for the normal operation and maintenance of the Work.

Seller will use best efforts to secure vendor documentation in electronic format. Wherever possible, Seller provided vendor drawings in “Native Intergraph or Autodesk” format are for Buyer’s information only. The Parties agree that such vendor prepared drawing, supplied in a working electronic format, is for the sole use of the Buyer for the normal operation and maintenance of the Work.

The drawings and documents provided under Appendix 1, in any format supplied by Seller or Seller’s vendors are Confidential Information and as such Buyer is not authorized to exchange this Confidential Information with any third party without Seller’s prior written approval pursuant to Article 15, herein.

All non-final and final documents submitted to the Buyer or Buyer’s EPC Contractor shall be in English. All final documents submitted to the Buyer or Buyer’s EPC Contractor shall be in US Customary units or dual units.

23.20       Survival

The Article in the Contract titled “LIMITATION OF LIABILITY”, “PATENTS”, “THIRD PARTY BENEFICIARIES’, “NUCLEAR DISCLAIMER”, “TRANSFER AND EXPORT LAW COMPLIANCE”, and “PROPRIETARY INFORMATION” and all other Article providing for limitation of or protection against liability of Seller or its Subcontractors shall apply notwithstanding any other provision of this Contract and shall survive the termination, cancellation, or expiration of this Contract. 7

36

23.21       Counterparts

This Contract may be executed by the Parties in two of more separate counterparts (Including by facsimile transmission), each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SIGNATURES APPEAR ON THE FOLLOWING PAGE.

37

In witness whereof, the authorized representatives of both Parties have executed this Contract as of the latest date set forth below:

IDAHO POWER COMPANY		SIEMANS ENERGY, INC.

By:	/s/ J. C. Miller	By:	/s/ Patrick Hols

Title:	SVP-Power Supply	Title:	CFO

Date:	2/11/009	Date:	2/11/2009

38

APPENDIX 1

Technical Proposal for one (1) SST900

dual casing Reheat Steam Turbine Generator

***

* 178 pages omitted

APPENDIX 3

Payment Schedule

17%	of the Contract Price (the “Down Payment”), due 10 days after Contract Date, provided Seller has issued the invoice therefore within three (3) days after the Contract Date;
14%	of the Contract Price due seven (7) months after Contract Date;
17%	of the Contract Price due thirteen (13) months after Contract Date;
18%	of the Contract Price due nineteen (19) months after Contract Date;
19%	of the Contract Price due twenty six (26) months after Contract Date;
13%	of the Contract Price due at dispatch of the unit EXW FinspOng (twenty seven (27) months after Contract Date);
2%

of the Contract Price due at Final Acceptance, but no later than three hundred forty-five (345) days after dispatch of the unit EXW FinspOng, except to the extent Final Acceptance is delayed due to causes within the reasonable control of Seller or its Suppliers.

SIEMENS

APPENDIX 3

Attachment 2

Cancellation Curve
Caldwell

Month (15-Month-20YY)    Linear interpolation shall be used between the node points

APPENDIX 4

Guarantees and Operational Conditions

***

* 8 pages omitted

APPENDIX 5

EQUIPMENT DELIVERY SCHEDULE

The Seller will support the following equipment delivery dates.

Major Component	Delivery Date

High Pressure Steam Turbine	July 29, 2011
Intermediate Pressure Steam Turbine	July 29, 2011
Generator	July 29, 2011
Lube Oil Package	July 29, 2011
Enclosure	July 29, 2011

Field Service Rates

APPENDIX 12

Services for USA (onshore)

Siemens ST and Compressors, Aistom ST and Gas Turbines

Working Rates

Personnel Category	daily rate Mon-Fri based on 8 hour work days	daily rate Saturday based on 8 hour work day	daily rate Sunday or local holiday based on 8 hour work day	hourly rate in excess of 8 hours worked Mon-Sat	hourly rate in excess of 8 hours worked Sunday or local holiday
Specialist Engineer or TFA	***	***	***	***	***
Technical Field Advisor (TFA)	***	***	***	***	***
Field Service Technician	$ ***	$ ***	$ ***	$ ***	$ ***

Round Trip Billing for One Way Travel time of:

Up to 4 hours	Up to 8 hours *	Up to 12 hours USA/Canada *	Up to 12 hours International **	Up to 24 hours**	Up to 36 hours**
***	***	***	***	***	***

*Includes airfare.

**Excludes airfare. Airfare is billed at ***.

Daily Lump Sum Per Diem charge for Lodging, Transportation, Meals and Misc *** from arriving at location. Higher cost of living areas will be billed at ***.

The above rates are in US Dollars and include expenses as referenced in the attached Conditions.

Validity:	From January 1, 2008 to December 31, 2008

Conditions:	Conditions of the Sale of Field & Engineering Services effective January 1, 2008. Doc.Code: FS Conditions_US_01-08_english_v1

Contacts:	For Parts, Repairs and Service Support, please contact your local Siemens Power Systems Sales Person, local regional sales office, or 609-890-5000.

Siemens After-hours Emergency Cell Phone: 609-890-5555

Answers for energy.

Conditions for the Sale of Field & Engineering Services

Field & Engineering Services

For Service on All Siemens Acquired Steam Turbines, Gas Turbines, Compressors and Pumps in U.S.A.
Effective January 1, 2008 Subject to change without notice

I. Selling Policy

1 All prices contained herein are subject to the terms and conditions of the Siemens Demag Delaval Turbomachinery, Inc. Selling Policy for the Sale of Equipment and Services (“Selling Policy”) in effect on the date an order is received.

II. Price Policy

All rates and prices are subject to change without notice. Unless contracted otherwise, rates and prices for ongoing contracts will be those in effect at the time the work is performed.

No personnel will be dispatched until a Purchase Order, Payment or written authorization acknowledging acceptance of Terms, Pricing and agreement to pay is received.

III. Services Definitions

Siemens Demag Delaval Turbomachinery, Inc. (“Siemens”) offers three types of field and engineering services as defined below, in accordance with the price list attached.

A.    Specialist Services

An engineer, project manager, technical field advisor (TFA) directing Siemens personnel or advising Customer personnel while performing to Siemens procedures and process specifications. A Siemens TFA providing planning, scheduling, material management support or working directly with Customer labor supervisor. Siemens does not provide management, supervision, or regulation of Customer personnel.

A job specific readiness fee will apply to all orders that are not firm priced, for specialist services. This fee will cover pre-job efforts and will be quoted separately.

An engineer, manager or specialist providing Special Services also performs diagnostic and operational troubleshooting and commissioning of rotating equipment. This work may be conducted onsite or by telecommunication. Special Services include diagnostic electrical testing, evaluation and set-up activities on control systems, voltage regulator systems and any on-line diagnostics. Level III NDE and balancing is also included in this type of field engineering service.

Engineers located at Siemens home facilities, including District Offices and the Technical Support Center, provide technical studies and information relating to the design and operating parameters of rotating equipment.

B.    Technical Field Advisor (TFA)

An engineer providing TFA renders advice and makes recommendations based on Siemens procedures and drawings during standard maintenance of existing and installation of new Siemens supplied rotating equipment to customers direct employees. By definition, standard maintenance includes disassembly, inspection, and replacement of parts, routine repair and reassembly.

C.   Field Service Technician

A Field Service Technician generally performs the work required to be completed at site. By definition, this would include the disassembly, inspection, and replacement of parts, routine repair and reassembly of rotating equipment. It would also include the complete removal and re-installation of the entire unit.

IV. Rates Payable

A standard day for on-shore work is classified as 8 hours working time. A standard day for off-shore work is classified as 12 hours working time.

Minimum billing is the daily rate and will also apply to week day standby time. Weekend stand-by will be charged at *** that the representative does not work but remains within the vicinity of the site. Holiday stand-by will be charged as if it was worked. If the representative is able to return home then the costs of time and travel for the representative to go home and return to site will be charged accordingly.

The daily rate applies to all time worked or traveled during an 8 hour work day or fraction thereof; that is, any consecutive 8 hour period in a weekday (Monday through Friday, holidays excepted) with an allowance for lunch time.

The 6th day daily rates apply to all time worked or traveled on Saturday (holidays excepted) with an allowance for lunch. The 7th day daily rates apply to all time worked or traveled on a Sunday or a holiday, locally observed by Siemens, with an allowance for lunch.

Overtime rates also apply for time worked in excess of 8 hours. This is an hourly charge, based upon actual additional time worked in excess of 8 hour period. Two overtime rates apply; one for time worked in excess of 8 hours for the daily rate (Monday through Friday, holidays excepted) and the 6th day daily rate (holidays excepted), and one for time worked in excess of 8 hours for the 7th day daily rate.

The daily rates are based on working days at site. Standby time not attributable to Siemens will be classed as working time. Time spent at the site shall be evidenced with timesheets signed by the Customer’s authorized representative.

The daily rates include the supply and use of basic PPE (Personal Protective Equipment) and the use of standard small hand tools, as required by Technicians.

All rates shall be valid for the determined period of validity only.

SIEMENS is able to offer a priority service, when the relevant SIEMENS personnel are available, for emergency or breakdown callouts. There is a charge for the service, where SIEMENS personnel are required to be mobilized within 24 hours of the request being received, which is an additional *** on the applicable day rate, for the first five days of service. This charge is to cover for the disruption to job schedules and the re-allocation of manpower to accommodate the priority call.

If SIEMENS is unable to meet the 24 hour mobilization requirement there will be no additional charge to the applicable published day rate.

V.    Payment Terms for Supply of Personnel

Where the duration of the services is less than one month, payment will be *** of the services upon completion of the services.

Where the duration of the services is greater than one month then the balance of the services shall be invoiced on a monthly basis until completion of the services.

Payment to be received within 30 days of the date of the invoice

VI.   Traveling and Other Expenses Siemens policy for traveling and other expenses are assessed as outlined here:

A. Travel and Expenses

The daily labor rates exclude the following costs, which shall be for Customer’s account and will be charged separately:

a)   MobilizationfDemobilization fees shall be charged at a graded fixed fee dependent on the required travel time from base location to site. Mobilization fees include preparation time, visa costs, all travel expenses including flights where relevant to mobilize and travel time plus accommodation costs to get the field service personnel to and from the onshore work site, or point of embarkation for off shore sites. The transport from the point of embarkation to an offshore location and back will be provided by the Customer free of charge.

b)   Mobilization/Demobilization fees applicable for International travel in excess of 12 hours shall be charged at a graded fixed fee dependent on the required travel time from base location to site. Mobilization fees include preparation time, visa costs, all travel ex-

penses excluding flights where relevant to mobilize and travel time plus accommodation costs to get the field service personnel to and from the onshore work site, or point of embarkation for off shore sites. The transport from the point of embarkation to an offshore location and back will be provided by the Customer free of charge.

c)   Accommodation where not provided by the Customer will be charged on a ***.

d)   Meals and allowances will be charged on a ***.

e)   The daily allowance charge for accommodation, meals, transportation and allowances will be assessed for each calendar day an individual is assigned to a project including non-working weekend days for jobs extending over the week-end(s).

f)    Where the Customer provides accommodation and food it is to be to a standard which is acceptable to Siemens. In the event that this is, in our opinion, unsuitable, we reserve the right to find an alternative which will be charged for as above.

g)   Should an expedited mobilization be required an additional charge for excessive airfare may be applicable.

All separately invoiced items over and above the daily rates will be charged with a ***.

B. Departure Delay and Cancellation

a)   Departure delay Standby in Home Base

If the fixed date for the personnel delegation will be delayed due to reason by the Customer, Siemens is prepared to keep the nominated personnel on stand-by up to 7 calendar days. In this case Siemens reserve the right to charge a delay fee of the full applicable daily rate per calendar day.

b)   Departure Delay— At Point of Embarkation Should departure of personnel be delayed at the point of embarkation for any reason beyond Siemens control, the *** will be charged per day of delay. Accommodation and meals where provided by Siemens will also be charged according to the published rates.

c)   Cancellation

Where cancellation by the Customer is notified less than 7 days prior to planned mobilization, a cancellation fee of ***. Should any job be cancelled or postponed by the Customer after the representative has been dispatched then all costs incurred for time and expenses will be charged in accordance with the terms of this rate sheet.

C. Home Leave

a) For USA/ Canadian service personnel, when a project is expected to exceed 5 continuous weeks of duration, following every three (3) weeks of continuous attendance at an onshore site, including any days spent traveling, the Customer will allow each member of Siemens personnel an extended weekend home leave journey at the Customer’s expense. For International personnel, home leave is permitted every two (2) months for 10 days

b)   If continuous attendance of Siemens personnel is required, then and on request, Siemens will delegate substitute personnel, mobilization rates would apply.

c)   Following every fourteen days of continuous attendance offshore, Siemens reserves the right to charge the Customer a further mobilization fee for each member of Siemens personnel.

d)   days spent traveling with respect to home leave shall be charged at the ***. Should any member of Siemens personnel cancel a home leave journey, the Customer shall be charged for the airfare (according to Siemens travel regulations) andlor other travel costs that are incurred by Siemens.

D.  Tools

a)   Charges for equipment, tools, measuring instruments and special assembly tools supplied with Siemens field service personnel for use by Siemens or its subcontractors will be quoted by your local Siemens representative. Costs of transportation (including all applicable transportation charges, insurance, customs/duties, etc.) will also be charged at ***. The rental time applies from the day of dispatch from base to return receipt.

b)   Siemens will catalogue the tools required to be returned to base. If for any event the catalogued tools are not returned within 30 days after leaving site, Siemens will charge the Customer the current replacement cost.

c)   Prices quoted will include normal replenishment and re-calibration. Excessive loss or damaged equipment, tools and instruments beyond the control of Siemens will be billed as an additional charge to the Customer.

E.   Shift Work

Shift work is defined as those circumstances where, in a given day, more than one service crew is engaged to perform the service activity. In such instances Siemens reserves the right to charge a shift premium in addition to the published rate sheets.

F.   Technical Consultation

a)   During on-site service work it might be necessary to involve specialists from Siemens headquarters for particularly complicated technical questions such as certain analysis, calculations or similar tasks. For such technical consultation Siemens will invoice this charge on an hourly basis according to the Specialist Engineer rates as defined in the published rates sheet.

b)   Where Technical Consultation is required to be provided at site, charges will be in accordance with the published rate sheets for Specialists and Engineers. Before such work is commenced a separate agreement has to be established, unless it is already agreed upon in the order.

VII.  Working Conditions and Special Costs

Costs for factory security officers, medical services, industrial safety and supporting activities at the Customer site will be for the account of the Customer.

In case of accident or illness, the Customer undertakes to provide immediate medical assistance and if necessary, to transfer any injured or sick person to a hospital preferably conforming to North American standards. Should repatriation become necessary as a result of serious illness or death, the Customer shall attend to all formalities and pay all the costs incurred thereby. Should replacement personnel be required, the costs for same shall be borne by the Customer.

The Customer shall make available free of charge to Siemens personnel: office space, telephone, high speed internet connection and telexlfax (communication with home office shall be free of charge) and all such other facilities as are available to Customer’s own personnel.

Any social amenities available at the job site or introduced there during the progress of site work, as well as any special benefits granted, shall be made available to Siemens personnel in the same manner and extent as accorded to any other foreign personnel at the job site.

In the interests of avoiding language difficulties, the Customer shall, for own account, make available the services of interpreters, where work is being performed.

VIII.        Additional Notes

a)   In the event Siemens uses outside or subsidiary personnel to perform services that would normally be performed by Siemens personnel, Siemens will invoice Purchaser for such personnel at the hourly rates published herein.

b)   Any non Siemens parts or materials supplied during the work will be charged at ***

c)   Siemens will supply engineers and technicians based on qualifications with priority given to qualified daily commuting personnel when available.

For all other conditions, please refer to the attached selling policy.

APPENDIX 14

FORM OF RELEASE AND WAIVER OF LIENS

CONTRACTOR’S UNCONDITIONAL AND VOLUNTARY
final waiver and release of lien

On [                                           ], 200H, Siemens Energy Inc. (“Seller”) of 10730 Telge Road, Houston, Texas 77095 and Idaho Power Company of 1221 West Idaho Street, Boise, Idaho 83702 (“Buyer”) entered into a Contract for Steam Turbine Generator Equipment Supply by and between Idaho Power Company and Siemens Energy, Inc. for the New Plymouth Power Plant (“Contract”) in which Seller agreed to supply a new steam turbine generator to be incorporated into Buyer’s combined cycle electric generating plant at Buyer’s facility generally located at [                  ] Caldwell, Idaho [ ] (the “Site”), as illustrated on Attachment A, herein, and more particularly described as follows:

[Drafting note: Insert legal description of the Site.]

In consideration of the receipt by Seller of the final payment of [                         ] million dollars ($X,XXX,XXXUSD) in immediately available funds from Buyer, the receipt of which is acknowledged, Seller unconditionally, voluntarily, fully and completely releases Buyer from all claims for payment for Work performed and materials provided under the Contract, which the undersigned has or may have as Seller arising out of the Work performed by the undersigned, pursuant to the Contract.

The undersigned further acknowledges that such payment, together with all payments heretofore made constitutes full payment of all amounts due to the undersigned for Work performed and materials provided under this Contract, including all amounts due for extra Work.

The undersigned further states and represents that all bills, payrolls, expenses, costs, taxes, claims and other indebtedness incurred in connection with the Work performed under this Contract have been paid in full; and further agrees to defend Buyer from and against all claims against Buyer pursuant to Article 3.6 for labor, services, materials, fixtures, equipment, machinery and apparatus on the Site, both personal and real, furnished by Seller or any of its Subcontractors including liens of subcontractors, laborers, materialmen, and fixtures, equipment, machinery and material suppliers, and their subcontractors arising from claims for payment for the Work performed under or in connection with this Contract.

The undersigned further states and represents that this release and waiver of lien is binding on and running to the benefit of the successors and permitted assigns of the Parties to the Contract. Seller acknowledges its understanding of its rights to a lien and is voluntarily waiving these rights with full knowledge of the consequences.

Notwithstanding anything set forth above, the foregoing release, acknowledgement, representation and agreement to defend shall not apply with respect to any taxes for which Buyer is responsible under the Agreement.

SELLER:
SIEMENS ENERGY, INC.

Name:

Title:

Date:

EXHIBIT D4

SIEMENS PERFORMANCE DRAWINGS

***

* 2 pages omitted

EXHIBIT E

FACILITY SITE DATA/GEOTECHNICAL REPORT

MATERIALS	12 September 2008
TESTING &
INSPECTION

☐ Environmental Services	☐ Geotechnical Engineering	☐ Construction Materials Testing	☐ Special Inspections

Mr. Ryan Adelman

Idaho Power Company

10790 West Franklin Road

Boise, Idaho 83709

(208) 388-2098

Re: Geotechnical Engineering Report Addendum #1

Combined Cycle Combustion Turbine Power Plant

Interstate 84 Exit 9

Payette County, Idaho

Mr. Adelman:

This addendum report presents a response to the memorandum from Kiewit dated 5 September 2008 and test results unavailable at the time of the earlier issued Geotechnical Engineering Report dated 2 September 2008. Descriptions of general site characteristics and the proposed project are available in the previous report. All limitations and warranties expressed in the previous report apply to this document.

Electrical Resistivity, pH, Chloride, and Water Soluble Sulfate Analysis

A grab sample of native sandy silt was collected on 15 August 2008 from a depth ranging from 2.5 to 4.0 feet below ground surface (bgs) within the vicinity of boring 4. This location is illustrated on the site map included in the original report. Results of laboratory analysis and Chain of Custody forms have been included as enclosures. Analysis results, as determined by Analytical Laboratories, Inc. in Boise, are given in the following table:

Soil Analysis Results

Analysis	Results
Resistivity	931 Ohms-cm
pH	7.8
Chloride	330 mg/kg
Water Soluble Sulfate Content	100 ppm

For soils, electrical resistivity is a function of soil chemistry and moisture content. Galvanic currents, which tend to increase the possibility of corrosion, are more likely to develop in low-resistivity soils. The resistivity value obtained is characteristic of soils classified as extremely corrosive to unprotected iron, steel, cast iron, ductile iron, galvanized steel, and dielectric steel or iron. The pH of the sample (7.8) indicates an essentially neutral soil. A water-soluble sulfate content of 100 ppm was determined and is considered to be negligible, per 2006 IBC, Chapter 19, Table 1904.3 and ACI 318, Section 4.3.1. This investigation is limited in scope and is not intended to represent a comprehensive analysis of corrosivity potential of near-surface native soils. However, based on the evidence of this investigation, conventional Type II cement is acceptable and recommended for this project, per 2006 IBC, Chapter 19, Table 1904.3.

Copyright © 2008 Materials Testing & Inspection, Inc.

2791 South Victory View Way • Boise, ID 83709 • (208) 376-4748 • Fax (208) 322-6515
mti@mti-id.com • www.mti-id.com

1

Collapse Potential

Several tests were conducted to determine the collapse potential of onsite sandy silt and silty sand soils. The following table shows the results of in-place field testing using a nuclear densometer per ASTM D-2922 and laboratory compaction characteristics of soil using standard effort per ASTM D-698.

Density Testing Results

Test Location	Material Type	Wet Density (pcf)	Percent Moisture (%)	Dry Density (pcf)	Maximum Density (pcf)	Optimum Moisture (%)	Percent Compaction
B-1	Sandy Silt	91.2	3.4	88.2	102.6	17.3	86
B-2	Sandy Silt	98.1	8.8	90.1	102.6	17.3	88
B-3	Sandy Silt	95.2	3.7	91.8	102.6	17.3	89
B-4	Sandy Silt	89.2	7.3	83.1	102.6	17.3	82
B-5	Sandy Silt	91.1	8.4	84	102.6	17.3	82
B-6	Sandy Silt	96.7	8.8	88.8	102.6	17.3	87

A collapse potential (ASTM D 5333) for native soils was performed on disturbed samples of onsite sandy silt and silty sand. Attempts to obtain undisturbed samples were unsuccessful, therefore test results were limited to “collapse index” only. The following table shows the results of the tests.

Collapse Potential Test Results

Sample	Natural Moisture (%)	Before Test Moisture (pcf)	Before Test Density (pcf)	After Test Moisture (%)	After Test Density (pcf)	Collapse Index @ 4,000 psf	Collapse Potential
B-6 2.5-4.0’ (sandy silt)	7.9	7.9	101.5	21.7	103.9	2.3	Moderate
B-6 7.5-9.0 (silty sand)	21.9	21.9	94.5	25.8	95.2	0.2	Slight

2

Based on the test data, the onsite materials are not overly susceptible to collapse as a result of moisture intrusion. However, the surface silts are in a relatively dry condition with in-place densities indicative of materials that are relatively loose. Therefore, removal (or densification) below any significant loading is recommended.

Foundation Recommendations Clarification

We have recommended that surficial sandy silts be removed from below structural areas. This is to account for the loose condition of the materials and to address settlement concnerns. The sandy silt soils that must be removed are only the surfical sandy silt soils. These soils range in depth from the surface to 2 to 6 feet below existing ground surface.

For ease of construction it is assumed that large earthwork equipment will be used, therefore, selective excavation of the silts may not be cost effective. It is also noted that the proposed evaporation pond will require low-permeabilty material for construction of berms and liner. To address the issue of settlement below structures and the need for low-permeability material, the following general approach is being provided for review by the design team:

1.               Strip the building area and evaporation pond of vegetation / rootzone,

2.               Within structural areas, remove the surface sandy silts to expose underlying silty sands. This will require excavation depths of 2 to 6 feet. Excavated sandy silt shall be stockpiled for use as part of the pond construction (berms and liner). The loose and dry condition of the in situ sandy silt soils makes them unsuitable for used under any structures and must be removed. However, the removed sandy silt soils can be stockpiled for use in the pond area as berms and for blending with bentonite for the pond liner. The sandy silt soils are the least permeable soils onsite and therefore, they are the most suitable for this application. The prepared subgrade and compacted fill must extend at least 5 feet beyond any structural areas.

3.               After removal of the sandy silts, the exposed silty sand subgrade shall be compacted to at least 95% of the maximum dry density, as determined by ASTM D-698.

4.               Prior to placement of fill material in the pond area, the stripped subgrade shall be compacted to at least 95% of the maximum dry density, as determined by ASTM D-698.

5.               MTI recommends that the vegetation and sandy silt soils be stripped from the development area which includes areas where the fill height is greater than 10 feet, below any structural elements and within parking areas.

6.               It is anticipated that the use of large earth moving equipment will help to achieve compaction while facilitating the movement of significant amounts of material.

7.               Placement and compaction of the silts will require moisture conditioning to within 2 to 4 percent below optimum. Tight moisture control is essential to ensure a stable and compact condition. Testing and continuous monitoring during earthwork activities is required.

3

Evaporation Pond

The pond is expected to be lined with a mixture of silt and bentonite. The Idaho Department of Environmental Quality requires a hydraulic conductivity (or permeability) of no more than one eighth inch (1/8”) per day for this type of pond. An exact blend ratio of silt to bentontie can not be determined at this time because a bentonite source has not been chosen. Once bentonite samples have been obtained, laboratory testing of the different blend ratios of bentonite / silt can be performed to determine the optimum level required to achieve the desired level of permeability. It is noted that the expected liner thickness should be on the order of 3 feet in thickness.

Within the pond area the vegetation must be stripped however, the sandy silt soils may remain in place. After excavation, the exposed subgrade shall be compacted to at least 95% of the maximum dry density, as determined by ASTM D 698. After subgrade compaction, berms and the pond liner can be placed. Note that non-structural areas should be prepared in the same way.

Additional Soil Properties

Maximum densities and optimum moisture contents for each soil type (per ASTM D 698) can be found in the table below. This information has been provided for use in estimating amounts of water required during earthwork activities for moisture conditioning of the soils. As stated previously, silts will require moisture conditioning to within 2 to 4 percent below optimum for compaction. Higher moisture levels may result in unstable conditions, requiring removal and blending with dryer materials.

Soil Type	Maximum Dry Density (pcf)	Optimum Moisture (%)
Sandy Silt (ML)	102.6	17.3
Silty Sand (SM)	110.5	12.2
Poorly Graded Sand (SP)	115.8	8.6

All fill and exposed subgrades must be compacted to at least 95% of the maximum dry density, as determined by ASTM D 698. Fill below foundation elements must be compacted to at least 95% of the maximum dry density, as determined by ASTM D 1557.

4

Site electrical resistivity and thermal resistivity testing is currently in process. Other laboratory tests, including dynamic shear modulus are currently underway. Upon completion of these tests, an addendum will be issued to the original report. MTI appreciates this opportunity to be of service to you and looks forward to working with you in the future. If you have questions, please call (208) 376-4748.

Respectfully Submitted,
Materials Testing & Inspection, Inc.

Elizabeth Brown, E.I.T.
Staff Engineer

Enclosures:

Electrical Resistivity, pH, Chloride, and Water Soluble Sulfate Laboratory Analysis

Chain of Custody

Proctor Laboratory Test Data

5

Analytical Laboratories, Inc.
1804 N. 33rd Street Boise, Idaho 83703		Date Report Printed: 9/3/2008 10:46:35
Phone (208) 342-5515		http://www.analyticallaboratories.com

Laboratory Analysis Report

Sample Number: 0826990

Attn: RUSTY BOICOURT	Collected By: L BROWN
MATERIALS TESTING & INSPECTION	Submitted By: GREGG
2791 S VICTORY VIEW WAY	Source of Sample:
BOISE, ID 83709	IDAHO POWER-B-4 2.5’-4.0’

Time of Collection:	12:00

Date of Collection:	8/15/2008

Date Received:	8/22/2008

Report Date:	9/3/2008

PWS#:

PWS Name:

Test Requested	MCL	Analysis Result	Units	MDL	Method	Date Completed	Analyst
Resistivity		931	ohm*cm			8/28/2008	KC
Soil Chloride, Cl		330	mg/kg	10	EPA 300.0	8/29/2008	WW
Soil pH		7.8	S.U.		WSPT S-2.20	9/2/2008	WW
Soil Sulfate, SO4		100	mg/kg	10	EPA 300.0	8/29/2008	WW

MCL = Maximum Contamination Level

MDL = Method/Minimum Detection Limit

UR = Unregulated

Thank you for choosing Analytical Laboratories for your testing needs. If you have any questions about this report, or any future analytical needs, please contact your client manager. David Bennett

CLIENT CODE=			CHAIN OF CUSTODY RECORD
CLIENT INFORMATION:			PROJECT INFORMATION:

ANALYTICAL LABS, INC.

1804 N. 33rd Street -Boise, ID 83703
(208) 342-5515 • Fax: (208) 342-5591 • 1-800-574-5773
Website: www.analyticallaboratories.com
E-mail: aliganalyticallaboratories.com

TESTS (REQUESTED)

Attn: : Liz Brown			Project Manager: Liz Brown
Company: MTI			Project Name: Idaho Power
Address: 2791 S. Victory View Way			PWS Number:
Boise, Idaho 83709			Purchase Order Number:
Phone: 376-4748		Fax: 322-6515	Required Due Date:
Sampled by: (Please print) Liz Brown			Transported by: (Please print) Greg Benlsteman
Lab ID	Date Sampled	Time Sampled	Sample Description (Source)	Sample Matrix	Ph	Resistivity	Soil Sulfate	Soil CL-added	per charts request	Remarks:
26990	8/15/08	12:00	B-4 2.5’-4.0’

Invoice to: (If different than above address)				Special Instructions:

ALLOCATION OF RISK: Analytical Laboratories, Inc. will perform preparation and testing services, obtain findings and prepare reports in accordance with Good Laboratory Practices (GLP). If, for any reason, Analytical Laboratories, Inc. errors in the conduct of a test or procedure their liability shall be limited to the cost of the test or procedure completed in error. Under no circumstance will Analytical Laboratories, Inc. be liable for any other cost associated with obtaining a sample or use of data.

Note: Samples are discarded 21 days after results are reported. Hazardous samples will be returned to client or disposed of at client expense.
Relinquished By: (Signature) /s/ Greg Benlsteman			Print Name: Gregg Benlsteman	Company: MTI					Date: 13/22/08	Time:
Received By: (Signaturep			Print Name:.	Company:					Date:	Time:
Relinquished By: (Signature)			Print Name:	Company:					Date:	Time:
Received at Laboratory By: (signature) /s/ Brenda Wright			Print name: Brenda Wright	Company:					Date: Time: 08/22/08 08:10 Condition: good
SAMPLE RECIEPT	Total # of Containers		Chains of Custody Y N NA	Intact: Y/N / NA Temperature Received:

Rev. 7/03	WHITE: STAYS WITH SAMPLE(S)	YELLOW:	PINK: SAMPLER

MATERIALS TESTING & INSPECTION	MOISTURE DENSITY / PROCTOR TEST REPORT	DATE: SEPTEMBER 12, 2008

• Environmental Services	• Geotechnical Engineering
• Construction Materials Testing	• Special Inspections

Ryan Adelman

Idaho Power Company

P 0 Box 70

Boise, ID 83707

Project: Idaho Power Cogeneration Plant

Test Date: September 1, 2008

As requested MTI has performed a proctor on the sample referenced below. The testing was performed in accordance with current ASTM standards. The results obtained in our laboratory were as follows:

Source and Description:			Boring #4, 9” below existing grade
Date Obtained:			8/30/08
Sample ID:			80208
Sampling and Preparation:			ASTM D75: ☒		Moist:	☒ Dry:	Manual:		Mechanical:		☒
Test Standard:			AASHTO T 99: ASTM D 698:		☒	AASHTO T 180: ASTM D 1557:			Method A
Sp.	Assumed				Maximum			Optimum %	Sieve	Percent
	2.40				Dry Density		Units	Moisture	Size	Passing
	Point		Percent	Dry					3.0”
	Gr.	Number	Moisture	Density	Uncorrected:	102.6	lbs/ft^3	17.3 “A	1.5”
	1		15.3	98.6					1.25”
	2		16.9	102.4	ASTM D 4718 Correction:	N/A	lbs/ft^3	N/A	1.0”
	3		19.9	100.1	As Found Correction:	N/A	lbs/fr3	N/A	7/8”
	4		21.3	98.9					3/4”	100
	Proctor Curve Zero Ar Voids								5/8”
1/2”
3/8”
	104.0								1/4”
	102.0								#4
#8
#10
	100.0								#16
	98.0								#20
#30
	96.0								#40
	94.0								#50
		14.0							#60
#80
		15.0 16.0 17.0 18.0 19.0 20.0 21.0 22.0							#100
#200
Percent Moisture

Note: ASTM D698 and D1557 valid with up to 5% Oversize Particles; correctable up to 30% via ASTM D 4718 and invalid for Oversized Particles greater than 30% retained on the 3/4 inch screen.

Respectfully Submitted,

MATERIALS TESTING & INSPECTION

Rodney Roberts, C.E.T.

Assistant Branch Manager

E-Mail mti@mti-id.com	www.mti-id.com
110 SE 2nd Avenue, Ontario OR 97914	541 889-3602	Fax 541 889-3605

MATERIALS TESTING & INSPECTION	30 September 2008

Mr. Ryan Adelman

Idaho Power Company

10790 West Franklin Road

Boise, Idaho 83709

(208) 388-2098

Re: Geotechnical Engineering Report Addendum #2 Combined Cycle Combustion Turbine Power Plant Interstate 84 Exit 9

Payette County, Idaho

Mr. Adelman:

This addendum report presents the test results of the site electrical resistivity and surface wave analysis unavailable at the time of the earlier issued Geotechnical Engineering Report dated 2 September 2008. Descriptions of general site characteristics and the proposed project are available in the previous report. All limitations and warranties expressed in the previous report apply to this document.

Site Electrical Resistivity

MTI used a AEMC Digital Ground Resistance Tester Model 6470 to measure Soil Resistivity (per ANSI/IEEE Standard 80 and Standard 81) at four locations at the proposed Idaho Power Combined Cycle Combustion Turbine Plant along 1-84 near New Plymouth, Idaho. The Wenner array utilizes constant electrode spacing, where the current and potential electrodes have the same spacing (a). The diagram below shows the general Wenner array electrode configuration.

The spread was then expanded out over a central point at fixed intervals of 5, 10 and 15 feet. The depth of penetration, for electrical resistivity sounding, is roughly equal to the electrode spacing. As a result, readings are taken from greater depths as the size of the spread increases. Below are the tabulated values recorded onsite.

Copyright © 2008 Materials Testing & Inspection, Inc.

2791 South Victory View Way • Boise, ID 83709 • (208) 376-4748 • Fax (208) 322-6515
mti@mti-id.com • www.mti-id.com

1

Analysis Results

Sounding	Electrode Spacing	North-South Orientation (magnetic)	East-West Orientation (magnetic)
Location	(Feet)	Resistivity (Ohm-cm)	Resistivity (Ohm-cm)
1	5	3968.118	4305.178
1	10	3125.467	3391.668
1	15	3857.999	3579.35
2	5	2040.555	4646.069
2	10	3133.128	6049.848
2	15	4757.145	8011.883
3	5	3005.773	2880.333
3	10	4992.704	4898.864
3	15	6980.594	6426.168
4	5	1151.942	1022.671
4	10	1116.512	1602.951
4	15	1735.094	2685.949

Surface Wave Analysis

Seismic refraction and multichannel analysis of surface waves were used to provide P and S wave velocities of each of the soil stratum. The P-wave velocity is dependent upon the elastic modulus, the shear modulus and the soil density. The refraction profile was 150 feet in length. An array of geophones were spaced 6.56 feet apart along the profile. A 16 pound sledgehammer was used to create seismic P-waves at the surface. A 24-channel engineering seismograph was used to record the travel times of the seismic signals. Given a setting of increasing density with depth, and by measuring the acoustic travel time between the geophones the seismic refraction method was used to determine the depth to different refracting horizons, the seismic P- wave velocity of each refracting horizon, and thickness and p-wave velocity of the overlying materials.

Multichannel analysis of surface waves used the dispersive characteristics of surface waves to determine the variation of shear wave (S-wave) velocity with depth. Data were acquired by analyzing seismic surface waves generated by an impulsive source and received by an array of geophones. A dispersion curve is calculated from the data that shows the phase velocity of the surface waves as a function of frequency. A shear wave velocity sounding (1-D profile of velocity as a function of depth) is then modeled from the dispersion curve.

A surface wave analysis was performed onsite to a depth of 40 feet below ground surface by Sage Earth Science per ASTM D5777. The velocity of surface waves were recorded for each soil type. The surface wave velocity and density of each soil were used to calculate the following dynamic shear modulus for each soil type.

2

Dynamic Soil Properties

Soil Type	Dynamic Shear Internal Modulus (psi)(1) Damping(2)
Sandy Silt (ML) 4,906 2.5
Silty Sand (SM) 15,183
Poorly Graded Sand (SP) 44,534 1.7 to 6 1 ,

(1)     Values were derived using surface wave velocity and soil density equation from Determination of Dynamic Soil Properties Using Geophysical Methods by Luna and Jadi, 2000.

(2)     Values were obtained from Foundation Analysis and Design by Joseph E. Bowles, 1996.

Direct shear testing is currently underway. Upon completion of these tests, an addendum will be issued to the original report. MTI appreciates this opportunity to be of service to you and looks forward to working with you in the future. If you have questions, please call (208) 376-4748.

Respectfully Submitted,
Materials Testing & Inspection, Inc.

/s/ Elizabeth Brown
Elizabeth Brown, E.I.T.
Staff Engineer

Enclosures:

Surface Wave Analysis

3

SAGE EARTH SCIENCE
GEOPHYSICAL SURVEYS

Idaho Power Site
Velocity (fps)
0
500
1000
1500
2000
2500
3000
3500
Depth (ft)
0
5
10
15
20
25
30
35
40

Depth (ft)	Vp (fps)	Vs (fps)
0	900	500
4	900	500
4	1765	800
25	1765	800
25	3067	1340
40	3067	1340

510 East 17th Street, Suite 110. Idaho Falls, ID 83404
telephone: (208)522-5049, Fax: (208)528-6200, email.: ses@srv.net
http://www.stv.net/—ses/SES.HTM

8 October 2008
☐ Environmental Services	☐ Geotechnical Engineering	☐ Construction Materials Testing	☐ Special Inspections

Mr. Ryan Adelman

Idaho Power Company

10790 West Franklin Road

Boise, Idaho 83709

(208) 388-2098

Re:	Geotechnical Engineering Report Addendum #3 Combined Cycle Combustion Turbine Power Plant Interstate 84 Exit 9
Payette County, Idaho

Mr. Adelman:

This addendum report presents the test results of the direct shear testing unavailable at the time of the earlier issued Geotechnical Engineering Report dated 2 September 2008. Descriptions of general site characteristics and the proposed project are available in the previous report. All limitations and warranties expressed in the previous report apply to this document.

Direct Shear Tests

Direct shear testing was performed on three samples. At your request these samples were ran in an undrained condition. The results are as follows:

Soil Type	Sample Location	Cohesion (p f)	Friction Angle (degrees)
Sandy Silt (ML)	B-3 0.0-1.5’	271.70	35.3
Silty Sand (SM)	B-4 10-11.5’	110.5	36
Poorly Graded Sand (SP)	B-3 10-11.5’	142.9	38.2

Onsite thermal resistivity testing is currently underway. Upon completion of these tests, an addendum will be issued to the original report. MTI appreciates this opportunity to be of service to you and looks forward to working with you in the future. If you have questions, please call (208) 376-4748.

Respectfully Submitted, Materials Testing & Inspection, Inc.

/s/ Elizabeth Brown
Elizabeth Brown, E.I.T. Staff Engineer

Enclosures:

Laboratory Test Results

Copyright © 2008 Materials Testing & Inspection, Inc.

2791 SouthVictory View Way • Boise, ID 83709 • (208) 376-4748 • Fax (208) 322-6515

mti@rnti-id.com • www.mti-id.com

1

☐ Environmental Services	☐ Geotechnical Engineering	☐ Construction Materials Testing	☐ Special Inspections

Project Name:	Idaho Power CCCT Plant
Source and Description:	B-3, 0.0-1.5, — Dry Silt with Medium to Fine Grain Sand
Date Obtained:	September 26, 2008
Sample ID:	531gA
Sampling and Prep:	ASTM D75:	☒	ASTM D421:	☒	Drained:	☐
Test Standard:	ASTM D3080:	☒	ASTM D6528:	☐	Undrained:	☒

	Point 1	Point 2	Point 3	Received
Initial Moisture Content (%)	3.0	3.0	3.0	3.0
Initial Wet Density (lb/ft3)	100.6	102.0	101.9
Initial Dry Density (lb/ft3)	97.6	98.9	98.9
Initial Sample Thickness (in)	1.000	1.000	1.000
Sample Diameter (in)	2.500	2.500	2.500
Initial Degree of Saturation	3.05	3.15	3.15
Initial Void Ratio	0.69	0.67	0.67

Final Moisture Content (%)	10.3	8.1	6.0
Final Wet Density (lb/ft3)	109.0	119,3	119.9
Final Dry Density (lb/ft3)	98,9	110.4	113.1
Final Sample Thickness	0.949	0.854	0.843

Normal Stress (psf)	2000	4000	8000
Failure Stress (psf)	1686	3101	5929
Failure Displacement (in)	0.2502	0.2389	0.2502
Time to Failure (min)	50.0	47.8	50.0
Ultimate Stress (psf)	1686	3091	5929
Ultimate Displacement (in)	0.2502	0.2501	0.2502
Rate of Strain (in/min)	0.005	0.005	0.005
Specific Gravity (assumed)	2.650	2.650	2.650

C (psf)	272.00
Φ(deg)	35.3
tan Φ(deg)	0.707

2791 SouthVictory View Way • Boise, ID 83709 • (208) 376-4748 • Fax (208) 322-6515

mti@rnti-id.com • www.mti-id.com

☐ Environmental Services	☐ Geotechnical Engineering	☐ Construction Materials Testing	☐ Special Inspections

Project Name:	Idaho Power CCCT Plant
Source and Description:	B-4, 10.0’-11.5’ - Slightly Moist Siltly Sand with Medium to Fine Grain Sand
Date Obtained:	September 26, 2008
Sample ID:	531gC
Sampling and Prep:	ASTM D75:	☒	ASTM 0421:	☒	Drained:	☐
Test Standard:	ASTM D3080:	☒	ASTM D6528:	☐	Undrained:	☒

	Point 1	Point 2	Point 3	Received
Initial Moisture Content (%)	9.8	9.8	9.8	9.8
Initial Wet Density (lb/ft3)	105.9	106.3	107.0
Initial Dry Density (lb/ft3)	96.5	96.9	97.5
Initial Sample Thickness (in)	1.000	1.000	1.000
Sample Diameter (in)	2.500	2.500	2,500
Initial Degree of Saturation	9.51	9.61	9.75
Initial Void Ratio	0.71	0.71	0.70

Final Moisture Content (%)	13.4	11.2	10.5
Final Wet Density (lb/ft3)	111.4	120.6	124,6
Final Dry Density (lb/ft3)	98.3	108.4	112.8
Final Sample Thickness	0.965	0.890	0.861

Normal Stress (psf)	2000	4000	8000
Failure Stress (psf)	1546	3035	5906
Failure Displacement (in)	0.2502	0.2501	0.2479
Time to Failure (min)	50.0	50.0	49.6
Ultimate Stress (psf)	1546	3035	5898
Ultimate Displacement (in)	0.2502	0.2501	0.2502
Rate of Strain (in/min)	0.005	0.005	0.005
Specific Gravity (assumed)	2.650	2.650	2.650

C (psf)	110.5
Φ(deg)	36.0
tan Φ(deg)	0.725

☐ Environmental Services	☐ Geotechnical Engineering	☐ Construction Materials Testing	☐ Special Inspections

Project Name:	Idaho Power CCCT Plant
Source and Description:	B-3, 10.0’-11.5’ - Dry Medium to Fine Grain Sand
Date Obtained:	September 26, 2008
Sample ID:	531gB
Sampling and Prep:	ASTM D75:	☒	ASTM D421:	☒	Drained:	☐
Test Standard:	ASTM D3080:	☒	ASTM D6528:	☐	Undrained:	☒

	Point 1	Point 2	Point 3	Received
Initial Moisture Content (%)	2.6	2.6	2.6	2.6
Initial Wet Density (lb/ft3)	95.2	94.6	95.3
Initial Dry Density (lb/ft3)	92.7	92.2	92.9
Initial Sample Thickness (in)	1.000	1.000	1.000
Sample Diameter (in)	2.500	2.500	2.500
Initial Degree of Saturation	2.33	2.30	2.33
Initial Void Ratio	0.78	0.79	0.78

Final Moisture Content (%)	11.0	8.1	4.6
Final Wet Density (lb/ft3)	111.2	113.3	111.3
Final Dry Density (lb/ft3)	100.1	104.7	106.5
Final Sample Thickness	0.937	0.906	0.906

Normal Stress (psf)	2000	4000	8000
Failure Stress (psf)	1830	3172	6547
Failure Displacement (in)	0.2478	0.2501	0.2479
Time to Failure (min)	49.6	50.0	49.6
Ultimate Stress (psf)	1830	3172	6540
Ultimate Displacement (in)	0.2501	0.2501	0.2500
Rate of Strain (in/min)	0.005	0.005	0.005
Specific Gravity (assumed)	2.650	2.650	2.650

C (psf)	57.0
Φ(deg)	39.3
tan Φ(deg)	0.809

☐ Environmental Services	☐ Geotechnical Engineering	☐ Construction Materials Testing	☐ Special Inspections

GEOTECHNICAL ENGINEERING REPORT of Combined Cycle Combustion Turbine Power Plant Interstate 84 Exit 9 Payette County, Idaho
Prepared for: Idaho Power Company 10790 West Franklin Road Boise, Idaho 83709

MTI File Number B80971g

2791 South Victory View Way • Boise, ID 83709 • (208) 376-4748 • Fax (208) 322-6515
mti@mti-id.com • www.mti-id.com

2 September 2008
☐ Environmental Services	☐ Geotechnical Engineering	☐ Construction Materials Testing	☐ Special Inspections

Mr. Ryan Adelman

Idaho Power Company

10790 West Franklin Road

Boise, Idaho 83709

(208) 388-2098

Re:	Geotechnical Engineering Report Combined Cycle Combustion Turbine Power Plant Interstate 84 Exit 9 Payette County, Idaho

Mr. Adelman:

In compliance with your instructions, we have conducted a soils exploration and foundation evaluation for the above referenced development. Fieldwork for this investigation was conducted from 14 to 19 August 2008. Data have been analyzed to evaluate pertinent geotechnical conditions. Results of this investigation, together with our recommendations, are to be found in the following report. We have provided three copies for your review and distribution.

Often questions arise concerning soil conditions because of design and construction details that occur on a project. MTI would be pleased to continue our role as geotechnical engineers during project implementation. Additionally, MTI would be pleased in providing materials testing and special inspection services during construction of this project. If you will advise us of the appropriate time to discuss these engineering services, we will be pleased to meet with you at your convenience.

MTI appreciates this opportunity to be of service to you and looks forward to working with you in the future. If you have questions, please call (208) 376-4748.

Respectfully Submitted, Materials Testing & Inspection, Inc.

mr-tavt
Elizabeth Brown, E.I.T. Staff Engineer

Copyright © 2008 Materials Testing & Inspection, Inc.

2791 South Victory View Way • Boise, ID 83709 • (208) 376-4748 • Fax (208) 322-6515
mti@mti-id.com • www.mti-id.com

1

EXECUTIVE SUMMARY	4
INTRODUCTION	6
Project Description	6
Authorization	6
Purpose	7
Scope of Investigation	7
Warranty and Limiting Conditions	7
SITE DESCRIPTION	8
Site Access	8
Regional Geology	8
General Site Characteristics	8
Regional Site Climatology and Geochemistry	9
Geoseismic Setting	9
SOILS EXPLORATION	9
Exploration and Sampling Procedures	9
Laboratory Testing Program	10
Soil and Sediment Profile	10
Soil Properties	11
Soil Type	11
Electrical Resistivity, pH, Chloride ,and Water Soluble Sulfate Analysis	12
Soils Survey Review	12
Volatile Organic Scan	13
SITE HYDROLOGY	13
Groundwater	13
Soil Infiltration Rates	13
LATERAL EARTH PRESSURES	14
Retaining Wall Backfill Materials	14
Retaining Wall Drainage	16
FOUNDATION, SLAB, AND PAVEMENT DISCUSSION AND RECOMMENDATIONS	16
Foundation Design Recommendations	17
Floor Slab-on-Grade	18
Recommended Pavement Sections	18
Flexible Pavement Sections	18
Rigid Pavement Sections	19
Common Pavement Section Construction Issues	20
CONSTRUCTION CONSIDERATIONS	20
Earthwork	21
Evaporation / Retention Pond	22
Dry Weather	22
Wet Weather	22
Soft Subgrade Soils	22
Frozen Subgrade Soils	23
Structural Fill	23
Backfill	24
Excavations	24
Groundwater Control	24
GENERAL COMMENTS	25
REFERENCES	26

2

APPENDICES	27
Acronym List	27
Geotechnical General Notes	28
Geotechnical Investigation Boring Log	29
Laboratory Test Data	35
Settlement Curves	36
AASHTO Pavement Thickness Design Procedures	37
AASHTO Rigid Pavement Thickness Design Procedures	39
Plate 1: Topographic Map	41
Plate 2: Topographic Map	42
Plate 3: Site Map	43

3

EXECUTIVE SUMMARY

The following is a brief summary of significant geotechnical issues for the proposed development, presented with conclusions and recommendations. This summary must be read in conjunction with the entire accompanying report for proper interpretation of the overall investigation.

Subsurface Conditions: The soil profile below represents a generalized interpretation for the project site. Note that individual soil profiles, which are presented in the Appendix, may vary between test pit locations.

The materials encountered during exploration are quite typical for the geologic area mapped as Sand and Mudstone of Stream and Lake Sediments. Surficial soils are predominately sandy silts. Sandy silts are often light brown in color and generally exhibit moisture contents of dry. Consistencies commonly range from medium stiff to hard with many of these firmer soil horizons containing some degree of calcium carbonate cementation (hardpan). Organic materials are often noted to depths of roughly 6 inches.

In many of the deeper soils, silty sand and poorly graded sand sediments are encountered. Silty sands are most often classified as light brown and slightly moist, and vary in relative density from medium dense to very dense. Hardpan cementation also extends through portions of these horizons. Poorly graded sands usually consist of light brown to white, dry to slightly moist, and medium dense to very dense sediments. Seams of sandy silt were noted within the poorly graded sands.

Groundwater Conditions: During this field investigation, groundwater was not encountered in borings advanced to a maximum depth of 61.5 feet bgs. Soil moistures in the test pits were generally dry to slightly moist. In the vicinity of the project site, groundwater levels are controlled in large part by leakage from nearby canals. Maximum groundwater elevations likely occur during the later portion of the irrigation season. Relatively deep groundwater is likely near the project site because of its elevation above the Snake River. According to Idaho Department of Water Resources Well Drillers Reports within approximately 1/4-mile of the project site, groundwater was encountered at depths ranging between 70 and 182 feet bgs. For construction purposes, groundwater depth can be assumed to remain greater than 40 feet bgs throughout the year.

Building Foundations: Based on data obtained from the site and test results from various laboratory tests performed, MTI recommends following guidelines for the net allowable soils bearing capacity:

4

Soil Bearing Capacity

Footing Depth	ASTM D 1557 Subgrade Compaction	Net Allowable Soil Bearing Capacity

Spread footings must bear on silty sand or poorly graded sand sediments. Existing sandy silt soils must be completely removed from below foundation elements.(1) Excavation depths ranging from 2 to 6 feet bgs should be anticipated to expose proper bearing soils. See Appendix for Settlement Curves.

	95% for Native Subgrade and Structural Fill	2,000 lbs/ft2 A 1/3 increase is allowable for short-term loading, which is defined by seismic events or designed wind speeds.

Spread footings must bear on 1 foot of compacted granular structural fill(2) underlain by silty sand or poorly graded sand sediments. Existing sandy silt soils must be completely removed from below foundation elements.(1) Excavation depths ranging from 2 to 6 feet bgs should be anticipated to expose proper bearing soils. See Appendix for Settlement Curves.

	95% for Native Subgrade and Structural Fill	4,000 lbs/ft2 A 1/3 increase is allowable for short-term loading, which is defined by seismic events or designed wind speeds.

(1)MTI recommends that a qualified geotechnical engineer or engineering technician verify the bearing soil suitability for each structure at the time of construction.

(2)See Structural Fill section of this report for suitable material types and compaction requirements.

Footings should be proportioned to meet either the stated soil bearing capacity or the 2006 IBC minimum requirements. Total settlement should be limited to approximately 1/2 inch. Objectionable soil types encountered at the bottom of footing excavations should be removed and replaced with structural fill. Excessively loose or soft areas that are encountered in the footing subgrade will require over-excavation and backfilling with structural fill. To minimize the effects of slight differential movement that may occur because of variations in character of supporting soils and seasonal moisture content, MTI recommends continuous footings be suitably reinforced to make them as rigid as possible. For frost protection, the bottom of external footings should be 30 inches below finished grade.

Building Floor Slabs: Organic, loose, or obviously compressive materials must be removed prior to placement of concrete floors or floor-supporting fill. In addition, the remaining subgrade should be treated in accordance with guidelines presented in the Earthwork section. Areas of excessive yielding should be excavated and backfilled with structural fill. Fill used to increase the elevation of the floor slab should meet requirements detailed in the Structural Fill section. Fill materials must be compacted to a minimum 95 percent of maximum density as determined by ASTM D 1557.

5

INTRODUCTION

This report presents results of a geotechnical investigation and analysis in support of data utilized in design of structures as defined in the 2006 International Building Code (IBC). Information in support of groundwater and storm water issues pertinent to the practice of Civil Engineering is included. Observations and recommendations relevant to the earthwork phase of the project are also presented. Revisions in plans or drawings for the proposed development from those enumerated in this report should be brought to the attention of the soils engineer to determine whether changes in foundation recommendations are required. Deviations from noted subsurface conditions, if encountered during construction, should also be brought to the attention of the soils engineer.

Project Description

The proposed development is south of the City of New Plymouth, Payette County, Idaho, and occupies a portion of the NE’/4 of Section 33, Township 7 North, Range 4 West, Boise Meridian. This project will consist of construction of a Combined Cycle Combustion Turbine (CCCT) power plant. The following structures will be developed as part of the power plant: administration and control building, warehouse and shop building, water treatment building, CTG, HRSG and stack, step up XFMR’s, and STG. Total settlements are limited to 1/2 inch. Loads ranging from 800 to 4,000 pounds per square foot were used for settlement calculations. The following specific information was provided for the buildings:

•                       Administration and Control Building: 800 to 1,000 psf based on standard occupancy.

•                       Warehouse and Shop Building: 1,250 to 1,500 psf based on storage loading, fork truck traffic and small overhead crane loads.

•                       Water Treatment Building: 1,250 to 1,500 psf based on bulk storage tank loads, pumps and fork truck traffic.

•                       CTG: 2,000 to 2,500 psf.

•                       HRSG & Stack: 1,750 to 2,000 psf plus potential uplift.

•                       Step Up XFMR’s: 1,500 to 2,000 psf.

•                       STG: 2,500 psf to a peak loading of up to 4,000 psf at the corners of the mat.

Additionally, assumptions have been made for traffic loading of pavements. Retaining walls are not anticipated as part of the project. MTI has been informed that a 15 to 20 acre area will be leveled to create the building pads. This will require cuts and fills of up to 20 feet in height. Storm water runoff is also expected to be directed to a surface pond. At this time, it is expected that the pond will be used for retention and evaporation.

Authorization

Authorization to perform this exploration and analysis was given in the form of a verbal authorization to proceed from Mr. Ryan Adelman of Idaho Power Company to David 0. Cram of Materials Testing and Inspection, Inc. (MTI), on 31 July 2008. Said authorization is subject to terms, conditions, and limitations described in the Professional Services Contract entered into between Idaho Power Company and MTI.

6

The purpose of this Geotechnical Engineering Report is to determine various soil profile components and their engineering characteristics for use by either design engineers or architects in:

•    Preparing or verifying suitability of foundation design and placement

•    Preparing site drainage designs

•    Indicating issues pertaining to earthwork construction

•    Preparing light and heavy duty pavement section design requirements

•    Assessing special considerations

Scope of Investigation

The scope of this investigation included review of geologic literature and existing available geotechnical studies of the area, visual site reconnaissance of the immediate site, subsurface exploration of the site, field and laboratory testing of materials collected, and engineering analysis and evaluation of foundation materials.

Warranty and Limiting Conditions

Field observations and research reported herein are considered sufficient in detail and scope to form a reasonable basis for the purposes cited above. MTI warrants that findings and conclusions contained herein have been formulated in accordance with generally accepted professional engineering practice in the fields of foundation engineering, soil mechanics, and engineering geology only for the site and project described in this report.

These engineering methods have been developed to provide the client with information regarding apparent or potential engineering conditions relating to the site within the scope cited above and are necessarily limited to conditions observed at the time of the site visit and research. This report is also limited to information available at the time it was prepared. In the event additional information is provided to MTI following publication of our report, it will be forwarded to the client for evaluation in the form received. There is a distinct possibility that conditions may exist that could not be identified within the scope of the investigation or that were not apparent during our site investigation. Findings of this report are limited to data collected from noted explorations advanced and do not account for unidentified fill zones, unsuitable soil types or conditions, and variability in soil moisture and groundwater conditions. Upon commencement of construction, such conditions may be identified that required corrective actions; and these required corrective actions may impact the project budget.

7

This report was prepared for exclusive use of Idaho Power Company and their retained design consultants (“Client”). Conclusions and recommendations presented in this report are based on the agreed- upon scope of work outlined in this report together with the Contract for Professional Services between the Client and Materials Testing and Inspection, Inc. (“Consultant”). Use or misuse of this report, or reliance upon findings hereof, by parties other than the Client is at their own risk. Neither Client nor Consultant make representation of warranty to such other parties as to accuracy or completeness of this report or suitability of its use by such other parties for purposes whatsoever, known or unknown, to Client or Consultant. Neither Client nor Consultant shall have liability to indemnify or hold harmless third parties for losses incurred by actual or purported use or misuse of this report. No other warranties are implied or expressed.

SITE DESCRIPTION

Site Access

Access to the site may be gained via Interstate 84 to the New Plymouth exit (Exit 9). Proceed south and then west on an unnamed gravel road approximately 0.5 mile to its intersection with another unnamed gravel road that runs north and south. The site occupies the north side of this intersection. Presently the site exists as bare desert land. The location is depicted on site map plates included in the Appendix.

Regional Geology

The project site is located along the margin of the western Snake River Plain of southwestern Idaho and eastern Oregon. The plain is a northwest trending rift basin, about 45 miles wide and 200 miles long, that developed about 14 million years ago (Ma) and has since been occupied sporadically by large inland lakes. Geologic materials found within and along the plain’s margins reflect volcanic and fluvial/lacustrine sedimentary processes that have led to an accumulation of approximately 1 to 2 km of interbedded volcanic and sedimentary deposits within the plain. Along the margins of the plain, streams that drained the highlands to the north and south provided coarse to fine-grained sediments eroded from granitic and volcanic rocks, respectively. About 2 million years ago the last of the lakes was drained and since that time fluvial erosion and deposition has dominated the evolution of the landscape. The project site is underlain with materials similar to “Sand and Mudstone of Stream and Lake Sediments” as mapped by Othberg and Stanford (1993). These deposits have been described a medium- to coarse-grained arkosic sand, sandstone, and claystone that include interbeds of fine gravel, locally cemented, and sandy siltstone. Geologic structures within this unit vary from large foreset beds of sand to thinly-bedded claystone. This undifferentiated unit reflects a variety of stream and lake depositional environments along the northeastern and southwestern margin of the ancestral western Snake River Plain. Includes parts of the Payette, Poison Creek and Succor Creek Formations.

General Site Characteristics

This proposed development area consists of approximately 15 to 20 acres of hilly terrain. Throughout the majority of the site, surficial soils consist of sandy silt soils. Vegetation primarily consists of sagebrush, bunchgrass, and other native grass varieties typical of arid to semi-arid environments.

8

Regional drainage is northwest toward the Snake River. Storm water drainage for the site is achieved by both sheet runoff and percolation through surficial soils. Runoff predominates for the steeper slopes while percolation prevails across the gently sloping and near level areas. Storm water drainage collection and retention systems are not in place on the project site and do not currently exist within the vicinity of the project site.

Regional Site Climatology and Geochemistry

According to the Western Regional Climate Center (WRCC, 2006) the average precipitation for Treasure Valley is on the order of 10 to 12 inches per year, with an annual snowfall of approximately 20 inches and a range from 3 to 49 inches. The monthly mean daily temperatures range from 21° F to 95° F with daily extremes ranging from -25° F to 111° F. Winds are generally from the northwest or southeast with an annual average wind speed of approximately 9 miles per hour (mph) with a maximum of 62 mph. Soils and sediments in the area are primarily derived from siliceous materials and exhibit low electro-chemical potential for corrosion of metals or concretes. Local aggregates are generally appropriate for Portland cement and lime cement mixtures. Surface waters, groundwaters, and soils in the region typically have pH levels ranging from 7.2 to 8.2 (USGS 2006). No indication of abnormal geochemical conditions were noted on site.

Geoseismic Setting

Soils on site are classed as Site Class D in accordance with Chapter 16 of the 2006 edition of the IBC. Structures constructed on this site should be designed per IBC requirements for such a seismic classification. Our investigation did not reveal hazards resulting from potential earthquake motions including: slope instability, liquefaction, and surface rupture caused by faulting or lateral spreading. Incidence and anticipated acceleration of seismic activity in the area is low. Spectral accelerations for short period (S,) and for a 1- second period (S I) are 0.301g and 0.104g, respectively. This information was obtained from the USGS website for seismic design information.

SOILS EXPLORATION

Exploration and Sampling Procedures

Field exploration conducted to determine engineering characteristics of subsurface materials included a reconnaissance of the project site and investigation by soil boring. Boreholes were located in the field by means of visual approximation from on-site features or known locations and are presumed to be accurate to within a few feet. Boreholes were advanced by means of a truck-mounted drilling rig equipped with a continuous flight hollow-stem augers. At specified depths, samples were obtained using a standard split- spoon sampler, and Standard Penetration Test (SPT) blow counts were recorded. At completion of exploration, boreholes were backfilled with loose excavated materials.

9

Samples have been visually classified in the field by professional staff, identified according to boring number and depth, placed in sealed containers, and transported to our laboratory for additional testing. Subsurface materials have been described in detail on logs provided in the Appendix. Results of field and laboratory tests are also presented in the Appendix. MTI recommends that these logs not be used to estimate fill material quantities.

Laboratory Testing Program

Along with our field investigation, a supplemental laboratory testing program was conducted to determine additional pertinent engineering characteristics of subsurface materials necessary in an analysis of the anticipated behavior of the proposed structures. Laboratory tests were conducted in accordance with current applicable American Society for Testing and Materials (ASTM) specifications, and results of these tests are to be found on the accompanying logs located in the Appendix. The laboratory testing program for this report included: Atterberg Limits Tests - ASTM D 4318, Grain Size Analysis - ASTM C 117/C 136, and California Bearing Ratio analysis (CBR value) - ASTM D 1883.

Onsite electrical and thermal resistivity are in the process of being performed. MTI will forward the results in the form of an addendum once the test results have been received.

Soil and Sediment Profile

The soil profile below represents a generalized interpretation for the project site. Note that individual soil profiles, which are presented in the Appendix, may vary between test pit locations.

The materials encountered during exploration are quite typical for the geologic area mapped as Sand and Mudstone of Stream and Lake Sediments. Surficial soils are predominately sandy silts. Sandy silts are often light brown in color and generally exhibit moisture contents of dry. Consistencies commonly range from medium stiff to hard with many of these firmer soil horizons containing some degree of calcium carbonate cementation (hardpan). Organic materials are often noted to depths of roughly 6 inches.

In many of the deeper soils, silty sand and poorly graded sand sediments are encountered. Silty sands are most often classified as light brown and slightly moist, and vary in relative density from medium dense to very dense. Hardpan cementation also extends through portions of these horizons. Poorly graded sands usually consist of light brown to white, dry to slightly moist, and medium dense to very dense sediments. Seams of sandy silt were noted within the poorly graded sands.

10

Soil Properties

The following tables provide soil properties for each soil type encountered.

Table 1

Soil Type	Vs, Unit Weight (pcf)(1)	Moisture Content %I	Su Undrained Shear Strength (psi)	f, Internal Friction Angle(2)	Typical Shrinkage(3)
Sandy Silt (ML)	91	6.8	In Progress	28	0.82
Silty Sand (SM)	110	12.4	In Progress	32	0.88
Poorly Graded Sand (SP)	115	NA	In Progress	34	0.9

(1) — Obtained from in-place field testing using a nuclear densometer, per ASTM D-2922. Note that this value varied across the site, an a typical value has been presented for planning purposes.

(2) — Friction angle was obtained from Standard Penetration Tests, per ASTM D-1586. Empirical values for f using the standard penetration number, were obtained from Bowels, Foundation Analysis.

(3) — Shrinkage is defined as 1 minus in-place density divided by the compacted density. Note that an average value was used for in-place density and that this can be expected to vary with locations, across the site.

Table 2

Soil Type	Poisson’s Ratio(1)	Modulus of Elasticity (psi)(2)	Dynamic Shear Modulus	Coefficient of Horizontal Subgrade Reaction, pcf (Kh)(3)*	Internal Damping
Sandy Silt (ML)	0.15-0.25	800	In Progress	115,200 / 57,600	In Progress
Silty Sand (SM)	0.2-0.4	2450	In Progress	35,280 / 176,400	In Progress
Poorly Graded Sand (SP)	0.25-0.4	2800	In Progress	403,200 201,600	In Progress

(1) — Values were obtained from Principles of Geotechnical Engineering by Braja M. Das, 2002.

(2) — Values were derived using standard penetration tests and equation presented by Yoshida and Yoshinaka, 1972.

(3) — Values were derived using calculated modulus of elasticity and equation proposed by Pyke and Beikae, 1983. Note that the value is for pile widths of 1 foot.

*Second value represents a 50% reduction for cyclic (or dynamic) loading, as recommended by Bowles, 1996.

11

Table 3

Electrical Resistivity, pH, Chloride ,and Water Soluble Sulfate Analysis

	Coefficient of Vertical	Footing width
Soil Type	Subgrade Reaction, pcf (Kv)(1)	(ft)
Sandy Silt (ML)	167	5
	83	10
	56	15
	42	20
	33	25
	28	30

Silty Sand (ML)	538	5
	269	10
	179	15
	135	20
	108	25
	90	30

Poorly Graded Sand (SP)	615	5
	308	10
	205	15
	154	20
	123	25
	103	30

(1) — Values were derived using calculated modulus of elasticity, Poisson’s ratio, and equation proposed by Manjriker Gunaratne. Note that values have been presented for footing widths of 5 feet up to 30 feet.

A grab sample of native sandy silt was collected on 15 August 2008 from a depth ranging from 2.5 to 4.0 feet bgs within the vicinity of boring 4. This location is illustrated on the included site drawing. As to date, the electrical resistivity, pH, chloride, and water soluble sulfate test results have not been received and therefore have not been included within this report. MTI will forward the results in the form of an addendum once the test results have been received.

Soils Survey Review

Review of the United States Department of Agriculture (USDA) Soil Conservation Service, Soil Survey of Payette County Area, Idaho, 1976, indicates that the site includes 2 surficial soils types: Lankbush sandy loam (12 to 30 percent slopes) and Power-Elijah silt loam (7 to 12 percent slopes). Specific soils characteristics, as defined by the USDA, have been listed below for each of these soils:

12

•                       Lankbush sandy loam — Lankbush soils develop on dissected terraces. These soils formed in coarse textured and moderately coarse textured, lake-laid sediment or alluvium. Characteristics of this soil type include moderately slow permeability, medium runoff, and high erosion hazard in nonirrigated areas and very high erosion hazard in irrigated areas.

•                       Power-Elijah silt loam — Power-Elijah soils develop on dissected terraces. These soils formed in wind deposited silt that overlies a hardpan. Characteristics of this soil type include moderately slow permeability above the hardpan, medium runoff, and moderate erosion hazard in nonirrigated areas and very high erosion hazard in irrigated areas.

Volatile Organic Scan

No environmental concerns were identified prior to commencement of the investigation. Therefore, soils obtained during on-site activities were not assessed for volatile organic compounds by portable photoionization detector. Samples obtained during our exploration activities exhibited no odors or discoloration typically associated with this type contamination. No groundwater was encountered.

SITE HYDROLOGY

Existing surface drainage conditions are defined in the General Site Characteristics section. Information provided in this section is limited to observations made at the time of the investigation. Either regional or local ordinances may require information beyond the scope of this report.

Groundwater

During this field investigation, groundwater was not encountered in borings advanced to a maximum depth of 61.5 feet bgs. Soil moistures in the test pits were generally dry to slightly moist. In the vicinity of the project site, groundwater levels are controlled in large part by leakage from nearby canals. Maximum groundwater elevations likely occur during the later portion of the irrigation season. Relatively deep groundwater is likely near the project site because of its elevation above the Snake River. According to Idaho Department of Water Resources Well Drillers Reports within approximately 1/2-mile of the project site, groundwater was encountered at depths ranging between 70 and 182 feet bgs. For construction purposes, groundwater depth can be assumed to remain greater than 40 feet bgs throughout the year.

Soil Infiltration Rates

Soil permeability, which is a measure of the ability of a soil to transmit a fluid, was not tested in the field. Given the absence of direct measurements, for this report an estimation of infiltration is presented using generally recognized values for each soil type and gradation. Of soils comprising the generalized soil profile for this study, sandy silt soils will commonly exhibit infiltration rates from 2 to 4 inches per hour. Silty sand soils usually display rates of 4 to 8 inches per hour; though calcium carbonate cementation may reduce these values to near zero. Poorly-graded sand sediments typically exhibit infiltration values in excess of 12 inches per hour. Infiltration testing is generally not required within these sediments because of their free-draining nature.

13

It is recommended that infiltration facilities constructed on the site be extended into native poorly graded sand sediments. Excavation depths of approximately 6 to18 feet bgs should be anticipated to expose these poorly graded sand sediments. Because of the high soil permeability, ASTM C 33 filter sand, or equivalent, should be incorporated into design of infiltration facilities. An infiltration rate of 8 inches per hour should be used in design.

LATERAL EARTH PRESSURES

Retaining, below-grade, or basement walls will be subject to lateral earth pressures. The magnitude of earth pressure is a function of both type and compaction of backfill behind walls within the “active” zone, and allowable rotation of the top of the wall. The active zone is defined as the wedge of soil between the surface of the wall and a plane inclined 28 degrees from vertical passing through the base of the wall. The following recommendations should be used when dealing with lateral earth pressures on a gravity block: 1) a sliding frictional coefficient of 0.35 is appropriate considering native SM/SP soils, and 2) a sliding frictional coefficient of 0.45 is appropriate considering granular structural fill (SP/GP) under typical conditions.

A state of plastic equilibrium is when the subject material is considered to be 1) homogeneous and unbounded and 2) at the point of incipient instability. This state is evaluated on the basis of unit weight, mechanical properties, and the definition of instability. For the purpose of this report, it is assumed that native relatively free draining soils and imported granular fill material will be the materials of concern regarding lateral earth pressures. If other materials are considered for use, MTI must be contacted to provide revised lateral pressure information. Furthermore, changes in natural soil moisture, such as can be imposed by site storm water systems, can change the values listed below.

Below-grade restrained walls, such as basement walls, should be designed based on at-rest pressures. Active pressures are appropriate under conditions where the wall moves or rotates away from the soil mass at failure. Passive pressures are used for conditions where the wall moves toward the soil mass at failure. Rotation, or lateral movement, of the top of the wall equal to 0.001 times the height of the wall will be necessary for on- site soil backfill to achieve an “active” loading condition. Lateral movement of the top of the wall equal to 0.001 times the height of the wall will be necessary for the “active” pressure condition for imported SP/GP structural backfill.

Retaining Wall Backfill Materials

For lateral earth pressure analysis, MTI anticipates that the soils of interest will be the native silty sand (SM) or poorly graded sand (SP) soils encountered between 2 and 8 feet bgs in the test pits. For these soils, the following values are applicable under non-surcharged, drained conditions:

14

Lateral Earth Pressure Values for Native Soil

Soil Type: Silty Sand
Internal Friction Angle:	32 °	Dry Unit Weight:	115 pcf
Cohesion:	NA	Bouyant Unit Weight:	73 pcf
Natural Void Ratio:	0.5	Natural Moisture:	10%
At rest lateral earth pressure:	59 psf		Ko= 0.5
Active lateral earth pressure:	39 psf		Ka= 0.3
Passive lateral earth pressure:	412 psf		Kp= 3.3

Imported, compacted, structural material, which is used to backfill the soil side of walls, must demonstrate following characteristics:

Lateral Earth Pressure Values for Fill Materials

In the case that another material is used for backfill, MTI should be consulted for correct lateral earth pressure values. Granular structural fill should consist of 4-inch-minus select, clean, granular soil with no more than 30 percent oversize (greater than 1/4-inch) material and no more than 5 percent fines (passing the No. 200 sieve). Retaining wall and basement backfill must be placed in accordance with recommendations in the Structural Fill section of this report and must be properly compacted and tested.

Soil Type: Compacted Sandy Gravel
Internal Friction Angle:	35 °	Dry Unit Weight:	128 pcf
Cohesion:	NA	Bouyant Unit Weight:	83 pcf
Natural Void Ratio:	0.4	Natural Moisture:	5%
At rest lateral earth pressure:	57 psf		Ko= 0.4
Active lateral earth pressure:	36 psf		Ka= 0.3
Passive lateral earth pressure:	496 psf		Kr 3.7

Lateral earth pressure values do not incorporate specific factors of safety, and are only applicable for non- surcharged, drained conditions. Factors of safety, if applicable, should be integrated into the structural design of the wall. The preceding values are presented for idealized conditions relating to simple shallow structures. For complex structures, deep structures, or structures with significant perimeter landscaping, a soils engineer should be retained as part of the design team in developing appropriate project design parameters and construction specifications.

15

Retaining Wall Drainage

MTI recommends that a drainage system be incorporated into the retained soil mass. This can be accomplished by installing wall and toe drains as a part of each soil-supporting wall system. In areas where there is potential for significantly high soil moistures within the supported soil mass, installation of drains within the soil mass is recommended. Particular consideration of roof drain effluent and irrigation water must be made. Further, these drainage systems must be separate from other retaining wall/foundation systems. If the granular structural fill option to reduce lateral pressures is used, a compacted low permeability soil cap is recommended within the upper 2 feet of the surface to limit surface water infiltration behind the walls.

FOUNDATION, SLAB, AND PAVEMENT DISCUSSION AND RECOMMENDATIONS

Various foundation types have been considered for support of the proposed building structures. Two requirements must be met in the design of foundations. First, the applied bearing stress must be less than the ultimate bearing capacity of foundation soils to maintain stability. Second, total and differential settlement must not exceed an amount that will produce an adverse behavior of the superstructure. Allowable settlement is usually exceeded before bearing capacity considerations become important; thus, allowable bearing pressure is normally controlled by settlement considerations.

Considering subsurface conditions and the proposed construction, it is recommended that the structures be founded upon conventional spread footings and continuous wall footings, bearing on native and/or compacted silty sand and sand material. Total settlement should not exceed 1/2 inch if the following design and construction recommendations are observed.

Settlement has been limited to 1/2 inch at the request of project personnel. It is noted that differential settlement can be expected to be about 50% of the total settlement, depending on column spacing. Differential settlement is a function of maximum angular distortion between columns. At this time, the column spacing is unknown. MTI is available for further analysis upon request.

Settlement of the foundation supporting soils is expected to occur at the time loads are applied to the foundation system. Some movement can be expected for a period of up to 30 days beyond the application of loading. Further, future saturation and/or short-term loading (seismic, wind, etc.) of a portion of the foundation system could also result in some additional minor settlement. However, the total anticipated movement should not exceed the value previously identified.

16

Foundation Design Recommendations

Based on data obtained from the site and test results from various laboratory tests performed, MTI recommends following guidelines for the net allowable soils bearing capacity:

Soil Bearing Capacity

Footing Depth	ASTM D 1557 Subgrade Compaction	Net Allowable Soil Bearing Capacity

Spread footings must bear on silty sand or poorly graded sand sediments.  Existing sandy silt soils must be completely removed from below foundation elements.’ Excavation depths ranging from 2 to 6 feet bgs should be anticipated to expose proper bearing soils. See Appendix for Settlement Curves.

	95% for Native Subgrade and Structural Fill	2,000 lbs/ft2 A 1/3 increase is allowable for short-term loading, which is defined by seismic events or designed wind speeds.

Spread footings must bear on 1 foot of compacted granular structural fill(2) underlain by silty sand or poorly graded sand sediments. Existing sandy silt soils must be completely removed from below foundation elements.(1) Excavation depths ranging from 2 to 6 feet bgs should be anticipated to expose proper bearing soils. See Appendix for Settlement Curves.

	95% for Native Subgrade and Structural Fill	4,000 lbs/ft2 A 1/3 increase is allowable for short-term loading, which is defined by seismic events or designed wind speeds.

(1)MTI recommends that a qualified geotechnical engineer or engineering technician verify the bearing soil suitability for each structure at the time of construction.

(2)See Structural Fill section of this report for suitable material types and compaction requirements.

Footings should be proportioned to meet either the stated soil bearing capacity or the 2006 IBC minimum requirements. Total settlement should be limited to approximately 1/2 inch. Objectionable soil types encountered at the bottom of footing excavations should be removed and replaced with structural fill. Excessively loose or soft areas that are encountered in the footing subgrade will require over-excavation and backfilling with structural fill. To minimize the effects of slight differential movement that may occur because of variations in character of supporting soils and seasonal moisture content, MTI recommends continuous footings be suitably reinforced to make them as rigid as possible. For frost protection, the bottom of external footings should be 30 inches below finished grade.

17

Floor Slab-on-Grade

Organic, loose, or obviously compressive materials must be removed prior to placement of concrete floors or floor-supporting fill. In addition, the remaining subgrade should be treated in accordance with guidelines presented in the Earthwork section. Areas of excessive yielding should be excavated and backfilled with structural fill. Fill used to increase the elevation of the floor slab should meet requirements detailed in the Structural Fill section. Fill materials must be compacted to a minimum 95 percent of maximum density as determined by ASTM D 1557.

A free-draining granular mat (drainage fill course) should be provided below slabs-on-grade. This should be a minimum of 4 inches in thickness and properly compacted. The mat should consist of a sand and gravel mixture, complying with Idaho Standards for Public Works Construction (ISPWC) specifications for 1/4-inch (Type 1) crushed aggregate. A moisture-retarder should be placed beneath floor slabs to minimize potential ground moisture effects on moisture-sensitive floor coverings. The moisture-retarder should be at least 15-mil in thickness and have a permeance of less than 0.3 US perms as determined by ASTM E 96. Placement of the moisture-retarder will require special consideration with regard to effects on the slab-on-grade. Use of a blotter sand over the moisture-retarder or placement of the moisture-retarder directly below the slab should be considered.. The granular mat should be compacted to no less than 95 percent of maximum density as determined by ASTM D 1557. Upon request, MTI can provide further consultation regarding installation

Recommended Pavement Sections

MTI has made assumptions for traffic loading variables based on the character of the proposed construction. The Client should review these assumptions to make sure they reflect intended use and loading of pavements both now and in the future. MTI collected a sample of near-surface soils for California Bearing Ratio (CBR) testing representative of soils to depths of 2 feet bgs. This sample, consisting of sandy silt collected from boring 6, yielded a CBR value of 5 with a swell of 2 percent. The following are minimum thickness requirements for assured pavement function. Depending on site conditions, additional work, e.g. soil preparation, may be required to support construction equipment. These have been listed within the Soft Subgrade Soils subsection. Results of the test are graphically depicted in the Appendix.

Flexible Pavement Sections

The AASHTO design method has been used to calculate the following pavement sections. Calculation sheets provided in the Appendix indicate the soils constant, traffic loading, traffic projections, and material constants used to calculate the pavement sections. MTI recommends that materials used in the construction of asphaltic concrete pavements meet requirements of the State of Idaho Transportation Department (ITD) Standard Specification for Highway Construction. Construction of the pavement section should be in accordance with these specifications and should adhere to guidelines recommended in the section on Construction Considerations.

18

AASHTO Flexible Pavement Specifications

*Pavement Section Component	Driveways and Parking No Truck Access	Driveways and Parking Truck Access
Asphaltic Concrete	2.5 Inches	3.0 Inches
Crushed Aggregate Base	4.0 Inches	4.0 Inches
Structural Subbase	6.0 Inches	12.0 Inches
Compacted Subgrade	12.0 Inches	12.0 Inches

*MTI recommends that a qualified geotechnical engineer or engineering technician verify subgrade competency at the time of construction.

Asphaltic Concrete:	Asphalt mix design shall meet the requirements of ITD Class III plant mix. Materials shall be placed in accordance with ITD Standard Specifications for Highway Construction.

Aggregate Base:	Material complying with ITD Standard Specifications for Highway Construction sections 303 and 703 for aggregates.

Structural Subbase:	Material should comply with the requirements detailed in the Structural Fill section of this report except that the maximum material diameter is no more than 2/3 the component thickness.

Rigid Pavement Sections

AASHTO pavement design method was used to develop the following rigid concrete pavement sections. Traffic loading and subgrade values indicated in the flexible pavement design were used in developing the rigid sections. This design method assumes the use of dowels at transverse joints. The outer six feet of the paved area should smoothly transition to a perimeter thickness twice that of the specified pavement thickness for pavements not greater than 8 inches thick. Native subgrade soils on the site are frost susceptible, and therefore, require joint sealers or under-drains. Shrinkage cracks should be controlled by joint spacing not more than 24 times the concrete thickness (in inches). Control joints must occur along lines where the concrete thickness changes abruptly and where marked changes in subgrade soil types occur.

Rigid Pavement Specifications

*Pavement Section Component	Heavy Duty Truck Access
Portland Cement Concrete	7.0 Inches
Crushed Aggregate Base	6.0 Inches
Structural Subbase	0.0 Inches
Compacted Subgrade	12.0 Inches

*MTI recommends that a qualified geotechnical engineer or engineering technician verify subgrade competency at the time of construction.

19

Portland Cement Concrete:	4,000 psi concrete with a modulus of rupture greater than 650 psi generally complying with ITD requirement for Urban Concrete.

Crushed Aggregate Base:	Material complying with ITD Standard Specifications for Highway Construction sections 303 and 703 for aggregates.

Structural Subbase:	Material complying with the requirements detailed in the Structural Fill section except that the maximum material diameter is no more than 2/3 the component thickness.

Common Pavement Section Construction Issues

The subgrade upon which above pavement sections are to be constructed must be properly stripped, compacted (if indicated), inspected, and proof-rolled. Proof rolling of subgrade soils should be accomplished using a heavy rubber-tired, fully loaded, tandem-axle dump truck or equivalent. Verification of subgrade competence by a qualified geotechnical engineer or engineering technician at the time of construction is recommended. Fill materials on the site must demonstrate the indicated compaction prior to placing material in support of the pavement section. MTI anticipates that pavement areas will be subjected to moderate traffic. MTI does not anticipate pumping material to become evident during compaction, but subgrade silts near and above optimum moisture contents may tend to pump. Pumping or soft areas must be removed and replaced with structural fill.

Fill material and aggregates as well as compacted native subgrade soils in support of the pavement section must be compacted to no less than 95 percent of the maximum dry density as determined by ASTM D 698 for flexible pavements and by ASTM D 1557 for rigid pavements. If a material placed as a pavement section component cannot be tested by usual compaction testing methods, then compaction of that material must be approved by observed proof rolling. Minor deflections from proof rolling for flexible pavements are allowable. Deflections from proof rolling of rigid pavement support courses should not be visually detectable.

MTI recommends that rigid concrete pavement be provided for heavy garbage receptacles. This will eliminate damage caused by the considerable loading transferred through the small steel wheels onto asphaltic concrete. Rigid concrete pavement should consist of Portland Cement Concrete Pavement (PCCP) generally adhering to ITD specifications for Urban Concrete. PCCP should be 6 inches thick on a 4-inch drainage fill course (see Floor Slab-on-Grade section), and should be reinforced with welded wire fabric. Control joints must be on 12-foot centers or less.

CONSTRUCTION CONSIDERATIONS

Recommendations in this report are based upon structural elements of the project being founded on competent native silty sand or poorly graded sand soils, or compacted structural fill. Structural areas should be stripped to an elevation that exposes these soil types. Based on boring data, the following approach is being recommended:

20

1.               The existing surface materials, consisting of sandy silt (ML) material, shall be stripped from below all structural elements, to a depth that exposes the underlying silty sand (SM) or poorly graded sand (SP). Excavation depths of 2 to 6 feet should be anticipated. The existing silts are relatively loose, in a dry condition, and are not suitable for support of the intended structures without modifications.

2.               After excavation, the exposed subgrade shall be compacted to at least 95% of the maximum dry density, as determined by ASTM D-1557.

3.               After subgrade compaction, fill material shall be placed in controlled, compacted lifts up to building pad elevation(s). Fill material shall consist of soil defined in the Structural Fill section of this report. The onsite silty sands (SM) are suitable for use as structural fill. However, it is recommended that the sandy silts (ML) not be used as fill below building elements because of the difficulty in controlling moisture and less desirable settlement characteristics. Sandy silt (ML) may be used below roadways and parking areas for fill up to the bottom of the pavement structural section(s).

4.               It is noted that fill depths of up to 20 feet are expected. Tight control of moisture contents and compaction will be critical to ensure an acceptable condition has been achieved. Information in the Soft Subgrade section of this report shall be implemented to address instabilities that may occur from over-saturation of the fill material or exposed subgrade. Native moisture contents are well below optimum and should not present any issues with regard to instability.

Earthwork

Excessively organic soils, deleterious materials, or disturbed soils generally undergo high volume changes when subjected to loads, which is detrimental to subgrade behavior in the area of pavements, floor slabs, structural fills, and foundations. Brush, and thick grasses with associated root systems were noted at the time of our investigation. It is recommended that organic or disturbed soils, if encountered, be removed to depths of 1 foot (minimum), and wasted or stockpiled for later use. Stripping depths should be adjusted in the field to assure that the entire root zone or disturbed zone or topsoil are removed prior to placement and compaction of structural fill materials. Exact removal depths should be determined during grading operations by a qualified geotechnical representative, and should be based upon subgrade soil type, composition, and firmness or soil stability. If underground storage tanks (USTs), underground utilities, wells, or septic systems are discovered during construction activities, they must be decommissioned then removed or abandoned in accordance with governing Federal, State, and local agencies. Excavations developed as the result of such removal must be backfilled with structural fill materials as defined in the Structural Fill section.

All utility lines shall be installed and backfilled in accordance with 2007 Idaho Standards for Public Works Construction (ISPWC) standards. All materials used must be in accordance with these standards.

MTI should oversee subgrade conditions (i.e., moisture content) as well as placement and compaction of new fill (if required) after native soils are excavated to design grade. Recommendations for structural fill presented in this report can be used to minimize volume changes and differential settlements that are detrimental to the behavior of footings, pavements, and floor slabs. Sufficient density tests should be performed to properly monitor compaction. For structural fill beneath building structures, one in-place density test per lift for every 5,000 square feet is recommended. In parking and driveway areas, this can be decreased to one test per lift for every 10,000 square feet.

21

Evaporation / Retention Pond

It is our understanding that a pond will be developed for collection of surface runoff. The pond is expected to dissipate water through evapotranspiration. Typical requirements for this type of pond is for a hydraulic conductivity (or permeability) of at least 1 x10-7 centimeters per second. Note that this value will need to be confirmed with regard to pond depth and regulatory requirements.

It is expected that blending of surface silts with bentonite (clay) will be required for the low-permeability pond soil liner. For planning purposes, a blend ratio of 7 to 15 percent bentonite, with the native silts, will be required to achieved the expected permeability. Specific laboratory testing of the silt and particular bentonite will be required to achieve the desired permeability. Once a bentonite source has been identified, MTI can perform this testing.

Dry Weather

If construction is to be conducted during dry seasonal conditions, many problems associated with soft or unstable soils may be avoided. Solutions to problems associated with soft subgrade soils are outlined in the Soft Subgrade Soils section. Problems may also arise because of lack of moisture in native and fill soils at time of placement. This will require the addition of water to achieve near-optimum moisture levels (2 to 4 percent of optimum). Low-cohesion soils exposed in excavations may become friable, increasing chances of sloughing or caving. Measures to control excessive dust should be considered as part of the overall health and safety management plan.

Wet Weather

If construction is to be conducted during wet seasonal conditions (commonly from mid-November through May), problems associated with soft soils must be considered as part of the construction plan. During this time of year, fine-grained soils such as silts and silty sands will become unstable with increased moisture content, and eventually deform or rut. Additionally, constant low temperatures reduce the possibility of drying soils to below optimum conditions.

Soft Subgrade Soils

The existing sandy silts (ML) and silty sands (SM) are relatively dry and will not be prone to instability from construction traffic, without the addition of moisture to levels near or above optimum. It is expected that these material types will be used to elevate the site as much as 20 feet, in some areas. To ensure stabililty of these fill materials, tight control of moisture levels will be required, as outlined in the Structural Fill section of this report.

Shallow silty subgrade soils that are high in moisture content should be expected to pump and rut under construction traffic. During periods of wet weather, construction may become very difficult if not impossible. The following recommendations and options have been employed for dealing with soft or unstable subgrade conditions:

22

•                  Wet or unstable materials must be excavated to firm, stable soils prior to placement of fill material. Excavated areas must be replaced with dryer materials, in accordance with the Structural Fill section of this report Proofing rolling with a loaded water truck or other rubber-tired equipment of comparable weight shall be used to identify soft or unstable conditions in the exposed surfaces.

•                  Track-mounted vehicles can be used to strip unstable subgrade of root matter and other deleterious debris. Heavy rubber-tired equipment should be prohibited from operating directly on the unstable subgrade and/or fills.

•                  Scarification and aeration of subgrade and/or fill soils can be employed to reduce the moisture content of wet subgrade soils. The exposed subgrade should be ripped or disked and allowed to air dry for 2 to 4 weeks. Further disking should be performed on a weekly basis to aid the aeration process.

Frozen Subgrade Soils

Prior to placement of structural fill materials or foundation elements, frozen subgrade soils must either be allowed to thaw or be stripped to depths that expose non-frozen soils and wasted or stockpiled for later use. Stockpiled materials must be allowed to thaw and return to near-optimal conditions prior to use as structural fill.

Structural Fill

Soils recommended for use as structural fill are those classified as GW, GP, SW, and SP in accordance with the Unified Soil Classification System (USCS) (ASTM D 2487). Use of silty soils (USCS designation of GM and SM) as structural fill may be acceptable. However, these materials require very high moisture contents for compaction and require a long time to dry out if natural moisture contents are too high. Therefore these materials can be quite difficult to work with as moisture content, lift thickness, and compactive effort becomes difficult to control.  If silty soil is used for structural fill, lift thicknesses should not exceed 6 inches (loose), and fill material moisture must be closely monitored at both the working elevation and the elevations of materials already placed. Moisture levels of 2 to 4 percent below optimum is recommended for compaction while maintaining stability. Prior to placement of each lift of fill material, stability of the previous lift must be maintained. Wet or unstable soils must be excavated and replaced with dryer materials. Following placement, silty soils must be protected from degradation resulting from construction traffic or subsequent construction. Use of sandy silt (ML) soils as fill below building structures is prohibited.

Recommended granular structural fill materials, those classified as GW, GP, SW, and SP, should consist of a 6-inch minus select, clean, granular soil with no more than 50 percent oversize (greater than %-inch) material and no more than 12 percent fines (passing No. 200 sieve). These fill materials should be placed in layers not to exceed 12 inches in loose thickness. Prior to placement of structural fill materials, surfaces must be prepared as outlined in the Construction Considerations section. Structural fill material should be moisture- conditioned to achieve optimum moisture content prior to compaction. For structural fill below footings, areas of compacted backfill must extend outside the perimeter of the footing for a distance equal to the thickness of fill between the bottom of foundation and underlying soils, or 5 feet, whichever is less.

23

Each layer of structural fill must be compacted a minimum of 95 percent of the maximum dry density as determined by ASTM D 1557 (for rigid structures) or D 698 (for flexible pavements). The ASTM D 1557 and D 698 test methods must be used for samples containing up to 40 percent oversize (greater than %-inch) particles. If material contains more than 40 percent but less than 50 percent oversize particles, compaction of fill must be confirmed by proof rolling each lift with a 10-ton vibratory roller (or equivalent) until the maximum density has been achieved. Density testing must be performed after each proof rolling pass until the in-place density test results indicate a drop (or no increase) in the dry density, defined as the maximum density or “break over” point. The number of required passes should be used as the requirement on the remainder of fill placement. Material should contain sufficient fines to fill void spaces, and must not contain more than 50 percent oversize particles.

Backfill

Backfill materials must conform to the requirements of structural fill except that the maximum material size should be 4 inches. In no case should material greater than 2 inches in diameter bear directly on structural elements. Placing oversized material against rigid surfaces interferes with proper compaction. Backfill should be compacted in accordance with the specifications for structural fill, except in those areas where it is determined that future settlement is not a concern, such as planter areas. In nonstructural areas, backfill must be compacted to a firm and unyielding condition.

Excavations

Shallow excavations that do not exceed 4 feet in depth may be constructed with side slopes approaching vertical. Below this depth, it is recommended that slopes be constructed in accordance with Occupational Safety and Health Administration (OSHA) regulations, section 1926, subpart P. Based on these regulations, on-site soils are classified as type “C” soil, and as such, excavations within these soils should be constructed at a maximum slope of 11/4. foot horizontal to 1 foot vertical (1’/2H:1 V) for excavations up to 20 feet in height. Excavations in excess of 20 feet will require additional analysis. Note that these slope angles are considered stable for short-term conditions only, and will not be stable for long-term conditions.

For deep excavations, native granular sediments cannot be expected to remain in position. These materials are prone to failure and may collapse, thereby, undermining upper soils layers. This is especially true when excavations approach depths near the water table. Care must be taken to ensure that excavations are properly backfilled in accordance with procedures outlined in this report.

Groundwater Control

Groundwater was not encountered during the investigation and is anticipated to be below the depth of most construction. However, special precautions may be required for control of surface runoff and subsurface seepage. It is recommended that runoff be directed away from open excavations. Silty soils may become soft and pump if subjected to excessive traffic during time of surface runoff. Ponded water in construction areas should be drained through methods such as trenching, sloping, crowning grades, nightly smooth drum rolling, or installing a French drain system. Additionally, temporary or permanent driveway sections should be constructed if extended wet weather is forecasted.

24

GENERAL COMMENTS

When plans and specifications are complete, or if significant changes are made in the character or location of the proposed development, consultation with MTI should be arranged as supplementary recommendations may be required. It is recommended that suitability of subgrade soils and compaction of structural fill materials be verified prior to placement of structural elements. Additionally, monitoring and testing should be performed to verify that suitable materials are used for structural fill and that proper placement and compaction techniques are utilized.

25

REFERENCES

American Society for Testing and Materials (ASTM) (1999). Standard Test Method for Materials Finer than 75-]im (No. 200) Sieve in Mineral Aggregates by Washing: ASTM C 117 — 95. West Conshohocken, PA: ASTM.

American Society for Testing and Materials (ASTM) (1999). Standard Test Method for Sieve Analysis of Fine and Coarse Aggregates: ASTM C 136 — 96a. West Conshohocken, PA: ASTM.

American Society for Testing and Materials (ASTM) (2000). Standard Test Methods for Laboratory Compaction Characteristics of Soil Using Standard Effort D698-00ael. West Conshohocken, PA: ASTM.

American Society for Testing and Materials (ASTM) (2002). Standard Test Methods for Laboratory Compaction Characteristics of Soil Using Modified Effort D1557-02e1. West Conshohocken, PA: ASTM.

American Society for Testing and Materials (ASTM) (1999). Standard Test Methods for California Bearing Ratio, ASTM D 1883 — 86. West Conshohocken, PA: ASTM.

American Society for Testing and Materials (ASTM) (2006). Standard Practice for Classification of Soils for Engineering Purposes (Unified Soil Classification System) D2487-06. West Conshohocken, PA: ASTM.

American Society for Testing and Materials (ASTM) (1999). Standard Test Methods for Liquid Limit, Plastic Limit, and Plasticity Index of Soils: ASTM D 4318 — 86. West Conshohocken, PA: ASTM.

American Society of State Highway and Transportation Officials (AASHTO) (1993). AASHTO Guide for Design of Payment Structures 1993. Washington, D. C.: AASHTO.

Desert Research Institute. Western Regional Climate Center. [Online] Available: <http://www.wrcc.dri.edu/> (2008).

International Building Code Council (2006). International Building Code, 2006. Country Club Hills, IL: Author.

Local Highway Technical Assistance Council (LHTAC) (2005). Idaho Standards for Public Works Construction, 2005. Boise, ID: Author.

Othberg, K. L. and Stanford, L. A., Idaho Geologic Society (1992). Geologic Map of the Boise Valley and Adjoining Area, Western Snake River Plan, Idaho. (scale 1:100,000). Boise, Idaho: Joslyn and Morris.

State of Idaho, Department of Health and Welfare, Division of Environmental Quality. (April 2000). Technical Guidance Manual For Individual and Subsurface Sewage Disposal Systems. Boise, Idaho: Author.

U. S. Department of Agriculture, Natural Resource Conservation Service. Web Soil Survey. [Online] Available: <http://websoilsurvey.nrcs.usda.gov/app/> (2008).

U. S. Department of Commerce, National Oceanic and Atmospheric Administration and Desert Research Institute. Western Regional Climate Center. [Online] Available: <http://www.wrcc.dri.edu/> (2008).

U. S. Dept. of Labor, Occupational Safety and Health Administration. “CFR 29, Part 1926, subpart P: Safety and Health Regulations for Construction, Excavations. (1986)”. [Online] Available: < www.osha.gov> (2008).

U. S. Geological Survey. (2006). National Water Information System: Web Interface. [Online] Available: <http://waterdata.usgs.gov/nwis> (2008).

26

APPENDICES

ACRONYM LIST

AASHTO:	American Association of State Highway and Transportation Officials
ACCP:	Asphalt Cement Concrete Pavement
ACHD:	Ada County Highway District
ASTM:	American Society for Testing and Materials
AU:	Auger sample
bgs:	below ground surface
CB:	Carbide bit
CBR:	California Bearing Ratio
D:	natural dry unit weight, pcf
DB:	diamond bit
DM:	Dames & Moore sampling tube
GS:	grab sample
IBC:	International Building Code
ISPWC:	Idaho Standards for Public Works Construction
ITD:	Idaho Transportation Department
LL:	Liquid Limit
M:	water content
MSL:	mean sea level
N:	Standard “N” penetration: blows per foot, Standard Penetration Test
NP:	nonplastic
PCCP:	Portland Cement Concrete Pavement
PERM:	vapor permeability
PI:	Plasticity Index
PID:	photoionization detector
PVC:	polyvinyl chloride
Qc:	cone penetrometer value, unconfined compressive strength, psi
Qp:	Penetrometer value, unconfined compressive strength, tsf
Qu:	Unconfined compressive strength, tsf
SPT:	Standard Penetration Test (140:pound hammer falling 30 in. on a 2:in. split spoon)
SS:	split spoon (13/8:in. inside diameter, 2:in. outside diameter, except where noted)
ST:	shelby tube (3:in. outside diameter, except where noted)
USCS:	Unified Soil Classification System
USDA:	United States Department of Agriculture
UST:	underground storage tank
V:	vane value, ultimate shearing strength, tsf
WT:	apparent groundwater level

27

GEOTECHNICAL GENERAL NOTES

RELATIVE DENSITY AND CONSISTENCY CLASSIFICATION

Coarse-Grained Soils	SPT Blow Counts (N)	Fine-Grained Soils	SPT Blow Counts (N)
Very Loose:	< 4	Very Soft:	< 2
Loose:	4-10	Soft:	2-4
Medium Dense:	10-30	Medium Stiff:	4-8
Dense:	30-50	Stiff:	8-15
Very Dense:	>50	Very Stiff:	15-30
		Hard:	>30

Moisture Content

Description	Field Test
Dry	Absence of moisture, dusty, dry to touch
Moist	Damp but not visible moisture
Wet	Visible free water, usually soil is below water table

Cementation

Description	Field Test
Weakly	Crumbles or breaks with handling or slight finger pressure
Moderately	Crumbles or beaks with considerable finger pressure
Strongly	Will not crumble or break with finger pressure

PARTICLE SIZE

Boulders:	>12 in.
Cobbles:	12 to 3 in.
Gravel:	3 in. to 5 mm
Coarse-Grained Sand:	5 to 0.6 mm
Medium-Grained Sand:	0.6 to 0.2 mm
Fine-Grained Sand:	0.2 to 0.075 mm
Silts:	0.075 to 0.005 mm
Clays:	<0.005 mm

UNIFIED SOIL CLASSIFICATION SYSTEM

Major Divisions		Symbol	Soil Descriptions
Coarse-Grained Soils <50% passes No.200 sieve	Gravel & Gravelly Soils <50% coarse fraction passes No.4 sieve	GW	Well-graded gravels; gravel/sand mixtures with little or no fines
		GP	Poorly-graded gravels; gravel/sand mixtures with little or no fines
		GM	Silty gravels; poorly-graded gravel/sand/silt mixtures
		GC	Clayey gravels; poorly-graded gravel/sand/clay mixtures
	Sand & Sandy Soils >50% coarse fraction passes No.4 sieve	SW	Well-graded sands; gravelly sands with little or no fines
		SP	Poorly-graded sands; gravelly sands with little or no fines
		SM	Silty sands; poorly-graded sand/gravel/silt mixtures
		SC	Clayey sands; poorly-graded sand/gravel/clay mixtures

Fine Grained Soils >50% passes No.200 sieve	Silts & Clays LL < 50	ML	Inorganic silts; sandy, gravelly or clayey silts
		CL	Lean clays; inorganic, gravelly, sandy, or silty, low to medium-plasticity clays
		OL	Organic, low-plasticity clays and silts
	Silts & Clays LL > 50	MH	Inorganic, elastic silts; sandy, gravelly or clayey elastic silts
		CH	Fat clays; high-plasticity, inorganic clays
		OH	Organic, medium to high-plasticity clays and silts

Highly Organic Soils		PT	Peat, humus, hydric soils with high organic content

28

MATERIALS TESTING & INSPECTION

FIELD BOREHOLE LOG

BOREHOLE NO.: **B-1**

TOTAL DEPTH: **41.5'**

PROJECT INFORMATION		DRILLING INFORMATION	
PROJECT:	Idaho Power Cogeneration Plant	DRILLING CO.:	Jones Drilling
LOCATION:	Interstate 84 Exit 9	METHOD OF DRILLING:	6" hollow stem auger
JOB NO.:	B80971g	SAMPLING METHODS:	Split Spoon
LOGGED BY:	Liz Brown, E.I.T.	DATES DRILLED:	14 August 2008

DEPTH	SOIL DESCRIPTION	BLOWS
0	SANDY SILT (ML): Light brown, dry, stiff to very stiff, with fine grained sand. Organic material in the upper 3 inches.	1/3/6
		7/9/12
5	POORLY-GRADED SAND (SP): Light brown to white, dry, medium dense to dense, with fine grained sand and seams of fine gravel.	7/12/23
		7/14/19
10		11/19/23
15		11/23/26
20		15/30/42
25	SILTY SAND (SM): Light brown, dry, dense to very dense, with fine grained sand.	11/18/23
30	POORLY-GRADED SAND (SP): Light brown to white, dry, medium dense to dense, with fine grained sand and seams of fine gravel. Silt content noted from 40 to 41.5 feet bgs.	15/40/50
35		15/26/33
40		14/14/23

BLOWS PER FOOT (N)

0
30
60

MATERIALS TESTING & INSPECTION FIELD BOREHOLE LOG BOREHOLE NO.: B-I TOTAL DEPTH: 41.5' PROJECT INFORMATION DRILLING INFORMATION PROJECT: Idaho Power Cogeneration Plant LOCATION: Interstate 84 Exit 9 JOB NO.: B80971g LOGGED BY: Liz Brown, E.I.T. DRILLING CO.: Jones Drilling METHOD OF DRILLING: 6" hollow stem auger SAMPLING METHODS: Split Spoon DATES DRILLED: 14 August 2008 Water level during drilling Standard Split Spoon California Split Spoon DEPTH SOIL TYPE SAMPLE SOIL DESCRIPTION BLOWS BLOWS PER FOOT (N) SANDY SILT (ML): Light brown, dry, stiff to very stiff, with fine grained sand. Organic material in the upper 3 inches. POORLY-GRADED SAND (SP): Light brown to white, dry, medium dense to dense, with fine grained sand and seams of fine gravel. SILTY SAND (SM): Light brown, dry, dense to very dense, with fine grained sand. POORLY-GRADED SAND (SP): Light brown to white, dry, medium dense to dense, with fine grained sand and seams of fine gravel. Silt content noted from 40 to 41.5 feet bgs. 2791 S. Victory View Way Boise, ID 83709 (208) 376-4748 Fax (208) 322-6515 E-Mail mti@mti-id.com www.mti-id.com 1/3/6 7/9/12 7/12/23 7/14/19 11/19/23 11/23/26 15/30/42 11/18/23 15/40/50 15/26/33 14/14/23 SILTY SAND (SM): Brown, dry, dense to very dense, with fine grained sand, Weak calcium carbonate cementation from 15 to 16.5 feet bgs.

MATERIALS TESTING & INSPECTION

FIELD BOREHOLE LOG

BOREHOLE NO.: **B-2**

TOTAL DEPTH: **41.5'**

PROJECT INFORMATION		DRILLING INFORMATION	
PROJECT:	Idaho Power Cogeneration Plant	DRILLING CO.:	Jones Drilling
LOCATION:	Interstate 84 Exit 9	METHOD OF DRILLING:	6" hollow stem auger
JOB NO.:	B80971g	SAMPLING METHODS:	Split Spoon
LOGGED BY:	Liz Brown, E.I.T.	DATES DRILLED:	14 August 2008

DEPTH	SOIL DESCRIPTION	BLOWS
0	SANDY SILT (ML): Light brown, dry, stiff to hard, with fine grained sand. Intermittent weak calcium carbonate cementation from 2.5 to 9.5 feet bgs.	3/6/7
		10/14/21
5	SILTY SAND (SM): Brown, dry, dense to very dense, with fine grained sand. Weak calcium carbonate cementation from 15 to 16.5 feet bgs.	12/14/21
		11/12/21
10		18/33/32
15		12/16/17
	POORLY-GRADED SAND (SP): Light brown to white, dry, dense, with fine grained sand.	
20	SILTY SAND (SM): Light brown, dry, dense, with fine grained sand.	15/15/21
25		10/13/21
30		5/13/19
	POORLY-GRADED SAND (SP): Light brown to white, dry, dense to very dense, with fine grained sand. Silt seams from 25 to 26.5 feet bgs.	
35		15/19/29
40		12/19/33

BLOWS PER FOOT (N)

0
30
60

MATERIALS TESTING & INSPECTION FIELD BOREHOLE LOG BOREHOLE NO.: B-2 TOTAL DEPTH: 41.5' PROJECT INFORMATION PROJECT: Idaho Power Cogeneration Plant LOCATION: Interstate 84 Exit 9 JOB NO.: B80971g LOGGED BY: Liz Brown, E.I.T. DRILLING INFORMATION DRILLING CO.: Jones Drilling METHOD OF DRILLING: 6" hollow stem auger SAMPLING METHODS: Split Spoon DATES DRILLED: 14 August 2008 Water level during drilling Standard Split Spoon California Split Spoon DEPTH SOIL DESCRIPTION SOIL TYPE SAMPLE BLOWS BLOWS PER FOOT (N) SANDY SILT (ML): Light brown, dry, stiff to hard, with fine grained sand. Intermittent weak calcium carbonate cementation from 2.5 to 9.5 feet bgs. POORLY-GRADED SAND (SP): Light brown to white, dry, dense, with fine grained sand. SILTY SAND (SM): Light brown, dry, dense, with fine grained sand. POORLY-GRADED SAND (SP): Light brown to white, dry, dense to very dense, with fine grained sand. Silt seams from 25 to 26.5 feet bgs. 3/6/7 10/14/21 12/14/21 11/12/21 18/33/32 12/16/17 15/15/21 10/13/21 5/13/19 15/19/29 12/19/33 0 5 10 15 20 25 30 35 40 0 0 0 0 0 0 0 0 30 30 30 30 30 30 30 30 60 60 60 60 60 60 60 60 2791 S. Victory View Way Boise, ID 83709 (208) 376-4748 Fax (208) 322-6515 E-Mail mti@mti-id.com www.mti-id.com

MATERIALS TESTING & INSPECTION

FIELD BOREHOLE LOG

BOREHOLE NO.: **B-3**

TOTAL DEPTH: **41.5'**

PROJECT INFORMATION		DRILLING INFORMATION	
PROJECT:	Idaho Power Cogeneration Plant	DRILLING CO.:	Jones Drilling
LOCATION:	Interstate 84 Exit 9	METHOD OF DRILLING:	6" hollow stem auger
JOB NO.:	B80971g	SAMPLING METHODS:	Split Spoon
LOGGED BY:	Liz Brown, E.I.T.	DATES DRILLED:	15 August 2008

DEPTH	SOIL DESCRIPTION
0–2	SANDY SILT (ML): Light brown, dry, stiff, with fine grained sand. Organic material in the upper 6 inches.
2–7	POORLY-GRADED SAND (SP): Light brown, dry, medium dense, with fine to medium grained sand. Silt content noted throughout.
7–11.5	SILTY SAND (SM): Light brown, dry, medium dense to dense, intermittent weak calcium carbonate cementation, with fine grained sand.
11.5–14	POORLY-GRADED SAND (SP): Light brown, dry, medium dense, with fine to medium grained sand.
14–26	SILTY SAND (SM): Light brown, slightly moist, medium dense to very dense, with fine grained sand.
26–31	POORLY-GRADED SAND (SP): White, dry, medium dense to dense, with fine grained sand.
31–36	SANDY SILT (ML): Light brown, slightly moist, hard, with fine grained sand.
36–39	POORLY-GRADED SAND (SP): White, dry, dense, with fine grained sand.
39–41.5	SANDY SILT (ML): Light brown, slightly moist, hard, with fine grained sand.

SAMPLE DEPTH	BLOWS
0	2/4/5
2.5	2/3/10
5	6/15/21
7.5	7/13/14
10	3/11/16
15	5/11/17
20	9/18/28
25	15/27/34
30	11/21/19
35	8/12/22
40	5/9/13

BLOWS PER FOOT (N)

0
30
60

FIELD BOREHOLE LOG BOREHOLE NO.: B-3 TOTAL DEPTH: 41.5' PROJECT INFORMATION DRILLING INFORMATION PROJECT: Idaho Power Cogeneration Plant LOCATION: Interstate 84 Exit 9 JOB NO.: B80971g LOGGED BY: Liz Brown. E.I.T. DRILLING CO.: Jones Drilling METHOD OF DRILLING: 6" hollow stern auger SAMPLING METHODS: Split Spoon DATES DRILLED: 15 August 2008 Water level during drilling Standard Split Spoon California Split Spoon DEPTH SOIL TYPE SAMPLE SOIL DESCRIPTION BLOWS BLOWS PER FOOT (N) 0 5 15 20 2530 35 40 SANDY SILT (ML): Light brown, dry, stiff, with fine grained sand. Organic material in the upper 6 inches. 2/4/5 2/3/10 6/15/21 POORLYGRADED SAND (SP): Light brown, dry, medium dense, with fine to medium grained sand. Silt content noted throughout. 7/13/14 3/11/16 SILTY SAND (SM): Light brown, dry, medium dense to dense, intermittent weak calcium carbonate cementation, with fine grained sand. POORLYGRADED SAND (SP): Light brown, dry, medium dense, with fine to medium grained sand. 5/11/17 9/18/28 15/27/34 11/21/19 8/12/22 5/9/13 SILTY SAND (SM): Light brown, slightly moist, medium dense to very dense, with fine grained sand. POORLYGRADED SAND (SP): White, dry, medium dense to dense, with fine grained sand. SANDY SILT (ML): Light brown, slightly moist, hard, with fine grained sand. POORLYGRADED SAND (SP): White, dry, dense, with fine grained sand. SANDY SILT (ML): Light brown, slightly moist, hard, with fine drained sand 2791 S. Victory View Way Boise, ID 83709 (208) 376-4748 Fax (208) 322-6515 EMail mti@mti-id.com www.mti-id.com

MATERIALS TESTING & INSPECTION

FIELD BOREHOLE LOG

BOREHOLE NO.: **B-4**
TOTAL DEPTH: **41.5'**

PROJECT INFORMATION		DRILLING INFORMATION	
PROJECT:	Idaho Power Cogeneration Plant	DRILLING CO.:	Jones Drilling
LOCATION:	Interstate 84 Exit 9	METHOD OF DRILLING:	6" hollow stem auger
JOB NO.:	B80971g	SAMPLING METHODS:	Split Spoon
LOGGED BY:	Liz Brown, E.I.T.	DATES DRILLED:	15 August 2008

DEPTH	SOIL TYPE	SAMPLE	SOIL DESCRIPTION	BLOWS	BLOWS PER FOOT (N)
0		Standard Split Spoon	SANDY SILT (ML): Light brown, dry, medium stiff to hard, intermittent weak calcium carbonate cementation from 5 to 7 feet bgs, with fine grained sand. Organic material in the upper 6 inches.	2/3/4	
		Standard Split Spoon		4/5/9	
5		Standard Split Spoon		6/13/19	
		Standard Split Spoon	SILTY SAND (SM): Brown, dry, dense to very dense, intermittent weak calcium carbonate cementation, with fine grained sand.	10/14/18	
10		Standard Split Spoon		16/25/47	
15		Standard Split Spoon		9/12/19	
20		Standard Split Spoon	POORLY-GRADED SAND (SP): Light brown to white, dry, dense to very dense, with fine to medium grained sand.	12/20/25	
25		Standard Split Spoon		10/17/21	
30		Standard Split Spoon		9/19/25	
35		Standard Split Spoon		7/20/34	
40		Standard Split Spoon		17/23/26	

0
30
60

MATERIALS TESTING & INSPECTION FIELD BOREHOLE LOG BOREHOLE NO.: B-4 TOTAL DEPTH: 41.5' PROJECT INFORMATION DRILLING INFORMATION PROJECT: Idaho Power Cogeneration Plant LOCATION: Interstate 84 Exit 9 JOB NO.: B8097Ig LOGGED BY: Liz Brown, E.I.T. DRILLING CO.: Jones Drilling METHOD OF DRILLING: 6" hollow stem auger SAMPLING METHODS: Split Spoon DATES DRILLED: 15 August 2008 Water level during drilling Standard Split Spoon California Split Spoon DEPTH BLOWS SAMPLE SOIL TYPE BLOWS PER FOOT (N) SOIL DESCRIPTION 0 5 15 20 25 30 35 40 SANDY SILT (ML): Light brown, dry, medium stiff to hard, intermittent weak calcium carbonate cementation from 5 to 7 feet bgs, with fine grained sand. Organic material in the upper 6 inches. SILTY SAND (SM): Brown, dry, dense to very dense, intermittent weak calcium carbonate cementation, with fine grained sand. 2/3/4 4/5/9 6/13/19 10/14/18 16/25/47 9/12/19 POORLY-GRADED SAND (SP): Light brown to white, dry, dense to very dense, with fine to medium grained sand. 12/20/25 10/17/21 9/19/25 7/20/34 17/23/26 0 0 0 0 0 0 0 0 30 30 30 30 30 30 30 30 60 60 60 60 60 60 60 60 2791 S. Victory View Way Boise, ID 83709 (208) 376-4748 Fax (208) 322-6515 E-Mail mti@mti-id.com www.mti-id.com

MATERIALS TESTING & INSPECTION FIELD BOREHOLE LOG BOREHOLE NO.: B-5 TOTAL DEPTH: 41.5' PROJECT INFORMATION DRILLING INFORMATION PROJECT: Idaho Power Cogeneration Plant LOCATION: Interstate 84 Exit 9 JOB NO.: B80971g LOGGED BY: Esther Miramontes, E.I.T. DRILLING CO.: Jones Drilling METHOD OF DRILLING: 6" hollow stem auger SAMPLING METHODS: Split Spoon DATES DRILLED: 19 August 2008 Water level during drilling Standard Split Spoon California Split Spoon DEPTH SOIL TYPE SAMPLE SOIL DESCRIPTION BLOWS 0 5 10 15 20 25 30 35 40 SANDY SILT (ML): Light brown, dry, medium stiff to very stiff, intermittent weak calcium carbonate cementation, with fine grained sand. 2/1/3 3/5/7 10/16/19 9/13/19 8/11/14 10/25/30 5/10/14 5/12/36 23/28/28 6/10/14 5/10/19 BLOWS PER FOOT (N) SILTY SAND (SM): Brown, dry to slightly moist, medium dense to dense, intermittent weak induration, with fine grained sand. POORLY-GRADED SAND (SP): Orange brown, dry to slightly moist, medium dense to very dense, with fine grained sand to 15.5 feet bgs and fine to medium grained sand from 15.5 to 18 feet bgs. SANDY SILT (ML): Light brown, slightly moist, very stiff, with fine grained sand. POORLY-GRADED SAND (SP): Light brown to brown, dry to slightly moist, medium dense to dense, with fine to medium grained sand. Silt seams noted throughout. SANDY SILT (ML): Light brown to brown, slightly moist, very stiff, with very fine to fine grained sand. Intermittent poorly graded sand lenses. 2791 S. Victory View Way Boise, ID 83709 (208) 376-4748 Fax (208) 322-6515 E-Mail mti@mti-id.com www.mti-id.com 0 0 0 0 0 0 0 0 30 30 30 30 30 30 30 30 60 60 60 60 60 60 60 60

MATERIALS TESTING & INSPECTION PROJECT INFORMATION FIELD BOREHOLE LOG BOREHOLE NO.: B-6 TOTAL DEPTH: 61.5’ DRILLING INFORMATION DRILLING CO.: Jones Drilling METHOD OF DRILLING: 6" hollow stem auger SAMPLING METHODS: Split Spoon DATES DRILLED: 18 August 2008 PROJECT: Idaho Power Cogeneration Plant LOCATION: Interstate 84 Exit 9 JOB NO.: B80971g LOGGED BY: Colin Basye, P.E. Water level during drilling Standard Split Spoon California Split Spoon DEPTH SOIL TYPE SAMPLE SOIL DESCRIPTION BLOWS BLOWS PER FOOT (N) SANDY SILT (ML): Light brown, dry, stiff to very stiff, with fine grained sand. Silty sand lenses noted throughout. SILTY SAND (SM): Light brown, slightly moist, very dense, moderate calcium carbonate cementation, with fine to coarse grained sand. POORLY-GRADED SAND (SP): Light brown, slightly moist, dense, with medium to coarse grained sand. SANDY SILT (ML): Light brown, slightly moist, very stiff to hard, with very fine grained sand. Sandy silt lenses noted throughout. SILTY SAND (SM): Light brown, slightly moist, medium dense, with fine grained sand. POORLY-GRADED SAND (SP): White, slightly moist, very dense, with fine to medium grained sand. SILTY SAND (SM): Light brown, slightly moist, medium dense to dense, with fine to medium grained sand. Lenses of coarse grained sand. POORLY-GRADED SAND (SP): Light brown to orange, slightly moist, very dense, with fine to medium grained sand. 2/5/7 7/12/14 5/6/9 10/17/36 10/15/16 5/10/18 10/13/17 2/10/10 5/12/15 5/13/16 11/22/29 6/10/18 12/17/28 6/12/19 17/23/32 2791 S. Victory View Way Boise, ID 83709 (208) 376-4748 Fax (208) 322-6515 E-Mail mti@mti-id.com www.mti-id.com 0 5 10 15 20 25 30 35 40 45 50 55 60 0 0 0 0 0 0 0 0 0 0 0 0 30 30 30 30 30 30 30 30 30 30 30 30 60 60 60 60 60 60 60 60 60 60 60 60

CyMATERIALS TESTING

& INSPECTION

☐ Environmental	☐ Geotechnical Engineering	☐ Construction Materials Testing
☐ Special Inspections

LABORATORY TEST DATA

Lab Test ID	Sample Location	M	LL	PI	Sieve Analysis

-		%	-	-	#4	#10	#40	#100	#200
A	B-2 5.0-6.5’	12.4	NP	NP	100	99	78	60	48.9
B	B-5 35-36.5’	26.6	41	15	100	100	95	86	68.1

AASHTO PAVEMENT THICKNESS DESIGN PROCEDURES

Pavement Section Design Location: Idaho Power CCCT Plant, No Truck Access

Average Daily Traffic Count:	200	All Lanes & Both Directions
Design Life:	20	Years
Percent of Traffic in Design Lane:	100%
Terminal Seviceability Index (Pt):	2.5
Level of Reliability:	95
Subgrade CBR Value:	5
			Subgrade Mr:		7,500

Calculation of Design-18 kip ESALs

	Daily	Growth		Load	Design
	Traffic	Rate		Factors	ESALs

Passenger Cars:	85	2.0%		0.0008	603
Buses:	0	2.0%		0.6806	0
Panel & Pickup Trucks:	14	2.0%		0.0122	1,515
2-Axle, 6-Tire Trucks:	0	2.0%		0.1890	0
Emergency Vehicle:	1.0	2.0%		4.4800	39,731
Dump Trucks:	0	2.0%		3.6300	0
Tractor Semi Trailer Trucks:	0	2.0%		2.3719	0
Double Trailer Trucks	0	2.0%		2.3187	0
Heavy Tractor Trailer Combo Trucks:	0	2.0%		2.9760	0
Average Daily Traffic in Design Lane:	100

Total Design Life 18-kip ESALs:	41,849

Actual Log (ESALs):	4.622

Trial SN:	2.19

Trial Log (ESALs):	4.630	This number must be equal to or greater than the Actual Log.

Pavement Section Design SN:	2.21	This number must be equal to or greater than the Trial SN.

	Design
	Depth	Structural	Drainage
	Inches	Coefficient	Coefficient
Asphaltic Concrete:	2.50	0.42	n/a
Asphalt-Treated Base:	0.00	0.25	n/a
Cement-Treated Base:	0.00	0.17	n/a
Crushed Aggregate Base:	4.00	0.14	1.0
Pit Run Aggregate Subgrade:	6.00	0.10	1.0
Special Aggregate Subgrade:	0.00	0.09	0.9

AASHTO PAVEMENT THICKNESS DESIGN PROCEDURES

Pavement Section Design Location: Idaho Power CCCT Plant, Truck Access

Average Daily Traffic Count:	200	All Lanes & Both Directions
Design Life:	20	Years
Percent of Traffic in Design Lane:	100%
Terminal Seviceability Index (Pt):	2.5
Level of Reliability:	95
Subgrade CBR Value:	5
		Subgrade Mr:	7,500

Calculation of Design-18 kip ESALs

	Daily	Growth	Load	Design
	Traffic	Rate	Factors	ESALs

Passenger Cars:	63	2.0%	0.0008	447
Buses:	2	2.0%	0.6806	12,072
Panel & Pickup Trucks:	15	2.0%	0.0122	1,623
2-Axle, 6-Tire Trucks:	10	2.0%	0.1890	16,762
Emergency Vehicle:	1.0	2.0%	4.4800	39,731
Dump Trucks:	1	2.0%	3.6300	32,193
Tractor Semi Trailer Trucks:	6	2.0%	2.3719	126,212
Double Trailer Trucks	2	2.0%	2.3187	41,127
Heavy Tractor Trailer Combo Trucks:	0	2.0%	2.9760	0
Average Daily Traffic in Design Lane:	100

Total Design Life 18-kip ESALs:	270,166

Actual Log (ESALs):	5.432

Trial SN:	2.98

Trial Log (ESALs):	5.433	This number must be equal to or greater than the Actual Log.

Pavement Section Design SN:	3.02	This number must be equal to or greater than the Trial SN.

	Design
	Depth	Structural	Drainage
	Inches	Coefficient	Coefficient
Asphaltic Concrete:	3.00	0.42	n/a
Asphalt-Treated Base:	0.00	0.25	n/a
Cement-Treated Base:	0.00	0.17	n/a
Crushed Aggregate Base:	4.00	0.14	1.0
Pit Run Aggregate Subgrade:	12.00	0.10	1.0
Special Aggregate Subgrade:	0.00	0.09	0.9

AASHTO RIGID PAVEMENT THICKNESS DESIGN PROCEDURES

Pavement Section Design Location: Idaho Power CCCT Plant

Average Daily Traffic Count:	200	All Lanes & Both Directions
Design Life:	20	Years
% of Traffic in Design Lane:	100%
Terminal Seviceability Index, Pt:	2
Level of Reliability, R:	95	R-Value:		11
Subgrade CBR Value:	5	Subgrade Mr:		7,500
Native Modulus of Subgrade Reaction, K:	125
Effective Modulus of Subgrade Reaction, K:	160
Concrete Elastic Modulus, Ec:	4200000
Modulus of Rupture, S’c:	650
Load Transfer Coefficient, J:	4.2
Drainage Coefficient, Cd:	1
Standard Deviation, So:	0.34
Design Serviceability Loss, Delta PSI:	2.5

Calculation of Design 18 kip ESALs

	Daily	Growth	Load	Design
	Traffic	Rate	Factors	ESAL’s

Passenger Cars:	632.0%		0.0008	447
Buses:	22.0%		0.6806	12,072
Panel & Pickup Trucks:	152.0%		0.0122	1,623
2 Axle, 6 Tire Trucks:	102.0%		0.1890	16,762
Emergency Vehicle:	12.0%		4.4800	39,731
Dump Trucks:	12.0%		3.6300	32,193
Tractor Semi Trailer Trucks:	62.0%		2.3719	126,212
Double Trailer Trucks	22.0%		2.3187	41,127
Heavy Tractor Trailer Combo Trucks:	02.0%		2.9760	0
Average Daily Traffic in Design Lane:	100

Total Design Life 18 kip ESAL’s:	270,166

Actual Log (ESAL’s):	5.432

Trial Pavement Design Thickness, inches:	7.00

Trial Log (ESAL’s):	5.608	This must be equal to or greater than the Actual Log (ESAL’s)

Pavement Design Thickness, Inches:	7.0
Road Mix Section Thickness, Inches:	6.0

CBR LABORATORY TEST DATA

Source and Description:	B-6, 0.0’-1.5’ - Sandy Silt
Date Obtained:	August 20, 2008
Sample ID:	506g
Soak Period & Swell:	96 Hours and 2.0%
Sampling and Preparation:	ASTM D75:	X	AASHTO T2:
	ASTM D42I :	X	AASHTO T87:
Test Standard:	ASTM D1883:	X	AASHTO T193:
Sample Compaction:	ASTM D 698:	X	AASHTO T 99:	Method
	ASTM D 1557:		AASHTO T 180:	A
Sample Condition:	Soaked:	X	Unsoaked:

Sample #1

Dial Reading	#1 Load	Depth Inches	#1 psi	CBR Value

0	0	0.000	0
8	87	0.025	29
11	116	0.050	39
13	135	0.075	45
15	154	0.100	51	5
17	173	0.125	58
18	182	0.150	61
20	201	0.175	67
21	210	0.200	70	5
25	248	0.300	83	4
28	277	0.400	92	4
32	315	0.500	105	4

Sample #:	1	2	3
CBR Value:	5	0	0
After SoakDry Density:	92.1	0	0
% Compaction:	93.8%	0.0%	0.0%
Corrected CBR Value:	5		0

Before Soak Maximum Dry Density:	98.2
Moisture Content Before Compaction:	19.8
Moisture Content After Compaction:	19.8
Moisture Content Top 1 Inch:	32.1
% Passing 3/4”:	100
Surcharge Amount (lb):	10.0

Topographic Map

Site Location
N

MAP NOTES:
- New Plymouth, Idaho
  43116-H7-TF-024
  1965; Photo Inspected 1975
  20 Foot Contour Intervals
  T7N, R4W, & Section 33

LEGEND

Site Boundary

Modified from USGS by: LB
25 August 2008
Drawing: B80971g

MATERIALS TESTING & INSPECTION
2791 S. Victory View Way
Boise, ID 83709-2835
Phone: 208 376-4748
Fax: 208 322-6515
E-mail: mti@mti-id.com

Topographic Map

Plate 2

Site Location
29
28
27
32
33
34
Well
2481
BM
2497
BM
2550
2641
2742
2637
2671
2554
2467
2465
Langley
Siphon
Well
2540
2440
2480
2400
2420
2448
2500
2600
2700
2 LANE
2 LANE
N

MAP NOTES:

- New Plymouth, Idaho
  43116-H7-TF-024
  1965; Photo Inspected 1975
  20 Foot Contour Intervals
  T7N, R4W, & Section 33

LEGEND

Site Boundary

Modified from USGS by: LB
25 August 2008
Drawing: B80971g

MATERIALS TESTING & INSPECTION

2791 S. Victory View Way
Boise, ID 83709-2835

Site Map

Plate 3

Interstate 84
B-6
B-4
B-1
B-2
2S
N

MTI Boring Location

Drawn by: LB
25 August 2008
Drawing: B80971g

MATERIALS TESTING & INSPECTION
2791 S. Victory View Way
Boise, ID 83709-2835
Phone: 208 376-4748
Fax: 208 322-6515
E-mail: mti@mti-id.com

Alchem Laboratories, Inc.
104 West 31st Street	Phone (208) 336-1172	Water, Waste Water
Boise, Idaho 83714	FAX (208) 336-7124	and Soil Analysis

LABORATORY REPORT

IDAHO POWER - BOISE	DATE	COLLECTED	08/14/2008
P.O. BOX 70	TIME	COLLECTED	13:10
BOISE, IDAHO 83707	DATE	RECEIVED	08/14/2008
	DATE	REPORTED	08/21/2008
ATTENTION: RYAN ADELMAN	SUBMITTED :	CHUCK	HOOVESTOL
SOURCE -: 345.6 MC

LAB SAMPLE NUMBER - 30159

Results reported unless noted:	(Chemistry Analysis as mg/1)	(Sacteria as organisms/100 ml)

ANALYSIS	RESULTS	DATE ANALYZED	ANALYST

ALKALINITY	147.0	08/21/2008	CE
ALUMINUM	0.46	08/19/2008	SQ
AMMONIA as N	0.06	08/19/2008	NH
BARIUM	0.04	08/19/2008	SM
BORON	0.09	08/19/2008	SM
CALCIUM	38.3	08/19/2008	SM
CHEMICAL OXYGEN DEMAND	20.0	08/15/2008	CE
CHLORIDE	19.0	08/20/2008	TK
CONDUCTIVITY (umhos/cm)	429.0	08/15/2008	SQ
COPPER	<0.01	08/19/2008	SM
FLUORIDE	0.61	08/21/2008	CE
IRON	0.41	08/19/2008	SM
MAGNESIUM	13.9	08/19/2008	SM
MANGANESE	0.03	08/19/2008	SM
NITRATE/NITRITE as N	1.01	08/15/2008	TK
ORTHOPHOSPHATE	0.085	08/14/2008	NH
POTASSIUM	4.20	08/19/2008	SM
SILICA	18.6	08/19/2008	SM
SODIUM	31.3	08/19/2008	SM
SULFATE	47.8	08/20/2008	TK
STRONTIUM	0.2428	08/19/2008	SQ
SUSPENDED SOLIDS	26,0	08/19/2008	NH
TOTAL DISS. SOLIDS	268.0	08/18/2008	NH
TOTAL ORGANIC CARBON	5.54	08/20/2008	NH
TOTAL PHOSPHORUS as P	0.118	08/18/2008	NH
TURBIDITY (N.T.U.)	9,63	08/14/2008	SQ

continued on next page

LAB SAMPLE NUMBER - 30159

Results reported unless noted;	(Chemistry Analysis am mg/1)	(laboteria as organisms/lee ml)

ANALYSIS	RESULTS	DATE ANALYZED	ANALYST

pH (SU)	8.45	08/14/2008	SQ

This report for the exclusive use of the clint(e) to whom it is addressed. Its disclosur, to others for use in advertising is not authorized. The results refer ooly to the specific sample tested and no interpretation is intended or implied,

Suzanne Myers, Laboratory Manager

Alchem Laboratories, Inc, 104 West 31st Street Boise. Idaho 83714	Phone (208) 336-1172 FAX (208) 336-7124	Water, Waste Water and Soil Analysis

LABORATORY REPORT

IDAHO POWER - BOISE	DATE	COLLECTED	08/21/2008
P.O. BOX 70	TIME	COLLECTED	11:44
BOISE, IDAHO 83707	DATE	RECEIVED	08/22/2008
	DATE	REPORTED	09/02/2008
ATTENTION: RYAN ADELMAN	SUBMITTED ; CHRIS		LARSEN
SOURCE RM 447.6 0.3M RB

LAB SAMPLE NUMBER - 30377

Results reported unleaa noted:	(Chutimtry Analysis as m9/1)	(Bactara .C1,8 organisms/104 ml)

ANALYSIS	RESULTS	DATE ANALYZED	ANALYST

ALKALINITY	159.0	08/27/2008	CE
ALUMINUM	<0.01	08/27/2008	SM
AMMONIA as N	0.05	08/29/2008	NH
BARIUM	0.04	08/27/2008	SM
BORON	0.06	08/27/2008	SM
CALCIUM	45.5	08/27/2008	SM
CHEMICAL OXYGEN DEMAND	8.0	09/02/2008	CE
CHLORIDE	24.1	09/01/2008	TK
CONDUCTIVITY (umhos/cm)	467.0	08/29/2008	SQ
COPPER	<0,01	08/27/2008	SM
FLUORIDE	0.64	09/02/2008	CE
IRON	0.02	08/27/2008	SM
MAGNESIUM	17.5	08/27/2008	SM
MANGANESE	<0.01	08/27/2008	SM
NITRATE/NITRITE as N	0.77	09/01/2008	TK
ORTHOPHOSPHATE	0.068	08/22/2008	NH
POTASSIUM	4.18	08/27/2008	SM
SILICA	24.6	08/27/2008	SM
SODIUM	27.7	08/27/2008	SM
SULFATE	45.5	09/01/2008	TK
STRONTIUM	0.2505	09/02/2008	SQ
SUSPENDED SOLIDS	3.0	08/26/2008	NH
TOTAL DISS. SOLIDS	275.0	08/28/2008	NH
TOTAL ORGANIC CARBON	3.06	08/29/2008	NH
TOTAL PHOSPHORUS as P	0.086	08/28/2008	NH
TURBIDITY (N.T.U.)	3.35	08/22/2008	SQ

continued on next page

ANALYSIS	RESULTS	DATE ANALYZED	ANALYST

pH (SU)	8.51	08/22/2008	SQ

This report for the exclusive use of the client(s) to whom it is addressed. Its disclosure to others for use in advertising is not authorized. Theme results refer only to the specific sample tested and no interpretation is intended or implied.

EXHIBIT F

PERFORMANCE GUARANTEES AND PERFORMANCE TESTS

Idaho Power — Langley Gulch

EPC CONTRACT

Langley Gulch Power Plant	April 13, 2009
KPE Project 2008-044	Exhibit F/5/Issued for Contract

GENERAL

Contractor shall conduct Performance Tests and a Reliability Test for the Facility as described herein.

1.0 PERFORMANCE TEST OVERVIEW

1.1 PERFORMANCE TEST OBJECTIVES

Contractor shall conduct Performance Tests to demonstrate that the Facility performs in accordance with the Contractor’s obligations. The Heat Rate and Output Tests shall be based on an input/output procedure.

1.2 PERFORMANCE TESTS LIST

The following Performance Tests represent the only performance related guarantees provided by the Contractor and shall be conducted as described in this Exhibit:

•        Net Plant Output Test

•        Net Plant Heat Rate Test

•        Emissions Test

•        Reliability Test

Any performance warranties, guarantees, or gaps related to Owner furnished equipment are the responsibility of the Owner.

1.3 GENERAL

•        Contractor shall prepare for review and approval by the Owner the detailed test procedures for the Performance Tests (the “Performance Test Procedures”). Performance Tests will be conducted by the Contractor in accordance with the Performance Test Procedures. The plant and equipment performance results obtained during the Performance Tests will be the basis for satisfying the Performance Guarantees.

•        Prior to conducting the Performance Tests, Contractor shall coordinate and pay for the CEMS certification. The CEMS certification shall be completed prior to conducting tests.

•        Contractor shall coordinate and pay for the Emissions Test. The Emission Test shall be as indicated in Table 1 to this Exhibit. The Emissions Test shall be in full accordance with clarifications herein. Any additional work in the scope of the Emissions Test due to requirements of the air permit (to be received at a later date) that are unknown to the Contractor at the time of Contract execution shall constitute a Change to the Contract.

1.4 DESIGN CONDITIONS

The Facility shall meet the performance guarantees set forth in Table 1 included herein at the following design conditions:

DESIGN CONDITIONS

Case	[Case J-90UE]
***	***

***

1.4.1 GUARANTEE FUEL ANALYSIS

The following Guarantee Fuel analysis is the basis of the design conditions.

GUARANTEE FUEL

Constituents	% Mol
***	***

Performance Test results will be corrected for deviations from the Guarantee Fuel Analysis. The owner shall provide fuel for the performance testing that conforms to the turbine manufactures specifications for operation.

2.0 RELIABILITY TESTS

During the Reliability Test, the Facility will operate at the dispatched load, in combined cycle operation. The Reliability Test shall be conducted over a period of 12 hours and during such period shall demonstrate that the plant runs without interruption by the Contractor furnished equipment. In the event that operation is interrupted during the 12 hour test period, as a result of events outside the Contractor’s control, the test may be suspended, and re-started, until such time as the cumulative operating hours from the start of the test achieves 12 hours. In the event that operation is interrupted due to events caused by Contractor’s BOP equipment, then a new 12 hour test period shall be started upon remedy of the event causing interruption of operation. Contractor shall be allowed to re-start the Reliability Test as-required until such time as 12 hours of continuous operation has been demonstrated.

3.0 TEST PROCEDURES

Performance Tests: The test procedures shall incorporate the provisions of this Exhibit and shall include data sheets, Correction Curves, and proposed test report format. The test procedures shall contain, as a minimum, Correction Curves (also represented by mathematical functions) and correction calculation procedures to correct plant performance to the design conditions identified in Section 1.4 of this Exhibit based on a heat balance computer model

(Gate Cycle) with sufficient back-up documentation for the Owner to independently verify the model’s accuracy.

Noise Compliance Test: Not Applicable.

4.0 TEST INSTRUMENTATION AND INSTRUMENT CALIBRATION

Permanent Facility instrumentation shall be utilized whenever possible for making required test measurements. Specific test instrumentation may be used to supplement permanent Facility instrumentation and enhance test accuracy as required. All primary test instrumentation used for test calculations shall be calibrated within 60 days prior to the start of the Performance Tests and copies of all calibration sheets shall be provided to the Owner.

5.0 FACILITY OPERATION DURING TESTS

Throughout the duration of the Performance Tests, the Facility shall be operated in accordance with the requirements of all Applicable Laws.

The Facility shall operate with a normal complement of auxiliary equipment. The switch to redundant equipment shall be allowed in the case of an equipment outage, provided that the test can be successfully completed.

All Facility systems must reach a steady state before the start of each test. Systems which are designed to operate intermittently shall be deemed to be in steady state operation as long as the conditions which start and stop the operation of the system are not exceeded during the test period and the system is available for operation as designed.

6.0 SUSPENSIONS AND DEVIATIONS

The Contractor and the Owner may mutually agree when situations arise during a Performance Test that may warrant deviations from approved test procedures. Agreements reached during these consultations (such as whether to discard erroneous data) shall be recorded, acknowledged in writing by authorized representatives to be named in the test procedures, and shall be binding upon all Parties.

7.0 NET PLANT OUTPUT AND HEAT RATE TESTS

When determining the results of the Output Test and Heat Rate Test, the Performance Test Procedures shall be utilized. This procedure is based on an input-output testing philosophy.

Contractor shall incorporate into the calculations a pre-defined uncertainty/tolerance as defined below:

Guarantee Case	Uncertainty/Tolerance
Net Plant Output Test	***
Net Plant Heat Rate Test	***

7.1 OUTPUT TEST

Output Guarantee

The Output Guarantee shall be in accordance with Table 1 and notes therein.

The Test Output value shall be corrected to the design conditions using the following procedure.

Test Output and Corrected Test Output

The Test Output shall be measured at the generator terminals, less auxiliary power (to include transformer losses) and corrected to the Design Conditions as set forth in Section 1.4 of this Exhibit (“Corrected Test Output”).

Test Result Determination for the Output Guarantee

If the Corrected Test Output, after applying test uncertainty, of the Facility exceeds the Output Guarantee, then the Contractor shall be deemed to have passed the Output Test. If the Output Test is passed, then the additional testing as defined in Section 9 of this Exhibit shall not be required. If the Output Guarantee exceeds the Corrected Test Output, after applying test uncertainty, the Contractor shall correct and re-test or conduct additional testing as defined in Section 9 of this Exhibit.

7.2 HEAT RATE TEST

Heat Rate Guarantee

The Heat Rate Guarantee shall be in accordance with Table 1 of this Exhibit and notes therein. The Actual Heat Rate value shall be adjusted using the following procedure.

Test Heat Rate and Corrected Test Heat Rate

The Test Heat Rate shall be calculated by calculating the heat input to the Facility and dividing by the Test Output and corrected to the Design Conditions as set forth in Section 1.4 of this Exhibit (“Corrected Test Heat Rate”). The heating values used to calculate the heat inputs and heat rates above are on a (LHV) basis.

The net heat input shall be calculated using the procedure as recommended by the CTG Supplier.

Test Result Determination for Heat Rate Guarantee

If the Heat Rate Guarantee exceeds the Corrected Test Heat Rate, after applying test uncertainty, then the Contractor shall be deemed to have passed the Heat Rate Test. If the Heat Rate Test is passed, then the additional testing as defined in Section 9 of this Exhibit shall not be required. If the Corrected Test Heat Rate after applying test uncertainty exceeds the Heat Rate Guarantee, the Contractor shall correct and re-test or conduct additional testing as defined in Section 9 of this Exhibit.

8.0 EMISSIONS TEST

The Emissions at the Stack shall be tested. If the Emissions Guarantee exceed the Test Emissions, then the Contractor shall be deemed to have passed the Emissions Test. If the Emissions Test is passed, then the additional testing as defined in Section 9 of this Exhibit shall not be required. If the Test Emissions exceed the Emissions Guarantee, the Contractor shall correct and re-test or conduct additional testing as defined in Section 9 of this Exhibit.

9.0 HRSG AND AUXILIARY POWER TESTS

In the event that any of the Performance Tests are not passed, the Contractor shall use the procedure defined below to determine if the Contractor has met the obligations of the Contract

9.1 TEST UNCERTAINTIES

Contractor shall incorporate into the calculations a pre-defined uncertainty/tolerance as defined below:

Guarantee Case	Uncertainty/Tolerance
HRSG	***
Auxiliary Power	***

9.2 HRSG TEST

HRSG Output Guarantee

The HRSG Output Guarantee shall be in accordance with Table 2 and notes therein.

An Actual HRSG Output shall be adjusted using the following procedure.

HRSG Test Output and HRSG Corrected Test Output

An overall plant performance model using GateCycle will be developed based on the HRSG Output Guarantee, Auxiliary Power Guarantee, Owner furnished equipment performance information and other engineering performance data required to develop the model. An operating case based on the assumptions in the HRSG Design Basis of this Section will be developed and an expected steam turbine output (measured in kW) consistent with the Output Guarantee will be determined.

The HRSG output conditions (flowrate, temperature, pressure) (“HRSG Actual Output”) shall be measured. The HRSG Actual Output will be used in GateCycle to determine the expected steam turbine output at the test conditions.

If the steam turbine output estimated by GateCycle using the HRSG Test Output, after applying test uncertainty, exceeds the steam turbine output estimated by GateCycle using HRSG Output Guarantee, then the Contractor shall be deemed to have passed the HRSG Output Test. If the HRSG Output Test is passed, then the Contractor shall be deemed to have met its contractual obligations of the test. If the steam turbine output estimated by GateCycle using the HRSG Output Guarantee exceeds the steam turbine output estimated by GateCycle using the HRSG Adjusted Actual Output, after applying test uncertainty, the Contractor shall correct and re-test or pay Liquidated Damages in accordance with the EPC Contract.

A heat balance around the HRSG will be used for the purposes of determining the exhaust energy from the CTG to the HRSG as prescribed by ABMA.

HRSG Design Basis

The guarantees listed in Table 2 are based on the following design input conditions:

1. The project is operating at the Design Conditions identified in Section 1.4 of this Exhibit.

2. The 1997 ASME Steam Tables are the basis of the steam conditions.

3. The Combustion Turbine is operating at the following conditions:

a. ***

b. ***

c. Exhaust Constituents are

i.        N2 – ***

ii.       O2 – ***

iii.      H2O – ***

iv.     CO2 – ***

v.      Ar – ***

d. Emissions are

i.        ***

ii.       ***

iii.      ***

iv.     ***

v.      ***

4. The HRSG is operating at the following conditions at the HRSG terminal points:

a. HP SH Outlet Conditions are

i. Pressure – ***

b. Hot Reheat SH Outlet Conditions are

i. Pressure – ***

c. Cold Reheat SH Inlet Conditions are

i.        Flowrate – ***

ii.       Pressure – ***

iii.      Temperature – ***

d. LP SH Outlet Conditions are

i. Pressure – ***

9.3 AUXILIARY POWER TEST

Auxiliary Power Guarantee

The Auxiliary Power Guarantee shall be in accordance with Table 2 and notes therein. A Tested Auxiliary Power shall be adjusted using the following procedure.

Actual Auxiliary Power and Adjusted Actual Auxiliary Power

The Tested Auxiliary Power shall be measured and corrected to the Design Conditions as set forth in this Exhibit (“Corrected Test Auxiliary Power”).

Test Result Determination for the Auxiliary Power Guarantee

If the Auxiliary Power Guarantee, of the Facility exceeds the Corrected Test Auxiliary Power, after applying test uncertainty, then the Contractor shall be deemed to have passed the Auxiliary Power Test. If the Auxiliary Power Test is passed, then the Contractor shall be deemed to have met its contractual obligations of the test. If the Corrected Test Auxiliary Power exceeds the Auxiliary Power Guarantee, after applying test uncertainty, the Contractor shall correct and re-test or pay Liquidated Damages in accordance with the EPC Contract.

TABLE 1
PERFORMANCE GUARANTEES

Emissions Guarantees: Contractors Emission Guarantees are based on the notes below. The Contractor does not guarantee the tons per year air permit levels, as that is dependent on how the facility is operated.

Output and Heat Rate Guarantees: Performance listed below is based on the Design Conditions included in Section 1.4 of this Exhibit.

Performance

***	***

Maximum Emissions at HRSG Stack without Duct Burner Emissions*

***	***

* Emission guarantees will need to meet BACT as set forth by Owner’s consultant.

Notes:

1.             Emission tests for the HRSG stack shall be conducted in accordance with the following unless modified by the CTG Manufacturer’s Test Requirements:

a.     ***

b.     ***

c.     ***

d.     ***

e.     ***

f.      ***

g.     ***

h.     ***

2.             ***

3.             The Emissions Guarantee is subject to the following clarifications:

***

4.             Guaranteed Performance based on ***; and STG *** at the Design Conditions.

5.             Guaranteed Emissions based on CTG ***.

TABLE 2
HRSG AND AUXILIARY POWER GUARANTEES

Performance listed below is based on the Design Conditions included in Section 9 of this Exhibit

HRSG GUARANTEES

Performance

***
***	***

AUXILIARY POWER GUARANTEES

Performance

***	***

Notes:

***

EXHIBIT G

CONTRACTOR’S OBLIGATIONS TOWARDS OFE

OWNER FURNISHED EQUIPMENT

1.               Separate Undertaking. Subject to the other provisions of this Contract, Contractor shall not be responsible for, and Owner shall provide or cause the Owner Furnished Equipment (OFE) to be provided or furnished. Contractor shall be responsible for receiving, handling, installing, testing and other tasks with respect to incorporating the OFE into the Project, as set forth in Exhibit B. The OFE shall be made available to Contractor: (a) at the rail siding designated to the Site, if such OFE is delivered by rail; or (b) inside the entrance gate to the Site, if such OFE is delivered by truck, and in each case, shall be in compliance with the requirements of the Turbine Contract as it exists on the date of this Contract.

2.               Administration of Turbine Contract(s). Owner shall supply the CTG under the Contract For Gas Turbine Generator Equipment Supply and the STG under the Contract For Stream Turbine Generator Equipment Supply, collectively identified as the Turbine Contract(s). Contractor acknowledges that it shall be generally responsible for administering the technical aspects of the Turbine Contract(s) on Owner’s behalf. Contractor shall oversee the Turbine Vendor’s performance under the Turbine Contract(s) including technical review and coordination of vendor technical submittals. Contractor shall propose a scope for vendor surveillance and shop inspections to be conducted during the turbine manufacturing process. The surveillance plan shall be mutually agreeable to the Owner and the Contractor. The Contractor shall be compensated on a T&M basis, under the terms of the Agreement, for all surveillance and inspection activities at the OFE vendor’s facilities. Contractor shall conduct receiving inspection from OFE’s shipper, off-loading, site storage and maintenance of OFE until Substantial Completion, and incorporation into the Project as through the Units were purchased by Contractor.

Contractor shall be responsible for complete installation and commissioning of the OFE.

Contractor shall schedule and otherwise manage the technical advisor time provided by the Turbine Vendor pursuant to the Turbine Contracts, it being the responsibility of Contractor to efficiently manage such technical advisor time and otherwise coordinate with the Turbine Vendor to ensure that such technical advisors are available at the Site as and when required by the Project Schedule and the overall progress of the Work; provided, however, if Contractor believes that a technical advisor should be replaced or otherwise removed from the Site, then all such requests shall be made by Owner to the Turbine Vendor. Owner shall mutually agree to any replacement of a technical advisor. Contractor shall provide all labor, supervision, and materials, not supplied by the Turbine Vendor under the Turbine Contract, which may be required to perform this responsibility.

Owner shall otherwise remain responsible for administering all commercial aspects of the Turbine Contract including, but not limited to, payments to the Turbine Vendor for the Owner Furnished Equipment (which shall remain the sole responsibility of Owner) and negotiation of change orders with the Turbine Vendor. Owner shall retain payment obligations for OFE contracts, subcontracts or other items assigned by Owner to Contractor, if any; however, payments are not to be released without first providing Contractor prior notice and an opportunity to comment. Notwithstanding any of the foregoing, Contractor shall not be liable to pay the Turbine Vendor for any Owner Furnished Equipment, this being the sole responsibility of Owner.

3.               Delivery of Owner Furnished Equipment. Owner shall be responsible for causing the Owner Furnished Equipment to be delivered to the Site. The OFE is separated into two individual deliveries for the CTG and STG (“Turbine Equipment Lots”). Owner shall reasonably cooperate with Contractor and Turbine Vendor in the development of a system designed to accomplish the orderly transportation of the Owner Furnished Equipment to the Site. Such coordination could include the creation of detailed packing lists which describe the items of OFE being shipped to the Site. Contractor acknowledges and agrees that the OFE included in a particular Turbine Equipment Lot will be delivered to the Site through multiple shipments, which delivery may occur on one or more days and may occur by rail, by truck, or by both.

Turbine Equipment Deliveries are defined in the Turbine Contracts and Contractor acknowledges the delivery terms identified in such Contracts.

4.               Inspection; Storage of Owner Furnished Equipment. Upon receipt of any of the Turbine Equipment Lots, Contractor shall inspect the same visually and shall notify Owner of any shortage, Defect or default, if detected. Contractor shall request that the Owner immediately remedy any shortage, Defect or default. After inspection, any Owner Furnished Equipment shall fall under the care, custody and control of Contractor. The provisions of this Exhibit G shall apply to any Owner Furnished Equipment supplied to remedy any such shortage or default or in substitution for any defective Owner Furnished Equipment which has been repaired. All necessary costs for storage, handling, erection and commissioning of any Owner Furnished Equipment to be incurred after its delivery, and all costs and expenses incurred by the Contractor relating to technical administration of the Turbine Contract, review of vendor drawings, and expediting of the Owner Furnished Equipment are included in the Contract Price.

5.               Turbine Vendor. Notwithstanding any other provision of this Exhibit G, Contractor shall:

(a)   deliver a copy of any correspondence or other communication that Contractor may receive from the Turbine Vendor to Owner immediately after Contractor’s receipt thereof;

(b)   provide Notice to Owner promptly after Contractor becomes aware of any material failure by the Turbine Vendor or Owner to perform its respective obligations under the Turbine

Contract (including any work performed by Contractor or the Turbine Vendor that does not conform to the requirements of the Turbine Contract);

(c)   assist Owner in the review, evaluation and documentation of claims against the Turbine Vendor; and

(d)   record the Turbine Vendor’s performance of its respective obligations under the Turbine Contract after delivery of the respective Owner Furnished Equipment to the site.

Notwithstanding the foregoing, Contractor’s authority shall be limited such that Contractor shall neither do nor undertake to do any of the following:

(a)   amend or modify the Turbine Contract;

(b)   waive or exclude the Turbine Vendor’s performance of its obligations under the Turbine Contract;

(c)   bring or commence any lawsuit, arbitration or other action in Owner’s name or otherwise to enforce any of the Turbine Vendor’s obligations under the Turbine Contract;

(d)   receive any amounts payable as liquidated damages or otherwise under any Turbine Contract; or

(e)   release, compromise or waive any claim against the Turbine Vendor.

EXHIBIT H - PERMITS

Item	Description (General Permit Requirements)	Boise Power Partners (BPP)	Idaho Power Company (IPC)	Comments
1.	Air Quality Permit to Construct		X
2.	Payette County Development Permit		X	Includes Com. Plan Change, Rezone, and Development Agreement
3.	Right Of Way for Transmission and Water Line (Issued by BLM through NEPA)		X
4.	Section 404 Permit (Issued by US Army Corps of Engineers)		X
5.	Section 401 Water Quality (Issued by DEQ and EPA)		X	Related to Water Supply Pump Station
6.	Stream Channel Alteration Permit (Issued by Idaho Dept. of Water Resources)		X	Related to Water Supply Pump Station
7.	Stormwater NOI / NOT	X		NPDES for Large Construction Activities through EPA
8.	Grading Permit — if required	X
9.	Building Permit (Issued by Payette County)	X
10.	State Electrical, Mechanical, Plumbing, etc. (Issued by State of Idaho)	X
11.	District Health Permit for Septic System	X
12.	Waster Water Disposal System Permit issued by Idaho DEQ for Septic System	X
13.	Permits for Drinking Water System (Issued by Idaho DEQ if required)	X
14.	Air Quality Permits (Issued by Idaho DEQ)	X		Related to fugitive dust control.
15.	Short Term Activity Exemption Permit (Issued by Idaho DEQ)	X		Required if construction dewatering has potential to discharge to Waters of the US.
16.	State Fire Plan Review	X
17.	Contractor shall provide any other typical construction-type permits	X		Note: Some counties in Idaho are taking on

New Plymouth Power Plant	BPP Rev 2 2-19-09

1

	that are required to be in EPC Contractor’s name. (May include, inter alia, mechanical and/or plumbing if required by Payette County.)		these inspections, and in some circumstances, are in replacement to the State required permits. Confirm with Payette County.
18.	Owner shall provide all necessary permits, licenses and other Governmental Approvals other than those specified in Items 7 through 16, above, and typical project development-type permits.	X
19.	Wastewater Discharge	X	Cooling tower blowdown to injection wells

2

EXHIBIT I

PRE-APPROVED EQUIPMENT SUPPLY SUBCONTRACTORS

Description	Vendors

***	***

* 4 Pages omitted

EXHIBIT J

Safety Manual

CORPORATE SAFETY MANAGEMENT PROGRAM

REVISION DATE
ACCIDENT AND ILLNESS PREVENTION POLICY		06/2002
TIC SAFETY MANAGEMENT PROGRAM		06/2002

CORPORATE SAFETY MANAGEMENT
1.0	SAFETY PROGRAM ADMINISTRATION	07/1999
2.0	SAFETY TRAINING	06/2003
3.0	SAFETY INCENTIVE AWARDS PROGRAM	10/2003
4.0	SAFETY RECORDKEEPING AND REPORTING	09/2002
5.0	DRUG AND ALCOHOL POLICY AND PROCEDURES	07/2002
6.0	CELLULAR PHONE POLICY	05/2003
7.0	NEAR MISS REPORTING POLICY	04/2002
8.0	SUBCONTRACTOR SAFETY	07/2003

JOBSITE SAFETY MANAGEMENT
1.0	JOBSITE SAFETY ADMINISTRATION AND RESPONSIBILITY	07/1999
2.0	SAFETY EDUCATION AND TRAINING	08/2001
3.0	SAFETY MEETINGS	07/1999
4.0	AUTOMATED EXTERNAL DEFIBRILLATORS (AED)	06/2002
5.0	DOCUMENTATION AND REGULATORY COMPLIANCE	12/2002
6.0	INJURY MANAGEMENT, REPORTING AND INVESTIGATION	01/2002
7.0	FIRST AID AND MEDICAL SERVICES	07/1999
8.0	DISCIPLINARY ACTION	01/2005
9.0	JOBSITE SAFETY PLANNING	07/1999
10.0	CALIFORNIA INJURY AND ILLNESS PREVENTION PROGRAM	10/2005
11.0	SAFETY ASSESSMENTS	01/2004
12.0	STATUTORY SAFETY AND HEALTH REQUIREMENTS	07/1999
13.0	TASK PLANNING	03/2004
14.0	TIC — CLIENT COMMUNICATIONS	07/1999

SAFE WORK PRACTICE
1.0	HOUSEKEEPING	07/1999
2.0	PERSONAL PROTECTIVE EQUIPMENT	09/1999
3.0	RESPIRATORY PROTECTION POLICY	07/1999
4.0	HEARING CONSERVATION	09/1999
5.0	FALL PROTECTION	07/1999
6.0	FIRE PREVENTION	11/2005
7.0	LADDER SAFETY	07/1999
8.0	SCAFFOLDING/PLATFORMS	12/1999
9.0	ELECTRICAL SAFETY	01/2005
10.0	LOCKOUT AND TAGOUT PROCEDURE	01/2001
11.0	TOOL SAFETY	11/2000
12.0	PERSONNEL HOISTING	11/2000

i

REVISION DATE
13.0	WELDING AND BURNING	01/2005
14.0	EXCAVATION AND TRENCHING	11/2000
15.0	MOBILE EQUIPMENT	07/2003
16.0	STEEL ERECTION	11/2000
17.0	RIGGING	11/2001
18.0	TOXIC AND HAZARDOUS SUBSTANCES	11/2000
19.0	HAZARDOUS MATERIALS MANAGEMENT	11/2000
20.0	ASBESTOS POLICY	02/200 1
21.0	BENZENE POLICY	07/1999
22.0	INORGANIC ARSENIC/LEAD POLICY	11/2000
23.0	PROCESS SAFETY MANAGEMENT (PSM)	07/1999
24.0	BLOODBORNE PATHOGEN EXPOSURE CONTROL POLICY	11/2000
25.0	HAZARD COMMUNICATION COMPLIANCE	11/2000
26.0	PERMITS	11/2000
27.0	ABRASIVE BLASTING	11/2000
28.0	CONFINED SPACE ENTRY	10/2002
29.0	OFFICE SAFETY	11/2000

ii

TIC Corporate Safety Program

TIC — The Industrial Company

SAFETY

MANAGEMENT

PROGRAM

This manual issued to:

Notice: This manual contains information proprietary to TIC, and all times remains the property of TIC.

ACCIDENT AND ILLNESS PREVENTION POLICY

In all phases of its endeavors, TIC is guided by an established accident and illness prevention policy. This policy is based on a sincere desire to eliminate occupational injuries or illnesses and damage to equipment and property and to protect the general public whenever and wherever the public comes in contact with, or is affected by, the Company’s work.

While the ultimate success of a safety and health program depends upon the full cooperation of each individual employee, it is management’s responsibility to see that safety and health rules and procedures are adequate and enforced and to see that effective training and education programs are employed to the greatest advantage.

Safety shall not be sacrificed for production but rather considered an integral part of quality control, cost reduction and job efficiency. Every supervisor should be aware of the safety performance demonstrated by the employees under his/her supervision.

TIC has achieved a high level of safety consciousness and is proud of its achievement in accident prevention. But, as long as the possibility exists for even one person to suffer injury or illness, we must continue to stress and strive for improvement.

It is the goal of TIC to completely eliminate accidents and illnesses from our operations for these reasons:

1.                                            No endeavor is worthy if it should bring about human suffering through injury, illness, or loss of life.

2.                                            A good safety record reflects the quality of management, supervision and work force. It also serves to promote business and thereby contributes to the continuing growth and success of the Company.

3.                                            Accidents increase costs and decrease profits.

Our policy is to accomplish work in the safest possible manner, consistent with good work practices.

R.W. McKenzie

President & CEO TIC Holdings, Inc.

i

TIC SAFETY MANAGEMENT PROGRAM

TIC is committed to providing a safe and healthful working environment for all TIC employees. As part of this goal, TIC is pledged to achieving voluntary compliance with OSHA, MSHA, and other regulatory agencies. This can only be accomplished through mutual cooperation from all employees.

This manual constitutes the TIC Safety Management Program. It defines safety management systems to effectively implement jobsite safety programs, and defines individual responsibilities. This manual is not designed to, and no representations are made that, the manual satisfies all federal, state, local, or client requirements. It is the responsibility of each project management team to have a working knowledge of the standards and regulations necessary to meet all requirements for the assigned project.

The TIC Safety Management Program has been developed as a guide to achieve:

1.                                       Systematic and uniform coordination of the TIC Safety Program at each jobsite.

2.                                       Communication through all levels of management and to establish responsibility for implementing safety compliance programs and enforcement.

3.                                       Compliance with all federal, state, local, TIC and client Health and Safety requirements.

4.                                       Eliminate personal injury, illness, and property damage losses to TIC and our clients.

ii

Safety Program Administration
Corporate Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

1.0 SAFETY PROGRAM ADMINISTRATION

PROCEDURE TABLE OF CONTENTS

1.1	PROGRAM ADMINISTRATION	2
1.2	RESPONSIBILITY	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

1.1                             PROGRAM ADMINISTRATION

1.1.1                       TIC Senior Management

The overall administration, direction, philosophy, funding, development of policy and responsibility for the safety commitment is vested with senior management. An effective safety program will be established based upon this manual.

1.1.2                       TIC Safety Director

Senior Management will appoint a Safety Director to administer policies.

1.1.3                       Jobsite Supervision

Each jobsite management team will develop and implement an effective jobsite safety management program based on this manual.

1.1.4                       Employees

Despite every effort made by TIC, the basic responsibility for employee health and safety rests with the individual. It is a condition of employment for all employees to conduct their work in a safe and healthful manner.

1.2                                 RESPONSIBILITY

1.2.1                        TIC Senior Management

1.2.1.1                                       Establish a safety committee.

1.2.1.2                                       Provide funding for safety.

1.2.1.3                                       Appoint a Safety Director.

1.2.2                        TIC Corporate Safety Committee

1.2.2.1                                       Establish a safety program to meet the goals of the TIC Accident and Illness Prevention Policy.

1.2.2.2                                       Ensure that the TIC Safety Program complies with federal, state, local and client requirements.

1.2.2.3                                       Review corporate and jobsite safety performance.

1.2.3                        TIC Personnel Director

1.2.3.1                                      In event of serious injury or catastrophic event, coordinate all communications with the public, media, families, owner, sub contractor, etc.

1.2.3.2                                       Notify general Counsel in event of serious injury or catastrophic event.

1.2.4                        TIC Safety Director

1.2.4.1                                       Implement and administer the company safety program through jobsite management.

2

1.2.4.2                                       Communicate and coordinate with TIC management and the safety committee.

1.2.4.3                                       Develop, implement, and administer training and educational programs.

1.2.4.4                                       Assist jobsites with regulatory compliance.

1.2.4.5                                       Communicate with clients to coordinate the safety effort.

1.2.4.6                                       Stay current with all federal, state, local and client regulatory requirements.

1.2.4.7                                       Provide appropriate publications and references to jobsites.

1.2.4.8                                       Arrange for and coordinate environmental monitoring when required.

1.2.4.9                                       Review the safety program and make recommendations for improvements.

1.2.4.10                               Perform walk around inspections at jobsites with the designated safety representative, and hold a close out meeting to discuss project safety concerns.

1.2.4.11                               In event of serious injury or catastrophic event, assist jobsites as outlined in Section II, Injury Management, Reporting and Investigation.

1.2.5                        Jobsite Supervision

1.2.5.1                                       Develop a safety plan for the jobsite.

1.2.5.2                                       Plan work to comply with federal, state, local, TIC and client requirements.

1.2.5.3                                       Implement an effective safety program.

1.2.5.4                                      Provide safety training to assure that each employee is able to perform his or her job in a safe manner.

1.2.5.5                                      Enforce compliance with all federal, state, local, TIC and client safety and health requirements.

1.2.5.6                                      Follow guidelines as outlined in Section II, Jobsite Safety Administration and Responsibility.

1.2.6                        Employees

1.2.6.1                                       Know and Understand:

1.2.6.1.1                              TIC safety rules and regulations;

1.2.6.1.2                              Employee Construction Safety Handbook; and

1.2.6.1.3                              Jobsite policy.

1.2.6.2                                       Actively participate in the TIC Safety Program.

1.2.6.3                                       Attend safety meetings.

3

1.2.6.4                                       Follow safety requirements, and work safely at all times.

1.2.6.5                                       Identify, correct and report unsafe working conditions.

1.2.6.6                                       Participate in safety training.

1.2.6.7                                       Report all accidents to project management.

4

Safety Training
Corporate Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	06/2003

2.0          SAFETY TRAINING

TIC recognizes that training and education are essential elements of an effective safety management program. As a result, a comprehensive, integrated safety training curriculum and video library has been developed to address the safety training requirements of each TIC employee.

Courses include hazard recognition, employee safety orientation, MSHA and OSHA compliance, safety program planning for supervisors, CPR/First Aid, EMT training and site specific programs to fit project needs.

The video library contains a wide array of educational videos, concentrating on safety procedures and safety training. These videos are available through the Safety Department.

Training offered by TIC encourages each employee to actively participate in his or her own safety, and demonstrates the relationship between safety, quality and productivity.

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

Safety Incentive Awards Program
Corporate Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	10/2003

3.0 SAFETY INCENTIVE AWARDS PROGRAM

PROCEDURE TABLE OF CONTENTS

3.1	PURPOSE	2
3.2	SCOPE	2
3.3	PROJECT BONUS PROGRAM	2
3.4	COIN PROGRAM	2
3.5	THE VICE PRESIDENTS’ AWARD	2
3.6	SAFETY PLAQUE	2
3.7	SAFEST PROJECT AWARDS	2
3.8	TIC SAFETY EAGLE	2
3.9	ADMINISTRATION OF AWARD PROGRAMS	3
3.10	APPENDIX	4

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

3.1                                 PURPOSE

TIC has established incentive programs to recognize the achievement of safety milestones as well as individual and project accomplishments relating to safety performance.

3.2                                 SCOPE

This program rewards TIC employees for safety performance, from craft level through senior management.

3.3                                 PROJECT BONUS PROGRAM

Safety performance significantly affects the bonus of project management personnel. If the project meets or exceeds corporate safety goals, the bonus is increased, based on a sliding scale. If the project fails to meet corporate safety goals, the bonus is reduced. In addition, costs for reportable or lost time incidents charged to the jobsite are cleared if the project meets corporate goals.

3.4                                 COIN PROGRAM

All employees, from foreman level and below, are eligible for this program. TIC incentive coins have a redemption value of $5.00 each through the TIC Company Store. Coins are issued each calendar month to each employee working 120 or more hours in the month without a reportable accident. Once each month, qualified accident-free employees have a chance in a drawing for additional coins. Projects are encouraged to modify the coin incentive program to their jobsite’s specific needs to encourage and reward safe performance.

3.5                                 THE VICE PRESIDENTS’ AWARD

This is presented to the operations Vice President with the best incident rate (minimum 20,000 hours) for the quarter. It is a traveling trophy presented at each quarterly Operations Committee meeting for achievement in the previous quarter.

3.6                                 SAFETY PLAQUE

This is presented to each Operations Vice President, Construction Manager, Project Manager, Superintendent, Lead Project Engineer, Lead QA/QC, Project Training Coordinator, Project Hiring Coordinator, Safety Manager, Office Manager, and General Foreman on all jobs of at least 10,000 manhours, which meet corporate safety goals. Plaques are sent to each recipient upon completion of the project. In addition, the project name will be added to the safety plaques, which grace the entryway at the TIC corporate offices.

3.7                                 SAFEST PROJECT AWARDS

These are presented to the Head of Operations and Project Superintendents (or Construction Managers) having the project with the best incident rate for the year. One award is for projects having 10,000 up to 100,000 manhours, and a second is for those projects having over 100,000 manhours. In event of a tie, the project having more manhours will receive the award.

3.8                                 TIC SAFETY EAGLE

3.8.1                        General

This award program is designed to reward extraordinary safety performance and to increase the safety awareness of employees, a key part in the continuous improvement of our safety performance.

2

3.8.2                        Purpose

The Safety Eagle Award is a recognition program established to provide timely reward and recognition to employees whose actions have prevented serious injuries or death to themselves and / or others, on or off the job.

3.8.3                        Safety Eagle

The Safety Eagle Award recognizes employees who have distinguished themselves through actions of bravery or similar conduct, which resulted in the prevention of a fatality, near fatality, or serious injury. An employee may be recognized for his or her conduct even if the incident occurred off the job.

The following example identifies a typical case that would warrant the presentation of this award:

An employee removes from danger a fellow employee or another person that may have come in contact with electrical current, trapped by fire, downed in a hazardous atmosphere, etc., occurring either on or off the job.

NOTE: This would not apply to trained fire fighters, rescue workers, etc., performing duties within the scope of their work. Employees performing actions of bravery within the scope of their job or profession shall receive a letter of commendation.

Focusing on these actions through an award program enhances overall participation and promotes a company-wide system of recognition for exemplary behavior by an employee.

In recognition of the employee’s exemplary actions of bravery, TIC’s Corporate Safety will award the TIC Safety Eagle Award at no charge to the project.

3.8.4                        Approved Recipients

Approved recipients of the TIC Safety Eagle Awards will be presented with an official certificate, and an award specially designed for this program. In addition, the TIC Eagle Award recipients will receive a lapel pin, a letter of commendation from the President, and an article in the TIC InterCom.

3.8.5                        Procedure

3.8.5.1               Project Manager/Project Safety Representative

In order to nominate an employee for a Safety Eagle Award, the project manager must submit a written account of the incident to the appropriate Profit Center/Corporate Safety Manager or Director. The application will be reviewed at the Corporate Safety Meeting. (See Appendix A)

3.9                                 ADMINISTRATION OF AWARD PROGRAMS

3.9.1                        The Coin Program and Foremen’s Incentive Program are administered by each project.

3.9.2                        All other award programs are administered through the TIC Safety Department.

3

3.10                           APPENDIX

A. Nomination Application for TIC Safety Eagle Award

4

NOMINATION APPLICATION FOR TIC’S SAFETY EAGLE AWARD

Please fill in the following information, as you would like it to be engraved on the award (it will be engraved exactly as you have written it).

Employee Name:

Job Title:

Project Name:

City and State:

Date of Incident:

Name of employee completing application:

Description of actions that warrant the Safety Eagle Award:

Signatures:

Site Manager	Profit Center Safety Manager

Profit Center Vice President	Corporate Safety Director

5

Drug and Alcohol Policy
Corporate Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/2002

5.0     DRUG AND ALCOHOL POLICY AND PROCEDURES

PROCEDURE TABLE OF CONTENTS

5.1	PURPOSE	2
5.2	ESTABLISHMENT OF A PROJECT DRUG AND ALCOHOL POLICY	2
5.3	AUTHORIZATION FORMS	2
5.4	REPORTING AND CONFIDENTIALITY	2
5.5	STATE RESTRICTIONS ON DRUG AND ALCOHOL TESTING	2
5.6	ALCOHOL AND DRUG CUT-OFF LEVELS	2
5.7	TESTING	4
5.8	POST-ACCIDENT TESTING	5
5.9	REASONABLE CAUSE TESTING - SUSPECTED USE OR POSSESSION ON SITE	5
5.10	DEPARTMENT OF TRANSPORTATION (D.O.T.) TESTING	7
5.11	SUBCONTRACTOR’S RESPONSIBILITY	8
5.12	GENERAL PERSONNEL GUIDELINES	8
5.13	SAMPLE COLLECTION	9
5.14	STATE RESTRICTIONS	17

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

5.1                               PURPOSE

This document is designed to assist supervisors in administering the Drug and Alcohol Policy. It is not for distribution, other than to supervisory employees. This document covers the following:

•                                Pre-employment Testing

•                                Post-Accident Testing

•                                Random Testing

•                                Reasonable-Cause Testing

•                                D.O.T. Testing

•                                Follow-Up

•                                Return to Duty

5.2                               ESTABLISHMENT OF A PROJECT DRUG AND ALCOHOL POLICY

The TIC Corporate Safety Director or the Human Resources Director is available to help projects establish a program on-site complying with corporate policy.

5.3                               AUTHORIZATION FORMS

Every employee must, prior to their starting work, receive and sign a copy of the TIC Jobsite Policies, which includes the Drug and Alcohol Policy. A signed copy of the Jobsite Policy signature page must be kept in the project file for each employee. The original signature page must be sent immediately to the Human Resources Department.

5.4                               REPORTING AND CONFIDENTIALITY

5.4.1       Confidentiality is imperative. On each project, a primary and alternate supervisor will be designated to receive drug screen results from the Drug & Alcohol Program Manager or authorized person. No one else at the jobsite is to have access to drug screen results.

5.4.2       All discussions with employees should be conducted IN PRIVATE with as few people present as possible (other than the supervisor[s] involved and a witness) all of whom should be instructed not to discuss the matter with other employees.

5.4.3       To maintain confidentiality, all testing labs will be instructed to release results only to authorized personnel at the company headquarters. Each jobsite will be notified of the test results as soon as they are received.

5.4.4       In some cases, arrangements are made for direct reporting to appropriate management in regional offices. In all cases, the labs must send the printed reports directly to the Safety Department for filing.

5.5                               STATE RESTRICTIONS ON DRUG AND ALCOHOL TESTING

Some states restrict the use of drug and alcohol testing. When kicking off a project, the site manager is to check to see if there are any drug and alcohol testing restrictions in the state in which they will be working. Please refer to 5.14 of this document to reference any state restrictions.

5.6                               ALCOHOL AND DRUG CUT-OFF LEVELS

5.6.1                     Drug Test Cut-off Levels

2

5.6.1.1                         TIC has established NIDA/SAMSHA drug cut-off and confirmation levels as TIC standards, as follows:

Drug Class Description	Screen Level	Confirmation Level
Amphetamines	1000	500
Barbiturates	300	300
Benzoylecgonin-Cocaine Metabolites	300	150
Benzodiazipines	300	300
Methadone	300	300
Opiates	2000	2000
Phencyclidine	25	25
Marijuana Metabolites	50	15

5.6.1.2                         The above cut-off levels are to be used except when a client or facility owner specifies other levels.

5.6.2                     Alcohol Testing

5.6.2.1                         All TIC employees, when permitted by state law, are to be tested for alcohol pre-hire, random, post accident, and for-cause to determine blood alcohol levels.

5.6.2.1.1                         Alcohol Test Cut-off Levels

5.6.2.1.1.1               TIC has established the following as cut-off levels for alcohol:

5.6.2.1.1.1.1               .00-.019 = Negative Test

5.6.2.1.1.1.2               .02-.079 = Impaired - The donor is to be considered impaired, given a consultation, and removed from the jobsite until a negative test is submitted. This is considered an unexcused absence and is subject to disciplinary action according to the project’s jobsite policy.

5.6.2.1.1.1.3               .080+ = Positive Test - The employee is positive for alcohol use and terminated according to the TIC Drug and Alcohol Policy.

5.6.2.1.2                         Alcohol Testing Procedures

5.6.2.1.2.1               Using a Breathscan, breathalyzer (Lifeloc or AJ4X) or similar approved on-site preliminary alcohol testing device, test for the alcohol level (refer to section IX - F - Alcohol Testing). Positive on-site alcohol tests at .080 + must be confirmed with a blood alcohol test or an evidentiary breathalyzer test (EBT) operated by a certified technician. In states where confirmation is required, on-site alcohol test at .02-.079 must also be confirmed. (See Section X)

5.6.2.1.3                         Transportation of Employees Suspected Under the Influence of Alcohol or Drugs

3

5.6.2.1.3.1                         Any TIC employee or pre-hire who tests positive for drugs and/or impaired/positive for alcohol is to be strongly encouraged not to drive. Offer to arrange for transportation, or contact a friend or family to come pick up the person. They are to be convinced not to drive if at all possible.

5.7                               TESTING

5.7.1                               Pre-Employment Tests

5.7.1.1                         All TIC employees are to be tested for drugs and alcohol prior to beginning work at each project except where prohibited by law. Testing is to be coordinated through the Safety Director or authorized person. All prospective employees must be tested and the program maintained throughout the job.

5.7.2                               Random Testing

5.7.2.1                         Random drug and alcohol testing is the testing of a predetermined percentage of employees selected entirely by chance.

5.7.2.2                         Notification of Safety Director.

5.7.2.2.1                         The Safety Director is to be contacted if random testing that differs from this policy is being considered.

5.7.2.3                         Procedure

5.7.2.3.1                         Random Selection of Names

All name selection is to be done in the home office by the D&A Program Manager. A computerized random number generator will determine the random selection of names of individuals to be tested

5.7.2.3.2                         Employees to be Tested

Except where prohibited by law, all TIC employees are to be included in the monthly Random Testing Program including jobsite, home office, regional and district office personnel. Any exceptions are to be authorized by the TIC Safety Director. Each project is to be tested monthly or at other designated intervals, with the exact date of testing determined by the home office. Employees are to be tested the same day of notification from corporate that an employee is to be tested unless specifically authorized otherwise by the corporate office.

5.7.2.3.3                         Percentage to be Tested

Ten percent (10%) of the currently working employees on a project or in an office (home, regional, etc.) or a minimum of one (1) employee, whichever is greater, is to be selected for random drug and alcohol screening monthly. Any fraction in random selection will be rounded up to the next whole number, i.e., if ten percent of a workforce equals 3.6 workers, four employees will be tested. Any changes in the percent of employees tested or the testing interval is to be approved by the Corporate Safety Director.

4

5.7.2.3.4                         Administration and Documentation

The D&A Program Manager or other authorized personnel are trained to generate names using the random name generator computer program. A current employee roster will be generated for each current jobsite or office. A copy of the employee roster and the random number record is to be dated and signed by the individual generating the names and a witness. This record is kept in secured files and permanently retained.

5.7.2.3.5                         Reporting and Confidentiality

Confidentiality is imperative. At each project or office, a primary and alternate supervisor will be designated to receive the names selected for random testing. No one else is to have access to these names.

5.8                               POST-ACCIDENT TESTING

Post accident testing applies to accidents involving a doctor-treatable occupational injury, serious threat of injury to other workers and property or equipment damage. All employees requiring a physician’s care for an occupational injury are to be tested. Employees subject to testing include all who were in a position to have caused the accident.

5.9                               REASONABLE CAUSE TESTING - SUSPECTED USE OR POSSESSION ON SITE

5.9.1                               An employee suspected of being under the influence is to be observed by two (2) supervisors. Supervisors shall:

5.9.1.1                         Observe and record physical characteristics of employee:

5.9.1.1.1                         Smell of alcohol.

5.9.1.1.2                         Slurred speech.

5.9.1.1.3                         Disoriented (does employee know where he/she is, day, date or time?).

5.9.1.1.4                         Motor coordination - walking and moving about with difficulty.

5.9.1.1.5                         Mood - moody, ecstatic, more nervous than usual.

5.9.1.1.6                         Runny nose or sores around nostrils.

5.9.1.1.7                         Skin color - pale, flushed.

5.9.1.1.8                         Weight loss.

5.9.1.1.9                         Excessive perspiration.

5.9.1.1.10                  Excessive trips to restroom.

5.9.1.1.11                  Bloodshot or watery eyes or very enlarged or very small pupils.

5.9.1.2                         Observe and record other evidence:

5.9.1.2.1                         Any witnesses who observed or otherwise detected the use of drugs/alcohol.

5

5.9.1.2.2                         Bottles, cans, cups with traces of alcohol.

5.9.1.2.3                         Sunglasses being worn indoors and in all weather.

5.9.1.2.4                         Confession of employee that he/she was using drugs/alcohol.

5.9.1.2.5                         Confession of other employees.

5.9.1.2.6                         Traces of drugs (i.e., remainders of marijuana cigarettes).

5.9.2                               If there is reasonable suspicion of alcohol influence, the employee will be tested immediately with an on-site test where permitted by state law. If that test is positive, it must then be confirmed by a blood alcohol or breathalyzer test. Offer to take the employee home pending the results of the test. The employee should be convinced not to drive if possible.

5.9.3                               If there is reasonable suspicion of drug influence the employee should immediately submit a urine sample that will be sent to a certified laboratory for GC/MS testing. Offer to take the employee home. The employee should be convinced not to drive, if possible.

5.9.4                               NEVER USE PHYSICAL FORCE. If the employee will not comply with the testing procedure, advise them that failure to comply is considered a refusal to test and will result in immediate termination as well as a D&A strike. If the employee will still not comply, make written note of the fact, terminate the employee for refusal to test and contact the home office immediately. Offer to take the employee home.

5.9.5                               NEVER forcibly search the employee or their possessions. An employee’s possessions (assuming he has signed the jobsite policies) may be searched without further consent if the search can be conducted without the use of force. If a signed copy of the jobsite policy cannot be located you may request that an employee submit to a search.

5.9.6                               A TIC employee who has been tested for cause is to be suspended from employment without pay pending results of the drug test. A negative test will result in the full reinstatement of the employee with pay for lost wages while waiting for test results. A positive test will result in termination of employment.

5.9.7                               If suspected illegal drugs are found, notify the police and turn over to them the suspected material with a request that it be tested. Document when and where the material was located. Employees with suspected drugs or alcohol in their possession on the job will be suspended without pay, pending investigation. If the substance is identified as alcohol or illegal drugs, the employee will be terminated and is ineligible for rehire.

5.9.8                               Illegal drugs and alcohol found in the possession of an employee are to be confiscated and the employee tested for cause.

5.9.9                               Suspected illegal drugs and alcohol are to be confiscated using the following procedure:

5.9.9.1                         Confiscated material is to be placed in a sealed container.

5.9.9.2                         The seal should bear the date, names of persons present, general description of the seized item(s) and any other pertinent information.

5.9.9.3                         Issue a receipt itemizing the confiscated material.

6

5.9.9.4                         Notification of Client (if not originally involved).

5.9.9.5                         Retain the sealed container in a locked cabinet under the exclusive control of a designated management employee until it is turned over to the local law enforcement authorities. Request law enforcement agencies to test and confirm substances suspected to be drugs. Substances suspected to be alcohol are to be sent in their original sealed container to Kroll Laboratory Specialists Incorporated (KLS) for confirmation testing.

5.9.9.6                         A Chain of Custody form must be utilized if the material is to be transferred.

5.9.9.7                         Obtain a receipt for any property returned.

5.9.9.8                         Notify the head of Operations and Personnel.

5.10                        DEPARTMENT OF TRANSPORTATION (D.O.T.) TESTING

5.10.1                        Commercial Drivers

5.10.1.1                  TIC requires pre-employment, random, post-accident and reasonable cause testing for drugs and alcohol of those TIC employees who hold a Commercial Drivers License (CDL) in connection with their employment. The TIC Equipment and Safety Departments will coordinate the drug and alcohol testing of drivers.

5.10.1.2                  D.O.T. testing requirements follow the procedures for TIC’s pre-employment, random, post-accident and reasonable cause testing with the following exceptions:

5.10.1.2.1                  A D.O.T. Chain of Custody form must always be used. This form is available from the Corporate Safety Department.

5.10.1.2.2                  Random Drug Testing - The D.O.T. random testing program requires testing a minimum of 50 percent of all CDL holders each year. The home office will facilitate this by testing 12 1/2 % every quarter randomly. These employees include:

5.10.1.2.2.1                  Drivers;

5.10.1.2.2.2                  Mechanics, who do road tests; and

5.10.1.2.2.3                  Supervisors who may occasionally drive.

5.10.1.2.3                  Post-Accident Drug Testing - If a driver of a commercial vehicle receives a citation for a moving traffic violation arising from a D.O.T. -reportable accident, he/she is to be tested within 32 hours. TIC policy requires immediate testing of any employee involved in an accident resulting in personal injury or equipment damage.

5.10.1.3                  A refusal to be tested is considered as a positive test and the driver is immediately disqualified from driving and terminated from employment.

7

5.10.2                        Pipeline Projects

5.10.2.1                  During facility start-up and maintenance, pipeline projects may be subject to D.O.T. regulations concerning drug testing, employee assistance, medical review and program administration (see 49 CFR Parts 40 and 199). Contact the Safety Department if you have questions regarding D.O.T. requirements on pipeline projects.

5.11                        SUBCONTRACTOR’S RESPONSIBILITY

TIC’s subcontractors have the same requirements as TIC to provide a safe and drug-free workplace. See Article 18 and Exhibit H for TIC’s standard form subcontract.

5.12                        GENERAL PERSONNEL GUIDELINES

5.12.1                        Employee Assistance

5.12.1.1                  TIC offers the following assistance to employees with a drug/alcohol problem.

5.12.1.1.1                  Individuals covered by TIC’s health insurance are entitled to benefits allowed under the medical plans. Contact the Benefits Manager regarding the available benefits.

5.12.1.1.2                  The Company will assist in locating drug/alcohol rehabilitation facilities.

5.12.1.1.3                  An employee with a dependence problem may be removed from active employment until he or she can test free of drugs or alcohol and is fit to return to duty. This decision will be made by the Human Resources Director, on a case-by-case basis, based on such factors as severity of the dependency, type of work performed by the employee, treatment availability and so forth. The Human Resources Director may require an employee to successfully complete a rehabilitation program before being considered for rehire.

5.12.1.1.4                  Employees who request assistance for a dependency problem of their own accord generally will not be subject to discipline. Removing an employee from active employment until he/she can test free of drugs or alcohol is not to be considered as disciplinary. Such removal is for the safety of the employee and fellow employees.

5.12.2                        Discipline

5.12.2.1                  The Company’s discipline procedure regarding pre-hire, for-cause and random drug and alcohol testing is as follows:

5.12.2.1.1                  If a NEW APPLICANT fails the pre-hire test, he/she cannot be hired at that jobsite and must re-test negative to be eligible for hire at another TIC jobsite.

5.12.2.1.2                  If a CURRENT OR FORMER (transferred/re-hired) EMPLOYEE fails or refuses to submit to a pre-hire, reasonable cause, post accident or a random drug/alcohol test, employment must be terminated immediately. You must call the D&A Program Manager immediately to report the refusal.

8

The Termination Report must be completed by checking the safety box. No information regarding failure of a test should be given out. The employee may retest at any time at TIC’s expense. If the second test is negative, he/she may go to work at that jobsite or elsewhere within TIC, subject to work availability, the client’s policy regarding re-testing and any other jobsite rules. A new applicant or existing employee who is being tested must provide a sample within three (3) hours of the request. Failure to produce a sample within 3 hours is to be considered a refusal and the employee will be terminated (unless a doctor’s note is submitted for any medical conflicts). Notify the D&A Program Manager immediately.

5.12.2.1.3                  Employees who attempt to adulterate, falsify, tamper with, or assist other employees in an attempt to falsify a drug or alcohol test are to be permanently ineligible for rehire for failing to comply with Company policy.

5.12.2.1.4                  When an employee is rehired following a positive test, the employee is to be re-tested periodically throughout the duration of their employment with TIC. THE EMPLOYEE SHOULD BE INFORMED OF THIS CONDITION BEFORE RE-EMPLOYMENT. Site supervisors are to assure that periodic retesting is accomplished.

5.12.2.1.5                  If an employee fails two tests at any time during employment he/she will be required to undergo, at the employee’s expense, a Drug and Alcohol evaluation prior to testing a third time. The D&A Program Manager will decide whether to allow re-testing and/or return to work, based on the evaluation results.

5.12.2.1.6                  If the employee fails a third test, he/she will be permanently ineligible for rehire. Any decision to rehire after a failed third test will be at the discretion of the Human Resources Director.

5.12.2.1.7                  TIC maintains a list of employees who have failed a drug or alcohol test and eligibility can be verified before re-hiring. If an employee ineligible for rehire due to a previous positive drug screen is inadvertently hired, the D&A Program Manager or authorized person will notify the appropriate supervisor and a drug test must be given using a TIC-approved, SAMSHA certified lab. The employee will not be allowed to work until he/she tests negative.

5.12.2.1.8                  Employees terminated based on a positive test may ask the Human Resources Director to review the decision.

5.13                        SAMPLE COLLECTION

5.13.1                        Testing Companies

5.13.1.1                  SAMSHA Approved Laboratory Drug Testing

5.13.1.1.1                  Kroll Laboratory Specialists, Inc. (KLS), and National Toxicology Labs

9

5.13.1.1.1.1                  These laboratories are certified by SAMSHA and may be used for testing in any situation. The use of any other labs must be approved through the TIC Safety Director.

5.13.1.2                  On-Site Drug Testing

5.13.1.2.1                  These tests can be performed on-site, however, they may only be used for pre-employment screening. All positive tests must be confirmed by one of the above mentioned labs.

5.13.1.2.1.1                  Insta-cup

5.13.1.2.1.1.1                      The donor sample is given directly in the provided cup, and the panel is placed into the cup after the void has been completed.

5.13.1.2.1.2                  Roche Test Cup

5.13.1.2.1.2.1                      The donor sample is given directly in the provided cup, resulting in a very clean, hygienic testing procedure.

5.13.1.3                  On-Site Alcohol Testing

5.13.1.3.1                  On-site alcohol testing may be used as a preliminary method for pre-hire, random, post accident, and for cause alcohol testing to determine presumed blood alcohol levels. Positive on-site alcohol tests at .080+ must be confirmed with a blood alcohol test or an evidentiary breathalyzer operated by a certified technician. In states where confirmation is required, on-site alcohol tests at .02 — .079 must also be confirmed. See Section 5.14.

5.13.1.3.1.1                  BreathScan

5.13.1.3.1.1.1                      The BreathScan is a small tube through which the suspect employee blows. If there is a color change, the indicated alcohol concentration level is exceeded.

5.13.1.3.1.2                  Lifeloc FC10 — Breath Alcohol Analyzer

5.13.1.3.1.2.1                      The FC10 provides the flexibility to perform breath alcohol tests in any situation. The operator may choose between Automatic and Manual testing methods.

5.13.1.3.1.3                  Alert J4

5.13.1.3.1.3.1                      Alert® is a hand-held, pre arrest breath alcohol tester that identifies alcohol impaired workers.

5.13.2                        Kroll Laboratory Specialists, Inc. (KLS), National Toxicology, and AccuSign/Status Stik Sample Collection Procedures

5.13.2.1                  Testing Location

10

5.13.2.1.1                  A separate bathroom should be used for testing. Remove all products (i.e., soap, disinfectant, etc.) stored in the room. Turn off water if possible. Place a bluing agent in the toilet prior to collection of sample. Inspect for items that may have been left behind by previous users before another individual enters the room.

5.13.2.2                  Pre-Test

5.13.2.2.1                  Verify with a picture I.D., the identity of the individual providing the sample (the donor).

5.13.2.2.2                  A Chain of Custody form (KLS, National Toxicology or DOT), must be completed and signed by the donor and the person witnessing the sample collection.

5.13.2.2.3                  After first notification of drug testing, an employee will be given 3 hours to provide a sample. After 3 hours time, inability to provide a sample will be considered a refusal to test (unless a doctor’s note is submitted for any medical conflicts).

5.13.2.3                  Pre-Collection

5.13.2.3.1                  Donors must remove coats or other extra clothing so that a visual search for unusual bulges may be performed. Ask the donor to raise their arms over their head. If an unusual bulge is observed, ask the donor to identify the object. (Do not touch the donor.) Store the donor’s personal belongings in a safe place during the test. Donors may keep their wallets with them.

5.13.2.3.2                  Take an unopened KLS or National Toxicology test kit and hand it to the donor. Instruct the donor to open the bag and remove the collection bottle. Instruct the donor to fill the bottle at least half full to assure a sufficient specimen amount.

5.13.2.3.3                  If using an on-site test, explain that part of the sample will be used for the on-site test and that if a positive result is found, the remainder will be sent to a lab for confirmation. Also explain that when the donor finishes voiding, he or she should screw the cap on loosely so that the inner seal of the cap does not seal the bottle.

5.13.2.3.4                  If you are not using an on-site test, instruct the donor to turn the cap until it clicks after voiding, otherwise leakage may occur. Have the donor initial an undamaged seal strip from the provided Chain of Custody Form and place it across the cap.

5.13.2.4                  Collection

5.13.2.4.1                  Witness the donor filling the bottle. Witnessing can be accomplished by being in the same room or standing near the door and being alert for unusual sounds. The witness must be the same sex as the donor.

11

5.13.2.4.2                  Have donor carry the specimen back to test area. Once the specimen is collected, make certain that you and the donor never leave the bottle unattended.

5.13.2.4.3                  Examine the temperature strip on the bottle immediately after collection and record the condition of the sample, (i.e., temperature, color, etc.) on the Chain of Custody form.

5.13.2.4.3.1                  Collector MUST read specimen temperature within four minutes of collection. To be valid, specimens must be between 90 and 100 Degrees Fahrenheit. Determine temperature of specimen by color indicated in display window. If no colors are present, the temperature is outside the strip’s temperature range then a second sample must be done under observation. The new sample must be taken using a new bottle, a separate chain of custody form, and the remarks section of the cold chain of custody must reference the Specimen ID Number of the second sample and indicate that it is the cold sample. On the second sample’s (which should be in the temperature range) chain of custody form please reference the Specimen ID Number from the 1st sample’s chain of custody in the remarks section.

5.13.2.4.3.2                  Colors appear in sequence of tan, green and blue. Green indicates the actual temperature. If the box turns both tan and blue, then the temperature is between those two numbers. Example: Tan box at 92 degrees and the blue box is at 94 degrees; actual temperature is approximately 93 degrees. A single green box is the actual temperature.

5.13.3                        Shipping Instructions

5.13.3.1                  Kroll Laboratory Specialists, Inc. (KLS)

5.13.3.2                  Ship the sample via Airborne (1-800-247-2676), account number 35147148. If Airborne delivery is not available in your area, ship the sample overnight via UPS or Federal Express. KLS’s address is: 1111 Newton Street, Gretna, LA 70053. KLS’s phone number is 1 -800-433-3823.

5.13.3.3                  National Toxicology Labs

5.13.3.4                  Ship the sample via Airborne, account number 33661197. If Airborne delivery is not available in your area, ship the sample overnight via UPS or Federal Express. National Toxicology’s address is: 1100 California Ave., Bakersfield, CA 93304.

5.13.4                        Pre-employment Drug Testing Procedure Using the Roche Test Cup

5.13.4.1                  Materials

5.13.4.1.1                  Your drug screening test kit consists of:

5.13.4.1.1.1                  One Roche Test Cup;

5.13.4.1.1.2                  Chain of Custody Form (for positive results only); and

12

5.13.4.1.1.3                  Purchase a trash can with a lid, plastic trash can liners, and surgical gloves.

5.13.4.2                  Procedure

The donor must be allowed to watch the testing procedures!

5.13.4.2.1                  Allow the test module to come to room temperature prior to opening the bag (approximately 60 minutes).

5.13.4.2.2                  Put on surgical type protective gloves for the duration of the test.

5.13.4.2.3                  To deter the dilution of specimens at the collection site, bluing agent may be placed in the toilet. Other water sources, especially hot water, should be turned off or taped off during the collection of the sample. Cleaning agents, soap, air freshener, etc. should not be accessible.

5.13.4.2.4                  The collection site person should positively identify the donor by photo identification.

5.13.4.2.5                  The donor should remove unnecessary outer garments and not take purses, backpacks, etc., into the bathroom during collection of the sample.

5.13.4.2.6                  Allow the donor to take an unopened Test Cup package. Verify the expiration date on the back of the pouch. Have the donor open the package and place a label on the cup with the donor’s name or I.D., number and date.

5.13.4.2.7                  Instruct the donor to void into the Test Cup, filling approximately halfway. This will be approximately 90 ml, which is enough to run the Test Cup and send to the lab for confirmation if necessary.

5.13.4.2.8                  Upon receiving the specimen from the donor, verify the identification label is the same. Determine if there is at least 30 ml. If the volume is insufficient, allow the donor to have an 8 oz. glass of water every half hour, not to exceed three glasses, and collect another sample as soon as possible.

5.13.4.2.9                  Within four minutes of collection, check that the temperature of the sample is between 90° - 100°. If the temperature is outside this range, the sample may have been adulterated or may be a sample the donor brought in to substitute. Check the appearance of the sample for anything unusual (color, odor, cloudiness, foam from soap, etc.). Note on report form.

5.13.4.2.10           Align the tab on the lid with the blue “Test” arrow on the front of the Test Cup. Press down on the lid to make sure it is seated properly. The lid should be parallel to the rim on cup.

5.13.4.2.11           Tilt the Test Cup forward (test faceplate down) so that the sample is covering 1/2 to 3/4 of the lid. DO NOT INVERT. Hold to the count of 10 (approximately 10 seconds). Set the Test Cup on a counter or hold it upright. Leave the lid in the “Test” position.

13

5.13.4.2.12           Observe the “Test Valid” windows: This is the device control and the timing indicator. When blue lines have formed and the background is clear in the test valid windows (approximately 3-5 minutes), remove the result label and interpret the results in the upper windows (+ shaped). If any of the “Test Valid” lines do not appear, repeat steps j and k. There must be a line in every “Test Valid” window before the test results are interpreted.

5.13.4.3                  Documentation of Roche Test Cup Results

5.13.4.3.1                  The results of every Roche Test Cup test, positive or negative, must be documented. To do this, complete the Chain of Custody form for on-site drug tests, available on the TIC Intranet under Safety Forms.

5.13.4.3.2                  Establish a secure Confidential File (do not use the employee file) for drug screen results. Place all drug and alcohol testing documentation in this file. When the project is complete, this file is to be sent to the corporate offices for record retention.

5.13.4.4                  Interpretation of Results

5.13.4.4.1                  Negative: a blue line, even a faint line, in the result window indicates that the test is negative. If all tests are negative, record the results. Have the donor flush the sample and discard the Test Cup.

5.13.4.4.2                  Positive or “Non-Negative”: a clear white plus, no blue in the result window indicates a presumptive positive for that drug.

5.13.4.5                  Positive Roche Test Cup Results

5.13.4.5.1                  If the Roche Test Cup is positive, the sample is to be sent to a SAMSHA approved laboratory for GC/MS confirmation testing. Place the label from the front of the Test Cup over the vent hole on the back and tighten the id to the stop position. Follow the instructions on the laboratory’s chain of custody form. The chain of custody form will have a seal that will be placed over the lid of the Test Cup to ensure the integrity of the sample.

5.13.4.5.2                  If the donor of a positive Roche Test Cup refuses to fill out the Chain of Custody form, or no longer requests employment, please notify the Steamboat Human Resources Department immediately — this will be considered a refusal and will serve as a D&A strike in the employee’s record.

5.13.4.5.3                  If a positive test is reported as negative by our lab, the donor is not entitled to be paid for the hiring delay since he/she was not yet on the payroll.

5.13.4.6                  Discarding Tests

5.13.4.6.1                  Surgical type gloves must be worn from start to finish. A can labeled “Danger — Human Waste Products”, with a pop-up lid, should be lined with a plastic trash bag and this can should be used for disposal of all used

14

materials. Empty the contents from the collection bottles in the restroom and discard the empty bottles in the can.

5.13.5                        Alcohol Testing

5.13.5.1                  AlcoScreen and BreathScan are simple, low-cost tests, which provide a preliminary indication of alcohol use.

5.13.5.1 ..1               Availability. Order your on-site alcohol tests from:

AlcoScreen:	BreathScan:
Kroll Laboratory Specialists, Inc.	Columbia Labs (ask for AJ to get discount)
1111 Newton Street	800-952-2181
Gretna, LA 70053	www.columbialab.com
800-433-3823

5.13.5.1.2                  If you order the AlcoScreen test, request the test that detects levels from .00 — .08. When ordering the BreathScan, you will need both the .02 and .08 versions.

5.13.5.2                  Procedure - AlcoScreen

5.13.5.2.1                  Follow the written procedure on each AlcoScreen package.

5.13.5.2.1.1                  Perform this test for pre-hire, post-accident, random, and for- cause reasons.

5.13.5.2.1.2                  Make sure the person taking the test has placed nothing in their mouth for 15 minutes prior to the test.

5.13.5.2.1.3                  Have the employee open the sealed AlcoScreen packet and explain to the employee how the test works.

5.13.5.2.1.4                  Observe the employee place the pad into the mouth and saturate the pad with saliva.

5.13.5.2.1.5                  Remove pad and place it in a cup or on a tissue.

5.13.5.2.1.6                  Wait two minutes and evaluate pad for color change, comparing it to the color chart on the back of the package. Refer to 5.6.2.1.1 of this document for alcohol cut-off levels.

5.13.5.3                  Alcohol Cut-Off Levels

5.13.5.3.1                  Refer to the 5.6.2.1.1 of this document for alcohol cut-off levels or call the Corporate Safety Department for more information.

5.13.5.3.1.1                  Procedure — BreathScan

5.13.5.3.1.1.1        Follow the written procedure on each BreathScan package.

15

5.13.5.3.1.1.2        Perform this test for pre-hire, random, post- accident, and for-cause testing.

5.13.5.3.1.1.3        Make sure the person taking the test has placed nothing in their mouth for 15 minutes prior to the test.

5.13.5.3.1.1.4        Hand the employee a .02 BreathScan test, and explain to him or her how the test works.

5.13.5.3.1.1.5        Have them squeeze the tube and break the glass ampoule.

5.13.5.3.1.1.6        Instruct them to blow hard into the tube for 12 seconds.

5.13.5.3.1.1.7        Wait two minutes for a reaction. If they develop a blue color, the test indicates an alcohol level exceeding .02. Employees that test above a .02 must repeat the test with a .08 level BreathScan. Refer to 5.6.2.1.1 of this document for alcohol cutoff levels.

5.13.5.3.1.2                  Refer to section 5.6.2.1.1 of this document for alcohol cutoff levels or call the Safety Department for more information.

16

5.14        STATE RESTRICTIONS

The following lists each state’s Drug U Alcohol Testing and Confirmation requirements and restrictions, if any exists.

STATE:	SPECIAL RESTRICTIONS:
Alabama	All positives tests must be sent to MRO for confirmation before being reported to employer.
Alaska	None.
Arizona	None.
Arkansas	None.
California	None.
Colorado

Boulder’s ordinance requires that employee’s initial positive drug tests be confirmed by GC/MS and that the employee has the opportunity to have a re-test at a SAMSHA certified laboratory. Applicants’ initial positive tests need not be confirmed. Therefore, on-site testing is permitted but employers should not take final action against a current employee until a confirmatory test result is obtained. The rest of the state has no restrictions for on-site testing.

Delaware	None.
District of Columbia	None.
Florida	None.
Georgia	None.
Connecticut	On-site testing is permitted. All initial positive drug tests must be confirmed using GC/MS.
Hawaii

On July 2, 1999, Hawaii amended its employment drug testing law to include on- site testing for pre-employment use. The law requires on-site drug tests to be confirmed using GC/MS if they are used to deprive a person of employment or if there is to be adverse action. The device must be FDA approved and the operator administering the test needs to be trained by the manufacturer or manufacturers designee. On-site testing is permitted in criminal justice.

Idaho	A job applicant has a right to request a positive on-site drug and alcohol preemployment test be confirmed at a laboratory.
Illinois	None.
Indiana	None.
Iowa

On-site testing is permitted. All positive drug tests must be confirmed by a second test using a different chemical process and all confirmatory tests must be performed at laboratories approved by SAMSHA or under rules developed by the Iowa Department of Public Health.

Kansas

The Kansas drug testing law appears to limit testing. However, the state Attorney General has issued an opinion stating that employers who use on-site drug testing kits to test for controlled substances for employee management purposes are not subject to the requirements of the state drug-testing law. In any case, a drug test result is admissible in a workers’ compensation or unemployment compensation hearing only if the test was performed by a laboratory certified by HHS and confirmed by GC/MS or a Comparable method. Otherwise, it appears as though on-site testing can be used.

Kentucky	None.
Louisiana	On-site testing is prohibited when a covered employer tests for marijuana, cocaine, opiates, PCP, and amphetamines. Tests for other drugs of abuse and

17

STATE:	SPECIAL RESTRICTIONS:

alcohol are not regulated by the law. However, on-site testing is permitted under some specific statutory exceptions listed in the law and/or if the test does not result in mandatory or discretionary consequences to employees or applicants such as when on-site tests are used to screen out negative test results. All positives tests must be sent to MRO for confirmation before being reported to employer.

Maine

On-site testing is prohibited when used on employees. On-site testing is allowed for applicants only if the facility meets the requirement set out by the Maine Department of Labor, which includes a demonstrated proficiency in CAP procedures. TIC has approved CAP procedures. Physician’s offices and clinics may be able to meet or already meet these criteria and may be able to offer/use on- site testing.

Massachusetts	None.
Michigan	None.
Minnesota	On-site testing is prohibited.
Mississippi	None.
Missouri	None.
Maryland

Maryland’s drug testing law requires that all controlled substance and alcohol tests required by employers as a condition of employment be conducted at a state certified laboratory. Therefore, on-site testing is prohibited.

Montana	It appears the law governs only the testing of safety-sensitive employees. On-site testing may, therefore, be an option for non-safety-sensitive employees and job applicants.
New Hampshire	None.
New Jersey	None.
New Mexico	None.
New York	None.
Nevada	None.
Nebraska	On-site testing is permitted. Requires only that all initial positive tests be confirmed at a certified laboratory. Alcohol tests must be confirmed with a certified evidentiary breathalyzer.
North Carolina

On-site drug and alcohol testing of prospective employees is permitted. All positive initial drug and alcohol tests must be confirmed at a state-certified laboratory. On-site screen of employees is prohibited.

North Dakota

The state worker’s compensation statue denies benefits to employees who fail a drug or alcohol test only if those tests are performed in accordance with DOT regulations, which prohibit on-site testing. Otherwise, there is no limit on an employer’s right to use on-site testing.

Ohio	None.
Oklahoma	On-site testing is allowed only when a license is obtained from the State Health Department and daily QA testing is conducted.
Oregon

Oregon permits employers to conduct on-site testing, providing that each employer registers as an on-site screening facility. To register, the employer must certify that: (1) tests have FDA approval and are used in accordance with any instructions included by the FDA; (2) tests will be administered according to the instructions of the manufacturer; (3) C-O-C procedures will be observed; (4) operators of the facility will be trained in the use of the tests by the manufacturer and (5) all initial positive tests will be confirmed by a licensed

18

STATE:	SPECIAL RESTRICTIONS:

laboratory before release of the test results if the positive test result will be used to take adverse employment action. Employers many not require employees to submit to a breathalyzer test, unless the employee consents or the employer has a reasonable suspicion that the employee is impaired.

Pennsylvania	None.
Puerto Rico	On-site testing is prohibited unless the employer was using on-site tests prior to the drug testing law’s effective data of February 4, 1998.
Rhode Island	Positive results need to be confirmed by a laboratory.
South Carolina	None.
South Dakota	None.
Tennessee	None.
Texas	Does not appear to limit use by private employers.
Utah	None.
Vermont	On-site testing is not permitted.
Virginia

Virginia permits on-site testing but gives employers the benefit of a presumption of intoxication under the workers' compensation and unemployment compensation statues when a confirmatory test meeting SAMSHA guidelines indicates a positive result.

Washington	None.
West Virginia	None.
Wisconsin	None.
Wyoming	None.

19

Safety Meetings
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

1.0 JOBSITE SAFETY ADMINISTRATION AND RESPONSIBILITY

PROCEDURE TABLE OF CONTENTS

1.1	SITE MANAGER	2
1.2	JOBSITE SAFETY COMMITTEE	2
1.3	SAFETY SUPERVISOR	3
1.4	FOREMEN	3

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

1.1          SITE MANAGER

1.1.1       The overall responsibility and authority for the Project Safety Program is vested with the site manager. The site manager is to:

1.1.1.1    Establish an effective Safety Management Program based on this manual.

1.1.1.2    Plan all work to comply with the TIC Safety Management Program.

1.1.1.3    Establish and participate in a jobsite safety committee.

1.1.1.4    Coordinate the TIC safety effort with the client and other contractors.

1.1.1.5    Provide the necessary safety equipment.

1.1.1.6    Ensure jobsite compliance with all applicable federal, state, local, client and TIC safety and health standards.

1.1.1.7    Promptly complete accident investigations and reports.

1.1.1.8    Establish a regularly scheduled meeting of all site management, foremen through superintendents, to discuss project safety concerns with site managers.

1.1.1.9    Schedule a meeting of all employees to convey TIC’s commitment to safety, and to discuss specific safety concerns.

1.1.1.10 Ensure all employees understand the reporting requirements for job injuries and illnesses, as part of the jobsite orientation.

1.2          JOBSITE SAFETY COMMITTEE

1.2.1       Implement the TIC Safety Program.

1.2.2       Establish programs to acquaint each employee with hazards they may be exposed to on the jobsite.

1.2.3       Implement the TIC injury management program as described in this manual.

1.2.4       Keep safety bulletin board current.

1.2.5       Review jobsite safety performance and correct deficiencies.

1.2.6       Investigate accidents and institute corrective action.

2

1.3          SAFETY SUPERVISOR

1.3.1       Some jobsites use a site safety supervisor to assist in the administration of the safety program. The requirement for a site safety supervisor is determined by the complexity of safety management at the project. When a site safety supervisor is not assigned to a project, the responsibility for his duties falls to the site manager. Duties include:

1.3.1.1    Communicate with the client regarding jobsite safety.

1.3.1.2    Implement and administer safety training for each employee.

1.3.1.3    Assure productive daily/weekly toolbox safety meetings.

1.3.1.4    Perform safety inspections of the jobsite and direct employees and jobsite management to take necessary corrective action.

1.3.1.5    Ensure that TIC safety information, including the TIC Safety Handbook, jobsite policies, hazard communications materials are provided to each employee.

1.3.1.6    Review accidents and institute corrective actions.

1.3.1.7    Implement the TIC injury management program, as described in this manual.

1.3.1.8    Actively participate as a member of the Safety Committee.

1.4          FOREMEN

1.4.1       Job foremen are an integral part of an effective safety program. Their level of involvement helps determine the effectiveness of the safety program. A foreman’s responsibilities include:

1.4.1.1    Instruct workers in safe work practices and methods.

1.4.1.2    Require that employees have the proper protective equipment and tools necessary to perform the job safely.

1.4.1.3    Review the work area for jobsite hazards, and correct unsafe conditions that may exist.

1.4.1.4    Enforce applicable safety requirements.

1.4.1.5    Set a good example for employees.

1.4.1.6    Assist in the investigation of accidents necessary corrective action.

1.4.1.7    Hold daily/weekly “tool box” safety meetings with employees to:

1.4.1.8    Review work practices and conditions;

1.4.1.9    Convey the related safety topics and concerns;

1.4.1.10 Encourage involvement in safety;

3

1.4.1.11 Communicate the TIC safety commitment to each employee.

1.4.1.12 See that first aid or medical attention is administered when necessary.

1.4.1.13 Participate in the Safety Committee.

4

Safety Meetings
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

3.0 SAFETY MEETINGS

PROCEDURE TABLE OF CONTENTS

3.1	MEETINGS	2
3.2	AGENDA	2
3.3	SAFETY COMMITTEE	2
3.4	SUPERVISOR’S/FOREMAN’S SAFETY/TQM MEETING	2
3.5	GENERAL JOBSITE MEETING	2
3.6	DAILY GANGBOX SAFETY/TQM MEETINGS	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

3.1          MEETINGS

The following meetings will be conducted on the jobsite.

3.1.1       Safety Committee Meetings

3.1.2       Supervisor’s/Foreman’s Safety/TQM Meetings

3.1.3       General Jobsite Safety Meetings

3.1.4       Daily Gangbox Safety/”TQM” Meetings

3.2          AGENDA

An agenda will be prepared in advance for each meeting, using the appropriate form. Completed copies of the form will be assembled in a notebook.

3.3          SAFETY COMMITTEE

The safety committee will meet weekly or more often when necessary to review the health and safety of all personnel (refer to previous section, Safety Committee Responsibilities).

The following items are to be covered at these meetings:

3.3.1       Previous week’s minutes;

3.3.2       The review of first aid and doctor cases that have occurred since the previous meeting, identifying accident causes, crafts involved, etc., including prevention methods to be initiated; and

3.3.3       Review of any safety violations noted, including corrective action necessary to eliminate a recurrence.

3.3.4       Safety problems and concerns shall be discussed and resolved.

3.4          SUPERVISOR’S/FOREMAN’S SAFETY/TQM MEETING

The Supervisor’s/Foreman’s Safety/TQM Meeting will be held on a regularly scheduled basis to discuss jobsite safety and the specific safety responsibilities of each member of the management team (refer to previous section, Site Managers Responsibilities).

3.5          GENERAL JOBSITE MEETING

The General Jobsite Meeting will be held with all employees on a regular scheduled basis to convey TIC’s commitment to safety and discuss general jobsite safety concerns (refer to previous section, Site Manager’s Responsibilities).

3.6          DAILY GANGBOX SAFETY/TQM MEETINGS

The Gangbox Safety/TQM Meetings are to be held daily to make each employee aware of hazards specific to the job that they are performing (refer to previous section, Foremen Responsibilities). While foremen are expected to discuss safety matters specifically related to their crew’s upcoming activities, additional material (i.e., safety committee handouts) might also be discussed.

A record of safety meetings is to be completed and distributed to the attendees, the site manager and the Corporate Safety Director.

2

Safety Education and Training
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	08/2001

2.0 SAFETY EDUCATION AND TRAINING

PROCEDURE TABLE OF CONTENTS

2.1	PURPOSE	2
2.2	SAFETY COMMUNICATIONS SYSTEM	2
2.3	NEW-HIRE ORIENTATION	2
2.4	THINK AND PLAN TRAINING (T.A.P.)	3
2.5	SUPERVISOR SAFETY TRAINING	3
2.6	PROJECT BULLETIN BOARDS	4
2.7	EMERGENCY MEDICAL TECHNICIAN (EMT) ASSISTANCE	5
2.8	FIRST AID AND CPR TRAINING	5
2.9	MSHA TRAINING	5
2.10	BASIC RIGGER TRAINING	6
2.11	APPRENTICE PROGRAM	6
2.12	HEAVY EQUIPMENT TRAINING	6
2.13	LIFT CRANE OPERATOR TRAINING	6
2.14	HAZARD COMMUNICATION TRAINING	7
2.15	APPENDIX	7

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

2.1          PURPOSE

A proven means of instituting and reinforcing a safety program is through a carefully planned and communicated program of safety education, training and informational activities. These activities are to be presented to ensure that all employees know their obligations and responsibilities to the overall safety effort.

2.2          SAFETY COMMUNICATIONS SYSTEM

TIC utilizes various methods of conveying information about work hazards and their controls to employees. The following information represents the major elements of the comprehensive TIC safety training program:

•      New-Hire Safety Orientation

•      Hazard Communications Training

•      Supervisor’s Safety Training

•      General Jobsite Meetings

•      Daily/Weekly TQM “Tool-Box” Safety Meetings

•      Supervisors Safety Meetings

•      Safety Committee Meetings

•      Project Safety Bulletin Boards

•      Safety Newsletters and Bulletins

•      OSHA/MSHA Compliance and Training

•      Crane Safety Training

•      Heavy Equipment Safety Training

•      Basic Rigger Training

•      EMT Assistance

•      First Aid Training

•      Safety Task Training on Tools and Techniques

•      Video Safety Training

•      Apprentice Training Program

•      Think and Plan Posters and Sign-In Sheets

2.3      NEW-HIRE ORIENTATION

Refer to the attached Appendix A - New Hire Orientation Guidelines

2.3.1       All newly hired employees, regardless of their position, are required to attend a safety orientation prior to beginning their duties. The training is to include the orientation tape, walk-around orientation to the project and hazards, issuance of the TIC Construction Safety Handbook and other safety materials, review of specific owner requirements, jobsite policies, and other topics indicated by project conditions.

The new-hire safety orientation shall include, but not be limited to, the following topics when applicable to the scope of work:

•      Employer/Employee Responsibilities Under OSHA/MSHA

•      Procedure for Reporting and Correcting Unsafe Conditions or Practices

•      Job Hazard Analysis

•      Eye Protection

•      Head Protection

•      Hearing Protection

•      Foot Protection

2

•      Safe Lifting Procedures - Back Injury Prevention

•      Respiratory Protection

•      Fall Protection

•      Scaffolding

•      Signs, Barricades and Flagging

•      Perimeter Guarding

•      Slips, Trips, and Falls

•      Housekeeping

•      Fire Protection - Hot Work Permits

•      Seat Belt Use

•      First Aid

•      Accident Reporting Requirements

•      Construction Emergency Action Plan

•      Trenching, Excavations and Tunnels

•      Confined Space Procedures

•      Safe Blasting Procedures

•      Material Handling, Rigging Procedures and Crane Safety

•      Electrical Safety

•      Safe Clearance Procedures (Lockout, Blockout, Tagging and Overhead Power Lines)

•      Hazard Communication

•      Special Project Requirements and Procedures

•      Appendix A (For a complete copy of the standardized TIC New Hire Safety Orientation Guidelines, refer to Appendix A).

2.4          THINK AND PLAN TRAINING (T.A.P.)

2.4.1       Think and Plan Safety Training (T.A.P.) is a behavioral safety component of the TIC Safety Management Program. All employees are to be introduced to the concepts of T.A.P. at New Hire Orientation, with follow up approximately two weeks later. T.A.P. training includes:

2.4.1.1            Safety as a value;

2.4.1.2            Unsafe behavior; and

2.4.1.3            Personal Safety Task Planning.

2.4.2       T.A.P. training is reinforced with hardhat stickers, job site posters, gang box meeting T.A.P. sign-in sheets, and regular safety meetings. Refer to the TIC Intranet for a copy of the TAP Program.

2.5          SUPERVISOR SAFETY TRAINING

2.5.1       The daily involvement of the foremen and other supervisors is very important to the success of the project safety program. It is, therefore, necessary that each supervisor know his or her safety responsibilities. Supervisor safety training shall include the following items of responsibility:

2.5.1.1            Safe Work Areas

The supervisor shall be familiar with his or her crews’ work areas and ensure that safe conditions are maintained. Upon identification of an unsafe condition, it will

3

be the responsibility of the supervisor to make sure those conditions are corrected before work continues

2.5.1.2            Safe Work Practices

When the supervisor assigns work tasks to a crew, he/she shall ensure that they are instructed in the proper work methods, and the proper use of personal protective equipment and tools to perform the job safely.

2.5.1.3            Supervising for Safety

The Supervisor shall monitor the crew’s progress to assure that safe work practices are being used.

2.5.1.4            Gangbox Safety/TQM Meetings

Each foreman is required to conduct a daily Gangbox Safety/TQM meeting with his entire crew at a specified time and place. In addition, the foreman is required to obtain a list of those employees attending the meeting and to note what was discussed.

2.5.1.5            Emergency Procedures

Each supervisor shall become completely familiar with the project emergency procedure so that they can provide the needed leadership required in case of serious injury, fire, evacuation or other situations.

2.5.1.6            Accident Investigations

Supervisors are required to actively participate in the investigation of any incidents that result in:

2.5.1.6.1        Personal injury to a crew member. This includes the filling out of the “Report of Injury” form and its return on the same day to the project office so it can be called in to the corporate office insurance coordinator (Safety Department) if a doctor’s treatment is required.

2.5.1.6.2        Equipment or property damage in the supervisor’s area of responsibility. Fill out the Equipment/Incident/Accident Report.

2.6          PROJECT BULLETIN BOARDS

2.6.1       In order to promote safety and maintain a highly visible safety profile on the worksite, the project shall establish Safety Bulletin Boards.

2.6.2       Bulletin boards of a sufficient size to accommodate the following materials may be fabricated on the job or requisitioned through the shop:

2.6.2.1            Appropriate MSHA, OSHA and Workers’ Compensation information posters.

2.6.2.2            Emergency phone numbers, i.e., fire department, ambulance, hospital, etc.

2.6.2.3            Project assured grounding program.

2.6.2.4            Crane hand signal chart.

4

2.6.2.5            Appropriate safety posters, publications and communications from the home office.

2.6.3       Bulletin boards will be located where they are readily accessible and may be easily read by employees.

2.6.4       A safety suggestion box may be secured near the bulletin board to encourage anonymous participation in the TIC Safety Program.

2.7          EMERGENCY MEDICAL TECHNICIAN (EMT) ASSISTANCE

2.7.1       In order to qualify for these benefits, the employee must be nominated by his or her supervisor and approved by the Corporate Safety Director prior to taking the course. Employees should have worked for TIC for one year and be a Journeyman Craftsman or above in order to be nominated. The incentives will apply to employees taking approved EMT courses on their own or TIC-sponsored courses. Books and tuition reimbursement, Jump Kits and the jacket will be a job expense.

2.7.2       Upon receipt of a Level I or higher EMT certification, the employee is eligible for the following:

2.7.2.1            Reimbursement for tuition and books. A receipt or other evidence of payment must be provided. The amount to be reimbursed also must be established and approved by Corporate Safety before the course work is undertaken.

2.7.2.2            An hourly increase of $1 over the employee’s normal rate at anytime that the employee is designated, by the project supervisor, as the site EMT. A project may have EMT’s on the payroll who will not receive the $1 increase since they have not been named the designated EMT. (There will be no rate increase for employees who are salaried or are not project assigned.)

2.7.2.3            EMT certifications must be current and on file in the Corporate Safety Department in order for an employee to be eligible. All payroll change notices for the $1 increase must be signed by the site supervisor.

2.7.2.4            An EMT Jump Kit will be assigned to an EMT who has been designated as the project EMT. These kits will be restocked by the project the EMT is working on as contents of the jumpkit are used.

2.7.2.5            A TIC jacket identifying the employee as a company EMT.

2.8          FIRST AID AND CPR TRAINING

2.8.1       TIC offers first aid training and provides certified first aid training and training equipment. First aid and CPR training is encouraged for every employee. This training can be scheduled by supervisors through the Corporate Safety Director.

2.8.2       First Aid training for employees and their families is encouraged and can be given by our instructors by contacting the Corporate Safety Director.

2.9          MSHA TRAINING

2.9.1       TIC has MSHA approved training plans, certified trainers, training equipment and material for the following properties:

5

2.9.1.1    Metal, Non-Metal Mines

2.9.1.1.1       Approved surface plan, 24-hours

2.9.1.1.2       Approved underground plan, 40-hours

2.9.1.2    Coal Mines

2.9.1.2.1       Approved surface plan, 24-hours

2.9.1.2.2       Approved underground plan, 40-hours

2.9.2       MSHA required contractor training should be discussed at the bidding stage with the Corporate Safety Director. A training schedule should be arranged several weeks ahead of time in most cases.

2.10        BASIC RIGGER TRAINING

2.10.1     The TIC Basic Rigger Training gives the employee information on rigging, the use of wire rope and the TIC sling capacity chart.

2.10.2     Upon completion of the Basic Rigger Training course, the employee will be issued a certification card.

2.11        APPRENTICE PROGRAM

TIC offers an apprenticeship craft training program which incorporates the TIC safety philosophy and job safety as an integral part of the training program.

2.12        HEAVY EQUIPMENT TRAINING

(Refer to TIC Safety Manual Section - Mobile Equipment Operator Certification)

2.12.1     All operators are required to read and understand the contents of the operator’s manual before equipment operation.

2.12.2     No operator will be allowed to operate equipment on which he/she has no previous experience until he/she has received adequate training.

2.13        LIFT CRANE OPERATOR TRAINING

(Refer to TIC Safety Manual Section - Mobile Equipment Operator Certification)

2.13.1     All crane operators are to be certified on the type of equipment they are operating through the TIC Lift Crane Operator Certification Process. This includes:

2.13.1.1         Reading the TIC Corporate Crane & Rigging Manual;

2.13.1.2         Viewing the TIC Lift Crane Operator video;

2.13.1.3         DOT physical;

2.13.1.4         Drug and alcohol screening; and

6

2.13.1.5         Completion by the project site manager of the Lift Crane Operator Experience/Authorization form.

2.13.2     Upon completion of Crane Operator Certification, the operator will be issued a certification card indicating the type of equipment he/she is certified to operate for TIC.

2.14        HAZARD COMMUNICATION TRAINING

2.14.1     Each employee, as part of employee orientation and jobsite hazard recognition, will be provided with hazard communication training as required under OSHA and MSHA regulations. Hazard Communications Training shall include:

2.14.1.1         An overview of the company hazard communication program.

2.14.1.2         A review of the hazardous materials present on the jobsite.

2.14.1.3         The location, availability and contents of our written hazard communication program and MSDS.

2.14.1.4         How to detect the release or presence of hazardous materials in the work area.

2.14.1.5         Physical and health hazards of the hazardous materials, and how to avoid exposure by using good work practices, personal protective equipment, and specific procedures implemented by the company to protect employees, etc.

2.14.1.6         Identification and labeling of hazardous materials.

2.14.1.7         How to read labels and MSDS’ to obtain hazard information.

2.14.2     After attending the training class, each new employee will sign the Hazard Communication Training Certification form to verify that they attended the training, received our written materials, and that they understand the TIC policies on hazard communication.

For specific details on the TIC Hazard Communications Program, refer to the section - Hazard Communication Compliance Program

2.15        APPENDIX

A.    New Hire Safety Orientation Guidelines

B.    Supervisor’s Walk Around Guidelines

7

APPENDIX A
NEW HIRE SAFETY ORIENTATION GUIDELINES

Instruction to the Trainer: Have each employee sign in to document the training received. Retain documentation in the job files.

Required Forms: PL-1 5 Training Documentation.

•        Category I Employees — Newly hired, have not received the full TIC New Hire Orientation within the past 12 months.

•        Category II Employees — Have received the full TIC New Hire Orientation within the past 12 months.

A2.1    CATEGORY I AND II EMPLOYEES

Every TIC employee receives the following training before beginning work.

A2.1.1            Prehire Drug Screen

A2.1.1.1         Sign the Jobsite Policy before taking the drug screen.

A2. 1.1.2        Explanation of TIC Drug and Alcohol Policy, pre-hire, random 10% at least once monthly, post accident, for-cause, all employees involved.

A2.1 .1.3        Equipment operators/yearly.

A2.1 .2           Introduction By The Site Manager

A2.1.2.1         Welcome.

A2.1 .2.2        Review safety commitment, expectations, and New Hire Safety Statement.

A2.1.2.3         Value of 401 (K).

A2.1.2.4         Resolving disputes.

A2.1.2.5         Incentive program.

A2.1.2.6         Scope of work of project.

A2.1.3            Administrative Procedures

A2.1.3.1         New-Hire packets.

A2.1.3.2         Jobsite policies.

A2.1 .3.3        Construction Handbook.

A2.1.3.4         Signature pages.

A2.1.4            Jobsite Policies

A2.1 .4.1        Work schedule.

A2.1.4.2         Start time.

A2.1.4.3         Call-in procedure.

A2.1.4.4         Brassing requirements.

A2.1.4.5         Parking and transportation.

A2.1.4.6         Other:

A2.1 .5           Employee Safety Responsibilities Checklist

☐            Personal safety.

☐            Know the Emergency Response and Evacuation Plan.

☐            Know what constitutes a safety hazard.

☐            Be constantly on the lookout for safety hazards.

8

☐            Correct or report safety hazards immediately.

☐            Know and use safe work procedures.

☐            Avoid unsafe acts.

☐            Keep the work are clean and uncluttered.

☐            Report accidents, injuries, illnesses, exposures to hazardous substances, and near misses immediately.

☐            Report acts and conditions that don’t seem right even if you aren’t sure they are hazardous.

☐            Near miss reporting procedure.

☐            Cooperate with inspections and job hazard analyses.

☐            Follow company safety rules.

☐            Look for ways to make the job safer.

☐            Participate in safety training.

☐            Treat safety as one of your most important job duties.

A2.1 .6           Review Site Specific Owner Requirements

There are times when the project owner will require all personnel to review certain safety materials before allowing entrance to the job sites. Point out to employees the importance of maintaining good relations with the owner.

A2.1 .6.1        Site Specific Requirements:

A2.1.6.1.1     Hot Work Permits.

A2.1.6.1.2     Smoking.

A2.1 .6.1.3    Process Safety Management.

A2.1.6.1.4     Other

A2.1 .7           Emergency Response and Site Evacuation Procedures

Every jobsite is required to have an emergency response and evacuation contingency plan. Plan must include:

A2.1 .7.1        Emergency signals and evacuation routes.

A2.1 .7.2        Head count assembly areas.

A2.1 .7.3        Rescue and medical duties for assigned employees.

A2.1 .7.4        People to contact for further information.

To keep an emergency from becoming a disaster, everyone has to know his or her job. Employees should know exactly what to do in an emergency — AND DO IT.

A2.1 .8           Hazard Communication

A2.1.8.1         Location of MSDS.

A2.1.8.2         Chemicals used on site.

A2.1 .8.3        Potential chemical exposure.

A2.1.9            Injury Reporting

A2.1.9.1         Issue after hours care cards to each employee.

A2.1 .9.2        Review injury management policy.

Every injury, no matter how slight, must be reported to the foreman, or appropriate supervisor. Employees need to be given the names and addresses of the approved doctor and

9

treatment facilities. A management representative must accompany all injured employees to the physician.

Failure to comply with this policy may result in denial of workers’ compensation benefits and could be cause for disciplinary action.

A2.1.10          Medical Questionnaire

A2.1.10.1      It helps identify any problems when performing minor first aid treatment.

A2.1.10.2      It makes EMTs aware of any previous conditions when responding to an emergency.

A2.1 .10.3     Assists the TIC Safety Manager in making work assignment recommendations to the supervisor of an employee who may have a medical condition.

A2.1.11          Project Incentive Program

A2.1.11.1      Coin program.

A2.1.11.2      Cash performance incentive.

A2.1.11.2.1 How much?
A2.1.11.2.2 When paid.

A2.1.11.3      Impact of a safety incident.

A2. 1.11.4     Employee recognition.

A2.1.12          Think And Plan (T.A.P.)

A2.1.12.1      Review the Think and Plan procedures.

A2.1.12.2      Discuss how to use these systems to plan for safety.

A2.1.12.3      Discuss the follow-up Think and Plan training within two weeks.

A2. 1.13         TIC Safety Philosophy

TIC bases its safety and accident prevention policy on a sincere desire to eliminate occupational injuries and illnesses as well as damage to equipment and property.

REMEMBER: SAFETY, QUALITY AND PRODUCTIVITY GO HAND IN HAND.

A2.1.14          Review Performance Requirements

Review the Performance Requirements form with all employees:

A2.1.14.1      Safety;

A2.1 .14.2     Quality;

A2.1.14.3      Productivity; and

A2.1.14.4      Planning.

Note that this will be reviewed with the employee by their supervisor.

Let them know that this form clearly explains what their responsibilities are to safety, quality, productivity, and job planning.

***Upon completion and documentation of the above training and job walk-through, Category II employees may be released to their supervisor for job walk and assignment. Category I employees continue with the following training.

10

A2.2    CATEGORY I EMPLOYEES

Category I employees receive the following training.

A2.2. 1           Safety Above All Video

A2.2.2            Hazard Communication (HAZCOM) Video and Program

A2.2.2.1         Show HazCom Video.

A2.2.2.2         Review HazCom requirements with employees.

A2.2.2.3         Labeling.

A2.2.2.4         Location of MSDS.

A2.2.2.5         Chemicals used on site.

A2.2.3            Attachments:

A2 .2.3.1        Hazard Communication Training Certification.

A2 .2.3.2        Safety Training Documentation (form PL- 15).

A2.2.4            Insurance Program

A2.2.5            Health and Accident (500 hours or 3 months, whichever is later). Dental available.

A2.2.6            401 (K) — 100% up to first 1% deferred; 10% thereafter / 8 investment options within the plan.

A2.2.7            Packets from Steamboat, approximately 2 months after hire.

A2.2.8            Review Employee Safety Handbook

Hand out TIC Construction Safety Handbook. Employees must sign and date the acknowledgment of understanding and agreement to abide by all safety regulations. Remove the attachment in the Safety Manual and send in with hire information. Answer any questions or concerns from the employees. Review pg. 7, Personal Responsibility To Safety and discuss that reporting unsafe acts and conditions is each employee’s responsibility. Explain the TIC committee concept, its policy and procedures.

A2.2.9            Disciplinary Action

Any employee engaging in unsafe work practices and/or violating known and accepted safety practices, rules or laws, may be subject to immediate dismissal from the project and the company. This may be with or without written or verbal warning at the discretion of the management. Review policy on page 7 of the safety handbook. Review and discuss consultation form.

A2.2.10          Use of Personal Protective Equipment

Review all personal protective equipment required for this project.

A2.2.10.1      Hard Hat.

A2.2.10.2      Steel Toe Boots.

A2.2.10.3      Safety Glasses.

A2.2.10.4      Hearing Protection.

A2.2.10.5      Gloves.

A2.2.10.6      Face Shields.

A2.2.10.7      Respirators.

A2.2.10.8      Protective Clothing.

A2.2.10.9      Fall Protection (harness, two lanyards, shock absorber).

11

A2.2.11          Near Miss Policy

A2.2.11.1      Near miss forms, location.

A2.2.11.2      Reporting procedure.

A2.2.11.3      What is a near miss?

A2.2.12          Fall Protection (100% Tie Off Policy)

Every employee working at the heights of six feet or greater from the surface below is to be tied off at all times. If a secure tie off point is not available, a solution must be found before any work begins.

An approved harness with TWO lanyards is required at all times. This includes but is not limited to: a) working upon an incomplete building / structure that may present potential fall hazards, or b) working upon all ladders, elevated platforms and vessels under construction, and scaffolds regardless of their completion status.

Fall protection planning is the key to working safely. It must be carried out on all job sites where employees will be working at heights six feet or greater to the surface below. Include it as part of the site task safety planning. Please review the Corporate Safety Management Program manual for a more detailed explanation.

Any employee who chooses not to tie off is violating TIC company policy. This is a very serious safety violation. The result from not following this policy may be a fall that will cause serious injury or even death. This behavior will not be tolerated!

A2.2.12.1      Emphasize:

A2.2.12.1.1        Proper fit.

A2.2.12.1.2        Daily inspection of equipment.

A2.2.12.1.3        Proper method of securing lanyard and anchorages.

A2.2.12.1 .4       Process Safety Management (PSM)

A2.2.12.1.5        Review PSM with employees — if applicable.

This is a law passed by OSHA requiring contractors to train employees in the hazards associated with refinery or process work and how to avoid those hazards.

Specific PSM Hazard Exposure On This Project:

A2.2.13          Fire Prevention

Emphasize that there is a greater danger of fire during the construction phase of the facility than in the completed facility with full protection in service. As construction progresses, fire hazard conditions constantly increase as lumber, straw packing, paper wrapping and other refuse appear at new locations daily.

In addition, many ignition sources are present, such as cutting and welding tools, temporary heaters, lights, roof tar units, etc. Consequently, the potential for loss due to fire is extensive.

The result should be routine fire safety and prevention practices on the job.

A2.2.14          Confined Space

Review confined space entry procedures, if applicable.

12

A2.2.14.1      Specific training will be given regarding permit — required confined spaces.

A2.2. 14.2     No employee should enter a confined space unless he/she has been trained.

A2.2. 15         Trenching and Excavation

Review trenching and excavation procedures, if applicable.

A2.2. 15.1     All workers will use a ladder into and out of excavation.

A2.2.15.2      No jumping is allowed.

A2.2.15.3      Refer to the Site Specific Safety Plan for details.

A2.2.16          Mobile Equipment

Review mobile equipment guidelines.

A2.2.16.1      All equipment operators must be carded.

A2.2.16.2      All equipment operators, including backhoes, cranes, JLG’s, forklifts, etc., are to be experienced / trained operators.

A2.2.16.3      Do not operate any piece of equipment that you are not trained and competent to operate.

A2.2. 17         Safety Meetings

Safety meetings are to be held as follows:

A2.2.17.1      Safety task training prior to beginning work each morning with your supervisor.

A2.2.17.2      Each week, a group meeting.

A2.2.17.3      Safety committee.

A2.2.18          Drinking Water

Review drinking water policy.

A2.2.18.1      Each employee will be issued a water cooler.

A2.2.18.2      Each employee may bring drinking water on site each day, or TIC will provide.

A2.2.19          Record of Safety Orientation Training

A2.2.20          Complete training documentation for each employee that has received the orientation training (PL-1 5).

A2.2.21          Complete and update employee’s TIC training card.

A2.2.22          Job Walk Through

Walk all new employees through the project: (see Supervisor’s Walk Around Guidelines)

A2.2.22. 1     Discuss the scope of work and the hazards associated with the work.

A2.2.22.2      Walk around may be conducted by the worker’s foreman or Safety Manager.

A2.2.22.3      Refer to the attached walk—around form.

***Upon completion and documentation of the above training and job walk-through, Category I employees may be released to their supervisor for job assignment.

13

APPENDIX B

SUPERVISOR’S WALK AROUND GUIDELINES

This guide is to be used by supervisors during the jobsite walk-around of new employees. The jobsite walk is an opportunity to let each new employee know more about TIC, philosophies of the Company, as well as to discuss the scope of work and job specific hazards. Each supervisor is encouraged to add his or her own information to the walk-around.

1.              TIC’s Goal — to be the very best in the industry contracting industry. That goal lies with our #1 resource — people, TIC is powered by people.

2.              That we strive to have the best safety record in the industrial construction industry. Safety is our number one priority goal.

3.              Ensure challenge and growth opportunities for the employees and the company supervisor — explain where you started with TIC projects you have worked on.

4.              TIC provides long-term savings and retirement opportunities for all employees through our 401(k) plan.

5.              TIC continues to develop and maintain a craft recruitment and training program that is second to none in the industrial construction industry.

6.              TIC has a continued pursuit of excellence in safety, quality and productivity.

7.              TIC operates as a responsible corporate citizen with sensitivity to and concern for the communities in which we serve — explain that TIC gets involved with the community.

8.              Explain the chain of command with introduction to other supervisors.

9.              Location of warehouse with introduction to warehouse person.

10.            Hazards in each and every area, with travel to each area.

11.            Major equipment being used on the project.

12.            Location of first aid and fire extinguishers — other emergency equipment.

13.            Physically point out specific major hazards.

14.            Present an overall view of the project when completed (flow).

15.            Physically walk through gate entry and parking/bussing procedures.

14

Documentation and Regulatory Compliance
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	12/2002

5.0 DOCUMENTATION AND REGULATORY COMPLIANCE

PROCEDURE TABLE OF CONTENTS

5.1	PURPOSE	2
5.2	PROCEDURES	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

5.1                               PURPOSE

Documentation is a basic component of a successful safety program, and is essential for compliance with federal, state, local, TIC, and client regulations.

5.2                               PROCEDURES

The following safety related records are to be completed by each project and placed in the indicated file:

	Send to SBS Safety	Project File	Project Employee File	Regional Office
Personal Injury/Illness Report (PL-20)	X	X		X
Physicians Statement and/or Release	X	X		X
Workers Compensation Medical Records/Notes	X	X		X
Incident Review (PL-18)	X	X		X
Near Miss Form (PL-38)		X		X
Serious Near Miss	X			X
Equipment Incident/Accident Report (EQ-6)	SBS Equip.
Occupational Medical Records (DOT, etc.)	X
Environmental Monitoring Records	X
Crane/Equipment Records:
Crane Inpsections (EQ-22, 17, and 20)		X
PreShift Walk Around/Safety Report (EQ-19)		X
Operator Experience Verification	X	X	X
Safety Training Records:
Craft/Supervisor Safety Training		X		X
Jobsite Policies Signature Page	SBS HR		X	X
Employee Handbook Signature Page		X
Weekly Project Safety Meeting		X
Supervisor Safety Meetings		X
Gangbox Meetings		X
EMT/First Aid	X	X	X	X
Client/Subcontractor/TIC Safety Communication		X
Hazard Communication:
List of Hazardous Chemicals		X
Hazard Communication Training Program		X
Material Safety Data Sheets		X
Communication with Contractors/Vendors		X
Hazardous Materials		X
Shipping/Handling Records		X

The following records are generated/completed in the corporate office using information provided from the projects:

	Send to SBS Safety	Project File	Project Employee File	Regional Office
Personal Injury Accident/Illnesses:
OSHA 300 Log	X

2

	Send to SBS Safety	Project File	Project Employee File	Regional Office
MSHA 7000-1 Forms	X
Workers Compensation First Report of Injury	X
Response to OSHA/MSHA Etc Citations	X
Equipment/Crane Records:
Crane Operator Card	X
Forklift Operator Card	X

3

TIC Client Communications
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

14.0 TIC-CLIENT COMMUNICATIONS

PROCEDURE TABLE OF CONTENTS

14.1	SITE SAFETY PLAN	2
14.2	COMMUNICATIONS	2
14.3	PRE-CONSTRUCTION SAFETY MEETING	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

14.1                        SITE SAFETY PLAN

Prior to mobilization on the jobsite, TIC will develop a site specific safety plan. This will be done by identifying the hazards associated with the scope of work, and planning systems to mitigate these hazards. The TIC Corporate Safety Director may assist in the preparation of site-specific safety plans.

14.2                        COMMUNICATIONS

As part of the site safety plan, lines of communications between TIC and the client must be established. By establishing the communication before project mobilization, future problems may be avoided. A communications plan should identify:

14.2.1              The TIC contact if the client has a safety concern;

14.2.2              The client contact if TIC has a safety concern;

14.2.3              The TIC and client contact in event of a plant or worksite evacuation; and

14.2.4              The time and location for regularly scheduled meetings between TIC and the client to discuss safety.

14.3                        PRE-CONSTRUCTION SAFETY MEETING

Prior to the beginning of construction, TIC jobsite management and the client should meet to finalize the safety plan and to address specific safety concerns. At this time, solutions to unusual safety concerns or hazards should be discussed.

2

Injury Management
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	2002

6.0 INJURY MANAGEMENT, REPORTING AND INVESTIGATION

PROCEDURE TABLE OF CONTENTS

6.1	PURPOSE	2
6.2	INJURY MANAGEMENT	2
6.3	REPORTING	11
6.4	ACCIDENT INVESTIGATION	13
6.5	EMERGENCY MANAGEMENT PLAN	15
6.6	APPENDIX	19

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

6.1                                 PURPOSE

To establish uniform procedures for the investigation and completion of reports regarding occupational accidents, injuries, and illnesses. Required forms are as follows:

•                 Personal Injury and Illness Report (Form PL-20)

•                 Equipment Incident/Accident Investigation Report (Form EQ-6)

•                 Physician’s Release (Form PL-1 1)

6.2                                 INJURY MANAGEMENT

6.2.1                                    Injury Management File

6.2.1.1                           The Safety Committee will ensure a file is developed with the following information:

6.2.1.1.1                Employee Workers’ Compensation Claim Form (if applicable);

6.2.1.1.2                Injury management guidelines, contained in this section;

6.2.1.1.3                OSHA/MSHA recordability rules, contained in this section;

6.2.1.1.4                TIC Injury and Illness Report;

6.2.1.1.5                Equipment Incident/Accident Report;

6.2.1.1.6                Name and phone # of TIC approved physician, clinic, and hospital;

6.2.1.1.7                Detailed map with directions to the physician’s office;

6.2.1.1.8                TIC Physician’s Release Form (PL-11); and

6.2.1.1.9                Drug screening requirements.

6.2.1.2                           The Corporate Safety Department is available to assist the jobsite in setting up the injury management file.

6.2.2                                    Managing Accidents

6.2.2.1         All accidents or personal injuries are to be reported immediately to the first line supervisor by the employee.

6.2.2.2         The first line supervisor will then determine if the injury can be treated by routine first aid only and if so, ensure that such treatment is provided.

6.2.2.3        Common sense is to be used by the supervisor to determine if the injury can be properly treated with routine on-site first aid or if it requires medical treatment by a doctor. The supervisor shall consult with site management and if applicable, the on-site EMT. All doubts regarding whether or not an injury requires medical treatment by a doctor should be resolved in favor of treatment by a physician.

2

6.2.2.4        The injured employee will not drive themselves to medical services. A company representative should accompany the injured employee to the doctor or hospital so the injured employee can be assisted and the doctor may be advised of return to work options.

6.2.2.5         Immediately call the Corporate Safety Department when it is known that the injured employee will see a doctor. The Corporate Safety Department will then assist in overall management of the injury.

6.2.2.6         The employee should always be allowed to see a doctor if the employee requests one.

6.2.2.7        When the employee requires medical attention from a doctor, the doctor must fill out the TIC Physician’s Release Form before the employee may return to work. The Physician’s Release Form specifies the return-to-work options:

6.2.2.7.1               Return To Full Duty So As Not To Aggravate The Injury

This means that the employee can do his/her normal work activities. Care should be taken by TIC jobsite management so that the work assignment will not aggravate an otherwise minor injury. Example: placing a rubber glove on an employee’s hand to keep a cut dry.

6.2.2.7.2               Other

Under this option the physician may direct the employee to return to work with specified restrictions, i.e., light duty, or direct that the employee not return to work for a specified period of time. (i.e., no work)

6.2.2.8        Every effort should be made to get the employee back to full duty status as quicklyas possible. This may be done by explaining to the doctor the work options available to the employee and by assuring the doctor that a return visit for follow- up can be made.

6.2.2.9        Injury Reportability Guidelines

6.2.2.9.1     All doctors’ cases, no matter how minor, are to be called in and the Personal Injury Report (PL-20) faxed or emailed to the Corporate Safety Department within 24 hours. Decisions regarding reportability will be made by the Corporate Safety Department, with input from the project and associated profit center.

6.2.2.9.2     All workers’ compensation First Report of Injuries (First Notice of Loss) to the insurance carrier will be filed by the Corporate Safety Department.

6.2.2.9.3     OSHA Logs will be updated and maintained by the Corporate Safety Department. Incidents that are recordable must be added to the OSHA Log within seven (7) calendar days.

6.2.2.9.4     MSHA 7000-1 and 7000-2 report forms will be completed and distributed to MSHA by the Corporate Safety Department. The 7000-1 report must be completed and mailed to MSHA within ten (10) working days of a reportable incident.

3

6.2.2.9.5               The Corporate Safety Department and workers’ compensation program manager are available to help manage injuries. They can give you answers to what is or is not reportable to OSHA or MSHA.

6.2.2.10                     Recordkeeping Requirements for OSHA

6.2.2.10.1       On January 1, 2002, OSHA revised its rule addressing the recording and reporting of occupational injuries and illnesses (29CFR parts 1904 and 1952), including the forms. The following is a complete list of all treatments considered to be FIRST AID for OSHA recordkeeping purposes as outlined in Part 1904.

6.2.2.10.1.1                      Using a non-prescription medication at non-prescription strength (for medications available in both prescription and non-prescription form, a recommendation by a physician or other licensed health care professional to use a nonprescription medication at a prescription strength is considered medical treatment for recordkeeping purposes and therefore recordable);

6.2.2.10.1.2                      Administering tetanus immunizations;

6.2.2.10.1.3                      Cleaning, flushing, or soaking wounds on the surface of the skin;

6.2.2.10.1.4                      Using wound coverings such as bandages, Band-AidsTM, gauze pads, etc.; or using butterfly bandages or Steri-StripsTM (other wound closing devices such as sutures, staples, surgical glue, used in lieu of sutures are considered medical treatment);

6.2.2.10.1.5                      Using hot or cold therapy;

6.2.2.10.1.6                      Using any non-rigid means of support, such as elastic bandages, wraps, non-rigid back belts, etc. (devices with rigid stays or other systems designed to immobilize parts of the body are considered medical treatment for recordkeeping purposes);

6.2.2.10.1.7                      Using temporary immobilization devices while transporting an accident victim (e.g., splints, slings, neck collars, back boards, etc);

6.2.2.10.1.8                      Drilling of a fingernail or toenail to relieve pressure, or draining fluid from a blister;

6.2.2.10.1.9                      Using eye patches;

6.2.2.10.1.10                Removing foreign bodies from the eye using only irrigation or a cotton swab;

6.2.2.10.1.11                Removing splinters of foreign material from areas other than the eye by irrigation, tweezers, cotton swabs, or other simple means;

6.2.2.10.1.12                Using finger guards;

4

6.2.2.10.1.13                Using massages (physical therapy or chiropractic treatment are considered medical treatment for recordkeeping purposes); or

6.2.2.10.1.14                Drinking fluids for relief of heat stress.

6.2.2.11                   The following is a side-by-side comparison of the changes from the OSHA guidelines prior to January 1, 2002 to the current guidelines:

OLD RULE - PRIOR TO JANUARY 1, 2002	NEW RULE - JANUARY 1, 2002

FORMS 1904.29

OSHA 200 - Log Summary OSHA 101 - Supplemental Record	OSHA 300 - Log OSHA 300A - Summary OSHA 301 - Incident Report

WORK RELATED 1904.5

Any aggravation of a pre-existing condition by a workplace event or exposure makes the case work- related.	A SIGNIFICANT aggravation of a pre-existing condition workplace event or exposure makes the case work related.

Exceptions to presumption of work relationship: 1. Member of the general public. 2. Symptoms arising on premises totally due to outside factors. 3. Parking lot / recreational facility.

Exceptions to presumption of work relationship:

1.  Member of the general public.

2.  Symptoms arising on premises totally due to outside factors.

3.  Voluntary participation in wellness program.

4.  Eating, drinking and preparing one’s own food.

5.  Personal tasks outside working hours/

6.  Personal grooming, self-medication, self-infliction.

7.  Motor vehicle accident in parking lot/access road during commutes.

8.  Cold or flu.

9.  Mental illness unless employee voluntarily presents a medical opinion stating that the employee has a mental illness that is work-related.

NEW CASE 1904.6

New event or exposure, new case.	Aggravation of a case where signs or symptoms have resolved is a continuation of the original case.

GENERAL RECORDING CRITERIA 1904.7

All work-related illnesses are recordable.	Work-related illnesses are recordable if they meet the general recording criteria.

Restricted work activity occurs if the employee: 1. Cannot work a full shift. 2 Cannot perform all of his orher normal job duties	Restricted work activity occurs if the employee: 1. Cannot work a full shift. 2 Cannot perform all of his orher routine job

5

OLD RULE - PRIOR TO JANUARY 1, 2002	NEW RULE - JANUARY 1, 2002

defined as any duty he or she would be expected to do throughout the calendar year.	functions defined as any duty he or she regularly performs at least once a week.

Restricted work activity limited to the day of injury makes case recordable.	Restricted work activity limited to the day of the injury does not make the case recordable.

LT / RD Day Counts: 1. Count work days. 2. No cap on the number of days counted.	LT / RD Day Counts: 1. Count calendar days. 2. 180 day cap on the number of days counted.

Medical treatment does not include: 1. Visits to the MD for observation only. 2. Diagnostic procedures. 3. First aid.

Medical treatment does not include:

1.  Visits to MD for observation and counseling only.

2.  Diagnostic procedures (including administration of prescription medication for diagnostic purposes).

3.  First aid.

First aid list in Bluebook was a list of examples and not comprehensive.	First aid list in regulation is comprehensive. Any other procedure is medical treatment.

2 doses prescription meds - Medical Treatment (MT) Any dosage of OTC meds - First Aid (FA) 2 or more hot/cold treatments - MT Drilling a nail - MT Butterfly bandage / Steri-Strip - MT	1 dose prescription med - MT OTC med at prescription strength - MT Any number of hot/cold treatments - FA Drilling a nail - FA Butterfly bandage / Steri-Strip - FA

Non-minor recordable injuries: 1. Fractures 2. 2nd and 3rd degree burns	Significant diagnosed injury or illness that are recordable: 1. Fracture 2. Punctured ear drum 3. Cancer

SPECIFIC DISORDERS

Hearing loss - Federal enforcement for 25dB shift in hearing from original baseline.

Beginning 1 / 1/03 record all work-related hearing loss cases that meet BOTH of the following conditions on same audiometric test for either ear:

1.  The employee has experienced a Standard Threshold Shift (STS) AND

2.  The employee’s total hearing level is 25dB or more above audiometric zero (averaged at 2000, 3000 and 4000 Hz) in the same ear(s) as the STS.

Beginning 1/1/04 a separate hearing loss column on the OSHA 300 Log beginning in Calendar year 2004.

Needlesticks and ‘sharps injuries’ - Record only if case results in MT, days away or days restricted.	Needlesticks and ‘sharps injuries’ - Record all needlesticks and injuries that result from sharps potentially contaminated with another persons blood or other potentially infectious material.

6

OLD RULE - PRIOR TO JANUARY 1, 2002	NEW RULE - JANUARY 1, 2002

Medical removal under provisions of other OSHA standards - all medical removal cases recordable.	Medical removal under provisions of other OSHA standards - all medical removal cases recordable.

TB - Positive skin test recordable when known workplace exposure to active TB disease. Presumption of work relationship in 5 industries.	TB - Positive skin test recordable when known workplace exposure to active TB disease. NO presumption of work relationship in any industry.

ADDITIONAL ISSUES

Must enter employee’s name on all cases.	Must enter ‘Privacy Cases’ rather than employee’s name, and keep a separate list of the case number and corresponding names.

Access - employee access to entire log, including names; No access to supplementary form (OSHA 101)

Access - employee and authorized representative access to entire log, including names; Employee access to individual’s Incident Report (OSHA 301); Authorized Representative access to portion of all OSHA 301 forms.

Fatality reporting - Report all work-related fatalities to OSHA.	Fatality Reporting - Do not need to report fatalities resulting from motor vehicle accidents on public street or highway that do not occur in construction zone.

Certification - The employer, or the employee who supervised the preparation of the Log and Summary, can certify the annual summary.	Certification - Company executive must certify annual summary.

Posting of the Summary - Post annual summary during the month of February.	Posting of the Summary - Post annual summary from February 1 to April 30.

Reporting of Injuries/illnesses - No such requirement.	Reporting of Injuries/illnesses - You must inform each employee how he or she is to report an injury or illness.

6.2.2.12                     Additional OSHA Medical Treatment Clarifications

6.2.2.12.1                    The qualifications of the person performing the treatment does not affect recordability;

6.2.2.12.2                    If the employee does not follow through with recommended medical treatment - the case must still be recorded;

6.2.2.12.3                    Treatment with a chiropractor or physical therapist, even one time, are recordable;

6.2.2.12.4                    Any use of oxygen is recordable;

6.2.2.12.5                    Burns are recordable based on the treatment, rather than the severity;

7

6.2.2.12.6                   Employers will no longer distinguish between injuries and illnesses. Recordability will be determined solely by the treatment rendered;

6.2.2.12.7                   Employers must report any work-related death or in-patient hospitalization of 3 or more employees within 8 hours to the nearest OSHA area office. Notification shall only be made by Corporate Safety Department.

6.2.2.13                     Recordkeeping Requirements for MSHA

6.2.2.13.1                   Title 30 CFR part 50, was officially published on January 1, 1978 and revised in 1980. The Part 50 regulations require operators and contractors to investigate mine accidents and injuries and report to MSHA those which meet the reporting criteria.

6.2.2.13.2                   The following is a list which MSHA considers medical treatment, and therefore reportable:

6.2.2.13.2.1           Suturing of any wound. Butterfly stitches are considered medical treatment except in the few instances where this method of closing a wound is for cosmetic purposes only;

6.2.2.13.2.2           Treatment of fractures;

6.2.2.13.2.3           Application of a cast, splint, or other professional means of immobilizing an injured body part (application of these means for protection only considered first aid);

6.2.2.13.2.4           Treatment of infection;

6.2.2.13.2.5           Treatment of a bruise by the drainage of blood;

6.2.2.13.2.6           Surgical debridement (removal of foreign material and dead or contaminated tissue). This requires extensive care and treatment. This does not include excising the outer layer of skin;

6.2.2.13.2.7           Treatment of abrasions that occur at greater than full skin depth;

6.2.2.13.2.8           Use of prescription medications in the eye;

6.2.2.13.2.9           Treatment of 2nd or 3rd degree burns is almost always medical treatment.

6.2.2.14                     The following table is a breakdown of medical treatment and first aid for certain types of injuries:

8

FIRST AID TREATMENT (NOT REPORTABLE)	MEDICAL TREATMENT (REPORTABLE)

ABRASIONS

Cleaning a wound, soaking, applying antiseptics and bandages on the first visit. Follow-up visits are limited to observation, and includes changing the dressing and bandages. Additional cleaning and application of antiseptics constitutes first aid where it is necessitated by work duties that soil the bandage.

Examination and removal of imbedded foreign material, multiple soakings, whirlpool treatment, treatment of infection, and treatment of abrasions occurring at greater than full skin depth is considered medical treatment.

BRUISES

Single soaking or application of cold compresses, and follow-up visits if they are limited only to observation.	Multiple soakings, drainage of collected blood or other treatment beyond mere observation.

BURNS (THERMAL AND CHEMICAL)

Cleaning or flushing the surface, soaking, applying cold compresses, antiseptics, and bandaging on the first visit. Follow-up visits are limited to observation, changing bandages, or additional cleaning. Most first degree burns only require first aid treatment.

Series of treatments including soaks, whirlpool, skin grafts, and surgical series of treatments including soaks, whirlpool, skin grafts, and surgical debridement. Most second and third degree burns require medical treatment.

CUTS AND LACERATIONS

Same as for abrasions, except the application of butterfly closures for cosmetic purposes only may be considered first aid.	The application of butterfly closures for non-cosmetic purposes, sutures, surgical debridement, or treatment of infection.

EYE INJURIES

Irrigation, removal of foreign material not imbedded in the eye, and application of non-prescription medications. A precautionary diagnostic visit to the physician is considered first aid if the treatment is limited to the above items. Follow-up visits are limited to observation only.

Removal of imbedded foreign objects and use of prescription medication.

INHALATION OF TOXIC OR CORROSIVE GASES

Removal of the employee to fresh air or the one time administration of oxygen for several minutes.	Any professional treatment beyond that mentioned under first aid and all cases involving loss of consciousness.

FOREIGN OBJECTS

Cleaning the wound, removal of any foreign objects by tweezers or other simple techniques, application of antiseptics and bandaging on the first visit. Follow- up visits are limited to observation and include changing of bandages. Additional cleaning and application of antiseptic constitute first aid where it

Removal of any foreign object by a physician due to the depth of the imbedded material, the size or shape of the object, or the location of the wound. Treatment of infection, or a reaction to tetanus booster is medical treatment.

9

FIRST AID TREATMENT (NOT REPORTABLE)	MEDICAL TREATMENT (REPORTABLE)

is necessitated by work duties that soil the bandage.

SPRAINS AND STRAINS

Limited to soaking, application of hot or cold compresses, and use of elastic bandages on the first visit. Follow-up visits for observation include` reapplying bandages.	Series of hot and /or cold soaks or use of whirlpools, diathermy (electric heat).

ADDITIONAL ISSUES

Occupational Illness — All illnesses are reportable if it MAY have resulted from work or exposure at a mine or was an illness for which an award of compensation was made.

Scheduled Charges — MSHA will schedule a standard charge for permanent partial disabilities. The scheduled charge for fatalities and permanent total disabilities is 6,000 days. Charges are assigned as a means to determine the relative severity of certain injuries, regardless of the actual days lost (exception: hernias).

6.2.3        Duties and Responsibilities of Employees

6.2.3.1         All accidents or personal injuries on the job MUST be reported immediately to the employee’s immediate supervisor:

6.2.3.1.1         If the injury requires medical treatment, the employee’s immediate supervisor shall be notified before seeking treatment.

6.2.3.1.2         The attending physician shall sign a copy of the Physician’s Release (Form PL-11). The TIC employee will give the signed physician release form to their TIC supervisor immediately upon returning to work.

6.2.3.1.3         Any employee involved in a motor vehicle accident while on company business, whether on or off the jobsite, must report it immediately to their supervisor and complete the Equipment/Incident/Accident Investigation Report (Form EQ-6). That report must be given to a TIC supervisor within 24 hours of the accident.

6.2.3.1.4         Failure to promptly report an accident or personal injury may be cause for termination and may result in the denial of workers’ compensation benefits.

6.2.3.1.5         The employee is to notify their immediate supervisor of the nature and extent of the injury, and when they will be able to return to work.

6.2.3.1.6         The employee shall submit to a drug and alcohol test in the event of his or her involvement in an accident or injury.

6.2.4        Duties and Responsibilities of the Supervisor

6.2.4.1         Inform employees of the TIC accident and illness reporting requirements.

10

6.2.4.2        Assure that each accident reported by an employee is investigated properly and expeditiously. All accidents, no matter how minor, are to be investigated.

6.2.4.3        Whenever medical attention is required for an on-the-job accident, the field office must complete Form PL-20 and call the information in to the Benefits Coordinator that same day so that the appropriate state form for workers’ compensation can be filed. Form PL-20 should be sent to the Benefits Coordinator immediately.

6.2.4.4        Fill in the top portion of the TIC Physician’s Release (Form PL-1 1) authorizing medical services, and give a copy of the form to the employee requiring medical attention.

6.2.4.5        Ensure that a company representative accompanies the injured employee to the medical clinic or hospital.

6.2.4.6        Before any employee returns to work, the Physician’s Release (Form PL-1 1) must be signed by the physician and returned to the supervisor. The original signed release is to be immediately sent to the home office Benefits Coordinator and a copy is to be retained in the jobsite incident file.

6.3           REPORTING

6.3.1        Reporting Accidents and Property Damage

6.3.1.1        All accidents are to be reported to the home office Safety Department within 24 hours. Use the Equipment/Incident/Accident Investigation Report (Form EQ-6), and/or the Personal Injury and Illness Report (Form PL-20).

6.3.1.2        Property damage accidents not involving injuries must be reported on the Equipment/Incident/Accident Report Form (Form EQ-6).

6.3.1.3        All accidents resulting in any damage to owner’s property must be reported immediately to the owner.

6.3.1.4        Should an accident involve a company vehicle or a privately owned vehicle while on Company business, the driver must report this immediately to his or her supervisor. The Equipment/Incident/Accident Investigation Report (Form EQ-6) should be completed by the driver within 24 hours following the accident and immediately submitted to the Equipment Department. Local motor vehicle accident reporting procedures also must be followed if the accident has occurred on public roads.

6.3.1.5        All employees shall submit to a drug and alcohol-screening test in the event of his or her involvement in an accident or injury.

6.3.2       Reporting Fatalities, Serious Injuries and Catastrophic Events

Fatalities, catastrophic events, serious injuries or multiple injuries from one accident, must be reported to field and home office management immediately. Duties and responsibilities are as follows:

6.3.2.1         Site Manager

6.3.2.1.1          Initiate rescue operations and request medical assistance.

11

6.3.2.1.2         Stop work activity and send all personnel home, with the exception of essential employees. (witnesses, involved parties, equipment operators, supervisors)

6.3.2.1.3         Seal off area and preserve all physical evidence.

6.3.2.1.4         Notify the Client’s Representative immediately.

6.3.2.1.5         Notify the Corporate Safety Director and the head of operations.

6.3.2.1.6         If fatal, notify appropriate local authorities (i.e. police, coroner).

6.3.2.1.7         Arrange for immediate drug testing for all involved parties within one hour of the incident. Involved parties include, but are not necessarily limited to, the injured employee, involved work crews, equipment operators, riggers, helpers, and immediate supervision.

6.3.2.1.8         Establish waiting area outside the jobsite for interested parties and initiate security measures to keep unauthorized persons from entering the jobsite.

6.3.2.1.9         Coordinate communications (media, client, employees, etc.) with home office, including Personnel Department and Operations Department, and if after hours, contact appropriate parties at their homes.

6.3.2.1.10       Assist in the investigation of the circumstances surrounding the accident.

6.3.2.1.11       Prepare a list of witnesses to the accident and have them available to give statements.

6.3.2.2         Corporate Safety Director

6.3.2.2.1         Notify MSHA/OSHA and other applicable regulatory authorities immediately, if required.

6.3.2.2.2         Notify the insurance carrier.

6.3.2.2.3         Assist in assuring that on-site personnel follow proper accident investigation procedures.

6.3.2.2.4         Initiate an immediate investigation of the circumstances surrounding the accident and participate personally in all outside agency investigations.

6.3.2.3         Personnel Director

6.3.2.3.1         Coordinate all communications with the public, media, families, owner, subcontractors, etc.

6.3.2.3.2         If fatal, notify the next-of-kin.

6.3.2.3.3         Notify General Counsel immediately.

12

6.3.3        NO STATEMENTS ARE TO BE MADE TO THE PUBLIC WITHOUT THE EXPRESS APPROVAL OF THE TIC PRESIDENT, PERSONNEL DIRECTOR, OR THE LEGAL DEPARTMENT.

6.4           ACCIDENT INVESTIGATION

6.4.1        Guidelines

6.4.1.1         The accident investigation should be guided by the following:

6.4.1.1.1         The primary purpose of an accident investigation is to determine the causes of the accident and eliminate them so that the same or similar incidents do not occur. The purpose is NOT to fix blame.

6.4.1.1.2         Protect/preserve the accident scene so as not to alter evidence while the investigation is conducted.

6.4.1.1.3          Collect statements from witnesses.

6.4.2        When Should An Accident Investigation Begin?

6.4.2.1        The time to begin an accident investigation is immediately upon discovery of the accident. There are often circumstances that delay the investigative process, such as medical treatment on the scene, elimination of danger, etc.

6.4.2.2        Time can erode the memory and judgment of witnesses as the “rumor mill” starts to “investigate” the same accident. As time passes, small but important details may be forgotten and evidence may be altered or conditions might change.

6.4.2.3        Serious accidents will be investigated by the Corporate Safety Department. However, there may be circumstances where the investigation will at least have to be started by on-site supervision until a representative from the home office arrives.

6.4.2.4        As part of the investigation, prepare a narrative report on what occurred, noting:

6.4.2.4.1          Weather conditions

6.4.2.4.2          Site conditions

6.4.2.4.3          Any unusual incidents

6.4.2.4.4          Persons present

6.4.3        Interviewing Techniques

6.4.3.1         Interview the most knowledgeable people first.

6.4.3.1.1         Put the person at ease. Serious accidents can cause a high level of anxiety, grief or fear. Explain the value of this interview to your investigation, and avoid any hint of blame or disciplinary repercussions. Be understanding and appreciative of your interviewee’s participation in your investigation.

13

6.4.3.1.2         Do the interview on the spot. This is the best way to get the freshest, most accurate recall of the events that resulted in the accident. Some situations prevent on-the-spot interviews, so determine the most effective time and place to gather information.

6.4.3.1.3         Keep the interview private. This will result in uncovering information that might otherwise be withheld. Explain to all interviewees that you will be talking to them individually, and that they will have an opportunity to relate their recollection of the accident. It is best to separate interviewees so that they don’t talk among themselves and develop altered recollections. When statements of fact conflict, attempt to clarify the inconsistencies.

6.4.3.1.4         Do not lead the interview. Allow the interviewees to relate the facts as they observed them, including their personal opinions. It’s your job to listen, not place a value on their opinions or to edit them. Do not suggest what you think happened. Interrupt as little as possible. Never make judgmental remarks like ‘that was a stupid thing to do.’ Wait until the interviewee is finished before you ask clarifying questions.

6.4.3.1.5         Repeat the story you have just heard back to the interviewee from your notes. Confirm with the interviewee that your notes of the conversation accurately reflect his/her recollection of the events, being certain to correct your notes where necessary. Again, you are repeating the interviewee’s story, not your collective knowledge or opinion. You are attempting to verify that you have recorded this interview correctly, while allowing the interviewee the opportunity to change or correct your description of the story.

6.4.3.1.6         End the interview on a positive note, and express your gratitude.

6.4.3.1.7         Record the information you have just learned as quickly as possible. Be sure to write down names, dates, locations, times and numerical data relevant to the incident. In the case of a serious accident, a tape recorder may be helpful. Be aware, however, that most people are intimidated by tape recorders, so obtain their consent before recording.

6.4.4        Collecting Physical Evidence

6.4.4.1         Be sure the accident scene is secured immediately and that all physical evidence is preserved.

6.4.4.1.1         Photographs (35mm and Polaroid instant type) of the accident scene, complimented by the investigator’s sketch of the area, are a valuable tool in accident investigation. Each superintendent should have a camera on the jobsite, preferably one that records the time and day of each photograph. Take several pictures of the same object at different angles, and when helpful insert rulers/tapes to clarify distances, sizes, etc. Take close-up shots of evidence, such as spilled material, broken equipment, etc. Use the sketch to record distances between objects and to make notes about the environment that a picture may not communicate. It’s a good idea to take pictures, draw sketches and take accurate measurements, if applicable, as soon as possible after the accident.

14

6.4.4.1.2         Very important: These photographs are evidence in your investigation and are not to be shown to anyone without a need-to-know reason for viewing. Protect their contents and protect them from damage. Send all pictures to the Corporate Safety Department in an overnight delivery. Document the exact location of the photos, the photographer, and the date and time taken.

REMEMBER: A PICTURE IS WORTH A THOUSAND WORDS!

6.5           EMERGENCY MANAGEMENT PLAN

6.5.1        In the course of construction activities, TIC endeavors to always provide the safest and most secure workplace possible. However, in spite of all efforts, situations can occur that result in serious personal injury or even death, and in extensive damage to property, equipment and materials. The purpose of this plan is to:

6.5.1.1        Assure the maximum safety and security possible for our employees, other people on site and the affected property and project.

6.5.1.2        Maximize the distribution of information needed by employees, owners, emergency services, the public and news media, regulatory agencies and others with legitimate needs for information.

6.5.1.3        Eliminate confusion, incorrect information and further loss through effective management of the situation.

6.5.2        This plan addresses responsibilities of the field and home office at project award, during the project, at the time of an emergency and following the emergency. This document is general in nature but can be custom designed to fit specific projects as needed. It is the responsibility of home office managers to assure the awareness of the appropriate members of their departments. Field management is responsible for reviewing the plan with key managers and supervisors at the pre-job, and for assuring that all employees are aware of the aspects applicable to them.

6.5.3        Emergency Management Plan

6.5.3.1        At the beginning of the project, site manager will be responsible for assembling the following information and making appropriate assignments of responsibility. This information will form the basis of a site Emergency Management Plan.

6.5.3.1.1         Site supervisory personnel should not leave the site or the area of the site, unless directed to do so by the TIC Site Manager, emergency or law enforcement personnel or an obvious need to protect their own safety. Assign responsibility for assuring the security of all personnel in the event of a site-wide emergency or disaster. Typically, individual supervisors (foremen and general foremen) should be instructed that they are responsible for assuring that all employees under their control are accounted for to the site manager. The TIC Site Manager, or if absent, his or her designee is responsible for overall management of this plan in the event of an emergency. Site supervisory personnel are responsible for helping manage the emergency situation until they are relieved through direction of the site manager or other appropriate authority.

15

6.5.3.1.2                                   Emergency Services

6.5.3.1.2.1                          Gather current phone numbers, names, physical locations and contact names for:

6.5.3.1.2.1.1                 Ambulance/Emergency Medical Providers;

6.5.3.1.2.1.2                 Hospital(s);

6.5.3.1.2.1.3                 Air Ambulance (Flight-For-Life);

6.5.3.1.2.1.4                 Fire Department;

6.5.3.1.2.1.5                 Police;

6.5.3.1.2.1.6                 Sheriff;

6.5.3.1.2.1.7                 Highway Patrol/State Police; and

6.5.3.1.2.1.8                 OSHA/MSHA Offices.

6.5.3.1.2.2                          Include detailed, written directions to site. Arrange for posting at telephones on jobsite. These numbers should be placed on the appropriate job site posters that you obtain from the Personnel Department at the beginning of each project.

6.5.3.1.3                                   Assign responsibility for maintenance of a complete and accurate site file of emergency information for all employees. Use the Employee Information Jobsite File cards, available from the Copy Room. Card file is to be kept readily accessible in the event of an emergency. An individual and a backup should be assigned responsibility to remove the file from the site in the event of a complete site evacuation so the information will be accessible if emergency contacts are necessary.

6.5.3.1.4                                   Simple, but complete, instructions for job-site evacuation will be developed. Evacuation plans will include, but not be limited to:

6.5.3.1.4.1                          A method of communicating evacuation plans to all employees.

6.5.3.1.4.2                          Emergency escape routes for pedestrian and vehicle traffic, including site maps and written instructions.

6.5.3.1.4.3                          Designation of gathering points for employees, if applicable.

6.5.3.1.4.4                          Instructions to employees on how to contact the company for further information. For example, a central message posting point off site, a phone number to call, etc.

6.5.3.1.5                                   Inform the appropriate home office departments of the Emergency Management Plan and any extraordinary aspects of it. At a minimum, those departments include:

6.5.3.1.5.1                          Personnel/Safety;

16

6.5.3.1.5.2                          Operations;

6.5.3.1.5.3                          Administration; and

6.5.3.1.5.4                          Legal (Contracts U Insurance).

6.5.4                            Notification Requirements and Responsibilities

6.5.4.1                         At the outset of a significant emergency, a notification procedure is to be initiated  in order to maximize the company’s responsiveness. The primary purposes of rapid and organized notifications are to:

6.5.4.1.1                                   Afford maximum protection and security for TIC employees.

6.5.4.1.2                                   Safeguard the company’s and owner’s property and equipment.

6.5.4.1.3                                   Assure timely notification of all public agencies, including emergency response groups, law enforcement and regulatory agencies.

6.5.4.1.4                                   Provide the opportunity to be fully involved in the flow of information regarding the emergency to the public via news media and other sources, the owner, public agencies, political bodies and others with an interest or need to know.

6.5.4.2                         Following is the typical flow and responsibility assignments of emergency notifications:

6.5.4.2.1                                   Home Office Departments

6.5.4.2.1.1                          Appropriate home office departments will be notified immediately at the onset of a site emergency. The site manager will be responsible for assuring that proper home office departments are notified. Typically, departments to be notified include:

6.5.4.2.1.1.1                 Operations (notify the head of operations);

6.5.4.2.1.1.2                 Personnel/Safety;

6.5.4.2.1.1.3                 Legal; and

6.5.4.2.1.1.4                 Others as necessary, such as Equipment.

6.5.4.2.2                                   Owner/Client

The Site Manager, head of Operations and/or Business Development representative will communicate with the owner or client. In some cases it will be necessary for others in management to remain in contact with their counterparts in the owner’s and/or client’s organization.

6.5.4.2.3                                   Employee Families

Site personnel, as designated by the Site Manager, will be assigned to make family contacts in the case of involvement by a large number of

17

employees. Otherwise contact will be made by the Personnel Department.

6.5.4.2.4                                   News Media/General Public

6.5.4.2.4.1                          The primary spokesperson will be the head of Personnel and others designated by that person; in his/her absence, the company’s General Counsel will serve as spokesperson. Unless directed to do so by the above people, site personnel at all levels should refrain from making statements to news media or others in the general public. However, site management should assure media representatives that ‘we will get back to you,’ and then relay the request immediately to the head of Personnel for response.

6.5.4.2.4.2                          This activity will include news releases, news conferences, clearing all factual statements to the news media, news media tours or other access, meetings with community groups and other interested parties in the general public. As required, the head of Personnel will enlist the assistance of others from the site and the home office.

6.5.4.2.4.3                          Regulatory Agencies

Primary contact will be by the Corporate Safety Director, in that person’s absence, the Legal Department. The Corporate Safety Director will assure that all necessary information is provided in a timely and factual manner and in compliance with reporting deadlines. Ongoing communications and contact will be maintained until the situation is concluded. The Corporate Safety Director will enlist the assistance of others as needed.

6.5.4.2.4.4                          Insurance Carriers

6.5.4.2.4.4.1                 General Liability, Vehicle and Equipment - Legal Department (Contracts Administrator)

6.5.4.2.4.4.2                 Workers’ Compensation - Safety Director or designee.

18

6.5.5                            Emergency Management Team

6.5.5.1                         At the onset of an emergency, the head of Operations will assign an Emergency Management Team. The team will be headed by the head of operations or a designee. The head of the team will have overall responsibility for assuring that all applicable aspects of the Emergency Management Plan are put into effect and properly executed.

6.5.5.2                         Other responsibilities of the team leader will include holding team meetings if needed, keeping the President’s office informed and developing a final report to company management on the procedures followed and the outcome of the emergency.

6.5.5.3                         The team will consist, at a minimum, of representatives of the following:

6.5.5.3.1                                   Site Management

6.5.5.3.2                                   Personnel/Safety Department

6.5.5.3.3                                   Legal Department

6.5.5.3.4                                   Others as appropriate

6.5.6                            Summary

The above is general in nature and is intended to serve as an overall guide. Specific situations will dictate deviation from this plan both on short notice and at the pre-job planning stage. In any event, it is important for all personnel involved in managing an emergency to be aware of the overall need for coordination and management of activities and the flow of information to internal and external audiences. While speed often is of great importance, it also is critical that all information is accurate, no matter to whom it is being provided. Misinformation or rumors are worse than providing no information at all. However, all people involved must accept responsibility to communicate as fully as is practical according to responsibilities assigned in this plan.

6.6                                 APPENDIX

A. Emergency Management Planning Action List

19

APPENDIX A

EMERGENCY MANAGEMENT PLANNING ACTION LIST

The following action items are intended for review by project management at the pre-job meeting(s). They should be used in conjunction with the attached Emergency Management Plan. Following development of the Action List, a written plan should be produced and distributed to the appropriate personnel or offices as listed in Section II.

ACTION			BY WHOM	BY WHEN

1.

Gather emergency services phone numbers and contact names: Ambulance/Emergency Medical Providers; Hospital(s); Air Ambulance; Fire Department; Police; Sheriff; Highway Patrol/State Police; local MSHA or OSHA offices.

2.	Write clear, accurate directions to site, include maps if helpful or appropriate, and post at site phones.

3.	Maintain site file of employee personal emergency information (use cards available from Copy Room).

4.	Develop simple, but complete site evacuation instructions (see Section I-C).
	A.	Communicate instructions to all employees.
	B.	Past site evacuation diagrams.

5.	Develop site supervisory responsibilities (see Section I-D).
	A.	Assign responsibility and conduct training of site supervision on their responsibilities.

6.	Provide copies of Emergency Management Plan to appropriate home office departments (see Section I-E).

7.	Assign notification responsibilities in event of emergency (see item II).

8.	Make preliminary assignments of Emergency Management Team (see Section III).

20

First Aid and Medical Services
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

7.0 FIRST AID AND MEDICAL SERVICES

PROCEDURE TABLE OF CONTENTS

7.1	SCOPE	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

7.1            SCOPE

The following items are to be accomplished at the outset of a job:

7.1.1                        Emergency phone numbers are to be posted by jobsite telephones and in other conspicuous locations.

7.1.2                        Arrange for emergency transportation to the first aid facility or hospital.

7.1.2.1 Ambulance

7.1.2.2 Life Flight

7.1.2.3 TIC or client vehicle, other

7.1.3                        The injured employee will not drive themselves to medical services. A company representative is to accompany any injured employee to the doctor or hospital.

7.1.4                        Verify by documentary evidence that the jobsite personnel includes at least one individual that has a valid certificate in first-aid training from the U.S. Bureau of Mines, the American Red Cross, or equivalent training.

7.1.5                        Verify that the jobsite has a basic first aid kit and that a procedure is in place to replace expended items.

2

Disciplinary Action
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	01/2005

8.0      DISCIPLINARY ACTION

PROCEDURE TABLE OF CONTENTS

8.1	PURPOSE	2
8.2	SCOPE	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

8.1           PURPOSE

A supervisor’s main goal in the management of people should be to develop and train them to their highest potential. Disciplinary procedures should be utilized with that purpose in mind.

However, at times it becomes necessary to relieve an employee of his or her responsibilities and terminate employment.

8.2           SCOPE

The Human Resources Manual outlines the proper procedures, which may be followed when it becomes necessary to discipline or terminate an employee. These procedures have been prepared only for the use of supervisory personnel. They are not intended to form a contract between the Company and any of its employees; the Company reserves the right to terminate any employee for any reason at any time without advance notice or warning. The sole purpose of the disciplinary procedures is to describe for supervisory employees the Company’s general philosophy concerning discipline and related separation decisions. The Company fully recognizes that each termination decision presents a unique set of circumstances, which may well, in a given case, dictate the need for only a single verbal or written warning prior to termination or for immediate termination without any prior warning. The disciplinary procedures should be viewed as useful personnel management tools and not as a set of mandatory rules.

2

Jobsite Safety Planning
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

9.0 JOBSITE SAFETY PLANNING

PROCEDURE TABLE OF CONTENTS

9.1	PURPOSE	2
9.2	JOBSITE SAFETY PLAN	2
9.3	APPENDIX	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

9.1           PURPOSE

As part of pre-job planning, jobsite management shall develop a site specific safety plan to identify and address client and TIC safety concerns and to reduce employee exposure to those risks.

9.2           JOBSITE SAFETY PLAN

The following Jobsite Safety Plan is to be used as a guide to organizing the plan, although site specific safety concerns should be a key element of the plan.

9.3           APPENDIX

A.        Safety Checklist

B.         Safety Implementation Plan

C.         Program Checklist

2

APPENDIX A

SAFETY CHECKLIST

The TIC Safety Program checklist is to be used by TIC project management and may be used to assure all aspects of the safety program have been addressed.

Project Name:	Project #:

Owner:	Engineer:

SAFETY PLAN

Management commitment:

Incident Rate goal:

Gang Box Safety/TQM Meetings discussing safety, quality, productivity, daily goal setting:

Safety Meetings - minimum 1 per week with a new topic weekly:

Documentation and shortcomings:

Rigging/Crane/Heavy Equipment Training:

OSHA/MSHA jurisdiction and requirements:

Incentives:

ACCIDENT MANAGEMENT

Safety Committee structure:

Management meeting with doctor (set up procedures):

3

Accident Management training for all supervisors:

First aid and medical services:

SITE’SPECIFIC HAZARD AND POLICIES

Discuss all site specific or owner requirements:

Review outline for specific sections which apply to the project:

Housekeeping:

ORIENTATION

History of TIC:

Video presentation and management involvement during orientation:

Job walk with new hires:

HAZCOM training:

Discuss priority goals and expectations with new hires:

Discuss scope of work and project durations:

Other:

The written safety plan will describe general procedures and implementation methods for all of the above topics plus other pertinent issues.

4

A. APPENDIX B

SAFETY IMPLEMENTATION PLAN

1.                Safety Awareness and Training

2.                Accident Management

3.                Site Specific Hazards and Policies

5

4.             Orientation

5.             Other Activities

6

APPENDIX C

PROGRAM CHECKLIST

The following TIC Safety Program checklist is to be used by TIC project management to assure all aspects of the safety program have been addressed.

Date:	Project Number:

Completed By:

*This document is intended as a guideline only. Many of the items may not be applicable to a specific project.

ITEM	YES	NO	COMMENTS
Accident Prevention Program
Job Safety Plan
Fall Protection Plan
Safety Enforcement
TIC Safety Management Program Manual
OSHA 1910/1926 Standards
- MSHA Standards
TIC Construction Safety Handbook
Safety Training/Education
Safety Committee
Safety Meetings (craft)
Safety Meetings (supervisory)
Safety Orientation
First Aid
Specialized Training
Safety Videos
TIC Construction Safety Handbook
Jobsite Policies
Medical Facilities
Emergency Transportation
First Aid Kit/Supplies
Qualified Personnel
Emergency Services/Telephone Numbers
Eye Wash/Safety Shower
Medical Facility
Recordkeeping
Workers Compensation Forms
OSHA 200/MSHA 7001
Safety Meeting/Training
Employee Orientation
Construction Safety Handbook
Equipment Inspections/Certifications
Specialized Operations

7

ITEM	YES	NO	COMMENTS
Equipment Operator Certifications
Special Work Permits
Inspections
Hand and Power Tools
Cranes
Come-Alongs Et Chain Falls
Overhead Hoists
Personnel Basket
Drum Hoists
Power Platforms
Wire Rope/Chains/Slings
Safety Belts/Harness
Ladders/Scaffolds
Equipment
Accident Investigations
- Serious Injury, Fatality/Catastrophe Procedure
- Incident Reporting
Drug Program
Consent Forms
Pre-Employment
Post Accident
Hazard Communication Program
Written Program
Material Safety Data Sheets
Hazardous Material Training
Labeling
New Employee/Orientation
Follow-up Training
Asbestos Program
- Training
Employee Exposure and Medical Records
Regulated Chemicals
Chemical Exposure Procedure
Retention of Records
Medical Examination and Surveillance
Respiratory Protection Program
Training Fit
Testing
Maintenance/Inspection/Storage
- Annual Pulmonary Fitness Testing
Permits
- LPG/Compressed Gases
- Erection
- Hot Work

8

ITEM	YES	NO	Comments
Confined Space Entry
Lockout/Tagout
Excavation and Trenching
Scaffolding
Evacuation
- Procedure
- Periodic Training
Signs/Signals/Barricades
Safety Signs Posted
Bulletin Boards - Required Documents
Safety Posters
Barricade Barriers
Regulatory Posters
Electrical
Lockout/Tagout Program
Assured Grounding Program
Inspection of Electrical Tools
Competent Person Designation
Panels Labeled and Covered
Fire Protection
Prevention Responsibilities
Posted/Marked Fire Extinguishers
Fire Extinguisher Inspections
Training
Hearing Conservation
Noise Survey
Warning Signs
Protective Equipment
Training
Audiometric Testing
Forklifts and Other Powered Industrial Trucks
Authorized Operators
Safety Procedures
Training
Inspections
Nameplates/Markings Legible
Overhead Hoists
- Inspections
- Capacity Marked
Mobile Cranes
- Authorized Operators
- Back-Up Alarms
Posted Hand Signals
Fire Extinguisher

9

ITEM	YES	NO	COMMENTS
Periodic Inspections
Weekly Inspections
Daily Walkaround
Rigging
Training
Inspections
Hand Signals Posted/Training
Powder Actuated Tools Authorized Licensed Operators
Safety Procedure
Secured Access
Housekeeping
- Housekeeping Inspections Abrasive Blasting
Abrasive Material
Protective Equipment
Signs
CO Monitoring/Records
Air Purifying Filters/Records Dead Man Release
Flammable Liquids Storage
Warning Signs/Labels Grounding/Bonding Drip Pans
Auto-Shut Valve/Drum Vent Fire Extinguisher
Bermed Storage
LPG/Compressed Gases Permits
Storage/Racks
Warning Signs/Identification Transportation
Fire Extinguisher
Sanitation
Drinking Water Shower Facilities Toilet
Facilities
Ventilation
Shops
Paint Storage
Confined Space Procedure Special Welding Operations
Hand Tools

10

ITEM	YES	NO	COMMENTS
Inspections
Storage Responsibility
Non-Sparking Tools
- Defective Tool Procedure
Welding a Cutting
Flashback Arresters
Cylinder Storage
Fire Prevention
Motor Vehicles
Back-up Alarms
Seat For Riders
Licensed Operators
Seat Belts
Training
Excavation Et Trenching
Competent Person
Procedure
Equipment
Barricades
Permits
Water Protection Equipment
- Work Vests/Life Rings
- Boat
Ladders
- Inspection
- Placement
Scaffolds
Inspection
Erection
Competent Person
Tag System
Personal Protective Equipment
Head Protection
Face Protection
Eye Protection
Hand Protection
Foot Protection
Fall Protection
Protective Clothing
Hazardous Waste Operation
Waste Disposal Responsibility
Transportation

Training
- Medical Examination and Surveillance

11

ITEM	YES	NO	COMMENTS
Emergency Response
Personal Protective Equipment
Personnel Baskets
Procedure
Alternative Procedure
Anti-Two Block System
Pre-Test Lifts
Rigging Requirements
Rated Capacity Placarded
Basket Weight Posted
LockoutlTagout Procedure
Procedure
Training
Client Interface
Chemical Identification
Hazard Identification (pressure, temperature, etc.)

12

California IIPP
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	10/2005

10.0 CALIFORNIA INJURY AND ILLNESS PREVENTION PROGRAM

PROCEDURE TABLE OF CONTENTS

10.1	PURPOSE	2
10.2	PROGRAM	2
10.3	RESPONSIBLE INDIVIDUALS	2
10.4	SAFETY ORIENTATION	3
10.5	EMPLOYEE ACCOUNTABILITY	3
10.6	EMPLOYEE INCENTIVE PROGRAM	3
10.7	PERIODIC INSPECTIONS	3
10.8	EMPLOYEE EXPOSURE AND MEDICAL RECORDS	4
10.9	POSTING REQUIREMENTS	4
10.10	SAFETY AND HEALTH TRAINING	4
10.11	SAFETY MEETINGS	4
10.12	INJURY MANAGEMENT	5
10.13	APPENDIX	5

10.1                           PURPOSE

The following Injury and Illness Prevention Program is written to be “site specific” for California projects. All elements of the TIC Safety Management Program together with corresponding documents shall apply.

10.2                           PROGRAM

Project Name:	Project Number:

10.2.1                  TIC has developed and implemented an injury and illness prevention program (IIPP). The IIPP is documented in the TIC Safety Management Program Manual.

10.2.2                  The work performed by TIC is varied, both in nature and location. Under all circumstances, it is the intent of TIC management to comply with the requirements and the spirit of all California codes and regulations, and to provide a safe and healthful work environment for all employees.

10.2.3                  TIC has implemented this plan in compliance with California Senate Bill 198, Labor Code 6401.7 and California Code of Regulations Section 3203.

10.2.4                  The information on the following pages shall serve as the minimum requirements for all TIC employees.

10.2.5                  In all phases of its endeavors, TIC is guided by an established accident prevention policy. This policy is based on a sincere desire to eliminate occupational injuries or illnesses and damage to equipment and property and to protect the general public whenever and wherever the public comes in contact with, or is affected by, the Company’s work.

10.2.6                  Safety shall not be sacrificed for production but rather considered an integral part of quality control, cost reduction and job efficiency. Every supervisor should be aware of the safety performance demonstrated by the employees under his/her supervision.

10.2.7                  It is the goal of TIC to completely eliminate accidents from our operations for these reasons:

10.2.7.1                            No endeavor is worthy if it should bring about human suffering through injury, illness or loss of life.

10.2.7.2                            A good safety record reflects the quality of management, supervision and work force. It also serves to promote business and thereby contributes to the continuing growth and success of the Company.

10.2.8                  Accidents increase costs and decrease profits.

10.2.9                  Our policy is to accomplish work in the safest possible manner, consistent with superior work practices.

10.3                           RESPONSIBLE INDIVIDUALS

                                                        , the Construction Manager/Project Superintendent has the authority and is responsible for the TIC Injury and Illness Prevention Program on this jobsite.

The responsibility to implement the TIC Injury and Illness Prevention Policy may be delegated to                                       , the Site Safety Manager/Safety Committee Head.

2

The site safety supervisor or project safety committee shall perform weekly, documented inspections and provide corrective actions on identified hazards.

10.4                           SAFETY ORIENTATION

10.4.1                  Each new employee will be provided initial safety training prior to assignment, as outlined in “Documentation of Annual Training - California Operations.” All employees are provided with training when assigned to a new task for which training has not been received or whenever new substances, processes, procedures, or equipment is brought on site and present a new hazard. Additional training will be provided when TIC is made aware of a new or previously unrecognized hazard and when deemed necessary by TIC. All training includes the Code of Safe Work Practices as outlined in the TIC Construction Safety Handbook, general area safety, and specific assignment training. Supervisors (Leadman, Foreman, General Foreman, Superintendent, and Construction Manager) are trained on hazards and safe practices in their area of responsibility using:

10.4.1.1 Supervisory Safety Training Level I (SSTI) within two weeks of hire

10.4.1.2 Supervisory Safety Training Level II (SSTII) within one month of hire

10.4.2                  Refresher training is provided periodically.

10.5                           EMPLOYEE ACCOUNTABILITY

10.5.1                  The Company requires that each employee follow the guidelines contained in this program and that each employee is accountable for their actions. Failure to follow guidelines will result in disciplinary action up to and including termination.

10.5.2                  Employees shall be without fear of reprisal for making any safety or health related complaints, requests, or suggestions to any TIC corporate or jobsite management personnel. TIC encourages employee input and suggestions to improve safety and health on the jobsite.

10.5.3                  An “Anonymous Notification System(s)” shall be in place by means of a “Safety Suggestion” box so labeled and placed on the jobsite bulletin board. Employees may anonymously inform management about safety and health hazards, which may be present on the jobsite.

10.6                           EMPLOYEE INCENTIVE PROGRAM

10.6.1                  As an additional incentive to work safely, TIC has an ongoing Safety Incentive Program for craft level employees. By meeting specific safety goals, employees qualify for gift certificates and catalog items. This program is described in detail in the TIC Safety Management Program Manual, and may be revised as conditions warrant by TIC Corporate or Jobsite Management.

10.7                           PERIODIC INSPECTIONS

10.7.1                  Inspections shall be conducted by the jobsite safety supervisor or designated safety committee representatives as outlined in the TIC Safety Management Program Manual.

10.7.2                  Any jobsite personnel knowing of any unsafe conditions or work practices should correct the condition/practice, or immediately notify their supervisor so that action may be taken to address the identified condition. When an imminent hazard exits which cannot be immediately abated without endangering employee(s) and / or property, remove all exposed

3

personnel from the area except those necessary to correct the existing condition. Employees necessary to correct the hazardous condition shall be provided the necessary safeguards.

10.7.3                  Documentation shall be kept of all required inspections. These records are available for inspection upon request. All records will be maintained for at least one year.

10.8                           EMPLOYEE EXPOSURE AND MEDICAL RECORDS

10.8.1                  Employees of TIC have the right to all information contained in their employee files regarding exposure to toxic substances or harmful physical agents.

10.8.2                  Material Safety Data Sheets (MSDS) on all products used on this jobsite that are not exempt are available from a TIC supervisor or management representative.

10.9                           POSTING REQUIREMENTS

10.9.1                  All Federal, State, and local regulation bulletins shall be posted in a place deemed readily accessible by all TIC employees on this jobsite.

10.9.2                  All TIC employees are encouraged to review such bulletins and information as posted, and contact jobsite management if questions or further explanations are needed.

10.10                     SAFETY AND HEALTH TRAINING

10.10.1            All safety and health training shall be in compliance with TIC, client, federal, state, and local regulations, as well as jobsite policies will included training requirements for New Job Assignments:

•                                          New Equipment

•                                          Processes

•                                          Procedures

•                                          New Unrecognized Hazards

10.10.2            Records of all training shall be kept for each TIC employee, including:

10.10.2.1 Name of Employee

10.10.2.2 Training Dates

10.10.2.3 Type of Training

10.10.2.4 Trainer / Instructor

10.10.3            Records shall be maintained for a period of not less than one year.

10.11                     SAFETY MEETINGS

10.11.1    The following meetings will be conducted on the project.

10.11.1.1 Safety Committee Meetings

4

10.11.1.2 Supervisor’s/Foreman’s Safety/TQM meetings

10.11.1.3 General Jobsite Safety Meetings

10.11.1.4 Daily Gangbox Safety Meetings

10.11.2            These meetings should be conducted according to the guidelines set forth in the TIC Safety Management Program Manual.

10.12                     INJURY MANAGEMENT

10.12.1            The Injury Management, Reporting, and Investigation section of the TIC Safety Management Program Manual establishes uniform procedures for the investigation and completion of reports regarding occupational accidents, injuries, and illnesses.

10.13                     APPENDIX

A. Training Documentation

5

APPENDIX A
TRAINING DOCUMENTATION

6

Safety Assessments
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	01/2004

11.0 SAFETY ASSESSMENTS

PROCEDURE TABLE OF CONTENTS

11.1	PURPOSE	2
11.2	SCOPE	2
11.3	OBJECTIVE	2
11.4	PROCEDURE	2
11.5	APPENDIX	3

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

11.1                           PURPOSE

TIC believes that assessments are an important element of any safety management program. Assessments help to involve all employees in managing safety, and assist in TIC’s effort to eliminate at- risk conditions and behaviors, as well as promote safe behaviors. The following information provides guidelines for conducting the safety assessment process on the project.

11.2                           SCOPE

11.2.1                  This procedure provides the minimum steps to be followed for performing project safety assessments.

11.2.2                  This procedure applies to all employees engaged in operations covered by the Corporate Safety Management Program.

11.2.3                  The attached Project Safety Evaluation - Leading Indicators and Project Safety Evaluation - Jobsite Inspection forms should be used to perform the project assessment process; however, if a project has specific needs (federal, state, or client) then other forms may be substituted (noted as an equivalent form).

11.3                           OBJECTIVE

The objective of conducting a project safety assessment is to gather reliable data through inspection, observation, and inquiry to identify opportunities for improvement. In addition, items and activities that exhibit exemplary compliance or an innovative approach to safety processes should also be identified and promoted.

11.4                           PROCEDURE

11.4.1                  The site manager and supervisors are responsible for conducting assessments as described below.

11.4.1.1                                 Daily / Routine Assessments

11.4.1.1.1                        Supervisors who direct the work activities of employees are responsible for continually assessing the work processes within their area for at-risk conditions, practices, and behaviors.

11.4.1.1.2                        The project safety manager will conduct on-going assessments of project work activities. Any observed deficiencies will be corrected immediately and communicated to the responsible supervisor.

11.4.1.2                                 Weekly Formal Assessments

11.4.1.2.1                        The site manager is responsible for ensuring that a formal weekly safety assessment utilizing the Project Safety Evaluation - Jobsite Inspection or an equivalent form is performed.

11.4.1.2.2                        Project supervisors, as well as craft employees shall be involved in performing the weekly safety assessments.

11.4.1.2.3                        All at-risk behaviors and conditions shall be corrected immediately. In the event that the project team is unable to immediately correct the item

2

then the hazard must be controlled so as not to place any employees at- risk and an action plan to eliminate the hazard shall be documented.

11.4.1.3                       Monthly Formal Assessments

11.4.1.3.1                            The site manager (or designee during the site manager’s absence) is responsible for ensuring and participating in a formal monthly safety assessment utilizing both the Project Safety Evaluation - Jobsite Inspection, or equivalent form, and the Project Safety Evaluation - Leading Indicators, or an equivalent form.

11.4.1.3.2                            The project safety manager is responsible for coordinating and actively participating in the monthly project safety assessment.

11.4.1.3.3                            Project supervisors, as well as craft employees shall be involved in performing the monthly safety assessments.

11.4.1.3.4                            The profit center management team shall actively participate in the project monthly formal assessments, when possible.

11.4.1.3.5                            Supervisors from other projects should periodically be involved in performing monthly assessments.

11.4.1.4                       Quarterly Formal Assessments

11.4.1.4.1                            The profit center vice president (or designee during the site vice president’s absence) is responsible for ensuring and participating in a formal quarterly safety assessment utilizing both the Project Safety Evaluation - Jobsite Inspection, or an equivalent form, and the Project Safety Evaluation - Leading Indicators, or an equivalent form.

11.4.1.4.2                            The profit center safety manager is responsible for coordinating and actively participating in the project quarterly formal assessment.

11.4.1.4.3                            Project supervisors, as well as craft employees, shall be involved in performing the safety assessments.

11.4.1.4.4                            Employees (supervisors and managers) from other profit centers should periodically be involved in performing quarterly assessments.

11.5                           APPENDIX

A.                              Project Safety Evaluation - Leading Indicators

B.                                Project Safety Evaluation - Jobsite Inspection

3

APPENDIX A
PROJECT SAFETY EVALUATION - LEADING INDICATORS

4

APPENDIX B
PROJECT SAFETY EVALUATION - JOBSITE INSPECTION

5

Statutory Safety and Health Requirements
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

12.0 STATUTORY SAFETY AND HEALTH REQUIREMENTS

PROCEDURE TABLE OF CONTENTS

12.1	PURPOSE	2
12.2	SCOPE	2
12.3	TIC INSPECTION REPRESENTATIVE	2
12.4	INSPECTION PROCEDURES	2
12.5	CITATIONS AND ORDERS	5
12.6	STATE PROGRAMS	8
12.7	REPORTING REQUIREMENTS	9

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

12.1         PURPOSE

All TIC jobsites fall under the jurisdiction of either the Federal Occupational Safety and Health Administration (OSHA), the Federal Mine Safety and Health Administration (MSHA) or a state regulatory program, (i.e., California OSHA, state mine inspector, etc.). It is the policy of TIC to voluntarily comply with the policies and procedures of these regulatory agencies.

12.2         SCOPE

Periodically, safety compliance officers visit jobsites to assure that TIC is complying with relevant health and safety standards. Inspections are intended to assure that the jobsite is as safe as reasonably possible, and in compliance with the agency regulations. Where TIC has violated these regulations, it may be subject to monetary penalties and in some cases TIC supervisory personnel may be subject to criminal sanctions, including imprisonment.

12.3         TIC INSPECTION REPRESENTATIVE

12.3.1         Each jobsite is to designate one individual who will be responsible for managing inspections by regulatory agencies. This person needs to be familiar with MSHA/OSHA inspection procedures and should be prepared to escort the MSHA/OSHA inspector on the jobsite.

12.3.2         The inspection representative should be well versed in TIC safety policies and procedures.

12.4         INSPECTION PROCEDURES

12.4.1         The Inspection Advance Notice

Inspections are usually conducted without advance notice. In fact, alerting an employer, without proper authorization, in advance of an OSHA inspection can bring a fine at up to $1,000 and/or a six-month jail term.

12.4.2         Inspector’s Right of Entry

It is the policy of TIC, in general, to cooperate with the regulatory agencies in their inspection efforts. If you feel you have a valid reason to deny access to an inspector, call the home office immediately.

12.4.3         Inspector’s Arrival

12.4.3.1      Inspectors have a right to enter and inspect any jobsite within their jurisdiction without advance notice to jobsite management. Upon the inspector’s arrival at the jobsite, he/she is required to notify management.

12.4.3.2      All employees should be instructed to immediately notify TIC’s senior supervisor if an unaccompanied inspector is observed on or seeking access to the jobsite.

12.4.4         Identification

TIC supervision should always ask to see the inspector’s credentials. Inspectors will typically possess an identification card bearing his or her name and photograph. If you question the validity of the inspector’s credentials, you should contact the nearest MSHA/OSHA office for verification.

2

12.4.5         Opening Conference

12.4.5.1           The inspector typically offers to conduct an opening or “pre-inspection “conference with management during which he will describe the purposes of and procedures for conducting the inspection. Always request a pre-inspection conference. At this conference you should ask the reason for the inspection. If the inspection is due to an employee complaint, ask for a copy of the complaint.

12.4.5.2           During the conference, the inspector may ask to review various records in order to determine whether TIC is in compliance with the applicable standards. Inspectors are entitled to see documents that are required to be maintained by the standards (i.e. hazard communication program, blood borne pathogen program, exposure documents, MSDS, required training, etc.). MSHA inspectors will review the MSHA 7000-1 report and supplemental reports for injuries/illnesses. Similarly, OSHA inspectors will review the Employer’s First Report of Injury (not TIC’s internal accident report) and the OSHA Summary Log.

12.4.6         Management’s Right to Accompany the Inspector

Management has the right to and will accompany the inspector at all times when he is on the TIC jobsite.

12.4.7         Employees’ Representative’s Right to Accompany the Inspector

An employee representative may be permitted to accompany the inspector during the inspection and to participate in the pre- or post-inspection conference. If no employee representative has been chosen, the inspector may consult a reasonable number of employees regarding health and safety matters. Take notes of these conversations but do not interfere with them. It is TIC’s policy that we are not obligated to allow an employee to accompany the inspector.

12.4.8         Inspection Techniques

You can expect the inspector to conduct a detailed inquiry into almost every activity at the project site and to engage in extensive discussions with employees concerning the procedures followed and the hazards encountered. In addition, inspectors may monitor noise, air flow, radiation, etc., and may take a video or photographs. The TIC inspection coordinator should carry at least the same equipment as the inspector, i.e. video camera, camera, sound meters, methane detectors, other sampling equipment and should photograph or videotape the same things as the inspector, keep samples of everything an inspector samples and keep detailed notes of everything the inspector does and says. If the inspector’s sampling techniques are faulty, if he fails to observe facts or conditions that demonstrate that the cited condition is not a violation, or if he acts in what you believe to be an improper fashion in any respect, you should make a careful record.

12.4.9         Conduct of Management

12.4.9.1         All management personnel should be courteous and pleasant to inspectors at all times. We are not required to explain processes and procedures, answer the inspector’s questions, or provide anything (i.e., office space, secretarial support, etc.) other than access to the jobsite and to records required to be maintained.

12.4.9.2         You should remember that anything said by any employee can be used against TIC and management. In short, you have the right to remain silent and anything you say can and probably will be used against you. Therefore, you should say as little as possible and be careful not to admit violations or any elements of violations. If an inspector points out a possible violation, do not acknowledge that it exists and do

3

not offer any suggestions on how to abate a possible violation. This warning applies not only to personal dealings with the inspector, but also to telephone conversations and correspondence.

12.4.9.3         Extreme care must be exercised to avoid self-incrimination. Statements, records or other materials that demonstrate management knowledge of a violation can be used to support special investigations and civil and criminal penalties. Generally, only records required by the statute or the regulations should be provided to the inspector, unless a warrant or subpoena is issued. When in doubt as to the advisability of providing records or making statements, consult TIC counsel.

12.4.9.4         When taking notes or writing memos, reports, letters, etc., even to other management personnel, you should assume that MSHA or OSHA may at some point read them, perhaps in conjunction with administrative or judicial proceedings in court.

12.4.9.5         When a citation or order is issued, you should carefully record the facts alleged to constitute the violation and any statements made by the inspector.

12.4.9.6         Finally, when the inspector indicates that he has observed a violation and intends to write a citation or order, you should try to convince him not to do so if you feel he is wrong. You should carry a copy of all applicable regulations with you during the inspection. Look at the regulation allegedly violated and try to convince the inspector that the conditions he observes are not in fact a violation.

12.4.10       Immediate Abatement of Apparent Violations

During the course of inspection, the violation may be corrected immediately. When they are corrected on the spot, the compliance officer records such corrections to help in judging the employer’s good faith in compliance. Even though corrected, however, the apparent violations may still serve as the basis for a citation and, if appropriate, a notice of proposed penalty.

12.4.11       Inspector’s Warning of Miranda Rights

If an inspector begins to warn any management personnel of his/her “Miranda” rights (the right to remain silent, the right to request an attorney, etc.), that individual should immediately terminate the conversation. The incident should be reported immediately to TIC counsel.

12.4.12       Closing Conference

Following completion of an inspection, the inspector should meet with management to discuss the results. The employee representative (if applicable) is entitled to attend this conference. The inspector should tell you his findings.

12.4.12.1         Mine Safety and Health Administration (MSHA)

12.4.12.1.1                                The close out conference may be the best opportunity for management to have a citation or order withdrawn or the “negligence” or “gravity” reduced by the inspector. However, if the inspector’s citation recommends any criminal penalties (i.e., imprisonment) the close-out conference should be terminated immediately and without any further discussion.

4

12.4.12.1.2           Company representatives should be prepared to discuss the following points:

12.4.12.1.2.1	The validity of citations and orders issued;

12.4.12.1.2.2	Why a withdrawal order (i.e., imminent danger) was issued instead of a normal citation (i.e., violation of standard);

12.4.12.1.2.3	Why a citation was identified as “Significant and Substantial”; and

12.4.12.1.2.4	Why the degree of “negligence” evaluation is inappropriate.

12.4.12.1.3	Keep detailed notes. Again, be careful to avoid admissions and other statements which might incriminate you or TIC.

12.4.12.2         Occupational Health and Safety Administration (OSHA)

12.4.12.2.1	The inspector will give the employer a copy of “Employer Rights and Responsibilities Following an OSHA Inspection,” and then briefly discuss the information in the booklet and answer any questions.

12.4.12.2.2

The inspector discusses with the employer all unsafe or unhealthful conditions observed during the inspection and indicates all apparent violations for which a citation may be issued. The employer is also informed of appeal rights.

12.4.12.2.3	TIC supervision may wish to produce records to show compliance efforts and to provide information that can help OSHA determine how much time may be needed to abate an alleged violation.

12.4.12.2.4	OSHA will not issue citations during the closing conference. Following the inspection, the area director determines if citations will be issued and if penalties will be proposed

12.5         CITATIONS AND ORDERS

12.5.1         Withdrawal Orders

12.5.1.1         If you receive a withdrawal order, whether verbal or in writing, you must immediately withdraw all persons and keep everyone out of the area designated in the order. You must also immediately report issuance of the order to the home office.

12.5.1.2         You may permit only the following persons to enter an area, which has been closed pursuant to a withdrawal order:

12.5.1.2.1	Any person whose presence in the area is necessary to eliminate the condition described in the order;

12.5.1.2.2	Any public official whose duties require him or her to enter the area;

5

12.5.1.2.3

Any employee representative who is qualified in the judgment of TIC or the inspector to make examinations (or is accompanied by such a person) and whose presence in the area is necessary for the investigation of the conditions described in the order; or

12.5.1.2.4	Any consultant to the foregoing individuals.

12.5.1.3         If you receive a withdrawal order, you should immediately abate the cited condition, notify MSHA that the cited condition has been abated, and request an immediate reinspection and termination of the order.

12.5.2         Citations

12.5.2.1         Citations inform the employer and employees of the regulations and standards alleged to have been violated and of the length of time set for abatement.

12.5.2.2         If the abatement period noted in the citation is not reasonable, explain to the inspector when he is preparing the citation that you need more time and why. If he refuses to extend the abatement time, discuss it with the Corporate Safety Director.

12.5.2.3         OSHA citations must be posted on the jobsite for three days or until the violation is abated, whichever is longer.

12.5.2.4         Copies of all citations must be faxed to the Corporate Safety Department upon receipt. The originals should also be forwarded immediately.

12.5.3         Penalties

An employer may be subject to substantial fines, in some cases as much as $70,000 for each violation. In addition, management personnel may be subject to civil and criminal prosecution.

12.5.4         Appeals

12.5.4.1   Appeals by Employees

12.5.4.1.1         If an inspection was initiated due to an employee complaint, the employee or authorized employee representative may request an informal review of any decision not to issue a citation.

12.5.4.1.2         Employees may not contest citations, amendments to citations, penalties, or lack of penalties. They may, however, contest the time allowed for abatement of a hazardous condition.

12.5.4.2   Appeals by Employers

12.5.4.2.1         When issued a citation, an employer may request an informal conference to discuss the case. During the conference, citations and/or penalties may be revised by settlement agreements. Informal conferences will be requested by the Corporate Safety Department, and in most cases, the Corporate Safety Director and project supervision will attend the meeting.

6

12.5.4.2.2         Before participating in a Safety and Health Conference, whether by telephone or in person, you should carefully review all company records, policies and procedures pertaining to the citation(s) and/or order(s) in question and the inspector’s citation evaluation sheet.

12.5.4.2.3         At the conference you will have the opportunity to argue the validity of the citations and/or orders issued as well as for a reduction in the negligence and gravity assessment.

12.5.4.2.4         If you disagree with the inspector’s time for abatement, this should also be discussed since a reduction in the penalty assessment may be granted for abatement within the time allotted by the inspector.

12.5.4.2.5         If your job has a good safety and health program and record, you should take time at the beginning of the conference to summarize both the program and the background of company personnel responsible for safety and health. Emphasize their mining, engineering, MSHA, OSHA or other relevant experience.

12.5.4.2.6         You should keep a careful record of this conference. Such a record may support an argument for a penalty reduction if you find a higher penalty subsequently proposed for an identical violation.

12.5.5      Petition for Modification of Abatement (OSHA)

12.5.5.1         Abatement dates are assigned on the basis of the best information available at the time the citation is issued. When you are unable to meet an abatement date because of uncontrollable events or other circumstances, and the 15 working day contest period has expired, you may file a “Petition for Modification of Abatement” (PMA) with the OSHA Area Director.

12.5.5.2         The PMA must be in writing and must be submitted no later than one working day after the abatement date. To show clearly that you have made a good-faith effort to comply, the PMA must include all of the following information:

12.5.5.2.1         Steps you have taken in an effort to achieve compliance, and dates they were taken;

12.5.5.2.2         Additional time you need to comply;

12.5.5.2.3         Why you need additional time;

12.5.5.2.4         Interim steps you are taking to safeguard your employees against the cited hazard(s) until the abatement;

12.5.5.2.5         A statement that the petition has been posted, the date of posting and, when appropriate, a statement that the petition has been furnished to an authorized representative of the affected employees. The petition must remain posted for 10 working days, during which employees may file an objection.

7

12.5.5.3         A PMA may be granted or opposed by the OSHA Area Director. If it is opposed, it automatically becomes a contested case before the Review Commission. Further information on PMA’s may be obtained from the OSHA Area Office.

12.5.6      Follow-Up Inspection and Failure to Abate

12.5.6.1         If you receive a citation, a follow-up inspection may be conducted to verify that you have:

12.5.6.1.1        Posted the citation as required;

12.5.6.1.2        Corrected the violations as required in the citation; and/or

12.5.6.1.3        Adequately protected employees during multi-step or lengthy abatement periods.

12.5.6.2         In addition to providing for penalties for failure-to-post citations and failure-toabate violations, the Act clearly states that you have a continuing responsibility to comply with the Act and assure your employees of safe and healthful working conditions. Any new violations discovered during a follow-up inspection will be cited.

12.5.6.3         To achieve abatement by the date set forth in the citation, it is important that abatement efforts be promptly initiated.

12.5.7      Employer Discrimination

The Act prohibits employers from discharging or otherwise discriminating against an employee who has exercised any right under this law; including the right to make safety and health complaints or to request an MSHA/OSHA inspection. Complaints from employees who believe they have been discriminated against will be investigated by MSHA/OSHA. If the investigation discloses probable violations of employee rights, court action may follow.

12.6         STATE PROGRAMS

12.6.1         State OSHA Plans

12.6.1.1         Some states have elected to develop their own occupational safety and health programs. These “state plans” must be approved by the Federal Occupational Safety and Health Administration and must meet or exceed minimum Federal OSHA Standards. Because of this, most State Plans are more restrictive than Federal OSHA.

12.6.1.2         The following states have their own Occupational Safety and Health Program:

8

Alaska	Michigan	Tennessee
Arizona	Minnesota	Utah
California	Nevada	Vermont
Connecticut	New Mexico	Virginia
Hawaii	New York	Virgin Islands
Indiana	North Carolina	Washington
Iowa	Oregon	Wyoming
Kentucky	Puerto Rico
Maryland	South Carolina

12.6.1.3         Although the policies and procedures for state plans are substantially similar to Federal OSHA, if you are working under a “State Plan”, the TIC Inspection Representative should be aware of the policies and procedures unique to that state. Contact the Corporate Safety Director for assistance and information.

12.6.2         State Office of Mine Inspection

12.6.2.1         The Federal Mine Safety and Health Administration has jurisdiction on mine sites in all states. However, a few states have established an Office of Mine Safety or Office of State Mine Inspector. If you are working at a mine site in a state which has a state mine inspector, contact the Corporate Safety Director for assistance and information on state policies, procedures, and compliance.

12.6.2.2         TIC works in the following states that have state mining divisions:

12.6.2.2.1         Arizona

Arizona State Mine Inspector - When working on mine projects in Arizona, the Arizona State Mine Inspector requires the filing of a start up report, quarterly report, end of project report and an accident report. These forms are available through the Corporate Safety Department.

12.6.2.2.2         California

Division of Mining and Tunneling - This department is a division of California Occupational Safety and Health - Cal/OSHA.

12.6.2.2.3         Nevada

Division of Mine Inspection - When working on mine projects in Nevada, the Nevada Division of Mine Inspection requires a Commencement of Operation Report and a Closure Report. These forms are available through the Corporate Safety Department

12.7         REPORTING REQUIREMENTS

12.7.1         Mine Safety and Health Administration (MSHA)

12.7.1.1      Immediate notification of any accident to the District or Sub district Office is required. If these offices cannot be contacted, the toll free number in Washington D.C. must be called - (800) 746-1553. An accident is defined as:

12.7.1.1.1        A fatality;

12.7.1.1.2        An injury which has reasonable potential to cause death;

9

12.7.1.1.3        Entrapment of an individual for more than 30 minutes;

12.7.1.1.4        An unplanned ignition or explosion of gas or dust;

12.7.1.1.5        An unplanned fire not extinguished within 30 minutes of discovered;

12.7.1.1.6        An unplanned ignition or explosion of gas or dust.

12.7.2         Occupational Safety and Health Administration (OSHA)

The nearest Area OSHA Office must be notified within 8 hours of a fatality or the hospitalization of three or more employees.

12.7.2.1      State Plans

12.7.2.1.1         Alaska

The nearest division office must be notified within 8 hours of a fatality or the hospitalization of one or more employees.

12.7.2.1.2         Arizona

The State Mine Inspector must be notified immediately of a fatality. All lost time accidents must be reported within 10 days. Call (602) 542-5971.

12.7.2.1.3         California

The Division must be notified within 8 hours of any serious occupational injury or illness. A serious injury is one that causes:

12.7.2.1.3.1          In-patient hospitalization for more than 24 hours for other than observation

12.7.2.1.3.2          Loss of any body part

12.7.2.1.3.3          Any serious degree of permanent disfigurement

12.7.2.1.4         Indiana

The commissioner must be notified within 24 hours of a fatality or the hospitalization of three or more employees. Call (317) 232-2666.

12.7.2.1.5         Kentucky

The Department must be notified within 8 hours of a fatality or the hospitalization of three or more employees. Call (502) 564-2300.

12.7.2.1.6         Maryland

The Commissioner’s Office must be notified within 8 hours of a fatality or the hospitalization of three or more employees. Call (301) 333-4163.

12.7.2.1.7         Michigan

The Department of Labor must be notified within 8 hours of a fatality or the hospitalization of three or more employees. Call (517) 322-1817.

10

12.7.2.1.8         Nevada

12.7.2.1.8.1	The Department of Industrial Relations must be notified within 8 hours of a fatality or the hospitalization of three or more employees. Call (702) 687-5240.

12.7.2.1.8.2	The State Mine Inspector must be notified by telephone of any accident requiring medical attention off of the jobsite. A copy of the First Report of Injury must be submitted. Call (702) 687- 5243.

12.7.2.1.9         Oregon

The Administrator of the Accident Prevention Division (APD) must be notified within 8 hours of a fatality or catastrophe. A catastrophe has occurred when three or more employees are sent to the hospital. Call (503) 378-3272.

12.7.2.1.10       Utah

12.7.2.1.10.1	The Occupational Safety and Health Division must be notified of a fatality within 1 hour. A serious injury must be reported within 12 hours. A serious injury includes:

12.7.2.1.10.1.1        Amputations

12.7.2.1.10.1.2        Fractures

12.7.2.1.10.1.3        Hospitalization

12.7.2.1.10.1.4        Medical treatment other than first aid

12.7.2.1.10.2        Call (801) 530-6901.

12.7.2.1.11       Virginia

The Department of Labor and Industry (DLI) must be notified within 8 hours of a fatality or the hospitalization of three or more employees. Call (804) 371-0442.

12.7.2.1.12       Washington

The nearest office of the department must be notified within 8 hours of any fatality, probable fatality, or the hospitalization of two or more employees. Call (206) 956-5642.

12.7.3         MSHA/OSHA Offices

12.7.3.1           MSHA Offices

12.7.3.1.1         Metal/Nonmetal District Offices

Western	(415) 447-9844
Rocky Mountain	(303) 231-5465
South Central	(214) 767-8401
North Central	(218) 720-5448
Southeastern	(205) 229-7294

11

12.7.3.1.2         Coal District Offices

District 1 (Wilkes-Barre, PA)	(717) 826-6321
District 2 (Hunker, PA)	(412) 925-5150
District 3 (Morgantown, WV)	(304) 291-4277
District 4 (Mt. Hope, WV)	(304) 877-3900
District 5 (Norton, VA)	(703) 679-0230
District 6 (Pikeville, KY)	(606) 432-0944
District 7 (Barbourville, KY)	(606) 546-5123
District 8 (Vincennes, IN)	(812) 882-7617
District 9 (Denver, CO)	(303) 231-5458
District 10 (Madisonville, KY)	(502) 821-4180
Toll Free (Washington D.C.)	(800) 746-1553

12.7.3.2           OSHA Offices

Denver Regional Office	(303) 844-3061
Denver Area Office	(303) 844-5285
Bismarck Area Office	(701) 255-6690
Salt Lake City Area Office	(801) 524-5080
Billings Area Office	(406) 657-6649
San Francisco Regional Office	(415) 744-7107
San Francisco Area Office	(415) 744-7120
Phoenix Area Office	(602) 640-2007
San Diego Area Office	(619) 569-9071
Carson City Area Office	(702) 885-6963
Sacramento Area Office	(916) 978-5641
Honolulu Area Office	(808) 541-2685
Seattle Regional Office	(206) 442-5930
Portland Area Office	(503) 326-2251
Boise Area Office	(208) 334-1867
Bellevue Area Office	(206) 553-7520
Anchorage Area Office	(907) 271-5152
Kansas City Regional Office	(816) 867-5861
Kansas City Area Office	(816) 426-2756
Wichita Area Office	(316) 269-6644
St. Louis Office	(314) 425-4249
Omaha Area Office	(402) 221-3182
Des Moines Area Office	(512) 284-4794
Mission, KS Area Office	(913) 236-2681
Dallas Regional Office	(214) 767-4731
Dallas Area Office	(214) 320-2400
Lubbock Area Office	(806) 743-7681
Austin Area Office	(512) 482-5783
Houston Area Office	(713) 750-1727
Albuquerque Area Office	(505) 766-3411
Oklahoma City Area Office	(405) 231-5351
Baton Rouge Area Office	(504) 389-0474
Little Rock Area Office	(501) 324-6291
Corpus Christi Area Office	(512) 888-3257
Fort Worth Area Office	(817) 885-7025
Atlanta Regional Office	(404) 347-3573
Atlanta Area Office	(404) 493-6644
Nashville Area Office	(615) 736-5313
Savannah Area Office	(912) 944-4393

12

Fort Lauderdale Office	(305) 424-0242
Columbia Area Office	(803) 765-5904
Jacksonville Area Office	(904) 791-2895
Jackson Area Office	(601) 965-4606
Tampa Area Office	(813) 228-2821
Birmingham Area Office	(205) 731-1534
Frankfort Area Office	(502) 227-7024
Mobile Area Office	(205) 690-2131
Raleigh Area Office	(919) 856-4770

12.7.3.3   Cal/OSHA Offices

12.7.3.3.1        Regional Offices

Anaheim	(714) 939-8611
Los Angeles	(213) 736-4911
Sacramento	(916) 920-6127
San Francisco	(415) 557-8640

12.7.3.3.2        District Offices

Anaheim	(714) 939-0145
Bakersfield	(805) 395-2718
Concord	(510) 676-5333
Covina	(818) 966-1166
Fresno	(209) 445-5302
Los Angeles	(213) 736-3041
Modesto	(209) 576-6260
Oakland	(510) 568-8602
Pico Rivera	(213) 949-7827
Redding	(916) 224-4743
Sacramento	(916) 920-6123
San Bernardino	(714) 383-4321
San Diego	(619) 237-7325
San Francisco	(415) 557-1677
San Jose	(408) 452-7288
San Mateo	(415) 573-3812
Santa Rosa	(707) 576-2388
Torrance/Long Beach	(310) 516-3734
Van Nuys	(818) 901-5403
Ventura	(805) 654-4581

13

Housekeeping
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

1.0                                       HOUSEKEEPING

PROCEDURE TABLE OF CONTENTS

1.1	PURPOSE	2
1.2	RESPONSIBILITIES	2
1.3	PROCEDURE	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

1.1                                 PURPOSE

Housekeeping is a basic aspect of project safety.

1.2                                 RESPONSIBILITIES

1.2.1                                  Site Manager

The site manager will hold job supervision and each employee responsible for housekeeping.

1.2.2                                  Foremen

Foremen are to monitor the work area for adequate housekeeping, and require each employee to keep their work area clean and in an orderly fashion.

1.2.3                                  Employees

Each TIC employee is responsible for the housekeeping in their work area. In addition, employees are required to identify and correct all housekeeping matters that constitute a safety hazard.

1.3                                 PROCEDURE

Materials will be stored in a designated laydown area in an orderly fashion to allow safe access. Jobsite work areas will be kept in a neat and clean condition, with paper and debris picked up and placed in refuse containers on a daily basis. Unneeded construction materials, such as forms, excess rebar, and pipe will be removed from jobsites in a timely manner and disposed of or neatly placed in a designated area. Combustible scrap and debris shall be removed at regular intervals during the course of construction. Safe means shall be provided to facilitate such removal. Containers shall be provided for the collection and separation of trash, oily and used rags, and other refuse. Containers used for oily, flammable, or hazardous wastes, such as caustics, acids, harmful dusts, etc., shall be disposed of at frequent and regular intervals.

2

Personal Protective Equipment
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	09/1999

2.0 PERSONAL PROTECTIVE EQUIPMENT

PROCEDURE TABLE OF CONTENTS

2.1	PURPOSE	2
2.2	GENERAL	2
2.3	BASIC PERSONAL PROTECTIVE EQUIPMENT	2
2.4	SELECTING PERSONAL PROTECTIVE EQUIPMENT	2
2.5	EYE PROTECTION	3
2.6	FOOT PROTECTION	3
2.7	PROTECTIVE HEADGEAR	4
2.8	MARINE CONSTRUCTION	4
2.9	APPENDIX	5

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

2.1           PURPOSE

Personal protective equipment is designed as an effective barrier between a person and potentially dangerous objects, substances, processes, etc.

2.2           GENERAL

2.2.1           When the Site Manager and/or Safety Manual dictate protective equipment, the use of such equipment is mandatory.

2.2.2           Management is to monitor and evaluate the use and effectiveness of all personal protective equipment and recommend improvements where indicated.

2.3           BASIC PERSONAL PROTECTIVE EQUIPMENT

2.3.1           The following personal protective equipment is to be available prior to the start of construction activities:

2.3.1.1	Supply of TIC hard hats (meeting ANSI Z.89-1981 standard);

2.3.1.1	Supply of TIC hard hats (meeting ANSI Z.89-1981 standard);

2.3.1.2	Supply of safety glasses (meeting ANSI Z.87-1981 standard);

2.3.1.3	Safety belts or harnesses when elevated work is required;

2.3.1.4	Respiratory protective equipment as dictated by hazard; to include, but not limited to, respirators, hoods, masks, etc;

2.3.1.5	Goggles - coverall or monogoggles;

2.3.1.6	Hearing protection;

2.3.1.7	*Safety toed footwear;

2.3.1.8	Cutting goggles if cutting operations are anticipated;

2.3.1.9	*Welding hoods and lens;

2.3.1.10	*Gloves;

2.3.1.11	*Welding jackets and sleeves;

2.3.1.12	Full face shields (for operations producing flying chips, particles or sparks); and 2.3.1.13 Rubber boots and gloves (for special operations).

* This equipment is furnished by the employee as a condition of employment

2.4           SELECTING PERSONAL PROTECTIVE EQUIPMENT

Personal Protective Equipment must meet accepted standards for performance and materials, i.e., American National Standards Institute (ANSI), National Institute for Occupational Safety and Health (NIOSH) and/or Mine Safety Health Act approval.

2

2.5           EYE PROTECTION

2.5.1           All employees and visitors on TIC jobsites are required to wear safety glasses meeting ANSI Z87-1 981 standard.

2.5.2           Face and eye protection shall be kept clean and in good repair.

2.5.3           Employees whose vision requires the use of corrective lenses and who are required to wear eye protection shall be protected by goggles or spectacles of one of the following types:

2.5.3.1        Spectacles with ANSI Z87-1981 approved corrective lenses.

2.5.3.2        Goggles that can be worn over corrective lenses.

2.5.3.3        Goggles with corrective lenses mounted behind the protective lenses.

2.5.4        All safety glasses shall have protective side shields. Side shields may be permanently mounted or of the “slide on” type.

2.5.5        Welding and Cutting Operations

2.5.5.1        Welder helmets shall be used during all arc welding or arc cutting operations, excluding submerged arc welding.

2.5.5.2        Appropriately shaded spectacles with side shields and cup or cover-type goggles may be used for all gas welding and cutting operations.

2.5.5.3        Transparent shields or goggles may be used for resistance welding or resistance brazing.

2.5.5.4        Helmets shall be provided with window lenses and filter cover plates.

2.5.5.5        Goggles shall be ventilated to prevent fogging of the lenses.

2.5.5.6        Lenses shall bear a permanent distinctive marking by which the shade may be readily identified.

2.5.5.7        Helmets and goggles shall be kept clean and in good repair.

2.5.5.8        Appendix A at the end of this section is a guide for the selection of the proper shade numbers.

2.6           FOOT PROTECTION

Employees in construction areas are required to wear sturdy safety toed shoes or boots, which will provide adequate protection against injury to the feet. Lace-up boots are recommended as they provide added support to ankles. The wearing of safety-toed footwear on all TIC jobsites by all personnel, except office employees who do not go into construction or protection areas, is a condition of employment. All safety-toed footwear shall meet ANSI Z-41 -1983.

3

2.7           PROTECTIVE HEADGEAR

All employees and visitors on TIC jobsites are required to wear protective headgear which meets ANSI Z89-1981. Employees shall wear hardhats issued by TIC, with the TIC logo and employee name in 5/8’ letters.

2.8           MARINE CONSTRUCTION

2.8.1        Work Vests

2.8.1.1        All TIC employees working on barges, floating pipelines, pontoons, rafts, or on structures adjacent to or extending over water, are to wear U.S. Coast Guard approved International Orange personal flotation devices, Type III, Type V or better.

2.8.1.2        All TIC employees working on skiffs, small boats, or launches are to wear Coast Guard approved international orange personal flotation devices, Type III, Type V or better.

2.8.2        Ring Buoys

2.8.2.1        Ring buoys are to be Coast Guard approved, and have at least 90’ of 3/8’ solid braid polypropylene or equal attached.

2.8.2.2        Ring buoys are to be readily available and provided at the following locations:

2.8.2.2.1          At least one on each safety skiff;

2.8.2.2.2          At least one on each motorboat up to 40’, and two on motor boatsexceeding 40’;

2.8.2.2.3          At least two on any floating plant or barge up to 100’, and two additional ring buoys for each additional 100’ increments; and

2.8.2.2.4          At least one for every 200 foot interval along pipeline, walkways, piers and similar structures adjacent to or extending over water.

2.8.3        Safety Skiffs

2.8.3.1        At least one skiff is to be immediately available where employees are working over or immediately adjacent to water.

2.8.3.2        Employees are to be trained in launching and operating the safety skiff.

2.8.3.3        Skiffs are to be kept ready for immediate launching at all times during work hours.

2.8.3.4        Skiffs are to be equipped as follows:

2.8.3.4.1          Four oars, or two oars and a motor;

2.8.3.4.2          Oarlocks attached to the gunwales;

2.8.3.4.3          One ball-pointed boat hook;

2.8.3.4.4          One ring buoy with 90 feet of 3/8’ solid braid polypropylene line attached; and

4

2.8.3.4.5          Personal flotation devices equaling the skiff rating for the maximum number of personnel allowed on board.

2.8.3.5        In locations where waters are rough or swift, or where normally operated boats are not practical, a power boat suitable for the waters is to be provided and equipped for lifesaving.

2.8.3.6        Required equipment must be on board and meet or exceed U.S. Coast Guard requirements for section 26, Floating Plant and Marine Work.

2.8.4                 Access to Barges

2.8.4.1	Ramps for access of vehicles to or between barges are to be adequate strength, provided with sideboards, maintained and properly secured.

2.8.4.2	Unless employees can step safely to or from the wharf, float, barge or towboat, a ramp or safe walkway is to be provided.

2.8.4.3

Gangway and ramps are to be a minimum of 16’ wide, with two handrails at 42’, and amid rail. The rails may be tensioned wire rope. All ramps, gangways, and access ramps are to be provided with a non-slip surface.

2.8.5                   Working Surfaces of Barges

2.8.5.1	Decks and other working surfaces are to be maintained in a safe condition.

2.8.5.2	Employees are not to walk along the sides of barges with coamings more than 5 feet high, unless there is a three foot clear walkway, or a grabrail or taut handline is provided.

2.8.5.3	Employees are not to walk over, around, or through deck loads, unless a safe passage is provided.

2.8.5.4	All deck fittings and similar obstructions, which present tripping hazards, are to be painted yellow.

2.9           APPENDIX

A. Filter Lens Shade Numbers for Protection Against Radiant Energy

5

APPENDIX A

FILTER LENS SHADE NUMBERS FOR

PROTECTION AGAINST RADIANT ENERGY

Welding Operation	Shade Number

Shielded metal arc welding 1 / 16, 3/32, 1/8, 5/32 inch diameter electrodes	12

Gas-shielded arc welding (non-ferrous) 1/16, 3/32, 1/8, 5/32 inch diameter electrodes	11

Gas-shielded arc welding (ferrous) 1/16, 3/32, 1/8, 5/32 inch diameter electrodes	12

Shielded metal-arc welding 3/16, 7/32, 1/4 inch diameter electrodes	12

Shielded metal-arc welding 5/16, 7/32, 1/4 inch diameter electrodes	14

Atomic hydrogen welding	10 to 14

Carbon arc welding	14

Soldering	2

Torch blazing	3 or 4

Light cutting, up to 1 inch	3 or 4

Medium cutting, 1 inch to 6 inches	4 or 5

Heavy cutting, over 6 inches	5 or 6

Gas welding (light), up to 1/8 inch to 1/2 inch	4 or 5

Gas welding (medium), 1/8 inch to 1/2 inch	5 or 6

Gas welding (heavy), over 1/2 inch	6 or 8

6

CORPORATE SAFETY MANAGEMENT PROGRAM	Respiratory Protection Policy
Safe Work Practice
	Procedure Revision Date	07/1999

3.0     RESPIRATORY PROTECTION POLICY

PROCEDURE TABLE OF CONTENTS

3.1	PURPOSE	2
3.2	RESPONSIBILITIES	2
3.3	MEDICAL EVALUATION	3
3.4	APPROVED RESPIRATORS	4
3.5	PROPER IDENTIFICATION AND SELECTION OF RESPIRATOR CARTRIDGES	6
3.6	RESPIRATOR INSPECTION AND MAINTENANCE	6
3.7	STORAGE OF RESPIRATORS	9
3.8	TRAINING	9
3.9	FIT TESTING	11
3.10	AIR QUALITY—AIR SUPPLIED RESPIRATORS	23
3.11	AIR RECEIVERS	23
3.12	WELDING AND BURNING	24
3.13	CONFINED SPACES	24
3.14	TOXIC METALS	24
3.15	INERT GAS, METALARC WELDING	25
3.16	PRESERVATIVE COATINGS	25
3.17	SPRAY PAINTING	26
3.18	ABRASIVE BLASTING	26
3.19	APPENDIX	26

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

3.1                                 PURPOSE

This TIC Policy covers the requirements for the selection, use, and maintenance of respirators in construction and general industry activities. The procedures in this program are not a substitute for generally accepted engineering control measures against air contaminants.

3.2                                 RESPONSIBILITIES

3.2.1                                           Evaluation of the Respirator Program

The TIC Respirator Protection Program is administered and evaluated the Corporate Program Administrator (TIC Corporate Safety Director). At each project, the Project Safety Manager or Site Manager will be the on-site respirator program administrator.

3.2.1.1                             The on-site respiratory program administrator will conduct regular evaluations to ensure that the written program is being followed.

3.2.1.2                             The administrator will consult with employees regarding the respirator program during each evaluation, and will address any employee concern that is brought up.

3.2.1.3                             The evaluation will review: respirator fit, selection, maintenance, if respirator interferes with job performance, discomfort, and if the employee has confidence in respirator effectiveness.

3.2.2                                           OSHA Requirements:

3.2.2.1                             OSHA standards require that the use of respirators follow procedures designed to protect worker health. These include:

3.2.2.1.1                              Use of equipment approved by the National Institute of Occupational Safety & Health.

3.2.2.1.2                              Train workers as to the need, use, care and limitations of respirators, including instruction on how to fit and test the respirators.

3.2.2.1.3                              Monthly inspection of equipment stored for emergency use.

3.2.2.1.4                              Written operating procedures governing selection and use.

3.2.2.1.5                              Monitoring of overall program to assure respirators are used safely.

3.2.2.2                             All supervisory personnel are responsible for enforcing this program and ensuring that employees follow it. All employees are expected to actively participate in this program, utilizing the protective equipment and training provided in a manner that will promote their health and well being.

3.2.3                                           General Requirements

3.2.3.1                             Respirators must be worn in areas where the atmosphere is contaminated or oxygen-deficient. Appropriate tests must be conducted when such conditions are suspected.

2

3.2.3.2                             Employees are to use the appropriate type of respiratory protection provided in accordance with instructions and training.

3.2.3.3                             Employees will not be assigned to a task requiring the use of a respirator unless it has been determined that they are physically able to perform the work while using the equipment. Medical certification of each employee’s ability to wear a respirator is required. Respirator use and compliance with the Federal Respiratory Standard can be complex, and proper use and respirator selection can be critical to employee safety. Contact your TIC Safety Department representative for assistance with respirator selection and use.

3.3                                 MEDICAL EVALUATION

3.3.1                                           An initial medical evaluation must be performed by a physician or licensed health care professional (PLHCP) using at least a medical questionnaire, with a follow-up medical examination when considered necessary. (Refer to attached OSHA Respirator Medical Evaluation Questionnaire). Each employee will be given the opportunity to discuss both the questionnaire questions prior to submission, and the final evaluation results with the PLHCP. The employee will be provided with a means to confidentially submit the questionnaire to the PLHCP.

3.3.2                                           The on-site respiratory program administrator must ensure that the following information is developed and provided to the PLHCP before the PLHCP makes a recommendation concerning an employee’s ability to use a respirator. For rescue and escape use, if the employee is a potential user, note only the type(s) of respirator used; duration and frequency cannot be determined.

3.3.3                                           The following information is to be developed and provided to the PLHCP:

3.3.3.1                             The type and weight of the respirator to be used by the employee;

3.3.3.2                             The duration and frequency of respirator use (including use for rescue and escape);

3.3.3.3                             The expected physical work effort;

3.3.3.4                             Additional protective clothing and equipment to be worn;

3.3.3.5                             Temperature and humidity extremes that may be encountered; and

3.3.3.6                             Contaminants to be encountered and expected concentration levels.

3.3.4                                           The employer shall also provide the PLHCP with a copy of the written respiratory protection program.

3.3.5                                           The PLHCP must be notified when a change occurs in workplace conditions (e.g., physical work effort, protective clothing, temperature) that may result in a substantial increase in the physiological burden.

3.3.6                                           The PLHCP is to make a written recommendation regarding the employee’s ability to use the respirator. Based on this written recommendation, the employer will determine whether the employee can safely wear the respirator. Additional medical evaluations must be made if an employee reports medical signs or symptoms related to the ability to use a respirator, or if a

3

PLHCP, supervisor, or respirator program administrator informs the employer that a new evaluation is needed.

3.4                                 APPROVED RESPIRATORS

3.4.1                                           Respirator Selection

The following factors will be considered in selecting a respirator:

3.4.1.1                             Nature of the hazard;

3.4.1.2                             Extent of the hazard;

3.4.1.3                             Contaminant(s) present;

3.4.1.4                             Warning properties (or the lack thereof);

3.4.1.5                             Concentration of the contaminant(s);

3.4.1.6                             Characteristics and limitations of the available respirators; and

3.4.1.7                             Expected activity of the worker.

*Only NIOSH certified respirators will be worn. Contact your TIC Safety Manager for assistance in selecting respiratory protection.

3.4.2                                           Supplied Air Respirators

3.4.2.1                             A self-contained breathing apparatus, operating in the positive pressure or pressure-demand mode only, and rated for at least 30 minutes service time must be used for entry into an atmosphere that is immediately dangerous to life and health (IDLH). This apparatus must be equipped with a remaining service life indicator or warning device.

3.4.2.2                             A combination self-contained breathing apparatus and air line respirator must have either a manual or automatic valve to switch to the self-contained air supply if the air line supply fails. A self-contained breathing apparatus rated for 15 minutes service time may be used only for emergency egress and not for rescue work or reentry.

3.4.2.3                             All employees in an area where the contaminant levels are expected to be higher than the level designated for an air-purifying respirator must use an air line respirator.

3.4.2.4                             Each task requiring the use of a respirator must have project specific procedures developed and documented.

3.4.3                                           Air Purifying Respirators

An air-purifying respirator cannot be used for rescue work or for emergency work of any nature because an air-purifying respirator does not protect against possible oxygen deficiencies or high levels of contaminants. An air purifying respirator may be used under the following conditions:

4

3.4.3.1                             For Protection Against Gases and Vapors:

3.4.3.1.1                              TIC must implement a change schedule for canisters and cartridges based on objective data that will ensure that canisters or cartridges are changed out before the end of their service life.

3.4.3.2                             For Protection Against Particulates:

3.4.3.2.1                              The respirator must be equipped with a filter certified by NIOSH as a 100 or a 95 efficiency. The 100 will be used in all situations that previously required a HEPA filter. All other situations may use a 95 efficiency filter.

3.4.3.2.2                              The on-site administrator will determine if the atmosphere contains or may contain oil. If oil may be present, the “P” series filters (P100, P95) will be used. If oil is not present, the “N” series filters (N 100, N95) can be used.

3.4.3.2.3                              For contaminants consisting primarily of particles with mass median aerodynamic diameters (MMAD) of at least 2 micrometers, an air purifying respirator equipped with any filter certified for particulates by NIOSH.

The proper type of canister, cartridge, or filter must be specifically selected for the atmosphere and conditions to be encountered. For gases and vapors, the maximum concentration for which the air-purifying element is designed is specified by the manufacturer or is listed on labels of cartridges and canisters.

3.4.4                                           Effective Seal and Facial Hair

3.4.4.1                             An effective seal must be obtained between the facepiece and face to prevent inward leakage. An air-purifying respirator, along with a demand-type respirator, operates under negative pressure when the wearer inhales, thus some inward leakage of a contaminant is possible.

3.4.4.2                             If the temple bars of eyeglasses extend through the sealing edge of a full-face mask,a proper seal cannot be obtained. Eyeglasses with short temple bars or without temple bars may be taped to the wearer’s head. Full-face masks have been developed with systems for mounting corrective lenses inside the facepiece. Contact lenses are permitted for use with respirators with prior approval of the Profit Center Safety Manager.

3.4.4.3                             Employee must be clean shaven between the sealing surface of the respirator and the face in order to obtain a proper seal.

3.4.5                                           Precautions

3.4.5.1                             The following safety precautions are to be taken when using a respirator:

3.4.5.1.1                              In noisy areas, establish an alternate form of communication between workers. Speech transmission over short distances in relatively quiet areas is usually satisfactory.

3.4.5.1.2                              To prevent a facepiece from fogging up in low temperatures, use an anti-fog compound to coat the inside of the facepiece.

5

3.4.5.1.3                              Never use pure oxygen in a supplied-air respirator. Use only Class D quality breathing air from cylinders or compressors that meet the requirements of OSHA 29 CFR 1910.134.

3.4.5.2                             Do not work in potentially flammable or explosive atmospheres greater than 10% of the LEL.

3.4.5.2.1                              Select an air supply hose that resists chemicals to which it might be exposed.

3.4.5.2.2                              Air-line couplings must be incompatible with the outlets for other gas systems to prevent accidental servicing of air-line respirators with nonrespirable gases or oxygen.

3.5                                 PROPER IDENTIFICATION AND SELECTION OF RESPIRATOR CARTRIDGES

3.5.1                                           Selection and Identification

Contact the TIC Corporate Safety Department for help with proper respirator and cartridge selection.

3.5.1.1                             Proper identification of a respirator cartridge will be by cartridge label or by color code as follows:

Atmospheric Contaminants To Be Protected Against	Color Assigned
Acid Gases	White
Organic Vapors	Black
Ammonia Gas	Green
Carbon Monoxide Gas	Blue
Acid Gases and Organic Vapors	Yellow
Acid Gases, Ammonia, and Organic Vapors	Brown
Acid Gases, Ammonia, Carbon Monoxide, and Organic Vapors	Red
Other Vapors and Gases Not Listed Above	Olive
Radioactive Materials (Except Tritium and Noble Gases)	Purple
Dusts, Fumes, and Mists (Other Than Radioactive Materials)	Orange

3.5.1.2                             All types of filters, cartridges, and canisters must be NIOSH-approved and identified as such.

3.6                                 RESPIRATOR INSPECTION AND MAINTENANCE

Procedures for inspection, maintenance, cleaning, and storage of the equipment are as follows:

3.6.1                                           Inspection of Respirators

3.6.1.1                             Inspect respirator before and after each use. Employees will each clean their own mask after every use.

6

3.6.1.2                             Inspect all self-contained breathing apparatus and other respiratory equipment used for Emergency Respiratory Protection and document on the inspection record. This inspection is required monthly or after each use.

3.6.1.3                             Respirators shall be inspected as follows:

3.6.1.3.1                              All respirators used in routine situations shall be inspected before each use and during cleaning.

3.6.1.3.2                              Emergency, escape-only respirators shall be inspected before being carried into the workplace for use.

3.6.2                                           Maintenance

3.6.2.1                             Employees will be trained on how to make simple repairs to air purifying respirators (e.g. replace valves, head straps, change filters). All other repairs to any respirator will be done only by personnel authorized by the respirator manufacturer. Use only replacement parts specifically made for the respirator being repaired.

3.6.2.2                             Replace air-purifying cartridges according to the ESLI (End-of-Service-Life Indicator), change out schedule, or at the first indication of breakthrough (odor, irritation, etc.), leakage or an increase in resistance in breathing.

3.6.2.3                             Pre-filters are to be changed daily or more often as needed.

3.6.3                                           Cleaning and Disinfecting

The respirator is to be cleaned and disinfected by the employee at the following intervals:

3.6.3.1                             Respirators issued for exclusive use of an employee shall be cleaned as often as necessary to be maintained in a sanitary condition.

3.6.3.2                             Respirators issued to more than one employee shall be cleaned and disinfected before being worn by different individuals.

3.6.3.3                             Respirators maintained for emergency use shall be cleaned and disinfected after each use.

3.6.3.4                             Respirators used in fit testing and training shall be cleaned and disinfected after each use.

3.6.3.5                             All respirators are to be cleaned and disinfected according to the manufacturer’s cleaning procedure.

3.6.4                                           Field Inspection Procedures

The respirator maintenance program must include frequent inspection. OSHA requires that all respirators be inspected before and after each use by the employee. This inspection is to include the following:

3.6.4.1                             Tightness of the connections; and

3.6.4.2                             The facepiece, valves, connecting tube, and canisters.

7

3.6.4.3                             Facepiece will be examined for:

3.6.4.3.1                              Excessive dirt;

3.6.4.3.2                              Cracks, tears, holes or distortion from improper storage;

3.6.4.3.3                              Cracked or broken air-purifying element holders;

3.6.4.3.4                              Badly worn threads; and

3.6.4.3.5                              Missing gaskets.

3.6.4.4                             Head straps or harness will be examined for:

3.6.4.4.1                              Breaks;

3.6.4.4.2                              Loss of elasticity;

3.6.4.4.3                              Broken or malfunctioning buckles and attachments; and

3.6.4.4.4                              Excessively worn head harness serrations that might permit slippage.

3.6.4.5                             Exhalation valve, after removing its cover, will be examined for:

3.6.4.5.1                              Foreign material such as detergent residue, dust particles, or human hair under the valve seat;

3.6.4.5.2                              Cracks, tears, or distortion in the valve material;

3.6.4.5.3                              Improper insertion of the valve body in the facepiece;

3.6.4.5.4                              Cracks, breaks or chips in the valve body, particularly in the sealing surface;

3.6.4.5.5                              Defective or missing valve cover; and

3.6.4.5.6                              Improper installation of the valve into the valve body.

3.6.4.6                             Air purifying elements will be examined for:

3.6.4.6.1                              Incorrect cartridge, canister, or filter for the hazard;

3.6.4.6.2                              Incorrect installation, loose connections, worn or missing gaskets, or cross threading in the holder;

3.6.4.6.3                              Expired shelf-life date on cartridge or canister;

3.6.4.6.4                              Cracks or dents in the outside case of filter, cartridge, or canister; and

3.6.4.6.5                              Evidence of prior use of sorbent cartridge or canister, indicated by the absence of sealing material, tape, foil or the like, over inlet.

8

3.6.4.7                             When used in coating operation, the pre-filter will be changed daily. This requires checking daily.

3.6.5                                           Repair of Respirators

The employer shall ensure that respirators that fail an inspection or are otherwise found to be defective are removed from service and are discarded or repaired or adjusted.

3.6.6                                           Documentation

Documentation is required for all respirator inspections, repairs, and replacement of parts. (See attached form.)

3.6.7                                           Emergency Use

In general, TIC employees will not use respirators in emergency situations except for escape. If an emergency arises, respirator wearers will immediately evacuate the area and report to a safe rally point. Respirators will not be used for emergencies without prior approval of the Corporate Safety Director and further training of employees. NOTE: Training such as 40-hour HAZWOPER courses may be required in some situation.

3.6.8                                           Disposal

If, during use or inspection, a respirator is determined to be damaged or inoperable, the respirator is to be given to an employee’s supervisor and to the on-site program administrator for disposal. Respirator cartridges will be disposed of as prescribed by the manufacturer’s recommendations and good industrial hygienic practice, and replaced with new respirator cartridges.

3.7                                 STORAGE OF RESPIRATORS

3.7.1                                           Respirators are to be placed in a clean plastic bag. The bag is to be sealed and initialed by the person who performed the cleaning, disinfecting, and maintenance.

3.7.2                                           Respirators are to be stored in a cabinet, which will protect against dust, sunlight, heat, extreme cold, excessive moisture, or damaging chemicals.

3.7.3                                           SCBA’s will be stored in protective cases intended for that purpose. The units placed at various locations for emergency use will be readily accessible and clearly marked.

3.8                                 TRAINING

All employees who may be required to wear a respirator will be trained in the proper selection, use, and maintenance of respiratory protective equipment. The training will be on an annual basis, or more often if necessary. A record will be kept of all employees who receive the initial and annual training. (See attached form). The employee will be trained and be able to demonstrate knowledge in the following:

•                  Proper use of the respirator. All respirators must be worn the way they were originally designed.

•                  Why the respirator is necessary and how improper fit, usage, or maintenance can compromise the protective effect of the respirator.

•                  No alterations or modifications will be made.

9

3.8.1                                           Fitting:

3.8.1.1                             All employees using a respirator will receive fitting instructions and be fit tested to ensure facepiece-to-face seal.

3.8.1.2                             Respirators will not be worn when conditions prevent a good face seal.

3.8.1.3                             Glasses are permitted only if a good seal can be obtained.

3.8.1.4                             Employees must be clean shaven between the sealing surface of the respirator and the face in order to obtain a proper seal.

3.8.1.5                             For dust, mist, fume, and vapor respirators, place the bottom strap around the head, just below the ears. The top strap should be placed around the head above the ears. Make sure the straps are not twisted. Do not over-tighten straps. This can distort the mask and break the facepiece seal.

3.8.1.6                             For air line respirators, don the mask, first pulling the side straps, then pulling the top strap. The mask should fit securely, yet comfortably.

3.8.2                                           Each employee required to use a respirator will be trained in the following:

3.8.2.1                             Why and when the particular type of respirator will be used.

3.8.2.2                             The chemicals and air contaminants that this respirator can be used to protect against and the restrictions and limitations of the particular respirator.

3.8.2.3                             Instructions as to where the respirator can be picked up and deposited at the beginning and end of the shift.

3.8.2.4                             How to clean, inspect, and maintain the respirators.

3.8.2.5                             How to recognize medical signs and symptoms that may limit or prevent the effective use of respirators.

3.8.2.6                             The general requirements of the standard.

3.8.2.7                             How to tell if breakthrough happens to occur during the use of the respirator (fumes, vapors, dust, mist, etc.).

3.8.2.8                             Information concerning oxygen deficiency.

3.8.3                                        Employees Using Respirators When Not Required Under the Standard or When Using Dust Mask Type Respirators Voluntarily to Protect Against Nuisance Dusts

3.8.3.1                             If dust masks are used voluntarily, the program administrator will review the information in Appendix D of the OSHA standard with each employee and provide him/her with a copy of the appendix. A copy of the appendix will be available for review on the job site. Also note that except for voluntary use of filtering face piece respirators, all voluntary use of respirators still triggers all aspects of the respirator program - written program, training, and medical evaluation.

3.8.3.2                             Respirators are an effective method of protection against designated hazards when properly selected and worn. Respirator use is encouraged, even when exposures are below the exposure limit, to provide an additional level of comfort and protection

10

for workers. However, if a respirator is used improperly or not kept clean, the respirator itself can become a hazard to the worker. Sometimes, workers may wear respirators to avoid exposures to hazards, even if the amount of hazardous substance does not exceed the limits set by OSHA standards. This is common in dusty environments when dust mask type respirators are used. If TIC provides respirators for voluntary use, or if an employee provides their own respirator, TIC must take precautions to be sure that the respirator itself does not present a hazard, as follows:

3.8.3.2.1                              Read and head all instructions provided by the manufacturer on use, maintenance, cleaning and care, and warnings regarding the respirators limitations.

3.8.3.2.2                              Choose respirators certified for use to protect against the contaminant of concern. NIOSH, the National Institute for Occupations Safety and Health of the U.S. Department of Health and Human Services, certifies respirators. A label or statement of certification should appear on the respirator or respirator packaging. It will describe what the respirator is designed for and how much it will protect you.

3.8.3.2.3                              Do not allow any respirator into atmospheres containing contaminants for which the respirator is not designed to protect against. For example, a respirator designed to filter dust particles will not protect against gases, vapors, or very small solid particles of fumes or smoke.

3.8.3.2.4                              Train all employees in the safe use of respirators.

3.9                                  FIT TESTING

3.9.1                                           Employees must be fit tested before using a half-face and full-face negative pressure respirator. Fit testing must be done with same make, model, style and size of respirator that will be used.

3.9.2                                           Fit testing is to be conducted in the negative pressure mode with adaptors, as may be necessary to test positive pressure/air supplied respirators.

3.9.3                                           All fit testing is conducted on an annual basis. If, for example, a fit test is completed in March, the fit test is current under the same conditions until the last day of March the following year. For qualitative fit testing, TIC will employ Bitrex, Irritant Smoke, or other protocol acceptable to OSHA. Contact TIC Corporate Safety for assistance with respirator fit testing.

3.9.4                                           Fit tests will be completed on the following frequency:

3.9.4.1                             Before initial use; and

3.9.4.2                             Annually or when any change occurs which could significantly affect the respirator fit, such as dental changes, facial surgery, substantial weight gain/loss, etc.

3.9.5                                           Fit Test Procedure

3.9.5.1                             Always inspect the respirator before use to assure that all parts are present and in good working order.

11

3.9.5.2                             General

3.9.5.2.1                              Respirators should not be worn when conditions prevent a good face seal. To ensure proper respirator fit, the following points must be observed.

3.9.5.2.1.1                          The respirator shall be worn only in accordance with its intended purpose and design.

3.9.5.2.1.2                          The respirator and all functional parts including straps must be in place and worn in the appropriate positions.

3.9.5.2.1.3                          All straps shall be secure.

3.9.5.2.1.4                          The employee using the respirator shall test it each time it is put on and must make sure that it will not come loose during use.

3.9.5.3                             Special Problems

3.9.5.3.1                              Facial hair - Any established facial hair in the sealing surface of the respirator is prohibited.

3.9.5.3.2                              Eyeglasses - The temple bar of eyeglasses can cause leakage around the facemasks; therefore, plain safety glasses should be removed when wearing full facepiece respirators. A special respirator eyeglass insert is available for personnel who must wear corrective glasses in order to work.

3.9.5.3.3                              Medical suitability - There are several temporary and permanent physical conditions that could possibly interfere with respirator usage. Individuals with breathing disorders or that experience shortness of breath when using a respirator should immediately notify their supervisor.

3.9.5.4                             Procedures for Fit Checking

3.9.5.4.1                              Negative Pressure Test: Close off the inlet opening of the canister or cartridge(s) by covering with the palm of the hand(s) or by replacing the seal(s). Inhale gently so that the facepiece collapses slightly and hold your breath for approximately 5-10 seconds. If the facepiece remains in its slightly collapsed condition and no inward leakage of air is detected, the fit of the respirator is considered satisfactory.

3.9.5.4.2                              Positive Pressure Test: Close the exhalation valve and exhale gently into the facepiece. The facepiece fit is considered satisfactory if a slight positive pressure can be built up inside the facepiece without any evidence of outward leakage of air at the seal. For most respirators, this method of leak testing requires that the wearer first remove the exhalation valve cover and then carefully replace it after the test.

3.9.5.5                             Qualitative Fit Test Method

3.9.5.5.1                              Qualitative fit testing for negative pressure respirators can only be used for exposures up to 10 times the PEL. If exposure exceeds 10 times the PEL, quantitative fit testing must be done.

12

3.9.5.5.2                              OSHA permits several methods for fit test purposes, TIC PERMITS Bitrex, Irritant Smoke, or Isoamyl Acetate (banana oil). All fit testing is to be in compliance with 1910.134 Appendix A.

3.9.5.5.2.1                          Irritant Fume Protocol

3.9.5.5.2.1.1                          Respirator Selection

Respirators shall be selected as described in the respirator selection procedure except that cartridge- type respirators shall be equipped with a combination of high-efficiency particulate air (HEPA) filters.

3.9.6                                           Qualitative Fit Test (QLFT) Protocols

3.9.6.1                             General

3.9.6.1.1                              The employer shall ensure that persons administering QLFT are able to prepare test solutions, calibrate equipment and perform tests properly, recognize invalid tests, and ensure that test equipment is in proper working order.

3.9.6.1.2                              The employer shall ensure that QLFT equipment is kept clean and well maintained so as to operate within the parameters for which it was designed.

3.9.6.2                             Isoamyl Acetate Protocol

Note: This protocol is not appropriate to use for the fit testing of particulate respirators. If used to fit test particulate respirators, the respirator must be equipped with an organic vapor filter.

3.9.6.2.1                              Odor Threshold Screening

Odor threshold screening, performed without wearing a respirator, is intended to determine if the individual tested can detect the odor of isoamyl acetate at low levels.

3.9.6.2.1.1                          Three 1-liter glass jars with metal lids are required.

3.9.6.2.1.2                          Odor-free water (e.g., distilled or spring water) at approximately 25 deg. C (77 deg. F) shall be used for the solutions.

3.9.6.2.1.3                          The isoamyl acetate (IAA) (also known at isopentyl acetate) stock solution is prepared by adding 1 ml of pure IAA to 800 ml of odor-free water in a 1-liter jar, closing the lid and shaking for 30 seconds. A new solution shall be prepared at least weekly.

3.9.6.2.1.4                          The screening test shall be conducted in a room separate from the room used for actual fit testing. The two rooms shall be well-ventilated to prevent the odor of IAA from becoming evident in the general room air where testing takes place.

3.9.6.2.1.5                          The odor test solution is prepared in a second jar by placing 0.4 ml of the stock solution into 500 ml of odor-free water using a

13

clean dropper or pipette. The solution shall be shaken for 30 seconds and allowed to stand for two to three minutes so that the IAA concentration above the liquid may reach equilibrium. This solution shall be used for only one day.

3.9.6.2.1.6                          A test blank shall be prepared in a third jar by adding 500 cc of odor-free water.

3.9.6.2.1.7                          The odor test and test blank jar lids shall be labeled (e.g., 1 and 2) for jar identification. Labels shall be placed on the lids so that they can be peeled off periodically and switched to maintain the integrity of the test.

3.9.6.2.1.8                          The following instruction shall be typed on a card and placed on the table in front of the two test jars (i.e., 1 and 2): ‘The purpose of this test is to determine if you can smell banana oil at a low concentration. The two bottles in front of you contain water. One of these bottles also contains a small amount of banana oil. Be sure the covers are on tight, and then shake each bottle for two seconds. Unscrew the lid of each bottle, one at a time, and sniff at the mouth of the bottle. Indicate to the test conductor which bottle contains banana oil.’

3.9.6.2.1.9                          The mixtures used in the IAA odor detection test shall be prepared in an area separate from where the test is performed, in order to prevent olfactory fatigue in the subject.

3.9.6.2.1.10                    If the test subject is unable to correctly identify the jar containing the odor test solution, the IAA qualitative fit test shall not be performed.

3.9.6.2.1.11                    If the test subject correctly identifies the jar containing the odor test solution, the test subject may proceed to respirator selection and fit testing.

3.9.6.2.2                              Isoamyl Acetate Fit Test

3.9.6.2.2.1                          The fit test chamber shall be a clear 55-gallon drum liner suspended inverted over a 2-foot diameter frame so that the top of the chamber is about 6 inches above the test subject’s head. If no drum liner is available, a similar chamber shall be constructed using plastic sheeting. The inside top center of the chamber shall have a small hook attached.

3.9.6.2.2.2                          Each respirator used for the fitting and fit testing shall be equipped with organic vapor cartridges or offer protection against organic vapors.

3.9.6.2.2.3                          After selecting, donning, and properly adjusting a respirator, the test subject shall wear it to the fit testing room. This room shall be separate from the room used for odor threshold screening and respirator selection, and shall be well-ventilated, as by an exhaust fan or lab hood, to prevent general room contamination.

14

3.9.6.2.2.4                          A copy of the test exercises and any prepared text from which the subject is to read shall be taped to the inside of the test chamber.

3.9.6.2.2.5                          Upon entering the test chamber, the test subject shall be given a 6-inch by 5-inch piece of paper towel, or other porous, absorbent, single-ply material, folded in half and wetted with 0.75 ml of pure IAA. The test subject shall hang the wet towel on the hook at the top of the chamber. An IAA test swab or ampule may be substituted for the IAA wetted paper towel provided it has been demonstrated that the alternative IAA source will generate an IAA test atmosphere with a concentration equivalent to that generated by the paper towel method.

3.9.6.2.2.6                          Allow two minutes for the IAA test concentration to stabilize before starting the fit test exercises. This would be an appropriate time to talk with the test subject; to explain the fit test, the importance of his/her cooperation, and the purpose for the test exercises; or to demonstrate some of the exercises.

3.9.6.2.2.7                          If at any time during the test, the subject detects the banana-like odor of IAA, the test is failed. The subject shall quickly exit from the test chamber and leave the test area to avoid olfactory fatigue.

3.9.6.2.2.8                          If the test is failed, the subject shall return to the selection room and remove the respirator. The test subject shall repeat the odor sensitivity test, select and put on another respirator, return to the test area and again begin the fit test procedure described in (b) (1) through (7) above. The process continues until a respirator that fits well has been found. Should the odor sensitivity test be failed, the subject shall wait at least 5 minutes before retesting. Odor sensitivity will usually have returned by this time.

3.9.6.2.2.9                          If the subject passes the test, the efficiency of the test procedure shall be demonstrated by having the subject break the respirator face seal and take a breath before exiting the chamber.

3.9.6.2.2.10                    When the test subject leaves the chamber, the subject shall remove the saturated towel and return it to the person conducting the test, so that there is no significant IAA concentration buildup in the chamber during subsequent tests. The used towels shall be kept in a self-sealing plastic bag to keep the test area from being contaminated.

3.9.6.2.3                              Saccharin Solution Aerosol Protocol

The entire screening and testing procedure shall be explained to the test subject prior to the conduct of the screening test.

3.9.6.2.3.1                          Taste threshold screening. The saccharin taste threshold screening, performed without wearing a respirator, is intended

15

to determine whether the individual being tested can detect the taste of saccharin.

3.9.6.2.3.1.1                          During threshold screening as well as during fit testing, subjects shall wear an enclosure about the head and shoulders that is approximately 12 inches in diameter by 14 inches tall with at least the front portion clear and that allows free movements of the head when a respirator is worn. An enclosure substantially similar to the 3M hood assembly, parts # FT 14 and # FT 15 combined, is adequate.

3.9.6.2.3.1.2                          The test enclosure shall have a 3/4-inch (1.9 cm) hole in front of the test subject’s nose and mouth area to accommodate the nebulizer nozzle.

3.9.6.2.3.1.3                          The test subject shall don the test enclosure. Throughout the threshold-screening test, the test subject shall breathe through his/her slightly open mouth with tongue extended. The subject is instructed to report when he/she detects a sweet taste.

3.9.6.2.3.1.4                          Using a DeVilbiss Model 40 Inhalation Medication Nebulizer or equivalent, the test conductor shall spray the threshold check solution into the enclosure. The nozzle is directed away from the nose and mouth of the person. This nebulizer shall be clearly marked to distinguish it from the fit test solution nebulizer.

3.9.6.2.3.1.5                          The threshold check solution is prepared by dissolving 0.83 gram of sodium saccharin USP in 100 ml of warm water. It can be prepared by putting 1 ml of the fit test solution in 100 ml of distilled water.

3.9.6.2.3.1.6                          To produce the aerosol, the nebulizer bulb is firmly squeezed so that it collapses completely, then released and allowed to fully expand.

3.9.6.2.3.1.7                          Ten squeezes are repeated rapidly and then the test subject is asked whether the saccharin can be tasted. If the test subject reports tasting the sweet taste during the ten squeezes, the screening test is completed. The taste threshold is noted as ten regardless of the number of squeezes actually completed.

3.9.6.2.3.1.8                          If the first response is negative, ten more squeezes are repeated rapidly and the test subject is again asked whether the saccharin is tasted. If the test subject reports tasting the sweet taste during the second ten squeezes, the screening test is completed. The taste threshold is noted as twenty regardless of the number of squeezes actually completed.

16

3.9.6.2.3.1.9                          If the second response is negative, ten more squeezes are repeated rapidly and the test subject is again asked whether the saccharin is tasted. If the test subject reports tasting the sweet taste during the third set of ten squeezes, the screening test is completed. The taste threshold is noted as thirty regardless of the number of squeezes actually completed.

3.9.6.2.3.1.10                    The test conductor will take note of the number of squeezes required to solicit a taste response.

3.9.6.2.3.1.11                    If the saccharin is not tasted after 30 squeezes (step 10), the test subject is unable to taste saccharin and may not perform the saccharin fit test.

Note: If the test subject eats or drinks something sweet before the screening test, he/she may be unable to taste the weak saccharin solution.

3.9.6.2.3.1.12                    If a taste response is elicited, the test subject shall be asked to take note of the taste for reference in the fit test.

3.9.6.2.3.1.13                    Correct use of the nebulizer means that approximately 1 ml of liquid is used at a time in the nebulizer body.

3.9.6.2.3.1.14                    The nebulizer shall be thoroughly rinsed in water, shaken dry, and refilled at least each morning and afternoon or at least every four hours.

3.9.6.2.3.2                          Saccharin Solution Aerosol Fit Test Procedure

3.9.6.2.3.2.1                          The test subject may not eat, drink (except plain water), smoke, or chew gum for 15 minutes before the test.

3.9.6.2.3.2.2                          The fit test uses the same enclosure described in above.

3.9.6.2.3.2.3                          The test subject shall don the enclosure while wearing the respirator selected in section I. A. of this appendix. The respirator shall be properly adjusted and equipped with a particulate filter(s).

3.9.6.2.3.2.4                          A second DeVilbiss Model 40 Inhalation Medication Nebulizer or equivalent is used to spray the fit test solution into the enclosure. This nebulizer shall be clearly marked to distinguish it from the screening test solution nebulizer.

3.9.6.2.3.2.5                          The fit test solution is prepared by adding 83 grams of sodium saccharin to 100 ml of warm water.

17

3.9.6.2.3.2.6            As before, the test subject shall breathe through the slightly open mouth with tongue extended, and report if he/she tastes the sweet taste of saccharin.

3.9.6.2.3.2.7            The nebulizer is inserted into the hole in the front of the enclosure and an initial concentration of saccharin fit test solution is sprayed into the enclosure using the same number of squeezes (either 10, 20 or 30 squeezes) based on the number of squeezes required to elicit a taste response as noted during the screening test. A minimum of 10 squeezes is required.

3.9.6.2.3.2.8            After generating the aerosol, the test subject shall be instructed to perform the exercises in the appendix.

3.9.6.2.3.2.9            Every 30 seconds the aerosol concentration shall be replenished using one half the original number of squeezes used initially (e.g., 5, 10 or 15).

3.9.6.2.3.2.10          The test subject shall indicate to the test conductor if at any time during the fit test the taste of saccharin is detected. If the test subject does not report tasting the saccharin, the test is passed.

3.9.6.2.3.2.11          If the taste of saccharin is detected, the fit is deemed unsatisfactory and the test is failed. A different respirator shall be tried and the entire test procedure is repeated (taste threshold screening and fit testing).

3.9.6.2.3.2.12          Since the nebulizer has a tendency to clog during use, the test operator must make periodic checks of the nebulizer to ensure that it is not clogged. If clogging is found at the end of the test session, the test is invalid.

3.9.6.2.4                  BitrexTM (Denatonium Benzoate) Solution Aerosol Qualitative Fit Test Protocol

The BitrexTM (Denatonium benzoate) solution aerosol QLFT protocol uses the published saccharin test protocol because that protocol is widely accepted. Bitrex is routinely used as a taste aversion agent in household liquids that children should not be drinking, and is endorsed by the American Medical Association, the National Safety Council, and the American Association of Poison Control Centers. The entire screening and testing procedure shall be explained to the test subject prior to the conduct of the screening test.

3.9.6.2.4.1            Taste Threshold Screening

The Bitrex taste threshold screening, performed without wearing a respirator, is intended to determine whether the individual being tested can detect the taste of Bitrex.

3.9.6.2.4.1.1            During threshold screening as well as during fit testing, subjects shall wear an enclosure about the head and

18

shoulders that is approximately 12 inches (30.5 cm) in diameter by 14 inches (35.6 cm) tall. The front portion of the enclosure shall be clear from the respirator and allow free movement of the head when a respirator is worn. An enclosure substantially similar to the 3M hood assembly, parts # FT 14 and # FT 15 combined, is adequate.

3.9.6.2.4.1.2            The test enclosure shall have a \3/4\ inch (1.9 cm) hole in front of the test subject’s nose and mouth area to accommodate the nebulizer nozzle.

3.9.6.2.4.1.3            The test subject shall don the test enclosure. Throughout the threshold screening test, the test subject shall breathe through his or her slightly open mouth with tongue extended. The subject is instructed to report when he/she detects a bitter taste

3.9.6.2.4.1.4            Using a DeVilbiss Model 40 Inhalation Medication Nebulizer or equivalent, the test conductor shall spray the Threshold Check Solution into the enclosure. This Nebulizer shall be clearly marked to distinguish it from the fit test solution nebulizer.

3.9.6.2.4.1.5            The Threshold Check Solution is prepared by adding 13.5 milligrams of Bitrex to 100 ml of 5% salt (NaCl) solution in distilled water.

3.9.6.2.4.1.6            To produce the aerosol, the nebulizer bulb is firmly squeezed so that the bulb collapses completely, and is then released and allowed to fully expand.

3.9.6.2.4.1.7            An initial ten squeezes are repeated rapidly and then the test subject is asked whether the Bitrex can be tasted. If the test subject reports tasting the bitter taste during the ten squeezes, the screening test is completed. The taste threshold is noted as ten regardless of the number of squeezes actually completed.

3.9.6.2.4.1.8            If the first response is negative, ten more squeezes are repeated rapidly and the test subject is again asked whether the Bitrex is tasted. If the test subject reports tasting the bitter taste during the second ten squeezes, the screening test is completed. The taste threshold is noted as twenty regardless of the number of squeezes actually completed.

3.9.6.2.4.1.9            If the second response is negative, ten more squeezes are repeated rapidly and the test subject is again asked whether the Bitrex is tasted. If the test subject reports tasting the bitter taste during the third set of ten squeezes, the screening test is completed. The taste

19

threshold is noted as thirty regardless of the number of squeezes actually completed.

3.9.6.2.4.1.10          The test conductor will take note of the number of squeezes required to solicit a taste response.

3.9.6.2.4.1.11          If the Bitrex is not tasted after 30 squeezes (step 10), the test subject is unable to taste Bitrex and may not perform the Bitrex fit test.

3.9.6.2.4.1.12          If a taste response is elicited, the test subject shall be asked to take note of the taste for reference in the fit test.

3.9.6.2.4.1.13          Correct use of the nebulizer means that approximately 1 ml of liquid is used at a time in the nebulizer body.

3.9.6.2.4.1.14          The nebulizer shall be thoroughly rinsed in water, shaken to dry, and refilled at least each morning and afternoon or at least every four hours.

3.9.6.2.4.2                     Bitrex Solution Aerosol Fit Test Procedure

3.9.6.2.4.2.1            The test subject may not eat, drink (except plain water), smoke, or chew gum for 15 minutes before the test.

3.9.6.2.4.2.2            The fit test uses the same enclosure as that described in above.

3.9.6.2.4.2.3            The test subject shall don the enclosure while wearing the respirator selected according to section I. A. of this appendix. The respirator shall be properly adjusted and equipped with any type particulate filter(s).

3.9.6.2.4.2.4            A second DeVilbiss Model 40 Inhalation Medication Nebulizer or equivalent is used to spray the fit test solution into the enclosure. This nebulizer shall be clearly marked to distinguish it from the screening test solution nebulizer.

3.9.6.2.4.2.5            The fit test solution is prepared by adding 337.5 mg of Bitrex to 200 ml of a 5% salt (NaCl) solution in warm water.

3.9.6.2.4.2.6            As before, the test subject shall breathe through his or her slightly open mouth with tongue extended, and be instructed to report if he/she tastes the bitter taste of Bitrex.

3.9.6.2.4.2.7            The nebulizer is inserted into the hole in the front of the enclosure and an initial concentration of the fit test solution is sprayed into the enclosure using the

20

same number of squeezes (either 10, 20 or 30 squeezes) based on the number of squeezes required to elicit a taste response as noted during the screening test.

3.9.6.2.4.2.8            After generating the aerosol, the test subject shall be instructed to perform the exercises in the Appendix.

3.9.6.2.4.2.9            Every 30 seconds the aerosol concentration shall be replenished using one half the number of squeezes used initially (e.g., 5, 10 or 15).

3.9.6.2.4.2.10          The test subject shall indicate to the test conductor if at any time during the fit test the taste of Bitrex is detected. If the test subject does not report tasting the Bitrex, the test is passed.

3.9.6.2.4.2.11          If the taste of Bitrex is detected, the fit is deemed unsatisfactory and the test is failed. A different respirator shall be tried and the entire test procedure is repeated (taste threshold screening and fit testing).

3.9.6.2.5                  Irritant Smoke (Stannic Chloride) Protocol

This qualitative fit test uses a person’s response to the irritating chemicals released in the “smoke” produced by a stannic chloride ventilation smoke tube to detect leakage into the respirator.

3.9.6.2.5.1            General Requirements and Precautions

3.9.6.2.5.1.1            The respirator to be tested shall be equipped with high efficiency particulate air (HEPA) or P100 series filter(s).

3.9.6.2.5.1.2            Only stannic chloride smoke tubes shall be used for this protocol.

3.9.6.2.5.1.3            No form of test enclosure or hood for the test subject shall be used.

3.9.6.2.5.1.4            The smoke can be irritating to the eyes, lungs, and nasal passages. The test conductor shall take precautions to minimize the test subject’s exposure to irritant smoke. Sensitivity varies, and certain individuals may respond to a greater degree to irritant smoke. Care shall be taken when performing the sensitivity screening checks that determine whether the test subject can detect irritant smoke to use only the minimum amount of smoke necessary to elicit a response from the test subject.

3.9.6.2.5.1.5            The fit test shall be performed in an area with adequate ventilation to prevent exposure of the person conducting the fit test or the build-up of irritant smoke in the general atmosphere.

21

3.9.6.2.5.2            Sensitivity Screening Check

The person to be tested must demonstrate his or her ability to detect a weak concentration of the irritant smoke.

3.9.6.2.5.2.1            The test operator shall break both ends of a ventilation smoke tube containing stannic chloride, and attach one end of the smoke tube to a low flow air pump set to deliver 200 milliliters per minute, or an aspirator squeeze bulb. The test operator shall cover the other end of the smoke tube with a short piece of tubing to prevent potential injury from the jagged end of the smoke tube.

3.9.6.2.5.2.2            The test operator shall advise the test subject that the smoke can be irritating to the eyes, lungs, and nasal passages and instruct the subject to keep his/her eyes closed while the test is performed.

3.9.6.2.5.2.3            The test subject shall be allowed to smell a weak concentration of the irritant smoke before the respirator is donned to become familiar with its irritating properties and to determine if he/she can detect the irritating properties of the smoke. The test operator shall carefully direct a small amount of the irritant smoke in the test subject’s direction to determine that he/she can detect it.

3.9.6.2.5.3            Irritant Smoke Fit Test Procedure

3.9.6.2.5.3.1            The person being fit tested shall don the respirator without assistance, and perform the required user seal check(s).

3.9.6.2.5.3.2            The test subject shall be instructed to keep his/her eyes closed.

3.9.6.2.5.3.3            The test operator shall direct the stream of irritant smoke from the smoke tube toward the faceseal area of the test subject, using the low flow pump or the squeeze bulb. The test operator shall begin at least 12 inches from the facepiece and move the smoke stream around the whole perimeter of the mask. The operator shall gradually make two more passes around the perimeter of the mask, moving to within six inches of the respirator.

3.9.6.2.5.3.4            If the person being tested has not had an involuntary response and/or detected the irritant smoke, proceed with the test exercises.

3.9.6.2.5.3.5            The exercises identified in section I.A. 14. of this appendix shall be performed by the test subject while the respirator seal is being continually challenged by

22

the smoke, directed around the perimeter of the respirator at a distance of six inches.

3.9.6.2.5.3.6            If the person being fit tested reports detecting the irritant smoke at any time, the test is failed. The person being retested must repeat the entire sensitivity check and fit test procedure.

3.9.6.2.5.3.7            Each test subject passing the irritant smoke test without evidence of a response (involuntary cough, irritation) shall be given a second sensitivity screening check, with the smoke from the same smoke tube used during the fit test, once the respirator has been removed, to determine whether he/she still reacts to the smoke. Failure to evoke a response shall void the fit test.

3.9.6.2.5.3.8            If a response is produced during this second sensitivity check, then the fit test is passed.

3.9.7           Quantitative Fit Testing Method

When employees are exposed to certain specific contaminants, quantitative fit testing may be required. Quantitative fit testing requires the use of specialized equipment able to measure air volumes. When this type of testing is necessary, it will be arranged through the client or TIC Corporate Safety.

3.10         AIR QUALITY—AIR SUPPLIED RESPIRATORS

3.10.1         Air supply must be free of harmful quantities of contaminants and meet the requirements of the specification for Grade D Breathing Air.

3.10.2         Pure oxygen must never be used with an air line respirator, as it can be life threatening.

3.10.3         Breathing air can be supplied to a respirator from a cylinder or an air compressor. The compressor that is supplying the air must be equipped with necessary safety and standby devices. Compressors must be constructed and situated to avoid entry of contaminated air into the system. An extension of the exhaust pipe aids in preventing the recycling of exhaust fumes by the compressor. An alarm must also be installed to indicate compressor failure and overheating. If an oil-lubricated compressor is used, it must have a high temperature and carbon monoxide monitor with alarm. CO alarms and filters will be calibrated and serviced per the manufacturer’s recommendations.

3.10.4         Plant air and instrument air cannot be used for breathing air unless it has proper in line filters and monitors to ensure Grade D air is delivered to the workers.

3.10.5         Suitable in-line, air purifying, sorbent beds, and filters must be installed in a supplied air compressor system. Maintenance of these purifying filters is essential and documentation is required.

3.11         AIR RECEIVERS

3.11.1         Air receivers used as part of a supplied breathing air system must meet the following requirements:

23

3.11.1.1         All air receivers must be constructed in accordance with the American Society of Mechanical Engineers (ASME), Boiler and Pressure Vessel Code, Section VIII.

3.11.1.2         Air receivers must be installed so that all drains, handholes, and manholes are easily accessible. Air receivers are to be supported with sufficient clearance to permit a complete external inspection and to avoid corrosion of external surfaces. Under no circumstances is an air receiver to be buried underground or located in an inaccessible place. The receiver will be located as close to the compressor or aftercooler as is possible in order to keep the discharge pipe short.

3.12         WELDING AND BURNING

When an unsafe accumulation of contaminants exists because of unusual physical or atmospheric conditions, suitable mechanical ventilation or respiratory protective equipment is to be used.

3.13         CONFINED SPACES

3.13.1         General, mechanical, or local exhaust ventilation must be provided when welding, cutting, or heating in a confined space.

3.13.2         When sufficient ventilation cannot be obtained without blocking the means of access, an employee in a confined space must be protected by an air line respirator. An employee outside the confined space will be assigned to maintain communication with those working within it and to aid them in an emergency.

3.13.3         Continuous monitoring for oxygen and/or carbon monoxide will be conducted during torch burning or welding operations in confined spaces if respiratory protection (supplied air) is not used. Carbon monoxide monitoring is most important during burning operations, since carbon monoxide is produced by incomplete combustion.

3.13.4         All provisions of the TIC Confined Space Policy in the Corporate Safety Manual must be implemented before and during entry.

3.14         TOXIC METALS

3.14.1         Welding, cutting, or heating in an enclosed space involving the following metals must be performed with either general mechanical or local exhaust ventilation:

3.14.1.1         Zinc-bearing base or filler materials or metals coated with zinc-bearing materials;

3.14.1.2         Lead base metals;

3.14.1.3         Cadmium-bearing filler materials; and

3.14.1.4         Chromium-bearing metals or metals coated with chromium-bearing materials.

3.14.2         Welding, cutting, or heating in an enclosed space involving the following metals must be performed with local exhaust ventilation or the employees must be protected by air line respirators. The requirements of the applicable OSHA Standard covering the toxic metal will also be implemented. The Material Safety Data Sheet will be reviewed and all safety precautions will be adhered to.

3.14.2.1         Metals containing lead or metals coated with lead-bearing materials.

24

3.14.2.2         Cadmium-bearing or coated base metals.

3.14.2.3         Metals coated with mercury-bearing metals.

3.14.2.4         Beryllium-containing base or filler metals. Because of its high toxicity, work involving beryllium must be done with both local exhaust ventilation and an air line respirator.

3.14.3         An employee doing welding, cutting, heating, grinding, or mechanical cleaning of metals of toxic significance in the open air must be protected by an approved high efficiency (HEPA) filter-type respirator. The Material Safety Data Sheet of the toxic metal will be reviewed, and the requirements of the applicable OSHA Standard covering the metal of toxic significance will be implemented. An employee doing welding, cutting, heating, or grinding of a beryllium metal in the open air must use an air line respirator.

3.14.4         Other employees exposed to the same atmosphere as the welders or burners must be protected in the same manner as the welder or burner.

3.14.5         Welding, cutting, burning, heating, grinding, mechanical cleaning (needle gun), scraping, and abrasive blasting operations on metal or preservative coatings containing metals of toxic significance will be performed only after the following:

3.14.5.1         The Material Safety Data Sheet has been reviewed and all safety requirements/precautions have been implemented.

3.14.5.2         The requirements of the applicable OSHA Standard covering the metal of toxic significance have been complied with.

3.15         INERT GAS, METAL ARC WELDING

3.15.1         Inert-gas, metal-arc welding processes involve the production of ultraviolet radiation of intensities from 5 to 30 times that produced during shielded, metal-arc welding. These ultraviolet rays decompose chlorinated solvents and liberate toxic fumes and gases. The use of chlorinated solvents must be kept at least 200 feet (unless shielded) from the exposed arc, and surfaces prepared with chlorinated solvents must be thoroughly dry before welding is permitted on such surfaces.

3.15.2         When inert gas, metal-arc welding is being performed on stainless steel, an enclosed space must have local exhaust ventilation, or the employee must be protected by an air line respirator to protect against dangerous concentrations of nitrogen dioxides and chromium/nickel fume.

3.16 PRESERVATIVE COATINGS

3.16.1         In enclosed spaces, all surfaces covered with toxic preservatives must be stripped of the toxic coatings for a distance of at least 6 inches from the area of heat application, or the employee must be protected by an air line respirator.

3.16.2         The stripping of the preservative coating will be done in accordance with the Material Safety Data Sheet instructions and the requirements of any applicable OSHA Standards covering any toxic or hazardous substance in the preservative coating.

25

3.16.3         In the open air, an employee must be protected by an approved respirator unless monitoring data shows that the Permissible Exposure Limit (PEL) has not been exceeded or an OSHA specialized standard requires their use.

3.17         SPRAY PAINTING

3.17.1         When hazardous substances used in spray coating are in a combination of particulate matter and gases or vapors, the respirator must contain both a mechanical filter and an absorbent filter.

3.17.2         An employee spray painting in an area where the contaminant concentrations are expected to be extremely high must wear an air line respirator or a fresh air hood.

3.17.3         An employee who enters or works in a spray painting area must wear appropriate respiratory protection.

3.17.4         When spraying is done in spray painting booths, in open shops, or in the open air, protective creams, barrier creams, or petroleum jelly should be used by employees for protecting exposed parts of the body during spraying operations.

3.17.5         Employees spraying urethane paints or other paints containing diisocyantes will wear an air supplied respirator.

3.17.6         Employees spraying paints containing metals of toxic significance covered by an OSHA Standard will be in compliance with all provisions of that standard.

3.18         ABRASIVE BLASTING

3.18.1         Refer to the TIC Abrasive Blasting Policy in the TIC Corporate Safety Manual before beginning abrasive blasting operations.

3.18.2         An approved, properly fitted, air line respirator with a hood, apron, and dust collar must be worn by an employee performing sandblasting operations as part of construction operations.

3.18.3         All employees in the abrasive blasting area must wear an approved particulate-filter respirator. Short, intermittent, or occasional dust exposure such as during clean-up, dumping of dust collectors, or unloading shipments of sand at the receiving point require the use of a particulate-filter respirator.

3.18.4         In addition to the hood, an employee performing sandblasting will also wear an approved particulate-filter respirator when working in high dust concentrations. This respirator provides the protection when sandblasting has ceased and the hood has been removed. The air inlet filter at the hood is to be inspected daily before use and changed as needed.

3.19         APPENDIX

A.       OSHA Respirator Medical Evaluation Questionnaire

B.       Qualitative Respirator Fit Test — Stannic Oxychloride (Irritant Fume)

C.       Respirator Inspection Record

D.       Respirator Protection Training Record

E.        Respirator Program Evaluation Form

26

APPENDIX A
OSHA RESPIRATOR MEDICAL EVALUATION QUESTIONNAIRE

Appendix C to §1910.134: OSHA Respirator Medical Evaluation Questionnaire (Mandatory)

To the employer:

Answers to questions in Section 1, and to question 9 in Section 2 of Part A, do not require a medical examination.

To the employee:

Can you read: ☐ Yes ☐ NO

Your employer must allow you to answer this questionnaire during normal working hours, or at a time and place that is convenient to you. To maintain your confidentiality, your employer or supervisor must not look at or review your answers, and your employer must tell you how to deliver or send this questionnaire to the health care professional who will review it.

Part A. Section 1. (Mandatory)

The following information must be provided by every employee who has been selected to use any type of respirator. (please print)

1.	Today’s date: / /
2.	Your name:
3.	Your age (to nearest year): 4. Sex: ☐ M ☐ F 5. Your height: ft. in. 6. Your weight: lbs.
7.	Your job title:
8.	A phone number where you can be reached by the health care professional who reviews this questionnaire.
Include Area Code: ( ) - Ext.
9.	The best time to phone you at this number:
☐ Before ☐ After ☐ Between : ☐ a.m. ☐ p.m. - : ☐ a.m. ☐ p.m.
10.	Has your employer told you how to contact the health care professional who will review this questionnaire? ☐ Yes ☐ No
11.	Check the type of respirator you will use (you can check more than one category):
a. ☐ N ☐ R ☐ P disposable respirator (filter-mask, non-cartridge type only)
b. ☐ Other type (for example, half- or full-facepiece type, powered-air purifying, supplied-air, self-contained breathing apparatus)
12.	Have you wom a respirator? ☐ Yes ☐ No If “yes,” what type(s):

© MMIV Mangan Communication, Inc.

27

Appendix in C to §1910.134: OSHA Respirator Medical Evaluation Questionnaire (Mandatory)

Part A. Section 2. (Mandatory)

Questions 1 through 9 below must be answered by every employee who has been selected to use any type of respirator.
(please check “yes” or “no”)

1.	Do you currently smoke tobacco, or have you smoked tobacco in the last month:		☐	Yes	☐	No
2.	Have you ever had any of the following conditions?
	a.	Seizures (fits):	☐	Yes	☐	No
	b.	Diabetes (sugar disease):	☐	Yes	☐	No
	c.	Allergic reactions that interfere with your breathing:	☐	Yes	☐	No
	d.	Claustrophobia (fear of closed-in places):	☐	Yes	☐	No
	e.	Trouble smelling odors:	☐	Yes	☐	No
3.	Have you ever had any of the following pulmonary or lung problems?
	a.	Asbestosis:	☐	Yes	☐	No
	b.	Asthma:	☐	Yes	☐	No
	c.	Chronic bronchitis:	☐	Yes	☐	No
	d.	Emphysema:	☐	Yes	☐	No
	e.	Pneumonia:	☐	Yes	☐	No
	f.	Tuberculosis:	☐	Yes	☐	No
	g.	Silicosis:	☐	Yes	☐	No
	h.	Pneumothorax (collapsed lung):	☐	Yes	☐	No
	i.	Lung cancer:	☐	Yes	☐	No
	j.	Broken ribs:	☐	Yes	☐	No
	k.	Any cheat injuries or surgeries:	☐	Yes	☐	No
	l.	Any other lung problem that you’ve been told about:	☐	Yes	☐	No
4.	Do you currently have any of the following symptoms of pulmonary or lung illness?
	a.	Shortness of breath:	☐	Yes	☐	No
	b.	Shortness of breath when walking fast on level ground or walking up a slight hill or incline:	☐	Yes	☐	No
	c.	Shortness of breath when walking with other people at an ordinary pace on level ground:	☐	Yes	☐	No
	d.	Have to stop for breath when walking at your own pace on level ground:	☐	Yes	☐	No
	e.	Shortness of breath when washing or dressing yourself:	☐	Yes	☐	No
	f.	Shortness of breath that interferes with your job:	☐	Yes	☐	No
	g.	Coughing that produces phlegm (thick sputum):	☐	Yes	☐	No
	h.	Coughing that wakes you early in the morning:	☐	Yes	☐	No
	i.	Coughing that occurs mostly when you are lying down:	☐	Yes	☐	No
	j.	Coughing up blood in the last month:	☐	Yes	☐	No
	k.	Wheezing:	☐	Yes	☐	No
	l.	Wheezing that interferes with your job:	☐	Yes	☐	No
	m.	Chest pain when you breathe deeply:	☐	Yes	☐	No
	n.	Any other symptoms that you think may be related to lung problems:	☐	Yes	☐	No
5.	Have you ever had any of the following cardiovascular or heart problems?
	a.	Heart attack:	☐	Yes	☐	No
	b.	Stroke:	☐	Yes	☐	No
	c.	Angina:	☐	Yes	☐	No
	d.	Heart failure:	☐	Yes	☐	No
	e.	Swelling in your legs or feet (not caused by walking):	☐	Yes	☐	No
	f.	Heart arrhythmia (heart beating irregularty):	☐	Yes	☐	No
	g.	High blood pressure:	☐	Yes	☐	No
	h.	Any other heart problem that you’ve been told about:	☐	Yes	☐	No
6.	Have you ever had any of the following cardiovascular or heart symptoms?
	a.	Frequent pain or tightness in your chest:	☐	Yes	☐	No
	b.	Pain or tightness in your chest during physical activity:	☐	Yes	☐	No
	c.	Pain or tightness in your chest that interferes with your job:	☐	Yes	☐	No
	d.	In the past two years, have you noticed your heart skipping or missing a beat:	☐	Yes	☐	No
	e.	Heartburn or indigestion that is not related to eating:	☐	Yes	☐	No
	f.	Any other symptoms that you think may be related to heart or circulation problems:	☐	Yes	☐	No
7.	Do you currently take medication for any of the following problems?
	a.	Breathing or lung problems:	☐	Yes	☐	No
	b.	Heart trouble:	☐	Yes	☐	No
	c.	Blood pressure:	☐	Yes	☐	No
	d.	Seizures (fits):	☐	Yes	☐	No
8.	If you’ve used a respirator, have you ever had any of the following problems? (If you’ve never used a respirator, check the following space and go to question 9:)		☐	Never Used
	a.	Eye irritation:	☐	Yes	☐	No
	b.	Skin allergies or rashes:	☐	Yes	☐	No
	c.	Anxiety:	☐	Yes	☐	No
	d.	General weakness or fatigue:	☐	Yes	☐	No
	e.	Any other problem that interferes with your use of a respirator	☐	Yes	☐	No
9.	Would you like to talk to the health care professional who will review this questionnaire about your answers to this questionnaire?		☐	Yes	☐	No

Questions 10 to 15 below must be answered by every employee who has been selected to use either a full-facepiece respirator or a self-contained breathing apparatus (SCBA). For employees who have been selected to use other types of respirators, answering these questions is voluntary.

10.	Have you ever lost vision in either eye (temporarily or permanently):		☐	Yes	☐	No
11.	Do you currently have any of the following vision problems?
	a.	Wear contact lenses:	☐	Yes	☐	No
	b.	Wear glasses:	☐	Yes	☐	No
	c.	Color blind:	☐	Yes	☐	No
	d.	Any other eye or vision problem:	☐	Yes	☐	No
12.	Have you ever had an injury to your ears, including a broken ear drum:		☐	Yes	☐	No
13.	Do you currently have any of the following hearing problems?
	a.	Difficulty hearing:	☐	Yes	☐	No
	b.	Wear a hearing aid:	☐	Yes	☐	No
	c.	Any other hearing or ear problem:	☐	Yes	☐	No
14.	Have you ever had a back injury:		☐	Yes	☐	No
15.	Do you currently have any of the following musculoskeletal problems?
	a.	Weakness in any of your arms, hands, legs, or feet:	☐	Yes	☐	No
	b.	Back pain:	☐	Yes	☐	No
	c.	Difficulty fully moving your arms and legs:	☐	Yes	☐	No
	d.	Pain or stiffness when you lean forward or backward at the waist:	☐	Yes	☐	No
	e.	Difficulty fully moving your head up or down:	☐	Yes	☐	No
	f.	Difficulty fully moving your head side to side:	☐	Yes	☐	No
	g.	Difficulty bending at your knees:	☐	Yes	☐	No
	h.	Difficulty squatting to the ground:	☐	Yes	☐	No
	i.	Climbing a flight of stairs or a ladder carrying more than 25 lbs:	☐	Yes	☐	No
	j.	Any other muscle or skeletal problem that interferes with using a respirator:	☐	Yes	☐	No

28

Appendix C to §1910.134: OSHA Respirator Medical Evaluation Questionnaire (Mandatory)

Part B.

Any of the following questions, and other questions not listed, may be added to the questionnaire at the discretion of the health care professional who will review the questionnaire.

1.	In your present job, are you working at high altitudes (over 5,000 feet) or in a place that has lower than normal amounts of oxygen:		☐	Yes	☐	No
	If “Yes”, do you have feelings of dizziness, shortness of breath, pounding in your chest, or other symptoms when you’re working under these conditions:		☐	Yes	☐	No
2.	At work or at home, have you ever been exposed to hazardous solvents, hazardous airborne chemicals (e.g., gases, fumes, or dust), or have you come into skin contact with hazardous chemicals:
	If “Yes”, name the chemicals if you know them:		☐	Yes	☐	No
3.	Have you ever worked with any of the materials, or under any of the conditions, listed below:
	a.	Asbestos:	☐	Yes	☐	No
	b.	Silica (e.g., in sandblasting):	☐	Yes	☐	No
	c.	Tungsten/cobalt (e.g., grinding or welding this material):	☐	Yes	☐	No
	d.	Beryllium:	☐	Yes	☐	No
	e.	Aluminum:	☐	Yes	☐	No
	f.	Coal (for example, mining):	☐	Yes	☐	No
	g.	Iron:	☐	Yes	☐	No
	h.	Tin:	☐	Yes	☐	No
	i.	Dusty Environments:	☐	Yes	☐	No
	j.	Any other hazardous exposures:	☐	Yes	☐	No
If yes, describe these exposures:
4.	List any second jobs or side businesses you have:

5.	List your previous occupations:

6.	List your current and previous hobbies:

7.	Have you been in the military services?:		☐	Yes	☐	No
	If “yes”, were you exposed to biological or chemical agents (either in training or combat):		☐	Yes	☐	No
8.	Have you ever worked on a HAZMAT team?:		☐	Yes	☐	No
9.

Other than medications for breathing and lung problems, heart trouble, blood pressure, and seizures mentioned earlier in this questionnaire, are you taking any other medications for any reason (including over-the-counter medications):

			☐	Yes	☐	No
If “Yes”, name the medications, if you know them:

10.	Will you be using any of the following items with your respirator(s)?:
	a.	HEPA Filters:	☐	Yes	☐	No
	b.	Canisters (for example, gas masks):	☐	Yes	☐	No
	c.	Cartridges:	☐	Yes	☐	No
11.	How often are you expected to use the respirator(s) (check “yes” or “no” for all answers that apply to you)?:
	a.	Escape only (no rescue):	☐	Yes	☐	No
	b.	Emergency rescue only:	☐	Yes	☐	No
	c.	Less than 5 hours per week:	☐	Yes	☐	No
	d.	Less than 2 hours per day:	☐	Yes	☐	No
	e.	2 to 4 hours per day:	☐	Yes	☐	No
	f.	Over 4 hours per day:	☐	Yes	☐	No
12.	During the period you are using the respirator(s), is your work effort:
a.

Light (less than 200 kcal per hour):
If “Yes”, how long does this period last during the average shift:         hrs.         mins.
Examples of a light work effort are sitting while writing, typing, drafting, or performing light assembly work; or standing while operating a drill press (1-3 lbs.) or controlling machines.

			☐	Yes	☐	No
b.

Moderate (200 to 350 kcal per hour):
If “Yes”, how long does this period last during the average shift:         hrs.         mins.
Examples of moderate work effort are sitting while nailing or filing: driving a truck or bus in urban traffic; standing while drilling, nailing, performing assembly work, or transferring a moderate load (about 35 lbs.) at trunk level; walking on a level surface about 2 mph or down a 5-degree grade about 3 mph; or pushing a wheelbarrow with a heavy load (about 100 lbs.) on a level surface.

			☐	Yes	☐	No
c.

Heavy (above 350 kcal per hour):
If “Yes”, how long does this period last during the average shift:         hrs.         mins.
Examples of heavy work are lifting a heavy load (about 50 lbs.) from the floor to your waist or shoulder; working on a loading dock; shoveling; standing while bricklaying or chipping castings; walking up an 8-degree grade about 2 mph; climbing stairs with a heavy load (about 50 lbs.)

			☐	Yes	☐	No
13.	Will you be wearing protective clothing and/or equipment (other than the respirator) when you’re using your respirator?:		☐	Yes	☐	No
If “Yes”, describe this protective clothing and/or equipment:
14.	Will you be working under hot conditions (temperature exceeding 77 °F)?:		☐	Yes	☐	No
15.	Will you be working under humid conditions?:		☐	Yes	☐	No
16.	Describe the work you’ll be doing while you’re using your respirator(s):
17.	Describe any special or hazardous conditions you might encounter when you’re using your respirator(s) (for example, confined spaces, life-threatening gases):

18.	Provide the following information, if you know it, for each toxic substance that you’ll be exposed to when you’re using your respirator(s):
Name of the first toxic substance:
Estimated maximum exposure level per shift: Duration of exposure per shift:
Name of the second toxic substance:
Estimated maximum exposure level per shift: Duration of exposure per shift:
Name of the third toxic substance:
Estimated maximum exposure level per shift: Duration of exposure per shift:
The name of any other toxic substances that you’ll be exposed to while using your respirator:

19.	Describe any special responsibilities you’ll have while using your respirator(s) that may affect the safety and well-being of others (for example, rescue, security):

29

APPENDIX B
QUALITATIVE RESPIRATOR FIT TEST
STANNIC OXYCHLORIDE (IRRITANT FUME)

Name:	Test Date:

TIC Employee #:	Project #:

Test Method:	Tested By:

RESPIRATOR SELECTION: TEST DATA

Respirator Type:

Model & Approval #:

Size:

TEST A	Smell of Irritant Smoke Detected?

	Duration	Yes	No

Normal Breathing	1 minute	☐	☐

Deep Breathing	1 minute	☐	☐

S/S Movement	1 minute	☐	☐

S/D Movement	1 minute	☐	☐

Talking	1 minute	☐	☐

Jogging	1 minute	☐	☐

Normal Breathing	1 minute	☐	☐

Remarks:

Employee Signature:

30

APPENDIX C
RESPIRATOR INSPECTION RECORD

Respirator Type and Size:

Respirator Number:

Inspected By:	Week Ending:

	DEFECTS FOUND	M	TU	W	TH	F	S	SU	COMMENTS:

1.	Facepiece

2.	Inhalation Valve

3.	Exhalation Valve

4.	Headbands

5.	Cartridge Holder

6.	Cartridge / Canister

7.	Filter

8.	Harness Assembly

9.	Hose Assembly

10.	Speaking Diaphragm

11.	Gaskets

12.	Connections

13.	Disinfected (DAILY)

14.	Other Defects

15.	Disassembled and Cleaned

31

APPENDIX D
RESPIRATOR PROTECTION TRAINING RECORD

Location:	Project #:

Instructor(s):	Date:

The following employees have received instruction on respiratory protection topics to include:

Selection	Use and Limitations

Maintenance	Storage

Type of respiratory protective equipment used:

Half Mask	Full Face

Airline	Self Contained

Fit Test of Mask:

Positive Pressure	Negative Pressure

Qualitative

Employees trained:

Name	TIC Employee #	Name	TIC Employee #

32

APPENDIX E
RESPIRATOR PROGRAM EVALUATION FORM

On-Site Respirator Program
Administrator:

Site Manager:	Date:

Location:	Job Number:

Estimated Duration of Project:	Begin Date:	End Date:

Contaminants Present:	Concentration:

How were the contaminants detected and measured?

Respirator Selection:	Make:	Model #:

Filter Type:	Filter Change Out Schedule:

Respirator Storage and Maintenance:	Storage Location:

Method of Washing/Cleaning:

Tasks on This Project Requiring Respirators:

Location Requiring Use of Respirators:

Special Hazards or Warnings on This Project:

Qualified Respirator Users on This Project:

Name	TIC Employee #	Name	TIC Employee #

33

Hearing Conservation
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	09/1999
PROGRAM

4.0 HEARING CONSERVATION

PROCEDURE TABLE OF CONTENTS

4.1	PURPOSE	2
4.2	MSHA / OSHA:	2
4.3	RESPONSIBILITY	2
4.4	POLICY	2
4.5	PROCEDURE	3
4.6	APPENDIX	5

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

4.1           PURPOSE

It is the intent of this program to provide a safe and healthful work environment for those employees exposed to substantial workplace noise, and to define TIC policies and procedures for use of hearing protection devices.

4.2           MSHA / OSHA:

4.2.1        This policy is written in compliance with the OSHA construction noise standard 29 CFR 1926.52. OSHA requires that a hearing conservation plan be implemented on construction projects at 90 dBA (TWA). Additionally, some TIC projects may reside under the OSHA general industry standard 29 CFR 1910. These include shop work, OSHA general industry maintenance projects, fabrication and machine shop work that does not take place on a construction site. The OSHA threshold for those projects is 85 dBA (TWA).

4.2.2        MSHA requires that a hearing conservation plan be implemented at 85dBA. When working on MSHA projects, TIC will implement this policy at 85dBA (TWA).

4.3           RESPONSIBILITY

4.3.1        Safety Department

The Safety Department will monitor noise level exposures when requested by jobsite management and when exposure levels over 90 dBA (TWA) are suspected.

4.3.2        Site Manager

The site manager is to notify the Safety Department of noise exposure concerns.

4.3.3        Foremen

Foremen shall require the use of hearing protection devices by employees when working in areas with significant noise exposure.

4.3.4        Clients

4.3.4.1             Clients will be asked to assist TIC by:

4.3.4.1.1          Providing the necessary information on in-plant noise surveys.

4.3.4.1.2          Identifying high noise areas in operating units.

4.3.4.2             It is the responsibility of the Site Manager to request this information from the client and assure that appropriate actions are taken to both comply with client requirements and protect workers from high noise levels as identified by the client or facility owner.

4.4           POLICY

It will be the policy of all TIC jobsites to prevent, whenever possible, exposure of employees to noise levels exceeding 90 decibels based on an 8 hour TIME WEIGHTED AVERAGE (TWA). WHEN NOISE EXPOSURE TO AN EMPLOYEE EXCEEDS 90 dBA (TWA), TIC WILL IMPLEMENT A HEARING CONSERVATION PROGRAM.

2

4.5           PROCEDURE

4.5.1        Exposure to noise levels of less than 90 dBA (TWA) on a time weighted average.

4.5.1.1             Employees exposed to less than 90 dBA (TWA) over an eight-hour time weighted average are not required to be protected from noise levels under the Federal OSHA Hearing Conservation Standard. However, employees may still be required to wear hearing protection if required by the client/facility owner.

4.5.2        Exposure to noise levels exceeding 90 dBA (TWA) on a time weighted average.

4.5.2.1             All employees shall wear approved hearing protection at all times in areas with noise levels that exceed 90 dBA (TWA) over an 8 hour time weighted average. Such hearing protection must reduce the decibel level below 90 dBA (TWA). It shall be the responsibility of the site manager to notify all superintendents and general foremen of any areas where hearing protection is required, and it shall be the responsibility of the superintendents and general foremen to insure that all employees working under them are award of the need for hearing protection and comply with the requirements of this policy. Examples of allowable noise levels and durations are included in the following table:

Duration Per Day/Per Hour	Sound Level dBA (TWA)
8	90
6	92
4	95
3	97
2	100
1 1/2	102
1	105
1/2	110
1/4 or less	115

4.5.2.2             Examples of equipment which may produce noise levels sufficient to trigger hearing protection requirements include, but are not limited to: welding machines, jack hammers, compactors, compressors, backhoes, hilti tools, and the like.

4.5.2.3             When noise levels to which employees are exposed exceed these levels, TIC management must first attempt to reduce noise levels through institution of engineering controls, work practices and / or administrative controls. If no controls are practical or such controls fail to reduce sound levels below the levels in the above table, personal protective equipment must be used at all times during exposure to sound levels in excess of the values in the table. Approved hearing protection equipment consists of noise attenuating earplugs and muffs. Earplugs shall be fitted individually for all affected employees according to the manufacturers instructions.

4.5.2.4             Employees shall not be exposed to impulsive or impact noises exceeding 140 dBA
(TWA) peak sound pressure level.

3

4.5.3        Testing and Monitoring

4.5.3.1             Identification of High Noise Areas

4.5.3.1.1          The site manager on each project shall, prior to commencement of on-site work, ask the client to identify known or likely high-noise areas, and to provide TIC with the results of any surveys, monitoring, tests and other information indicating noise levels in such areas. TIC shall use any such information provided by clients to help determine potential noise problems, however, TIC shall not rely solely on such client information in determining the need for noise protection measures.

4.5.3.2             Noise Surveys

4.5.3.2.1          At the beginning of any activity that might reasonably be expected to generate noise levels near the values shown in the table above, TIC shall conduct its own initial site-specific noise level survey by, or under the direction of, the Corporate Safety Director to assess and document prevalent noise levels. This survey shall be used to confirm the results of any client-provided information and to identify any other significant noise exposures, and the results of this survey shall form the basis for TIC’s hearing protection plan. The site manager shall be responsible for determining if potential noise levels warrant a noise survey.

4.5.4        Employee Notification

Eight hour time-weighted average noise monitoring results will be posted in a conspicuous location. Per 29CFR1 926.33, employees will be notified at time of hire and annually thereafter regarding their right to see and copy exposure monitoring results.

4.5.5        Employee Training Program

4.5.5.1             Each employee who is working in an area where noise exposure exceeds 90 dBA (TWA) over an eight hour TWA will receive the following training:

4.5.5.1.1          The effects of noise on hearing.

4.5.5.1.2          The purposes of hearing protectors; the advantages, disadvantages, and effectiveness of the various types. Instruction shall be given on selection, fitting, use, and care of hearing protectors.

4.5.5.1.3          Purpose of audiometric testing and explanation of test procedures.

4.5.5.2             A copy of the OSHA Noise Standard and applicable information and training material will be kept on-site. Employees will be informed of the availability of these documents for review.

4.5.6        Audiometric Testing

4.5.6.1             Audiometric testing may be required for any TIC employee under the following conditions:

4.5.6.1.1          Employee 8 hour TWA exceeds 90 dBA (TWA).

4.5.6.1.2          Excessive noise exposure is expected to continue for 6 months (not all necessarily at the same job site).

4

4.5.6.1.3          Employee is expected to continue to be employed by this company for at least one year.

4.5.6.2             Testing should be completed prior to the employee starting any work on a job site. However, testing may be completed anytime within the first 5 months of employment.

4.5.6.3             Audiometric testing shall be conducted per the requirements of 29 CFR1910.95.  The audiologist or physician overseeing the program will review all audiograms to determine if a Standard Threshold Shift (STS) has occurred.

4.5.6.4             All audiograms shall be stored in the employee’s permanent medical file in the Corporate Office. Employees will have access to their medical records by submitting a written request to the TIC Human Resources Department.

4.6           APPENDIX

A.    Sound Level Meter Survey

B.    Audio Dosimeter

5

APPENDIX A

SOUND LEVEL METER SURVEY

All of the following boxes must be completed.

Project Name/#:	Location:

Representative:	Construction Region:

Sample Collected By:	Survey Date:

SLM Model:	Inventory #	Calibration Date:

READING NO.	dBA (TWA)	LOCATION AND COMMENTS
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.

SLM: A-Scale, Slow Response Settings LOCATION: NUMBER OF PERSONNEL IN AREA:	DIAGRAM: (Use Reading No. to indicate measurement location)

6

APPENDIX B
AUDIO DOSIMETER

All of the following boxes must be completed.

Project Name and Job Number:		Construction Region:	Representative:

Sampling Date	Dosimeter Model	Calibration Date	Sample Collected By:

1.	Employee I.D., Location, Job Title:

READ OUT
				SAMPLE TIME				dBA
	DOSIMETER	BATTERY CHECK				TOTAL		(TWA)
SAMPLE TYPE	INVENTORY #	Before	After	ON	OFF	MINUTES	%	EQUIV
☐ Area
☐ Personal				Hearing Protection Devices Used? ☐ Yes ☐ No TYPE:

2.	Employee I.D., Location, Job Title:

				SAMPLE TIME			READ OUT
	DOSIMETER	BATTERY CHECK				TOTAL		dBA
SAMPLE TYPE	INVENTORY #	Before	After	ON	OFF	MINUTES	%	EQUIV
☐ Area
☐ Personal				Hearing Protection Devices Used? ☐ Yes ☐ No TYPE:

3.	Employee I.D., Location, Job Title:

				SAMPLE TIME			READ OUT
	DOSIMETER	BATTERY CHECK				TOTAL		dBA
SAMPLE TYPE	INVENTORY #	Before	After	ON	OFF	MINUTES	%	EQUIV
☐ Area
☐ Personal				Hearing Protection Devices Used? ☐ Yes ☐ No TYPE:

4.	Employee I.D., Location, Job Title:

				SAMPLE TIME			READ OUT
	DOSIMETER	BATTERY CHECK				TOTAL		dBA
SAMPLE TYPE	INVENTORY #	Before	After	ON	OFF	MINUTES	%	EQUIV
☐ Area
☐ Personal				Hearing Protection Devices Used? ☐ Yes ☐ No TYPE:

Comments:

Dosimeter: A-Scale, Slow Response, 80 dBA Threshold, 5 dBA Exchange

Exposure information and medical records should be retained for at least 30 years. The results of samples depend on sampling procedure and conditions at the time. Because TIC cannot control the exposures or know of changes in conditions, this analysis cannot say that illness or disability may or may not result from exposures or that additional sampling may not be needed to describe the conditions of exposure.

7

Fall Protection
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	07/1999
PROGRAM

5.0 FALL PROTECTION

PROCEDURE TABLE OF CONTENTS

5.1	PURPOSE	2
5.2	TIC FALL PROTECTION POLICY	2
5.3	FALL PROTECTION PLANNING	2
5.4	PRACTICES AND EQUIPMENT FOR FALL PROTECTION	2
5.5	PROTECTION OF FLOOR OPENINGS	3
5.6	TRAINING	3

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

5.1           PURPOSE

To prevent falls from heights and to protect workers in the event of falls.

5.2           TIC FALL PROTECTION POLICY

5.2.1        An approved harness with dual shock absorbing lanyards with double-locking snap hooks is to be worn at all times an employee is exposed to a vertical fall of six feet or more (measured from his/her feet). Unless an employee’s harness is attached to a retractable device or a rope grab, at least one of the two lanyards is to be tied off to a substantial anchorage at all times. Lanyards are to be tied off to a point above the employee’s waist where feasible. If a situation occurs where tie-off does not seem possible, the site manager shall review the situation with the appropriate project supervision and determine a solution that will safeguard the employee.

5.2.2        This policy applies to all employees, regardless of the craft or the task being performed. This policy is amended and/or supplemented by the Ladder Safety and Scaffolding sections of this Manual.

5.3           FALL PROTECTION PLANNING

5.3.1        Fall protection planning is to be carried out whenever TIC’s fall protection policy will be applicable. Such planning is to be included as part of the pre-job and/or site task planning and should identify the following:

5.3.1.1             Fall hazards present;

5.3.1.2             Areas where tie-off may be difficult;

5.3.1.3             Types of fall protection which will be used;

5.3.1.4             Procedures for installing, maintaining and disassembling fall protection systems;

5.3.1.5             Training to be provided employees on the use/maintenance of fall protection equipment;

5.3.1.6             Protection for  persons working under or passing below overhead work; and

5.3.1.7             Procedure to be used for prompt, safe removal of injured workers.

5.3.2        Supervision should work closely with field personnel to identify fall hazards that escaped initial detection and should solicit their ideas on how to provide appropriate protection.

5.4           PRACTICES AND EQUIPMENT FOR FALL PROTECTION

5.4.1        Lifelines

Horizontal and vertical lifelines may provide greater mobility for workers.

5.4.2        Lanyards

Lanyards are to be chosen for their specific application, using rope, nylon webbing, wire rope, and various or adjustable lengths as appropriate for their use. Lanyards shall be

2

equipped with a shock absorbing device. Regardless of length or use, lanyards are to be used in a manner to limit falls to 6 feet or less.

5.4.3        Rope Grabs

Rope grabs and vertical lifelines may be used for ascending/descending ladders, columns, vessels, or other vertical structures.

5.4.4        Retractables

These devices are fixed to an anchorage point above the work area. The retractable cable is then attached directly to the worker’s harness.

5.4.5        Catwalks

Commercially manufactured portable catwalks or ladder platforms may be constructed on the ground, and lifted into position to provide a working platform.

5.4.6        Equipment

Personnel lifting equipment, including manlifts, scissor lifts, JLGs, skyclimbers, etc., may provide solutions for effective fall protection.

5.5           PROTECTION OF FLOOR OPENINGS

5.5.1        Physical Barricades

Physical barricades must be installed to protect against accidental exposure to the hazard. Construction of physical barricades may be of any material that meets OSHA standard 1926.502 for guardrails, typically 2x4 lumber.

5.5.2        Covers

Covers may be made of any material able to support twice the intended load, i.e., personnel or equipment. Covers are not to project more than one inch above floor level and all edges are to be chamfered to an angle with the horizontal of not over 30 degrees. Covers are to be clearly labeled “DANGER - HOLE COVER - DO NOT REMOVE.”

Covers are to be secured from accidental removal or displacement, and clearly flagged. Utility locate flags are available through most equipment suppliers.

5.6           TRAINING

All TIC employees working on projects where floor opening covers or barricades may be used are to be trained in their installation, identification, and maintenance.

3

Fire Prevention
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	11/2005
PROGRAM

6.0 FIRE PREVENTION

PROCEDURE TABLE OF CONTENTS

6.1	PURPOSE	2
6.2	SCOPE	2
6.3	FIRE PROTECTION PLAN	2
6.4	HOUSEKEEPING AND CLEAN-UP	2
6.5	FIRE EXTINGUISHERS	3
6.6	FLAMMABLE AND COMBUSTIBLE LIQUIDS	4
6.7	COMBUSTIBLE MATERIALS	5
6.8	SHOP OPERATIONS	6
6.9	SERVICE AND REFUELING AREAS	6
6.10	LIQUIFIED PETROLEUM GAS (LPG)	6
6.11	TEMPORARY HEATING DEVICES (FOR LPG, REFER TO PREVIOUS SECTION)	7
6.12	PAINTS AND PAINTING	7
6.13	BURNING OPERATIONS	7
6.14	WELDING AND CUTTING	8
6.15	FIRE WATCH	8
6.16	APPENDIX	8

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

6.1       PURPOSE

To detect, alleviate and control construction fire hazards through site inspection and ensure compliance with federal and state regulations.

6.2       SCOPE

There is more inherent danger from fire during the construction phase of a facility than in the completed facility with full protection in service. As construction progresses, fire hazard conditions constantly change. Accumulation of wooden forms, scaffolding, scrap lumber, straw packing, paper wrapping and other refuse appear at new locations daily. In addition, many ignition sources are present, such as cutting and welding, temporary heaters, lights, roof tar units, etc.; consequently, the potential for loss due to fire is substantial.

6.3       FIRE PROTECTION PLAN

6.3.1     The fire prevention program will be reviewed and site-specific rules developed at the pre-job meeting. For projects with extra-ordinary hazards, more detailed and specific programs and equipment will be arranged.

6.3.1.1     Essential considerations for the Fire Protection Plan must include:

6.3.1.1.1      Proper site preparation;

6.3.1.1.2      Availability of private and public fire protection;

6.3.1.1.3      Safe installation and protection of temporary buildings and other structures;

6.3.1.1.4      Adequate jobsite fire protection;

6.3.1.1.5      Minimizing inherent construction fire hazards;

6.3.1.1.6      Installation of permanent safeguards as construction progresses; and

6.3.1.1.7      Safety orientation of employees, including fire prevention and fire extinguisher training.

6.3.1.2     Recommended practices and standards of the National Fire Protection Association (NFPA) and other applicable regulations shall be followed in the development and application of Project Fire Protection Programs.

6.3.1.3     Smoking shall be prohibited at or in the vicinity of operations which constitute a fire hazard and shall be conspicuously posted: “No Smoking or Open Flame.”

6.4     HOUSEKEEPING AND CLEAN-UP

6.4.1     Regular clean-up of scrap material, sawdust, rags, oil, paint, grease, flammable solvents and other residue of construction operations will not only remove or reduce the fire hazard, but will promote general safety at the same time.

6.4.2     All construction areas and storage yards shall be cleared of combustible materials before construction materials are delivered.

2

6.4.3     All work areas shall be maintained free of accumulation of debris.

6.4.4     Areas beneath trailers and within 10 feet of buildings shall be free of accumulation of debris, vegetation or any other combustibles.

6.4.5     All flammable storage areas must be clear of combustible materials and vegetation.

6.4.6     All rags, waste, etc., soiled by combustible or flammable materials shall be placed in tightly closed metal containers for disposal.

6.5      FIRE EXTINGUISHERS

6.5.1     A fire extinguisher rated not less than 10:ABC shall be provided for each 3,000 square feet of the protected building area or major fraction thereof. Travel distance from any point of the protected area to the nearest fire extinguisher shall not exceed 100 feet.

6.5.2     One or more fire extinguishers rated not less than 10:ABC shall be provided on each floor. In multi-story buildings, at least one fire extinguisher shall be located adjacent to each stairway.

6.5.3     Where more than 5 gallons of flammable or combustible liquids or 5 pounds of flammable gas are being used, a fire extinguisher rated not less than 10:ABC shall be provided within 50 feet.

6.5.4     In accordance with NFPA 10 regulations, there shall be maintenance and inspection for fire extinguishers on all TIC projects. At a minimum, this program will include:

6.5.4.1     Location in a designated place;

6.5.4.2     No obstructions to access or visibility;

6.5.4.3     Operating instructions legible;

6.5.4.4     The placement of an inspection tag on each fire extinguisher;

6.5.4.5     A monthly inspection of each fire extinguisher with the inspector’s signature;

6.5.4.6     Safety seals or tab indicators are not broken or missing;

6.5.4.7     Fullness determined by weighing or “hefting”;

6.5.4.8     Examination for obvious physical damage, corrosion, leakage, and/or clogged nozzle;

6.5.4.9     Pressure gauge reading or indicator is in the operable range or position;

6.5.4.10    For wheeled units, the condition of tires, wheel carriage, and hose checked;

6.5.4.11    HMIS label in place;

6.5.4.12    Immediate removal from service of extinguishers not meeting minimum standards;

3

6.5.4.13    Six year maintenance. Every six years, stored-pressure fire extinguishers that require a 12-year hydrostatic test (refer to table 7.2 of the NFPA 10 standards) shall be emptied and subjected to the applied maintenance procedures.

6.5.4.14    Maintenance shall be performed annually on all TIC projects.

6.6       FLAMMABLE AND COMBUSTIBLE LIQUIDS

6.6.1     Storage and Handling

6.6.1.1     Only approved containers shall be used for storage and handling of flammable and combustible liquids. Approved safety cans with spark arresting screens shall be used for the handling and use except that this shall not apply to those materials which are hard to pour, which may be used and handled in original shipping containers.

6.6.1.2     Flammable or combustible liquids shall not be stored in areas used for exits, stairways or areas normally used for the passage of people or equipment.

6.6.1.3     All storage, handling or use of flammable and combustible substances shall be under the supervision of qualified persons.

6.6.1.4     Areas where combustibles are stored, processed, or used should not contain heat sources, or if heating is necessary, the materials should be located to prevent overheating. Areas must also be properly ventilated.

6.6.1.5     Suitable warning and ‘No Smoking’ signs shall be posted in all storage, refueling and service areas containing flammable or combustible liquids or gases. Smoking or the use of open flames within 50 feet of these areas is prohibited.

6.6.2     Open Yard Storage

6.6.2.1     Storage of containers (not more than 60 gallons each) shall not exceed 1, 100 gallons in any one pile or area. Piles or groups of containers shall be separated by a 5-foot clearance. Piles or groups of containers shall not be placed within 20 feet of a building.

6.6.2.2     The storage area is to be curbed or bermed to contain 100% of the contents of the stored liquid in event of a spill.

6.6.2.3     The storage area and berm is to be covered with an impermeable membrane to prevent contamination of soil by spilled material.

6.6.2.4     When curbs or dikes are used, provisions shall be made for draining off accumulations of ground water or spills of flammable or combustible liquids. Drains shall terminate at a safe location.5. Two or more portable tanks grouped together having a combined capacity in excess of 2,200 gallons shall be separated by a 5-foot clear area.

6.6.2.5     Two or more portable tanks grouped together having a combined capacity in excess of 2,200 gallons shall be separated by a 5-foot clear area.

4

6.6.2.6     Conspicuous and legible signs prohibiting smoking and open flames shall be posted on all flammable and combustible liquid storage tanks.

6.6.2.7     Storage areas shall be kept free of weeds, debris and other combustible material not necessary to the storage.

6.6.2.8     At least two portable fire extinguishers having a rating of not less than 20:ABC shall be located not less than 25 feet nor more than 75 feet from flammable liquid storage area located outside.

6.6.3     Indoor Storage

6.6.3.1     Not more than 15 gallons of flammable or combustible liquids shall be stored in a room outside of an approved storage cabinet.

6.6.3.2     Quantities of flammable and combustible liquid in excess of 15 gallons shall be stored in an NFPA and Underwriter’s Laboratory approved metal storage cabinet.

6.6.3.3     Not more than 60 gallons of flammable or 120 gallons of combustible liquids shall be stored in any one storage cabinet, and not more than three such cabinets may be located in a single storage area.

6.6.3.4     At least two portable fire extinguishers having a rating of not less than 20:ABC shall be located outside of, but not more than 10 feet from, the door opening into any room used for storage 60 or more gallons of flammable or combustible liquids.

6.7       COMBUSTIBLE MATERIALS

6.7.1     Open Yard Storage

6.7.1 .1     Driveways between and around combustible storage piles shall be at least 15 feet wide and maintained free from accumulation of rubbish, equipment or other articles or materials.

6.7.1.2     The entire storage site shall be kept free from accumulation of unnecessary combustible materials. Weeds and grass shall be kept down and a regular procedure provided for the periodic clean up of the entire area.

6.7.1.3     No combustible material shall be stored outdoors within 10 feet of a building or structure.

6.7.2     Indoor Storage

6.7.2.1     Storage shall not obstruct or adversely affect means of exit.

6.7.2.2     All materials are to be stored, handled and piled with due regard to their combustibility characteristics.

6.7.2.3     Non-compatible materials, which may create a fire hazard, are to be segregated by a barrier having a fire resistance of at least one (1) hour.

6.7.2.4     Clearance is to be maintained around lights and heating units to prevent ignition of combustible materials.

5

6.8       SHOP OPERATIONS

Equipment powered by an internal combustion engine shall be located so that the exhausts are well away from combustible materials. When the exhausts are piped to outside the building under construction, a clearance of at least 6 inches shall be maintained between such piping and combustible material.

6.9       SERVICE AND REFUELING AREAS

6.9.1     Flammable or combustible liquids shall be stored in approved closed containers, in tanks located in above-ground portable tanks.

6.9.2     The dispensing hose shall be an approved type, and the dispensing nozzle shall be an approved automatic-closing type without a latch-open device.

6.9.3     The engines of all equipment being fueled shall be shut off during the fueling operation.

6.9.4     Each service or fueling area shall be provided with at least two fire extinguishers having a rating of not less than 20:ABC located so that an extinguisher will be within 75 feet of each pump.

6.9.5     Tank cars and trucks being loaded or unloaded and flammable storage tanks and system shall be properly bonded and grounded.

6.9.6     The use of cell phones or radios is prohibited while fueling or performing work near flammable gases.

6.10     LIQUIFIED PETROLEUM GAS (LPG)

6.10.1    Approval of Equipment and Systems

6.10.1.1    Each system shall have containers, valves, connectors, manifold valve assemblies and regulators of an approved type.

6.10.1.2    Connections to container, except safety relief connections, liquid level gauging devices and plugged openings shall have shutoff valves located as close to the container as practicable.

6.10.2    Welding

Welding on gas cylinders is prohibited.

6.10.3    Safety Devices

6.10.3.1    Portable heaters, including salamanders, are to be equipped with an approved automatic device to shut off the flow of gas to the main burner and pilot, if used, in the event of flame failure. Heaters having inputs exceeding 50,000 BTU per hour must be equipped with a pilot or an electrical ignition system.

6.10.3.2    Every container and every vaporizer shall be provided with one or more approved safety relief valves or devices. These valves shall be arranged to afford free vent to outer air.

6

6.10.3.3    Shutoff valves shall not be installed between the safety relief device and the LP gas container.

6.10.3.4    Containers, regulating equipment, manifolds, pipe, tubing, and hose is to be located to minimize exposure to high temperatures or physical damage.

6.11     TEMPORARY HEATING DEVICES (FOR LPG, REFER TO PREVIOUS SECTION)

6.11.1    Material heating devices are not to be used as personnel heating devices (weed burners, rosebuds, etc.).

6.11.2    All boilers, stoves and other temporary heating apparatus shall be installed and operated in accordance with applicable National Fire Codes.

6.11.3    When heaters are used in confined spaces, special care shall be taken to provide sufficient ventilation in order to ensure proper combustion, maintain health and safety of workers and limit temperature rise in the area.

6.11.4    Safe operating procedures for temporary heating devices shall be established to assure the following controls:

6.11.4.1    Heaters shall not be set directly on combustible material but shall rest on suitable heat insulating material.

6.11.4.2    Safe clearance from combustible material.

6.11.4.3    Close surveillance - Salamanders and similar open flame heaters without an automatic shutoff device shall be attended to at all times. Other types of heaters should be checked periodically to ensure proper operation.

6.11.4.4    Safe fuel storage and refueling.

6.11.4.5       Proper maintenance.

6.12     PAINTS AND PAINTING

6.12.1    Containers of paint, varnish, lacquer or other volatile painting materials shall be kept tightly closed when not in actual use and stored in accordance with the National Fire Codes.

6.12.2    Paint materials in quantities other than required for daily use may be stored in a flammable materials storage cabinet, or outside the building in a well ventilated location.

6.12.3    No smoking or open flames, exposed heating elements or other sources of ignition of any kind are to be permitted in areas of rooms where spray painting is done.

6.12.4    Ventilation adequate to prevent the accumulation of flammable or hazardous vapors shall be provided.

6.13     BURNING OPERATIONS

A sufficient force of people and adequate fire fighting equipment must be maintained during burning operations. Burning will be prohibited during periods of high fire danger.

7

6.14     WELDING AND CUTTING

Particular care must be taken when welding or cutting. Welding areas will be set up for work that can be done away from building areas. A 20:ABC fire extinguisher must be located in the immediate area. Materials and/or equipment susceptible to ignition should be removed, or if that is not possible, be covered with flame proof tarpaulins or fire blankets. Welding is not to be done in the immediate area of combustible material unless all necessary precautions have been taken.

6.15     FIRE WATCH

6.15.1    On hazardous jobs, a trained fire watch may be required during welding and burning operations. The assigned fire watch must be instructed on the use of fire extinguishers and other fire fighting equipment, as required. The assigned task of a fire watch will be fire prevention, including spark containment and a survey of the area prior to beginning and after welding or burning operations.

6.15.2    Fire watch training shall include a demonstrated ability to extinguisher a live fire.

6.15.3    Fire watch shall remain in area for a minimum of 30 minutes after hot work operations completed (any sparks contained, maintain area for 30 minutes).

6.16     APPENDIX

A. Fire Extinguisher Inspection Log

8

Fire Prevention
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/1999

APPENDIX A

FIRE EXINGUISHER INSPECTION LOG

Note: All fire extinguishers must be inspected on a monthly basis.

MAKE OF EXTINGUISHER	SIZE (lbs)	TYPE	SERIAL #	DATE OF INSPECTION	TAGGED/ PUNCHED	LOCATION	READY FOR USE	INSPECTORS SIGNATURE

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

Ladder Safety
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	07/1999
PROGRAM

7.0 LADDER SAFETY

PROCEDURE TABLE OF CONTENTS

7.1	PURPOSE	2
7.2	COMPETENT PERSON AND TRAINING REQUIREMENTS	2
7.3	LADDER REQUIREMENTS	2
7.4	WORK PRACTICES	2
7.5	SPECIAL PROVISIONS	3

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

7.1           PURPOSE

To provide a guideline for the safe use of portable ladders.

7.2           COMPETENT PERSON AND TRAINING REQUIREMENTS

7.2.1        A competent person(s) (i.e., a person having experience regarding the procedures and hazards associated with ladder use) shall be responsible for ladder safety and compliance with this Policy.

7.2.2        Employees using ladders will be trained by a competent person in the following areas:

7.2.2.1        Recognition of hazards related to the use of ladders;

7.2.2.2        Proper construction, use, placement, and care of ladders;

7.2.2.3        Maximum intended load-carrying capacities of ladders used; and

7.2.2.4        OSHA/MSHA standards and this TIC policy.

7.3           LADDER REQUIREMENTS

7.3.1        All portable ladders used by TIC jobsites will be heavy duty, type 1A construction meeting OSHA requirements for industrial ladders.

7.3.2        All ladders must be capable of supporting 3.3 times the maximum intended load.

7.3.3        Wooden ladders shall not be painted.

7.3.4        Job-made ladders - all job-made ladders are to meet the requirements of OSHA 29CFR1 926.1053 - Ladders, and ANSI A1 4.3-1979 -Safety Requirements for Job-Made Ladders.

7.4           WORK PRACTICES

7.4.1        Ladder Fall Protection

When climbing a ladder, fall protection tie-off is not required unless the ladder height exceeds 24 feet. However, when working from a ladder, personnel must comply with TIC’s Fall Protection Policy. Tie-off to the ladder is not recommended.

7.4.2        Climbing on Ladders

7.4.2.1        Only one person is allowed on a ladder at a time, except step ladders which have been designed for both sides to be used.

7.4.2.2        Use both hands for support while climbing ladders. Tools and other objects are to be carried on a tool belt or raised or lowered using a rope.

7.4.2.3        Always face the ladder when climbing and/or when working from the ladder.

7.4.2.4        Get down from ladders to move or extend them. Never “walk” a ladder.

7.4.2.5        When reaching from a ladder, keep the trunk of your body between the ladder rails.

2

7.4.2.6        Barricade or protect ladders against being bumped when placed in aisles, walkways, roads, or at a doorway.

7.4.3        Electrical Safety

Never use aluminum ladders to work on or near exposed sources of electricity. Use only ladders with non-conductive side rails in such a situation.

7.4.4        Maintenance

Ladders that have loose or defective parts are to be removed from service until repaired. Ladders with broken or bent side rails or damaged steps are to be discarded.

7.5          SPECIAL PROVISIONS

7.5.1        Straight and Extension Ladders

7.5.1.1        Extension ladders are not to be taken apart and used as separate ladders. Place the ladder with the bottom approximately 1/4 the ladder length from the wall with both feet level and secure on a solid surface. The safety feet are to be in place. At the top, both rails are to rest on a surface that will support the load and the top of the ladder must extend at least three feet above the point of support. A ladder should not be supported by its rungs. Except where the bottom of a ladder is being held by a person, the top of the ladder is to be tied-off. Personnel should never stand above the third rung from the top of the ladder.

7.5.2        Step Ladders

7.5.2.1        Step ladders are to be fully opened, spreaders locked and placed so all four feet are on a solid level surface. Where practical, step ladders over ten feet in length should have the top tied off. Personnel should never stand above the second tread from the top of a step ladder.

3

Scaffolding / Platforms
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	12/1999
PROGRAM

8.0 SCAFFOLDING/PLATFORMS

PROCEDURE TABLE OF CONTENTS

8.1	PURPOSE	2
8.2	PERSONNEL REQUIREMENTS	2
8.3	COMPETENT PERSON AND SCAFFOLD TAGGING PROCEDURES	2
8.4	GENERAL PROVISIONS - ALL SCAFFOLDS SHALL PROVIDE FOR:	3
8.5	SPECIAL PROVISIONS - SPECIFIC TYPES OF SCAFFOLDING	4
8.6	APPENDIX	5

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

8.1                                 PURPOSE

To assure that personnel perform their work from a scaffold/platform (hereinafter “scaffold”) that is safe and constructed in accordance with applicable regulations.

8.2                                 PERSONNEL REQUIREMENTS

8.2.1                       An approved harness with dual shock absorbing lanyards with double-locking snap hooks shall be worn at all times an employee is on a scaffolding, regardless of the scaffold’s degree of completeness. Except where the scaffold has a green tag, at least one of the two lanyards is to be tied off to a substantial anchorage at all times.

8.2.2                       Standing on the rails of scaffolds to gain extra height or reach is prohibited.

8.2.3                       Accessing Scaffolds

8.2.3.1                                Scaffold Access

Hook-on or attachable ladders shall be installed as soon as scaffold erection has progressed to a point that permits safe installation and use. The use of a welded tube ladder supplied with the scaffold is preferred, although a standard extension ladder may be used if it is securely attached to the scaffold and extends three feet over the top of the scaffold.

8.2.3.2                                Scaffold Access During Erection/Dismantling

When erecting or dismantling tubular welded frame scaffolds, end frames with horizontal members that are parallel, level, and are not more than 22 inches apart vertically may be used as climbing devices for access, provided they are erected in a manner that creates a usable ladder and provides good handhold and foot space. TIC requires that an approved fall protection harness with dual shock absorbing lanyard be worn and affixed to an approved anchorage whenever there is an exposure to a fall hazard over six feet.

8.3                                 COMPETENT PERSON AND SCAFFOLD TAGGING PROCEDURES

8.3.1                       Competent Person

8.3.1.1                                Scaffold is to be erected, moved, dismantled, and/or altered under the supervision of a competent person (i.e., a person having experience with procedures and equipment used in safe scaffold erection). He/she is responsible for scaffold safety and compliance with this policy. Any deviation from this policy must be cleared by a TIC supervisor before proceeding. All scaffold tags are to be signed by a competent person.

8.3.2                       All scaffolds are to be marked with one of the following tags:

8.3.2.1                                Green Tag

This scaffold meets applicable regulations and complies with this policy. Fall protection equipment must be worn but tie-off is not required.

2

8.3.2.2                                Yellow tag

WARNING - This scaffold does not comply with applicable regulations or with this policy; TIC’s Fall Protection Policy must be adhered to at all times by persons on this scaffold.

8.3.2.3                                Red Tag

DANGER - This scaffold is not to be used. Scaffolding that is unstable or that is being torn down shall be marked with a red tag.

8.3.3                       Other Contractor’s Scaffolding

If a TIC employee wishes to use another contractor’s scaffold, that scaffold must be inspected and tagged in accordance with this Policy.

8.3.4                       Periodic Inspections

TIC safety personnel are to periodically monitor all scaffolds. This inspection is to ensure that all scaffolds are properly tagged and in compliance with this Policy.

8.3.5                       Tag Availability

Scaffold tags are available to the jobsite through the TIC safety department.

8.4                                 GENERAL PROVISIONS - ALL SCAFFOLDS SHALL PROVIDE FOR:

8.4.1                       Tagging

8.4.1.1                                ONLY scaffolds displaying a signed scaffold tag may be used. Scaffolds are to be tagged in accordance with section II above and the limitations imposed by a tag strictly adhered to.

8.4.2                       Scaffold Bases and Tower Assembly

8.4.2.1                                Scaffolds are to be erected level and plumb. Sills are required on soft ground, grating or similar base surfaces. Base plates are acceptable for scaffold legs on solid ground. Screw-type levelers may be used. Metal scaffold legs shall be pinned at each joint. All scaffolds and supports must be braced to eliminate sway from work action or wind. Scaffolds must be secured to the adjacent structure or by guy cable at every 15 feet of height and 25 feet of length. Scaffolds will be insulated from contact and ground potential from all exposed electrical sources.

8.4.3                       Handrail

8.4.3.1                                Top rail at 42 inches of 2’ x 4’ lumber, 3/8’ cable or metal equivalent.

8.4.3.2                                Mid rail at 21 inches same as above.

8.4.3.3                                Top and mid rail are to be capable of withstanding 200 pounds of applied force as though a body were propelled against it.

8.4.3.4                                Toe boards are to be a minimum of 3/4’ x 4’.

8.4.4                       Braces

8.4.4.1                                Except for the top inside section of masons scaffolds, standard x-braces for tubular scaffolds must be in place on both sides of each section.

3

8.4.4.2                                Wooden x-braces will be fastened to each post at bottom and top.

8.4.4.3                                Spreader x-braces must be in place at each third section of height as tubular metal scaffold assembly progresses.

8.4.5                       Scaffold Planks

Scaffold decks will be fully planked. Planks shall be 2’ x 10’ scaffold-grade 1500 pounds F.S. or laminated material. Lengths are eight or sixteen-foot. Eight-foot lengths are cleated for use on steel scaffold. Sixteen-foot planks are for runways or form scaffold. Plank support will not exceed eight-foot centers. Planks must be fastened to supports on all types of scaffold, except metal scaffold frame units. (These are cleated to eliminate slip.) Planks must overlap 12’ in continuing runs and overhang the bearing between 6’ and 12’.

8.4.6                       Overhead Protection

Scaffolds will have overhead protection from all work above. Scaffolds above other work or travel areas are to be screened or paneled between handrails and toe boards.

8.5                                 SPECIAL PROVISIONS - SPECIFIC TYPES OF SCAFFOLDING

Unless otherwise stated, the General Provisions noted above apply to each of the specific types of scaffolding discussed below. In addition, the following special provisions apply:

8.5.1                       Tubular Welded Frame Units

8.5.1.1                                Do not mix ‘brands’ of scaffold.

8.5.2                       Form/Service Scaffolds

8.5.2.1                                Scaffolds shall be designed and constructed to support 4 times the maximum intended load.

8.5.2.2                                Except where the scaffold is less than 24’ from an adjacent structure, scaffolds must be a minimum of two standard scaffold planks in width.

8.5.3                       Suspension Scaffolds

Unless first approved by the Corporate Safety Director, TIC personnel will not use suspension scaffolds. The Corporate Safety Director will work with jobsite supervision to verify that any suspension scaffold used complies with all applicable OSHA/MSHA regulations and the applicable provisions of the Personnel Hoisting section of this Manual.

8.5.4                       Mechanized Scaffold

8.5.4.1                                On all types of mechanized scaffold:

8.5.4.1.1                                All persons working from these units will be instructed in their safe operation.

8.5.4.1.2                                All units will be yellow tagged.

8.5.4.1.3                                All required bracing must be in place.

8.5.4.1.4                                Employees are not to ride moving scaffold.

4

8.5.4.1.5                                Manufacturer’s load limits will be strictly adhered to.

8.5.4.1.6                                Outriggers, if provided, must be in place.

8.5.4.1.7                                The unit will be blocked or braked at location before loading or raising.

8.5.4.2                                 In addition:

8.5.4.2.1                                Mechanized Mobile scaffolds - maximum height shall be four times the narrowest base measurement. Outriggers may be added to increase the height.

8.5.4.2.2                                Vehicle Mounted Articulating and Extensible-Boom units - these units are not designed to work in elevated position on slopes greater than five degrees.

8.5.5                       Ramps and Runways

8.5.5.1                                Ramps/runways are to be designed to support the maximum anticipated load, with a safety factor of five.

8.5.5.2                                Ramps/runways must be wide enough to allow wheelbarrows to be operated without the danger of falling off if reasonable caution is adhered to.

8.5.5.3                                Ramps four feet or higher will comply with the general handrail provisions above.

8.6                                 APPENDIX

A. Scaffold Checklist

5

APPENDIX A
SCAFFOLD CHECKLIST

Project Name:	Project #:

Foreman:	Date:

Scaffold Location:

Yes	No		Responsible Person
☐	☐	Does scaffold have safe footing?
☐	☐	Are scaffolds plumb?
☐	☐	Are runners as close as possible?
☐	☐	Is x-bracing used as needed?
☐	☐	Are handrails, midrails, and toe boards properly installed?
☐	☐	Do scaffold planks extend past the end supports not less than 6” or more than 12”?
☐	☐	Are scaffolds attached to main structures at safe intervals?
☐	☐	Is safe access provided to all scaffolds and levels?
☐	☐	Are ladders on high scaffolds divided every 30’ with a rest platform between each section?
☐	☐	Are rolling scaffolds safety constructed?
☐	☐	Is horizontal bracing installed?
☐	☐	Does scaffold show contamination (rust, discolored, etc.)?
☐	☐	Is any scaffold, accessory, or part thereof rusted, damaged or weakened?
☐	☐	Does scaffold have a level and stable base?
☐	☐	Are scaffolds tagged in compliance with TIC policy?

Type of restrictions for this scaffold:

Designated tag color explanation:
Green - okay
Yellow - okay with restrictions, tie off required
Red - DO NOT USE

6

Electrical Safety
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	01/2005

9.0 ELECTRICAL SAFETY

PROCEDURE TABLE OF CONTENTS

9.1	PURPOSE	2
9.2	GENERAL ELECTRICAL SAFETY	2
9.3	ARC FLASH EXPOSURE HAZARD ANALYSIS AND PROTECTION	7
9.4	ARC BLAST PROTECTION	8
9.5	ASSURED GROUNDING	8
9.6	TEMPORARY LIGHTING AND WIRING	12
9.7	EXTERNAL GROUNDING OF PORTABLE AND VEHICLE MOUNTED GENERATORS AND WELDERS	13
9.8	DEFINITIONS	14
9.9	APPENDIX	16

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

9.1           PURPOSE

All TIC employees who work with electrical conductors and associated equipment are to understand safe work practices relative to their job assignments. Refer to the Lockout/Tagout Policy in the Corporate Safety Manual for additional information on electrical safety.

9.2           GENERAL ELECTRICAL SAFETY

9.2.1        Employee Exposure to Energized Equipment

This section applies to all exposure to electrical energy no matter the craft of the employee or the scope of the activity requiring the exposure. Testing of installed electrical equipment or conductors is included as is testing and troubleshooting the controls or operation of equipment.

9.2.1.1        De-Energizing of Conductors

Live conductors to which an employee may be exposed shall be de-energized prior to employees working on them. Exceptions are allowed only when de-energizing conductors introduces additional or increased hazards, or de-energizing is infeasible due to design or operational limitations. Refer to the TIC Lockout/Tagout Policy of the Corporate Safety Manual for additional information.

9.2.1.2        Only qualified persons may be permitted to work on or near exposed energized conductors. “Near” is defined as working within a cabinet, enclosure, or barricaded area containing exposed energized conductors of 50 volts or greater, or within the limited approach boundaries as presented in Appendix I of this document or a distance of 6 feet, whichever is greater. All work on or near energized equipment, including testing for voltage, requires an analysis of hazards and a documented task plan before an Energized Equipment Work Permit may be issued by the electrical superintendent or site management.

9.2.1.3        Unqualified persons are not allowed to work on or near exposed energized conductors. The unqualified persons must maintain a safe distance from electrical shock, which is defined by the limited approach boundaries as presented in Appendix I of this document. The Flash Boundary is equipment specific and must be determined on a case-by-case basis. (An employee may have been considered qualified to perform a similar task but not be considered as the qualified person for another task.)

9.2.1.4        A risk / hazard analysis and safety task planning is required whenever working on or near energized equipment. Refer to the Energized Equipment Work Permit.

9.2.1.5        Working on or near energized conductors.

9.2.1.5.1         All work on or near exposed energized conductors or equipment requires that approved shock protection techniques and arc/blast protection techniques be evaluated and applied as necessary to protect the worker from foreseeable hazards.

9.2.1.5.2         Only persons qualified for that task may work on or near energized conductors.

2

9.2.1.5.3         Work on or near energized conductors requires knowledge of the level of arc hazard exposure.

9.2.1.5.4         If exposed energized conductors cannot be de-energized, other safety work practices are to be used to protect exposed employees. This may include grounding, insulation, protective shields, protective barriers or isolating materials.

9.2.1.5.5         The TIC Lockout/Tagout Policy is to be adhered to at all times. Conductors and equipment not locked and tagged out are to be treated as energized.

9.2.1.5.6         Overhead Lines - If work is to be performed near overhead lines, the lines are to be de-energized and grounded, or other protective measures taken. Protective measures include grounding, isolating, and/or insulating to prevent employees from contacting overhead lines directly with any part of their body or indirectly through conductive materials, tools, or equipment.

9.2.1.5.7         Mechanical equipment and vehicles - Any vehicle or mechanical equipment capable of having parts of its structure near overhead lines is to be operated to assure a minimum clearance as specified in Appendix 1 of this document. Exceptions to this policy are to be coordinated with the TIC Corporate Safety Director.

9.2.1.5.8         Illumination - Employees may not enter or continue to work in areas with exposed energized conductors unless adequate lighting is provided.

9.2.1.5.9         Confined spaces - When working in confined spaces with exposed energized conductors, employees shall use protective shielding, barriers, and insulating materials as necessary to prevent contact. Precautions shall also be taken against the effects of electrical arc and blast. Doors, hinged panels, and other equipment are to be secured to prevent contact between the employee and energized conductors.

9.2.1.5.10       Conductive material and equipment - Conductive materials or equipment shall not be brought within the minimum limited approach distance to energized electrical conductors or equipment. The limited approach distance to energized electrical conductors or equipment shall be increased by the length of any conductive object that is handled or carried outside of the approach boundary.

9.2.1.5.11       Portable ladders - When used in an area with exposed energized conductors, all ladders shall have nonconductive side rails.

9.2.1.5.12       Conductive apparel - Conductive clothing and jewelry, such as rings, keys, chains, metal headgear, and watch bands, are not to be worn by employees working near exposed energized conductors.

9.2.1.5.13       Housekeeping - Employees are not to perform housekeeping duties near exposed energized conductors unless the employee is qualified, and specific safe work practices have been implemented to protect against hazards.

3

9.2.1.5.14       Interlocks - Electrical safety interlocks may be bypassed only by a qualified employee, and then only temporarily while the qualified employee is working on the equipment. The interlock system is to be returned to the operable safe condition when the work is completed.

9.2.2        Training

9.2.2.1        Each employee is to be instructed that working on energized conductors is not to be permitted, unless supervision demonstrates that de-energizing introduces a greater hazard than working on the energized conductors or that de-energizing is - unfeasible due to design or operational limitations

9.2.2.2        All employees shall be trained in awareness of minimum approach distances to energized conductors or objects.

9.2.2.3        If employees must work on or near energized conductors, training will include safe work practices to be used to protect the employee from exposure to the electrical hazards. Only trained, qualified employees are to work on or near exposed, energized electrical conductors or equipment.

9.2.2.4        Training for employees shall include:

9.2.2.4.1         TIC Lockout and Tagout Policy.

9.2.2.4.2         Personal protective equipment and clothing specific to electrical exposure.

9.2.2.4.3         Insulating and shielding equipment and tools.

9.2.2.4.4         Approach limits to overhead lines.

9.2.2.4.5         TIC Assured Grounding Program.

9.2.2.4.6         Safety related work practices, including approach limits to exposed, energized conductors and potential hazards due to missing or damaged equipment grounding conductors.

9.2.2.4.7         How to identify energized equipment from non-energized equipment using indicators such as panel mounted switches, meters and indicating lights as well as position of operating mechanism handles.

9.2.2.4.8         Determination of nominal voltages and the location of their sources.

9.2.2.5        Training for qualified employees shall also include:

9.2.2.5.1         Determination of approach limits.

9.2.2.5.2         Distinguishing exposed energized parts from other parts of electrical equipment.

9.2.2.5.3         Decision making process to determine degree and extent of potential hazard.

4

9.2.2.5.4         Determination of flash protection boundaries.

9.2.2.5.5         Selection of protective apparel and equipment.

9.2.2.5.6         Specific work practices and procedures to be used when working on or near energized equipment.

9.2.2.5.7         Emergency procedures, including methods of release of victim from contact with energized parts, first aid methods and approved methods of resuscitation.

9.2.2.5.8         Demonstrated ability of the employee to perform the above actions.

9.2.2.6        Training is also to be job specific, identifying actual potential exposures on the jobsite and methods of exposure prevention and protection. This training may be accomplished through on-the-job training sessions, such as foreman toolbox safety meetings, or by classroom safety training. Depth of training is to be determined by the significance of the hazard. This training is to be documented on the TIC training documentation form PL-1 5.

9.2.3        Use of Equipment

9.2.3.1        Portable Electric Equipment

9.2.3.1.1         Portable equipment is to be handled in a manner, which does not damage the flexible cords.

9.2.3.1.2         Portable electrical equipment is to be inspected prior to each use.

9.2.3.1.3         If damage to equipment is identified, the equipment is to be removed from service until repaired.

9.2.3.1.4         Attachment plugs and receptacles having grounding conductors are not to be altered or damaged. If altered or damaged, they are to be removed from service.

9.2.3.1.5         Adapters, which interrupt grounding conductor continuity, are not to be used.

9.2.3.2        Electric Power and Lighting Circuitry

9.2.3.2.1         Load rated switches, circuit breakers, and other equipment specifically designed as a means of disconnection are to be used for opening, reversing, or closing circuits under load.

9.2.3.2.2         When a circuit is “tripped” and de-energized, the cause of the circuit tripping is to be determined prior to re-energizing the circuit.

9.2.3.2.3         Overcurrent protection of circuits is not to be modified.

5

9.2.3.3        Test Instruments

9.2.3.3.1         All test equipment and instruments are to be inspected for damage and verified for correct operation prior to use. Defective equipment is to be removed from service.

9.2.3.3.2         Test equipment applied at greater than 600 volts used to verify that a circuit is de-energized shall also be proven functional on a known energized source immediately after testing the circuit and before contacting the “de-energized” circuit.

9.2.3.3.3         Test equipment and instruments are to be rated for the voltage and energy of the circuits and equipment on which they are to be used.

9.2.4        Safeguards for Personal Protection

9.2.4.1        Use of Protective Equipment

9.2.4.1.1         Employees working in areas where there is potential exposure to hazards are to use protective equipment and work practices appropriate to the hazards.

9.2.4.1.2         Protective equipment is to be maintained in a safe, reliable condition and inspected prior to each use. Certain specified insulated and isolating equipment, such as hot gloves and insulating blankets, must be dielectrically tested to industry and regulatory standards. All protective equipment and tools are to be visually inspected before each use.

9.2.4.1.3         Employees working within the restricted approach boundary to energized parts or conductors are to utilize protective equipment and clothing including:

9.2.4.1 .3.1     Fuse handling equipment.

9.2.4.1.3.2      Non-conductive ropes and hand-lines.

9.2.4.1.3.3      Protective shields and barriers.

9.2.4.1.3.4      Voltage rated gloves and protective leathers.

9.2.4.1.3.5      Clothing that will not increase the severity of injury suffered by the worker in the event of a fault. This means clothing that will not ignite and continue to burn under the arc conditions to which it could be exposed. (NFPA 70E Part II, 3-3.9.7.2) Clothing must be rated per ASTM F 1506 for the arc conditions to which it may be exposed.

9.2.4.1.3.6      Insulated tools.

9.2.4.1.3.7      Face protection suitable for the potential exposure.

9.2.4.1.3.8      Face shields used for protection against electric arc and blast hazards must be rated for thermal protection and for UV protection.

6

9.2.4.2        Work Practices and Procedures

Employees working on or near exposed energized conductors or objects shall be trained in and follow documented safe work practices and procedures. Selection of the appropriate safe work practices and procedures is a function of the Energized Equipment Task Plan and permit.

9.2.4.3        Signs, Tags, and Barricades

Employees are to be alerted to electrical hazards by the use of signs and tags. In locations where it is necessary to prevent or limit employee access to work areas, barricades and/or attendants are to be used. Barricades and signs shall be posted at the perimeter of the defined approach limit and at the flash protection boundary.

9.3           ARC FLASH EXPOSURE HAZARD ANALYSIS AND PROTECTION

9.3.1        This section is intended to define means to determine and quantify levels of thermal energy to which employees may be exposed when near energized conductors or equipment. Knowledge of potential energy exposure combined with knowledge of the work practices and procedures for working near energized conductors or equipment allow for selection of appropriate protective clothing and equipment to limit the severity of burns to curable levels.

9.3.2        For each instance of work on or near energized electrical equipment the following shall occur:

9.3.2.1        A Hazard/Risk Analysis (see attached) is conducted and the Flash Protection Boundary and Incident energy exposure is calculated and documented.

9.3.2.2        Tables 3-3.9.1 through 3-3.9.3 of NFPA 70E, Part II may be utilized to define a comparative minimum hazard category and required PPE if the energy levels and clearing times of the apparatus involved are within the parameters defined in the notes to these tables. Extenuating circumstances such as equipment condition, environment or level of confidence may require that a greater level of hazard classification and protection requirements be utilized.

9.3.2.3        Following the Hazard/Risk Analysis, an Energized Equipment Task Plan must be completed by the employees who will perform the work. This task plan is a prerequisite for issue of the Energized Equipment Work Permit.

9.3.2.4        Based upon incident energy exposure and table 3-3.3.9.1, or table 3-3.3.9.2 and table 3-3.3.9.3, select appropriate protective clothing and equipment to allow maximum skin exposure of 1.2 cal/cm2.

9.3.2.5        The appropriate safe work practices and procedures are selected and reviewed by all involved persons.

9.3.2.6        Exceptions

9.3.2.6.1         A Hazard/Risk Analysis is not required to be redone for each instance at a given location if no parameters have been changed for exposure distance, time or available fault current.

7

9.3.2.6.2         An Arc Hazard/Risk Analysis may not be required for exposures to equipment or circuits known to be in good condition, and, rated 240VAC or below and with available fault current of less than 10,000 amperes. The requirement for the task plan, appropriate PPE and appropriate safe work practices and procedures remains.

9.3.2.6.3         A Hazard/Risk Analysis is not required for exposure to potentials less than 50 volts except for work on large capacity storage batteries where there is stored energy capacity sufficient to cause burn or other injury.

9.4           ARC BLAST PROTECTION

9.4.1        This section is intended to require evaluation and awareness of blast forces that may be created by electrical faults. The blast force is a logarithmic relationship between power expended with the arc and the distance from the arc center.

9.4.2        Calculated arc pressure values may be approximated in various conditions by use of the Arc Distance vs. Pressure table. Pressure waves from blast forces may destroy enclosures or electrical rooms. The concussive force of the blast may rupture eardrums and persons or objects may be violently thrown about or into solid objects.

9.4.2.1        Protective Measures

9.4.2.1.1         Ear protection is required as part of all arc blast protection measures. The protection must be worn at all times within the permitted work boundaries.

9.4.2.1.2         In some environments such as manholes or vaults, arc blankets may be rigged to deflect blast forces away from workers.

9.4.2.1.3         The task plan must take into account personnel protection against falling, as from ladders or scaffolding, as well as the effects of the worker being propelled away from the blast and into other workers or fixed objects.

9.5           ASSURED GROUNDING

9.5.1        Each project will designate one competent person as well as qualified individuals to implement the assured grounding program.

9.5.2        The competent person will be capable of identifying predictable and existing hazards on the project that are hazardous and/or dangerous to employees and will be authorized to take prompt corrective action.

9.5.3        It is recognized that ground fault circuit interrupters (GFCI) are used in the majority of circumstances on TIC projects. This use of GFCI’s is encouraged.

9.5.4        However, compliance with the assured grounding program is required even when ground fault circuit interrupters (GFCI) are utilized. This is for the following reasons:

8

9.5.4.1        GFCI’s can and do fail.

9.5.4.2        There is a requirement to inspect tools and cords before each use and the assured grounding program has proven to be effective in communicating and enforcing that requirement

9.5.5        Qualification of Personnel

9.5.5.1        All employees whose duties may involve use of extension cords or portable electrical tools and lighting shall be instructed in the visual inspection of cords and tools. They shall also be instructed in how to test a GFCI before use.

9.5.5.2        Employees who will test or repair portable cords and equipment shall be trained in, and demonstrate the ability to do the following:

9.5.5.2.1         Visual inspection of tools and cords as described in 9.5.6 of this procedure;

9.5.5.2.2         Use of applicable test equipment;

9.5.5.2.3         Proper assembly of cord caps and receptacles;

9.5.5.2.4         Understanding of electrical safety regarding shock protection, proper grounding methods and maintaining circuit polarity; and

9.5.5.2.5         The methods of testing portable electrical tools, cords, receptacles and GFCI’s as described in 9.5.7 of this procedure.

9.5.6        Visual Inspection

9.5.6.1        All flexible cords (i.e., extension cords, power tool cords, etc.) are to be visually inspected daily by the user. The inspection shall consist of, but not be limited to, checking for the following:

9.5.6.1.1         Missing ground prong on cord plug;

9.5.6.1.2         Damaged insulation or cord jacket;

9.5.6.1.3         Indication of possible internal damage (i.e., stretching or kinking);

9.5.6.1.4         Damaged plugs;

9.5.6.1.5         Broken, cracked or burned receptacles; and

9.5.6.1.6         Missing or deficient strain relief.

9.5.6.2        Cords or tools with known or suspected damage shall be immediately secured to prevent their use. Following this they are to be red-tagged to identify the problem and returned to the tool room for repair.

9.5.7        Testing and Repair

9.5.7.1        Equipment connected by cord and plug that are not part of the permanent wiring of a building or structure shall be tested to assure proper grounding. These tests shall be conducted as follows:

9

9.5.7.1.1         All equipment grounding conductors in receptacles, extension cords and tools shall be tested to assure electrical continuity.

9.5.7.1.2         Receptacles, including those on power distribution boards, shall be tested for correct attachment of equipment grounding conductor and for correct polarity.

9.5.7.2        Procedure

9.5.7.2.1         Plug a 3-prong circuit tester into receptacle and note the indications for:

9.5.7.2.1.1      Proper connection of equipment grounding conductor;

9.5.7.2.1.2      Correct polarity; and

9.5.7.2.1.3      Fault condition in any wire.

Note: Many circuit testers will also verify that a GFCI operates within required ranges.

9.5.7.2.2         Extension cords will also be tested for correct polarity and continuity of equipment grounding conductor.

9.5.7.2.3         Extension cords shall be plugged into a receptacle that has passed previous test. The circuit tester may then be used to test the extension cords.

9.5.7.2.4         Power tools and their cords will also be tested for:

9.5.7.2.4.1      Continuity of equipment grounding conductor;

9.5.7.2.4.2      Leakage to ground of switch or motor; and

9.5.7.2.4.3      Correct polarity.

9.5.7.3        Testing Procedure

9.5.7.3.1         Three tests should be made using an ohmmeter.

9.5.7.3.1.1      Grounding conductor continuity. Place the ohmmeter selector switch on the lowest scale. Place one test lead on the grounding pin of the de-energized tool cord cap. Place the other ohmmeter lead in contact with the unpainted surface of the metal case. Readings of 1 ohm or less are acceptable. Tools with inadequate grounding circuit continuity should be tagged out and taken out of service.

Note: This test is not required on double insulated tools having the manufacturers original two-prong cord.

9.5.7.3.1.2      Leakage Test. With ohmmeter on the highest resistance range test for continuity between the grounded case of the tool and each conductor blade on the plug. Observe continuity with tool

10

switch first disengaged and then engaged. The reading should show an open circuit in both instances for each load carrying blade. When a grounding blade is tested the reading must remain at less than 1 ohm regardless of tool switch position.

9.5.7.3.1.3              Polarity Verification. This test is only required when a tool cord has been replaced or an extension cord assembly has been manufactured or repaired.

9.5.7.3.1.3.1          For replacing a power cord to a tool; ensure that color-coding at connections within tool is maintained. The black lead should be connected to the narrow-bladed pin on the plug, the white lead to the wide-bladed pin, and the green or bare lead to the grounding pin.

9.5.7.3.1.3.2          For an extension cord or when replacing a cord cap follow required color coding of Black is the ungrounded conductor, White is the grounded conductor, (neutral), and Green is the grounding conductor.

9.5.7.3.1.3.3          Completed cord assemblies are to be tested as described in this procedure.

9.5.7.3.2                 Inspection records should note numbers of items taken out of service, and disposition, i.e. Repaired or Removed from service. -

9.5.7.3.3                  Note: There are also tool test sets such as utilized in TIC Steamboat Springs shop that are designed to perform these tests at voltage and current levels that will stress both the insulation resistance of the conductors and tool and also prove the current carrying CAPACITY of the grounding conductor.

9.5.8        Test Verification

9.5.8.1             Tests shall be documented by means of color coding and logged in the inspection log. A colored band shall be applied to each item satisfactorily tested. The band may be a colored ty-wrap, colored electrical tape or other equally effective material. The following color-coding system will verify that all testing is current.

9.5.8.1.1  On all properties other than coal mines, the color-coding schedule is:

January thru March	Orange
April thru June	Green
July thru September	Yellow
October thru December	Brown

9.5.8.1.2  On coal properties, color-coding is monthly:

January-	Orange
February-	Blue
March-	White
April-	Green
May-	Orange
June-	Blue
July-	Yellow
August-	Purple
September-	Red
October-	Brown
November-	White
December-	Green

11

9.5.9        Completion

9.5.9.1             Test will be completed by the fifth (5th) day of each month for coal properties and by the fifth (5th) day of the first month in the quarter (January, April, July and October) for all other properties.

9.6           TEMPORARY LIGHTING AND WIRING

This TIC policy will provide the jobsite with information to ensure compliance with OSHA standards for temporary wiring installation and to reduce hazard exposure for TIC employees. MSHA standards are far more restrictive due to the special circumstances encountered in mining operations. For assistance in meeting MSHA standards, contact the TIC Corporate Safety Director.

9.6.1       Temporary Lighting and Wiring Methods (29CFR 1926.405)

The provisions of this paragraph do not apply to conductors which form an integral part of equipment such as motors, controllers, motor control centers and like equipment.

9.6.1.1        Electrical continuity of metal raceways and enclosures.

9.6.1.2        Metal raceways, cable armor and other metal enclosures for conductors shall be metallically joined together into a continuous electric enclosure and shall be so connected to all boxes, fittings and cabinets as to provide effective electrical continuity.

9.6.1.3        Wiring in ducts

9.6.1.4        No wiring system of any type shall be installed in ducts used to transport dust, loose stock or flammable vapors. No working system of any type shall be installed in any duct used for vapor removal or in any shaft containing only such ducts.

9.6.1.5        The feeder shall originate in a distribution center. The conductors shall be run as multi-conductor cord or cable assemblies or within raceways.

9.6.1.6        Branch circuits shall originate in a power outlet or panel board. Conductors shall be run as multi-conductor cord or cable assemblies or shall be run in raceways. All conductors shall be protected by over current devices at the ampacity of the conductor. No branch-circuit conductors shall be laid on the floor. Each branch circuit that supplies receptacles or fixed equipment shall contain a separate equipment grounding conductor.

9.6.1.7        Receptacles shall be of the grounding type. Each branch circuit shall contain a separate equipment-grounding conductor and all receptacles shall be electrically connected to the grounding conductor. Temporary lighting receptacles are to be used for temporary lighting only.

9.6.1.8        Disconnecting switches shall be installed to permit the disconnection of all ungrounded conductors of each temporary circuit.

9.6.1.9        All lamps for general illumination shall be protected from accidental contact or breakage. Metal-case sockets are to be grounded.

9.6.1.10      Temporary lights shall not be suspended by their electrical cords unless cords and lights are listed for this means of suspension.

12

9.6.1.11      Portable electric lighting used in wet and/or other conductive locations, for example, drums, tank and vessels, shall be operated at 12 volts or less. However, 120-volt lights may be used if protected by a ground fault circuit interrupter.

9.6.1.12      A junction box shall be used wherever a change is made to a raceway system or a cable system that is metal clad or metal sheathed

9.6.1.13      Flexible cords and cables shall be protected from damage. Sharp corners and projections shall be avoided. Flexible cords and cables may pass through doorways or other pinch points if protection is provided to avoid damage.

9.6.1.14      Extension cord sets used with portable electric tools and appliances shall be of three-wire type and shall be designed for hard or extra hard usage. Flexible cords used with temporary and portable lights shall be designed for hard or extra hard usage.

Note: The National Electrical Code, ANSI/NFPA 70, in Article 400, Table 400.4, lists various types of flexible cords, some of which are noted as being designed for hard or extra hard usage.

9.7           EXTERNAL GROUNDING OF PORTABLE AND VEHICLE MOUNTED GENERATORS AND WELDERS

(Refer to the National Electrical Code — NEC, Article 250)

9.7.1        Portable Generators. The frame of a portable generator shall not be required to be grounded and shall be permitted to serve as the grounding electrode for a system supplied by the generator under the following conditions:

9.7.1.1        The generator supplies only equipment mounted on the generator or cord-and-plug-connected equipment through receptacles mounted on the generator, or both, and;

9.7.1.2        The non-current-carrying metal parts of equipment and the equipment grounding conductor terminals of the receptacles are bonded to the generator frame.

9.7.2        Vehicle-Mounted Generators. The frame of a vehicle shall be permitted to serve as the grounding electrode for a system supplied by a generator located on the vehicle under the following conditions:

9.7.2.1        The frame of the generator is bonded to the vehicle frame;

9.7.2.2        The generator supplies only equipment located on the vehicle, or cord-and-plug-connected equipment through receptacles mounted on the vehicle, or both equipment located on the vehicle and cord-and-plug connected equipment through receptacles mounted on the vehicle or on the generator;

9.7.2.3        The non-current-carrying metal parts of equipment and the equipment grounding conductor terminals of the receptacles are bonded to the generator frame; and

9.7.2.4        The system complies with all other provisions of Article 250.

9.7.3        Both MSHA and OSHA recognize the NEC regarding the earth grounding of portable and vehicle mounted generators, including motor/generator welders. All TIC projects, both OSHA and MSHA, are to comply with the National Electrical Code, Article 250 requirements. This does

13

not require external grounding under most conditions. Refer to the National Electrical Code, Article 250 for further information.

9.8           DEFINITIONS

9.8.1        Arc Thermal Protective Value (ATPV)

Arc Thermal Protective Value of Flame Resistant Clothing. This is a rating specific to intense arc exposure that defines the protective value of clothing listed under ASTM F1 506. Clothing utilized for arc protection must be rated according to ASTM F1 506.

The numerical rating is given in calories per centimeter squared. (Cal / cm2) The number indicates the energy the clothing may be exposed to while limiting the severity of most burns underneath the protective clothing to no more than first degree.

9.8.2        Approach Boundaries

Cover minimum distances to live parts for shock protection for the employee. These distances are found in NFPA 70E Table 2-1.3.4 and, as enforced by TIC, in Appendix 1 of this document.

9.8.3        Limited Approach Boundary

The distance beyond which only employees qualified for the task may approach energized parts or conductors with a potential of 50 Volts or more. The minimum limited approach distance recognized by TIC is 6 feet for all voltages 50 Volts or greater. Non-qualified persons may not cross the limited approach boundary unless escorted by a qualified person.

9.8.4        Restricted Approach Boundary

The distance at which the Qualified Person and any conductive object in his possession must be insulated or guarded from energized parts or conductors. This requires insulated tools and voltage rated gloves. Other shock protection techniques such as use of insulating sleeves or hotsticks may also be required.

9.8.5        Prohibited Approach Boundary

The distance which, when crossed by a body part or object, requires the same protection as if direct contact is made with the energized part. Any work involving contact with exposed live parts is classified as work within the prohibited approach boundary.

9.8.6        Exposed

Parts are not suitably guarded, insulated or isolated so as to prevent inadvertent touch or unsafe approach distance.

9.8.7        Flash Protection Boundary

The distance from an electrical arc at which an unprotected person should not experience burns of greater severity than first degree. The exact distance is calculated during the risk / hazard analysis but in no case may be less than the limited approach boundary or 6 feet per Appendix 1 of this document. A hazard analysis is required to establish the exact distance necessary for large capacity systems or where the arc energy may be funneled as in indoor areas or within enclosures.

14

9.8.8        High Energy Circuit

An electrical circuit or apparatus containing sufficient energy to cause non-curable burns beyond the boundaries of apparel or equipment used for protection against electrical shock. Examples would be:

9.8.8.1        A circuit with a maximum available short-circuits current of more than 10,000 amperes and operating at more than 240 volts.

9.8.8.2        A three phase circuit operating at no more than 600 V and having a source capacity, i.e. transformer, greater than 60 kVA.

9.8.8.3        A circuit of any capacity energized or operating at more than 600 volts.

9.8.9        Task Categories

9.8.9.1        Observation

No contact with exposed energized parts or penetration of the restricted approach boundary by any tool, body part or conductive object.

9.8.9.2        Test and Measurement

Involves penetration of the restricted approach boundary with test equipment and possibly hands. Testing for voltage may also require that the prohibited approach boundary be penetrated by test equipment.

9.8.9.3        Diagnosis and Repair

There is direct contact of tools or equipment with energized parts and work is done within the prohibited boundary. This category includes wiring modifications under energized conditions and both placement and removal of jumpers.

9.8.9.4        Installation and Maintenance

This includes activities within the restricted approach boundary where there is no closer contact is intended but there is the potential to disturb electrical fields by activities such as cleaning or insertion / removal of shields, covers or barriers near energized parts. Also includes the pulling, training or terminating of conductors within a workspace containing exposed energized parts where all work is outside of the prohibited approach boundary.

9.8.10      Qualified Person

A person familiar with the construction and operation of the equipment and the hazards involved. Specifically for TIC a qualified person is one who has:

9.8.10.1      Been trained in, and demonstrated capability to perform the functions described in this procedure;

9.8.10.2      Is considered qualified by supervision;

9.8.10.3      Considers themselves to be qualified; and

9.8.10.4      Is signed on to the specific Energized Equipment Work Permit for the task at hand.

15

9.8.11      Non-Qualified Person

A person who, whether otherwise qualified or not, is not signed on to the specific Energized Equipment Work Permit for the task at hand.

9.9           APPENDIX

A.    Assured Equipment Grounding Checklist

B.    Energized Equipment Work Permit

C.    Approach Distances

D.    Arc Distance vs. Pressure

E.     Electrical Work Procedures - Purpose and Development

16

APPENDIX A
ASSURED EQUIPMENT GROUNDING CHECKLIST

Equipment Tested	Qty. Tested	Date	Inspector’s Initials	Double Insulated Test (y/n)	Ground Continuity Test (y/n)	Monthly Cost Only (y/n)	Quarterly (y/n)
VAC system
Hammer drills
Worm drive saws
1/2” drill motors
Sawzalls
4 1/2” grinders
7” /9” grinders
Die grinders
Portabands
Screw guns
Chop saws
Bench grinders
Heat shrink gun
Spider box
Drill press
Extension cords
3 way splitters
Receptacles

Testing equipment:

•                                          Voltmeter — use on power tools — set on OHM scale.

•                                          E-Z check receptacle circuit tester — use to check extension cords (tests for open ground, reverse polarity, open, hot and neutral, reverse ground and hot) For further information on how to perform an assured grounding test, contact Corporate Safety or the Tool Manager in the home office.

The month for testing and the color-code for quarterly tests are as follows:

January thru March -	Orange	April thru June -	Green
July Thru September -	Yellow	October thru December -	Brown

The following are the monthly color codes:

January -	Orange
February -	Blue
March -	White
April -	Green
May -	Orange
June -	Blue
July -	Yellow
August -	Purple
September -	Red
October -	Brown
November -	White
December -	Green

Tests will be completed by the fifth day of each month for coal properties and by the fifth day of the first month in the quarter for all other properties. Refer to the Corporate Safety Manual for further information.

Color Code:	Quarter/Month:

Supervisors Signature:	Date:

17

APPENDIX B
ENERGIZED EQUIPMENT WORK PERMIT

18

APPENDIX C
APPROACH DISTANCES

Distance from energized part to employee

	Limited Approach Boundary			Restricted Approach Boundary
System Voltage Range, Phase to Phase	Cranes and Mobile Equipment	Exposed Movable Conductor	Exposed Fixed Part	Includes Inadvertent Movement Adder	Prohibited Approach Boundary
0 to 50		Not Specified	Not Specified	Not Specified	Not Specified
51 to 300		10 ft 0 in.	6 ft 0 in.	Avoid Contact	Avoid Contact
301 to 750		10 ft 0 in.	6 ft 0 in.	1 ft 0 in.	0 ft 1 in.
Below 50 kV	10 ft.
751 to 15 kV		10 ft 0 in.	6 ft 0 in.	2 ft 2 in.	0 ft 7 in.
15.1 kV to 36 kV		10 ft 0 in.	6 ft 0 in.	2 ft 7 in.	0 ft 10 in.
36.1 kV to 46 kV		10 ft 0 in.	8 ft 0 in.	2 ft 9 in.	1 ft 5 in.
50 kV to 115kV	12ft.
46.1 kV to 72.5 kV		10 ft 0 in.	8 ft 0 in.	3 ft 3 in.	2 ft 1 in.
72.6 kV to 121 kV		10 ft 8 in.	8 ft 0 in.	3 ft 2 in.	2 ft 8 in.
138 kV to 145 kV		11 ft0 in.	10 ft0 in.	3 ft 7 in.	3 ft 1 in.
115.1 kV to 230 kV	16 ft.
161 kV to 169 kV		11 ft8 in.	11 ft8 in.	4 ft 0 in.	3 ft 6 in.
230 kV to 242 kV		13 ft0 in.	13 ft0 in.	5 ft 3 in.	4 ft 9 in.
345 kV to 362 kV		15 ft4 in.	15 ft4 in.	8 ft 6 in.	8 ft 0 in.
230.1 kV to 500 kV	25 ft.
500 kV to 550 kV		19 ft0 in.	19 ft0 in.	11 ft3 in.	10 ft9 in.
765 kV to 800 kV		23 ft9 in.	23 ft9 in.	14 ft11in.	14 ft5 in.

This table is based on NFPA 70E Table 130.2(C), which is modified here to incorporate TIC minimum approach distance of 6 feet and TIC rules for mobile equipment.

Absolute limit of approach distances for cranes and mobile equipment is from TIC Safety Management Program Section III, mobile equipment.

For elevations greater than 3,000 feet add 3 % per each 1,000 feet additional to the above distances.

Note: Where an arc hazard exists the flash protection boundary shall be set at the distance of the limited approach boundary, OR the at the distance calculated in the Risk / Hazard Analysis, whichever is greater.

19

APPENDIX D
ARC DISTANCE VS PRESSURE

20

APPENDIX E
ELECTRICAL WORK PROCEDURES — PURPOSE AND DEVELOPMENT

E.9.1       PURPOSE

E.9.1.1            Electrical work procedures are to be developed and utilized within TIC to ensure that work involving exposure to hazardous levels of electrical energy is performed in a safe and effective manner and in compliance with the requirements of the following:

E.9.1.1.1         TIC Corporate Safety Program/Safe Work Practice/ Electrical Safety.

E.9.1.1.2         NFPA 70E Standard for Electrical Safety Requirements for Employee Workplaces, Current Edition.

E.9.1.1.3         Occupational Safety and Health Administration 29 CFR 1910, Subpart S, “Electrical Standards”, 1910.331 - 335.

E.9.1.1.4         Occupational Safety and Health Administration 29 CFR 1910, Subpart R, “Special Industries”, 1910.269.

E.9.1.2           The goal of safe and effective performance is furthered by identifying the anticipated hazards to be encountered when performing a given task and then specifying the methods, equipment and protective techniques to be utilized in performing the work.

E.9.1.3           Additional benefits are expected to include:

E.9.1.3.1         The better definition of activities for the Energized Equipment Work Permit.

E.9.1.3.2         Consistent standards throughout TIC.

E.9.1.3.3         Standards for task training, task briefings and safety task planning.

E.9.1.3.4         Continuous improvement and enhancements.

E.9.1.3.5         Efficiency in performance of the work and in the permitting and task planning processes.

E.9.2       REQUIRED ELEMENTS

E.9.2.1             Each procedure must include the following elements:

E.9.2.1.1         Purpose. A statement identifying the task to be performed and the anticipated result.

E.9.2.1.2         Scope. A description that precisely identifies the range of conditions for which the procedure is applicable. Conditions include voltage levels, available fault current and other factors affecting the degree of hazard.

E.9.2.1.3         Hazard Identification. Identifies the hazards recognized during development of the procedure. These are intended to include non-electrical hazards as well as those of shock, arc and/or blast. **

21

E.9.2.1.4         Hazard Classification. Describes the relative degree of risk in performing the task. This may come from Table 3-3.9.1 of NFPA 70E or be the result of a risk / hazard analysis. **

E.9.2.1.5         Limits of Approach. Defines the minimum distances for the limited, restricted and prohibited approach boundaries. The flash protection boundary is also identified in this section.

E.9.2.1.6         Safe Work Practices. Describes practices to be utilized to perform the work safely. Following these practices is a required part of the work procedure and of the TIC Safety Program.

E.9.2.1.7         Personnel Protective Clothing and Equipment. Lists the minimum requirements for clothing and protective equipment to be used by personnel performing the tasks described in the procedure. This listing is to include required ratings of the equipment and clothing.

E.9.2.1.8         Test Equipment and Tools. Listing of all tools and test equipment normally required for performing the procedure.

E.9.2.1.9         Reference Data. Listing of reference data used in development of the procedure. It will include manufacturers’ operation and maintenance manuals as well as applicable single line diagrams and other electrical drawings.

E.9.2.1.10       Procedure Steps. Listing of steps in sufficient detail to allow qualified persons to perform the specific tasks in the manner intended by the procedure.

E.9.2.1.11       Sketches. Sketches where necessary to illustrate a specific task, hazard or boundary.

** Note: The environmental conditions (such as weather) and specific site conditions (such as noise levels) are additional factors that must be considered and dealt with during the task briefings.

E.9.3       PROCEDURE IDENTIFICATION

E.9.3.1             All work procedures developed for electrical safety purposes will have procedure names beginning EWP-.

E.9.3.2             The next character indicates the Type of Task the procedure is intended to cover. These types are discussed on Page 71 of the TIC Electrical Safety Program and are repeated below. (For example, EWP-O means Electrical Work Procedure — Observation.)

E.9.3.2.1         Observation: No contact with exposed energized parts or penetration of the restricted approach boundary by any tool, body part or conductive object.

E.9.3.2.2         Test and Measurement: Involves penetration of the restricted approach boundary with test equipment and possibly hands. Testing for voltage may also require that the prohibited approach boundary be penetrated by test equipment.

E.9.3.2.3         Diagnosis and Repair: Direct contact of tools or equipment with energized parts and work is done within the prohibited boundary. This category includes wiring modifications under energized conditions and both placement and removal of jumpers.

22

E.9.3.2.4         Installation and Maintenance: This includes activities within the restricted approach boundary where there is no closer contact intended, but there is the potential to disturb electrical fields by activities such as cleaning or insertion / removal of shields, covers or barriers near energized parts. Also includes the pulling, training or terminating of conductors within a workspace containing exposed energized parts where all work is outside of the prohibited approach boundary.

E.9.3.3             The next character is numeric and determined simply by the sequence in which these procedures are issued. (For example, EWP-T-3 means the third Test and Measurement Procedure.)

E.9.3.4             When a procedure is applicable to systems with different energy levels and therefore different hazard classification and protection requirements, a version of the procedure specific to each hazard level will be designated. An alpha character following the number will note that the procedure is for a particular hazard level. In this case the procedure title shall also spell out the applicable scope. (For example, EWP-D1 -B-Insertion of circuit breaker into energized bus of panel rated at more than 600v.).

E.9.4       STANDARD REFERENCES

E.9.4.1             References to be utilized in the site specific procedure for each instance include the following:

E.9.4.1 .1        Manufacturers literature, especially certified drawings and manuals;

E.9.4.1 .2        Facility Single line Electrical diagrams and wiring diagrams;

E.9.4.1.3         TIC Corporate Safety Program; and

E.9.4.1 .4        NFPA 70E.

E.9.5       DEVELOPMENT PROCESS

E.9.5.1             Electrical Work Procedures are developed as a collaborative effort. The steps are:

E.9.5.1 .1         Definition of task and scope.

E.9.5.1.2         Listing of steps to perform the task.

E.9.5.1.3         Job Safety Analysis for such steps.

E.9.5.1.4         Determinations of:

E.9.5.1.4.1          Hazard Classification or Incident Energy Exposure;

E.9.5.1.4.2          Approach and Flash Protection Boundaries;

E.9.5.1.4.3          Required Qualifications of Persons performing the work;

E.9.5.1.4.4          Review procedure steps to minimize potential exposure; and

23

E.9.5.1.4.5          Requirements for tools, protective apparel and protective equipment.

E.9.5.1.5             Define safe work practices to be utilized in the work.

E.9.5.1.6             Define workmanship standards to be met in performing the work.

E.9.5.1.7             Convert JSA document into the narrative procedure format.

E.9.5.1.8             Review and modify as appropriate.

E.9.5.1.9             Begin the approval process.

E.9.6       APPROVAL AUTHORITY

E.9.6.1             Formal authority for approval of these procedures is jointly held by the TIC Corporate Safety Director and The Electrical Vice-President of TIC.

E.9.6.2             Recommendation for approval of procedures rests with a committee selected by the Electrical Vice-President.

E.9.7       MODIFICATION AND REVISION CONTROL

E.9.7.1             These procedures are intended to be modified to reflect specific conditions and equipment utilized at each job-site. The committee involved in procedure development and approval may be used a resource in adapting to specific conditions.

E.9.7.2             Job specific modifications must be approved by the site safety manager and a “Competent Electrical Person” for the site.

E.9.7.3             The procedures maintained by TIC Electrical are issued as new procedures or revisions to existing procedures.

E.9.7.4             Formal revisions will be issued for the following reasons:

E.9.7.4.1             To correct errors or deficiencies;

E.9.7.4.2             Changes in TIC or Regulatory Body requirements; and

E.9.7.4.3             Acceptance of better methods to perform the work.

E.9.7.5             A log of procedures and revision history will be maintained by TIC Electrical.

E.9.8       ACCESSIBILITY

E.9.8.1        The Electrical Work Procedures, procedure log and library of safe work practices shall be maintained on the TIC Intranet by TIC Electrical.

E.9.8.2        It is the responsibility of job-sites to select and retrieve those procedures that may be utilized on the project.

24

Lockout and Tagout Procedure
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	01/2001
PROGRAM

10.0 LOCKOUT AND TAGOUT PROCEDURE

PROCEDURE TABLE OF CONTENTS

10.1	PURPOSE	2
10.2	SCOPE	2
10.3	REQUIREMENTS	2
10.4	PROCEDURE	2
10.5	TAGOUT SYSTEMS	3
10.6	LOCK AND TAG LOG	4
10.7	APPENDIX	4

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

10.1         PURPOSE

To establish a company-wide procedure for lockout/tagout of electrical, hydraulic and pneumatic energy.

10.2         SCOPE

Before work may be performed on equipment and/or circuits which could cause bodily injury by contact with electrically energized parts, by accidental startup of machinery, by release of fluid pressure (air, steam, hydraulic, etc.) or by contact with acids, corrosives, flammables or other hazardous materials, electrical circuits shall be de-energized, valves shall be closed, pressures shall be bled off, and hazardous materials shall be drained from lines and/or vessels when necessary.

10.3         REQUIREMENTS

10.3.1               Controls that are to be deactivated during the course of work on equipment or circuits shall be tagged and locked when deemed necessary and recorded in lockout/tagout log.

10.3.2               Tags shall be placed and labeled to identify plainly the equipment or circuits being worked on. Information shall include name, date, time and employee responsible for placement.

10.3.3               Each employee shall have his or her own tag and lock.

10.4         PROCEDURE

10.4.1               After determining that all equipment, circuits and systems have been rendered safe for work, appropriate tags and locks shall be placed on associated electrical disconnects, valves and wherever else required to prevent the accidental start-up of the equipment, circuits or systems being worked on.

10.4.2               The following jobsite tagging and lockout procedure is to be followed. In some instances, particular requirements will dictate variances from this procedure. However, any change or variance must be viewed with caution and possible contingencies accounted for at all times.

10.4.2.1                         Identify Equipment. Determine which equipment is involved with work to be performed.

10.4.2.2                         Determine Availability. The site manager, with client representatives, will make available systems and equipment and ensure that normal operation of associated equipment will not interfere with or cause activation of systems or equipment to be worked on.

10.4.2.3                         De-energize Equipment and Tagout. Place all electrical disconnects in the off position and/or close all valves to equipment or systems to be worked on. Place appropriate tags on all switches and/or valves, and wherever necessary to avoid accidental startup or energizing.

10.4.2.4                         Lockout Equipment. After de-energizing and/or closing of valves, the individual(s) who will accomplish the work will place a lockout mechanism on the equipment in such a way as to prevent operation or access to energizing switches or valves and record their names and lock numbers in the lockout/tagout log.

2

10.4.2.5                         Check for Safety. The supervisor in charge of the work will physically inspect the equipment or systems prior to the actual work taking place. The supervisor will also make certain that all switches and/or valves are physically inoperative, that all fluid pressures are bled off, that all stored electrical charges (static, capacitance, etc.) are discharged, and if necessary, all hazardous materials are drained and removed from the immediate work area.

10.4.2.6                         Placing of Lockout Mechanisms. If more than one employee is required to work on a system, each employee must place a separate lock and tag on the equipment before commencing work.

10.4.2.7                         Removal of Lockout Mechanisms. After each portion of the work is completed, the individual who placed the lockout mechanism on the equipment will be responsible for its immediate removal. If more than one work operation is being performed on a piece of equipment or system, it will be necessary for each individual to remove his/her lockout mechanism immediately after the work task has ended. The last individual to remove their lockout mechanism must notify the supervisor in charge that all work has ended. It will then be the responsibility of that supervisor to ensure that all work has ended prior to release of the equipment and/or system for normal operation. Removal of each lock and tag will also be recorded in the log.

10.4.3                        All employees working on systems/equipment that is to be locked out is to receive his/her own lock and key. The individual who places a lockout mechanism on an electrical disconnect or valve is the only one permitted to remove it. However, if an individual forgets to remove the lockout mechanism, all attempts must be made by the appropriate supervisor to contact the individual to arrange for lockout mechanism removal. If the individual is unavailable, only then after physical inspection by site manager or authorized supervisor has determined that all work has been completed and the safety of equipment and/or system is ensured, can a lockout mechanism be removed.

10.4.4                        Unauthorized removal of tags and lockout mechanisms is not permitted. Infraction of this rule will result in severe disciplinary action up to and including termination.

10.4.5                        When working on equipment which utilizes a plug-in device for power, appropriate action shall be taken to ensure that no one can energize the equipment until the work has been completed.

10.4.6                        OSHA 1910.269 allows power distribution systems and power generating facilities to use a tagout and training system instead of a lockout requirement. While in compliance with OSHA, this procedure is not in compliance with TIC safety requirements. Contact the TIC Safety Department if you are instructed not to lockout any energized systems on your project. There are alternative methods, which may be used to ensure the safety of TIC workers.

10.5      TAGOUT SYSTEMS

10.5.1                        Special waterproof, sealed tags are available through the TIC supply department.

10.5.2                        Construction Red Tags

The red danger lockout tag signifies that a device is not to be operated or energized by anyone. The red tag is placed on equipment that, if operated, can result in the injury of personnel or damage to plant equipment. The tag implies that the equipment shall remain in the non-operative position. In the case where the non-operative position is not readily apparent, it will be stated on the back of the tag. This tag will be placed and removed by

3

the person doing the work. The tag will be logged with date and time, and signed by the authorized person in the lockout and tag log. The red danger lockout tag is always to be used with a lock.

10.5.3                        Some TIC projects are contractually obligated to use a client Lockout/Tagout procedure. TIC supervisory personnel are to coordinate the use of all Lockout/Tagout procedures with the client representative.

10.6      LOCK AND TAG LOG

10.6.1                        The lockout and tagout log will indicate the tagged equipment, the number of the lock and the tag, the location of tags, the person who attached the tag and lock, the date and time of placement and removal.

10.6.2                        The log will be maintained and updated daily.

10.7      APPENDIX

A. Lock and Tag Log

4

APPENDIX A
LOCK AND TAG LOG

Project Name:	Project #:

Lockout/Tagout Supervisor:

Location Lock/Tag	Tag/ Lock #	Equip. Locked/Tag	Date Lock Placed	Time	Date Lock Removed	Time	Signature of person placing lock/tag	Signature of person removing lock/tag

5

Tool Safety
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	11/2000
PROGRAM

11.0 TOOL SAFETY

PROCEDURE TABLE OF CONTENTS

11.1	PURPOSE	2
11.2	GENERAL	2
11.3	HAND TOOLS	2
11.4	PORTABLE POWER TOOLS	2
11.5	STATIONARY SHOP POWER TOOLS	3
11.6	POWDER ACTUATED TOOLS	4

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

11.1         PURPOSE

This policy covers the basic practices to be followed when using hand tools and portable power tools at TIC jobsites.

11.2        GENERAL

11.2.1      Tools and equipment must be in good condition and well maintained.

11.2.2      Only qualified, trained persons may use tools and equipment.

11.2.3      Tools, guards, and protective devices must not be altered.

11.2.4      Tools are only to be used for their designed purpose.

11.2.5      If a tool becomes defective in any way, tag out the tool with a DANGER - DO NOT USE tag.

11.2.6      All personal tools as well as company tools are subject to inspection at anytime. Personal tools shall conform to the same safety requirements as company-owned tools.

11.3         HAND TOOLS

11.3.1      General

11.3.1.1        Impact tools may mushroom. The heads of impact tools are to be regularly dressed to avoid flying shrapnel.

11.3.1.2        Employees are to be instructed in the safe use of impact tools, and how to use tool holders.

11.3.1.3        Cheater bars and tool extenders are not to be used to increase tool capacity.

11.3.2      Grinders

11.3.2.1        Grinding wheels are to have a center hole appropriate for the arbor of the grinder.

11.3.2.2        The rpm rating of the grinding wheel is to be greater than that of the grinder. 11.3.2.3 Grinding wheels are to be mounted with blotters and flanges.

11.3.2.4        Pedestal grinders are to have the tool rest adjusted with no more than an 1/8” gap between the grinding wheel and the tool rest.

11.4         PORTABLE POWER TOOLS

11.4.1      Some jobs require special use permits.

11.4.1.1        Major Hazards

11.4.1.1.1      All power tools are to be inspected according to the TIC assured grounding program.

2

11.4.1.1.2      Constant-on, “deadman,” or trigger locking switches are not allowed and must be removed.

11.4.1.1.3      Employees are to wear proper eye protection when working with, on, or around power tools. Safety glasses with side shields may be adequate, or in some cases a full face shield may be required.

11.4.1.1.4      Defective and damaged tools are to be tagged and returned to the warehouse for repair.

11.4.1.1.5      All power sources must be shut off before making tool adjustments. With air tools, be sure to “bleed down” the air before disconnecting.

11.4.1.1.6      Consumable parts, such as grinding wheels and drill bits, are to meet specifications for the power tool, rpm, and wheel diameter.

11.4.2      Guarding

Approved guards or shields must be installed on all power tools before use. Do not use power tools if their guards are not in place. Never bypass, modify or remove guards.

11.5         STATIONARY SHOP POWER TOOLS

These types of machines, including table saws, pipe cutoff machines, joiner/planers, etc., and are to be operated by trained operators.

11.5.1      Adjustments, Servicing, and Repairs

11.5.1.1         Shut down machines and take action to prevent accidental restarting. This may require a lockout/tagout procedure, or unplugging the power or compressor cord.

11.5.1.2         Replace all guards prior to start-up. Remove cranks, keys, or wrenches used in servicing.

11.5.1.3         Replacement parts must meet required specifications, i.e., grinding wheels must be approved for rpm and wheel diameter, blades must have correct arbor diameter and shape, cutting bits are appropriate for the material being worked.

11.5.2      Safe Operating Practice

11.5.2.1         Loose clothing, rings, and jewelry are not to be worn around machinery. Keep sleeves and coats buttoned up and away from rotating equipment.

11.5.2.2         Always disconnect the power to any tool or machine before working on it.

11.5.2.3         Inspect machinery before start-up, and as needed throughout the day.

11.5.2.4         Many machines have safety interlocking devices. Be sure these work and NEVER BYPASS A SAFETY INTERLOCK.

11.5.2.5         Some machines use both air and electrical power. Before working on this type of equipment, disconnect both air and electricity, and allow the air supply to “bleed down.”

3

11.5.2.6         Oil, rags, and hot chips are fire hazards. Know where the fire extinguishers are, and what to do in an emergency.

11.6         POWDER ACTUATED TOOLS

Regardless of the make, type or size, all explosive tools can be hazardous. The following regulations will govern the use and storage of such tools.

11.6.1      General Precautions (Applicable to All Types of Powder Actuated Stud Guns)

11.6.1.1         Representatives of the manufacturer of the stud gun to be used should train, qualify, and license site employees in use and maintenance of the gun. A current certification card for the powder-actuated tool being used must be in the operator’s possession while the tool is in use.

11.6.1.2         The explosive powder-actuated tool and ammunition must be kept in a secured location at all times (other than when being used) to prevent unauthorized use.

11.6.1.3         Storage of the tool, ammunition and studs shall be controlled to the point that only authorized, trained personnel can withdraw them for use.

11.6.1.4         Manufacturer’s recommendations shall be followed as to inspection, maintenance, replacement parts and ammunition.

11.6.1.5         The tools shall not be used where the stud is to be driven into surface-hardened steel, cast iron, glazed brick or tile, marble, granite, live rock or similar brittle materials.

11.6.1.6         Tools must not be used in any location where explosives, flammable or combustible gases, vapors or dusts are present.

11.6.1.7         Applicable local laws governing the use of explosive tools shall be followed.

11.6.1.8         The tool operator and any nearby workers must wear eye protection when the tool is being used. Hearing protection is to be used where the work exposes the operator to concussion.

11.6.1.9         The utmost care must be exercised to insure that ammunition studs, nails, etc., are the proper specification. Each tool is at all times to be equipped with the proper ricochet or spall guard.

11.6.2      High Velocity Guns

11.6.2.1         Only the “captive stud” type gun should be used. Guns capable of firing a stud into free flight are prohibited.

11.6.2.2         No stud is to be driven closer than three inches to the edge of brick, concrete or masonry surfaces because of their tendency to split or crack. Exception to this rule may be made where steel safety shields are placed on the sides of the surfaces as in the case of concrete curbs to prevent flying spalls.

11.6.2.3         In case of misfire, the tool shall be kept in operating position for one full minute and then placed in vertical position muzzle down while the charge is removed.

4

11.6.2.4         The tool shall never be pointed at anyone. The line of fire, whether up, down, or across, must be clear of personnel. Don’t assume the stud can’t be shot all the way through anything.

11.6.2.5         Studs are never to be driven through pre-drilled or pre-punched holes in fixtures or material without a special guard designed for this type operation.

11.6.3      Low Velocity High Inertia Guns (Stud or Fastener Velocity Not to Exceed 300 FPS at 6.5 Feet From Muzzle)

11.6.3.1         Low velocity high inertia guns employ the principle of a powder actuated captive piston (high mass) driving a free stud at low velocity. Stud-driving energy is derived from piston inertia. Once free of the piston, stud alone has insufficient inertia to produce free flight, ricochets, penetration, etc. This type gun is recommended from both safety and productivity standpoints. General precautions for operations of powder actuated tools (see above) are to be followed.

5

Personnel Hoisting
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	11/2000
PROGRAM

12.0 PERSONNEL HOISTING

PROCEDURE TABLE OF CONTENTS

12.1	PURPOSE	2
12.2	SCOPE	2
12.3	FEDERAL OSHA POLICY	2
12.4	RESPONSIBILITIES	2
12.5	OPERATING PROCEDURES	2
12.6	APPENDIX	7

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

12.1         PURPOSE

The laws governing use of personnel lifting permit the use of personnel platforms supported from the crane’s hook or personnel baskets attached directly to the crane’s boom. The laws governing personnel hoisting on TIC jobsites are very specific. This standard will provide guidelines to TIC jobsite supervision on the use of personnel work platforms safely and within Federal and State regulatory requirements. Prior to using personnel work platforms TIC jobsites are to contact TIC Corporate Safety.

12.2         SCOPE

The use of personnel work platforms on TIC jobsites is primarily governed by 29CFR 1926.550 (OSHA) and 30CFR 77.1400 (MSHA).

12.3         FEDERAL OSHA POLICY

The use of a crane or derrick to hoist employees on a personnel platform (manbasket) is prohibited, except when the erection, use and dismantling of conventional means of reaching the worksite, such as a personnel hoist, ladder, stairway, aerial lift, elevating work platform (JLG), or scaffold, would be more hazardous, or is not possible because of structural design or worksite conditions.

12.4         RESPONSIBILITIES

12.4.1      TIC Site Manager

12.4.1.1	Review the proposed personnel hoisting operation and determine if there is a safer alternative method of performing the work.

12.4.1.2	Inspect the rigging and personnel hoisting equipment prior to lifting. Remove damaged or non-specified equipment from service.

12.4.1.3	Perform and document load testing as described hereafter.

12.4.1.4	Confirm the crane operator’s certification.

12.4.2      TIC Crane Operator

12.4.2.1	Inspect all rigging and personnel hoisting equipment prior to lifting. Remove damaged or non-specified equipment from service and notify project management.

12.4.2.2	Verify that all of the frequent and periodic crane inspections have been performed and that all required maintenance has been completed.

12.4.2.3	Verify that the crane certification is current.

12.4.3      TIC Corporate Safety

12.4.3.1	Work with TIC jobsite to develop safe working procedures for personnel hoisting.

12.5         OPERATING PROCEDURES

12.5.1      When the decision has been made that use of a manbasket is the safest or only feasible method of access, the following general provisions apply:

2

12.5.1.1	All outriggers will be fully deployed and located on firm footing. After deployment of outriggers, the crane will be uniformly level.

12.5.1.2	Load lines will be capable of supporting at least seven times the maximum intended load, or if using rotation resistant wire rope, ten times the maximum intended load.

12.5.1.3	The total rigged weight of the occupied work platform and related rigging, etc. shall not exceed 50% of the rated capacity for the radius and configuration of the crane.

12.5.1.4	Load hoist and boom hoist drum brakes, swing brakes, and locking devices such as pawls or dogs, as equipped, shall be engaged when the occupied personnel platform is in a stationary working position.

12.5.1.5	The load line hoist drum shall have a controlled means of lowering the load other than the friction brake.

Note: Controlled load lowering means a system or device on the power train, other than the load hoist brake, which can regulate the lowering rate of speed of the hoist mechanism.

12.5.1.6	Hoisting shall be performed in a controlled, slow manner, not to exceed 100 feet per minute. Free fall is prohibited.

12.5.1.7	Instrument and Components

12.5.1.7.1          Cranes or derricks used to hoist employees shall be equipped as follows:

12.5.1.7.1.1	A boom angle indicator shall be installed on cranes and be readily visible to the operator.

12.5.1.7.1.2

Telescoping booms shall be marked or equipped with a device to clearly indicate at all times the boom’s extended length to the operator. Alternatively, an accurate determination of the load radius to be used during the lift shall be made prior to hoisting personnel.

12.5.1.7.1.3	Commercially available Anti-Two-Blocking or Two-Block-Damage-Prevention Device to prevent two-blocking shall be installed on all cranes prior to hoisting personnel.

12.5.1.8      Personnel Platform

12.5.1.8.1          Design Criteria

12.5.1.8.1.1	A qualified engineer competent in structural design shall design the personnel platform. The TIC designed manbasket drawings S-3, S-4 and S-5 meet those requirements.

12.5.1.8.1.2	The suspension system shall be designed to minimize tipping of the platform due to a movement of employees occupying the platform.

3

12.5.1.8.1.3	The entire personnel platform shall be designed with a minimum safety factor of five.

12.5.1.8.1.4	Six feet minimum headroom shall be provided for employees occupying the platform.

12.5.1.8.2          Platform Specifications

12.5.1.8.2.1

Each personnel platform shall be provided with perimeter protection from the floor to the midrail which shall consist of either solid construction or expanded metal having openings no greater than 1/2 inch.

12.5.1.8.2.2	A bumper guard shall be provided to protect the handrail of the personnel platform.

12.5.1.8.2.3	An access gate, if provided, shall swing inward and shall be equipped with restraining device to prevent accidental opening.

12.5.1.8.2.4	Overhead protection shall be provided on the personnel platform when employees are exposed to falling objects.

12.5.1.8.2.5	All rough edges exposed to contact by employees occupying the platform shall be ground smooth.

12.5.1.8.2.6	A qualified welder shall perform all welding.

12.5.1.8.2.7

The personnel platform shall have a plate or other permanent marking conspicuously posted stating the personnel platform empty weight and the rated load capacity of the personnel platform or maximum allowed gross weight and the maximum number of occupants and maximum weight of tools permitted.

12.5.1.8.3          Personnel Platform Loading

12.5.1.8.3.1	The load and personnel capacity of the platform shall not be exceeded.

12.5.1.8.3.2	Personnel platforms shall be used only for employees, their tools and sufficient material to do work.

12.5.1.8.3.3	Materials on an occupied personnel platform shall be secured and evenly distributed while the platform is in motion.

12.5.1.8.4          Rigging

12.5.1.8.4.1	When a wire rope bridle is used to connect the personnel platform to the load line, the bridle legs shall be connected to a single ring or shackle.

12.5.1.8.4.2	Hooks on fall ball assemblies, lower load blocks or other attachment assemblies shall be of a type that can be closed and

4

locked. Eliminating the hook throat with screw pin, nut and retaining pin is acceptable.

12.5.1.8.4.3	Wire rope, shackles, rings and other rigging hardware shall have a minimum safety factor of five.

12.5.1.8.4.4	All eyes in wire rope slings shall be fabricated with a mechanical splice and thimbles.

12.5.1.8.4.5

ANSI Standards recommend that a secondary means of attachment be provided. This can be accomplished by running a wire rope from the manbasket to a point above the ball. Each employee may be tied off to a secure member of the manbasket.

12.5.1.9      Inspection and Testing

12.5.1.9.1	Cranes which are used to hoist personnel platforms shall be inspected just prior to hoisting.

12.5.1.9.2

A full-cycle operational trial lift with the unoccupied personnel platform loaded to at least its maximum intended weight shall be made for each new work location and set-up location to ensure that all systems, controls and safety devices are functioning properly.

NOTE: Work location means the location to which the personnel platform is positioned.

Set-up location means the location to which the crane or derrick is brought and set-up including assembling and leveling.

12.5.1.9.3

A test lift at 200 percent of the placarded maximum allowed gross weight shall be made prior to hoisting of employees for the first time at each new TIC jobsite and for each crane hook/block assembly that the work platform will be suspended from. Under no circumstances shall this test lift be done less than once a year.

12.5.1.9.3.1	The load shall remain suspended in the air for at least five minutes.

12.5.1.9.3.2

A visual inspection of the crane or derrick, personnel platform and base support shall be conducted immediately after lift testing in order to determine whether the testing has produced any adverse effect upon any component or structure.

12.5.1.9.3.3	Any defects found during such inspections which may create a safety hazard shall be corrected before further use.

12.5.1.10    Safe Work Practices

12.5.1.10.1	Employees shall keep all parts of their body inside the platform during raising, lowering and positioning.

5

12.5.1.10.2	If the personnel platform is not on the ground, it shall be secured to the structure before employees exit or enter the platform.

12.5.1.10.3	Tag lines are to be used when practical.

12.5.1.10.4	Hoisting of employees while the crane is traveling is prohibited, except for portal and tower cranes operating on a fixed track.

12.5.1.10.5	The crane operator shall remain at the controls at all times when hoisting personnel and while the work platform is occupied.

12.5.1.10.6	Hoisting of personnel shall be discontinued upon indication of any dangerous weather conditions, when winds exceed 15 miles per hour or other impending danger.

12.5.1.10.7

The platform shall be hoisted a few inches and inspected to assure that it is secure and properly balanced before employees are allowed to occupy the platform. The platform shall be landed to allow personnel to access the platform. Employees shall not be hoisted unless the following conditions are determined to exist:

12.5.1.10.7.1	Hoist ropes shall be free of kinks.

12.5.1.10.7.2	Multiple part lines shall not be twisted around each other.

12.5.1.10.7.3	The primary attachment shall be centered over the platform.

12.5.1.10.7.4	If the wire rope is slack, the hoisting system shall be inspected to assure all ropes are properly seated on drums and in sheaves.

12.5.1.10.8	Employees being hoisted shall remain in continuous sight of and/or communication with the operator or signal person.

12.5.1.10.9

Employees occupying the personnel platform shall wear a safety belt/harness with lanyard appropriately attached to the lower load block or overhaul ball or to the structural member within the personnel platform, capable of supporting a fall impact for the employee.

12.5.1.10.10	No multi-purpose commercial truck mounted crane (boom-truck crane) shall be used for personnel hoisting, i.e., RO’s, Nationals.

12.5.1.11    Pre-Lift Meeting

12.5.1.11.1

A meeting attended by the site manager, or his representative, crane operator, signal person, person(s) to be lifted and the person responsible for the task to be performed, shall be held to review the appropriate requirements of this section.

12.5.1.11.2	This meeting shall be held prior to the beginning of personnel hoisting operations at each new work location and thereafter for any employees newly assigned to this operation.

6

12.6            APPENDIX

A.     Personnel Hoisting Signature Log

B.      Manbasket Test Lift U Inspection

C.      Manbasket Trial Lift

7

APPENDIX A

PERSONNEL HOISTING SIGNATURE LOG

Project:

Date of lift:

Date work is to be complete:

As the site manager with overall responsibility for the work on this project, I have reviewed the data on this form and found it to be correct and have determined that there is no practical alternative way to perform the needed work.

Site Manager:	Date:

A documented test lift at this jobsite using the same crane/hook/block assembly as will be used for personnel transport has been performed and documented. Refer to Manbasket Test Lift and Inspection Form. As the supervisor in charge, I have performed the calculations on this form and have witnessed the test lift with an empty manlift platform. I have held a meeting with the crane operator, signal person and the persons to be lifted in the manbasket and have reviewed the procedures to be followed and have familiarized these persons with the TIC “Personnel Hoisting Procedure”.

This form authorizes the use of the manbasket only as described on this form.

Foreman:	Date:

As the crane operator for this personnel lifting operation, I have conducted both a test lift and a trial lift, and have reviewed the information on this form and found it to be correct. I have also attended a meeting with the signal person, persons to be lifted and the supervisor in charge of the task and have reviewed the TIC “Personnel Hoisting Procedures”.

Crane Operator:	Date:

As the signal person for this personnel lifting operation, I have witnessed both a test lift and a trial lift, and I have attended a meeting with the crane operator, persons to be lifted and the supervisor in charge of the task, and have reviewed the TIC “Personnel Hoisting Procedure”.

Signal Person:	Date:

8

APPENDIX B
MANBASKET TEST LIFT AND INSPECTION

TIC	MANBASKET TEST LIFT & INSPECTION

CRANE DATA:

Crane Make:	Crane Model:
Crane Serial Number:	Hook-Block Serial Number:
Crane Unit Number:	Crane Capacity:	(lbs.)

TEST LIFTS:

Are to be performed for each crane hook / block assembly that will be used to support the manbasket.

Are to be performed on every TIC jobsite prior to hoisting personnel.

Are to be performed at least annually.

The crane shall have all of the frequent and periodic inspections and tests up to date.

This test form is specifically for the TIC Manbasket design shown on drawings S-3, S-4, and S-5 and any factory fabricated manbasket.

The work platform is to be unoccupied during the test lift.

The work platform is to be suspended for 5 minutes with full load during the test lift.

The total suspended load during the test lift is to be 125% the placarded maximum.

125% PLACARDED MAXIMUM GROSS WEIGHT – EMPTY WEIGHT = WEIGHT OF TESTED BLOCKS

CRANE CONFIGURATION DURING TEST LIFT

Boom Length:	(ft.)	Boom Angle:		DEG
Load Radius:	(ft.)
Load Chart Capacity for this configuration: (1)			(lbs.)

CAPACITY REDUCTIONS DUE TO CRANE AUXILIARY ATTACHMENTS.

Description:	Refer to Operator’s Manual			Load Chart Capacity Reduction (lbs.) From Operator’s Manual

Aux Boom Head	—	Installed	Not Equipped	lbs.
Swing – Away	Stowed	Erected	Not Equipped	lbs.
JIB	Stowed	Erected	Not Equipped	lbs.
FLY	Stowed	Erected	Not Equipped	lbs.
:	Stowed	Erected	Not Equipped	lbs.
:	Stowed	Erected	Not Equipped	lbs.
:	Stowed	Erected	Not Equipped	lbs.
TOTAL LOAD REDUCTION DUE TO AUXILIARY ATTACHMENTS: (2)				lbs.

INFORMATION FORM WORK PLATFORM PLACARD:

Size of Platform:                             4’X4’                             4’X6’                           4’X 8’

Serial Number of Work Platform:

Work Platform Empty Weight:                                                                lbs.

Work Platform Total Allowed Gross Weight:                                         lbs.

9

TIC	MANBASKET LIFT TEST AND INSPECTION

TOTAL RIGGED WEIGHT SUMMARY

Weight of Empty Work Platform:	lbs.
Weight of Test Blocks (125% of Placarded Max G.W.):	lbs.
Weight of Load Line :	lbs.
Weight of Hook Block Assembly or Headache Ball :	lbs.
Total Rigged Weight : (3)	lbs.
Refer to Operators Manual

SUMMARY - CRANE NET CAPACITY
Crane Net Lifting Capacity (A) = (1) - (2) =	lbs.
Total Rigged Weight (B) = (3) =	lbs.

B MUST NOT BE LARGER THAN A
RESULTS OF VISUAL INSPECTION:
Visual inspection for deformed or bent handrail, structural members, expanded metal and grating:
Acceptable:	Unacceptable:

Visual Inspection of the welds for cracks, deformation, corrosion:
Acceptable:	Unacceptable:

Visual Inspection of wire rope bridle and rigging hardware:
Acceptable:	Unacceptable:
SIGNATURES:
Test Lift Conducted by:	Date:

I HAVE VISUALLY INSPECTED THE WORK PLATFORM AND RIGGING AND HAVE DETERMINED THAT IT COMPLIES WITH TIC’S DRAWINGS S-3, S-4, OR S-5;

Visual Inspector:	Date:
CALCULATIONS PERFORMED BY:	DATE:

10

APPENDIX C
MANBASKET TRIAL LIFT

TIC	MANBASKET TRIAL LIFT

MANBASKET TRIAL LIFT

A full cycle operational trial lift with the unoccupied personnel platform, loaded to at least is maximum intended weight, shall be made for each new work location and set-up location to ensure that all systems, controls, and safety devices are functioning properly.

CRANE CONFIGURATION DURING TRIAL LIFT

Boom Length:	(ft)	Boom Angle:	DEG
Load Radius:	(ft)
Load chart capacity for this configuration: (1)			lbs.

CAPACITY REDUCTIONS DUE TO CRANE AUXILIARY ATTACHMENTS:

Description:	Refer to Operator’s Manual			Load Chart Capacity Reduction (lbs.) From Operator’s Manual

Aux Boom Head	—	Installed	Not Equipped	lbs.
Swing – Away	Stowed	Erected	Not Equipped	lbs.
JIB	Stowed	Erected	Not Equipped	lbs.
FLY	Stowed	Erected	Not Equipped	lbs.
:	Stowed	Erected	Not Equipped	lbs.
:	Stowed	Erected	Not Equipped	lbs.
:	Stowed	Erected	Not Equipped	lbs.
TOTAL LOAD REDUCTION DUE TO AUXILIARY ATTACHMENTS: (2)				lbs.

INFORMATION FROM WORK PLATFORM PLACARD:

Size of Platform:                          4’ X 4’                          4’ X 6’                          4’ X 8’

Serial Number of Work Platform:

Work Platform Empty Weight:                                            lbs.

WORK PLATFORM TOTAL ALLOWED GROSS WEIGHT:                          LBS.

TIC	MANBASKET TRIAL LIFT

TOTAL WEIGHT OF FULL LOADED MANBASKET, INCLUDING PERSONNEL EQUIPMENT

Weight of Empty Work Platform:	lbs.
Weight of Test Blocks (125% of Placarded Max G.W.):	lbs.
Weight of Load Line :	lbs.
Weight of Hook Block Assembly or Headache Ball :	lbs.
Total Rigged Weight : (3)	lbs.
Refer to Operators Manual

SUMMARY – CRANE NET CAPACITY

Crane Net Lifting Capacity (A) = (1) - (2) =	lbs.
Total Rigged Weight (B) = (3) =	lbs.

B MUST NOT BE LARGER THAN A

RESULTS OF VISUAL INSPECTION:

Visual inspection for deformed or bent handrail, structural members, expanded metal and grating:
Acceptable:                                   Unacceptable:

Visual Inspection of the welds for cracks, deformation, corrosion:
Acceptable:                                   Unacceptable:

Visual Inspection of wire rope bridle and rigging hardware:
Acceptable:                                   Unacceptable:

SIGNATURES:

Trial Lift Conducted by:	Date:

I HAVE VISUALLY INSPECTED THE WORK PLATFORM AND RIGGING AND HAVE DETERMINED THAT IT COMPLIES WITH TIC’S DRAWINGS S-3, S-4, OR S-5;

Visual Inspector:	Date:
CALCULATIONS PERFORMED BY:	DATE:

11

Welding and Burning
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	01/2005
PROGRAM

13.0 WELDING AND BURNING

PROCEDURE TABLE OF CONTENTS

13.1	PURPOSE	2
13.2	SCOPE	2
13.3	GENERAL	2
13.4	ELECTRICAL SHOCK PROTECTION	2
13.5	WELDING	5
13.6	BURNING AND CUTTING	6
13.7	ENVIRONMENTAL MONITORING	6
13.8	VENTILATION AND PROTECTION	6
13.9	WELDING PROCEDURES AND PERMITS	6
13.10	STORAGE AND HANDLING OF CYLINDERS	7
13.11	APPENDIX	8

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

13.1         PURPOSE

Welding and burning operations have a high potential for personal injury and fire. By following these guidelines for safe operations, personal injury and fire losses may be avoided.

13.2         SCOPE

The primary hazards associated with welding and burning operations are:

•      Electric shock;

•      Burns;

•      Radiant energy;

•      Exposure to toxic fumes;

•      Fire; and

•      Explosion

13.3         GENERAL

13.3.1	Special precautions must be taken to ensure proper ventilation when burning or welding.

13.3.2	When burning or welding on coated surfaces, special precautions need to be taken. The coating must be removed four (4) inches in every direction around the weld area.

13.3.3	When burning or welding, employees are to wear personal protective equipment. This may include gloves, leathers, and hard hats. Eye protection as described in this manual is required.

13.3.4	Before starting to burn or weld, the work area is to be inspected to ensure that sparks or molten metal will not contact flammable or combustible materials.

13.3.5	Fire extinguishing equipment will be provided in each work area where hot work is being performed.

13.3.6	Burning and welding equipment will be inspected before each use and maintained in safe operating condition.

13.3.7	Employees must never weld or burn on barrels, tanks, piping, or other systems that may have contained either combustible or unknown products, without first obtaining clearance from their supervisor.

13.3.8	Hoses shall be disconnected from the manifold and stored properly after each shift. Do not store in areas where gases may accumulate.

13.3.9	Flash back arresters shall be installed on all oxygen, acetylene rigs, preferably at the valve, not at the torch. Some torches may have this feature built into the torch.

13.4      ELECTRICAL SHOCK PROTECTION

Electrical shock has long been an occupational risk for welders, and has been assumed to be an acceptable nuisance rather than a hazard. Although shock from welder secondary circuits is “low voltage” and often causes only a mild reaction from the worker, the shock can be fatal under certain conditions.

2

The welding machines utilized on industrial construction projects have sufficient voltage in both their primary circuits (electrical supply cables) and their secondary circuit (welding leads) to deliver a lethal shock. Electrical shock causes harm in many ways including:

•           Reaction to a mild shock causing fall or injury from reflexive action;

•           Mild shock aggravating an existing heart or other medical condition; and

•           Shock severe enough to cause muscle seizure or even heart fibrillation resulting in death.

The purpose of this section is to make the case that electrical shock to the workforce and to welders is preventable at all levels through training, use of appropriate safe work practices, use of appropriate personal protective equipment, and proper maintenance of equipment, including safety grounding.

13.4.1      Grounding of Tools and Equipment

13.4.1.1	All cord and plug connected tools, fans, lighting systems, extension cords, etc., are to be tested, labeled, and inspected per TIC assured grounding program.

13.4.1.2

Ground-Fault Circuit Interrupter (GFCI) protection is to be used for extension cords and for tools and equipment fed from 120-volt receptacles. An exception to GFCI protection requirement may be made for receptacles used to supply equipment that would create a greater hazard than electrical shock if the power were to be interrupted.

13.4.2      Grounding of Welding Machines

13.4.2.1      Electrically Powered Welding Machines

13.4.2.1.1	Electrically powered welding machines are considered to be portable electrical equipment and are to be grounded through the equipment grounding conductor within the electric supply cord.

13.4.2.1.2

The electrical supply cord to a single portable welder, or to a “pack” of welders wired from a single electrical box mounted on the rack, is to be inspected and tested for continuity of ground conductor per TIC Assured Grounding Program.

13.4.2.1.3

The equipment grounding conductor in the electrical supply cord(s) is bonded to the non-current carrying metallic parts of the welders and the rack. This provides both shock protection for personnel and a path for fault current to flow back to the circuit source and to operate circuit breakers or fuses.

13.4.2.1.4	Making an additional ground connection to a driven ground rod at the welder location will not provide additional protection to workers or to the welding equipment and is not required.

13.4.2.2      Engine Driven Welding Machines

13.4.2.2.1	Engine driven welding machines are considered to be portable generators and a ground connection from the welder frame to a driven grounding

3

electrode (rod) is not required. Making a connection to a driven ground rod at the welder location will not provide additional protection to workers or to the welding equipment.

13.4.2.2.2      In portable generators serving only equipment mounted on the generator, and/or cord and plug connected equipment through receptacles mounted on the generator frame, the generator frame is the return point to the electrical source of the generator windings. When the ground terminal of generator mounted receptacles are bonded to the generator frame there is shock protection for personnel using plugged in equipment and a return path for fault current.

13.4.3      Shock From Welding Machine Secondary Circuits

When performing welding operations there is potential for electrical shock any time there is simultaneous contact with the work piece and with the energized electrode. This shock can be prevented by use of safe work practices, correct welding techniques, and use of personal protective equipment (PPE).

13.4.3.1      Factors affecting risk and severity of electric shock in secondary circuits:

13.4.3.1.1	Moisture from perspiration, weather, or other source;

13.4.3.1.2	Level of insulation between the welder, the electrode, and the workpiece; and

13.4.3.1.3	Worker position and path of current flow. Current passing across the heart is very dangerous

13.4.3.2      Safe Work Practices for Shock Protection

13.4.3.2.1	Always include risk of electric shock in task planning and hazard assessment. Identify measures to minimize the risk of electric shock.

13.4.3.2.2	Wear dry welding gloves in good condition (no holes or rips) while welding or when handling electrodes.

13.4.3.2.3	Remove electrodes when not welding. Collect stub ends per project procedures.

13.4.3.2.4	Utilize dry leather cushions, apparel, or heat resistant blankets to provide both electrical and thermal insulation from the workpiece.

13.4.3.2.5

Perspiration is an excellent conductor, and can greatly increase the severity of electric shock. Hot weather, humidity, and confined spaces contribute to perspiration. Clothing, including gloves, must be changed when wet.

13.4.3.2.6	Any environment where the welder cannot keep dry must be considered to present a severe hazard of electric shock.

13.4.3.2.7	Inspect welding machine and leads prior to use. Ensure insulation is not damaged and energized parts are not exposed.

4

13.4.3.2.8	Inspect electrode holders for cracked or broken insulation. Discard or repair damaged insulation.

13.4.3.2.9	Tape together connectors of welding leads to avoid separation of leads while pulling or handling.

13.4.4      Shock Protection From Primary Circuits

13.4.4.1         Disconnect power supply to welding machine before performing maintenance or opening/removal of covers or guards.

13.4.4.1.1      Know the location of the circuit-disconnecting device for your welding machine.

13.4.4.1.1.1	In multi-pack welders it will be a circuit breaker or switch located in a panel on the pack frame.

13.4.4.1.1.2	For individually powered welding machines it will be a disconnecting switch and receptacle into which the welding machine supply cable is plugged.

13.4.4.1.1.2.1	Never try to remove the plug from a welding receptacle while the receptacle is energized. Always open the disconnect switch before attempting to unplug the welding machine.

13.4.4.1.1.2.2	Some welding receptacles are designed with an internal disconnect switch which opens when the plug is pushed and twisted in the receptacle.

13.4.4.1.2      Know the location of the power supply terminals within your welding machine and treat them as energized at any time electrical supply circuit conductors are connected to the machine.

13.4.4.1.2.1          TIC Electrical Safety Policy prohibits work on or near exposed energized parts except by qualified persons working under an energized equipment work permit issued for that task.

13.5         WELDING

13.5.1

When involved in any welding operation, employees must wear approved hard hats with welding hood and eye protection. The use of soft hoods for specific operations must be approved by the project safety department or designee.

13.5.2	When exposed to flying objects, such as when chipping slag, or other weld-cleaning activity, employees must wear approved eye protection.

13.5.3	When arc-welding near other workers, all workers are to be warned of the arc rays.

13.5.4	Special precautions shall be taken during tig welding operations to ensure that inert gases do not collect in adjacent low-lying areas or confined spaces.

5

13.6      BURNING AND CUTTING

13.6.1	Do not use matches or lighters to ignite torches. Spark igniters must be used. Torches shall not be used to light smoking materials.

13.6.2	When a wrench is required to operate the acetylene cylinder valve, the wrench shall be kept in position on the valve while the cylinder is in use.

13.6.3	Do not use oxygen to blow off clothes or clean welds; serious skin burns or death may result.

13.6.4	Oxygen shall not be used in a manner that may cause exposure to oil and/or grease; this may result in fire.

13.6.5	Air arcing may require hearing protection.

13.6.6	Turn off all valves and gauges when not in use, and disconnect hoses at the end of each shift.

13.7         ENVIRONMENTAL MONITORING

When performing inert gas welding in confined spaces, portable and/or fixed oxygen analyzers are to be provided. Continuous oxygen monitoring devices may be required in areas designated by the Site Manager. Refer to the Confined Space Entry section in this manual for additional information.

13.8         VENTILATION AND PROTECTION

13.8.1

Welding, burning, and heating performed in confined spaces may require general mechanical or local exhaust ventilation to reduce the concentrations of smoke and fumes to acceptable levels. Refer to the Confined Space Entry section in this manual.

13.8.2	If adequate ventilation cannot be provided, employees will be provided with, and required to use, respiratory protection appropriate for the type of work and exposure.

13.8.3	Approved respiratory protection must be worn when welding, cutting, or heating metals having toxic significance, such as zinc, lead, cadmium, or chromium-bearing metals.

13.8.4	Oxygen must never be used for ventilation.

13.9         WELDING PROCEDURES AND PERMITS

The purpose of this procedure is to control ignition sources during construction and to minimize fire hazards.

13.9.1	The supervisor assigning the job is responsible for ensuring that the welder has adequate equipment and training before the work begins, and supervision during the job.

13.9.2	The Site Manager and Supervisor are responsible for reviewing the job to outline precautions to be taken during the welding operations.

13.9.3

All welding operations in an operating area of a plant will be accomplished by a minimum of two people (a welder and another person as fire watch who shall watch for sparks, hot metal particles, etc.) while the welding is in progress. At the site of welding operations there will be a fire extinguisher suitable for the local hazards and a fire permit authorizing the welding in the particular area.

13.9.4	A thorough check of the welding area shall be made at the end of each welding operation to ensure that no fires have been started.

6

13.9.5      If required by the client, a Hot Work Permit will be completed and signed as required. The Site Manager will keep copies of these permits on file. All permits shall be requested at least one day prior to the work to be performed.

13.10       STORAGE AND HANDLING OF CYLINDERS

13.10.1    General Procedure

Employees whose work involves the use of compressed gas cylinders are to be trained in the safe method of their handling, storage and use. This subject is to be covered at the new hire orientation.

13.10.2       Storage Requirements

13.10.2.1	Cylinders shall be kept away from all heat sources.

13.10.2.2

Cylinders shall be stored in a well ventilated, well protected, dry location at least 20 feet from highly combustible materials such as oil or excelsior. Cylinders should be stored in assigned places away from elevators, stairs or gangways. Assigned storage spaces shall be located where cylinders will not be knocked over or damaged by passing or falling objects or subject to tampering by unauthorized persons.

13.10.2.3	Empty cylinders shall have their valves closed and caps secured. 13.10.2.4 Empty cylinders shall be stored separate from fully charged cylinders.

13.10.2.5	Valve protection caps, where the cylinder is designed to accept a cap, shall always be in place, and hand tight.

13.10.2.6	Protection from solar radiant heat shall be provided where cylinders are directly exposed to sunlight.

13.10.2.7	Compressed gas cylinders are to be secured in an upright position at all times except, if necessary, for short periods of time while cylinders are actually being hoisted or carried.

13.10.2.8	A fire extinguisher of appropriate rated capacity and type shall be no closer than 25 feet but not farther than 50 feet from storage areas.

13.10.2.9	If storage area is at dock height, appropriate guard railing and safe access shall be provided.

13.10.2.10	When cylinders are raised or lowered to another elevation by cranes, cherry pickers, etc., a rack must be used; using a wire rope choker directly around the cylinder is not acceptable.

13.10.2.11	Employees are not to use oily rags, WD-40, or other oil-based products to lubricate caps, valves, or gauges.

13.10.2.12	Oxygen and acetylene cylinders are to be stored with their valve ends up.

13.10.3       Fuel Gas Cylinder Storage Requirements

7

13.10.3.1	Warning signs shall be conspicuously placed and shall read “Danger - No Smoking, Matches or Open Lights or Flames,” or other equivalent wording.

13.10.3.2

Inside a building, cylinders, except those in actual use or attached for use, shall be limited to a total gas capacity of 2,000 cubic feet or 300 pounds of liquefied petroleum gas. (Follow fire protection guidelines for LPG storage and precautions.)

13.10.4 Oxygen Storage

13.10.4.1

Oxygen cylinders in storage shall be separated from fuel or gas cylinders or combustible materials (especially oil or grease) a minimum of 20 feet or by a noncombustible barrier at least five feet high having a fire-resistance rating of at least one-half (1/2) hour.

13.10.4.2	Warning signs shall be conspicuously placed and shall read, “Danger - No Smoking, Matches, or Open Lights or Flames” or other equivalent wording.

13.10.5       Protection Of Cylinders In Work Areas

13.10.5.1	Cylinders shall have overhead protection when there is a danger of falling material.

13.10.5.2	Covers shall be attached to the cylinder cart that protects the valves and gauges from falling material.

13.10.5.3	Cylinders may be secured to columns and overhead protection attached to the column.

13.11       APPENDIX

A. Hot Work Permit

8

APPENDIX A
HOTWORK PERMIT

9

Excavation and Trenching
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	11/2000
PROGRAM

14.0 EXCAVATION AND TRENCHING

PROCEDURE TABLE OF CONTENTS

14.1	PURPOSE	2
14.2	RESPONSIBILITIES	2
14.3	GENERAL REQUIREMENTS	2
14.4	PROTECTIVE SYSTEMS	6
14.5	PROTECTIVE SYSTEMS FOR EXCAVATIONS, TRENCHES, AND HOLES/CAISSONS	8
14.6	APPENDIX	9

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

14.1         PURPOSE

The following guidelines for excavation and trenching are in compliance with the Federal OSHA Construction Standards For Excavation - 29CFR 1926.650-652. Refer to this standard when determining soil types, sloping designs and specific details.

14.2         RESPONSIBILITIES

14.2.1      Site Superintendent

14.2.1.1                   At each TIC jobsite where trenching excavations exceed 4 feet, the site superintendent will designate a competent person. The competent person will be a TIC jobsite supervisor who has been trained in OSHA Trenching Requirements, including:

14.2.1.1.1 Determination of soil types;

14.2.1.1.2 Documentation requirements;

14.2.1.1.3 Monitoring for hazardous atmospheres;

14.2.1.1.4 Means of access/egress; and

14.2.1.1.5 Sloping, benching, and shoring.

14.2.1.2                   Where excavations exceed 20 feet in depth at any point, protective systems must be designed by a registered professional engineer.

14.2.2      Corporate Safety

14.2.2.1                   Provide training and compliance information to jobsites performing excavation work.

14.2.2.2                   Help jobsites identify soil types to determine OSHA compliance.

14.3 GENERAL REQUIREMENTS

14.3.1                            Surface Encumbrances

14.3.1.1                   All surface encumbrances, i.e., boulders, buildings, trees, roadbeds, etc., that are located so as to create a hazard to employees shall be removed or supported, as necessary, to safeguard employees.

14.3.2                            Underground Installations

14.3.2.1                            The estimated location of utility installations, such as sewer, telephone, fuel, electric, water lines, or any other underground installations that may reasonably be expected to be encountered during excavation work, shall be determined prior to opening an excavation.

14.3.2.2                            Utility companies or owners shall be contacted within established or customary local response times, advised of the proposed work, and asked to establish the location of

2

the underground installations prior to the start of actual excavation. When utility companies or owners cannot respond to a request to locate underground utility installations within 24 hours (unless a longer period is required by state or local law), or cannot establish the exact location of these installations, excavation may proceed, provided caution is used and detection equipment or other acceptable means to locate utility installations are used.

14.3.2.3                            When excavation operations approach the estimated location of underground installations, the exact location of the installations shall be determined by safe and acceptable means.

14.3.2.4                            While the excavation is open, underground installations shall be protected, supported or removed as necessary to safeguard employees.

14.3.3                            Access and Egress

14.3.3.1

Means of egress from trench excavations - A stairway, ladder, ramp or other safe means of egress shall be located in trench excavations that are 4 feet or more in depth so as to require no more than 25 feet of lateral travel from employees.

14.3.3.2

Structural Ramps - Structural ramps (built of steel or wood) that are used solely by employees as a means of access or egress from excavations are to be designed by a competent person. Structural ramps used for access or egress of equipment shall be designed by a person qualified in structural design.

14.3.3.3

Ramps and runways constructed of two or more structural members shall have the structural members connected together to prevent displacement. Structural members used for ramps and runways shall be of uniform thickness. Cleats or other appropriate means used to connect runway structural members shall be attached to the bottom of the runway or shall be attached in a manner to prevent tripping. Structural ramps used in lieu of steps shall be provided with cleats or other surface treatments on the top surface to prevent slipping.

14.3.4                            Exposure to Vehicular Traffic

14.3.4.1                            Employees exposed to vehicular traffic shall be provided with, and shall wear, warning vests or other suitable garments marked with or made of reflectorized or high-visibility material.

14.3.5                            Exposure to Falling Loads

14.3.5.1                            No employee shall be permitted underneath loads handled by lifting or digging equipment. Employees shall be required to stand away from any vehicle being loaded or unloaded to avoid being struck by any spillage or falling materials. Operators may remain in the cabs of vehicles being loaded or unloaded when the vehicles are equipped to provide adequate protection for the operator during loading and unloading operations.

14.3.6                            Warning System for Mobile Equipment

14.3.6.1                            When mobile equipment is operated adjacent to an excavation, or when such equipment is required to approach the edge of an excavation, and the operator does not have a clear and direct view of the edge of the excavation, a warning

3

system shall be utilized such as barricades, hand or mechanical signals, or stop logs. If possible, the grade should be away from the excavation.

14.3.7                            Hazardous Atmospheres - Testing and Controls

14.3.7.1

Where oxygen deficiency (atmospheres containing less than 19.5 percent oxygen) or a hazardous atmosphere exists or could reasonably be expected to exist, such as in excavations in landfill areas or excavations in areas where hazardous substances are stored nearby, the atmospheres in the excavation shall be tested before employees enter excavations greater than 4 feet in depth.

14.3.7.2

Adequate precautions shall be taken to prevent employee exposure to atmospheres containing less than 19.5 percent oxygen and other hazardous atmospheres. These precautions include providing proper respiratory protection or ventilation.

14.3.7.3

Adequate precaution shall be taken, such as providing ventilation, to prevent employee exposure to an atmosphere containing a concentration of a flammable gas in excess of 20 percent of the lower flammable limit of the gas.

14.3.7.4

When controls are used that are intended to reduce the level of atmospheric contaminants to acceptable levels, testing shall be conducted as often as necessary to ensure that the atmosphere remains safe. Refer to the Confined Space Entry policy contained in this manual.

14.3.8                            Emergency Rescue Equipment

14.3.8.1	Emergency rescue equipment shall be readily available where hazardous atmospheric conditions exist or may reasonably be expected to develop during work in an excavation.

14.3.8.2

Employees entering bell-bottom pier holes, or other similar deep and confined spaces, shall wear a harness with a life-line securely attached to it. The lifeline shall be separate from any line used to handle materials, and shall be attended at all times while the employee wearing the lifeline is in the excavation.

14.3.9                            Protection From Hazards Associated with Water Accumulation

14.3.9.1

Employees are not to work in excavations in which there is accumulated water, or in excavations in which water is accumulating, unless adequate precautions have been taken to protect employees against the hazards posed by water accumulation. The precautions necessary to protect employees adequately vary with each situation, but may include special support or shield systems to protect from cave-ins, water removal to control the level of accumulating water, or use of a safety harness and lifeline.

14.3.9.2

If water is controlled or prevented from accumulating by the use of water removal equipment, the water removal equipment and operations shall be monitored by a competent person to ensure proper operation.

14.3.9.3

If excavation work interrupts the natural drainage of surface water (such as streams), diversion ditches, dikes, or other suitable means shall be used to prevent surface water from entering the excavation and to provide adequate drainage of the

4

area adjacent to the excavation. Excavations subject to runoff from heavy rains will require an inspection by a competent person.

14.3.10                      Stability of Adjacent Structures

14.3.10.1

Where the stability of adjoining buildings, walls, or other structures is endangered by excavation operations, support systems such as shoring, bracing, or underpinning shall be provided to ensure the stability of such structures for the protection of employees.

14.3.10.2	Excavation below the level of the base or footing of any foundation or retaining wall that could be reasonably expected to pose a hazard to employees shall not be permitted unless:

14.3.10.2.1	A support system, such as underpinning is provided to ensure the safety of employees and the stability of the structure; or

14.3.10.2.2	The excavation is in stable rock; or

14.3.10.2.3	A registered professional engineer has approved the determination that the structure is sufficiently removed from the excavation so as to be unaffected by the excavation activity; or

14.3.10.2.4	A registered professional engineer has approved the determination that such excavation work will not pose a hazard to employees.

14.3.10.3                      Sidewalks, pavements, and adjacent structures shall not be undermined unless a support system or other method of protection is provided.

14.3.11                      Protection for Employees from Loose Rock or Soil

14.3.11.1                      Adequate protection shall be provided to protect employees from loose rock or soil that could pose a hazard by falling or rolling from an excavation face. Such protection shall consist of scaling to remove loose material; installation of protective barricades at intervals as necessary on the face to stop and contain falling material; or other means that provide equivalent protection.

14.3.11.2                      Employees shall be protected from excavated or other materials or equipment that could pose a hazard by falling or rolling into excavations. Protection shall be provided by placing and keeping such materials or equipment at least 2 feet from the edge of excavations, or by the use of retaining devices that are sufficient to prevent materials or equipment from falling or rolling into excavations, or by a combination of both if necessary.

14.3.12                      Inspections

14.3.12.1                      Daily inspections of excavations, the adjacent areas, and protective systems shall be made by a competent person for evidence of a hazardous condition. An inspection shall be conducted by the competent person prior to the start of work and as needed throughout the shift. Inspections shall also be made after every rainstorm or other hazard increasing occurrence. These inspections are only required when employee exposure can be reasonably anticipated. Daily inspections shall be documented using the TIC Excavation and Trenching Compliance Checklist.

5

14.3.12.2                      Where the competent person finds evidence of a hazardous condition, exposed employees shall be removed from the area until the necessary precautions have been taken to ensure their safety.

14.3.13                      Fall Protection

14.3.13.1	Where employees or equipment are required or permitted to cross over excavations, walkways or bridges with standard guardrails shall be provided.

14.3.13.2	Adequate physical barrier protection shall be provided at all excavations.

14.4         PROTECTIVE SYSTEMS

14.4.1                            Protection of Employees in Excavations

14.4.1.1	Each employee in an excavation shall be protected from cave-ins by an adequate protective system, unless:

	14.4.1.1.1	Excavations are made entirely in stable rock; or

	14.4.1.1.2	Excavations are less than 4 feet in depth.

14.4.1.2	Protective systems shall have the capacity to resist all loads that are intended or could reasonably be expected to be applied or transmitted to the system.

14.4.2                            Design of Sloping and Benching Systems

The slopes and configurations of sloping and benching systems shall be selected and constructed using one of the four options below.

14.4.2.1

Option 1 - Allowable configurations and slopes - Excavations shall be sloped at an angle not steeper than one and one-half horizontal to one vertical (34 degrees measured from the horizontal), unless the employer uses one of the other options listed below.

14.4.2.2

Option 2 - Determination of slopes and configurations - Maximum allowable slopes, and allowable configurations for sloping and benching systems, shall be determined in accordance with the conditions and requirements set forth in the OSHA standard. Allowable slope is determined by soil classification as type A, B, or C.

14.4.2.3

Option 3 - Designs using other tabulated data - Designs of sloping or benching systems shall be selected from, and be in accordance with, tabulated data such as tables and charts. The tabulated data shall be in written form and shall include all of the following:

14.4.2.3.1	Identification of the parameters that affect the selection of a sloping or benching system drawn from such data.

14.4.2.3.2	Identification of the limits of use of the data, to include the magnitude and configuration of slopes determined to be safe.

14.4.2.3.3	Explanatory information as may be necessary to aid the user in making a correct selection of a protective system from the data.

6

14.4.2.4                            Option 4 - Design by a registered professional engineer - Sloping and benching systems not utilizing Options 1-3 shall be approved by a registered professional engineer. Designs shall be in written form and shall include at least the following:

14.4.2.4.1	The magnitude of the slopes that were determined to be safe for the particular project;

14.4.2.4.2	The configurations that were determined to be safe for the particular project; and

14.4.2.4.3	The identity of the registered professional engineer approving the design.

14.4.2.4.4	At least one copy of the design shall be maintained at the jobsite while the slope is being constructed.

14.4.3                            Design of Support Systems, Shield Systems, and other Protective Systems

Designs of support systems, shield systems, and other protective systems shall be selected and constructed as follows:

14.4.3.1	Option 1 - Designs for timber shoring in trenches shall be determined in accordance with the conditions and requirements set forth in the OSHA standard.

14.4.3.2

Option 2 - Designs using manufacturer’s tabulated data - Design of support systems, shield systems, or other protective systems that are drawn from manufacturer’s tabulated data shall be in accordance with all specifications, recommendations, and limitations issued or made by the manufacturer. Designs by a registered professional engineer shall be in written form and shall include the following:

14.4.3.2.1	A plan indicating the sizes, type, and configurations of the materials to be used in the protective system; and

14.4.3.2.2	The identity of the registered professional engineer approving the design.

14.4.3.2.3	At least one copy of the design shall be maintained at the jobsite during construction of the protective system.

14.4.4                            Materials and Equipment

14.4.4.1	Materials and equipment used for protective systems shall be properly maintained and free from damage or defects that might impair their proper function.

14.4.4.2

When material or equipment that is used for protective systems is damaged, a competent person shall examine the material or equipment and evaluate its suitability for continued use. If the competent person cannot assure the material or equipment is able to support the intended loads or is otherwise suitable for safe use, then such material or equipment shall be removed from service, and shall be evaluated and approved by a registered professional engineer before being returned to service.

7

14.4.5                            Installation and Removal of Supports

14.4.5.1	Members of support systems shall be securely connected together to prevent sliding, falling, kickouts, or other predictable failure.

14.4.5.2	Before temporary removal of individual members begins, additional precautions shall be taken to ensure the safety of employees.

14.4.5.3

Removal shall begin at, and progress from, the bottom of the excavation. Members shall be released slowly so as to note any indication of possible failure of the remaining members of the structure or possible cave-in of the sides of the excavation.

14.4.5.4	Backfilling shall progress together with the removal of support systems from excavations.

14.4.5.5	Installation of a support system shall be closely coordinated with the excavation of trenches.

14.4.6                            Sloping and Benching Systems

14.4.6.1                            Employees shall not be permitted to work on the faces of sloped or benched excavations at levels above other employees except when employees at the lower levels are adequately protected from the hazard of falling, rolling, or sliding material or equipment.

14.4.7                            Shield Systems

14.4.7.1                            Shields shall be installed in a manner to restrict lateral or other hazardous movement of the shield in the event of the application of sudden lateral loads.

14.4.7.2                            Employees shall not be allowed in areas protected by shields when the shields are being installed, removed, or moved vertically.

14.4.8                            Additional Requirement for Shield Systems Used in Trench Excavation

14.4.8.1                            Excavations of earth material to a level not greater than 2 feet below the bottom of a shield shall be permitted, but only if the shield is designed to resist the forces calculated for the full depth of the trench, and there are not indications while the trench is open of a possible loss of soil from behind or below the bottom of the shield.

14.5         PROTECTIVE SYSTEMS FOR EXCAVATIONS, TRENCHES, AND HOLES/CAISSONS

Protective systems for excavations, trenches, and holes/caissons include:

•                       Warning systems

•                       Barricades

•                       Protective covers

14.5.1      Warning Systems

14.5.1.1                   Warning systems may be used alone when a warning is sufficient to prevent hazard exposure, and only when an excavation/trench is less than six feet in depth.

8

14.5.1.1.1                                                Barricade Tape

When using barricade tape, it is to be placed 6 feet from the edge of an excavation or trench to warn of the hazard.

14.5.1.1.2                                                Flashers

Flashing lights may be placed along the perimeter of the hazard as an additional indication of the hazard.

14.5.1.2                   Both a warning system and a physical barricade/cover may be required to adequately protect against some hazards.

14.5.2      Barricades

14.5.2.1                   Physical barricades or covers are to be used when an excavation or trench exceeds six feet in depth or when a warning system alone is not sufficient to prevent a hazard exposure. All holes/caissons require physical barricades or covers.

14.5.2.2                   A physical barricade may be constructed to protect against access by unauthorized personnel and/or to protect against accidental hazard exposure. Barricades are to be constructed of rigid materials and meet the OSHA standard 1926.502.

14.5.2.3                   Typically, barricades are built of plywood, wire rope, fencing, wood, or metal, but may be made of any material meeting the above specifications. Barricades must be secured, and completely surround the hazard.

14.5.3      Covers

14.5.3.1                   Covers may be made of any material that is able to support twice the intended load, i.e., personnel or equipment. Typically, hole covers are made of plywood, wire fence, or expanded metal mesh. Covers must be secured from removal or displacement, and flagged. Red utility locate flags are readily available from equipment suppliers. All hole covers are to be clearly labeled: “DANGER - HOLE COVER - DO NOT REMOVE”

14.5.4      Training

14.5.4.1                   All TIC employees working on projects where excavation/trench/hole hazards exist are to be trained in the installation, identification, and maintenance of warning systems, barricades, and/or covers.

14.6        APPENDIX

A.     Granular Soils — Fine to Coarse Sands

B.      Excavation and Trenching Compliance Checklist

C.      Trench and Excavation Permit

9

APPENDIX A
GRANULAR SOILS — FINE TO COARSE SANDS

Unconfined Compressive Strength (UCS) of soft cohesive soil is less than .5T / SF and should be treated similar to granular soils.

Relative Density of Sands According to Results of Standard Penetration Tests
Blows Per Ft.	Relative Density	Soil Type
0 to 4	Very Loose	C
4 to 10	Loose	C
10 to 30	Medium	C
30 to 50	Dense	B
Over 50	Very Dense	B*

* Very dense sand may be Type “A” if solidly cemented.

Test For Granular Soils

1.                                       Granular soil cannot be molded when moist and crumbles easily when dry.

2.                                       Moist granular soils that contain some cohesive material will exhibit signs of cohesion between particles.

3.                                       Penetrometer does not work on granular soils.

4.                                       Granular soil has no cohesive strength.

Warning

1.                                       Excessive moisture or drying may cause changes in the soil classification.

2.                                       Granular soils are susceptible to shock and/or vibration failure.

3.                                       Granular material that would exhibit cohesive properties when moist will lose those properties when either saturated or dried.

Minimum Standards - Type A Soil

Includes:

1.             Cohesive soils with an unconfined compressive strength exceeding 1.5 T/SF.

2.             Cemented granular soils or caliche may be included.

Excludes:

1.             Fissured soils or areas subject to vibration from heavy traffic or similar effects.

2.             Sloped layered system dipping onto excavation areas on 4 horizontal: 1 vertical or greater.

3.             Other factors requiring a less stable classification such as excessive moisture or free running or standing water.

4.             Previously disturbed soil.

5.             Cuts in excess of 20 feet.

10

Minimum Standards - Type A Soil

Excavations of 8 feet or less in depth, which have unsupported vertically sided lower portions, shall have a maximum vertical side of 3 1/2 feet.

Excavations more than 8 feet, but not more than 12 feet in depth that have unsupported vertically sided lower portions shall have a maximum allowable slope of 1H:1V and a maximum vertical side of 3 1/2 feet.

All excavations 20 feet or less in depth that have vertically sided lower portions that are supported or shielded have a maximum allowable slope of 3/4 H:1V. The support or shield system must extended at least 18 inches above the tope of the vertical side.

Condition A	4 ft maximum vertical height bench is allowable for Type A and Type B soils.
Condition B	3 1/2 maximum vertical height is allowable for Type A soils.
Condition A & B	Applies to cohesive soils only — not granular.

Minimum Standards - Type B Soil

Includes:

Cohesive soils with UCS of .5T / SF min. to 1.5 T/SF max.

Type A soils subject to external vibrations or loading.

Type A soils that are fissured.

Type A soils previously disturbed, but well compacted.

Excludes:

Cuts in excess of 20 ft.

Soils with free running or standing water.

11

All excavations 20 feet or less in depth that have vertically sided lower portions shall be shielded or supported to a height at least 18 inches above the tope of the vertical side. All such excavations shall have a maximum allowable slope of H:1V.

Minimum Standards - Type C Soil

Includes:

1.             Cohesive soil with UCS less than ..5T/SF.

2.             Granular soils including gravel, sand and loamy sand.

3.             Saturated or submerged soils.

4.             Type A and B soils when using option 1.

•              Recommended specific written safety plan

•              May require additional protective equipment.

All simple slope excavations 20 feet or less in depth shall have a maximum allowable slope of 1 1/2H:1V.

All excavations 20 feet or less in depth that have vertically sided lower portions shall be shielded or supported to a height at least 18 inches above the top of the vertical side. All such excavations shall have a maximum allowable slope of 1 1/2 horizontal: 1 vertical.

12

APPENDIX B
EXCAVATION AND TRENCHING COMPLIANCE CHECKLIST

EXCAVATION AND TRENCHING COMPLIANCE CHECKLIST

Date & Time
Station or Location
Reclass (Y/N) Reason
VISUAL
Water - Surface, Seeping, Water Table
Backfill - Cohesive, Granular
Trench Banks Cohes/Granular, Crack/Spall, Fissures
Previously Disturbed (Y/N)
Layered Soil (Y/N)
Vib Potential (Y/N)
MANUAL
Plasticity - Cohesive, Granular
Dry Strength - Cohesive, Granular
Estimated Strength - Thumb, Penitrometer, Shear Vane
CLASSIFICATION / PROTECTION
Soil Type - Rock /A/B/C
Trench Box, Shoring, Sloping
Competent Person

13

APPENDIX C
TRENCH AND EXCAVATION PERMIT

14

Mobile Equipment
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/2003

15.0 MOBILE EQUIPMENT

PROCEDURE TABLE OF CONTENTS

15.1	PURPOSE	2
15.2	OPERATOR CERTIFICATION AND TRAINING	2
15.3	CRANE MANAGEMENT	3
15.4	USE OF MOBILE EQUIPMENT IN PROXIMITY TO POWERLINES	5

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

15.1                           PURPOSE

To assure mobile equipment and cranes are operated by trained and qualified personnel.

15.2                           OPERATOR CERTIFICATION AND TRAINING

15.2.1                  Certification

All TIC operators of mobile equipment, including earthmoving equipment, elevated work platforms, forklift trucks and lift cranes must be certified for the equipment to be operated.

15.2.1.1                   Equipment Operator

Upon satisfying the TIC training and experience requirements, each operator will fill out the TIC Certificate of Training (Form PL-1 3) and receive an Equipment Qualification Card (TIC Form PL-14). These forms must be signed by the employee as well as the qualified person monitoring the training.

15.2.1.2                   Lift Crane Operator

The lift crane operator certification requires completion of the Lift-Crane Operator Experience/Authorization Form found in Section I of the TIC Corporate Crane And Rigging Manual. In addition, the crane operator must have had a TIC Crane Operator’s Physical Examination within the last year. Upon completing these requirements and all required training, the crane operator will be issued a Crane Operator’s Card by the corporate safety department indicating the equipment the operator is certified to operate. This certification procedure is explained in each Lift Crane Operations Guide. In the state of Oregon, all crane operator certification cards must include a laminated photo of the crane operator.

15.2.2                  Training

15.2.2.1              Training or evidence of experience is required for all equipment operators prior to their being certified to operate equipment.

15.2.2.2                   Each jobsite will designate a qualified person to certify equipment operators. The qualified person may be the site manager or an experienced operator designated by the site manager. Crane operator experience verification must be performed by the site manager.

15.2.2.3                   Prior to certifying any person as an operator, the qualified person is to follow the training procedures outlined below and document this training on the TIC Certificate of Training (Form PL-13).

15.2.2.3.1                             Determine and verify the experience on the specific type of equipment to be assigned. Document this on the TIC Certificate of Training Form (PL- 13) under Prior Experience.

15.2.2.3.2                             Review the Equipment Operator’s Manual and video (if available), paying close attention to the safety features and emergency control devices. Crane operators should also review the TIC Corporate Crane And Rigging Manual and the video “Lift Crane Operations”.

15.2.2.3.3                             Ask the prospective operator to demonstrate their understanding and familiarity with the equipment, its functions, controls and emergency and

2

safety features. Instruct the prospective operator to notify supervision of any problems encountered in the safe operation of the equipment and have them describe their actions/reactions during emergency situations.

15.2.2.3.4                             Have the prospective operator perform a daily equipment walk-around and complete a TIC pre-shift inspection report (Form EQ-17).

15.2.2.3.5                             Review and witness the prospective operator’s competence and capabilities operating the equipment.

15.2.2.3.6                             Review service and scheduled maintenance procedures for the equipment.

15.2.2.3.7                             Upon satisfactory completion of the above, designate the operator competent on the assigned equipment, complete the TIC Certificate of Training (form PL-13) and issue the operator a TIC Operator’s Card, Form PL- 14.

15.2.2.4                   The TIC Corporate Safety Department has the following video titles available to assist in providing equipment operator instruction:

•                                Skid-Steer Safety, Operation and Maintenance

•                                Rough Terrain Forklift Safety, Operation and Maintenance

•                                Trencher Safety, Operation and Maintenance

•                                Loader/Backhoe Safety, Operation and Maintenance

•                                Crawler Loader/Dozer Safety, Operation and Maintenance

•                                Articulated Loader Safety, Operation and Maintenance

•                                Basic Manlift Orientation

•                                Bobcat 2400 MTC Operator Training

•                                Tractor Loader Backhoe Safety Procedures

•                                Bobcat Excavator Operator Training

•                                Operation Safety and Maintenance

•                                Telescopic Forklift Pre-operating Instructions

•                                525 Operation and Maintenance

•                                Modern Motor Grader Operation

•                                Operational Tips and Techniques for Backhoe Loaders

•                                The Professional Operator

•                                SD-70 Series Operation Training Program

•                                Vibratory Soil Compactors

•                                Aerial Lift Safety

•                                JLG Scissors Operation and Safety

•                                JLG Lift Operator Safety

•                                Lift Crane Operations

15.3                           CRANE MANAGEMENT

Each TIC project managing a crane assumes the responsibility for safe operation of cranes and the performance of operators, riggers and signalmen. The following policy addresses operator qualification, training, crane inspection, lifting criteria and crane management systems.

15.3.1                  Definitions

15.3.1.1                   Crane Competent Person: A TIC employee who has the capabilities and experience to review the on-site management of cranes and assure that Federal Safety

3

regulations are complied with, required recordkeeping is completed, and TIC safe work practices are being followed. Qualifications of the Competent Person for cranes includes understanding of safe crane operating practice and Federal and TIC requirements related to crane operations.

15.3.2                  Certification of Crane Operators

15.3.2.1                   All TIC operators of cranes must be certified and carded for the size and type of crane to be operated. Successful certification requires:

15.3.2.1.1                             Physical examination every two years, according to D.O.T.

15.3.2.1.2                             Completion of Operator Experience/Authorization form.

15.3.2.1.3                             Review of TIC Corporate Crane And Rigging Manual.

15.3.2.1.4                             Review of operator’s crane operating capabilities by the Competent Person or third party crane specialist.

15.3.2.2                   One of the responsibilities of the Crane Competent Person is to assist new crane operators through the TIC certification process, which includes helping the new operator complete each certification requirement, as well as reviewing the operator’s crane operating capabilities. The TIC Safety and Equipment Departments will assist the Crane Competent Person in certification of crane operators.

15.3.2.3                   The TIC Safety Department will keep all records related to crane operator certification and training and will issue crane operator cards upon successful completion of the requirements. The TIC Safety Department will maintain a list of TIC employees who are qualified as Crane Competent Persons. Each time this list is updated a copy will be sent to the Corporate Safety Department.

15.3.3                  Crane Inspection

Each crane must be inspected prior to each shift by the crane operator, with documentation of the inspections on TIC Pre-Shift Inspection Report form (EQ-17). Each crane shall have a current, annual inspection, provided by TIC or an authorized third party inspector per state requirements.

15.3.4                  Operator Training

Training for all crane operators, including boom truck and carry deck operators, will be presented periodically at TIC projects through third party or TIC in-house instructors. Training is to be coordinated through the TIC Equipment and Safety Departments.

15.3.5                  Competent Person - Cranes

15.3.5.1                   TIC requires all TIC projects having cranes on site to have a designated Competent Person for cranes. The Crane Competent Person is to be designated by the Site Manager at project kickoff. In addition to their normal assigned duties, the responsibility of the Crane Competent Person is to work with TIC managers and crafts to:

15.3.5.1.1                             Review newly hired crane operators to determine their operation abilities.

4

15.3.5.1.2                             Assure that all OSHA, MSHA and TIC policies regarding crane operation are complied with.

15.3.5.1.3                             Make sure TIC policy regarding task planning of major lifts is followed.

15.3.5.1.4                             Make sure corrective action is quickly taken when concerns are identified.

15.3.5.1.5                             Regularly communicate the status of crane safety to project management.

15.3.5.1.6                             Coordinate and communicate with the TIC Equipment and Safety Departments regarding certification of new crane operators.

15.3.5.2              A designated Competent Person for cranes must be present on site whenever cranes are operating. TIC projects must designate enough Competent Persons to assure adequate coverage.

15.3.5.3                   Upon designation of the Competent Person, the site manager is to contact the TIC Safety Department and request the applicable OSHA standards for cranes. This standard is to be reviewed by the Competent Person and maintained as part of the Project Safety Plan with a copy kept by the Competent Person for reference.

15.3.6                  Crane Lifting Performance

15.3.6.1                   All lifts, series of lifts, crane moves, rigging, assembly and disassembly are to be reviewed and planned to assure successful and safe completion. Planning is to include:

15.3.6.1.1                             Load to be lifted and load chart analysis;

15.3.6.1.2                             Rigging; and

15.3.6.1.3                             Load path - potential obstruction, workers underneath.

15.3.6.2              On loads exceeding 85% of the crane capacity, all lifts are to be task planned and documented with the TIC Lift Plan or equivalent.

15.3.7                  Reporting and Review of Crane Incidents

All crane incidents involving injury to personnel or damage to equipment and/or property are to be reported to the Corporate Safety Director and the TIC Equipment Department. The Corporate Safety Director will review all crane incidents and call project management in event of questions or concerns. The Safety Director will advise the Corporate Safety Committee of all crane incidents.

15.4                           USE OF MOBILE EQUIPMENT IN PROXIMITY TO POWERLINES

15.4.1                  Scope

This policy applies to all equipment, which by design, use, or configuration may come into contact with powerlines on TIC projects. This includes cranes, excavators, forklifts, backhoes, dump trucks, powered manlifts, etc. All work in proximity to powerlines is to be performed under TIC safety and operations policies, as well as all applicable Federal and State regulatory standards, including OSHA and MSHA. All crane operations will be in compliance with ANSI B 30.5 - 2000.

5

15.4.2                  Pre-Job Plan

At the project kick-off, overhead powerlines are to be identified, and a plan for avoiding contact developed. This plan should address engineering controls as well as methods of identification, spotters, and proximity detection. The plan should make every effort to eliminate the overhead powerline hazard by relocating the powerlines, burying the powerlines, or changing the equipment routing. A pre-job plan is to be written, reviewed with the entire project team, and will establish who is the competent person responsible for equipment and powerlines concerns.

15.4.3                  De-energizing and Grounding Powerlines

Every effort should be made to de-energize and ground powerlines when using mobile equipment, which may come in contact with the powerlines to avoid the possibility of injury or death due to electrocution. This must be coordinated with the client, the facility owner, and the owner of the powerlines. When de-energizing powerlines, the following steps are to be taken:

15.4.3.1                   The Power Company or owner of the powerlines are to de-energize the lines.

15.4.3.2                   The lines are to be visibly grounded to avoid electrical feedback.

15.4.3.3                   A qualified representative of the owner of the powerlines or a designated representative of the electrical utility is to be on the site to verify that the above actions have been completed and the lines are not energized.

15.4.4                  Procedures When Operating Equipment in Proximity to Energized Powerlines

15.4.4.1              When equipment must operate in proximity to energized powerlines, the following precautions are required on all TIC projects:

15.4.4.1.1                             Planning Meeting

An on-site meeting between project management and a representative of the owner of the powerlines, the facility owner, and/or the electrical utility is to take place to establish safe working procedures.

15.4.4.1.2                             Signal Person

A qualified signal person (spotter) must be provided when moving equipment near energized powerlines. The spotter’s only responsibility is to observe the operation from the best vantage point and warn the operator when the boom, load, load lines, or any part of the equipment nears the distances in the above chart. The spotter must be in direct visual or radio contact with the equipment operator.

15.4.4.1.3                             Permitted distances

Never move any equipment closer to energized powerlines than indicated in the following chart: These clearances are to be maintained at all times.

Line Voltage	Absolute Limit of Approach
Up to 50,000 volts	10 feet
50,000 to 115,000 volts	12 feet
115,000 to 230,000 volts	16 feet
230,000 to 500,000 volts	25 feet

6

15.4.4.2                   Non-conductive Tag Lines

Non-conductive taglines are to be used on all loads.

15.4.4.3                   Warning Signs

Warning signs are to be placed prominently 50 feet on each side of overhead powerlines on both sides of the roadway (four signs), indicating “DANGER - OVERHEAD POWERLINES”. Signs must meet all DOT and OSHA requirements for signs indicating danger, and be a minimum of 24” x 24”. Placards, available from the crane manufacturer and crane rental company, are required to be placed in the cab of all cranes warning of the hazards of operating near energized powerlines and indicating safe distances from powerlines with various voltages, as indicated in the chart above.

15.4.4.4                   Powerline Warning Devices

Devices such as ribbons, balls, etc., are to be attached to powerlines by a qualified representative of the electrical utility to improve powerline visibility.

15.4.4.5                   Insulating Devices

Boom guards, proximity devices, and insulating links may be used. However, they are not a substitute for safe operating procedures, and safe working distances as indicated in the above chart must still be maintained.

COPIES OF FORMS MAY BE OBTAINED IN THE CORPORATE CRANE AND RIGGING MANUAL.

7

Steel Erection
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	11/2000

16.0 STEEL ERECTION

PROCEDURE TABLE OF CONTENTS

16.1	PURPOSE	2
16.2	SURVEY OF WORKPLACE - JOBSITE PLANNING	2
16.3	STRUCTURAL STEEL ASSEMBLY - CONNECTING	2
16.4	GENERAL SAFETY REQUIREMENTS	2
16.5	XMAS TREEING OF STRUCTURAL STEEL	3

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

16.1                           PURPOSE

To establish safe work practices for the erection of structural steel.

16.2                           SURVEY OF WORKPLACE - JOBSITE PLANNING

16.2.1                  Prior to the start of work, supervision will prepare a written Steel Erection Plan identifying the hazards and determining the safeguards to be installed. All steel erection plans must address how the project intends to comply with TIC’s Fall Protection Policy. In California a permit is required for all structures exceeding 30 feet. A California registered professional engineer must approve steel erection plans.

16.2.2                  During construction, supervision must inspect the structure so as to maintain a safe work area. Open sided doors, walkways, platforms, etc., shall be protected with signs and a barrier which will not deflect more than three inches when subjected to a 200 pound force in any direction. 1/2” steel cable may be used as a barrier until handrails or siding are installed.

16.3                           STRUCTURAL STEEL ASSEMBLY - CONNECTING

16.3.1.1                                 When connectors are working together, only one person should give crane signals and that person should make sure that all others working on the job are in the clear. Employees should position themselves to avoid being struck by a swinging or falling load.

16.3.1.2                                 A load shall not be released from the hoisting line until it is secured with no less than two bolts (or the equivalent) drawn up wrench tight at each connection.

16.3.1.3                                 Joists/trusses shall not be placed on any framework unless such framework is safely bolted/welded in two directions. In addition, a center row of bolted bridging between joists/trusses shall be installed before slacking the hoisting line.

16.3.1.4                                 Tag lines shall be used for controlling loads.

16.3.1.5                                 No employee shall ride the headache ball, hook or load.

16.4                           GENERAL SAFETY REQUIREMENTS

16.4.1.1                                 Containers shall be provided for storing or carrying bolts, drift pins and other loose objects and shall be secured against falling when aloft.

16.4.1.2                                 When bolts, nuts, washers or drift pins are being removed, means shall be provided to keep such items from falling; in addition, such items shall not be thrown but shall be placed in bolt baskets or other approved containers and raised or lowered using a line.

16.4.1.3                                 Drilling and reaming machines are to be secured to the structure by rope or cable in addition to normal magnetic or clamp methods.

16.4.1.4                                 It is TIC Policy to avoid overhead load exposure except for employees engaged in rigging and connecting structural steel.

2

16.5                           XMAS TREEING OF STRUCTURAL STEEL

This policy does not apply to MSHA projects. MSHA specifically does not allow the use of Xmas Treeing on projects under MSHA jurisdiction or where there is an overhead load exposure for any worker.

16.5.1                  TIC will permit multiple lift rigging of structural steel (Xmas treeing), when the following lifting procedures are able to be followed:

16.5.1.1                                 The owner and client specifically permit the use of Xmas treeing structural steel at their facility and/or project.

16.5.1.2                                 A multiple lift rigging assembly, or bullstail, must be used. This must have been manufactured by a wire rope rigging manufacturer, and be specifically designed for multiple lift operations.

16.5.1.3                                 No more than five (5) pieces of structural steel, decking, floorsteel, etc. may be lifted at one time. No bundles may be lifted.

16.5.1.4                                 The weight of each load cannot exceed the rated capacity of each attachment point on the bullstail. The weight of the total load cannot exceed the rated capacity of the bullstail.

16.5.1.5                                 A qualified rigger is to certify that on each lift the main line is capable of supporting the whole load, and each hook is capable of supporting the individual members.

16.5.1.6                                 All steel will be rigged level and have a minimum of seven (7) feet separation between steel.

16.5.1.7                                 Whether a project chooses to use reverse treeing, where the top load is removed first, or Xmas treeing, where the iron is removed from the bottom up, is a decision to be made by the project management team based upon which is the safest and best way to accomplish the work. Both methods may be included as part of the steel erection plan.

16.5.1.8                                 All multiple lift loads being lowered into place must use controlled load lowering to eliminate the possibility of a crane operator accidentally allowing a load to freefall and dropping it onto a worker. Cranes that do not have controlled load-lowering devices shall not to be used to lift multiple loads of structural steel.

16.5.1.9                                 Training is required for employees exposed to fall hazards, performing multiple lift rigging, and connecting per 1926.761 (see attached).

16.5.1.10                           The Xmas treeing procedure must be approved for each project it is to be used on by the Profit Center Vice President. A Steel Erection Plan with the Xmas treeing procedure must be developed and reviewed as part of the project task planning.

16.5.1.11                           Verify that your equipment lease does not prohibit Xmas treeing of steel.

16.5.2                  The above procedure is written with the understanding that it is TIC policy to avoid overhead load exposure except for employees engaged in rigging and connecting structural steel. OSHA states that “Employees engaged in the initial connection of steel and employees necessary for hooking or unhooking the load are the only employees allowed to work directly below a suspended load...”

3

16.5.3                  Refer to OSHA 1926.750, Subpart R for more complete information regarding steel erection safe work procedures.

4

Rigging
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	11/2001

17.0 RIGGING

PROCEDURE TABLE OF CONTENTS

17.1	PURPOSE	2
17.2	COMPETENT PERSON	2
17.3	CRANE LOAD PATH PROTECTION	2
17.4	WIRE ROPE	3
17.5	WIRE ROPE SHOCK LOADS	4
17.6	SLINGS	4
17.7	TURNBUCKLES	5
17.8	SHACKLES	6
17.9	CABLE CLIPS	6
17.10	EYE BOLTS	6
17.11	WEDGE SOCKETS	6
17.12	LIFTING LUGS	6
17.13	SPREADER BARS	6

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

17.1                           PURPOSE

This section establishes TIC policy for protection of employees around crane operations and the use of rigging components. Special consideration should be given to such factors as the long exposure of equipment to corrosion and the number of times it will be reused. This section provides a guide for determining the size of wire rope, turnbuckles, slings, shackles and other rigging components.

17.2                           COMPETENT PERSON

Each TIC project shall designate a competent person who is knowledgeable of TIC and OSHA rigging methods and procedures. The Rigging Competent person will be responsible to coordinate rigging on site and will have the authority to stop operations that he/she determines may be unsafe.

17.3                           CRANE LOAD PATH PROTECTION

17.3.1                  The following is TIC policy regarding suspended load path protection:

17.3.1.1                   Suspended Loads

17.3.1.1.1                        No employees are to work or pass under any suspended loads.

17.3.1.1.2                        Tag lines will be attached to all suspended loads and will be used for guiding and landing loads.

17.3.1.1.3                        In the event a suspended load is to be swung over a work area, employees will leave the area at the warning sound, and then return to work when the load has passed and the employee has verified that the swing path is clear.

17.3.1.2                   Suspended Load Warning System

17.3.1.2.1                        Before any load is lifted, the crane operator, or other designated person who is in direct communication with the operator, will sound a horn-type of warning system.

17.3.1.2.2                        Upon hearing the warning, all employees in the affected area will immediately vacate that area. A spotter assigned to watch the affected area will assure that the area which will be under the suspended load swing radius is clear of personnel. Upon seeing that the area is clear, the spotter will signal to the crane operator, visually or by radio, that the area is clear and that the pick can be made.

17.3.1.2.3                        Once the load has cleared the affected work area, the signal will be given to indicate that it is safe to return to the area and resume work.

17.3.1.2.4                        Any employee, who hears either of these signals and is not sure if their area of work is affected, will immediately leave the area and determine if their area is clear for work.

17.3.1.2.5                        Usually, the spotter will be a source of that information. If not, then the employee should make contact with an area supervisor. In most cases, these swing areas will be clearly marked and all employees working in

2

those areas will be informed that they will be required to leave as loads are swung overhead.

17.3.1.3                   Restricted Access Areas

17.3.1.3.1                        Barricades, walkways and sign posting will be established prior to any operations taking place.

17.3.1.3.2                        Certain areas may be marked with barricade tape to indicate that access is restricted. Those areas are not to be entered by any employee, for any reason, without clearance from the area supervisor, safety representative or other individual with authority to control those areas.

17.3.1.3.3                        Fenced areas will be accessed or exited by all employees only through the established entrances or exits.

17.3.1.3.4                        Counterweight travel and other swing areas of equipment will be marked with “Caution” barricade tapes. These areas are not to be entered while the equipment is in operation (engines running mean the equipment is operating, even if not in motion) without the consent and knowledge of the equipment operator.

17.4                           WIRE ROPE

17.4.1                  All hoisting ropes must have been recommended by the manufacturer for that service. Non- rotating rope is not to be used for boom hoist systems. The replacement rope for cranes must be the same size, grade and construction as the rope originally recommended. All live and running ropes that wind on drums must have a safety factor of at least 3.5, and no less than two full turns of rope must remain on the boom or hoist drums when the boom or load hook is at its lowest position. Non-rotating rope must have a minimum safety factor of 5.

17.4.1.1                   Running or hoist ropes will be replaced when any of the following conditions are detected:

17.4.1.1.1                        When there are six or more randomly distributed broken wires in any one lay or when there are three or more broken wires in any one strand of any one lay.

17.4.1.1.2                        When one third of the original diameter of outside individual wire is worn.

17.4.1.1.3                        When there is kinking, crushing, bird caging or any other damage or distortion of the wire rope structure.

17.4.1.1.4                        When there is evidence of heat damage.

17.4.1.1.5                        When the rope’s diameter is reduced by more than 3/64-inch in a rope with a diameter up to and including 3/4-inch, 1/16-inch in a rope with a diameter from 7/8 to 1-1/8-inch, 3/32-inch in a rope with a diameter from 1-1/4 to 1-1/2-inch.

3

17.4.1.2                   Standing Rope or Pendent Lines

When there are two or more broken wires in any one lay in those sections beyond the end connections or when there are one or more broken wires at the end connection.

17.4.1.3                   Rotation Resistant (Non-rotating) Wire

Rope is to be replaced if the lay length increases and the diameter decreases in a short piece of rope, in other words, if the rope appears stretched out. The rope must also be removed from service if there are two randomly distributed broken wires in six rope diameters or four randomly broken wires in 30 rope diameters.

17.5                           WIRE ROPE SHOCK LOADS

17.5.1                  Shock loads shorten wire rope life.

17.5.1.1.1                        Shock loads that obviously overstress the rope should be avoided.

17.5.1.1.2                        Make sure that there is no slack and no jerking of the rope at the start of loading.

17.5.1.1.3                        Check the hoisted loads carefully to see that they are not beyond the rope’s proper working load.

17.5.1.1.4                        Do not allow rope to become fouled or jammed, either on the drum or by jumping of a sheave.

17.6                           SLINGS

17.6.1                  Wire Rope

17.6.1.1                   Maintenance

17.6.1.1.1                        Wire rope slings must be stored off the ground when they are not being used, preferably on a choker rack.

17.6.1.1.2                        Slings should be kept lubricated to avoid rusting.

17.6.1.2                   Selection

17.6.1.2.1                        At no time will a safety factor of less than 5 be used.

17.6.1.2.2                        Wire rope slings made from other than Independent Wire Rope Core (IWRC) are not recommended.

17.6.1.3                   Use

17.6.1.3.1                        Slings that are 1-1/2 inches in diameter and larger should be proof-tested to double the safe working load. This testing should be done by the supplier before the sling is accepted.

17.6.1.3.2                        Use suitable wood or rubber protectors (softeners) where slings go around sharp corners.

4

17.6.1.3.3                        Use suitable softeners to prevent chokers from slipping during a lift.

17.6.1.3.4                        Sling angles greater than 30 degrees from the vertical are not recommended.

17.6.1.3.5                        The pressed sleeve eye has certain disadvantages in that it does not work well as a choker around structural members and small diameter pipe.

17.6.1.3.6                        Use of two or more slings in a hook:

17.6.1.3.6.1               When placing two (2) or more slings in a hook, make sure the angle from the vertical to outmost leg is not greater than 45 degrees, and the included angle between the legs does not exceed 90 degrees. For two legged slings with angles greater than 90 degrees, or if slings with three or more legs are used, a master link or shackle must be used in the hook to collect the slings.

17.6.1.3.7                        Synthetic slings

17.6.1.3.7.1               Always follow the manufacturers recommendations for use of synthetic slings.

17.6.1.3.7.2               All slings are to be double wrapped to prevent slipping (or physically blocked) when used in a “choker” type hitch.

17.6.1.3.7.3               All loads are to be between 50-75 percent of the rated capacity of the sling when used in a “choked” type hitch.

17.6.1.3.7.4               No columns are to be rigged with round slings in a “choked” type hitch.

17.6.1.3.7.5               All slings are to be protected from sharp edges with softeners.

17.6.1.3.7.6               Each sling is to be inspected before each use. If the cover jacket is damaged, allowing the inner fibers to be seen, or if any deformities are felt in the inner fibers, the sling is to be taken out of service.

17.6.1.3.7.7               Any evidence of burn marks, melting, or chemical burns on any sling require the sling to be taken out of service immediately.

17.6.1.3.7.8               Double shackles are to be used when needed for protection of the sling when indicated, specifically with all multi-leg type hitches.

17.6.1.3.7.9               Ratings on synthetic slings are based on the straight shackle pin diameter of one half the sling width. Example: If the sling is 4” wide you need the shackle pin to be 2”.

17.7                           TURNBUCKLES

17.7.1                  Use only hot dip galvanized forged steel turnbuckles, certified for lifting and rigging.

5

17.7.2                  Use locknuts or other locking devices when turnbuckles are used with one part of wire rope to prevent turnbuckles from unwinding.

17.8                           SHACKLES

17.8.1                  Use only domestic forged alloy steel shackles, preferably, use only those shackles that have the safe working load stamped on their bales.

17.8.2                  A shackle one size greater than the sling used with it is recommended.

17.8.3                  Shackles rated at 100 tons or more must be magnetic-particle tested before each lift approaching their rated capacities.

17.9                           CABLE CLIPS

U-bolt cable clips must have the U-bolt section on the dead or short end and the saddle on the live or long end of the rope. The number and spacing of the chips must be in accordance with the clip chart. All clips must be drop-forged steel. The clip nuts must be re-tightened after newly installed rope has been in use for an hour and the nuts shall be rechecked for tightness from time to time.

17.10                     EYE BOLTS

Only drop forged steel eye bolts shall be used for lifting. Field fabricated eye bolts are to be designed by a competent structural engineer.

17.11                     WEDGE SOCKETS

17.11.1            Wedge sockets beckets are to have the live or running end in line with pin hole. Refer to the TIC Corporate Crane and Rigging Manual for more information.

17.11.2            After pulling the wedge tight, at least one cable clip should be installed on the tail.

17.12                     LIFTING LUGS

Field fabricated lifting lugs are to be designed by a competent structural engineer.

17.13                     SPREADER BARS

Field fabricated spreader bars are to be designed by a competent structural engineer and design drawings available on site.

COPIES OF FORMS MAY BE OBTAINED IN THE CORPORATE CRANE AND RIGGING MANUAL.

6

Toxic and Hazardous Substances
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	11/2000
PROGRAM

18.0 TOXIC AND HAZARDOUS SUBSTANCES

PROCEDURE TABLE OF CONTENTS

18.1	PURPOSE	2
18.2	SCOPE	2
18.3	PROCEDURES	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

18.1         PURPOSE

To assist TIC supervisors in TIC Policy and safe working procedures when working with or in close proximity to certain specified toxic contaminants.

18.2         SCOPE

The Occupational Safety and Health Act identifies certain TOXIC and HAZARDOUS SUBSTANCES (29 CFR 1926, Subpart Z) TO WHICH EMPLOYEES MAY HAVE SPECIFICALLY LIMITED EXPOSURE. When working with or in close proximity to these substances, refer to the OSHA standard referenced below. Always contact the TIC Corporate Safety Department for assistance in implementing employee safety programs for handling toxic and hazardous substances.

18.2.1      Subpart Z - Toxic and Hazardous Substances

•         1926.1102 - Coal tar pitch volatiles; interpretation of term

•         1926.1103 - 4 - Nitrobiphenyl

•         1926.1104 - alpha - Naphtylamine

•         1926.1105 - (Reserved)

•         1926.1106 - Methyl chloromethyl ether

•         1926.1107 - 3, 3’ - Dichlorobenzidine (and its salts)

•         1926.1108 - bis - Chloromethyl ether

•         1926.1109 - beta - Naphthylamine

•         1926.1110 - Benzidine

•         1926.1111 - 4 - Aminodiphenyl

•         1926.1112 - Ethyleneimine

•         1926.1113 - beta - Propiolactone

•         1926.1114 - 2 - Acetylaminofluorene

•         1926.1115 - 4 - Dimethylaminoazobenzene

•         1926.1116 - N - Nitrosodimethylamine

•         1926.1117 - Vinyl chloride

•         1926.1118 - Inorganic arsenic

•         1926.1128 - Benzene

•         1926.1129 - Coke oven emissions

•         1926.1144 - 1, 2 - dibromo - 3 - chloropropane

•         1926.1145 - Acrylonitrile

•         1926.1147 - Ethylene oxide

•         1926.1148 - Formaldehyde

18.3         PROCEDURES

18.3.1      The procedures for working with the above toxic and hazardous materials include:

18.3.1.1         Monitoring

18.3.1.1.1        Environmental monitoring using instrumentation and lab analysis is necessary to determine whether an employee exposure concern exists. From this information the type of protective equipment needed may be determined.

2

18.3.1.2         Regulated Areas

18.3.1.2.1        Areas in which employees may be exposed to toxic and hazardous substances must be clearly marked.

18.3.1.2.2       Boundaries should be established using monitoring instrumentation wherever possible, as well as client provided information.

18.3.1.3         Exposure Monitoring

18.3.1.3.1       Employee exposure monitoring must be conducted wherever employees are working with toxic and hazardous substances. The type of monitoring is dependent upon the hazardous substance and the requirements of the Federal Standard.

18.3.1.4         Compliance Programs

18.3.1.4.1       The client will be responsible for written compliance programs dealing with recommendations for engineering controls. If exposures exceed Permissible Exposure Limits, the jobsite must prepare a written compliance program describing actions being taken to reduce exposures.

18.3.1.5         Respiratory Protection

18.3.1.5.1       When respirators are required, selection will be based upon recommendation by NIOSH or MSHA Standards. All respirators and equipment will meet or exceed NIOSH or MSHA standards. Fit testing will be conducted yearly and periodically thereafter.

18.3.1.6         Protective Clothing

18.3.1.6.1       Generally TIC will use the protective clothing as specified by the client. Selection of protective clothing shall be based upon applicable standards.

18.3.1.7         Medical Surveillance

18.3.1.7.1       OSHA requires a medical surveillance program for employees working with or exposed to certain toxic and hazardous substances. Refer to the OSHA regulations and the Corporate Safety Department to determine if this is necessary.

18.3.1.8         Training - Communication of Hazard

18.3.1.8.1       Training on signs, labels, and Material Safety Data Sheets (MSDS) should be conducted as part of routine hazard communication training. More detailed training should be completed prior to assigning an employee to a work area containing a Toxic and Hazardous Substance.

18.3.1.9         Recordkeeping

18.3.1.9.1       A file is to be kept on each employee working with a toxic and hazardous substance. This file is to be sent to the TIC Personnel Department at the conclusion of the job. Recordkeeping shall include:

3

18.3.1.9.1.1             Documentation of the Hazard

18.3.1.9.1.1.1          Federal Standard

18.3.1.9.1.1.2          MSDS

18.3.1.9.1.2     Employee Training Records

18.3.1.9.1.3     Medical Records

18.3.1.9.1.4     Monitoring Results and Analysis

18.3.1.9.1.5     Respiratory Protection Program

18.3.1.9.1.6     Personal Protective Equipment

18.3.1.9.1.7     Date of Work Performed

4

Hazardous Materials Management
Safe Work Practice
CORPORATE SAFETY MANAGEMENT	Procedure Revision Date	11/2000
PROGRAM

19.0 HAZARDOUS MATERIALS MANAGEMENT

PROCEDURE TABLE OF CONTENTS

19.1	PURPOSE	2
19.2	SCOPE	2
19.3	DEFINITIONS	2
19.4	RESPONSIBILITIES	2
19.5	JOBSITE PLANNING	3
19.6	MANAGING CONTAMINATED SOILS	4
19.7	PURCHASING OF HAZARDOUS MATERIALS FOR TIC JOBSITES	5
19.8	TRANSPORTATION	5
19.9	STORAGE OF HAZARDOUS MATERIALS ON JOBSITES	8
19.10	USE OF HAZARDOUS MATERIALS	9
19.11	DISPOSAL	10
19.12	WASTE HANDLERS	16
19.13	TYPES OF HAZARDOUS SUBSTANCES COMMONLY USED AT TIC SITES	17
19.14	CALIFORNIA OPERATIONS	18
19.15	HAZARDOUS WASTE	19
19.16	RECORDKEEPING AND COMPLIANCE REPORTING	19
19.17	APPENDIX	26

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

19.1         PURPOSE

The purchase, transportation, storage, use and disposal of hazardous materials has become an area of major concern to TIC. This standard provides guidelines to all supervisors to assure regulatory compliance, reduce hazard exposure to employees, and minimize costs associated with the purchase, transportation, storage, use, and disposal of hazardous materials.

19.2         SCOPE

TIC jobsites are considered independent, stand-alone consumers of hazardous material according to federal regulations. What this means is that each jobsite is independently responsible for the materials it uses. The fact that a material may be recyclable or suitable for use by another jobsite is not relevant. Federal and state regulatory agencies generally use the shipping manifest to determine who is responsible for the hazardous material. If TIC is on the manifest, TIC is responsible for whatever happens to that material.

19.3         DEFINITIONS

For purposes of this manual, a hazardous chemical is any chemical for which TIC has received on MSDS.

19.3.1      A material should be considered hazardous if it exhibits certain properties (i.e., toxic; easily flammable, explosive, reactive and corrosive; if the material can cause or significantly contribute to an increased mortality or increase in serious irreversible or incapacitating illness; poses a substantial present or potential hazard to human health or environment when improperly treated, transported, stored or disposed of or otherwise managed).

19.3.2      MSDS - Material Safety Data Sheet. An MSDS is a document, which must be prepared by the manufacturer of any hazardous material, which specifies the chemical, physical, and hazardous nature of the product. An MSDS explains what the hazards are, how to avoid those hazards, personal protective equipment to be used, spill response, and precautions for safe handling and use. All TIC jobsites will receive and keep on file an MSDS from the manufacturer of each hazardous material delivered to the jobsite.

19.4         RESPONSIBILITIES

19.4.1      Site Manager

19.4.1.1           Ascertain whether any hazardous substance or extremely hazardous substances are on site in reportable quantities.

19.4.1.2           Make certain that all supervisors, warehousemen, field engineers/office managers are familiar with the requirements of this section relating to EPA Community Right to Know.

19.4.1.3           Act as the emergency contact to be designated on the Tier I Form to be available on a 24-hour basis.

19.4.1.4           Appoint a second emergency contact at the jobsite who will be designated on the Tier I Form as another person who will be available on a 24-hour basis.

19.4.1.5           Maintain appropriate records and copies of all transmitted information to the state commission, local committee and fire department with jurisdiction over the jobsite.

2

19.4.2      Emergency Contact Designated on the Tier I Form

19.4.2.1           This person must be familiar with all of the Hazardous Substances and Extremely Hazardous Substances on the jobsite and the location of each.

19.4.2.2           This person will act as a referral for TIC if the emergency responders need assistance in responding to a chemical accident at the jobsite.

19.4.3      Safety Department

19.4.3.1           Assist site manager and supervisors at each jobsite in the education of necessary personnel regarding the Community Right to Know requirements.

19.4.3.2           Conduct appropriate training seminars for site managers, supervisors and other essential personnel in the requirements of the Community Right to Know regulations and requirements and the forms and information which must be accumulated and sent to the appropriate authorities.

19.4.3.3           Establish appropriate recordkeeping procedures for maintaining copies of all information transmitted to state commissions, local committees and fire departments with jurisdiction over the jobsites.

19.5         JOBSITE PLANNING

19.5.1     Each jobsite shall develop a hazardous materials plan, to conform to the following sections of this document. A sample format of a Hazardous Materials Management Plan follows this section. The plan should be developed prior to mobilization and delivery of supplies, and include the following:

19.5.1.1        Lists of all hazardous materials to be used on the jobsite, with approximate quantities.

19.5.1.2        Purchasing

Where each hazardous material will be purchased, the manufacturer, and supplier.

19.5.1.3        Transportation

Who is the shipper, how will the hazardous material arrive, by rail, truck, TIC vehicle, etc.

19.5.1.4        Storage

Where and how the hazardous materials be stored, special arrangements that must be made prior to arrival.

19.5.1.5        Use

Compliance with regulatory hazard communication standards for training, product labeling, MSDS, a written HazCom program (see manual section on HazCom), notification of subcontractors and other contractors on site.

19.5.1.6        Disposal

Each hazardous material must have a disposal procedure in place prior to use. TIC Corporate Safety is available to assist in explanation of waste disposal regulations, and in arranging disposal.

3

19.5.1.7        Reporting

Jobsite management, by use of this document, shall determine whether the jobsite has a duty to report the use, storage, and/or waste disposal of a particular hazardous material. Reporting is often complex, but very important for compliance with local, state, and federal laws, and assistance is available through TIC Corporate Safety.

19.6         MANAGING CONTAMINATED SOILS

19.6.1      Whenever soils, which may be contaminated with hazardous materials, are present on a TIC project, there is a potential for serious chemical exposure to TIC workers as well as potential liability for TIC. Most TIC contracts make our client solely responsible for dealing with all hazardous wastes and materials at the jobsite other than those we create or introduce. Project supervision is to contact the Corporate Safety and Legal Departments whenever suspected contaminated soils are encountered, and adhere to the following guidelines:

19.6.1.1        Contaminated Soils Identification

Unless the facility owner has already identified the presence of contaminated soils, the first indication will probably be discolored soil with a strong odor. All TIC employees who are working in excavating and trenching operations are to be trained to remove themselves from the area and immediately notify their supervisor if these conditions are present. The facility owner/client is to be immediately notified.

19.6.1.2        Barricading

Whenever suspected contaminated soil is encountered, the area is to be identified and secured with perimeter barricade tape. It may be necessary to post a security guard if the contaminated soils are located in a high traffic or residential area. Safety warning signs indicating the hazard are to be posted.

19.6.1.3        Soil and Chemical Analysis

It is important to determine the type of chemical present and the concentration to determine whether soil contamination exists. It is the responsibility of the facility owner/client to make this determination and present TIC with laboratory analysis.

19.6.1.4        Handling of Contaminated Soil

TIC does not generally handle contaminated soil. This is the responsibility of the facility owner/client. It is important to contain the original contaminated soil, and not let it contaminate adjacent soil, spoil piles, or any other soil or materials. The best way for TIC to do this is to not handle contaminated soil. Before any TIC project moves or handles any soil that we suspect may be contaminated, site management MUST contact the TIC Safety and Legal Departments.

19.6.1.5        Transport of Contaminated Soil

All transport of contaminated soil must be performed by licensed hazardous material transporters under direct contract to the facility owner/client. This must be manifested as contaminated soil/hazardous material, with the facility owner/client listed as the owner/shipper. (TIC is not to be listed on the shipping manifest.) Any TIC project considering transporting contaminated soils, or subcontracting contaminated soil transport, is to first contact the TIC Safety and Legal Departments.

4

19.6.1.6        Disposal of Contaminated Soil

TIC is not to be responsible for the disposal of contaminated soil, as this is the client’s responsibility under the terms of the TIC contract. Any TIC project considering arranging for the disposal of contaminated soil is to first contact the TIC Safety and Legal Departments.

19.7         PURCHASING OF HAZARDOUS MATERIALS FOR TIC JOBSITES

19.7.1      The original specification and initial purchase of hazardous materials can have a significant impact on jobsite hazardous materials management and presents an opportunity to simplify, or avoid entirely, the complex compliance requirements of handling hazardous materials. When ordering or specifying hazardous materials, always consider:

19.7.1.1        Alternate materials or methods

Consider a less hazardous material or alternate method that would eliminate the need for the hazardous material. (Example: when required to clean 02 pipes, sandblast instead of flushing with 1.1.1. Trichlorethane.)

19.7.1.2        Quantity management

Often, by purchasing smaller quantities instead of a large, single order, complex reporting and waste disposal requirements may be avoided. (Example: order a 30- gallon barrel and 5-gallon pails of material instead of a 55-gallon drum.)

19.7.1.3        Hazard

When ordering any hazardous material, know what you are ordering. Have an MSDS faxed to the jobsite or Corporate Safety Director and review the concerns of planning with jobsite management.

19.7.1.4        Disposal

Disposal of hazardous waste can be expensive. If you must order hazardous material, know the costs and methods of disposal. (Example - if using barrels of hydraulic oil for testing of lines, arrange for disposal at an authorized state oil disposal facility, and build the cost of transportation and disposal into the bid.)

19.8         TRANSPORTATION

19.8.1      The transportation of hazardous materials is highly regulated by the Federal Department of Transportation and the individual states. In general, TIC products are shipped to jobsites by shippers who retain the legal responsibility for the hazardous material until the manifest is signed by TIC. Once on the jobsite, transportation of hazardous material is regulated by Federal and State Occupational Safety and Health Standards, and should be consistent with hazard information supplied with the MSDS.

19.8.1.1        Transportation of Hazardous Materials on Public Roadways

19.8.1.1.1        With few exceptions, TIC is not in the business of transporting hazardous materials off of TIC jobsites. When it is necessary to transport hazardous materials on public roadways, operations fall under the jurisdiction of state and/or Federal Department of Transportation (DOT). Whether a hazardous material falls under the DOT requirements is determined by two factors:

5

19.8.1.1.1.1             Level of hazard of the material; and

19.8.1.1.1.2             Quantity of hazardous material.

19.8.1.1.2        TIC Corporate Safety is available to assist jobsite supervision in determining whether the jobsite is covered by these regulations.

19.8.2      D.O.T. Requirements

19.8.2.1        If TIC falls within the D.O.T. requirements, the following is required:

19.8.2.1.1        The driver must have a commercial driver’s license with hazardous endorsement.

19.8.2.1.2        The driver must have in his/her possession a bill of Lading and Manifest for the hazardous material. (Forms are available through the equipment department or Corporate Safety.)

19.8.2.1.3        D.O.T. Permit

There are hazardous materials permits issued in each state. Contact corporate safety for assistance in permitting.

19.8.2.1.4        Hazardous Materials Insurance Certificate

Contact the equipment department or corporate safety to secure such insurance.

19.8.2.1.5        D.O.T. Placarding

A D.O.T. placard indicating the D.O.T. UN identification number of the hazardous material (Example: gasoline UN 1203) must be placed on the front, back and each side of the transport vehicle.

19.8.2.2        In addition, all hazardous material must be handled in compliance with Federal and State OSHA programs. This includes labeling of containers, MSDS documents shipped with the hazardous material, and training for employees who will be required to handle the material.

19.8.3      Spills of Hazardous Materials During Transport

19.8.3.1        In the event of a spill during transport of hazardous material, immediately notify corporate safety for assistance. Under D.O.T. requirements, the following should be done:

19.8.3.1.1        Move the hazardous material to a location where leakage and spills will not endanger people.

19.8.3.1.2        Notify local authorities, i.e., local police and fire departments.

19.8.3.1.3        A report must be filed detailing the incident (49 CFR 171.16).

6

19.8.4      TIC Fuel Trucks

19.8.4.1        Unregulated - Less Than 110 Gallons

19.8.4.1.1        Transportation of gasoline and diesel fuel is unregulated by D.O.T. when the quantities transported do not exceed 110 gallons of product. Most TIC pick-up truck fuel transportation tanks are designed to contain less than 110 gallons. Drivers of these trucks must have a current valid driver’s license, and the tanks must be labeled with the name of the material and the hazard. (Example: gasoline, flammable.)

19.8.4.2        Regulated - Over 110 Gallons

19.8.4.2.1        TIC fuel trucks carrying over 110 gallons of gasoline, or diesel fuel, are regulated by D.O.T. when on public roadways. The following are necessary:

19.8.4.2.1.1             Driver must have a commercial driver’s license with hazardous endorsement.

19.8.4.2.1.2             Bill of lading and manifest. If the transported material is classified as hazardous material, you may use a standard bill of lading with the following information:

19.8.4.2.1.2.1          Quantity and weight;

19.8.4.2.1.2.2          Hazard classification;

19.8.4.2.1.2.3          Description of the HazMat; and

19.8.4.2.1.2.4          D.O.T. UN number.

19.8.4.2.1.3             If the material is classified as hazardous waste, the manifest must meet the requirements of EPA Form 8700-22 (49 CFR 172.205). Hazardous waste manifesting is complex - contact corporate safety for assistance.

19.8.4.3        D.O.T. permit.

19.8.4.4        Hazardous Materials Insurance Certificate.

19.8.4.5        D.O.T. Placarding.

19.8.5      Explosives

19.8.5.1        TIC vehicles carrying blasting agents on public roadways are governed by the same regulations as those carrying other hazardous materials:

19.8.5.1.1        Commercial driver’s license with hazardous endorsement.

19.8.5.1.2        Bill of lading and manifest to meet hazardous materials requirements.

19.8.5.1.3        D.O.T. permit.

19.8.5.1.4        Hazardous Materials Insurance Certificate.

19.8.5.1.5        D.O.T. Placarding.

7

19.8.5.1.6        In addition, D.O.T. (40 CFR 177.835) requires the following:

19.8.5.1.6.1             No explosives shall be loaded onto or out of a vehicle with the motor running.

19.8.5.1.6.2             Care shall be taken in loading, unloading, and handling of explosives.

19.8.5.1.6.3             Vehicles are to be checked for sharp projectiles, inward projecting bolts, screws, nails, and those hazards eliminated.

19.8.5.1.6.4             Deteriorating primers and explosives must travel in separate vehicles.

19.8.5.1.6.5             Floor surfaces of the vehicle in contact with the load shall be non-metallic or non-ferrous, and of tight construction.

19.8.5.1.6.6             If in a truck with an open bed and tailgate, the tailgate shall be secured up, and the load covered and secured.

19.8.5.1.6.7             When transporting explosives, no other materials may be transported.

19.8.5.1.6.8             Explosives must be delivered in accordance with their bill of lading, and may not be transferred en route.

19.8.5.1.6.9             Before transporting explosives, familiarize yourself with the local, state, and federal requirements governing these operations. Contact corporate safety for assistance.

19.9         STORAGE OF HAZARDOUS MATERIALS ON JOBSITES

19.9.1      Storage of hazardous materials must be in compliance with local, state, and federal regulations, as well as TIC and client requirements. As hazardous materials are brought onto a jobsite, they shall be moved to a predetermined location for storage. When storing hazardous materials, the following concerns must be considered:

19.9.1.1        Client requirements

Clients often have specific requirements for storage of hazardous materials. Storage areas for drums and other containers may be provided by the client in designated areas, or TIC jobsites may have to specifically designate their own area. Communication with the client regarding the types of hazardous materials brought onto the jobsite, and appropriate storage locations and methods, is essential to good client relations and reducing cost of storage.

19.9.1.2        Security

Hazardous materials should be located to guard against theft, vandalism, and the attraction to children in the area. Labels and signs indicating the material and hazard must be prominently displayed.

8

19.9.1.3        Compatibility

Some materials should not be stored together with other materials, as mixing can create a hazardous result. For instance, acid and liquid chlorine may form chlorine gas; gasoline and acid may cause self-ignition and explosion, etc. Before storing one hazardous material with another, refer to the material safety data sheets.

19.9.1.4        Spill containment

Spills of hazardous materials may occur through normal transfer of material, material handling accidents, corrosion of containers, or vandalism. Transfer systems, i.e., pumps, barrel bungs, containers, etc., shall be specifically designed for the type of material being transferred. Storage areas are to be diked by an earth or cement spill containment system designed to contain 100% of the material stored inside the diked area. The surface on which hazardous material is stored shall be impermeable to the stored material, such as a concrete floor or visqueen barrier.

19.9.1.5        Flammability

When hazardous materials represent a significant fire hazard, storage should be outside, away from buildings and combustible materials. Signs should be prominently displayed indicating flammable material, fire hazard, and the specific material stored, i.e., gasoline, naphtha, toluene, etc. Fire extinguishers appropriate to the material and of a size consistent with the amount of material stored shall be placed in a readily accessible location within 25’-50’ of the hazardous material.

19.9.1.6        Corrosiveness

When hazardous materials are indicated to be corrosive, labels and signs shall be prominently displayed indicating corrosive material, and the specific material stored, i.e., acetic acid, hydrochloric acid, etc.

19.9.1.7        Reactivity

When hazardous materials are indicated to be reactive, labels and signs shall be prominently displayed indicating reactive materials, and the specific material stored. Also, signs should indicate how to avoid a dangerous reaction, i.e., do not mix with water, shock sensitive, do not mix with acid, etc.

19.9.1.8        TIC Fuel Storage

An acceptable method for storage of paint, fuels, solvents, etc. routinely found on TIC jobsites involves the designation of an area away from general work flow. A bermed dike of earth is created to prevent escape of spilled material and the entire area and dike is covered with visqueen. Signs indicating the types of materials stored in the area and their hazards should be prominently displayed. Two 20:ABC fire extinguishers are to be placed in proximity to the fuel storage with adequate signage indicating their presence.

19.10       USE OF HAZARDOUS MATERIALS

19.10.1    Use of hazardous materials on TIC jobsites shall be in compliance with local, state, federal, and client requirements. In particular, use will comply with the Federal OSHA and MSHA Hazard Communication Standard and TIC policy.

19.10.1.1         Each TIC jobsite is responsible for providing a Material Safety Data Sheet (MSDS) to the client and all other contractors prior to the material arriving on site. TIC will

9

provide information as to the total amount of material arriving and the location of the hazardous material storage area.

19.10.1.2         Each TIC jobsite will provide the appropriate protection for all materials considered to be hazardous (i.e., fire protection, barricades, proper storage racks, magazines, visual warning signs and implementation of all additional safety precautions for the proper storage of hazardous material).

19.10.1.3         The TIC jobsite shall make readily available to the employees working with the hazardous materials the appropriate personal protective equipment required by all federal, state and local governing agencies. In addition to requirements set forth by the TIC safety policy and the client, TIC jobsites will implement the personal protective equipment programs recommended by the manufacturer for the safe use of the hazardous material.

19.10.1.4         TIC jobsites will educate each employee as to the proper safe work procedures to be utilized during the handling of the hazardous material. The employee education program shall include, but not be limited to, the following:

19.10.1.4.1       An explanation of the potential health and environmental hazards involved when working with the hazardous material.

19.10.1.4.2       Explanation of the proper safe working procedures for the particular job.

19.10.1.4.3       Explanation of the correct usage of additional personal protective equipment (i.e., respirators, protective clothing) if required.

19.10.1.4.4       An explanation of the purpose of the Material Safety Data Sheets (MSDS) and a description of where they are kept.

19.10.1.4.5       Documentation of employee education programs dealing with the proper handling of hazardous material shall be maintained by each TIC jobsite (i.e., safety meetings, special training sessions). The signature list showing employee attendance shall be kept on file.

19.10.2    Each TIC jobsite will ensure that employees working with hazardous materials do so within the guidelines set forth by the federal, state and local regulatory agencies.

19.11       DISPOSAL

Federal regulations, applicable to all TIC jobsites, strictly limit the disposal of hazardous wastes. The rules specify that sites may not accept or store many types of wastes generated at other locations. This is true even if the other locations are TIC facilities or construction sites. This section on hazardous waste disposal will provide guidance and suggestions for TIC jobsites on techniques and services available to recycle or dispose of hazardous wastes.

19.11.1    General Guidance For TIC Sites

These guidelines should be followed at all times:

19.11.1.1         NEVER pour or dump any products or wastes, whether generated by TIC or a client, directly onto the ground, into sumps, pits, holes or any water body.

10

19.11.1.2          NEVER place any liquids, paints, sludges or other wastes that would not pass through a paint filter into a dumpster, landfill or refuse pile.

19.11.1.3         NEVER dispose of wastes generated by the client or anyone else, other than TIC.

19.11.1.4         Keep all product or waste barrels off the ground on pallets so the barrels can be inspected for leaks.

19.11.1.5          Practice good housekeeping (clean area, legible labels, etc.) to minimize unnecessary generation of waste.

19.11.1.6          Maintain records of types of waste generated, companies who take wastes from the site and all shipping documents used for wastes.

19.11.2    Specific Guidance

19.11.2.1          The following is specific guidance for commonly generated types of wastes. Information contained in the product’s material safety data sheet (MSDS) can often provide the data needed to determine if the waste form is regulated as hazardous.

19.11.2.2          A list of hazardous substances commonly found on TIC construction sites can be found later in this section. Included with this list is an EPA Hotline telephone number that you may use to verify what a reportable quantity of a specific substance is, should you have a spill or release. You can get the information you need without identifying the company or yourself.

19.11.3    Spills of Hazardous Substances

19.11.3.1          The environmental laws define the terms “spill” and “release” very broadly. The rules require immediate action to avoid injury to people or environmental contamination. Some releases are significant enough to require reporting as well. The laws generally require reporting of releases that escape from the facility where they occurred, result in harm to persons, require calling emergency response teams or that may reach surface water.

19.11.3.2         The following are types of releases that could trigger release reporting requirements in the regulations:

19.11.3.2.1         Release Causing Injuries to Persons

19.11.3.2.2         Release Causing Damage to Property

19.11.3.2.3         Release Outside Facility

19.11.3.2.4         Release That Does/May Reach Surface Water

19.11.3.2.5         Release From Underground Storage Tank (UST)

19.11.3.2.6         Release Requiring Emergency Response Team

19.11.3.2.7         Release of Reportable Quantity or More*

19.11.3.2.8         Release of an Extremely Hazardous Substance

11

19.11.3.2.9         Release During Hazardous Material Transport

19.11.3.2.10       A violation of applicable water quality standards.

19.11.3.2.11       An oil film or sheen upon, or discoloration of, the surface of the water or adjoining shorelines.

19.11.3.2.12        An oil sludge or emulsion deposited beneath the surface of the water or upon adjoining shorelines.

* Information obtained from EPA Hotline.

19.11.3.3         The regulations give an owner/operator 24 hours to determine whether there has been a leak into the environment of a hazardous substance in an amount equal to or greater than the Reportable Quantity. Once the owner/operator determines a leak of the Reportable Quantity has occurred, he must report it immediately to the National Response Center (800-424-8802).

19.11.3.4         Jobsite personnel must report each release of a hazardous substance to the Corporate Safety Director. The Corporate Safety Director will coordinate decision- making regarding whether a release at a jobsite requires reporting to government officials. To help with this process, jobsite personnel should provide as much of the following information as possible:

19.11.3.4.1          Chemical name of the substance released.

19.11.3.4.2          Time and duration of the release.

19.11.3.4.3          Approximate amount of the release.

19.11.3.4.4          Environmental media, if any, into which the substances were released, that is, into surface water, ground water, air or land.

19.11.3.4.5         Health risks posed by the substance.

19.11.3.4.6         Actions taken in response to the release, if any.

19.11.3.4.7         Jobsite contact name and telephone number.

19.11.3.5         Much of the information needed on the substance can be obtained from the Material Safety Data Sheet (MSDS) for that product.

19.11.4    Waste Paint

19.11.4.1         Paint and thinner wastes are regulated as hazardous waste if they are ignitable (flashpoint less than 140 degrees Fahrenheit) or make use of thinners containing regulated chemical ingredients (such as acetone, toluene, methyl ethyl ketone or xylene). Paint and thinner wastes may also be regulated as hazardous if they contain metals such as lead, chromium or cadmium in their pigments.

19.11.4.2         The regulations allow paint to be left with the client for touch-up or some other legitimate use or re-use. Waste paint may not be evaporated as a treatment or

12

disposal method. If paint must be disposed of, follow the guidelines for waste disposal.

19.11.5    Waste Solvents

19.11.5.1         Solvents may be regulated as hazardous waste because they are ignitable or contain regulated chemical ingredients. Mineral spirits, also called Naphtha, is regulated if its waste form has a flashpoint less than 140 degrees Fahrenheit (mineral spirits generally have a flashpoint of 105 degrees Fahrenheit in product form); other solvents may contain listed ingredients such as: xylene, also called xylol; methylene chloride; 1,1,1 trichloromethane; tetrachloroethylene, also called perchloroethylene; toluene, also called toluol; acetone; methyl ethyl ketone; cresylic acid. Solvents containing these or other “listed ingredients” are regulated more strictly than solvents regulated because they are ignitable.

19.11.5.2         If a used solvent is no longer fit for its original use, but can serve a different use on the jobsite, the solvent may be reused or recycled so long as the reused/recycled solvent serves as an effective substitute for new solvent.

19.11.5.3         If the solvent cannot be effectively reused, contact one of the commercial facilities that handle waste solvents and follow the waste disposal guidelines.

19.11.6    Batteries

19.11.6.1         Used batteries may be regulated as hazardous if they contain corrosives (acids or alkalies) or heavy metals, such as lead. If they are discarded, vehicle lead acid batteries are regulated as characteristic wastes for corrosivity or toxicity due to lead content. Vehicle and other lead acid batteries are exempt from regulation if arrangements are made to have them taken to a lead reclaiming facility. Other batteries are exempt from regulation as hazardous waste if they are sent to the manufacturer for regeneration.

19.11.6.2         A new Wyoming law prohibits disposal of lead acid batteries from vehicles or stationary engines in the land. The law also requires suppliers to take one lead acid battery for each one sold.

19.11.6.3         When a new battery is needed, the old core should be returned at the same time. If this is not possible, vehicle batteries may be picked up by, or sent to, a collector so long as the collector will arrange for them to ultimately be sent to a reclaiming facility.

19.11.6.4         Suppliers should also be contacted about policies for taking other types of batteries back for regeneration.

19.11.6.5         The regulatory status of small batteries varies. Some may be regulated as hazardous waste, while others will not be, depending on their corrosivity and the types of metals used in the battery. Contact the Corporate Safety Director if a jobsite has a large quantity of batteries to be disposed of all at once. Three (3) battery recyclers are listed at the end of this section.

13

19.11.7    Used Oil and Filters

19.11.7.1         The regulations define “used oil” as oil that has been refined, used and, as a result of its use, is contaminated. Federal and state laws prohibit disposing of used oil on the ground or in dumpsters. Mixing used oil with solvents or chemicals generally causes the used oil to be regulated as hazardous waste. To avoid this status, used oil must be picked up by a used oil collector or be otherwise legitimately recycled.

19.11.7.2         If your job is generating used oil, place the oil in leak-proof 55-gallon drums that are marked “used oil.” Store them in a specified area, off the ground. Contact the nearest oil change shop (i.e., Jiffy Lube, Lube Express) or gas service stations and find out who picks up their used oil.

19.11.7.3         Oil filters may be disposed of as shop trash if they have been drained of all oil. Puncturing the filters is suggested as a means of assuring they are fully drained. In California, oil filters are not considered hazardous waste if they are accumulated, stored, and transferred in a weatherproof, closed container, and if the jobsite does not store more than 1 ton in a year. Containers must be labeled as “drained oil filters,” and the filters must be recycled as scrap metal.

19.11.8    Empty Containers

19.11.8.1         The regulations allow containers that held paints, solvents or other hazardous substances to be reused, recycled or discarded as trash so long as there are only minimal residues of hazardous waste-causing materials in them. The allowable amount of residue is defined in the regulations’ “Empty Rule.”

19.11.8.2         The “Empty Rule” has two parts:

19.11.8.2.1         Good work practices - Remove as much of the hazardous material product that can be removed USING NORMAL METHODS for dispensing the product such as pouring, pumping, brushing or spraying. NOTE: Instruct personnel not to empty containers onto the ground in order to satisfy this rule.

19.11.8.2.2         Satisfy one of the numerical standards - Good work practices are generally sufficient to satisfy the numerical standards below which also apply to each container:

19.11.8.2.2.1            Containers larger than 110 gallons: No more than 0.3% by weight of the total capacity of the container.

19.11.8.2.2.2            Containers smaller than 110 gallons: No more than 3% by weight of the total capacity of the container.

19.11.8.2.2.3            Barrels: Less than one (1) inch of residue or the applicable percentage limits.

19.11.8.2.2.4            Spray Cans: Inside pressure of the container approaches atmospheric (that is, when they are sprayed out).

19.11.8.3         Whichever requirement is being used, periodically check discarded containers to verify that your work practices are sufficient to satisfy the “Empty Rule.”

14

19.11.8.4         Note that dump operators are not bound by this rule and may refuse to accept barrels or other containers unless satisfied the containers will not contaminate their landfill.

19.11.9    Waste Minimization

19.11.9.1         The best hazardous waste management method is to avoid generating the waste in the first place. Minimization of the hazardous waste can occur by eliminating waste, reducing the toxicity of waste generated or lessening the quantity of waste generated.

19.11.9.2         Waste minimization can occur in many ways. The major categories of waste minimization techniques are:

19.11.9.2.1         Process modifications - This includes any change in equipment that will operate more efficiently or use a product that does not generate a waste.

19.11.9.2.2         Material substitution - This includes use of materials that do not generate hazardous waste or generate a less hazardous waste, such as latex paints and citrus-type solvents.

19.11.9.2.3         Housekeeping improvements - This just means working cleaner and eliminating practices that unnecessarily result in wastes being generated.

19.11.9.2.4         On-site recycling - This can include virtually any legitimate reuse of waste materials, so long as the reuse does not involve putting the materials on the ground, for example, “killing weeds.”

19.11.10  Waste Disposal

19.11.10.1       The following companies have been identified by TIC as being capable of handling the wastes indicated. since TIC may be held responsible for how its wastes are handled by these or any other vendors, it is very important to monitor any waste handling services closely and follow-up on any unusual situations.

19.11.10.2       If a material cannot be recycled or reused on the job, and if the client will not accept the material:

19.11.10.2.1       Collect all MSDS sheets for the material from your Hazardous Communication Compliance Program file (per the TIC Safety Policy and Procedures manual).

19.11.10.2.2       Organize material so that you can match your MSDS sheets to the particular products, then contact one of the hazardous waste disposal companies listed. These companies will then instruct you on how to proceed with them in the disposal of the products.

19.11.10.3       If your job generates oil sludge or any other type of hazardous waste, or if there is a spill of a hazardous waste, and the client will not assume responsibility and liability for the products, then contact the hazardous waste disposal companies listed. It is important to note that without the MSDS sheets, the disposal

15

companies will require more testing to determine exactly what they will be handling and where they can dispose of it.

19.12       WASTE HANDLERS

19.12.1    Empty Drums

Casper Barrel & Drum, Inc.	Denver Barrel and Drum Company
960 North Loop Avenue	2210 Blake Street
Casper, WY 82601	P.O. Box 17103
(307) 234-5764	Denver, CO 80217
Attention: Joe Hebert	(303) 295-0404
Attn: Mr. Kominsky
Layton Denver Drum Company	Crosby & Overton Inc.
6735 West 58th Place	1610 W. 17th
Denver, CO 80202	Long Beach, CA
(303) 422-6174	(213) 432-5445
Asbury Oil Co.	Leach Oil Co.
2100 N. Alameda	625 E. Compton Blvd.
Compton, CA	Compton, CA
(213) 321-1392	(213) 323- 0226

Oil Processing Co.
LA Area, San Diego, Bakersfield & all CA.
(213) 585-5063

19.12.2    Used Oil

Tri-State Oil Reclaimers	Western Wyoming Oil Corporation
P.O. Box 735	P.O. Box 1536
Newcastle, WY 82701	Riverton, WY 82501
(307) 746-3688	(307) 856-0543
Attn: Mr. Ron Martin
Waste Oil Recovery, Inc.	Approved Drain Oil Service
116-1/2 Main	5390 East 72nd Avenue
Longmont, CO 80501	Commerce City, CO 80022
(303) 449-1601	(303) 287-2807
Attn: Ms. Barbara Wilkerson	Attn: Mr. Milt Adams
Talley Brothers, Inc.	Industrial Service Co.
2007 Laura Avenue	1700 S. Soto
Hunt Park, CA	Los Angeles, CA
(213) 587-1217	(213) 262-9747

19.12.3    Paint and Solvents

Safety- Kleen Corporation	Intermountain Parts Cleaners
880 East County Club Road	230 North State
Gering, NE 69341	Lindon, UT 84062
(308) 436-2600	(801) 377-6428
Oil & Solvent Process Company (OSCO)
P.O. Box 360
Commerce City, CO 80037
(303) 289-4827
Attn: Mr. Steve Hoey

16

19.12.4    Batteries

National Piggyback Services, Inc.	Rocky Mountain Battery Service
400 South Colorado Boulevard, Suite 830	1319 North College Avenue
Denver, CO 80222	Fort Collins, CO 80524
(303) 321-1201	(303) 484-5384
Attn: Mr. Dennis Barnes, V.P. - Regional	Attn: Mr. Dean Hole
Mountain States Battery Service
5796 Emerson Street
Denver, CO 80216
(303) 297-0200

19.12.5    Other Special or Hazardous Waste Handling:

USPCI	Van Waters and Rogers, Inc.
P.O. Box 4179	282 North Forge
Casper, WY 82604	P.O. Box 9607
(307) 235-8518	Casper, WY 82609
Attn: Mr. Gregg Nickel	Attn: Mr. Bruce Kelly
Guy Anderson Contracting, Inc.	Vanwaters & Rogers, Inc.
1730 Bryan Stock Trail	Los Angeles (213) 265-8123
P.O. Box 3675	San Diego (619) 262-0711
Casper, WY 82602	Bakersfield (805) 323-8301
(307) 234-4134	Sacramento (916) 371-7600
Attn: Mr. John Hansen
Hazardous Waste Transport
El Centro, CA
(800) 545-8932

19.12.6    Answers to questions about specific materials or rules can be posed to the EPA hazardous waste hotline at (800) 424-9346. You are not required to identify yourself or the company when calling. Answers received from the hotline should be verified before you rely on them.

19.12.7    If you are contracting to have your hazardous waste removed, or require advice regarding qualified disposal contractors, contact the Corporate Safety Director.

19.13       TYPES OF HAZARDOUS SUBSTANCES COMMONLY USED AT TIC SITES

Fuels and Oils	Solvents/Thinners
Acetylene	Acetone
Oxygen	Xylene
Diesel	Hexan (AMSO 1487)
Gasoline	Isopropyl Alcohol
Transmission Fluid	Mineral Spirits
Oil	Triethylene Glycol
Curing Compound	1,1,1 Tri (Mistic Metal Mover)
Covered Electrode
Penetrants
Water Treatment	Methyl Isobutyl Ketone, Propane (Cinch Dark Orange)
Organic Nitrate	Penetrating Oil (Cinch Bright Orange)
Chlorate and Borate Mixtures	All Purpose Silicone (Cinch Dark Blue)
Isocyanurate (PACE Tablets)	Electric Motor Cleaner (1,1,1 Tri, C02)
Sodium Carbonate Calcium
Hypochlorite

17

Other Miscellaneous

Adhesives	Plastics and Resins
Cyanoacrylate (Quick Gel)	Electrical
Neoprene Fiberglass	Pesticides
Carbamide Resin, Isourea	Cleaning Chemicals
Wood Treatment
Corrosives	Fire Protection
Sodium Nitrate	Welding
Caustic Soda Flake

19.13.1       EPA Hotline Number for verification of reportable quantities of substance in the event of a spill or a release: (800) 424-9346.*

19.13.2       DO NOT identify yourself or the company when calling.

19.14          CALIFORNIA OPERATIONS

Section 66828 is added to chapter 30, division 4, of title 22 of the California Code of Regulations

19.14.1       Section 66828. Management of Used Oil Filters

19.14.1.1                             For the purposes of this section, “used oil filters” are defined as filters which contain a residue of used oil (as defined in health and Safety Code Section 25250.1(a)) and which are exempt from regulation as a hazardous waste under federal law Section 261.6(a) (3) (iv), Title 40, Code of Federal Regulations.

19.14.1.2                             Used oil filters that are managed and recycled according to the following requirements shall not be regulated as hazardous waste:

19.14.1.2.1         The filters are drained of free-flowing used oil.

19.14.1.2.2         The drained used oil filters are transferred for the purposes of metal reclamation.

19.14.1.2.3         The drained used oil filters are accumulated, stored, and transferred in a closed, rainproof container that is capable of containing any used oil that may separate from the filters placed inside. Containers shall be labeled as “drained used oil filters” (not as hazardous waste) and show initial date of accumulation and receipt.

19.14.1.2.4         Storage of less than one ton of used oil filters shall be limited to one year. Storage of one ton or more used oil filters is limited to 90 days.

19.14.1.2.5         Persons generating, transporting, or receiving used oil filters shall use a bill of lading which must indicate generator, transporter, and receiving company names, addresses, and telephone numbers, as well as the quantity of used oil filters transferred, and the date of transfer. A copy of each bill of lading must be kept on the premises of the generator, transporter, and receiving facility where the used oil filters were handled. Copies of bills of lading shall be kept for a period of three years.

19.14.1.2.6         Used oil that is separated from the used oil filters shall be managed in accordance with Article 13, Chapter 6.5, Division 20 of the Health and Safety Code.

18

19.15          HAZARDOUS WASTE

19.15.1       At the Federal level, the laws define three categories of hazardous waste generators. These categories are based on the total amounts of hazardous waste produced in any one month at a jobsite.

•        Category 1

•        Category 2

•        Category 3

19.15.2       Under these guidelines, each TIC jobsite is generally a Category 1 conditionally exempt generator of hazardous waste. It is important to maintain this Category 1 classification, and not become a Category 2 small quantity generator as the requirements are considerably more complex.

19.15.3      As a Category 1 conditionally exempt generator of hazardous waste, TIC jobsites are not required to obtain an EPA ID number.

19.15.4       The following procedures apply to wastes that are accumulated prior to shipment when they are stored as waste on the jobsite.

19.15.4.1    When Wastes are Generated

19.15.4.1.1         A label is made out with start date, facility address, EPA ID number if applicable, the words “Hazardous Waste” and proper waste shipping information. These labels are available from the Corporate Safety Director.

19.15.4.1.2         A log is kept to record weekly inspections of drums during storage prior to shipment.

19.15.4.1.3         Drum inspections require the date and initials of the inspector.

19.15.4.1.4         Container management

19.15.4.1.5         Drum storage for hazardous waste is protected from unauthorized access.

19.15.4.1.6         The storage floor is curbed and impermeable to leakage.

19.15.4.1.7         Drums are maintained and inspected; a log of inspections is kept.

19.15.4.1.8         Drum storage is shown in the facility diagram.

19.16          RECORDKEEPING AND COMPLIANCE REPORTING

19.16.1       Recordkeeping

19.16.1.1       Purchasing

Recordkeeping is required at each step of hazardous material and hazardous waste management for the purchaser and user of hazardous material.

19

19.16.1.2  Transportation

All hazardous materials must be manifested and accompanied by a bill of lading. These documents must be kept for three years after the final disposal of the product waste.

19.16.1.3  Use

All documents pertaining to employee training and hazard communication, including Material Safety Data Sheets and lists of chemicals used on site must be kept for three years after the project is completed.

19.16.1.4  Disposal

After a product is used, the remaining or contaminated used product becomes classified as hazardous waste. Hazardous waste shipping manifests must be kept for at least three years. All records pertaining to personnel, including training, job titles, job descriptions, and names of employees involved with managing hazardous waste, must be kept for three years after the employee terminates employment with TIC.

19.16.2    Hazardous Material Reporting: Community Right to Know

19.16.2.1      By limiting storage of hazardous materials on TIC jobsites to under 10,000 pounds, or of hazardous waste to under 220 pounds per month, TIC jobsites will normally have no reporting requirements.

19.16.2.2      The Environmental Protection Agency (EPA) has established Community Right-toKnow reporting regulations relating to hazardous chemicals and extremely hazardous substances which may be present in specified quantities at TIC jobsites and at the Home Office facility. These regulations require the submission of forms and information regarding those chemicals and substances to the appropriate State Emergency Response Commission (state commission), Local Emergency Planning Committee (local committee) in the locale of the jobsite and the fire department with jurisdiction over the jobsite. The purpose of the reporting regulations is to provide to these three entities information which will allow them to make emergency plans to deal with the presence of these chemicals and substances in the event of a disaster at the jobsite.

19.16.2.2.1           General Requirements

19.16.2.2.1.1           Hazardous Chemicals

19.16.2.2.1.1.1      All jobsites will receive an MSDS from the manufacturer of each chemical delivered to the jobsite. (See Section V of this Manual for the requirements of MSDS and how to obtain one if it is not sent by the manufacturer with the chemical. TIC must obtain an MSDS for each chemical delivered to the jobsite.)

19.16.2.2.1.1.2      For every hazardous chemical on site in a total quantity of at least 10,000 lbs. (approximately 1,250 gallons), the following must be sent to the state commission, the local committee and the fire department with jurisdiction over the jobsite:

20

•        MSDS, as delivered from the manufacturer (within three (3) months of opening the jobsite and regularly thereafter as chemicals in sufficient quantity are brought on site and as the MSDS’s are changed by the chemical manufacturer.

•        Tier I Form (copy at end of section) by March 1 following the opening of the jobsite and each March 1 thereafter, during which the jobsite is open.

•        The state commissions for the states in which TIC operates are available through the Corporate Safety Director.

19.16.2.2.1.1.3           The local committees to which the forms and information must be sent will most likely be located by contacting the fire department which has jurisdiction over the jobsite. If the Fire Department is not aware of these requirements, then contact the appropriate State Commission to obtain information regarding the identity of the Local Committee in the locale of the jobsite.

19.16.2.2.1.1.4           If the state commission, the local committee or the fire department with jurisdiction over the jobsite requests that a Tier II Form be filed rather than the Tier I Form, TIC must file it. Contact the TIC Safety Director for assistance with filing any EPA documents.

19.16.2.2.2           Extremely Hazardous Substances

19.16.2.2.2.1         EPA publishes a list of those items it has determined to be extremely hazardous substances. A copy of this list is available from the Corporate Safety Director.

19.16.2.2.2.2          For every extremely hazardous substance on site in a total quantity of at least 500 lbs. or the Threshold Planning Quantity as defined by EPA, (Threshold Planning Quantities may be determined by contacting your Corporate Safety Director) the following must be sent to the state commission, the local committee, and the fire department with jurisdiction over the jobsite:

19.16.2.2.2.2.1           MSDS, as delivered from the manufacturer (within three (3) months of opening the jobsite and regularly thereafter as substances in sufficient quantity are brought on site and as the MSDS’s are changed by the substance manufacturer).

19.16.2.2.2.2.2           The Local Committee to which the forms and information must be sent will most likely be located by contacting the fire department which has jurisdiction over the jobsite. If the fire department

21

is not aware of these requirements, then contact the appropriate state commission to obtain information regarding the identity of the local committee in the locale of the jobsite.

19.16.2.2.2.2.3           If the state commission, the local committee or the fire department with jurisdiction over the jobsite requests that a Tier II Form be filed rather than the Tier I Form, TIC must file it.

19.16.3      Reporting Spills and Releases

19.16.3.1          Community Right To Know Reporting

19.16.3.1.1         Community Right To Know leak reporting applies to any facility that produces, uses or stores one of the chemicals listed as an “extremely hazardous substance.” These substances are considered to pose a high risk of dangerous airborne leaks. In case of a leak of an extremely hazardous substance in excess of the reportable quantity, the rules require reporting to the state and local emergency planning entities in addition to the National Response Center.

19.16.3.1.2         The Community Right To Know program requires the leak to be reported to the appropriate State Emergency Response Commission(s) and Local Emergency Planning Committee(s).

19.16.3.1.3         Under Community Right To Know, certain releases are exempt from the reporting provisions. These are:

19.16.3.1.3.1        Federally permitted releases

19.16.3.1.3.2        Releases that do not go outside the facility

19.16.3.1.3.3        “Continuous” releases previously approved

19.16.3.2          Underground Storage Tank Regulations

19.16.3.2.1         The underground storage tank rules define three conditions that must be reported to EPA or the designated state agency:

19.16.3.2.1.1          Discovery of leaked product on the site of the tank system or in surrounding areas such as soils, basements, utility lines and surface water.

19.16.3.2.1.2         Unusual operating conditions such as erratic behavior of dispensing equipment, sudden loss of product or the unexplained presence of water in the tank unless system equipment is found to be defective but not leaking and is immediately replaced or repaired.

19.16.3.2.1.3         Leak detection equipment signals a leak, unless subsequent results do not confirm the existence of a leak.

22

19.16.3.2.1.4                             When monitoring indicates a leak may be present, EPA rules allow two methods of verifying or denying the existence of a reportable leak:

19.16.3.2.1.5                             If the problem is that inventory control records show “greaterthan-acceptable” losses, the owner/operator may collect a second month of data to confirm or deny the initial discrepancy.

19.16.3.2.1.6                             If a monitoring device signals a leak but is found to be defective, the owner/operator may immediately repair, recalibrate or replace the unit. Once this is done, there is no reportable leak if the device does not confirm the initial result.

19.16.3.2.1.7                             The owner/operator must report confirmed leaks within 24 hours unless the state or local agency has designated a different time limit for reporting.

19.16.3.2.2         Spills and overfills of gasoline, diesel, oil or other petroleum products in amounts greater than 25 gallons, or if the spill or overfill causes a visible sheen on surface water, it must be reported. EPA studies indicate this amount is often left in the lines of tanker trucks after product delivery to a UST.

19.16.3.2.3         Another state might set a lower reporting amount to conserve fragile environments, such as very high water tables. Local variations of this type are even more likely than statewide ones.

19.16.4      Reporting Procedures

19.16.4.1      The following sections describe general reporting procedures which are based on regulatory requirements. Each operating unit within the company should review their specific procedures and rules for responding to releases and evaluating whether the release is a reportable one. The Corporate Safety Director is to be contacted before making any report to a regulatory agency.

19.16.4.1.1         Reporting to Whom

19.16.4.1.1.1          Fire Department and Emergency Responders - If there is a fire, explosion or other human safety threat, the first report should be to the fire department or other emergency response team.

19.16.4.1.1.2          National Response Center - The National Response Center (NRC) handles reports of hazardous spills. NRC is operated by the U.S. Coast Guard. Its 24-hour phone number is 800-424-8802.

19.16.4.1.1.3          EPA or Designated State Agency - Owner/operators of underground storage tank systems that have experienced reportable releases or any operator experiencing an unauthorized discharge into surface water must contact the regional office of EPA or the state agency designated to operate the underground storage tank or water quality program. This report must be made within 24 hours or

23

whatever other period has been established by the state agency.

19.16.4.1.1.4         State Emergency Response Commission - Releases of a reportable quantity of a hazardous substance must be reported to the appropriate state emergency response commission(s). This requirement is in addition to the requirement to report to the National Response Center.

19.16.4.1.1.5         Local Emergency Planning Committee - Releases that must be reported to the appropriate state emergency response commission(s) must also be reported to the appropriate local emergency planning committee(s).

19.16.4.1.1.6         Local Health Departments - Should the release pose threats to public health, such as where product has gotten into basements of adjoining property or into drinking water supplies, the local health department may require reporting under its general authority. Some local health departments have rules or published guidelines which call for release reporting.

19.16.4.1.2           Information To Be Reported

19.16.4.1.2.1         The primary purpose of emergency reporting is to minimize injuries and damage to property or the environment. Therefore, the operator should provide as much information as possible to help with that effort. In order to avoid subsequent problems, the operator should also tell the agency what immediate responses he has taken and how he plans to deal with the problems. If the agency people feel the operator is handling the situation effectively, they will be more comfortable about letting the operator handle much of it himself. If, on the other hand, the operator sounds confused and uncertain about what to do, the agency will probably want to send personnel to the site to make sure things are handled properly.

19.16.4.1.2.2         To avoid misunderstandings later, the operator should confirm any verbal report with a letter. Adding a return receipt request will also confirm that the agency received the letter.

19.16.4.1.3           Reporting Under Underground Storage Tank Rules

19.16.4.1.3.1         The EPA regulations do not contain specific items that must be reported when operators contact the EPA or the state agency about a leak from an underground storage tank. The information required when reporting to the national Response Center or Community Right To Know officials (see below) can serve as a guide. Generally, the underground storage tank officials will want to know what immediate response actions have been taken, what caused the operator to report (suspected or known leak), what substance is involved and what the operator’s plans are for dealing with the situation.

24

19.16.4.1.4           Reporting To The National Response Center

19.16.4.1.4.1         When reporting a leak of a hazardous substance to the NRC, the rules require the operator to provide the following information:

19.16.4.1.4.1.1          The facility’s name, address and hazardous waste generator identification number (if the facility has one);

19.16.4.1.4.1.2          Date, time and type of incident (e.g., spill or fire);

19.16.4.1.4.1.3          Quantity and type of hazardous substances involved in the incident; and

19.16.4.1.4.1.4          Extent of any injuries.

19.16.4.1.4.1.5          Estimated quantity and disposition of any recovered materials.

19.16.4.1.5           Reporting To Community Right To Know Authorities

19.16.4.1.5.1          For purposes of Community Right To Know leak reporting, facility officials must report the following information:

19.16.4.1.5.1.1          Chemical name of all substances leaked;

19.16.4.1.5.1.2          Whether the substance which leaked included any of the listed extremely hazardous substances;

19.16.4.1.5.1.3          Time and duration of the leak;

19.16.4.1.5.1.4          Approximate amount of the leak;

19.16.4.1.5.1.5          The environmental media into which the substances were leaked, that is, into surface water, ground water, air or land;

19.16.4.1.5.1.6          Health risks posed by the leak;

19.16.4.1.5.1.7          Precautions to be taken in response to the leak, if any; and

19.16.4.1.5.1.8          Contact name and telephone number.

19.16.5      State Reporting

19.16.5.1      Each state has reporting requirements independent and separate from Federal requirements for the reporting of hazardous materials and hazardous waste. They are similar to those of the federal government in that they are triggered by:

19.16.5.1.1           Quantity (stored or spilled)

25

19.16.5.1.2           Hazardous nature of the material

19.16.5.2                      It is the responsibility of the jobsite management to be aware of the reporting requirements of the state, county and/or city they are working in regarding hazardous materials and hazardous waste.

19.16.5.3                      These requirements may be determined by calling the state emergency response commission and asking for information on reporting of hazardous materials and hazardous waste.

19.17 APPENDIX

A. Hazardous Material Management Plan

26

APPENDIX A

HAZARDOUS MATERIAL MANAGEMENT PLAN

Project Name and Location:

Site Manager:	Date:

HAZARDOUS MATERIAL

Name: (Specific):

Name: (Common):		CAS#:

Approximate Quantity:	Gallons:	Pounds:

PURCHASING

Manufacturer:	Container Size:

Supplier:	Purchase Location:

TRANSPORTATION

How will the hazardous material be delivered to TIC jobsite (rail, truck, TIC vehicle, etc):

STORAGE

Where will the hazardous material be stored on site:

Special storage requirements:

Labeling:

Warning Signs:

USE

Hazard Communications Labeling:

MSDS:

Notification of Other Contractors:

Special use Requirements and Training:

DISPOSAL

Removed by Supplier:

REPORTING

EPA ID#:	EPA:

Local Fire Department:

State Emergency Response Commission:

27

CORPORATE SAFETY MANAGEMENT PROGRAM	Asbestos Policy
Safe Work Practice
Procedure Revision Date 02/2001

20.0 ASBESTOS POLICY

PROCEDURE TABLE OF CONTENTS

20.1	PURPOSE	2
20.2	TIC ASBESTOS POLICY	2
20.3	PROCEDURE	2
20.4	RESPONSIBILITIES	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

20.1                          PURPOSE

To provide a comprehensive method for ensuring that employees are not exposed to asbestos fiber, as required by law.

20.2                          TIC ASBESTOS POLICY

The Federal Occupational Safety and Health Administration has established the federal standard (29 CFR 1926.1101) which controls construction worker exposure to asbestos. It will be the policy of all TIC jobsites to prevent employee exposure to asbestos containing materials (ACM). TIC will not perform any work around ACM until the work area has been surveyed by an Asbestos Competent Person to assure an asbestos exposure cannot occur. TIC will not self-perform or subcontract asbestos remediation work. All asbestos remediation work is to be performed by the client or their subcontractor and should not be within TIC’s scope of work without prior approval by the Profit Center Vice President or Senior Vice President responsible for the project.

20.3                          PROCEDURE

20.3.1      During the bid process, TIC will request the building and/or facility owners notify us in writing as to the presence, location, and quantity of ACM or PACM (Possible Asbestos Containing Material) at the worksite as required by CFR 1926.1101.

20.3.2      Prior to working in an area that has been identified as containing ACM or PACM, it will be abated by an approved asbestos abatement contractor.

20.3.3      At all jobsites where ACM or PACM has been identified to be present, all employees will be provided asbestos awareness training as part of the site specific training. Asbestos awareness training will include, but is not limited to, the requirements outlined in 29 CFR 1926.1101 (k) (9) (viii). This training requires a minimum of two hours of instruction.

20.4                          RESPONSIBILITIES

20.4.1                  Safety Department

20.4.1.1                               Responsible for developing and implementing the asbestos program.

20.4.1.2                               Assist supervisors in ensuring that all asbestos has been identified and abated by an approved asbestos abatement contractor.

20.4.2                  Project Management

20.4.2.1                               Ensure all employees are aware of the hazards of asbestos when asbestos is known to be present in the workplace.

20.4.2.2                               Ensure that all asbestos has been abated by an asbestos abatement contractor prior to performing work activities.

20.4.2.3                               Ensure that TIC and its subcontractors perform no asbestos abatement work.

2

CORPORATE SAFETY MANAGEMENT PROGRAM	Benzene Policy
Safe Work Practice
Procedure Revision Date 07/1999

21.0 BENZENE POLICY

PROCEDURE TABLE OF CONTENTS

21.1	PUPOSE	2
21.2	SCOPE	2
21.3	PERMISSIBLE EXPOSURE LIMITS (PELS)	2
21.4	REGULATED AREAS	2
21.5	EXPOSURE MONITORING	2
21.6	COMPLIANCE PROGRAMS	3
21.7	RESPIRATORY PROTECTION	3
21.8	PROTECTIVE CLOTHING	3
21.9	MEDICAL SURVEILLANCE	3
21.10	COMMUNICATION OF HAZARDS	4
21.11	RECORDKEEPING	4
21.12	OBSERVATION OF MONITORING	5
21.13	APPENDIX	5

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

21.1                          PUPOSE

This document provides guidelines for achieving compliance with the OSHA Benzene Standard (29 CFR 1926.1128). The OSHA standard applies to all TIC employees at jobsites where employees are exposed to mixtures containing greater than 0.1% benzene, unless specifically exempted by the standard.

21.2                          SCOPE

Benzene is a petrochemical derivative present in small quantities in most frequently encountered gasoline and solvents. Significant potential for exposure to benzene exists primarily in refinery work, although any manufacturing facility using solvents may have benzene present.

21.3                          PERMISSIBLE EXPOSURE LIMITS (PELS)

Employees shall not be exposed to an airborne concentration of benzene greater than 1 ppm as an 8-hour-time weighted average (TWA), or 5 ppm as averaged over any 15-minute period (short term exposure limit, or STEL).

21.4                          REGULATED AREAS

The client will usually establish regulated areas. If TIC is responsible for establishing a regulated area, it should have signs posted at all access points and be clearly marked with barricade tape. The boundaries should be established with a direct-reading instrument whenever possible, otherwise judgment must be used. Access must be limited to authorized personnel. At a minimum, authorized personnel will have received benzene hazard training and fit testing on any protective equipment they are required to wear.

21.5                          EXPOSURE MONITORING

21.5.1      Employee exposure monitoring must be conducted at least once for each job in each work area that contains benzene. If the client does not conduct monitoring on TIC employees, then we must do it ourselves.

21.5.2      The monitoring process involves using instruments that can detect concentrations of specific contaminants, i.e., Benzene. This equipment and methods of monitoring TIC employees is to be coordinated through the TIC Corporate Safety Director.

21.5.3      The number of samples required to properly test depends on several factors, including:

21.5.3.1     The frequency of exposure-related tasks

21.5.3.2     The number of employees exposed

21.5.3.3     The nature of the work

21.5.4      Try to take samples on days when employees are performing tasks with potential exposure to benzene, and record the description of the tasks on the sample sheet. We should aim toward at least one sample per task.

21.5.5      If a full-shift sample exceeds 0.16 ppm and the exposure is believed to be related to a short-term task performed during the shift, then STEL sampling should also be conducted.

21.5.6      The frequency of periodic sampling shall be determined by specifications outlined in the standard.

2

21.5.7                 Employees must be notified of the results of their monitoring within 15 working days of the receipt of the results, using the form provided in Attachment 1. Other employees who perform similar tasks should also be made aware of these results, but bulletin board posting or equivalent methods will be adequate.

NOTE: If the client conducts monitoring on TIC employees and provides the notification of monitoring results, you must maintain a copy of the notification form in the employee’s file.

21.6                          COMPLIANCE PROGRAMS

The client will be responsible for written compliance programs dealing with engineering controls. If exposures exceed the PELs, the jobsite must prepare a written compliance program describing actions being taken to reduce exposure.

21.7                          RESPIRATORY PROTECTION

Respirator selection will be based on Table I in the OSHA standard. Training and fit testing will be done in accordance with the Respiratory Protection Program in this manual.

21.8                          PROTECTIVE CLOTHING

TIC will use the protective clothing specified by the client. Most impervious materials are adequate for incidental contact; however, tasks requiring total immersion or extended contact with the liquid may require more selectivity. Viton and polyvinyl alcohol (PVA) are the best materials for gloves, but both have specific drawbacks. Consult the Corporate Safety Director for assistance in selecting protective equipment.

21.9                          MEDICAL SURVEILLANCE

21.9.1      Monitoring will identify jobs with potential exposure greater than 0.5 ppm of airborne benzene as an 8-hour TWA. If the employee performs these tasks for at least 30 days per year (equivalent to two and one-half days per month or about 12% of the time), then he or she is required to be enrolled in a medical surveillance program. Exposure to greater than the PEL (1 ppm 8-hour TWA or 5 ppm STEL) for more than 10 days per year also requires medical surveillance.

21.9.2      The initial exam must be conducted prior to assignment to a job, which involves the exposure level and frequency described above. The exam must include an occupational history, which should be done on the form in Attachment 2 and presented to the physician for review.

21.9.3      The exam also includes blood tests. There will be up to a one day delay between the time the blood is drawn and the time the results are received. If you want to bring the person onto the jobsite before these results are received, do not allow him/her to work with benzene until medical clearance is obtained.

21.9.4      Pulmonary function testing is required by the standard if respirators will be worn for at least 30 days per year. For our purposes, pulmonary function should be done on all initial benzene physicals.

21.9.5      Emergency exams, including a urinary phenol test, are required if employees are exposed to benzene in an emergency situation. The standard defines emergency as ‘any occurrence such as, but not limited to, equipment failure, rupture of containers, or failure of control equipment which may or does result in an unexpected, significant release of benzene.’ The preamble to the standard further clarifies this: ‘Every spill of lead does not automatically

3

constitute an emergency situation. The exposure to employees must be high and unexpected.”

21.9.6                 In the event of an emergency exposure, urine samples may be collected on site at the end of the shift and sent to the clinic. There is no need to send the employee to the doctor unless he or she is exhibiting symptoms of overexposure. Symptoms of overexposure may include:

21.9.6.1                Nausea;

21.9.6.2                Severe headache;

21.9.6.3                Loss of muscle control;

21.9.6.4                Flushed face; and

21.9.6.5                Nose bleeds.

21.9.7                 Arrangements should be made in advance for a laboratory or clinic to perform the analysis and a method of transporting the samples. Sample guidelines are included in Attachment 3. Since several over-the-counter drugs may increase urinary phenol levels, a “Questionnaire and Release” form should be completed by the employee at the time the sample is given.

21.9.8                 The standard requires that certain information be provided to the physician (please see “Medical Surveillance” form and accompanying letter). This package also includes a written “Physician’s Opinion” form, which should be completed and provided to both the employee and the TIC Corporate Safety Director within 15 days of the examination.

21.10                    COMMUNICATION OF HAZARDS

21.10.1    Training on signs, labels, and material safety data sheets should be conducted as part of routine hazard communication training. More detailed training should be completed prior to assignment to a work area that contains benzene.

21.10.2    A video presentation is available from Corporate Safety that can be used to fulfill this requirement. Retraining should be conducted annually, regardless of exposure levels, but a “tool-box” meeting is adequate as a refresher.

21.10.3    TIC subcontractors who may be exposed to benzene must be informed of the presence of benzene and the existence of the OSHA standards. The subcontractor should provide TIC with a list of employees who have been trained and fit tested with respirators according to the standard.

21.11       RECORDKEEPING

21.11.1    A file should be prepared for each employee who is participating in the benzene program. “Documentation Checklist” form should be used in the front of each file to ensure that all pertinent items are included. These files should be sent to the TIC Personnel Department at the end of the job.

21.11.2    Employees may obtain copies of their medical records and exposure monitoring results by completing a written request form. This information must be released to anyone designated by the employee in a written request. Please notify the TIC Corporate Safety Director if the employee requests the release of information to a third party.

4

21.11.3    If the client conducts the monitoring, we must receive copies of sample data sheets or summaries that contain at least the following information:

21.11.3.1          Date

21.11.3.2          Duration

21.11.3.3          Results

21.11.3.4          Descriptions of sampling and analytical method

21.11.3.5          Description of type of respiratory protective devices used (if any)

21.11.3.6          Name and social security number of employee

21.11.3.7          Job classification of employee

21.11.3.8          Description of type of work

21.12                    OBSERVATION OF MONITORING

Employees will normally observe monitoring as part of their routine jobs. When you conduct monitoring, explain the purpose of what you are doing and briefly describe the procedure to the employees involved.

21.13                    APPENDIX

A.                     Industrial Hygiene Employee Monitoring Report

B.                       Benzene Related Medical History

C.                       Guidelines for Evaluation of Emergency Exposure to Benzene

D.                      Questionnaire and Release Form/Urine Sample for Emergency Exposure to Benzene

E.                        Medical Surveillance

F.                        Documentation Checklist for Benzene Standard

5

APPENDIX A
INDUSTRIAL HYGIENE EMPLOYEE MONITORING REPORT

Employee Name:	Date:

TIC Employee #:

Location:	Project #:

TIC monitors employee exposures to potential contaminants at the company’s jobsites. Recently you were selected to participate in this program. Your cooperation during the monitoring was appreciated.

Results of the monitoring are summarized as follows:

Substance Evaluated	Sample Number	Date(s) Evaluated	Employee Exposure	OSHA/ACGIH Permissible Exposure Limit

The results indicated your exposure (was) (was not) in excess of the OSHA/ACGIH Permissible Exposure Limits.

If applicable, the following corrective action will be taken to reduce your exposure to or below the permissible limits:

Employee Signature:	Date:

Corporate Safety Department Signature:

6

APPENDIX B

BENZENE RELATED MEDICAL HISTORY

Employee Name:

TIC Employee #:	Job Classification:

OCCUPATIONAL HISTORY

A.                                   Check below if you have ever worked at one of the following jobs:

☐            In a chemical plant

☐            In a refinery

☐            In the production or use of radioactive materials or x-rays

☐            In a steel mill

☐            In the operation of a coke oven

☐            In the tire building industry

☐            In the manufacture or use of printer’s ink and solvents

☐            In the manufacture of drugs

☐            At a bulk chemical terminal

☐            In the manufacture of rubber or rubber goods

☐            In the manufacture of paint, varnish, stain remover, or adhesives

☐            In a chemical laboratory

B.                                     Have you ever worked with or around any of the following substances? (Check all that apply)

☐            Benzene

☐            Radiation or x-rays

☐            Crude oil or gasoline (other than personal vehicle)

☐            Toluene, xylene, ethyl benzene, or styrene

☐            Naphtha or haphthalene

☐            Arsenic or arsine

☐            Trinitrotoluene (TNT)

☐            Cyclohexanol

☐            Phenol

☐            Cumene

☐            Cholorprenes

☐            Lead, mercury, or other heavy metals

☐            Other blood toxins (Explain)

FAMILY HISTORY

A.                                   Has anyone in your immediate family (mother, father, brother, sister, grandparents) ever had any of the following? (Check those that apply)

☐ Bleeding tendency	Multiple Myeloma
☐ Anemia	☐ Sickle Cell Anemia
☐ Leukemia	☐ Cancer
☐ Lymphoma (Hodgkin’s Disease)	Other Blood Disorders

PERSONAL HISTORY

A.            Do you have any of the following, now or in the past? (Check those that apply)

7

In The Past	Now
☐	☐	Bleeding from gums
☐	☐	Excessive red blood cells
☐	☐	Anemia
☐	☐	Leukemia
☐	☐	Lymphoma
☐	☐	Sickle Cell Anemia
☐	☐	Hemophilia
☐	☐	Do you bruise easily?
☐	☐	Other blood disorders
☐	☐	Kidney Disease
☐	☐	Liver Disease
☐	☐	Hemolytic Disease (destruction of red blood cells)
☐	☐	Severe allergies
☐	☐	Malaria Cancer
☐	☐	Other (explain)

B.                                     Do you currently take drugs or medication regularly?                  (If yes, list below)

1.	4.
2.	5.
3.	6.

C.                                     Have you taken any of these medications in the past? (Check those that apply)

☐ Phenylbutazone	☐ Chemotherapy agents
☐ Antibiotics	☐ Malaria medication
☐ Cortisone or steroids	☐ Aminopterin
☐ Phenyl hydrazine	Other (explain)
☐ Chlormphenicol

D.	Do you smoke now? (circle one)	Yes	No

	Have you smoked in the past? (circle one)	Yes	No

Signature:	Date:

8

APPENDIX C

GUIDELINES FOR EVALUATION OF EMERGENCY EXPOSURE TO BENZENE

1.                                     Sample to be analyzed for urinary phenol will be sent to:

2.                                     Samples will be transported to the lab by:

3.                                     Have the employee complete the “Questionnaire And Release Form”.

4.                                     Collect the urine sample at the end of the shift in which the emergency exposure occurred.

5.                                     Refrigerate sample if it is not to be transported to the lab immediately.

6.                                     Ensure that the analysis is conducted ASAP, but in no case more than 72 hours after collection.

7.                                       If the urinary phenol result is >75 mg phenol/liter urine (corrected for specific gravity), then the employee must have blood tests done monthly for three months.

9

APPENDIX D

QUESTIONNAIRE AND RELEASE FORM

URINE SAMPLE FOR EMERGENCY EXPOSURE TO BENZENE

Employee Name:

SSN:                                                                                                                                                                                                                                                                         Project Name & #:

Describe Emergency Exposure to Benzene:

Time of Emergency Exposure:                                                                                                                                                                                                                             Time Urine Sample Collected:

Check which of the following, if any, you have taken or been exposed to in the past 48 hours:

☐ Pepto-Bismol	Phenol

☐ Chloraseptic	Other (list)

I HEREBY ACKNOWLEDGE THAT THE URINE SAMPLE ACCOMPANYING THIS FORM IS MY OWN.

I UNDERSTAND THAT THIS SAMPLE WILL BE ANALYZED FOR URINARY PHENOL TO ESTIMATE THE EXTENT OF MY EMERGENCY EXPOSURE TO BENZENE. THIS IS NOT A DRUG TEST.

Signature:	Date:

10

Dear Physician:

TIC may have the need to send employees to you for medical evaluation and care as described in the OSHA Benzene Standard (29 CFR 1926.1128). This standard requires that you be supplied with certain information, including a copy of the standard. A copy of the OSHA standard is attached.

Our employees may be exposed to variable levels of benzene during the course of construction and maintenance activities at refineries and petrochemical plants. They will be expected to use protective equipment which may include negative-pressure respirators, supplied-air respirators, and protective clothing.

Additional details of the exposure levels and benzene-related tasks at this jobsite are:

The standard requires that a written physician’s opinion be provided to both the employer and the employee within 15 days of the examination. Copies of the written opinion and the employee medical and exposure history forms are included. The completed history form will be provided to you at the time of the exam.

If you have any questions regarding this standard or our expectations, please contact the jobsite safety representative.

Best Regards,

Signature of Jobsite Representative

Enclosures:	OSHA Standard
Written Physician’s Opinion Form
Medical and Exposure History Form

11

APPENDIX E

MEDICAL SURVEILLANCE

Date:

INSTRUCTIONS:

A.	Consulting Physician
Completes, Signs, and Dates Form.
Informs Employee of Medical Results.

B.	Employee
Signs and Dates Form.
Returns Form to Project Safety, Representative, or Designee.

Project Location:                                                                                        Project Name & #:

Employee Name:                                                                                                                                  SSN:

This employee has recently taken part in the medical surveillance program for:

Test results have been reviewed, and any findings that would place the employee at an increased health risk from exposure to the above mentioned contaminant(s) is/are noted here:

The following is recommended regarding the employee’s exposure or use of protective clothing or respirators:

The employee has been informed of the results of this medical examination.

Consulting Physician’s Signature:	Date:

Employee’s Signature:	Date:

12

APPENDIX F

DOCUMENTATION CHECKLIST FOR BENZENE STANDARD

Employee Name:

TIC Employee #:                                                                        Project Name & #:

Work Area (if defined):                                                                                                           Job Classification:

FILE CONTENTS

☐   Training Records

☐   Respirator Training

☐   Respirator Fit Test

☐   Monitoring Forms

☐   Employee Sample Notification Form

☐   Medical History

☐   Medical Exam & Test Results

☐   Written Physician’s Opinion

☐   Any Employee Medical Complaints Related to Exposure to Benzene

Check items that are enclosed in file, write N/A next to items that do not apply.

Forward file to Corporate Safety. Retention time for this information is duration of employment plus 30 years.

13

CORPORATE SAFETY MANAGEMENT PROGRAM	Inorganic Arsenic/Lead Policy
Safe Work Practice
Procedure Revision Date 11/2000

22.0 INORGANIC ARSENIC/LEAD POLICY

PROCEDURE TABLE OF CONTENTS

22.1	PURPOSE	2
22.2	DEFINITIONS	2
22.3	PERMISSIBLE EXPOSURE LIMIT	2
22.4	NOTIFICATION OF USE	2
22.5	COMPLIANCE	2
22.6	EMPLOYEE INFORMATION AND TRAINING	2
22.7	EXPOSURE MONITORING	2
22.8	REGULATED AREAS	3
22.9	PROTECTIVE WORK CLOTHING AND EQUIPMENT	3
22.10	RESPIRATORS (29 CFR 1910.1018 H)	4
22.11	HOUSEKEEPING	4
22.12	HYGIENE FACILITIES AND PRACTICES	4
22.13	MEDICAL SURVEILLANCE	5
22.14	SIGNS AND LABELS	6
22.15	RECORDKEEPING	7
22.16	APPENDIX	7

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

22.1                           PURPOSE

To provide guidelines for complying with OSHA’s Inorganic Arsenic and Lead Standards (29 CFR 1926.1118 and 29 CFR 1926.62). Refer to the pre-job checklist for specific jobsite requirements. The Corporate Safety Department is available to assist in the implementation of any part of this policy.

22.2                           DEFINITIONS

22.2.1                  “Inorganic arsenic” means copper aceto-arsenic and all inorganic compounds containing arsenic except arsine, measured as arsenic (As).

22.2.2                  “Lead” (Pb) means metallic lead, all inorganic lead compounds, and organic lead soaps. Excluded from this definition are all other organic lead compounds.

22.3                           PERMISSIBLE EXPOSURE LIMIT

TIC will assure that no employee is exposed to inorganic arsenic or lead at concentrations greater than the permissible exposure limits (PEL). Areas where concentrations exceed the PEL are to be designated REGULATED AREAS. The PEL for inorganic arsenic is 10 micrograms per cubic meter of air (10 µg/m3), averaged over an 8-hour period. The PEL for lead is 50 micrograms per cubic meter of air (50 µg/m3), averaged over any 8-hour period. Monitoring will be conducted whenever employee exposure is greater than the Action Levels. The Action Level for inorganic arsenic is 5 µg/m3 averaged over any 8 hour period. The Action Level for lead is 30 µg/m3 averaged over any 8 hour period.

22.4                           NOTIFICATION OF USE

22.4.1                  When TIC is required to establish a Regulated Area (refer to 1926.1118 (f)) for inorganic arsenic, jobsite management will notify the area OSHA office within 60 days in writing in the form attached (Notification Letter)

22.4.2                  Whenever there has been a significant change in the information required above, TIC will, within 60 days, report these changes in writing to the area OSHA office. Projects expecting exposures to lead/arsenic are to amend jobsite policies to notify all workers of potential exposures and receive written consent for medical surveillance, environmental monitoring, etc. as a condition of employment.

22.5                           COMPLIANCE

TIC will implement a written plan to reduce exposures to or below the PEL by means of engineering and work practice controls. An outline for preparing such a plan is attached (Compliance Program). The plan will be revised and updated at least every 6 months to reflect the current status of the program.

22.6                           EMPLOYEE INFORMATION AND TRAINING

TIC will institute a training program for all employees who are subject to exposure above the Action Level. That training must be repeated quarterly. An outline for a training program is attached (Employee Training Program). See also employee rights under 22.7 below.

22.7                           EXPOSURE MONITORING

22.7.1                  Monitoring will be conducted each week in all work areas where arsenic and/or lead are or may be present until at least two consecutive measurements, taken at least 7 days apart, are below the Action Level. Once a monitored area is below the Action Level, no

2

further monitoring of that area is required unless conditions change so as to lead management to believe that earlier monitoring results may no longer be representative of the actual work environment. All monitoring programs should be coordinated through the TIC Corporate Safety Department.

22.7.2                  Samples are to be collected for each shift in each work area. Determinations of airborne exposure levels are to be made from air samples that are representative of each employee’s exposure to inorganic arsenic and/or lead over an eight hour period (if the employee was not using a respirator).

22.7.3                  Employees are to be notified in advance of the monitoring and may be present to observe the process. They are entitled to receive an explanation of the measurement procedures and to record the results obtained.

22.7.4              Within 5 working days after the receipt of monitoring results, TIC must notify each employee of the results, which represent that employee’s exposures by posting them on the Safety Bulletin Board. Whenever the results indicate exposure in excess of the PEL, the notice must state, “Permissible Exposure Limit was exceeded”, and state the corrective action taken to reduce exposures to below the PEL.

22.8                           REGULATED AREAS

22.8.1                  TIC must designate all Regulated Areas. Regulated Areas are to have signs posted at all access points and be clearly marked with barricade tape. Access must be limited to authorized personnel. In Regulated Areas, employees may not:

22.8.1.1 Eat or drink (with the exception of drinking water);

22.8.1.2 Smoke;

22.8.1.3 Chew tobacco or gum; or

22.8.1.4 Apply cosmetics.

22.9                           PROTECTIVE WORK CLOTHING AND EQUIPMENT

22.9.1                  For all employees entering a Regulated Area, TIC will provide, at no cost to the employee, clean protective work clothing and equipment appropriate to the work operations. This may include:

22.9.1.1 Coveralls or similar full-body work clothing;

22.9.1.2 Gloves, and shoes or coverlets;

22.9.1.3 Face shields or vented goggles when necessary to prevent eye irritation;

22.9.1.4 Impervious clothing for employees subject to exposure to arsenic trichloride; and

22.9.1.5 Respirators and appropriate filter cartridges.

22.9.2                  TIC is responsible for cleaning, laundering, or disposing of protective clothing as well as repairing or replacing the protective clothing and equipment as needed to maintain its effectiveness.

3

22.9.3                  At the completion of a work shift, all protective clothing is to be removed in change rooms and placed in closed containers. Contaminated containers of protective clothing and equipment, which are to be removed from the workplace, are to be labeled:

22.9.3.1         CAUTION: Clothing contaminated with inorganic arsenic/lead; do not remove dust by blowing or shaking. Dispose of inorganic arsenic/lead contaminated wash water in accordance with applicable local, state or federal regulations.

22.9.4                  Any person who cleans or launders clothing is to be informed in writing of the potential harmful effects.

22.10                     RESPIRATORS (29 CFR1910.1018 H)

22.10.1            All persons that may be required to wear a respirator must first have a pulmonary fitness test and receive a Fitness for Duty Certificate from a physician. If an employee has difficulty breathing with the respirator, he or she is to be examined by a physician to determine whether the employee can wear a respirator. Respirators will be used in accordance with the Respiratory Protection Program in the TIC Corporate Safety Manual.

22.10.2            TIC will select, provide at no cost to the employee, and assure the use of the appropriate respirator. For lists of acceptable respirators, refer to the OSHA standards. A video on the proper use and care of respirators is available from the Safety Department.

22.10.3            Respirators are to be cleaned as needed, but in no event less than once per day. Filter elements should be changed when an increase in breathing resistance is detected. Employees who wear respirators may leave work areas to wash their face and respirator facepiece to prevent skin irritation.

22.11                     HOUSEKEEPING

22.11.1            A written housekeeping and maintenance plan must be kept. The plan is to list the frequency for housekeeping operations, and for cleaning and maintaining dust collection equipment. A sample plan is attached as part of “Compliance Program”.

22.11.2            All surfaces must be maintained as free as practicable from accumulations of inorganic arsenic and lead.

22.11.3            Floors may not be cleaned by the use of compressed air, and shoveling, sweeping and brushing may be used only where vacuuming or other relevant methods have been tried and found not to be effective.

22.11.4            Maintenance of cleaning equipment must be carried out to maintain its effectiveness. Vacuums are to be used and emptied in a manner to minimize the re-entry of inorganic arsenic and lead into the workplace.

22.12                     HYGIENE FACILITIES AND PRACTICES

22.12.1            For employees required to enter regulated areas:

22.12.1.1             TIC will provide clean change rooms. These will be equipped with storage facilities for street clothes and separate storage facilities for protective clothing and equipment. Employees who are required to shower should not leave the worksite wearing any clothing or equipment worn during the work shift.

4

22.12.1.2             TIC will provide shower facilities and assure that employees shower at the end of each work shift.

22.12.1.3             TIC will provide readily accessible lunchroom facilities. These will be located outside the Regulated Area. TIC will assure that lunchroom facilities are as free as practicable from arsenic and lead contamination. Employees shall not enter lunchroom facilities with protective work clothing or equipment unless vacuuming or other effective cleaning method has removed surface lead dust/inorganic arsenic.

22.12.1.4             Employees must wash their hands and face prior to eating, drinking, smoking or applying cosmetics.

22.13                     MEDICAL SURVEILLANCE

22.13.1            All medical examinations are provided without cost to the employee, without loss of pay and at a reasonable time and place.

22.13.1.1             Inorganic Arsenic

22.13.1.1.1                       All employees who are or may be exposed above the Action Level at least 30 days per year must be placed in a medical surveillance program and given an initial medical examination. The examination must include those elements described in the OSHA standard.

22.13.1.1.2                       Employees exposed to inorganic arsenic will receive a closing examination upon termination of employment. In addition, examinations will be provided at least annually for covered employees who are under 45 years of age with fewer than 10 years of exposure over the Action Level. The examinations will be provided at least semi-annually for other covered employees.

22.13.1.2             Lead

22.13.1.2.1                       Initial examinations will be available to employees who are exposed at or above the Action Level on any one day. This examination includes biological monitoring in the form of blood sampling and analysis for lead and zinc protoporphyrin (ZPP) levels. However, participation in a medical surveillance program is not required unless the employee’s blood lead level analysis is at or above 40 µg/dl.

22.13.2            All employees who are or may be exposed at or above the Action Level at least 30 days in any consecutive 12 months must be placed in a medical surveillance program. Employees exposed to lead for 30 days or more, or who received an initial examination, will receive a closing examination upon termination of employment. In addition, full medical examinations will be provided annually for all covered employees. These examinations include those elements as described in 29 CFR 1926.62. Biological monitoring will be provided as follows:

22.13.2.1             Every 2 months for the first 6 months of exposure and every 6 months thereafter for all employees in a medical surveillance program.

5

22.13.2.2             Every 2 months for all employees whose last blood analysis indicated a blood lead level at or above 40 µg/dl. This frequency will continue until two consecutive samples indicate a level below 40 µg/dl.

22.13.2.3             Employees whose blood lead level is at or above 50 µg/dl are to be removed from exposure until two consecutive analyses indicate that his/her blood lead level is at or below 40 µg/dl; such employees are to be monitored on a monthly basis.

22.13.3            If TIC selects the initial physician, the employee may designate a second physician to review any findings, determinations, or recommendations. The second physician may conduct examinations and laboratory tests as necessary to facilitate this review. If the two physicians cannot resolve a disagreement, then they will designate a third physician to review the case. TIC is responsible for costs of these medical reviews.

22.13.3.1             TIC must provide to the treating physician:

22.13.3.1.1 A copy of the OSHA lead standard and appendices;

22.13.3.1.2 A description of the affected employee’s duties;

22.13.3.1.3 The employee’s exposure level or anticipated exposure level;

22.13.3.1.4 A description of any personal protective equipment used;

22.13.3.1.5 Any prior blood lead determination; and

22.13.3.1.6 All prior written medical opinions concerning the employee.

22.13.4            Within 5 working days after receipt of biological monitoring results, TIC will notify each employee in writing of his or her blood lead level. TIC will also provide to each affected employee a copy of a written medical opinion containing the information as required in the Federal Lead Standard (29 CFR 1926.62).

22.14                     SIGNS AND LABELS

22.14.1            Inorganic Arsenic

22.14.1.1             Areas regulated for exposure to inorganic arsenic must be posted with signs bearing the following information:

22.14.1.1.1                       Danger; Inorganic Arsenic; Cancer Hazard; Authorized Personnel Only; No Smoking or Eating; Respirator Required.

22.14.1.2             All shipping or storage containers must be labeled as follows:

22.14.1.2.1                       Danger; Contains Inorganic Arsenic; Cancer Hazard; Harmful if Inhaled or Swallowed; Use Only With Adequate Ventilation or Respiratory Protection.

22.14.2            Lead

22.14.2.1             Areas regulated for exposure to lead must be posted with signs bearing the following information:

6

22.14.2.1.1                       Warning; Lead Work Area; Poison; No Eating or Smoking.

22.15                     RECORDKEEPING

22.15.1            In accordance with the OSHA standards, TIC must establish and maintain an accurate record of all monitoring, medical surveillance and compliance with this policy.

22.15.2            TIC must also keep, or assure that the examining physician keeps, medical records including those elements described in the OSHA standards.

22.15.3            All of these records should be sent to the TIC Records Retention Department at the end of the job. Such records shall be maintained for 30 years. These records are to be available to OSHA inspectors and any affected employees. Please notify the Corporate Safety Director if the employee requests the release of information to a third party.

22.16                     APPENDIX

A.           Inorganic Arsenic/Lead Pre-Job Checklist

B.             Inorganic Arsenic Notification Letter

C.             Inorganic Arsenic/Lead Compliance Program

D.            Inorganic Arsenic/Lead Employee Training Program

7

APPENDIX A
INORGANIC ARSENIC/LEAD PRE-JOB CHECKLIST

Project #:	Project Location:

Client:	Project Superintendent:

PERSON RESPONSIBLE
YES	NO		FOR THIS ITEM
☐	☐	Written notification provided to the area OSHA office?
☐	☐	A written program to reduce exposures to or below the permissible exposure limit by means of engineering and work practice controls if feasible?
☐	☐	An employee training program?
☐	☐	Monitoring of arsenic/lead levels?
☐	☐	Reporting to employees of monitoring results?
☐	☐	Barricading and posting of all Regulated Areas?
☐	☐	TIC supplied protective clothing and equipment?
☐	☐	Laundering or disposal of contaminated clothing?
☐	☐	Supply labeled containers for contaminated clothing?
☐	☐	TIC supplied respirators and filters?
☐	☐	A written housekeeping plan?
☐	☐	Changing rooms for employees?
☐	☐	Showers for exposed employees?
☐	☐	Lunchroom facilities?
☐	☐	Washing facilities for hands and face prior to eating?
☐	☐	Vacuuming facilities for employees entering lunchrooms?
☐	☐	Initial physical examinations for employees who will be exposed. Closing physical examinations for employees who were exposed for 30 days or more per year?
☐	☐	Medical surveillance program? Medical removal protection program? Establish and maintain records?
☐	☐	Notification of Records Retention of the required time for holding records?

Completed By:	Date:

8

APPENDIX B

INORGANIC ARSENIC NOTIFICATION LETTER

Date

Occupational Safety and Health Administration Regional Office

[Address]

Subject:                                                     29 CFR 1926.1118

Dear Sirs:

TIC - The Industrial Company will be performing work, which requires the establishment of Regulated Areas for inorganic arsenic. The work will be performed at the following address:

The approximate number of employees who will be working in the regulated areas is                        .

The following is a brief description of the operations creating the exposure:

The following is a list of the actions TIC intends to take to reduce exposures:

Best Regards,

Project Manager

cc:                                 TIC Corporate Safety Director

Jobsite Correspondence File

9

APPENDIX C
INORGANIC ARSENIC/LEAD COMPLIANCE PROGRAM

***Before completing read the inorganic arsenic and lead standards.

1.               The following is a description of the operations or areas in which inorganic arsenic and/or lead will be emitted:

Approximate crew size:

The area where lead/arsenic is present in excess of the PEL (the regulated area) is as follows:

Machinery being used which emits inorganic arsenic/lead:

Material being processed which emits inorganic arsenic/lead:

Exposure controls that have been put in place are as follows:

•                  Training:

•                  Barricades:

•                  Signs:

•                  Personal Protective Equipment (PPE):

•                  Clothing:

•                  Shower Facilities and Changing Rooms:

•                  Lunchroom:

•                  Laundry Facilities:

•                  Other:

Current operating procedures and maintenance practices used to minimize exposure are as follows:

2.               The following is a list of the engineering plans and studies used to determine the methods selected for controlling the exposure to inorganic arsenic/lead:

3.               The following technology, equipment, and work practices were studied and considered in reducing employee exposure to below the permissible exposure limit:

As a result of those studies noted in 3(a) it has been determined that the following technologies, equipment, and work practices will be used to reduce employee exposure to below the permissible exposure limit:

4.               Training of employees that may be exposed to inorganic arsenic/lead is to be provided as follows:

10

•                  Jobsite policies as amended per Section C of this policy.

•                  “Employee Training Program”, Inorganic Arsenic/Lead Employee Training Program.

•                  Video on respirator use.

•                  Other training provided:

5.               Monitoring is conducted in accordance with TIC’s Inorganic Arsenic and Lead Policy (Item 22.0). During initial monitoring, the following data was collected:

6.               The following schedule will be used for implementation of those engineering controls and work practices noted in 3, above, that cannot be implemented immediately: (Include documentation such as copies of purchase orders for equipment, construction contracts, etc.)

7.               The following is an analysis of the effectiveness of the various technologies, equipment, and work practices to be adopted pursuant to item 3, above:

8.               The following protective clothing and equipment program will be established and implemented:

9.               The following program for hygiene facilities and practices will be established and implemented:

10.         If administrative controls are used as a means of reducing employee exposure to lead/inorganic arsenic, TIC will establish and implement a job rotation schedule including the following information: Affected Employee/ Duration and Exposure Levels at Each Work Station Where Employee is Located

11.         The following is a description of the arrangements made to inform affected employees of potential exposure to lead:

12.         The following Housekeeping and Maintenance Plan has been put in effect: (before completing read the OSHA standards)

•                  Floors and other surfaces will be cleaned                            (frequency) using the following equipment:

(NOTE: Compressed air may not be used for cleaning and sweeping and shoveling may be used only where vacuuming and other similar methods have been tried and found to be ineffective.)

•                  The following other areas have been identified as requiring cleaning:

These areas will be cleaned                            (frequency) using the following equipment:

•                  In order to minimize the re-entry of inorganic arsenic into the workplace the following procedures will

11

be employed when using or emptying vacuums:

•                  The cleaning and dust collection equipment noted in 3(b), above, will be cleaned and maintenance will be performed on the following basis:

•                  The cleaning and dust collection equipment noted in 3(b), above, will be inspected and the effectiveness of the various pieces of equipment verified on the following basis:

•                  Procedures for emptying vacuums and disposing of inorganic arsenic/lead:

13.         Respirator selection, use, and maintenance plan follows:

•                  Selection - Respirator type(s):

•                  Cartridge type:

•                  Fitness for Duty Certificates and Pulmonary Fitness Tests are required before assigning a respirator to any worker. These will be provided by:

•                  All workers are to be satisfactorily fit tested to the assigned respirator. Fit testing will be performed by

14.         Medical surveillance will be required as follows:

•                  The following TIC employees will be included in a medical surveillance program:

•                  The physician performing initial and follow-up blood level medicals is:

15.         The following are key elements of the Recordkeeping Plan for this project:

•                  All records related to monitoring and medical surveillance will be maintained on this jobsite by:

•                  Upon completion of this project, all monitoring and medical surveillance records will be sent to TIC Corporate Records Retention and maintained for 30 years.

12

APPENDIX
INORGANIC ARSENIC/LEAD EMPLOYEE TRAINING PROGRAM

1.                                       Definition - arsenic. Copper aceto-arsenite and all inorganic compounds containing arsenic except arsine, measured as arsenic (As).

Definition - lead. Pure lead (Pb) is heavy metal at room temperature and pressure and is a basic chemical element. It can combine with various other substances to form numerous lead compounds. “Lead” means elemental lead, all inorganic lead compounds and a class of organic lead compounds called lead soap.

2.                                       Permissible exposure limit (PEL) - arsenic. The PEL is 10 micrograms per cubic meter of air as determined as an average over an 8 hour period. Unless adequately protected by appropriate personal protective clothing, no employee may be exposed to arsenic trichloride in excess of the PEL.

Permissible exposure limit - lead. The PEL is 50 micrograms per cubic meter of air as determined as an average over an 8 hour period.

3.                                       Regulated Areas. Only employees authorized by TIC may enter a Regulated Area. Respirators and protective clothing are required to be worn in Regulated Areas. Employees may not eat or drink (with the exception of drinking water), smoke, chew tobacco or gum, or apply cosmetics in the Regulated Areas.

4.                                       Health hazard data - arsenic. Exposure to airborne concentrations of inorganic arsenic may cause lung cancer, and can be a skin irritant. Inorganic arsenic may also affect your body if swallowed. One compound in particular, arsenic trichloride, is especially dangerous because it can be absorbed readily through the skin. Because inorganic arsenic is a poison, you should wash your hands thoroughly prior to eating or smoking.

Health hazard data - lead. When absorbed into your body in certain doses lead is a toxic substance. Lead can be absorbed into your body by inhalation and ingestion. Lead is not absorbed through your skin. When lead is scattered in the air as a dust, fume or mist it can be inhaled and absorbed through your lungs and upper respiratory tract. Inhalation of airborne lead is the primary source of occupational lead absorption. You can also absorb lead through your digestive system if lead gets into your mouth and is swallowed. If you handle food, cigarettes, chewing tobacco, or make-up which have lead on them or handle them with hands contaminated with lead, this will contribute to ingestion.

Chronic overexposure to lead may result in severe physical damage. Some common symptoms of chronic overexposure include loss of appetite, metallic taste in the mouth, anxiety, constipation, nausea, pallor, excessive tiredness, weakness, insomnia, headache, nervous irritability, muscle and joint pain or soreness, fine tremors, numbness, dizziness, hyperactivity and colic. If you have any of these symptoms, report them to your supervisor immediately.

5.                                       Respirators. Respirators will be provided by TIC at no cost to you for routine use if TIC is in the process of implementing engineering and work practice controls or where engineering and work practice controls are not feasible or insufficient. You must wear respirators in all Regulated Areas and in all other situations where you are likely to be exposed to levels of inorganic arsenic and/or lead in excess of the permissible exposure limit. Since it is very important that your respirator fit your face well, TIC will conduct fit tests to make sure the respirator seals properly when you wear it. These tests are simple and rapid and will be explained to you during training sessions.

13

6.                                       Protective clothing. If you work in a Regulated Area, TIC will provide at no cost to you, and you must wear, appropriate, clean, protective clothing and equipment. The purpose of this equipment is to prevent you from bringing to your home arsenic and/or lead contaminated dust and to protect your body from repeated skin contact with inorganic arsenic likely to cause skin irritation. This clothing may include:

•                  Coveralls or similar full-body clothing, gloves, hats, and protective shoes or coverlets. Protective equipment should include face shields or vented goggles, where eye irritation may occur. TIC will provide for repairs and replacement as necessary, and will also provide for the cleaning, laundering, or disposal of protective clothing and equipment.

7.                                       Hygiene facilities and practices. If you work in a Regulated Area TIC will provide you with a lunchroom or other area for this purpose. You will also be provided with showers, washing facilities, and change rooms. You must wash your face and hands before eating and must shower at the end of the work shift. Separate storage facilities for protective work clothing and street clothes will be provided to prevent cross-contamination. Do not take used protective clothing out of change rooms without TIC’s permission. TIC will provide for laundering or cleaning of your protective clothing.

Chelating agents should not routinely be used to remove lead from your body and should not be used at all except under the direction of a licensed physician. (Chelating agents are drugs used to reduce the amount of lead absorbed in body tissues.)

8.                                       Signs and labels. TIC will post warning signs and labels for your protection. Signs will be posted in Regulated Areas. The signs warn that arsenic and/or lead is present, that only authorized employees may enter the area, that no smoking or eating is allowed, and that respirators must be worn.

9.                                       Medical surveillance - arsenic. If your anticipated exposure to arsenic is over the Action Level (5 µg/m3) at least 30 days per year or if your have been exposed to arsenic for more than 10 years over the Action Level, TIC will provide you with a medical examination. The examinations will be every 6 months for employees over 45 years old or with more than 10 years exposure over the Action Level and annually for other covered employees.

Medical surveillance - lead. If your exposure to lead is over the Action Level (30 µg/m3) at least 30 days per year, TIC will provide you with a medical examination including biological monitoring. Full examinations will be performed once every year. Biological monitoring shall be performed every 2 months for the first 6 months of exposure and every 6 months thereafter.

TIC will provide a close out examination for employees exposed to inorganic arsenic/lead upon termination of employment.

Physicians performing medical surveillance examinations for lead/inorganic arsenic will provide a written opinion to TIC containing results of the medical exams. Each employee participating in medical surveillance is also to receive a copy of this medical opinion.

10.                                 Observation of monitoring. TIC will monitor your exposure to arsenic and/or lead and you are entitled to observe the monitoring procedure. You are entitled to receive an explanation of the measurement procedure, and to record the results obtained.

11.                                 Access to records. You are entitled to records of your exposure to inorganic arsenic and/or lead and your medical examination records if you request TIC to provide them.

12.                                 Inorganic arsenic and/or lead may be encountered on this project in the following areas in the following quantities:

14

Area Where Exposure May Occur                                   Range of Exposure

1.

2.

3.

4.

5.

6.

7.

13.                                 Inorganic arsenic and/or lead are used on this project in the following manner:

14.                                 Inorganic arsenic and/or lead are stored on this project in the following areas in the following ways:

Area Where Inorganic Arsenic Is Stored                                   Method of Storage

1.

2.

3.

4.

5.

6.

7.

15.                                 The following sources of exposure to inorganic arsenic/lead are present at this jobsite:

16.                                 In addition to the use of respirators noted in item 5, the use of protective clothing noted in item 6, and those hygiene facilities noted in item 7, TIC has taken the following additional protective steps to reduce employee exposure:

17.                                 The following specific jobsite engineering controls and work practices are associated with your job assignment:

18.                                 Attached hereto are copies of the OSHA inorganic arsenic and lead standards.

15

CORPORATE SAFETY MANAGEMENT PROGRAM	Process Safety Management
Safe Work Practice
Procedure Revision Date 11/2000

23.0 PROCESS SAFETY MANAGEMENT (PSM)

PROCEDURE TABLE OF CONTENTS

23.1	PURPOSE	2
23.2	SCOPE	2
23.3	EMPLOYEE PARTICIPATION (29 CFR 1926.64 C)	2
23.4	PROCESS SAFETY INFORMATION (29 CFR 1926.64 D)	2
23.5	OPERATING PROCEDURES (29 CFR 1926.64 F)	2
23.6	TRAINING (29 CFR 1926.64 G)	2
23.7	SUBCONTRACTORS (29 CFR 1926.64 H, 2)	3
23.8	CONTRACT EMPLOYER RESPONSIBILITIES (29 CFR 1926.64 H, 3)	3
23.9	PRE START-UP SAFETY REVIEW (29 CFR 1926.64 I)	3
23.10	MECHANICAL INTEGRITY (29 CFR 1926.64 J)	3
23.11	HOT WORK PERMIT (29 CFR 1926.64 K)	4
23.12	MANAGEMENT OF CHANGE (29 CFR 1926.64 L)	4
23.13	INCIDENT INVESTIGATION (29 CFR 1926.64 M)	4
23.14	EMERGENCY PLANNING AND RESPONSE (29 CFR 1926.64 N)	4
23.15	APPENDIX	4

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

23.1         PURPOSE

Guidelines for complying with the OSHA Process Safety Standard (29 CFR 1926.64). The OSHA standard applies to jobsites performing work on or adjacent to a chemical processing facility. (Contact the Corporate Safety Department to determine if the PSM standard applies to your work.)

23.2         SCOPE

This section sets guidelines for preventing or minimizing the consequences of a major uncontrolled emission, fire, or explosion involving toxic, reactive, flammable, or explosive chemicals.

23.3         EMPLOYEE PARTICIPATION (29 CFR 1926.64 C)

23.3.1      TIC will draft a plan to advise employees on PSM and hazard assessment.

23.3.2      Employees shall have access to all information required by the PSM standard.

23.4         PROCESS SAFETY INFORMATION (29 CFR 1926.64 D)

23.4.1      The facility owner must provide TIC its most current information regarding:

23.4.1.1      Hazardous chemicals in the process;

23.4.1.2      Technology of the process;

23.4.1.3      Equipment in the process;

23.4.1.4      Safe work practices; and

23.4.1.5      The emergency action plan for the plant.

23.4.2                  This information must disclose potential fire, explosion, or toxic release hazards related to TIC’s work and the process. TIC will request that the necessary information be provided.

23.5         OPERATING PROCEDURES (29 CFR 1926.64 F)

The Owner shall develop and implement written operating procedures and safe work practices to control hazards during operations (i.e. lockout/tagout, confined space entry, opening process equipment or piping).

23.6         TRAINING (29 CFR 1926.64 G)

23.6.1                  Each employee will be given an overview of the process and trained in the relevant operating procedures and safe work practices. The training will include:

23.6.1.1      TIC’s Hazard Communication Program;

23.6.1.2      TIC’s Lockout/Tagout Policy;

23.6.1.3      Personal protective equipment specific to the process work;

23.6.1.4      Process safety information; and

2

23.6.1.5      Emergency operations, including applicable provisions of the emergency action plan and shutdown;

23.6.2                  All training is to be documented. Documentation must include the employee’s name, the date of the training, and the means used to verify that the employee understood the training. The following are ways to document this training:

23.6.2.1      New Hire Training documentation;

23.6.2.2      TQM Safety Gangbox form;

23.6.2.3      Client training; and

23.6.2.4                   A test. A sample test is attached, but it is not required by the standard. If the test is used, it should be modified to include project-specific questions sites. Employees must achieve a score of 90% to pass the test. Supervisors must review incorrect answers with the employee.

23.7         SUBCONTRACTORS (29 CFR 1926.64 H, 2)

23.7.1                  TIC, when selecting a subcontractor, will obtain and evaluate information regarding the subcontractor’s safety performance and programs.

23.7.1.1                   TIC will assure that its subcontractors are informed/instructed regarding all process safety information related to their work.

23.7.1.2                   TIC will periodically evaluate each subcontractor’s performance with respect to the requirements of this policy.

23.7.1.3                   TIC will maintain for each subcontractor an employee injury and illness log related to the subcontractor’s work in the process areas.

23.7.2                  The Owner will perform each of the foregoing tasks as to TIC as well.

23.8         CONTRACT EMPLOYER RESPONSIBILITIES (29 CFR 1926.64 H, 3)

23.8.1                  TIC will assure that its employees have access to and follow the safe work practices and rules developed by the Owner. Employees that fail to follow these safety rules/practices will be disciplined in accordance with TIC’s disciplinary policy.

23.8.2                  TIC will advise the Owner of hazards presented by TIC’s work or identified by our employees.

23.9         PRE START-UP SAFETY REVIEW (29 CFR 1926.64 I)

The Owner will perform a pre start-up safety review for new facilities and for modified facilities when the modification warrants a change in the process safety information. While this review is the Owner’s responsibility, TIC will maintain open communication with the Owner to ensure that if its work affects the covered process, the changes are reported and the process safety information is updated.

23.10       MECHANICAL INTEGRITY (29 CFR 1926.64 J)

The Owner must establish and implement procedures to maintain the on-going integrity of process equipment. Each person involved in such maintenance will be trained by the Owner in an overview of

3

that process, the process hazards and any applicable job procedures. TIC will follow the Owner’s mechanical integrity procedures.

23.11       HOT WORK PERMIT (29 CFR 1926.64 K)

23.11.1            Prior to cutting or welding operations, a daily Hot Work Permit is required. TIC projects may use the Hot Work Permit supplied by the Owner or the TIC Hot Work Permit located in the Permitting section of this manual.

23.11.2            All welding/cutting operations must be conducted in accordance with the Fire Prevention section of this manual. In addition, hot work operations inside or adjacent to operating process facilities are to be assigned a dedicated fire watch.

23.12       MANAGEMENT OF CHANGE (29 CFR 1926.64 L)

23.12.1            The Owner must establish and implement written procedures to manage changes to process chemicals, technology, equipment, and procedures; and, changes to facilities that affect a covered process.

23.12.2            TIC will maintain open communication with the Owner to ensure that TIC receives any information on process changes and that TIC informs the Owner of any changes resulting from its work.

23.12.3            TIC will train each employee whose job will be affected by process changes.

23.13       INCIDENT INVESTIGATION (29 CFR 1926.64 M)

The Owner must investigate any incident which resulted in, or could reasonably have resulted in, a catastrophic release of a highly hazardous chemical. The investigation will begin as soon as possible, but no later than 48 hours following the incident. An incident investigation team is required. If the incident involved TIC’s work, TIC will be represented on the investigation team.

23.14       EMERGENCY PLANNING AND RESPONSE (29 CFR 1926.64 N)

TIC will be instructed in the applicable provisions of the plant’s emergency action plan as required by the standard.

23.15       APPENDIX

A.          Process Safety Management Pre-Job Checklist

B.           Process Safety Management Employee Quiz

4

APPENDIX A

PROCESS SAFETY MANAGEMENT PRE-JOB CHECKLIST

Have you provided for?

Person Responsible For
Yes	No		This Item
☐	☐	Employee participation, including a written plan of implementation?
☐	☐	Requesting required process information?
☐	☐	Distributing process information to subcontractors?
☐	☐	Providing and documenting employee training?
☐	☐	Informing subcontractors of hazards and safe work practices?
☐	☐	Evaluating subcontractor performance?
☐	☐	Maintaining subcontractor OSHA 200 log?
☐	☐	Advising Owners of hazards identified by TIC’s work or employees?
☐	☐	Pre start-up safety review coordination with Owner?
☐	☐	Assuring use of hot work permits?
☐	☐	A designated representative for incident investigation team?
☐	☐	Emergency planning?

5

APPENDIX B
PROCESS SAFETY MANAGEMENT EMPLOYEE QUIZ

Employees must achieve a score of 90% to pass this test. All incorrectly the employee and the supervisor must review answered questions.

Employee Name:	Date:

1.             When should you report a job related injury, illness or incident?

A.            Before the end of your shift

B.            Before the end of the week

C.            Immediately

2.             Which of the following are on a MSDS?

A.            Reactivity Data

B.            Chemical Name

C.            Special Precautions

D.            All of the above

3.             Safety harnesses are required when you are working how many feet off the ground?

A.            25 feet

B.            10 feet

C.            6 feet

D.            4 feet

4.             Lock-out procedure must be followed by whom?

A.            Electricians

B.            Maintenance Personnel

C.            Operations Personnel

D.            All Personnel

5.             Copies of MSDS are available in the

A.            Foreman’s office

B.            Safety office

C.            Project superintendent’s office

6.             Hearing protection is required

A.            On your person at all times

B.            When required by permits

C.            In posted areas

D.            All of the above

7.             Smoking is permitted only in specified areas.

A.            True

B.            False

6

8.             Safety glasses are required at all times.

A.            True

B.            False

9.             Seat belts must be worn at all times.

A.            True

B.            False

10.           If I encounter an unsafe condition, I will

A.            Report it to my supervisor

B.            Get the unsafe condition corrected before continuing work

C.            Both (A) and (B)

11.           Steel toe boots are not required.

A.            True

B.            False

12            [Project specific questions — i.e. emergency alarms, evacuation sites, specific process hazards, etc.]

FOR REVIEW PURPOSES ONLY

Correct answers to questions missed (to be completed by the supervisor):

I have reviewed and understand all of the questions that I answered incorrectly.

Employee Signature:	Date:

Supervisor Signature:

7

CORPORATE SAFETY MANAGEMENT PROGRAM	BloodbornePathogen Exposure Control
Safe Work Practice
Procedure Revision Date 11/2000

24.0 BLOODBORNE PATHOGEN EXPOSURE CONTROL POLICY

PROCEDURE TABLE OF CONTENTS

24.1	PURPOSE	2
24.2	DEFINITIONS	2
24.3	EXPOSURE DETERMINATION/EDUCATION	2
24.4	ENGINEERING/WORK PRACTICE CONTROLS	2
24.5	PERSONAL PROTECTIVE EQUIPMENT (PPE)	3
24.6	HOUSEKEEPING GUIDELINES	3
24.7	VACCINATION, POST-EXPOSURE EVALUATION AND FOLLOW UP	3
24.8	RECORDKEEPING	5
24.9	APPENDIX	5

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

24.1         PURPOSE

This procedure provides precautions necessary for employees to use when occupationally exposed to blood, body fluids and other potentially infectious materials. These materials may cause such diseases as hepatitis B (HBV) and human immunodeficiency virus (HIV).

24.2         DEFINITIONS

24.2.1      Occupational Exposure

Reasonably anticipated skin, eye, mucous membrane, or other physical contact with blood or “other potentially infectious materials”that may result from the performance of an employee’s duties.

24.2.2      Other Potentially Infectious Materials

Any body fluid that is visibly contaminated with blood and all body fluids in situations where it is difficult or impossible to differentiate between body fluids and any unfixed tissue or organ (other than intact skin).

24.3         EXPOSURE DETERMINATION/EDUCATION

24.3.1                  The following exposure classifications apply to tasks; individuals may move from one classification to another as they perform their daily activities.

24.3.1.1                   Category I- Tasks That Involve An Inherent Potential for “Occupational Exposure”

24.3.1.1.1                             Employees in this Category are: EMTs (or primary first-aid providers) on- site and persons collecting urine for drug screening.

24.3.1.2                   Category II- Tasks That Involve No Occupational Exposure But May Require Performing Unplanned Category I Tasks

24.3.1.2.1                             Employees in this category are: Site, District and Regional Safety Managers, Leadmen, Foremen, and Superintendents.

24.3.2      Category I and II employees will review this policy and the TIC video on bloodborne pathogens.

24.4         ENGINEERING/WORK PRACTICE CONTROLS

24.4.1      The primary method to reduce occupational exposure will be to:

24.4.1.1                   Isolate or contain the hazard.

24.4.1.2                   Use disposable puncture-resistant containers that are closeable and leak proof on the sides and bottom and properly labeled with the BIOHAZARD symbol, for used needles, blades, implements of treatment and/or other regulated waste (i.e. blood or other potentially infectious materials in a liquid or semi-liquid state). These containers must be easily accessible, kept upright, replaced routinely and not allowed to be overfilled. When containers of regulated waste are moved, the containers must be securely closed to prevent spillage or leakage. For information regarding offsite disposal, contact your Corporate Safety Director.

2

24.4.1.3                   Use appropriate personal protective equipment (detailed below).

24.4.1.4                   Limit access to potential exposure areas.

24.4.1.4.1                             Make germicide hand wipes or hand washing facilities with soap and running water available.

24.4.1.4.2                             Forbid storage or consumption of food, drink, tobacco, etc. or the application of contact lenses, cosmetics, lotions or chapping balm in areas of potential occupational exposure.

24.5         PERSONAL PROTECTIVE EQUIPMENT (PPE)

24.5.1                  Category I employees (and Category II employees when potentially exposed) will routinely use appropriate personal protective equipment (PPE) during patient contact, handling of body fluids or whenever there is a potential “occupational exposure.” Appropriate PPE means equipment that does not permit blood or other potentially infectious material to contact, pass through, or be absorbed onto the employee’s skin, eyes, mouth or other mucous membranes. PPE will be removed prior to leaving the work area, and placed in a biohazard container.

24.5.2                  Disposable gloves (rubber or latex surgical type) must be properly worn whenever there is a potential exposure. Gloves will be changed between each patient and hands and other skin surfaces will be washed immediately after gloves are removed.

24.5.3                  To prevent exposure of the mouth, eyes and nose, surgical masks and protective eyewear will be worn during procedures that may result in exposure.

24.5.4                  When an employee’s clothes come in contact with blood or other potentially infectious materials, those clothes must be removed and treated as a biohazard.

24.5.5                  Saliva has not been implicated in any bloodborne pathogen; however, protective mouthpieces will be available where the need for mouth to mouth resuscitating may arise.

24.6         HOUSEKEEPING GUIDELINES

24.6.1                  Implements of treatment, pails, bins, containers or similar receptacles (including protective coverings and work surfaces) must be cleaned and decontaminated after each contact with blood or other potentially infectious material.

24.6.2                  Broken glassware in the treatment area must be picked up with a dust pan and broom/brush and not by hand.

24.6.3                  All items and spills must be cleaned with a germicide or sodium hypochlorite (a 1:8 dilution of household bleach).

24.7         VACCINATION, POST-EXPOSURE EVALUATION AND FOLLOW UP

24.7.1                  The site manager (or designee) shall select a licensed health care professional (HCP) (as defined by state law) to administer the HBV and provide post-exposure medical evaluation and follow up. Employees in Category I who test negative for HBV antibodies, shall be offered the HBV series (three shots over a six month period). Employees who decline the vaccination must sign a waiver (Attachment A); however, if the employee later chooses to be

3

inoculated, he/she may do so at no cost. The signed waiver shall be placed in the employee’s confidential medical file. Employees should note that the HBV vaccination is effective if received within seven days after exposure.

24.7.1.1                   Post-Exposure Evaluation and Follow Up

24.7.1.1.1                             The selected HCP shall provide post-exposure evaluation and follow up to employees who report an exposure incident. This evaluation shall:

24.7.1.1.1.1                    Document the routes of entry and circumstances surrounding the exposure;

24.7.1.1.1.2                    Identify the source individual, if feasible;

24.7.1.1.1.3                    Test the source individual’s blood, if consented to;

24.7.1.1.1.4                    Provide post-exposure medical treatment, if indicated;

24.7.1.1.1.5                    Offer HBV vaccination series to exposed employees;

24.7.1.1.1.6                    Provide counseling; and

24.7.1.1.1.7                    Provide a written opinion in accordance with 29 CFR 1910.1030 (f)(5).

24.7.1.2                   Information Provided To The HCP

24.7.1.2.1                             The site manager shall provide the HCP who administers the HBV or post-
exposure evaluation and follow up, the following information:

24.7.1.2.1.1                    A copy of OSHA’s Bloodborne Pathogen Standard;

24.7.1.2.1.2                    A copy of the Exposure Incident Evaluation (described below); and

24.7.1.2.1.3                    All relevant medical records in the employer’s possession.

24.7.1.3                   Exposure Incident Evaluation

24.7.1.3.1                             Exposure incidents must be reported immediately to the exposed employee’s supervisor and the safety manager. The safety manager must immediately write an Exposure Incident Evaluation detailing:

24.7.1.3.1.1                    The route(s) of entry and the circumstances under which exposure occurred;

24.7.1.3.1.2                    Engineering/work practice controls in place and PPE in use at the time of the exposure;

24.7.1.3.1.3                    Any failures of the above controls at the time of the incident;

24.7.1.3.1.4                    That the exposed employee was offered the HBV vaccination series and the employee’s response to the offer;

4

24.7.1.3.1.5                    Identification, if possible, of the source individual; and

24.7.1.3.1.6                    Recommendations to avoid similar future exposure incidents.

24.8         RECORDKEEPING

24.8.1                  The safety manager shall maintain confidential medical records; these records may not be disclosed without the employee’s written consent. All medical records must be maintained for 30 years.

24.8.2                  The following information is to be included in these records:

24.8.2.1                   The name and social security number of the employee;

24.8.2.2                   All hepatitis B vaccination records and medical reports;

24.8.2.3                   Copies of medical exams, tests, and all follow-ups;

24.8.2.4                   A copy of the HCP’s written opinion (VI.A.) where applicable; and

24.8.2.5                   A copy of information provided to the HCP.

24.8.3                  Training records must include the dates and content of training sessions, the name(s) and qualifications of the person(s) conducting the training, and the names and job titles of attendees. These training records must be kept for three (3) years from the date of each session.

24.9         APPENDIX

A. Waiver of Hepatitis B Vaccination

5

APPENDIX A
WAIVER OF HEPATITIS B VACCINATION

I,                                                                        , understand that due to my potential occupational exposure to blood or other potentially infectious materials I may be at risk of acquiring the hepatitis “B” virus (HBV) infection. I have been given the opportunity to be vaccinated with hepatitis “B” vaccine at no charge to myself. However, I decline hepatitis “B” vaccination at this time. I understand that by declining this vaccine, I continue to be at risk of acquiring hepatitis “B”, a serious disease. If in the future I continue to have occupational exposure to blood or other potentially infectious materials and I want to be vaccinated with hepatitis “B” vaccine, I understand that I can, upon request, receive the vaccination series at no charge to me.

Employee Signature:	Date:

Witness Signature:	Date:

6

Cellular Phones & Two Way Radios
Corporate Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	05/2003

6.0 USE OF CELLULAR PHONES AND TWO-WAY RADIOS WHILE OPERATING TIC VEHICLES

PROCEDURE TABLE OF CONTENTS

6.1	PURPOSE	2
6.2	SCOPE	2
6.3	TIC POLICY	2
6.4	ADDITIONAL GUIDELINES	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

6.1                                 PURPOSE

TIC employees must follow procedures to ensure the safe and proper use of cellular phones, two-way radios, and other electronic devices while operating TIC vehicles, wherever state law permits such use.

6.2                                 SCOPE

Any activity engaged in while driving has the potential to distract. As a result, TIC employees are reminded that their primary responsibility while operating TIC vehicles is to drive safely.

6.3                                 TIC POLICY

All TIC employees operating any vehicle, including TIC assigned vehicles, pool vehicles, and rental cars are to use the speakerphone or hands-free device or apparatus supplied by the phone manufacturer or TIC. Employee is to only handle the phone where necessary to turn the phone on or off, or to initiate a function of the phone. If a passenger is present, have the passenger place or retrieve the telephone call. Violation of these requirements may result in disciplinary action against the employee.

6.4                                 ADDITIONAL GUIDELINES

TIC Employees must recognize when it is appropriate to use cellular phones or other devices and, before doing so, the following guidelines should be performed whenever using cellular phone or devices while driving:

6.4.1	Is this the appropriate time to make or receive a call?

6.4.2	Will this call distract me from my first responsibility to drive safely?

6.4.3	Always buckle up, keep your hands on the steering wheel, and keep your eyes on the road.

6.4.4	When possible, safely pull off the road to place or take a call. Also, when conditions warrant, politely refuse, postpone, or halt a telephone conversation.

6.4.5	Make sure that your phone is positioned where it is easy to see and access. Be familiar with the operation of your phone so that you are able to safely use it on the road.

6.4.6

Use the speed-dialing feature to program frequently called numbers, allowing you to make a call by touching only a few buttons. If your phone has voice recognition capability, you may be able to complete a call by speaking the name of the person you are calling.

6.4.7	Never take notes while driving. Pull off the road safely whenever you must remove your hands from the steering wheel for any task.

6.4.8	Let the wireless network’s voice-mail pick up your calls when it is unsafe or inconvenient to answer the phone yourself.

2

Near Miss Reporting Policy
Corporate Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	04/2002

7.0 NEAR MISS REPORTING POLICY

PROCEDURE TABLE OF CONTENTS

7.1	PURPOSE	2
7.2	SCOPE	2
7.3	DEFINITIONS	2
7.4	PROCEDURES	2
7.5	PROGRAM PARTICIPATION	2
7.6	TRAINING	3
7.7	APPENDIX	3

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

7.1                                 PURPOSE

Near miss reporting is to raise the awareness of unsafe behaviors and hazardous conditions so they may be immediately corrected. Employees often have the greatest opportunity to prevent injuries. Near miss reporting makes each employee a key element of the safety program and emphasizes prevention.

7.2                                 SCOPE

To the maximum extent possible, Near Miss reporting should be positive in nature. Its purpose is to recognize and correct safety concerns. However, it should not replace normal disciplinary measures, when they are appropriate.

7.3                                 DEFINITIONS

7.3.1                        Accident

An event occurring by chance or unintentionally.

7.3.2                        Near Miss Incident

Any incident that could have resulted in personal injury or property damage but for whatever reason did not.

7.3.3                        Near Miss Report PL-38

The form used by TIC employees to report Near Miss incidents, conveniently sized to fit in a TIC Supervisor’s Day Timer.

7.4                                 PROCEDURES

7.4.1                        First Report

Anyone having, or seeing, a near miss incident is to notify his or her supervisor and complete a Near Miss report form. Jobsite management can obtain forms from the TIC Copy Room or Corporate Safety Department. These forms are to be carried by all levels of job supervision and made available to all employees. When the front side of the form is completed, it is turned into the employee’s immediate supervisor. Employees are to include all information requested and must sign the form.

7.4.2                        Investigation

The supervisor receiving the report will review and investigate the near miss, taking immediate corrective action to prevent a personal injury or property loss from occurring. All Near Miss reports are to be reviewed by the Incident Review Committee, and forwarded to the crew foremen, site safety, and the site manager. Near miss incidents, which had the potential for serious personal injury or significant property damage, as identified by the Incident Review Committee, are to be forwarded to the Profit Center Safety Manager. The Profit Center Safety Manager will forward near misses that may have company-wide safety implications on to the Corporate Safety Director.

7.5                                 PROGRAM PARTICIPATION

To be effective, a near miss program must have participation. This requires a strong and constant effort throughout the duration of the project to keep all employees aware of the program.

To promote participation, projects may do the following:

7.5.1                        Have foremen discuss near miss reporting at every gangbox meeting and at the end of every shift.

2

7.5.2                        Recognize employees who are identifying near misses at safety meetings.

7.5.3                        Reward employees who are identifying near misses with safety coins or other incentives.

7.5.4                        Have a weekly safety incentive drawing for only those employees who turn in near miss forms.

7.6                                 TRAINING

7.6.1                        Craft Training

All craft persons are to be trained in the near miss requirements as part of the TIC New Hire Orientation. This training will focus on participation, responsibility to turn in near miss reports, and an explanation of the near miss incentive program.

7.6.2                        Supervision

Each supervisor is to be trained in the Near Miss procedure as part of the SST-I training. A complete training program, including PowerPoint presentation and written documentation, is available on the TIC Intranet.

7.7                                 APPENDIX

A. Near Miss Report Form

3

NEAR-MISS REPORT

Date:		Job No.:

Location of incident:

Person(s) involved:	Name: (Optional)

Name: (Optional)

Incident description:

	Mobile equipment involved:	☐ Yes	☐ No

Reported by:

Reported to:

SUPERVISOR’S INVESTIGATION

Investigation by:

Describe what happened:

Describe why it happened:

Corrective/preventive actions taken:

Date Corrective actions taken:
Reviewed by: (initial):	Foreman	Site Safety	Site Manager

SAFETY • QUALITY • PRODUCTIVITY

4

Safety Recordkeeping and Reporting
Corporate Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	09/2002

4.0                               SAFETY RECORDKEEPING AND REPORTING

PROCEDURE TABLE OF CONTENTS

4.1	PURPOSE	2

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

4.1                                 PURPOSE

Recordkeeping is an integral part of a safety program, assuring compliance with much federal, state, local and corporate regulations. In addition, statistical analysis generated by accurate recordkeeping and reporting provides the information needed to determine strengths and weaknesses in the safety program.

The following safety related records are to be completed in the corporate office and placed in the indicated file:

	Corporate	Equipment
	Safety Dept	Dept
Personal Injury Accidents & Illnesses:
• OSHA 300 Logs	X
• MSHA 7000-1 Forms	X
• Workers’ Compensation Medical Records/Doctor’s Notes	X
Response to OSHA/MSHA and Other Regulatory Citations	X
Equipment/Incident/Accident Report (EQ-6)		X
Major Incident or Loss Reports	X	X
Equipment/Crane Records:		X
• Crane Operator Card	X
Safety Training Records	X
EMT/First Aid/CPR Certifications	X
Minutes of Corporate Safety Leadership Team Meetings	X
Hazardous Materials Shipping & Handling Records		X
(Hazardous Waste Manifest, Bill of Lading, Etc.)

2

Subcontractor Safety
Corporate Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	07/2003

8.0 SUBCONTRACTOR SAFETY

PROCEDURE TABLE OF CONTENTS

8.1	PURPOSE	2
8.2	KEY POINTS	2
8.3	SUMMARY OF LEGAL ISSUES	2
8.4	OSHA/MSHA REGULATIONS	4
8.5	APPENDIX	4

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

8.1                                 PURPOSE

As the general contractor on a project TIC is responsible for the overall project safety. Our duty is to protect the client and ourselves from costly general liability claims and lawsuits. These types of claims can arise when a subcontractor is hurt on the jobsite or a third-party is hurt as a result of something that happened on the project. The action of the subcontractor is a direct reflection on TIC.

8.2                                 KEY POINTS

8.2.1                        Get a signed subcontract agreement, an approved safety plan, and an insurance certificate evidencing the coverage required in the subcontract from every subcontractor. There aren’t any fail-safe ways to avoid liability for a subcontractor’s negligence, but if TIC has the necessary insurance coverage from the subcontractor, TIC will be protected in most cases.

8.2.2                        Have the subcontractor enforce its own safety program. TIC must oversee subcontractor safety, but should not take responsibility for enforcement of their program.

8.2.3                        Require the subcontractor to correct any unsafe practices or dangerous activities that are observed. Investigate anything that indicates a subcontractor may have a safety problem. If there is a known safety issue, TIC management must deal with it. TIC can’t close its eyes to subcontractor safety issues. If the subcontractor repeatedly fails to follow safe practices, fails to correct unsafe conditions, etc., termination of the subcontract may be necessary.

8.3                                 SUMMARY OF LEGAL ISSUES

8.3.1                        The courts have generally held that while general contractors are responsible for the negligence of their own employees and agents, they are not responsible for the negligence or acts of their subcontractors (or other independent contractors). The reason for this rule is that general contractors do not control the means and methods used by a subcontractor hired for a specific task as they do for their own employees. As with everything, there are exceptions to the rule. Following are the most common exceptions.

8.3.1.1               The general contractor retains or exercises control over the subcontractor’s work.

8.3.1.2               This is the most prevalent theory of liability against general contractors. A general contractor may be liable for the safety of its subcontractors by either contract, day- to-day control over the subcontractor, or a combination of both. Most prime contracts impose on general contractors a duty to maintain a safe project. Many subcontracts include numerous provisions that give the general contractor control over the subcontractor’s safety activities, such as hazcom requirements, attendance at safety meetings or authority to remove unsafe workers from the job. Courts have found the contract alone is sufficient to impose liability on a general contractor if the general contractor is negligent in carrying out its safety responsibilities.

8.3.1.3               Most cases under this exception also rely on actual day-to-day control. This can be established a number of ways, including: (1) directions or instructions given to a sub; (2) assurances to the sub that the job is safe to proceed; (3) acquiescence in the sub’s methods of performance; or (4) the general contractor’s continual presence on the job.

8.3.1.4               However, unless a duty is created by contract, the fact that the general contractor has a contractual right to order the work stopped or resumed, to inspect progress,

2

to receive reports, or to make recommendations may not be enough to establish control for liability purposes. Nor does the requirement that a subcontractor comply with applicable safety and health laws or the general contractor’s safety and health practices generally subject the general contractor to liability.

8.3.2                        The general contractor supplies unsafe equipment.

8.3.2.1               General contractors providing dangerous or defective equipment such as scaffolding, forklifts or ladders may be liable to third parties. However, as a general rule, the general contractor is not liable for injuries arising from the subcontractor’s misuse of the equipment.

8.3.3                        The general contractor negligently selects or retains a subcontractor.

8.3.3.1               A general contractor may also be held liable where it fails to use reasonable care in selecting subcontractors to perform the work. The degree of care required depends on the risk of the work to be done (i.e. greater care for an explosives sub). The courts look at a number of factors in determining whether due care was exercised, including:

8.3.3.1.1                              Whether the sub has a reputation or record for safe performance.

8.3.3.1.2                              Whether the sub possesses the appropriate licenses.

8.3.3.1.3                              Whether the sub has suitable equipment to perform work in a safe manner.

8.3.3.1.4                              In some cases, whether the sub is financially responsible, including adequate bonding and insurance coverage.

8.3.3.2               Even if a general contractor is not negligent in selecting a subcontractor, if it later learns that the subcontractor is not working in a safe manner, it may be liable for failing to cancel the subcontract. This is called negligent retention.

8.3.4                        The subcontractor is performing “dangerous work”.

8.3.4.1               Even if a subcontractor is not negligent, direct liability can be imposed on a general contractor if it fails to require by contract or other means that the subcontractor use special precautions before performing dangerous work (i.e. failing to require a sub to barricade trenches open to the public). Even if the general contractor required the subcontractor to take special precautions, it may still be liable if it fails to take reasonable steps to assure that those precautions are in fact, employed or that the work is carried out in a safe manner. The difficult part of this exception is identifying what is dangerous work. The courts have not provided a clear answer.

8.3.4.2               It is impossible to advise with any certainty how to avoid liability for subcontractor negligence. For that reason, general contractors require adequate liability, worker’s compensation and other insurances as well as appropriate indemnity agreements from their subcontractors. Sections 8 and 16 of TIC’s form subcontract contain excellent examples of the types of provisions required.

3

8.4                                 OSHA/MSHA REGULATIONS

OSHA and MSHA do not follow the above rules.

8.4.1                        OSHA regulations provide that an employer can be sited on a multi-employer worksite under the following conditions:

8.4.1.1               The employer has caused a hazardous condition that violates an OSHA standard.

8.4.1.2               The employer’s own employees are exposed to the hazard.

8.4.1.3               The employer is engaged in a common undertaking, on the same worksite, as the exposing employer and is responsible for correcting a hazard. This usually occurs where an employer is given the responsibility of installing and/or maintaining particular safety/health equipment or devices.

8.4.1.4               The employer has general supervisory authority over the worksite, including the power to correct safety and health violations itself or require others to correct them. Control can be established by contract or, in the absence of explicit contractual provisions, by the exercise of control in practice. This controlling employer will not be held responsible for subcontractor violations if it has exercised reasonable care. In evaluating whether a controlling employer has exercised reasonable care in preventing and discovering violations, OSHA will consider questions such as whether the controlling employer: (a) conducted periodic inspections of appropriate frequency; (b) implemented an effective system for promptly correcting hazards; and (c) enforces the other employer’s compliance with safety and health requirements with an effective, graduated system of enforcement and follow-up inspections.

8.4.2              MSHA policy provides that a contractor can be sited on a multi-employer worksite under the following conditions:

8.4.2.1               The contractor has contributed by either an act or by an omission to the occurrence of a violation in the course of a subcontractor’s work.

8.4.2.2               The contractor has contributed by either an act or omission to the continued existence of a violation committed by a subcontractor.

8.4.2.3               The contractor’s miners are exposed to a hazard.

8.4.2.4               The contractor has control over the condition that needs abatement.

8.4.2.5               The contractor may be required to assure continued compliance with standards and regulations applicable to a subcontractor at the mine.

8.5                                 APPENDIX

A. Subcontractor Safety Statistics

4

APPENDIX A
SUBCONTRACTOR SAFETY STATISTICS

Project Name:		Project #:

Month/Year:	Supervisor:

Subcontractor	Average # Employees	Manhours	Doctor Cases	Reportables	Lost Time Cases	Lost Time Days	Restricted Duty Cases	Restricted Duty Days

5

Automated External Defibrillators
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	06/2002

4.0 AUTOMATED EXTERNAL DEFIBRILLATORS

PROCEDURE TABLE OF CONTENTS

4.1 PURPOSE	2
4.2 TIC AED (AUTOMATED EXTERNAL DEFIBRILLATORS) PROGRAM OVERVIEW	2
4.3 TIC AED POLICIES AND PROCEDURES	2
4.4 INITIAL TRAINING	4
4.5 REFRESHER TRAINING	4
4.6 MEDICAL RESPONSE DOCUMENTATION	5
4.7 EQUIPMENT MAINTENANCE	5
4.8 POST EVENTREVIEW	6
4.9 AUTOMATED EXTERNAL DEFIBRILLATOR (AED) PROCEDURE	6
4.10 APPENDIX	7

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

4.1           PURPOSE

An automated external defibrillator (AED) is used to treat victims who experience sudden cardiac arrest (SCA). It is only to be applied to victims who are unconscious, without a pulse and not breathing. The AED will analyze the heart rhythm and advise the operator if a shockable rhythm is detected. If a shockable rhythm is detected, the AED will charge to the appropriate energy level and advise the operator to deliver a shock.

4.2           TIC AED (AUTOMATED EXTERNAL DEFIBRILLATORS) PROGRAM OVERVIEW

Every year more than 250,000 lives are lost to sudden cardiac arrest. Many could be saved by people who have been trained how to use an Automated External Defibrillator (AED). Early Defibrillation, the delivery of an electric shock to the heart, is the only effective treatment for cardiac arrest. Time is critical. Each minute of delay before defibrillation reduces survival by approximately 10 percent. Until recently, EMS responders typically delivered defibrillation. But they were rarely the first on the scene.

4.3           TIC AED POLICIES AND PROCEDURES

It is TIC’s policy to make AEDs available to projects at their request. AEDs will be purchased, inventoried, and maintained by the TIC Equipment Department.

TIC — The Industrial Company AED Owner

4.3.1        Responsibilities

4.3.1.1       Selection of medical emergency response team MERT members and distribution of MERT member lists as required.

4.3.1.2       Coordination of training for emergency responders.

4.3.1.3       Coordinating equipment and accessory maintenance.

4.3.1.4       Revision of this procedure as required.

4.3.1.5       Monitoring the effectiveness of this system.

4.3.1.6       Communication with medical director on issues related to medical emergency response program including post event reviews.

4.3.2        Applicable Documents

4.3.2.1       General safety and health standards.

4.3.2.2       County AED Guidelines — available through local EMS.

4.3.2.3       Medical emergency action plan — coordinated through jobsite management.

4.3.2.4       Infection control procedure for occupational exposure to bloodborne pathogens — TIC Safety Program.

2

4.3.3        Medical Control

4.3.3.1       The medical advisor of the AED program is Dr. David Wilkinson, M.D. Steamboat Springs, Colorado, and telephone number 970-879-1322. The medical advisor of the AED program is responsible for:

4.3.3.1.1  Providing medical direction for use of AEDs.

4.3.3.1.2  Writing prescription for AEDs.

4.3.3.1.3  Reviewing and approving guidelines for emergency procedures related to use of AEDs and CPR.

4.3.3.1.4  Evaluation of post-event review forms and digital files downloaded from the AED.

4.3.4        Authorized AED users

4.3.4.1       The AED may be used by:

4.3.4.1.1  All members of the company’s MERT who have successfully completed training.

4.3.4.1.2  Any trained team member (volunteer responder) who has successfully completed an approved CPR and AED training program within the last two years and has a current successful course completion card.

4.3.5        MERT Member Responsibilities

4.3.5.1       Activating the internal emergency response system and providing prompt basic life support including AED and first aid according to training and experience.

4.3.5.2       Understanding and complying with the requirements of this procedure.

4.3.5.3       Following the more detailed project emergency plan procedures and guidelines for the MERT.

4.3.6        Volunteer Responder Responsibilities

Anyone can, at their discretion, provide voluntary assistance to victims of medical emergencies. The extent to which these individuals respond shall be appropriate to their training and experience. These responders are encouraged to contribute to emergency response only to the extent that they are comfortable. The emergency medical response of these individuals may include CPR, AED or medical first aid.

4.3.7        Receptionist/Office Manager Responsibilities

4.3.7.1       The telephone operators are responsible for:

4.3.7.1.1  Receiving emergency medical calls from internal locations.

4.3.7.1.2  Using the established 911 checklist to assess the emergency and determine the appropriate level of response.

4.3.7.1.3  Contacting the external community 911 response team (EMS) if required.

3

4.3.7.1.4  Deploying the internal MERT members to the location of the emergency.

4.3.7.1.5  Assigning team members to meet the responding EMS aid vehicle to direct EMS personnel to the site of the medical emergency

4.3.8        Equipment

4.3.8.1       The AED and first aid emergency care kit will be brought to all medical emergencies. The AED should be used on any person who is at least 8 years of age and displays ALL the symptoms of cardiac arrest.

4.3.8.2       The AED will be placed only after the following symptoms are confirmed:

4.3.8.2.1  Victim is unconscious;

4.3.8.2.2  Victim is not breathing; and

4.3.8.2.3  Victim has no pulse and/or shows no sign of life.

4.3.9        Location of AEDs

4.3.9.1       The TIC Equipment Department will issue and track all AEDs.

4.3.9.2       Each AED will have one set of defibrillation electrodes connected to the device and one spare set of electrodes with the AED. Our resuscitation kit will be connected to the handle of the AED. This kit contains two pair of latex-free gloves, one razor, one set of trauma shears, and one facemask barrier device.

4.4           INITIAL TRAINING

4.4.1        MERT members

Must complete training adequate to provide basic first aid, CPR and AED, which will be provided on site. AED training must be a course approved by EMP America. MERT members will also be trained in universal precautions against bloodborne pathogens. The members of MERT shall be offered hepatitis B vaccination free of charge. The Human Resource office shall maintain training records for the MERT members.

4.4.2        Volunteer Responders

These responders will possess various amounts of training in emergency medical response and their training may be supplied by sources outside of the company. Volunteer responders can assist in emergencies, but must only participate to the extent allowed by their training and experience. Volunteer responders may have training adequate to administer first aid, CPR and use of the AEDs deployed throughout the project jobsite. Any volunteer wishing to potentially use one of the AEDs deployed on the project jobsite should have successfully completed an EMP America AED course including CPR within the last two years.

4.5           REFRESHER TRAINING

4.5.1        MERT members will renew first aid and AED training every two years.

4.5.2        Each member of the MERT will refresh AED skills using computer-based training. Each MERT member will have access to a copy of AED Challenge interactive training software on a jobsite

4

computer. Every six months each member will perform a three-scenario test and submit this test to the Human Resource office.

4.5.3        Volunteer responders should obtain documented renewal training at least once every two years. Volunteer responders are encouraged to periodically refresh their AED skills. This can be accomplished through the use of AED Challenge interactive training software. All trained volunteer responders are encouraged to practice anytime after scheduling with their immediate supervisor and safety manager.

4.6           MEDICAL RESPONSE DOCUMENTATION

4.6.1        Internal Post Event Documentation

It is important to document each use of the medical emergency response system. The following forms shall be sent to the EHS coordinator within 24 hours of a medical event:

4.6.1.1       A responding MERT member for each accident requiring first aid of any type shall complete an accident report.

4.6.1.2       A member of MERT or volunteer responder shall complete a medical event form (911 Form) whenever medical supply kits or an AED is used.

4.6.2        External Post Event Documentation

Medical emergencies involving the use of an AED require special documentation. Any and all patient information generated during AED use must be collected in the patient’s confidential medical file. A copy of AED use information shall be presented to the medical director of the AED program and the EMS county AED program coordinator within 72 hours of the emergency. At a minimum, event information supplied shall include and recorded data, and all electronic files captured by the AED.

4.7           EQUIPMENT MAINTENANCE

4.7.1        All equipment and accessories necessary to support medical emergency response shall be maintained in a state of readiness. Specific maintenance requirements include:

4.7.1.1       The facility phone operator shall be informed of changes in availability of emergency medical response equipment. If equipment is withdrawn from service, the operator shall be informed and then notified when equipment is returned to service.

4.7.1.2       The phone operator shall be responsible for informing response teams of changes to availability of emergency medical equipment.

4.7.1.3       The project safety manager shall be responsible for having regular equipment maintenance performed. All maintenance tasks shall be performed according to equipment maintenance procedures as outlined in the operating instructions

4.7.1.4       The following use of emergency response equipment maintenance procedures as outlined in the operating instructions.

4.7.1.5       Following use of emergency response equipment, all equipment shall be cleaned and/or decontaminated as required. If contamination includes body fluids, the

5

equipment shall be disinfected according to procedures outlined in the operating instructions.

4.7.2        System Verification and Review

The medical emergency response system is ultimately successful if necessary medical assistance is provided to victims in a timely and safe manner. Since actual use of this system procedure is expected to be very infrequent, other measures of effectiveness are required.

4.7.3        Annual System Assessment

4.7.3.1       Once each calendar year, the System Owner or their designee shall conduct and document a system readiness review. This review shall include review of the following elements:

4.7.3.1.1  Training records; and

4.7.3.1.2  Equipment operation and maintenance records.

4.7.4        Monthly System Check

4.7.4.1       Once each calendar month, the System Owner or their designee shall conduct and document a system check. These records shall be retained according to the schedule established for the environmental health and safety function. This check shall include review of the following elements:

4.7.4.1 .1 Phone operator checklist supplies.

4.7.4.1.2  Emergency kit supplies.

4.7.4.1.3  AED battery life.

4.7.4.1.4  AED operation and status.

4.8           POST EVENT REVIEW

Following each deployment of the MERT, or if a volunteer responder used an AED, a review shall be conducted to learn from the experience. The medical emergency system owner shall conduct and document the post event review. All key participants in the event shall participate in the review. Included in the review shall be the identification of actions that went well and the collection of opportunities for improvement as well as critical incident stress debriefing. A summary of the post event review shall be sent to the environmental health and safety committee. The environmental health and safety coordinator according to the record retention policy shall maintain a copy of the post event review summary.

4.9           AUTOMATED EXTERNAL DEFIBRILLATOR (AED) PROCEDURE

Note: If AED is not immediately available, perform CPR until LIFEPAK 500 unit arrives on the scene. Use of the AED is authorized for emergency response personnel trained in CPR and use of the AED.

4.9.1        Medical Emergency Response Team MERT Member

4.9.1.1       Area scanned for safety.

4.9.1.2       Determine unresponsiveness.

6

4.9.1.3       Activate system (Dial #                ).

4.9.1.4       Open airway (A).

4.9.1.5       Check for breathing (B) — if not breathing give two breaths.

4.9.1.6       Check for pulse and/or signs of life.

4.9.1.7       If no pulse or signs of life, apply AED immediately.

4.9.1.8       Turn ON AED. Open (cut or tear) shirt to expose bare chest.

4.9.1.9       Apply electrodes (according to diagram on back of electrodes) to victim’s bare chest. Shave chest hair if it is so excessive it prevents a good seal between electrodes and skin. Press pads to skin.

4.9.1.10     Stand clear of victim while machine analyzes heart rhythm.

4.9.2        Shock Advised

4.9.2.1       Clear area, making sure no one is touching the victim. Push shock button when instructed. Device will analyze and shock up to three times. After three shocks device will prompt to check pulse, (signs of life) and if absent, start CPR. If pulse and/or signs of life are absent, perform CPR for one minute. Device will countdown one minute of CPR and will analyze when CPR time is over.

4.9.3        No Shock Advised

4.9.3.1       Device will prompt to check pulse (signs of life) and if absent, start CPR. If pulse/signs of life are absent, do CPR for one minute. If pulse/signs of life are present, check breathing. If victim is not breathing or breathing abnormally, give rescue breaths at a rate of 12 per minute. AED will re-analyze after on minute.

4.9.3.2       Continue cycles of analyses, shocks (if advised) and CPR until professional help arrives. Victim must be transported to hospital. Leave AED attached to victim until EMS arrives and disconnects AED.

4.9.3.3       AED data will be downloaded within 24 hours (weekdays) with copies sent to EMS, and authorizing physician and safety department.

4.9.3.4       After use the AED will be wiped clean according to policy. Electrodes will be replaced and reconnected to device and contents of attached resuscitation kit will be replaced if used.

4.10         APPENDIX

A. AED Site Information Form for EMS

7

APPENDIX A
AED SITE INFORMATION FORM FOR EMS

Company Name:

Project Name & Location:

Project Address:

Type of Business:

Work Hours (reg/shift hrs):	# Of People On Site Daily:

AED Program Coordinator:

Telephone #:	Fax #:

Email Address:

Type of AED (Manufacturer & Model #):

Number of AEDs on Site:	Date AED Put Into Service:

Location of AEDs:

#1	#2

#3	#4

Training Program:

Name of Instructor:

Telephone #:	# Of People Trained:

Date Training Completed	Renewal Date:

Medical Director:

Telephone #:

Local Fire Department:

Telephone #:

8

Task Planning
Jobsite Safety Management
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	03/2004

13.0 TASK PLANNING

PROCEDURE TABLE OF CONTENTS

13.1	PURPOSE	2
13.2	SCOPE	2
13.3	PROCEDURE	2
13.4	TRAINING	4
13.5	APPENDIX	4

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

13.1         PURPOSE

The Task Planning policy provides a standardized process for TIC to effectively plan work tasks and to identify the work procedures and methods, which may impact the safety and productivity of TIC workers. The safety components are built into the Task Plan to provide a system of communicating the safety issues associated with each task or operation. The end result is that each worker has a complete understanding of the assigned scope of work and the resource requirements necessary to safely and efficiently perform that work.

13.2         SCOPE

Each project is required to task plan their work in accordance with the procedures outlined in this policy.

13.3         PROCEDURE

13.3.1      An Activity Task Plan (see attached form) is to be completed at the beginning of major elements of work, (major structures, phases, or discipline pre-planning). The project management team shall prepare a list of Activity Task Plans at the pre-job meeting with approximate dates that each planning session will occur. These Activity Task Plans will be incorporated into the master schedule and noted on the three-week schedules. The site manager and the senior operations manager or regional vice president shall review the Activity Task Plan list and completed Activity Task Plans on a monthly basis. The site manager is responsible for ensuring that the crews are following the Activity Task Plans and that any revisions to the plan have been fully communicated to the crews. The following persons may be involved with the Activity Task Planning process:

13.3.1.1   Construction Manager;

13.3.1.2   Site Manager;

13.3.1.3   Project QA/QC;

13.3.1.4   Project Safety Manager;

13.3.1.5   Discipline Superintendents;

13.3.1.6   Discipline Field Engineers;

13.3.1.7   Discipline General Foremen;

13.3.1.8   Discipline Foremen;

13.3.1.9   Discipline Coordinators; and

13.3.1.10 Operators, Material Managers, Crew Members, as appropriate.

13.3.2      Crew Daily Task Planning (see attached form) is to be completed prior to each shift. The general foreman and foremen are to complete a Crew Daily Task Plan prior to the end of the previous shift in which the task will be performed. The responsible superintendent shall review and sign off on the form prior to the work being assigned to their crews. This plan shall address the primary work activities for the day and the safety issues associated with that work. The plan must be revised as project conditions change. Contingency activities and related plans should also be prepared in case the crew is re-directed during the day.

13.3.2.1      Primary activities assigned to crewmembers are to be outlined on the Crew Daily

2

Task Plan form.

13.3.2.2   The Crew Daily Task Plan is to be reviewed with the entire work crew prior to beginning work. No work is to begin until all crewmembers understand how to perform their work safely.

13.3.2.3   Safety Huddle

13.3.2.4   Periodically during the shift, as conditions and tasks change, after the lunch break, and at the end of the shift, the foreman or leadman is to assemble everyone in their crew and review the Crew Daily Task Plan. This safety huddle is an opportunity to get all workers refocused on safety, and to make changes in the Crew Daily Task Plan.

13.3.2.5   The purpose of a Crew Daily Task Plan is to analyze the safety, quality, and productivity associated with each task. It is important that at a minimum, the following persons be involved with this phase of task planning:

13.3.2.5.1 Crew Foremen;

13.3.2.5.2 Crew Leadmen; and

13.3.2.5.3 All Crewmembers.

13.3.2.6   It is recommended that the following persons periodically attend the morning gang box meetings of the craft foremen in which they are responsible.

13.3.2.6.1 Project Safety Manager;

13.3.2.6.2 Discipline Superintendents;

13.3.2.6.3 Discipline General Foremen;

13.3.2.6.4 Project Engineer; and

13.3.2.6.5 Project Manager.

13.3.3      A Job Safety Analysis/JSA (see attached form) is to be completed for each major work activity identified on the Crew Daily Task Plan. The JSA will be performed by those performing the specific task. Foremen and leadmen will periodically review the JSAs during the shift to ensure that the process is working effectively. The JSA is a tool used to plan the major task identified on the Crew Daily Task Plan in greater detail. It provides a simple, effective way to periodically update the Crew Daily Task Plan. A JSA helps each crew to identify and address the safety concerns associated with certain tasks they are about to perform. It can also be used for specific work functions or operations, such as:

13.3.3.1   Offloading trucks;

13.3.3.2   Material handling;

3

13.3.3.3   Warehousing;

13.3.3.4   Equipment installation; and

13.3.3.5   Change of condition, task, or procedure.

13.3.4      Each individual craftsman will complete a Personal Think and Plan/TAP Card (see attached form) when the task that they are working on presents individual hazards not captured in the crew JSA, for example, two craftsmen installing a vertical 45’ section of pipe would present different hazards for the craftsman working elevated than the craftsman working from grade level. This will be accomplished by breaking their individual tasks, identified in the crew JSA, into steps. The craftsman will then recognize those hazards associated with each step and develop hazard mitigations for them. Foremen and leadmen will periodically review the TAP cards to ensure that the process is working effectively. Other site management (construction managers, project engineers, field engineers, superintendents, and safety managers) is encouraged to review and sign off on TAP cards when they are in the work area.

13.3.5      Each project shall ensure that a process is in place to continually evaluate the task planning process for improvement opportunities. The profit center shall review this process in accordance with the Safety Assessments procedure

13.4         TRAINING

The Developing Effective Task Planning training module, along with the course instructional guide are available and posted on the TIC Intranet under Safety Information Areas / Task Planning.

13.5         APPENDIX

A.       Task Planning Flow Chart

B.        Activity Task Planning Form

C.        Crew Daily Task Plan

D.       Job Safety Analysis

E.        Personal Task Plan

4

APPENDIX A
TASK PLANNING FLOW CHART

5

APPENDIX B

ACTIVITY TASK PLAN

6

APPENDIX C
CREW DAILY TASK PLAN

7

APPENDIX D
JOB SAFETY ANALYSIS (JSA)

8

APPENDIX E
PERSONAL TASK PLAN (TAP)

9

PROJECT SAFETY EVALUATION - Leading Indicators
Project Name:	Project #:	Site Manager:
Client:	Date:	Project Superintendent:
#TIC Employees:	Evaluator:	Safety Manager:
Year To Date Incident Rates:	First Aid Rate	Doctor Case Rate	Incident Rate	Lost Time Injury Rate
Hours since last recordable	Hours since last lost time injury

AREA OF EVALUATION	CHECK BOX THAT APPLIES			ACTION REQUIRED	RESPONSIBLE PERSON	DATE COMPLETED
1. Project Safety Program
Safety is an expressed value of the site manager and supervisory team	☐ Yes	☐ No	☐ N/A
Site manager, supervisors, and staff perform a regular (minimum weekly) safety-only job assessment	☐ Yes	☐ No	☐ N/A
Project has a safety execution plan that has been reviewed and signed by all supervision	☐ Yes	☐ No	☐ N/A
Project safety plan is in place and actively communicated to all employees	☐ Yes	☐ No	☐ N/A
Safety Committee meets weekly and provides direction for continuously improving project safety	☐ Yes	☐ No	☐ N/A
Site mger/project superintendent or supervision champions all safety meetings	☐ Yes	☐ No	☐ N/A
An employee recognition/incentive program is written and followed	☐ Yes	☐ No	☐ N/A
Project assessments are performed on a regularly scheduled basis	☐ Yes	☐ No	☐ N/A
Project is completing action items identified in the project assessments	☐ Yes	☐ No	☐ N/A
Project is involving all levels of employees in assessment process	☐ Yes	☐ No	☐ N/A
Project has an approved (by site management) list of competent persons	☐ Yes	☐ No	☐ N/A
Project has established a relationship with a clinic and physician	☐ Yes	☐ No	☐ N/A
Supervisor behaviors, communications and other methods are used to communicate performance philosophy to all employees, subcontractor, clients, and visitors	☐ Yes	☐ No	☐ N/A
TOTAL YES AND NO ANSWERS	0	0	0
2. Task Planning
Activity Task Plans are scheduled and/or completed for all major activities	☐ Yes	☐ No	☐ N/A
Activity Task Plans are completed in detail with appropriate participation	☐ Yes	☐ No	☐ N/A
Activity Task Plans are attended and signed by all supervisors involved	☐ Yes	☐ No	☐ N/A
Activity Task Plans are supportive of the master schedule	☐ Yes	☐ No	☐ N/A
Crew Daily Task Plans are completed for all tasks	☐ Yes	☐ No	☐ N/A
Crew Daily Task Plans are completed prior to the end of the previous shift	☐ Yes	☐ No	☐ N/A
Crew Daily Task Plans are reviewed and signed by the discipline superintendent	☐ Yes	☐ No	☐ N/A
Job Safety Analysis (JSA) are completed for all tasks	☐ Yes	☐ No	☐ N/A
JSA’s are reviewed by discipline supervisors	☐ Yes	☐ No	☐ N/A
Personal TAP cards are completed by craft persons for all tasks that present individual hazards not identified on the task JSA	☐ Yes	☐ No	☐ N/A
Personal TAP cards are reviewed by supervisors/staff periodically during the shift	☐ Yes	☐ No	☐ N/A
All supervisors and craft persons have been trained in the task planning procedures and requirements.	☐ Yes	☐ No	☐ N/A
A process is in place to review all levels of task planning	☐ Yes	☐ No	☐ N/A
TOTAL YES AND NO ANSWERS	0	0	0

10

AREA OF EVALUATION	CHECK BOX THAT APPLIES			ACTION REQUIRED	RESPONSIBLE PERSON	DATE COMPLETED
3. Craft Involvement in Safety
People Based Safety (PBS) process fully implemented, including training, observation teams, data input, and committee reviews	☐ Yes	☐ No	☐ N/A
PBS information is being communicated to all project employees	☐ Yes	☐ No	☐ N/A
Effective safety meeting held weekly involving all employees	☐ Yes	☐ No	☐ N/A
Employees are actively involved and represented on the weekly safety committee	☐ Yes	☐ No	☐ N/A
If not utilizing PBS there is a process(s) in place that promote active employee participation in the project safety program	☐ Yes	☐ No	☐ N/A
TOTAL YES AND NO ANSWERS	0	0	0
4. Safety Training
A project safety training plan is written and regularly reviewed with supervision	☐ Yes	☐ No	☐ N/A
All supervision has completed SST-I and II	☐ Yes	☐ No	☐ N/A
All supervision has received appropriate electrical safety training	☐ Yes	☐ No	☐ N/A
Every employee receives new hire orientation per TIC policy	☐ Yes	☐ No	☐ N/A
All employees receive an introduction to TAP training at hire and a follow-up within three weeks	☐ Yes	☐ No	☐ N/A
Site supervision actively participates in project safety training and orientation	☐ Yes	☐ No	☐ N/A
All crane operators and riggers have completed NCCO/TIC required training	☐ Yes	☐ No	☐ N/A
Equipment operators are trained and carded	☐ Yes	☐ No	☐ N/A
Forklift operators have received training and are carded	☐ Yes	☐ No	☐ N/A
All supervisors have received Supervisor Core Safety Behavior training	☐ Yes	☐ No	☐ N/A
All training is offered in Spanish	☐ Yes	☐ No	☐ N/A
TOTAL YES AND NO ANSWERS	0	0	0
5. Incident Review
Incident Reviews are completed for all incidents meeting criteria	☐ Yes	☐ No	☐ N/A
Incident Reviews are communicated with the craft employees	☐ Yes	☐ No	☐ N/A
First report of injury filed within 24 hours of incident	☐ Yes	☐ No	☐ N/A
Fundamentals of Root Cause Analysis (RCA) used to analyze incidents	☐ Yes	☐ No	☐ N/A
RCA Cause and Effect flow charts sent in to home office with every incident review	☐ Yes	☐ No	☐ N/A
Incident Review completed within three days of incident	☐ Yes	☐ No	☐ N/A
TOTAL YES AND NO ANSWERS	0	0	0
6. Safety Leadership 360 Review
Project has implemented the Safety 360 Review process	☐ Yes	☐ No	☐ N/A
Supervisors are actively promoting and demonstrating the supervisor core safety behaviors	☐ Yes	☐ No	☐ N/A
TOTAL YES AND NO ANSWERS	0	0	0

11

ACTIVITY TASK PLANNING

Project Name:	Project Number:

I.       Activity Task Planning

Activity task planning will be held for each major disciplines’ work, and each major shutdown. Additional formal task planning will be conducted as needed. Refer to the task plan schedule adopted at the pre-job kick-off to address various activities.

A task plan must be performed prior to work beginning in the field.

The following may be involved with the Activity Task Planning process, as appropriate:

•    Construction Manager

•    Site Manager

•    Project Engineer

•    Project QA/QC

•    Project Safety Manager

•    Discipline Superintendents

•    Discipline Field Engineers

•    Discipline General Foremen

•    Discipline Foremen

•    Discipline Coordinators

•    Operators, Material Managers, Crew Members, as appropriate

II.                                                             Goals to be accomplished through activity task planning

A.      Identify specific potential hazards and proper methods/procedures to be utilized to mitigate the hazards. This may include developing a specific execution plan (ie: fall protection, steel erection)

B.        Inform all personnel of the quality standards to be met and the required documentation to be completed

C.        Identify specific training requirements that may need to occur prior to or during the work

D.       Advise leaders of the bid manhours and dollars associated with the specific task

E.         Review overall schedule of activities and milestones to be achieved

F.         Review the scope to be performed and ensure materials and equipment are ordered or on site

G.        Review written execution plan

H.       Establish backup plans

The discipline coordinator, with the support of the superintendent(s), shall be responsible for the assembly of all documentation and information for a complete and organized task planning session. Documents for the plan shall include:

•    Review of site specific safety plan for applicable sections

•    Appropriate QA/QC plan

•    Productivity Report

•    UMPS/Phase Coding

•    Training Plan

•    Drawings, models, RFI’s, etc.

•    Specifications, equipment manuals

•    Related activities from master schedule, manpower projections, three week schedules (if appropriate)

•    Laydown/warehouse plan, MMIP

•    Contract requirements

•    Rosters

An agenda of the session will be distributed one week prior to the meeting and, as a minimum, it shall cover the information on the attached Major Activity Task Planning.

12

CREW DAILY TASK PLANNING

Crew Leader:	Project #:	Crew Size:	Date:
Complete by shift end on the day prior to the planned work.

Daily Accomplishments
	Work		Needs (Tools, Equipment, Materials,	Safety		Goal		Actual
Work Item	Code	Crew Member(s)	Documents)	Potential Hazards	Recommended (Controls)	Qty.	Hrs.	Qty.	Hrs.

Needs List: Material, Equipment, Drawings, Specifications	QA/QC Items: Pour Cards, X-Ray, Equipment Settings	Documentation: JSA’s, Time Cards, RFI’s, Quantity Reports, Foreman Reports

Crew Leader Printed Name:	Crew Leader Signature:

Supervisor Printed Name:	Supervisor Signature:

Superintendent Printed Name:	Superintendent Signature:

13

JOB SAFETY ANALYSIS (JSA)
SAFETY CHECKLIST

Mark each blank with (Y) yes, (N) no, (N/A) not applicable

Personal Protective Equipment:	Welding / Cutting / Burning:	Lockout / Tagout:
☐ Hearing Protection	☐ Approved Eye Protection	☐ Employee Training
☐ Eye Protection	☐ Fire Extinguisher	☐ Tags Complete and Installed
☐ Face Shield/Mono goggles	☐ Flammable / Combustible	☐ Locks Installed
☐ Respiratory Protection	material removed	☐ Lines, Pumps, Motor, etc., de-energized
☐ Protective Clothing	☐ Hoses, Leads in Good Condition
☐ Gloves	Condition	Scaffolding:
☐ Rubber Boots	☐ Welding Screens	☐ Current Scaffold Inspection
	☐ Respiratory Protection	☐ Scaffold Tags complete deficiencies
Excavations:	☐ Spark Containment	noted on tag(s)
☐ Shored/Sloped	☐ Spark Arrestor on Torch	☐ Employee Training
☐ Daily Inspection
☐ Access / Egress	Fall Protection:	Confined Space:
☐ Confined Space Entry	☐ Body Harness	☐ Entry Permit Required
☐ No Standing Water	☐ Lanyard(s)	☐ Employee Training
☐ Barricades / Hole Covers	☐ Life Line(s)	☐ Rescue Equipment
	☐ Rope Grab(s)	☐ Atmospheric Monitoring
Ladders:	☐ Retractable Lanyard(s)	☐ Adequate Ventilation
☐ Ladder Tied-off	☐ Hand Rail(s)	☐ Lockout / Tagout
☐ Ladder at 4 to 1 Pitch	☐ Horizontal Lifeline(s)	☐ Entry Attendant / Log
☐ Ladder Extends 3” over Landing	☐ Substantial Anchor Point	☐ Signs Posted
☐ Ladder is not Defective
☐ Is Ladder on Solid Ground	Potential Hazards: We are aware	Miscellaneous:
☐ Access Area to Ladders Clear	and planning around these hazards.	☐ Fire Extinguisher
	☐ Falls	☐ Auxiliary Power Grounded
Power Tools:	☐ Pinch Points	☐ Experienced Rigger
☐ Assured Grounding	☐ Electrical Shock	☐ Rigging Equipment Inspected
☐ GFCI in Use	☐ Slips / Trips	☐ Tag Line
☐ Guards in Place	☐ Poor Housekeeping
☐ Air Hoses Pinned	☐ Airborne Particles	Hazard Communication:
☐ Tool Inspected by User	☐ Manual Lifting	☐ MSDS Reviewed
☐ PPE Identified	☐ Thermal Burns	☐ Employee Training
	☐ Overhead Work	☐ Materials Labeled
ADDITIONAL COMMENTS:

14

JOBSITE SAFETY ANALYSIS

This JSA is to be used by each worker/crew to
analyze the safety issues of each task.

• Am I carrying enough of the right tools and supplies?

• Am I carrying unnecessary tools and supplies?

• Is spark containment required?

• Am I in a heavy traffic area?

• Can I be caught in, by, or in between objects?

• Is training required for any part of this task?

• Is there a potential to slip, trip, or fall?

• Are people working above me?

• Are people working below me?

• Are my tools and equipment secure from falling?

• Can I suffer a sprain or strain by bending, lifting, pulling pushing or twisting?

• Is there a hazardous environment present? (e.g. toxic gases, vapors, mists, dusts, fumes, heat, pressure,

• Can I come in contact with any moving piece of equipment?

• Can I come in contact with electrical energy?

• Can rotating equipment cause me to be struck by items flying out of the machine?

• Can I come in contact with excessive heat?

• Can I come in contact with toxic or corrosive material?

• Can a machine cause a possible kick-back?

• Do all machines have proper guards in place and are they in working order?

• Have I inspected the area?

• Have I inspected my surroundings?

• Have I inspected all tools and equipment?

• Is everything color-coded, as necessary?

PLAN * OBSERVE * CORRECT

15

JOB SAFETY ANALYSIS (JSA)
SAFETY CHECKLIST

Mark each blank with (Y) yes, (N) no, (N/A) not applicable

Personal Protective Equipment	Welding / Cutting / Burning:	Potential Hazards:
☐ Hearing Protection	☐ Approved Eye Protection	☐ Falls
☐ Eye Protection	☐ Fire Extinguisher	☐ Pinch Points
☐ Face Shield/Mono goggles	☐ Flammable / Combustible	☐ Electrical Shock
☐ Respiratory Protection	material removed	☐ Slips / Trips
☐ Protective Clothing	☐ Hoses, Leads in Good	☐ Housekeeping
☐ Gloves	Condition	☐ Airborne Particles
☐ Rubber Boots	☐ Welding Screens	☐ Manual Lifting
	☐ Respiratory Protection	☐ Thermal Burns
Excavations:	☐ Spark Containment	☐ Overhead Work
☐ Shored/Sloped	☐ Spark Arrestor on Torch
☐ Daily Inspection
☐ Access / Egress	Fall Protection:	Confined Space:
☐ Confined Space Entry	☐ Body Harness	☐ Entry Permit Required
☐ Standing Water	☐ Lanyard(s)	☐ Employee Training
☐ Barricades / Hole Covers	☐ Life Line(s)	☐ Rescue Equipment
	☐ Rope Grab(s)	☐ Atmospheric Monitoring
Ladders:	☐ Retractable Lanyard(s)	☐ Adequate Ventilation
☐ Ladder Tied-off	☐ Hand Rail(s)	☐ Lockout / Tagout***
☐ Ladder at 4 to 1 Pitch	☐ Horizontal Lifeline(s)	☐ Entry Attendant / Log
☐ Ladder Extends 3” over Landing	☐ Substantial Anchor Point	☐ Signs Posted
☐ Is Ladder Defective
☐ Is Ladder on Solid Ground	Lockout / Tagout	Miscellaneous:
☐ Access Area to Ladders Clear	☐ Employee Training	☐ Fire Extinguisher
	☐ Tags Complete and Installed	☐ Auxiliary Power Grounded
Power Tools:	☐ Locks Installed	☐ Experienced Rigger
☐ Assured Grounding	☐ Pumps, Motor, etc de-energized	☐ Rigging Equipment Inspected
☐ GFCI in Use	☐ Pressure Relieved	☐ Tag Line
☐ Guards in Place		☐ OH Power Lines
☐ Air Hoses Pinned	Scaffolding
☐ Tool Inspected by User	☐ Current Scaffold Inspection	Hazard Communication:
☐ PPE Identified	☐ Scaffold Tags complete with	☐ MSDS Reviewed
	☐ deficiences noted on tag(s)	☐ Employee Training
Additional Comments:	☐ Employee Training	☐ Materials Labeled

JOBSITE SAFETY ANALYSIS

This JSA is to be used by each worker/crew to
analyze the safety issues of each task.

• Am I carrying enough of the right tools and supplies?

• Am I carrying unnecessary tools and supplies?

• Is spark containment required?

• Am I in a heavy traffic area?

• Can I be caught in, by, or in between objects?

• Is training required for any part of this task?

• Is there a potential to slip, trip, or fall?

• Are people working above me?

• Are people working below me?

• Are my tools and equipment secure from falling?

• Can I suffer a sprain or strain by bending, lifting, pulling, pushing or twisting?

• Is there a hazardous environment present? (e.g. toxic gases, vapors, mists, dusts, fumes, heat, pressure,

• Can I come in contact with any moving piece of equipment?

• Can I come in contact with electrical energy?

• Can rotating equipment cause me to be struck by items flying out of the machine?

• Can I come in contact with excessive heat?

• Can I come in contact with toxic or corrosive material?

• Can a machine cause a possible kick-back?

• Do all machines have proper guards in place and are they in working order?

• Have I inspected the area?

• Have I inspected my surroundings?

• Have I inspected all tools and equipment?

• Is everything color-coded, as necessary?

PLAN * OBSERVE * CORRECT

16

CALIFORNIA INJURY AND ILLNESS PREVENTION POLICY DOCUMENTATION OF TRAINING

Project Name:	Project #:
Employee Name:	TIC Employee #:

Checklist of topics to be discussed with employee:

Note: After each topic is discussed and fully understood by the employee, the employee should indicate his / her understanding by initialing in the space provided.

☐            Explanation of California Title 8 Sections 3203 and 3204, as detailed in the TIC Construction Safety Handbook.

☐            Explanation of TIC’s Code of Safety Practices, as outlined in the TIC Construction Safety Handbook.

☐            General information regarding how to “minimize” job related illnesses and injuries.

☐            Identification of project health and safety hazards.

☐            Use of safety equipment needed to perform assigned duties.

☐            The method for timely reporting of jobsite accidents, chemical spills, and other hazards that may arise on the project.

☐            The methods for reporting health and safety hazards without fear of reprisal.

☐            Methods by which employee is informed orally or in writing regarding health and safety hazards.

☐            The identity of the person(s) on this project who will implement the TIC Injury and Illness Prevention Program.

I, the undersigned, have been fully trained and completely understand the topics discussed.

Employee Printed Name:

Employee Signature:	Date:

TIC Trainer or Representative Printed Name:

TIC Trainer or Representative Signature:	Date:

17

HOTWORK PERMIT

This will permit (employee first and last name)                                                                                          to

on
(identify ignition source and job to be done)		(identify equipment)

at		from	to
(identify area)

Extended to	to	Approved by:
Extended to	to	Approved by:

Equipment last contained:

Material Safety Data Sheet (MSDS) available from signer.

EQUIPMENT CONDITION

Check in equipment conditions that apply

☐ Yes	☐ No	☐ N/A	out of service	☐ Yes	☐ No	☐ N/A	electric locked out
☐ Yes	☐ No	☐ N/A	depressured	☐ Yes	☐ No	☐ N/A	driver blocked
☐ Yes	☐ No	☐ N/A	drained	☐ Yes	☐ No	☐ N/A	nitrogen purged
☐ Yes	☐ No	☐ N/A	empty	☐ Yes	☐ No	☐ N/A	steamed out
☐ Yes	☐ No	☐ N/A	valves closed	☐ Yes	☐ No	☐ N/A	water washed
☐ Yes	☐ No	☐ N/A	lines blinded	☐ Yes	☐ No	☐ N/A	vents open
☐ Yes	☐ No	☐ N/A	lines uncoupled	☐ Yes	☐ No	☐ N/A	bleeders open

GAS TESTS REQUIRED

Type	Time	%PPM	Instrument #	Tester

FIRE PROTECTION

Check in equipment conditions that apply

☐ Yes	☐ No	☐ N/A	sewers/drains covered	☐ Yes	☐ No	☐ N/A	LEL monitor
☐ Yes	☐ No	☐ N/A	spark containment	☐ Yes	☐ No	☐ N/A	area wet down
☐ Yes	☐ No	☐ N/A	fire extinguisher	☐ Yes	☐ No	☐ N/A	charged fire hose
☐ Yes	☐ No	☐ N/A	no bleeding, venting, or sampling in area
☐ Yes	☐ No	☐ N/A	ground welding machine directly to work
☐ Yes	☐ No	☐ N/A	stop hotwork if hydrocarbon detected
☐ Yes	☐ No	☐ N/A	stop hotwork and leave area if emergency alarm sounds

PERSONAL PROTECTION

Check in equipment conditions that apply

☐ Yes	☐ No	☐ N/A	fire watch	☐ Yes	☐ No	☐ N/A	impervious gloves
☐ Yes	☐ No	☐ N/A	area barricaded	☐ Yes	☐ No	☐ N/A	impervious suit
☐ Yes	☐ No	☐ N/A	dust respirator	☐ Yes	☐ No	☐ N/A	disposable suit
☐ Yes	☐ No	☐ N/A	weld-fume respirator	☐ Yes	☐ No	☐ N/A	face shield
☐ Yes	☐ No	☐ N/A	acid gas respirator	☐ Yes	☐ No	☐ N/A	goggles
☐ Yes	☐ No	☐ N/A	supplied air respirator	☐ Yes	☐ No	☐ N/A	boots
☐ Yes	☐ No	☐ N/A	eye-body flushing water	☐ Yes	☐ No	☐ N/A	hood
☐ Yes	☐ No	☐ N/A	H2S monitor	☐ Yes	☐ No	☐ N/A	ear plugs/muffs
☐ Yes	☐ No	☐ N/A	warning signs/lights	☐ Yes	☐ No	☐ N/A	lifeline

OTHER PRECAUTIONS

Hot work authorized? ☐ Yes ☐ No
Welding check-off complete ☐ Yes ☐ No by	Pre-tap check-off complete ☐ Yes ☐ No by

Signer:	Cosigner:
2nd Cosigner (if applicable):
Acknowledgement:

Return of permit required? ☐ Yes ☐ No Returned by:	at

[ILLEGIBLE]

18

Energized Equipment Work Permit

SCOPE

This permit is to be used to request permission, and to grant permission, to work within the limited approach boundary and/or the flash protection boundary of electrical equipment and circuits energized at more than 50 volts, when it is necessary to perform the work without de- energizing the equipment. This permit also applies to testing for a voltage and the application/removal of protective grounding to create an electrically safe work condition.

Work on or near energized equipment must be performed in full compliance with the TIC Safety Management Program and safe work practices. All energized work must be performed according to written procedures.

PART I:

The permit requester is the individual requesting that the work be performed. The requester is responsible for defining what is to be worked on and what work is to be done. The requester must provide the justification for performing the work under energized conditions.

The requester may be a customer, the equipment “owner”, a TIC supervisor, or a qualified electrical worker who finds it impossible to perform the task with the equipment de-energized.

The requester signs and dates Part I, including reference to work order or task list number reference.

PART II:        (*Note: The qualified person(s) is responsible for selection of appropriate work procedures and protective equipment.)

1)              The qualified person(s) identify the existing, or new procedures to be followed in performing the work. The task is also identified as Observation Test & Measurement, Diagnosis and Repair, or Installation and Maintenance.

2)              The qualified person(s) identify the voltages anticipated to be exposed at the work location and determine the shock protection boundaries to be utilized.

3)              The qualified person(s) determine the available short circuit current at the work location and the protective device and characteristics that would be expected to clear a fault at the work location. Determine if a flash hazard exists and if so, what is the distance of the Flash Hazard Boundary? Using either calculations of incident energy, identify incident energy and working distance, or using Table 130.7(C)(9)(a) NFPA 70E, 2004, identify the assigned Hazard/Risk Category.

4)              State if additional hazards can be anticipated to be present and the nature of those hazards. This section is to identify conditions that may increase the electrical hazard or are non-electrical hazards.

5)              From the analysis of the shock, flash, and other hazards, identify the personal protective equipment to be worn

6)              From the hazard analysis performed and from the work procedure, identify the protective tools and equipment to be used for safe performance of the work.

7)              Identify methods to be used to restrict access of non-qualified persons to the work location. Effective measures may include, signage, barricades, or posting an attendant.

8)              Identify the emergency notification methods to be used and locations of communications or emergency equipment.

9)              Identify other protective measures to be utilized for the work. Other measures may include: full time CPR or rescue presence, supplemental lighting, special communication procedures, etc. If none, state “NONE”.

10)        The qualified person(s) indicate their recognition of the hazards which can be anticipated to exist in the work, methods to be used to protect against those hazards, and their assent that the work can be performed safely. No worker will be required to perform a task which he or she does not understand or believes to be unsafe.

PART III: APPROVAL TO PERFORM THIS WORK UNDER ENERGIZED CONDITIONS

By granting approval to perform this work, TIC Management is stating that the work described MUST be performed without de-energizing circuits or equipment. TIC Management has reviewed the Task Plan with the qualified person(s) signed in Part II. Those signed are considered to be qualified to execute the task and capable of managing the hazards.

The date and time the work is authorized is the time of permit issue at the bottom of the form. A sequential permit number is assigned if applicable. Energized Equipment Work Permits will normally expire at the end of the shift in which the work is to be performed. A longer permit duration may be allowed for certain tasks at the discretion of TIC Site Management.

PART IV: COMPLETION OF WORK

A qualified individual working under this permit is assigned the responsibility to inspect the work upon completion and to ensure that there are no hazards left behind and that the work area is safe for non-qualified persons to perform their normal work. This individual signs and dates the permit on removal. Completed permits are retained as directed by project rules.

19

TRENCH & EXCAVATION PERMIT

Contractor:	Date work will start:	Date work will end:
Specific location and description of work:

Sketch of location attached?	☐ Yes ☐ No
Size of trench or excavation:	Feet long:	Feet wide at bottom:
	Feet deep:	Feet wide at top:

***If excavation depth exceeds 20 feet at any point, a registered professional engineer must design the protective systems.

Lines in the vicinity of work:
☐ Electrical	☐ Overhead:	☐ Buried
☐ Telephone	☐ Water	☐ Local Utilities
☐ Sewer	☐ Steam	☐ Alarm
☐ Drain	☐ Process (specify)	☐ Other

Local authorities contacted?      ☐ Yes  ☐ No      If not, why not?

If yes, who contacted?                                                                                 When?

Other known obstructions:

Footings:

Pilings:

Concrete Encasements:

Other (specify):

Precautions to be taken:

☐ De-Energize Lines	☐ Insulate Operator
☐ Ground Tools	☐ Hand Excavation

Is shoring or sloping necessary?      ☐ Yes  ☐ No      If yes, description of shoring or sloping to be provided:

Drawing number used for reference:

THE ABOVE DATA HAS BEEN CHECKED WITH BLUEPRINTS ON FILE. WHEN CLOSE CLEARANCES ARE INDICATED, HAND EXCAVATION MUST BE USED TO DETERMINE THE EXACT LOCATION. STAKES INDICATING LOCATION AND DEPTH PRIOR TO EXCAVATION MUST MARK EXISTING LINES AND INTERFERENCES IN THE VICINITY OF WORK.

TIC Supervisor Printed Name:

TIC Supervisor Signature:	Date:

Contract Coordinator Printed Name:

Contract Coordinator Signature:	Date:

THE ABOVE WORK SHALL NOT COMMENCE UNTIL SIGNED BY A TIC SUPERVISOR.

20

CONFINED SPACE ENTRY PERMIT

Space to be entered:
Location / Building:
Purpose of Entry:
Authorization Duration:	Date:	Time:	to

PREPARATION FOR ENTRY		PROTECTIVE EQUIPMENT REQUIRED
☐ Isolation methods	☐ Pre-entry conference	☐ Safety harness and lifeline	☐ Fire protection / firewatch
☐ Lockout / Tagout	☐ Emergency evacuation plan	☐ Respiratory protection	☐ Coppus blower or air mover
☐ Purge clean	☐ Approved tools list	☐ Rubber boots and gloves	☐ Special lighting, flashlight
☐ Atmospheric test	☐ Blank / blind	☐ Chemical goggles	☐ Special flammable storage
☐ Space of materials	☐ Ventilate	☐ Hearing protection	☐ Hot work permits
☐ Entrance barricade	☐ Inert	☐ Other
☐ Notification of affected departments of service interrupt

COMMUNICATION PROCEDURES		RESCUE PLAN AND EQUIPMENT

TESTING RECORD

Time	Acceptable Conditions	Result am / pm	Result am / pm	Result am / pm	Result am / pm
Oxygen (min)	>19.5%
Oxygen (max)	<23.5%
Flammability	<10% LEL / LFL
H2S	<10 ppm
Toxic
CO2	<0.5 ppm
CO	<35 PPM
SO2	<2 PPM
Heat	F/C
Other

Tester Printed Name:

TRAINING

Trainer:	Location:	Date:
Topics Covered:

Persons Trained:

Name	TIC Employee #	Name	TIC Employee #

Entry Supervisor Printed Name:

Authorized Attendants Printed Names:

21

PROJECT SAFETY EVALUATION - Jobsite Inspection

Project Name:		Project #:	Date:	Number of TIC employees:
Client:		Site Manager:		Number of subcontract workers:
Project Superintendent:		Evaluator:		Safety Manager:
Current Safety Statistics:	Incident Rate:	Lost Time Rate:	Lost Work Day Incident Rate:	Cost/Manhours:

Total YES Answers Received	0
Total NO Answers Received	0	0
Total N/A Answers Received	0

Rating	Percent	Action
Excellent	>95%	No action needed, strive for 100%. Safety plan is fully implemented.
Good	90-95%	Develop and publish action plans for improvement
Fair	80-90%	Arrange for on-site assistance
Marginal	<80%

Safety Manager Signature	Site Manager Signature

Instructions: Indicate answer in YES, NO, or N/A columns by placing a 1 in the appropriate column. The speadsheet will then automatically tally total percents for each area and overall.

AREA OF EVALUATION		YES	NO	N/A	ACTION REQUIRED
1.	Safety Program Administration	0	0	0
a.	Incident Rate below project goal
b.	Lost Time Rate below project goal
c.	LWDI below project goal
d.	Workers’ comp $/mh .03 or less
e.	OSHA and other required notices posted
f.	Are required safety meetings held
g.	Are medical service, first aid equipment, and emergency plans in place
h.	Is the relationship with a doctor, clinic, and hospital established and effective
i.	Are safety records kept up-to-date and available
j.	Are emergency numbers and access/egress posted
k.	Examinations being made of each working place every work shift
l.	Hazardous conditions found are promptly corrected

2.	Housekeeping and Sanitation	0	0	0
a.	Work areas are clean, orderly, and dry
b.	Regular disposal of waste and trash
c.	Passageways/walkways clear and unobstructed to prevent slips, trips, and falls
d.	There is adequate lighting
e.	Projecting nails are removed
f.	Oil and grease is stored properly
g.	Waste containers are provided and used
h.	Sanitary facilities are adequate and clean
I	Adequate supply of water or water jugs, disposable drinking cups, and waste containers is available

22

AREA OF EVALUATION		YES	NO	N/A	ACTION REQUIRED
3.	Fall Prevention	0	0	0
a.	Openings above, below, or near travelways are covered with railings, barriers, or covers
b.	All fall protection equipment has a documented inspection
c.	If not practical to cover openings, adequate warning signals or signs installed
d.	All observed employees practicing 100% fall prevention/protection
e.	The fall protection is being worn and used properly
f.	All training records documented
g.	Warning signals/signs alert all in the area of the potential of fall hazards

4.	Hand Tools	0	0	0
a.	Proper tools are being used for each job
b.	Tools are stored neatly and carried safety
c.	Tools are inspected and maintained, including employee tools
d.	Damaged tools are repaired or replaced promptly

5.	Fire Prevention	0	0	0
a.	Fire instructions are given to personnel
b.	Fire extinguishers are identified and visually inspected monthly
c.	Phone number of the fire department is posted
d.	Hydrants are clear and access to public thoroughfare is open
e.	“No Smoking” signs are posted and enforced, where needed
f.	Fire extinguishers are properly mounted or placed
g.	Hydrostatic testing certificates kept until extinguisher retested or permanently removed from service
h.	Inspections or tests are certified and date recorded

6.	Heavy Equipment	0	0	0
a.	Regular inspection and maintenance logs completed
b.	All opeators are trained, authorized and have a certification card on their person
c.	Lubrication and repair of moving parts done
d.	Lights, brakes, and warning signals are operative (including in-cab levers, gauges, etc)
e.	Wheels chocked when necessary
f.	Haul road well maintained and laid out properly
g.	Back-up alarms installed and audible over surrounding noise
h.	High-visibility safety vests required
i.	Equipment is protected from theft when not in use
j.	Shut-off devices are on hose lines in case of hose failure
k.	Noise arresters are in use
l.	Fire extinguisher is installed
m.	Parking/service brakes able to stop/hold equipment and typical load on the maximum grade traveled
n	Measures have been taken to provide traction in inclement weather

23

AREA OF EVALUATION		YES	NO	N/A	ACTION REQUIRED
7.	Electrical	0	0	0
a.	Electrical equipment is frequently examined and tested
b.	Proper fuse and breaker protection is provided
c.	Assured grounding inspection completed
d.	Electrical dangers are posted
e.	Proper fire extinguishers are provided
f.	Breaker boxes and switches are properly labeled
g.	Lockout/tagout procedures are fully implemented
i.	Conductors protected from mechanical damage (vehicular traffic, chaffing points, motors, etc.)
j.	Grounding systems tested annually or after being installed, repaired, or modified
k.	Access to all disconnects is unobstructed
l.	Wires/cables free of chafing, nicks, or wear where they enter or exit electrical compartments
m.	Insulation replaced on wires/cables following installation or repair
n.	Cables enter metal frames of motors, splice boxes, or electrical compartments through fittings designed for this purpose
o.	Minimum of 30 inches clearance in front of all electrical panels
p.	Control panel boxes have cover plates

8.	Masonry	0	0	0
a.	Proper scaffolding used
b.	Built to sustain the anticipated load
c.	Masonry saws properly equipped and dust protection provided
d.	Safe hoisting equipment used

9.	Barricades	0	0	0
a.	Floor openings planked over or barricaded
b.	Red and Yellow barricade tape used
c.	Roadways and sidewalks are effectively protected
d.	Adequate lighting is provided
e.	All barricades labeled
f.	Traffic controlled

10.	Ladders	0	0	0
a.	Ladders are inspected and in good condition
b.	Ladders are properly secured to prevent slipping, sliding, or falling
c.	Do ladder side rails extend 36” above top of landing?
d.	Rungs or cleats over 12” on center
e.	Step-ladders are fully open when in use
f.	Proper maintenance and storage of ladders

24

AREA OF EVALUATION		YES	NO	N/A	ACTION REQUIRED
11.	Power Tools	0	0	0
a.	Good housekeeping is maintained where tools are used
b.	Tools and cords are in good condition
c.	Proper grounding
d.	Proper instruction is in use
e.	All mechanical safeguards are in use
f.	Tools are stored neatly when not in use
g.	Correct tool is being used for the job at hand
h.	Wiring is properly installed
i.	Pressure locks are removed
j.	Guards prevent contact by persons, even from getting behind guard and making contact

12.	Excavation and Shoring	0	0	0
a.	Adjacent structures properly shored
b.	Soil been tested to determine soil class
c.	Soil classification is documented
d.	Proper shoring and sheathing used for soil and depth
e.	Roads and sidewalks supported and protected
f.	Excavation barricaded and lighting is provided
g.	Equipment is a safe distance from edge of excavation
h.	Ladders provided, where needed
i.	Equipment ramps are adequate
j	Competent person designated
k	Job supervision is adequate

13.	Motor Vehicles	0	0	0
a.	Vehicles regularly inspected
b.	Driver have a valid driver’s license for the vehicle operated
c.	Local and state vehicle laws and regulations are observed
d.	Brakes, lights, and warning devices are operational
e.	Weight limits and load sizes controlled
f.	All glass in good condition and views are unobstructed
g.	Automatic back up alarms provided, when needed
h.	Fire extinguishers installed
i.	Seat belts used
j.	Horn/back up alarms may be heard over the surrounding noise
k.	Measures have been taken to provide traction in inclement weather
l.	Vehicles transporting flammable liquids post warning signs: “No Smoking”, “Flammable Material”

25

AREA OF EVALUATION		YES	NO	N/A	ACTION REQUIRED
14.	Steel Erection	0	0	0
a.	Safety nets or planked floors are used
b.	Temporary periphery cable is at each floor level
c.	Written Steel Erection Plan has been communicated to all exposed employees
d.	Proper notifications have been sent
e.	Documented rigging inspection record available for review
f.	Proper taglines are used for tools
g.	Floor opening is covered and barricaded and properly marked
h.	Ladders, stairs, or other access is provided
i.	Hoisting apparatus is checked
j.	Hitches/slings used to hoist are suitable for the material handled

15.	Powder-Actuated Tools	0	0	0
a.	All laws and ordinances are complied with
b.	All operators are qualified, carded and trained
c.	Tools and charges secured and separated
d.	Competent instruction and supervision is given
e.	Tools are checked and in good working order
f.	Tools are not used on anything other than recommended materials
g.	Safety goggles or face shields are worn
h.	Flying hazards checked by backing up, removal of personnel, or use of captive stud tool
i.	All mechanical safeguards are in use

16.	Scaffolding	0	0	0
a.	Erection is properly supervised by a competent person
b.	All structural members meet the safety factor
c.	If in use, the scaffold been inspected by a competent person
d.	All connections are secure
e.	Working areas are free of debris, snow, ice, and grease
f.	Planking cleats in place
g.	Workers are protected from falling objects
h.	The scaffold is plumb and square, with cross bracing
i.	The scaffold is erected on solid footing
j.	Proper sized “mudsills” are being used
k.	Guard rails, intermediate rails and toe boards are in place
l.	Scaffold equipment is in good working order
m.	Ropes and cables are in good condition
n.	Toeboard is sufficient height to prevent materials/tools from falling
o	Ladder openings in handrail use gate, chain, cable, rope, or railing to prevent falling to level below
p.	If handrial is constructed of cable, rope, or chain, it is taut, not frayed, and in good condition
q	Handrail is strong enough to hold someone falling against it
r	Handrails high enough to prevent person falling over / low enough to prevent person falling under

26

AREA OF EVALUATION		YES	NO	N/A	ACTION REQUIRED
17.	Flammable Gases and Liquids	0	0	0
a.	All containers clearly identified
b.	Warning signs posted near areas of storage, dispensing, use, or transport and are readily visible to all persons in the area: “No Smoking”, “Flammable Materials”
c.	Proper storage practices are observed
d.	Fire hazards checked
e.	Proper types and number of extinguishers are kept within 25 feet
f.	Carts are available for moving cylinders
g.	Storage area bermed for spills (should hold 2 1/2 times largest tank)
h.	Compressed/liquid gas cylinders are secured to prevent accidental tipping or falling

18.	Garages and Repair Shops	0	0	0
a.	Fire hazards checked
b.	Proper dispensing of fuels and lubricants
c.	Good housekeeping observed
d.	Adequate lighting
e.	All flammables and combustables stored in theproper containment systems
f.	All containers have proper labels
g.	Area is well ventilated to prevent carbon monoxide and other fumes
h.	Proper grounding and bonding used
i.	Warning signs posted near storage/dispensing of grease and flammable gases

19.	Welding and Cutting	0	0	0
a.	Screens and shields used where arc flash may be hazardous to persons
b.	Goggles, gloves, and proper clothing worn
c.	Equipment is in good operating condition
d.	Electrical equipment is grounded
e.	Power cables are protected and in good repair
f.	Fire extinguishers of proper type nearby
g.	Inspection for fire hazards done
h.	Flammable materials are protected
i	Cutting torches properly stored when not in use
j.	Gas cylinders are chained upright and caps are in use
k.	Gas lines are protected and in good condition
l.	Carts are available for moving cylinders
m.	Welding operations are well ventilated
n.	Properly installed flash arrestors are being used

27

AREA OF EVALUATION		YES	NO	N/A	ACTION REQUIRED
20.	Berms or Guardrails	0	0	0
a.	Bern/guardrail installed where drop-off is sufficient grade/depth to overturn vehicle/endanger operator
b.	Berm/guardrail is mid-axle height to largest vehicle regularly traveling the road
c.	Berms have openings to allow water drainage, but small enough to impede self-propelled vehicles
d.	Roadway without berm/guardrail traveled by service/maintenance vehicles have locked entry gates
e.	Signs posted in appropriate locations indicating berms/guardrails not present
f.	Maximum speed limit posted and observed on all elevated, unbermed roads
g.	Delineators installed and visible along perimeter of elevated roadways in both directions of travel
h.	Reflective surfaces of at least three delineators along each shoulder always visible to the driver and spaced at intervals sufficient to indicate the edge

21.	Hoists, Cranes, and Derricks	0	0	0
a.	A competent person(s) is designated
b.	Cables and sheaves inspected monthly
b.	Slings and chains, hook and eyes checked
c.	Crane is firmly supported and set-up in level condition
d.	Outriggers used as required and pads are level, when in use
e.	Power lines inactivated, removed, or at a safe distance and clearly marked
f.	Cranes are not operating inside the electrical limit
g.	Proper loading for capacity at lifting radius
h.	All equipment (running ropes, etc) is properly lubricated and maintained
i	There are signalmen where needed
j.	If signals are communicated by radio, a dedicated channel been reserved
k.	Signals are understood and observed
l.	Inspection and maintenance logs maintained
m.	Correct load charts are posted in the cab
n.	Crane has complete operator manual
o.	Fire extinguisher is installed
p	Load requiring steadying or guidance while suspended have two taglines attached
q.	Hitches/slings used to hoist are suitable for the material handled
r.	Operator certification card is current
s.	Individual crane operator files are established
t.	CCO prep training is current or scheduled for all operators
u.	Crane(s) inspected annually
v.	Daily inspections conducted with any deficiencies corrected in timely manner
w.	Crane cab is clean
x.	Anti two-block device is functional
y.	JSA is complete and at operator station
z.	Adequate blocking or matting used, when needed
aa	Cranes are barricaded, as required

28

AREA OF EVALUATION		YES	NO	N/A	ACTION REQUIRED
22.	Concrete Construction	0	0	0
a.	Forms properly installed and braced
b.	Adequate shoring, plumbed and cross braced
c.	Shoring remains in place until strength is attained
d.	Heating devices checked
e.	Mixing and transport equipment is supported and traffic planned and routed
f.	Adequate runways provided
g.	Protection from cement dust and concrete contact observed
h.	Provisions for flushing concrete from skin readily available
i.	Shirts covering skin used
j	Nails and stripped form material removed from area

23.	Personal Protective Equipment	0	0	0
a.	Eye protection
b.	Face shields
c.	Respirators and masks
d.	Head protection: Helmets and hoods
e.	Gloves, aprons, sleeves (rubber/plastic) designed to protect from alkalis/acids; electricians’ rubber gloves with protectors
f.	Respirators for harmful dust, asbestos, sand blasting, welding (lead paint/galvanized zinc/cadmium)
g.	Adequate ventilation provided when painting/applying epoxy resins
h.	Atmospheric samples immediately taken when questions about injurious exposure
i.	Proper fall protection (safety harness, retractables, etc)

24.	Handling and Storage of Materials	0	0	0
a.	Materials are properly stored or stacked
b.	Passageways are clear
c.	Stacks on firm footings and not too high
d.	Laydown areas neat and organized
e.	Workers are lifting loads correctly
f.	Materials protected from weather conditions
g.	Protection against falling into hoppers and bins provided
h.	Dust protection is observed
i.	Extinguishers and other fire protection available
j.	Traffic in storage area controlled

29

Hazard Communication Compliance
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	11/2000

25.0 HAZARD COMMUNICATION COMPLIANCE

PROCEDURE TABLE OF CONTENTS

25.1	PURPOSE	2
25.2	SCOPE	2
25.3	DEFINITIONS	2
25.4	RESPONSIBILITIES	2
25.5	PROCEDURES	2
25.6	EMPLOYEE TRAINING AND INFORMATION	3
25.7	HAZARDOUS NON-ROUTINE TASKS	4
25.8	INFORMING SUBCONTRACTORS AND OTHER CONTRACTORS ON SITE	4
25.9	OBTAINING INFORMATION FROM SUBCONTRACTORS AND OTHER CONTRACTORS ON SITE	4
25.10	APPENDIX	5

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

25.1         PURPOSE

To provide a comprehensive program to educate TIC employees with proper procedures for handling hazardous chemicals.

25.2         SCOPE

The Hazard Communication Compliance Program is established to provide for the safety of all TIC employees, while also meeting all government requirements, which will include material safety data sheets, employee training, container labeling and other forms of warning.

25.3         DEFINITIONS

25.3.1      MSDS - Material Safety Data Sheet

25.4         RESPONSIBILITIES

25.4.1      Supervisors

25.4.1.1           Assure jobsite compliance with this standard.

25.4.1.2           Train all employees in the requirements of the hazard communication standard.

25.4.1.3           Identify hazardous chemicals found in the work area.

25.4.1.4           Assure proper use of personal protection equipment.

25.4.2      Safety Department

25.4.2.1           Responsible for developing, implementing and monitoring the Hazard Communication Program.

25.4.2.2           Assist the supervisor with special owner requirements that may arise.

25.5         PROCEDURES

The following written Hazcom Program will be available at each jobsite for review by any employee.

25.5.1      List of Hazardous Chemicals

25.5.1.1           The jobsite will post a list of all hazardous chemicals used at the jobsite. The list will be updated as necessary and will be available to all jobsite employees.

25.5.1.2           A form for the List of hazardous chemicals is attached.

25.5.2      Container Labeling

25.5.2.1           All containers, including secondary containers, portable fuel cans, etc., will:

25.5.2.1.1        Be clearly marked as to the contents of the container;

25.5.2.1.2        Provide the proper hazard warning;

25.5.2.1.3        List the name and address of the manufacturer; and

2

25.5.2.1.4        If the contents are known to be carcinogenic, that must be indicated on the container label. See the MSDS for each chemical.

25.5.3      Material Safety Data Sheets (“MSDS”)

25.5.3.1           MSDSs are to be obtained and organized at each jobsite, and available for review by all employees.

25.5.3.2           Incoming data sheets are to be reviewed for new and significant health/safety information. New information is to be passed on to the employees.

25.5.3.3           If an MSDS is not available for a chemical immediately inform the Site Manager or Corporate Safety Director.

25.5.4      How to Read and MSDS

25.5.4.1           MSDS have been standardized, and are divided into the following sections:

25.5.4.1.1        Material Identification

25.5.4.1.2        OSHA Hazard Determination

25.5.4.1.3        Physical Data

25.5.4.1.4        Reactivity Data

25.5.4.1.5        Fire and Explosion Hazard Data

25.5.4.1.6        Transportation and Storage

25.5.4.1.7        Health Hazard Information

25.5.4.1.8        Emergency and First Aid Procedures

25.5.4.1.9        Spill, Leak and Disposal Procedures

25.5.4.1.10      Health Precautions

25.5.4.2           The health hazard and precautions sections will generally be most valuable, as these sections list the personal protection equipment employees are to use to avoid exposure to the hazards of the material.

25.6         EMPLOYEE TRAINING AND INFORMATION

25.6.1      Prior to starting work, each new employee of TIC will attend a health and safety orientation and will receive information and training on the following:

25.6.1.1           An overview of the TIC hazard communication program;

25.6.1.2           A review of the chemicals present on jobsite;

3

25.6.1.3           The location, availability and contents of our written hazard communication program and MSDSs;

25.6.1.4           How to detect the release or presence of hazardous chemicals in the work area;

25.6.1.5           Physical and health hazards of the chemicals and how to avoid them by using good work practices, personal protective equipment, etc;

25.6.1.6           How to lessen or prevent exposure to hazardous chemicals by using good work practices, personal protective equipment, etc;

25.6.1.7           Emergency and first aid procedures; and

25.6.1.8           How to read labels and MSDSs to obtain hazard information.

25.6.2      After attending the training class, each new employee will sign the TIC Hazard Communication Training Certification form to verify that they attended the training, received the TIC written materials, and understood the TIC policies on hazard communication. Prior to a new chemical hazard being introduced onto the jobsite, each employee at the jobsite is to be given information as outlined above.

25.7         HAZARDOUS NON-ROUTINE TASKS

25.7.1      Prior to starting work, each employee will be given information by their supervisor about hazardous chemicals to which they may be exposed on the jobsite. This information will include:

25.7.1.1           Specific chemical hazards;

25.7.1.2           Protective/safety measures the employee is to take; and

25.7.1.3           Measures TIC has taken to lessen the hazards, including ventilation, respirators, presence of other employees, and emergency procedures.

25.8         INFORMING SUBCONTRACTORS AND OTHER CONTRACTORS ON SITE

25.8.1      TIC is to provide contractors on site the following information:

25.8.1.1           Identity and location of hazardous chemicals to which they may be exposed while on the jobsite;

25.8.1.2           Precautions their employees may take to lessen the possibility of exposure by use of appropriate protective measures;

25.8.1.3           Where Material Safety Data Sheets are located; and

25.8.1.4           An explanation of the labeling system used by TIC on the jobsite.

25.9         OBTAINING INFORMATION FROM SUBCONTRACTORS AND OTHER CONTRACTORS ON SITE

25.9.1      TIC is to obtain from contractors and subcontractors working at the site, the following information:

4

25.9.1.1           Identity and location of hazardous chemicals to which TIC employees may be exposed while on the jobsite;

25.9.1.2           Precautions TIC employees may take to lessen the possibility of exposure by usage of appropriate protective measures;

25.9.1.3           Where the contractor’s MSDS are located and who to contact to review them; and

25.9.1.4           An explanation of the container labeling system used by contractors on the jobsite.

25.9.2      A sample letter for this purpose is attached.

25.10       APPENDIX

A.    Hazard Communication Training Certificate

B.    Sample Letter to Other Contractors on the Same Construction Site

C.    Sample Letter to Go With Purchase Order

D.    Sample Letter Requesting an MSDS

E.     List of Hazardous Chemicals

F.     Assignment of Responsibilities

G.    State Specific Hazard Communication Compliance Program Supplement

5

APPENDIX A

HAZARD COMMUNICATION TRAINING CERTIFICATION

I have received Hazard Communication Training as described in the Hazard Communication Compliance Program.

Date Of Training:

Employee Signature:

TIC Employee #:

Project Name and Number:

I hereby certify that the above employee has been provided with Hazard Communication Training.

Date Of Training:

Instructor’s Signature:

6

APPENDIX B

SAMPLE LETTER TO OTHER CONTRACTORS

ON THE SAME CONSTRUCTION SITE

Date

Name and

Address of

Other Contractor

Dear

Employees of our company will be working on the (location) construction site at the same time as your company. Our employees may be in close proximity to hazardous substances your company may produce, store or use on site. In order to comply with the OSHA Hazard Communication Standard, all contractors who could cause hazard exposures to another company’s employees are required to exchange information about the hazardous substances used on site.

Please advise us where your MSDSs are kept and give us any information regarding any precautionary measures needed to protect employees, any foreseeable emergency situations, and your labeling system used on the work site. All correspondence should be directed to the address below. We are enclosing similar information on the hazardous chemicals our company will have on site.

Thank you for your timely response to this request. If you have any questions concerning this matter, please contact (name) at (telephone number, including the area code).

Best Regards,

TIC

(site address)

7

APPENDIX C

SAMPLE LETTER TO GO WITH PURCHASE ORDER

Date

Name and

Address of

Company

RE: MSDS Forms

Dear Sirs:

We are required to have an up-to-date MSDS on file for:

                                                                                         , which we are ordering from you at this time. Please ensure that we receive this MSDS when we receive the order, so that the hazard information can be passed on to our employees. If you need further information, please contact:

                                                                      at                                                                    .

Thank you.

Best Regards,

TIC

(site address)

8

APPENDIX D

SAMPLE LETTER REQUESTING AN MSDS

Date

Name and Address of

Chemical Manufacturer, Distributor

or Supplier

Dear Sirs:

In order to comply with the OSHA Hazard Communication Standard, we will need an accurate and current Material Safety Data Sheet for all hazardous products purchased from your company. The enclosed list shows the product(s) for which we do not have an MSDS.

Please send us the MSDS concerning these products. All correspondence should be directed to the address indicated below. If you have any questions concerning this matter, please contact (name) at (telephone number, including area code).

Thank you for your timely response to this request.

Best Regards,

TIC

(site address)

9

APPENDIX E
LIST OF HAZARDOUS CHEMICALS

TIC Project #:	Project Location:

TRADE NAME	HAZARDOUS CHEMICAL	MSDS # OR ID

10

APPENDIX F
ASSIGNMENT OF RESPONSIBILITIES

Project #:                                                                  Project Location:

Procedures

Container Labeling

will verify that all containers, including secondary containers, fuel cans, etc., received for use will:

1.                                       Be clearly marked as to the contents of the container.

2.                                       Note the appropriate hazard warning.

3.                                       List the name and address of the manufacturer.

Material Safety Data Sheets (MSDS)

                                                 will be responsible for obtaining and maintaining the data sheet system for this jobsite.

                                                 will review incoming data sheets for new and significant health/safety  information. He/She will pass on any new information to the employees. A copy of all MSDS will be kept at

                                                                                                                                                                                         .

MSDS will be made available to all employees. If MSDS are not available, immediately inform                                                  or the Corporate Safety Director.

Employee Training And Information

Prior to a new hazardous substance being introduced, each employee will be given information as outlined above.

                                                                              is responsible for ensuring that MSDS on new substance(s) are available.

A list of all known jobsite hazardous substances used by employees of TIC will be kept by                                                               . Further information on each noted substance can be obtained by reviewing the Material Safety Data Sheets located in the field office.

11

APPENDIX G
STATE SPECIFIC HAZARD COMMUNICATION COMPLIANCE PROGRAM SUPPLEMENT

CALIFORNIA SUPPLEMENT TO HAZARD COMMUNICATION COMPLIANCE PROGRAM

For all jobs in the State of California, the following must be adhered to in addition to those matters set forth in the Hazard Communication Compliance Program:

A.                                        The Director’s List of Hazardous Substances is incorporated into the Hazard Communication Compliance Program. A copy is available from the TIC Corporate Safety Director.

B.                                          Hazardous Substances include any chemically treated wood or wood products, and hazard training must include them.

C.                                          All MSDSs must contain the Chemical Abstract Service (CAS) identification numbers for hazardous substances. The (CAS) number may be obtained from the distributor or the manufacturer if not initially provided with the MSDS, or the TIC Corporate Safety Director.

D.                                         For employees who do not report, or work at, a single jobsite and who do not report to any fixed office location on a regular basis, the MSDSs must be made available upon request of the employee or his physician in a timely and reasonable manner.

E.                                           If an MSDS is not received with the hazardous substance, the Site Manager must, within seven (7) days of noting the missing information, write to the distributor or manufacturer for a complete MSDS for that substance. The Site Manager must also notify, in writing, anyone requesting a copy of the MSDS of the date the inquiry was made to the distributor or manufacturer, to whom the request was made, and the response to the inquiry. Sending a copy of the inquiry will satisfy this requirement.

The Site Manager must notify the requesting person or agency of the availability of the MSDS within (15) days of its receipt. Sending a copy of the MSDS will satisfy this requirement.

If an MSDS has not been received within twenty-five (25) working days of the written inquiry, the Site Manager shall send a copy of the inquiry to the Director of Industrial Relations at P.O. Box 603, San Francisco, CA. 94101.

The Site Manager must keep copies of all written correspondence.

F.                                           Employees shall be informed of their right (1) to personally receive information regarding hazardous substances to which they may be exposed, (2) for their physician or collective bargaining agent to receive information regarding hazardous substances to which they may be exposed, and (3) to be protected against discharge or other discrimination due to the exercise their rights.

12

IOWA SUPPLEMENT TO HAZARD COMMUNICATION COMPLIANCE PROGRAM

For all jobs in the State of Iowa, the following must be adhered to in addition to those matters set forth in the Hazard Communication Compliance Program:

A.                                        TIC’s duties, as set forth in the Hazard Communication Compliance Program, extend to those persons who would normally be deemed an independent contractor in circumstances where TIC furnishes or specifies that a hazardous chemical shall be used at the workplace. In such circumstances, TIC must train the independent contractor as it trains its own employees.

B.                                          If TIC mixes, or otherwise combines chemicals, it is deemed to be a manufacturer of the resulting chemical. The Site Manager must evaluate the mixture for any hazards that differ from the components and communicate any new hazards to the employees through the hazard communication program.

C.                                          The Site Manager shall retain a written summary of the training given to the employees, a cassette tape recording of an oral presentation, or a videotape recording of an audio-video presentation of the training relied upon by TIC for compliance with training requirement. The employee and his designated representative shall be allowed access to these materials. The training program shall be made available for review and approval upon inspection by the Division of Labor.

OREGON SUPPLEMENT TO HAZARD COMMUNICATION COMPLIANCE PROGRAM

For all jobs in the State of Oregon, the following must be adhered to in addition to those matters set forth in the Hazard Communication Compliance Program:

A.                                        Pipes and piping systems which contain hazardous substances or transport substances in a hazardous state must be labeled in accordance with Oregon pipe labeling regulations.

B.                                          Oregon OSHA has established a table of permissible exposure limits for hazardous substances. The Site Manager is to refer to this table for establishing the limits on exposure of employees to these substances.

C.                                          Copies of the Oregon pipe labeling regulations and table of permissible exposure limits are available from the Corporate Safety Director.

WASHINGTON SUPPLEMENT TO HAZARD COMMUNICATION COMPLIANCE PROGRAM

For all jobs in the State of Washington, the following must be adhered to in addition to those matters set forth in the Hazard Communication Compliance Program:

A.                                        The permissible exposure limits for hazardous substances has been established by the Washington Industrial Safety and Health Division and must be provided on all MSDSs. A copy of the table of permissible exposure limits is available from the TIC Corporate Safety Director.

B.                                          If we have any employees at the jobsite who have difficulty communicating in English, we must make reasonable efforts to post notices in the employee’s native language, as provided by the Washington Department of Labor and Industry.

13

C.                                          If the Site Manager has not received an MSDS for a hazardous substance within thirty (30) calendar days after making a written request to the manufacturer, importer or distributor, he should make a written request for assistance to:

Department of Labor and Industries

Right-to-Know Program

Industrial Hygiene Section

P.O. Box 207

Olympia, WA 98504

Such written request shall include: (a) a copy of TIC’s written request to the substance manufacturer, importer or distributor; (b) the name of the product suspected of containing a hazardous substance; (c) the identification number of the product if available; (d) a copy of the product label if available; and (e) the name and address of the manufacturer, importer or distributor from who the product was obtained. Upon receipt of a written request for MSDS, the Department shall attempt to procure the MSDS and forward a copy of the MSDS at no cost to TIC.

WYOMING SUPPLEMENT TO HAZARD COMMUNICATION COMPLIANCE PROGRAM

For all jobs in the State of Wyoming, the following must be adhered to in addition to those matters set forth in the Hazard Communication Compliance Program:

A.                                        Wyoming has a state-prepared list of hazardous chemicals. Be sure to conduct training regarding all chemicals on that list that are present for use at the jobsite. This list is available from the TIC Corporate Safety Director.

14

Permits
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	11/2000

26.0 PERMITS

PROCEDURE TABLE OF CONENTS

26.1	SCOPE	2
26.2	SAFE WORK PERMITS - WHEN REQUIRED	2
26.3	SITE MANAGER RESPONSIBILITIES	2
26.4	GENERAL PROCEDURES	2
26.5	SPECIFIC REQUIREMENTS PROCEDURES	3

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

26.1                           SCOPE

Outline of required permitting procedures.

26.2                           SAFE WORK PERMITS - WHEN REQUIRED

26.2.1                  Safe work permits may be required by either TIC jobsite management or by the client when performing certain specified operations. These specified operations may include the following:

26.2.1.1                                 Welding, burning, or soldering in any area containing flammable liquids, combustible materials, coal dust and/or explosive gases, including welding on tanks or vessels that contain or have contained such materials.

26.2.1.2                                 Entering any tank, vessel, tunnel, or other similar confined space. This includes working on top of any tank that contains, or has contained, a toxic substance.

26.2.1.3                                 Personnel Hoisting.

26.2.1.4                                 Use of special protective equipment.

26.2.1.5           Handling explosives.

26.2.1.6                                 Work in elevated or restricted areas.

26.2.1.7           Trenching and excavation work.

26.3                           SITE MANAGER RESPONSIBILITIES

26.3.1                  Issue or endorse the safe work permit when required.

26.3.2                  Monitor the permitted work activities in order to assist in the implementation of the safe work procedures and precautions.

26.3.3                  Perform or direct any necessary special environmental testing or monitoring.

26.3.4      Maintain records of all permits issued.

26.4         GENERAL PROCEDURES

When permits are required by the client the client will provide and issue the permit. TIC has permits for certain specific activities. These may be found in the appropriate sections of this manual.

26.4.1.1                               Safe work permits are to be issued prior to starting the work activity requiring such permits.

26.4.1.2                                 Complete all sections of the permit. If a procedure or precaution does not apply, indicate this in the appropriate column.

26.4.1.3                                 When possible, give the Safety Director prior notice prior to requesting special and/or oxygen deficiency monitoring. No work may begin until this monitoring has been completed and evaluated by the Safety Director or the Site Manager.

2

26.4.1.4           The maximum time limit for a confined space permit is 24 hours. If the work continues for more than 24 hours, a new permit must be issued. (Permits for routine entry may be issued for up to 30 days).

26.4.1.5           Copies of the safe work permits are to be kept on file at the jobsite.

26.5                           SPECIFIC REQUIREMENTS PROCEDURES

26.5.1      Hot Work

Welding, soldering, or burning in any area containing flammable liquids, combustible materials, coal dust and/or explosive gases including welding on tanks or vessels that contain or have contained such materials.

26.5.1.1           Before issuing a permit:

26.5.1.1.1          Test atmosphere for explosive gases and oxygen deficiency prior to beginning work, and periodically thereafter to ensure proper ventilation. Verify that there is no risk of explosion or fire.

26.5.1.1.2                             Verify that all necessary fire protection equipment is readily available.

26.5.1.1.3                             Verify that all necessary respirators are provided if welding or burning in an enclosed area.

26.5.2                  Confined Space

Entering any tank, vessel, or similar confined space - including working on top of any tank that contains or has contained a toxic substance.

26.5.2.1                                 Before issuing a permit:

26.5.2.1.1          The atmosphere inside or on top of tank or vessel must be tested for toxic substances, explosive gases, and oxygen deficiency.

26.5.2.1.2          Verify that lifelines and safety belts are worn if entering from tank top, and that a person will man the lifeline at all times.

26.5.2.1.3          Verify that there is adequate ventilation provided to remove any toxic or explosive vapors present, or that proper respiratory protection is provided.

26.5.2.1.4          Verify that all lines leading to the tank or vessel are properly blanked and valves locked out and tagged.

26.5.2.1.5                             Verify that the electrical power source, if applicable, has been locked out and tagged.

26.5.2.1.6                             Verify that a safe means of access or egress is available and that employees performing the work are trained in emergency processes.

26.5.2.1.7                             Verify that the operation complies with the provision of the TIC Confined Space Entry section of this manual.

3

26.5.3                  Routine Maintenance and Operations

TIC does not issue a routine maintenance and operations permit. These permits will be issued by the client, if required.

26.5.3.1                                 Before endorsing a permit:

26.5.3.1.1          Verify that adequate respiratory protection, if necessary, is worn as specified in the Respiratory Protection section of this manual.

26.5.3.1.2          Verify that adequate eye protection is worn, as outlined in the Personal Protective Equipment section of this manual.

26.5.3.1.3          Determine whether personnel monitoring is required if entry involves potential exposure to hazardous substances or environments.

26.5.4                  Explosives

Handling and/or use of explosives. TIC does not issue an explosives permit. This permit will be issued by the client, if required.

26.5.4.1                                 Before endorsing a permit:

26.5.4.1.1          Verify that handlers and users of explosives are qualified and certified  according to regulatory requirements.

26.5.4.1.2          Verify that the Corporate Safety Director is notified 24 hours prior to blasting.

26.5.4.1.3          Verify that all precautions and procedures mandated by TIC, the client, and state and federal agencies are followed.

26.5.4.1.4          Verify that all personnel in the affected work area are notified and evacuated prior to blasting and all entrances into area sealed off.

26.5.5                  Trenching and Excavation

Digging and/or working in trenches, dugouts, tunnels, etc.

26.5.5.1                                 Before issuing a permit:

26.5.5.1.1          Verify that there are no existing underground pipes, electrical cables, or other utilities or obstructions prior to digging. Verify that precautions have been taken to locate and safeguard those items.

26.5.5.1.2          Verify that adequate shoring or sloping of trench sides has been implemented prior to any person entering trench, dugout, or tunnel.

26.5.5.1.3          Verify that all involved persons, the client, and necessary governmental entities have been notified prior to beginning excavation.

26.5.5.1.4          Verify that the TIC Excavation and Trenching section of this manual has been reviewed and that all operations are in accordance with TIC policy.

4

26.5.6                  Elevated Work

Working in elevated areas, where safety belts or harnesses and lines are required. TIC does not issue an elevated work permit. This permit will be issued by the client, if required.

26.5.6.1                                 Before endorsing a permit:

26.5.6.1.1          Verify that only safety belts, harnesses and lines meeting OSHA, MSHA, and ANSI standards are to be used.

26.5.6.1.2          Verify that lifelines are attended at all times when working in a tank or vessel.

26.5.6.1.3          Verify that the TIC Fall Protection policy as outlined in this manual is complied with.

26.5.7                  Scaffolding

Working on scaffolding or temporary elevated work platforms.

26.5.7.1                                 Before issuing a permit:

26.5.7.1.1          Verify that any scaffolding or platform conforms to the scaffolding section of this manual.

26.5.7.1.2          Verify that handrails are provided on open sides of each platform or scaffold and that if they are not provided, safety belts with lines are to be worn.

26.5.7.1.3          Verify that a safe means of access and egress is provided.

26.5.8      A single task may require multiple permits.

5

Abrasive Blasting
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	11/2000

27.0 ABRASIVE BLASTING

PROCEDURE TABLE OF CONTENTS

27.1	PURPOSE	2
27.2	INSPECTION PROCEDURES	2
27.3	ABRASIVE MATERIAL TOXICITY	2
27.4	WORK PROCEDURES	2
27.5	PRECAUTIONS AND SPECIAL SITUATIONS	4
27.6	SANDBLASTING IN CONFINED SPACES	5
27.7	MODIFICATION OF SANDBLASTING EQUIPMENT	5
27.8	RESPIRATORY PROTECTION GUIDELINES	6

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

27.1                           PURPOSE

This procedure gives guidelines for the use, modification and repair of sandblast equipment.

27.2                           INSPECTION PROCEDURES

27.2.1                  Every component of a sandblasting setup must be checked out and its proper operation/function assured before any attempt is made to put the unit into service.

27.2.1.1        Hoses valves, handles, and adjustment knobs must be in good condition. Hoses with soft spots, broken couplings, and damaged outer casings are not to be used.

27.2.1.2        Deadman lines and switches must be in good condition. Electric deadman lines must not have cracked insulation or ban splices; pneumatic deadman lines must be crack free and must not have abraded outer casings. Deadman switches/valves must operate freely and without obstruction.

27.2.1.3        Sandblast hoods must be complete; that is, they must have a helmet, suspension, “sock,” cape, apron, and belt with needle valve or vortex tube for conditioning and controlling air flow. The helmet must have a clear faceplate.

27.2.1.4        Couplings that are missing parts or that are noticeably worn or deformed are to be removed from service.

27.2.1.5        Never override deadman switches with tape, rope, or other means.

27.3                           ABRASIVE MATERIAL TOXICITY

27.3.1                  Non-Silica Based Abrasive Material

Although the process of abrasive blasting is commonly referred to as “sand” blasting, TIC policy is to use non-silica based abrasive materials, such as copper slag.

27.3.2                  Hazardous Coatings and Metals

When removing coatings and cleaning certain metals, hazardous materials may be released into the air. Respiratory protection may be required.

27.4                           WORK PROCEDURES

27.4.1                  Setup Procedures

27.4.1.1        Position air compressor upwind of sandblasting area, if possible.

27.4.1.2        Position sandblast machine as close to work area as practical.

27.4.1.3        Lie out hoses, couple together, and wire or otherwise secure couplings to prevent them from being twisted apart.

27.4.1.4        Couple bull hose to both compressor and sandpot, wire couplings, and use rope to tie hose to compressor and sandpot.

27.4.1.5        Couple sandblast hose to sandpot and wire couplings.

2

27.4.1.6                       Deadman Lines

27.4.1.6.1        Electric deadman lines should be plugged into the terminal on the junction box at the front of the sand pot.

27.4.1.6.2        Pneumatic deadman lines should be connected to the couplings at the rear of the pot.

WARNING: It is possible to connect these lines in reverse if the couplings are the same (either two male snap-couplings or two threaded fittings) and in this case, the hoses and their respective couplings must be color- coded to prevent mix-up. The result of connecting the lines in reverse is that the system will turn on when the trigger is pressed, but will not shut off when it is released.

27.4.1.7        Attach deadman switch/valve to whip hose near nozzle. The switch/valve may be wired to the coupling or taped to the hose.

27.4.1.8                       Tape the deadman lines to the whip hose and sandblast hoses.

27.4.1.9        Close dump valve, choke valve, and inlet valve.

27.4.1.10                 Start air compressor.

27.4.1.11                 Sandblaster puts on hood and takes control of sandblast hose.

27.4.1.12                 (Electric controls only) Connect lead wire to compressor battery.

27.4.1.13                 Open inlet valve; once sandpot is pressured up, open choke valve and signal sandblaster to begin.

27.4.2                  Shut Down Procedures

27.4.2.1                       Close choke valve and inlet valve.

27.4.2.2        Shut down air compressor.

27.4.2.3        Open dump valve.

CAUTION: A 3/4-inch dump valve will produce noise in excess of 130 dB when it is opened, as well as blowing sand and pieces of ice with great force. Stand clear and wear hearing protection.

27.4.2.4                       (Electric controls only) Disconnect lead wire from compressor battery.

27.4.3                  Refilling Sandpot (Five and seven-ton-mobile units only)

27.4.3.1                       Follow shutdown procedures under B. above.

27.4.3.2                       Uncouple bullhose and pull out of way.

27.4.3.3                     Uncouple both (if using two) sandblast hoses and both sets of deadman lines.

3

WARNING: When reattaching hoses to sandpot,  be sure they are attached to the same couplings they were removed from. Connecting the sandblast hoses to the wrong couplings could result in one of the sandblast hoses being activated by the control mechanism on the other hose.

27.5                           PRECAUTIONS AND SPECIAL SITUATIONS

27.5.1                  Hoses

27.5.1.1        Hoses should be examined by feel; if a soft spot is found by flattening the hose between the hands, the hose must be taken out of service and repaired or discarded.

27.5.1.2        Bull hoses do not normally develop soft spots, but do develop blisters which are visible when the hose is under pressure. If a bull hose has a blister, it must be taken out of service.

27.5.1.3        Hose couplings are normally made of brass or bronze (aluminum couplings are available, but are not recommended due to their brittleness).

27.5.1.3.1        Couplings that are noticeably worn or deformed must be removed and discarded.

27.5.1.3.2        If the wiring holes in a coupling are worn through, the coupling must be discarded.

27.5.1.3.3        A full complement of screws must be installed on each coupling; missing screws must be replaced before the hose may be used.

27.5.2                  Deadman Switches/Valves

27.5.2.1                       Electric Equipment

27.5.2.1.1                        The deadman switch must be in good condition, with no parts missing or substituted.

27.5.2.1.2                        The cable from the switch to the junction box and from the junction box to the compressor battery must be in good condition; the outer insulation must be undamaged and any splices must be well made and securely taped with vinyl electrician’s tape.

27.5.2.1.3                        It is NEVER permissible to block the wobblestock of an electric deadman switch sandblasting. The switch must be manually depressed and held in during blasting.

27.5.2.2                       Pneumatic Equipment

27.5.2.2.1                        Pneumatic deadman valves must be clean and grit free before being used.

27.5.2.2.2                        The duplex hose must be in serviceable condition, with no cuts, abrasions, or cracks in the outer casing.

4

27.5.2.2.3                        Couplings or threaded fittings must be clean and free of damage.

WARNING: If similar coupling (e.g., two male snap-couplings) are used on the sandpot, one of them and the matching hose coupling must be color- coded to prevent reversing the air flow through the deadman valve. In at least one brand of equipment, this creates a very dangerous situation.

27.5.3                  Breathing Air Filters

27.5.3.1        In most cases, the filter provided for breathing air will either be a Bullard 41A or a similar one manufactured under license from Bullard. This filter must be changed and the filter case cleaned at least every six months.

27.5.3.2        An odor of hot oil or the presence of water mist in the hood air means a filter malfunction. Blasting must stop and the problem must be corrected before work resumes.

27.5.3.3        The filter case is equipped with a petcock-type bleeder on the bottom to allow expulsion of water condensate. This petcock must be left partially opened during use of the filter.

27.5.4                  Hose and Couplings

Bull hose coupling may not be replaced in the field unless a hydraulic bonding tool is available; this tool is essential to ensure that the couplings stay on once they are replaced.

27.6                           SANDBLASTING IN CONFINED SPACES

27.6.1                  All applicable procedures in the Confined Space and Respiratory Protection section of this manual must be followed.

27.6.2                  A positive means of communication must be established between the sandblaster and his attendant. The sandblaster’s attendant must stand by at all times during the course of operations.

27.6.3                  In the event of an emergency, the attendant will close the choke valve. This will be a signal to the sandblaster that he must leave the confined space in the quickest way commensurate with his personal safety.

27.7                           MODIFICATION OF SANDBLASTING EQUIPMENT

27.7.1                  Sandpots

27.7.1.1        All modifications to sandpots must be checked and approved by the equipment manufacturer.

27.7.1.2        Any welding and/or cutting modifications to sandpots must be done in accordance with applicable provisions of the ASME Boiler and Pressure Vessel Code or applicable state or local regulations.

27.7.2                  Other Equipment

27.7.2.1                       Sandblasting equipment may not be modified IN ANY WAY.

5

27.8                           RESPIRATORY PROTECTION GUIDELINES

27.8.1                  All equipment used to supply breathing air to sandblasters, including air compressor, must conform to 29 CFR 1926.57.

27.8.1.1                       Air produced by a compressor and used for breathing purposes must conform to the Compressed Gas Association specification for Grade D air. The CGA imposes the following limitations on Grade D air:

27.8.1.1.1        Oxygen content: 19-23%

27.8.1.1.2        Carbon Dioxide: 1000 parts per million (.1%)

27.8.1.1.3        Carbon Monoxides: 20 parts per million (.0002%)

27.8.1.1.4        Oil vapor: 5 mg per cubic meter.

27.8.1.1.5        Water vapors: varies - the water vapor present in the air must not be so great as to cause condensation in the air lines and subsequent delivery of liquid water into the sandblast hood.

27.8.2                  Air supplied by oil lubricated compressors must be monitored for carbon monoxide content. Carbon monoxide monitoring may be performed in the following manner:

27.8.2.1        A continuous, in-line monitor may be installed.

27.8.2.2        A purifying filter that removes carbon monoxide may be installed.

27.8.2.3        The air may be tested at regular intervals with a detector type sampler designed for carbon monoxide. Test intervals will vary depending upon conditions.

27.8.3                  Filters used for purifying breathing air will be serviced regularly.

27.8.3.1                       Filters used to remove water vapor, oil mist, and particulates from breathing air will be serviced at intervals not to exceed six months.

27.8.3.2        Filters used to remove carbon monoxide from breathing air will be serviced according to the manufacturer’s recommendations; however, the intervals between service will not exceed one month or whenever the filter material changes color (if a color changing type), whichever is less.

27.8.3.3        Servicing of filters for breathing air must be documented as to the date the filter was changed, and date of all periodic inspections.

6

Confined Space Entry
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	10/2002

28.0 CONFINED SPACE ENTRY

PROCEDURE TABLE OF CONTENTS

28.1	PURPOSE	2
28.2	DEFINITION	2
28.3	PERMIT REQUIRED CONFINED SPACE PROGRAM	2
28.4	ENVIRONMENTAL TESTING	3
28.5	VENTILATION/EXHAUST	3
28.6	COMMUNICATIONS	3
28.7	PERSONAL PROTECTIVE EQUIPMENT	4
28.8	LIGHTING/ELECTRICAL	4
28.9	TRAINING	4
28.10	PERMITS	4
28.11	FIRE PROTECTION	5
28.12	LOCKOUT PROCEDURE	5
28.13	RESCUE	5
28.14	ATTENDANTS	5
28.15	DUTIES OF WORKERS AUTHORIZED TO ENTER A PERMIT REQUIRED CONFINED SPACE	6
28.16	ENTRY SUPERVISOR’S DUTIES	6
28.17	APPENDIX	7

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

28.1                                PURPOSE

Ensure that operations within confined spaces are accomplished in a safe manner and in compliance with all the requirements of 29 CFR 1910.146.

28.2                                DEFINITION

28.2.1          OSHA recognizes two types of confined space — permit required confined space and confined space.

28.2.1.1                  Confined space means a space that has a limited or restricted entry or exit and that is not designed for continuous employee occupancy. Confined spaces include, but are not limited to, storage tanks, process vessels, boilers, ventilation or exhaust ducts, sewers, underground utility vaults, tunnels, and pipelines. Open top spaces such as pits, tubs, vaults, caissons and vessels may be considered confined spaces if their depth or opening is such that natural ventilation is minimal or if utility penetrations, i.e. natural gas, nitrogen, SO2, etc., present a potential toxic gas hazard or oxygen deficient atmosphere.

28.2.1.2                  Permit required confined spaces are those that initially or as a result of the planned work, contain or have the potential to contain: a hazardous atmosphere; a material that has the potential for engulfing a worker, such as liquid, grain, cement, etc.; or have a configuration such that an entrant could be trapped or asphyxiated. Vessels and other confined spaces are to be treated as permit required unless they are clean and new and have no gaseous or process piping penetrations.

28.2.2                  The Corporate Safety Department can assist jobsites with all aspects of confined space entry and training of personnel.

28.3                                PERMIT REQUIRED CONFINED SPACE PROGRAM

Sections 28.3 through 28.16 of this policy refers to the requirements when working in permit required confined space.

28.3.1                           TIC will identify all permit required confined spaces in its work area and will post these areas with signs that read:

28.3.1.1 DANGER - CONFINED SPACE; AUTHORIZED ENTRY ONLY

28.3.1.2 Entryways must be posted and barricaded to prevent unauthorized entry.

28.3.2                           In permit required confined spaces, TIC will provide for safe work operations, including:

28.3.2.1 Barriers to protect workers from outside hazards, i.e. cranes, overhead hazards, heavy equipment, etc.;

28.3.2.2 All equipment needed for safe entry and exit;

28.3.2.3 Safe access will be maintained;

28.3.2.4 Harnesses and life lines as specified in Personnel Hoisting in this manual.

2

28.4                                ENVIRONMENTAL TESTING

28.4.1                  Where a permit required confined space is suspected or identified as oxygen deficient or exceeding toxic or flammable limits, continuous atmospheric testing will be used to evaluate the hazards of the confined space and to verify that safe working conditions exist and/or to identify the types and levels of ventilation required (as noted in 28.5 below) and the personal protective equipment which must be provided. In addition, any permit required confined space subject to continuous atmospheric testing will be immediately reported to the site manager.

28.4.2                  The results of testing are to be recorded on the confined space entry permit.

28.4.3                  Air monitoring equipment is available through the Corporate Safety and Equipment Departments. Calibration and maintenance of this equipment is to be coordinated through those departments. Monitoring equipment is to be used by trained personnel; training is available through the Corporate Safety Department.

28.4.4                  The following are examples of operations that, when performed in a confined space, may create an oxygen deficiency or a toxic/flammable hazard:

28.4.4.1 Welding (i.e. inert gas/oxygen deficiency; nickel/chrome/toxic environment), consult the AWS “Safety in Welding and Cutting”, Part I, Chapter 5 for detailed information on this.

28.4.4.2 Sandblasting;

28.4.4.3 Painting/applying adhesives, solvents, etc.;

28.4.4.4 Cutting (i.e. stainless/chromium);

28.4.4.5 Insulating.

28.5                                VENTILATION/EXHAUST

Ventilation/exhaust is to be established to ensure the necessary volume and velocity of exhaust air, to provide an adequate supply of fresh air and to remove unsafe concentrations of contaminants from a permit required confined space.

28.6                                COMMUNICATIONS

28.6.1                  Constant communications must be maintained with all personnel in permit required confined spaces by personnel outside those areas. This is to be accomplished by one or more of the following methods:

28.6.1.1        Visual surveillance;

28.6.1.2        Voice communication ; or

28.6.1.3        Telephone/radio communication.

28.6.2                  Communication equipment used in a potentially explosive atmosphere is to meet the requirements of the National Electrical Code.

3

28.7                                PERSONAL PROTECTIVE EQUIPMENT

28.7.1                           Work and rescue equipment, including lifelines, safety belts, respirators, stretchers, etc., is to be immediately available during permit required confined space work. This equipment should be selected based on the potential hazards associated with the work.

28.7.2                           Hearing protection may be required when working in confined spaces. Refer to the Hearing Conservation Policy in this manual.

28.7.3                           Where toxic concentration limits have been exceeded or an oxygen deficiency exists and acceptable engineering control measures such as ventilation are not feasible, respiratory protection is to be worn. Respirator selection and use will be in compliance with the Respiratory Protection section of this manual.

28.8                                LIGHTING/ELECTRICAL

28.8.1                           Lighting is to be provided in permit required confined spaces where there is insufficient natural light. Supplementary lighting is to be provided at all points of access when existing light levels do not provide adequate visibility.

28.8.2                           For work areas that may contain an explosive/flammable atmosphere, lighting systems, fixtures, switches, and equipment used therein shall conform to Article 500 of the National Electrical Code. Alternatively, explosion proof flashlights may be used.

28.8.3                           In areas of high moisture, 12 volt portable electric lighting is to be used.

28.9                                TRAINING

28.9.1                           TIC will train all employees working in permit required confined spaces. Additional training will be required whenever the worker’s duties or the working conditions change. Prior to entering permit required confined spaces, employees are to be trained in:

28.9.1.1     Respirator use, if required;

28.9.1.2     Fire prevention and the use of selected fire suppression equipment;

28.9.1.3     The hazards and safe work practices specific to each confined space entry;

28.9.1.4     Emergency evacuation procedures.

28.9.2                           All confined space training is to be documented on the TIC Training Documentation Form (Form PL-1 5). The Corporate Safety Department is available to coordinate and/or provide confined space training.

28.10                          PERMITS

28.10.1                     A permit is to be completed and signed by the entry supervisor before any work may begin in a permit required confined space. The permit will be posted at the entrance to the confined space. Each authorized employee is to sign the permit and indicate the time of entry and exit. A copy of the permit is attached.

28.10.2                     The duration of the permit may not exceed the time required to complete an assignment. The entry supervisor is to terminate entry and cancel the permit when an assignment has been completed or when new conditions exist. Each canceled entry permit is to be retained in the project files.

4

28.11                          FIRE PROTECTION

28.11.1                     Fire protection is to be provided in permit required confined spaces at all times. Refer to the Fire Prevention section of this manual for general information concerning fire prevention.

28.11.2                     Access ladders, floors and equipment constructed out of combustible materials are to be protected, covered or wrapped with a flame-retardant material.

28.11.3                     Flammable liquids are to be stored in approved (UL or FM) containers or dispensers. The amount of flammable liquid(s) in a confined space is not to exceed the amount necessary to perform the immediate work assignment.

28.11.4                     Rated fire extinguishers are to be located in appropriate locations. Where extreme fire potential exists, a charged fire hose is to be readily available for immediate use. Oxygen, acetylene or other fuel gas cylinders are not to be taken into confined spaces. Flammable gas equipment, hoses, torches, etc., are to be free of defects and inspected prior to use. To eliminate the risk of fire as a result of gas escaping through leaking or improperly closed torch valves, the gas supply to a torch should be shut off whenever the torch is not in use. Fuel gas and oxygen hoses are to be removed from confined spaces before they are disconnected from the torch and at the end of a shift.

28.11.5                     A firewatch is to be stationed during all welding, burning and heating operations to monitor for fires and to ensure that, during and after the operations, there are no fire conditions present.

28.11.6                     Whenever hot work is performed inside a confined space, a hot work permit is required.

28.12                          LOCKOUT PROCEDURE

28.12.1                     All electrical systems, process lines, pipes or other conveyance of flammable and/or toxic materials into a permit required confined space shall be positively locked and tagged out in accordance with the Lockout/Tagout Policy section of this manual.

28.13                          RESCUE

28.13.1                     Emergency rescue must be anticipated and a rescue plan developed for each permit required confined space. In the event of an emergency, the site manager and entry supervisor will coordinate and work with emergency rescue personnel. Employees are to be trained in the rescue plan and escape procedures. All rescuers are to be certified in first aid and CPR.

28.13.2                     If the rescue plan incorporates non-entry rescue procedures, workers authorized to enter the space are to wear a chest or full body harness with a retrieval line attached to the center of their backs near shoulder level, or above their heads. Wristlets may be used if the use of a chest or full body harness is infeasible or creates a greater hazard. One end of the retrieval line will be attached to a mechanical device or to a fixed point outside the space. A mechanical personnel retrieval system must be available to retrieve personnel from vertical confined spaces more than 5 feet deep.

28.14                          ATTENDANTS

28.14.1                     TIC will provide at least one trained attendant outside a permit required confined space during work operations. The attendant shall:

5

28.14.1.1                    Remain outside the space until relieved by another attendant.

28.14.1.2                    Perform all rescues specified by TIC’s rescue procedure.

28.14.1.3                    Know potential hazards, including the method, symptoms and consequences of exposure.

28.14.1.4                    Maintain communication with and document workers entering the space.

28.14.1.5                    Order evacuation of the space whenever: a prohibited condition exists, a worker shows physiological signs of hazard exposure, an emergency outside the space exists, or the attendant cannot effectively and safely perform required duties.

28.14.1.6                    Summon rescue and other services during an emergency.

28.14.1.7                    Secure the space from entry by unauthorized personnel.

28.14.1.8                    Inform entry supervisor of any unauthorized entry.

28.14.1.9                    Perform no other duties that would interfere with these duties.

28.14.2                     Attendants may be assigned to monitor more than one space provided the duties described above can be effectively performed for each space. However, if multiple spaces are monitored by a single attendant, TIC will include on the permit the procedures for the attendant to respond to an emergency affecting one or more of the permit spaces.

28.15                          DUTIES OF WORKERS AUTHORIZED TO ENTER A PERMIT REQUIRED CONFINED SPACE

28.15.1                     The authorized worker shall:

28.15.1.1                    Know potential hazards, including the method (e.g., inhalation or dermal absorption), symptoms, and consequences of exposure.

28.15.1.2                    Use personal protective equipment properly.

28.15.1.3                    Maintain communication with attendants.

28.15.1.4                    Immediately exit the permit space whenever instructed by an authorized person, the worker recognizes the warning signs or symptoms of exposure, a prohibited condition exists, or an automatic alarm is activated.

28.15.1.5                    Alert the attendant when a prohibited condition exists or when warning signs or symptoms of exposure occur.

28.15.1.6                    Be trained in the emergency response plan and be available to assist in emergency operations and worker retrieval.

28.16                          ENTRY SUPERVISOR’S DUTIES

28.16.1                     An entry supervisor is to be designated for each permit required confined space entry. The entry supervisor shall:

6

28.16.1.1       Know potential hazards including the method, symptoms and consequences of exposure.

28.16.1.2       Verify emergency plans and specified entry conditions such as permits, tests, procedures, and equipment before allowing entry.

28.16.1.3       Terminate entry and cancel permits when operations are completed or if a new condition exists.

28.16.1.4       Take appropriate measures to remove unauthorized personnel.

28.16.1.5       Ensure that operations remain consistent with the permit and that acceptable conditions are maintained.

28.16.1.6       Ensure that all attendants and authorized workers are adequately trained and have the necessary personal protective equipment before entry into the confined space.

28.17                          APPENDIX

A. Confined Space Entry Permit

7

APPENDIX A

CONFINED SPACE ENTRY PERMIT

8

Office Safety
Safe Work Practice
CORPORATE SAFETY MANAGEMENT PROGRAM	Procedure Revision Date	11/2000

29.0 OFFICE SAFETY

PROCEDURE TABLE OF CONTENTS

29.1	PURPOSE	2
29.2	SCOPE	2
29.3	GUIDELINES FOR OFFICE EQUIPMENT AND LAYOUT	2
29.4	PHYSICAL AND ERGONOMIC HAZARDS	3

This policy is not part of a manual subject to controlled distribution and may become out of date. Please refer to the TIC Intranet or contact the Corporate Safety Department to verify this policy.

1

29.1                                     PURPOSE

This procedure establishes the guidelines for providing safety in both general office and project office locations.

29.2                                     SCOPE

Responsibility for administering these guidelines rests with the project or office manager.

29.3                                     GUIDELINES FOR OFFICE EQUIPMENT AND LAYOUT

29.3.1          Office and workstation layout should be established by following the guidelines for efficiency, convenience, and safety listed below.

29.3.1.1       Office Machines

Machines should not be placed near the edge of tables or desks. Machines that creep or vibrate during operation should be secured in a manner to prevent movement.

29.3.1.2       Heavy Equipment/Files

Equipment/files should be placed against walls or columns. File cabinets should be bolted together or fastened to the floor or wall. Care must always be taken not to overload top drawers.

29.3.1.3       Electrical

Electrically operated machines and extension cords require that outlets and extension cords be arranged to avoid tripping hazards. If extension cords are required, they must be secured and covered to eliminate tripping hazards.

29.3.1.4       Material Storage

Materials should be stored so that in gaining access to these materials, normal office traffic is not interrupted. Materials should be stored neatly so that they will not fall or cause a tripping hazard.

Flammable or hazardous liquids used in offices must be stored and dispensed from approved safety containers. Bulk storage must be in a properly constructed fire rated cabinet.

29.3.1.5       Lighting and Ventilation

Adequate lighting and ventilation must be provided in accordance with applicable standards.

29.3.1.6       Ladders/Stools

Ladders and stools used for reaching high storage should have either non-skid safety feet attached or be equipped with breaks that automatically lock when weight is applied.

29.3.1.7       Fire Protection

Good housekeeping is essential in preventing fires. Portable fire extinguishers must be conspicuously located and kept in a fully operable condition. A fire emergency procedure and a basic emergency plan must be developed for each office.

2

Emergency phone numbers for fire, police or medical emergencies must be posted in each office area.

29.4                                     PHYSICAL AND ERGONOMIC HAZARDS

Ergonomics, or human factors engineering, refers to the physical relationship between the employee and the work environment. By providing the employee with a work area and equipment that account for physical concerns of the employee, injuries and illnesses may be prevented.

29.4.1                                        Office Work Stations

29.4.1.1                  Employees who work long, uninterrupted hours at computer terminals may experience eye, shoulder, neck, and upper body strain.

29.4.1.1.1     Eye Strain

29.4.1.1.1.1   Provide employees with adequate lighting.

29.4.1.1.1.2   Provide employees performing typing and data entry with document holders.

29.4.1.1.2     Neck and Shoulder Strain

29.4.1.1.2.1   Provide employees with chairs with adequate back support.

29.4.1.1.2.2   Computer terminals should be adjusted to reduce unnecessary motion and muscle strain.

29.4.1.1.3     Carpal Tunnel Syndrome

29.4.1.1.3.1                       Carpal Tunnel Syndrome is an inflammation of the nerves between the hand and forearm. It may be caused by constant repetitive motion of the hand and wrist, such as that done by typists and computer keyboard operators.

29.4.1.1.3.2                       Supervisors are to:

29.4.1.1.3.2.1                Make sure when typing for long periods of time that the angle between the wrist and hand is as straight as possible.

29.4.1.1.3.2.2                If employees perform repetitive motion for long periods of time, a 15-minute typing/keyboard break is to be provided every two hours.

29.4.2                        Lifting Hazards

29.4.2.1   The most common injury to office personnel is back strain due to lifting.

29.4.2.2   To prevent lifting injuries:

29.4.2.2.1                   Avoid lifting heavy objects alone - get assistance.

3

29.4.2.2.2                  Store file boxes, paper waste, equipment, and materials in locations, which make lifting them easy. Avoid storing heavy objects on overhead shelves.

4

EXHIBIT K - FORM OF CORPORATE GUARANTEE

CORPORATE GUARANTY

, a               corporation (“Contractor”), and           , a                  company (“Owner”) entered into a                                                agreement dated                      , 20      , (the “Agreement”).

WHEREAS, Contractor is a corporate affiliate of              , a                       corporation (the “Guarantor”); and

WHEREAS, Guarantor will derive direct and indirect benefit from Contractor entering into the Agreement; and

WHEREAS, as a condition to Owner’s entering into the Agreement Owner requires that Guarantor execute this Parent Guaranty.

NOW THEREFORE, Guarantor agrees as follows:

1.             Guarantor irrevocably guarantees the full and timely performance by Contractor of all its obligations, terms, provisions, conditions, and stipulations under the Agreement, as now or hereafter amended (the “Obligations”), and hereby undertakes that if Contractor shall in any respect fail to pay, perform and observe all of the Obligations of the Agreement, Guarantor shall (i) pay or perform or have paid or performed all Obligations as required by the Agreement, without any requirement that Owner first proceed against Contractor, and (ii) reimburse Owner for any expenses incurred in enforcing its rights under this Parent Guaranty against Guarantor, in each case upon five (5) business days following Guarantor’s receipt of written notice of Contractor’s failure to pay or perform an Obligation, or an itemization of such expenses incurred. This Parent Guaranty constitutes a guarantee of payment when due and not of collection.

2.             The obligations of Guarantor under this Parent Guaranty shall be primary, absolute and unconditional obligations of Guarantor, independent of the obligations of Contractor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim Guarantor may have against Contractor. To the fullest extent permitted by applicable law this Parent Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(a)           any termination, amendment or modification of or deletion from or addition to or other change in the Agreement or any other instrument or agreement applicable to any of the parties to the Agreement;

(b)           any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to Contractor, Guarantor, Owner or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(c)           any merger or consolidation of Contractor or Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of Contractor or Guarantor to any other person;

(d)           any change in the ownership of any interests of Contractor or any change in the relationship between Contractor and Guarantor, or any termination of such relationship;

1

(e)           any failure of Contractor to conform with any provision of the Agreement or any other agreement; or

(f)            any failure or delay on the part of Owner to enforce any right under the Agreement.

3.              The Guarantor unconditionally waives, to the extent permitted by applicable law,

(a)           notice of any of the matters referred to in Section 2;

(b)           notice to Guarantor of any breach or default with respect to the Agreement or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of Owner against the Guarantor;

(c)           any requirement to exhaust any remedies;

(d)           any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against Guarantor.

4.             This Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, to Owner is rescinded, invalidated, declared to be fraudulent or preferential, or must otherwise be returned, refunded, repaid or restored by Owner upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Contractor or Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Contractor or any substantial part of its property, or otherwise, all as though such payments had not been made.

5.             Guarantor agrees that any and all present and future debts or obligations of any nature whether arising in connection herewith or otherwise of Contractor to Guarantor are subordinated to the claims of Owner with respect to the Agreement. Guarantor agrees to be bound by any findings of fact or final award or judgment (rendered under arbitration or otherwise) made against Contractor under the Agreement, or any settlement reached by Owner and Contractor.

6.             The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties.

7.             This Parent Guaranty shall be binding upon Guarantor and its successors and assigns.

8.             This Parent Guaranty shall be governed by, and construed and interpreted in accordance with the law of the State of Idaho. Venue for any action to enforce this Parent Guaranty shall be in a court of competent jurisdiction in Idaho. Both parties to this Parent Guaranty waive all rights to a trial by jury in any action arising out of or relating to the Parent Guaranty.

9.             This Parent Guaranty and the terms, covenants and conditions hereof shall be binding upon Guarantor and its successors and shall inure to the benefit of Owner and its successors and assigns. Guarantor shall not be permitted to assign or transfer any of its rights or obligations under this Parent Guaranty, except pursuant to a merger or consolidation in which (i) Guarantor is the survivor, or (ii) the surviving entity, if not Guarantor, is organized under the laws of the United States or a state thereof and explicitly assumes all obligations of Guarantor under this Parent Guaranty.

10            Notwithstanding any other provision of this Parent Guaranty, Guarantor’s undertakings and obligations hereunder with respect to the Agreement are derivative of and not in excess of the Contractor’s obligations under the Agreement and the Guarantor retains all rights, claims, defenses, and limitations of liability possessed by Contractor under the terms of the Agreement or arising from the parties’ performance or failure to perform thereunder and shall be entitled to assert any contractual defenses that would have been available to the Contractor under the Agreement, except that no defense previously raised by Contractor which has been fully adjudicated, determined or settled in accordance with the terms of the Agreement may be raised by Guarantor, and no cure period previously used by Contractor may be used or relied upon by Guarantor.

2

IN WITNESS WHEREOF, Guarantor has caused this Parent Guaranty to be signed in the name and on behalf of Guarantor by its authorized representative as of this                day of                             , 20      .

By:

Title:

3

EXHIBIT L

PROJECT SCHEDULE

Activity ID	Activity Name	Target Start	Target Finish
***	***	***	***

***

* 3 pages omitted

EXHIBIT M

ENGINEERED EQUIPMENT

***

* 8 pages omitted

EXHIBIT N

FORM OF NOTICE OF SUBSTANTIAL COMPLETION

NOTICE OF SUBSTANTIAL COMPLETION

Boise Power Partners Joint Venture (“Contractor”), under the agreement between Idaho Power Company (“Owner”) and Contractor dated                                    , (“Contract”) hereby certifies that on the          day of                           , 20    , the requirements for Substantial Completion contained in Article 9 of the Contract have been achieved.

IN WITNESS THEREOF, Contractor has executed and delivered this Certificate through its duly authorized representative as of the          day of                           , 20    .

BOISE POWER PARTNERS JOINT VENTURE

By:

Title:

ACCEPTANCE

Owner hereby accepts the foregoing Certificate and confirms that acceptance of this Certificate constitutes agreement that Substantial Completion has been achieved pursuant to the provisions of Article 9 of the Contract.

IN WITNESS WHEREOF, Owner has executed and delivered this Certificate through its duly authorized representative as of the          day of                                         , 20    .

IDAHO POWER COMPANY

By:

Title:

EXHIBIT O

FORM OF NOTICE OF FINAL COMPLETION

NOTICE OF FINAL COMPLETION

Boise Power Partners Joint Venture (“Contractor”), under the agreement between Idaho Power Company (“Owner”) and Contractor dated                         , (“Contract”) hereby certifies that on the          day of               , 20    , the requirements for Final Completion contained in Article 9 of the Contract have been achieved. All required supporting documentation is attached to this Certificate.

IN WITNESS WHEREOF, Contractor has executed and delivered this Certificate through its duly authorized representative as of the          day of                           , 20    .

BOISE POWER PARTNERS JOINT VENTURE

By:

Title:

ACCEPTANCE

Owner hereby accepts the foregoing Certificate and confirms that acceptance of this Certificate constitutes agreement that the Final Completion has been achieved pursuant to the provisions of Article 9 of the Contract.

IN WITNESS WHEREOF, Owner has executed and delivered this Certificate through its duly authorized representative as of the          day of                           , 20    .

IDAHO POWER COMPANY

By:

Title:

EXHIBIT P

T&M RATE SHEET

EXHIBIT “A” - LABOR RATES

Project : Idaho Power	Current as of :	Aug 1, 2008
Location : Boise , ID	Expiration Date	Jul 31, 2009

Classification	Base Rate/Hr	Overtime Rate/Hr	Subsistence Rate/Day

Senior Construction Manager	***	***	***
Project Manager	***	***	***
Construction Manager	***	***	***
Proj Superintendent I	***	***	***
Proj Superintendent II	***	***	***
Proj Superintendent III	***	***	***
Proj Superintendent IV	***	***	***
Senior Project Engineer	***	***	***
Proj Coord & Proj Engr I	***	***	***
Coord/Field Engr II	***	***	***
Coord/Field Engr III	***	***	***
Coord/Field Engr IV	***	***	***
Office Manager	***	***	***
Safety Manager	***	***	***
Material Manager	***	***	***
QC Manager	***	***	***
QC Inspector	***	***	***
Instr Technician Level 1	***	***	***
Instr Technician Level 2	***	***	***
Instr Technician Level 3	***	***	***
General Foreman	***	***	***
Craft Foreman	***	***	***
Leadman	***	***	***
Licensed Journeyman	***	***	***
Heavy Crane Operator	***	***	***
Craftsman Level 1	***	***	***
Craftsman Level 2	***	***	***
Craftsman Level 3	***	***	***
Helper Level 1	***	***	***
Helper Level 2	***	***	***
Helper Level 3	***	***	***
Laborer	***	***	***
Safetyman	***	***	***
Warehouseman	***	***	***
Toolman	***	***	***
Field Clerk	***	***	***

Notes:

Subsistence will be invoiced at the rates above plus applicable payroll taxes for only those employees brought onto the jobsite from outside of the local area

Overtime is billed for all hours over 40 per week and for all hours worked on holidays recognized by the owner.

The assigned Emergency Medical Technician will be billed at an additional ***

Safety Material and consumables are included in the above hourly unit labor rates.

Materials will be billed at ***.

Subcontractors will be billed at ***.

The Industrial Company,	Rev Date: 1/24/08 Computer: File: Boise CC Power Project

ATTACHMENT A2 TO EXHIBIT A

Labor Rates - KPE (Engineers & Consultants)

Billing Rates
MSA Fee Schedule	Current as of: March 24, 2008
Expiration Date: April 1, 2009

Professional Level	Staff Type	Hourly Rate
Corporate Principal	CO	***
Senior Principal Engineer / Sr. Technician	EG9	***
Principal Engineer / Sr. Technician	EG8	***
Procurement Manager		***
Senior Design Engineer / Sr. Technician	EG7	***
Design Engineer! Sr. Technician	EG6	***
Staff Design Engineer / Technician	EG5	***
Purchasing Manager		***
Senior Staff Engineer / Technician	EG4	***
Staff Engineer / Technician	EG3	***
Senior Engineer / Technician	EG2	***
Engineer / Technician	EG1	***
Procurement Engineer		***
Business Manager		***
Technician / Executive Assistant	DR7	***
Technician / Executive Assistant	DR6	***
Senior - Designer / Secretary	DR5	***
Designer	DR4	***
Administrative Asst/Clerk		***
Senior Draftsperson	DR3	***
Draftsperson	DR2	***
Junior Draftsperson	DR1	***
Senior - Designer / Secretary	CL6	***
Designer / Secretary	CL5	***
Senior - Draftsperson / Word Proc / Clerk	CL4	***
Draftsperson / Word Proc / Clerk	CL3	***
Junior Draftsperson I Junior Clerk	CL2	***
Clerk - Typist	CL1	***

Related expenses will be charged as follows:

1.  Non-exempt KPE employees will be invoiced at *** for overtime worked on the Services. Exempt KPE employees will be invoiced at *** for overtime worked on the Services.

2.  Any subcontracted portions of the Services will be invoiced at ***.

3.  Services related to meal costs will be invoiced at *** (lunch meetings, etc.). Travel costs including airfare, hotel expense, rental car, per diem, etc. will be invoiced at ***.

4.  ***, applied to all staff hours spent on the Services, will be invoiced to cover Other District Costs (ODC), including document reproduction costs, long distance phone charges, office supplies, routine computer usage and courier expenses.

5.  Purchase of specialized computer software required for the Services shall be invoiced at ***, with prior written approval from IPC. Laser scanning equipment will be invoiced at ***. Written approval for the use of laser scanning equipment shall be obtained from IPC, prior to its use.

6.  Invoices will be prepared by the fifteenth of each month and will include all charges accrued to the project during the previous calendar month. Late payments shall be subject to interest at a rate equal to ***, beginning on the due date until the date on which payment is received by Contractor,

TIC The

industrial Company.

RENTAL RATE
CLASS	DESCRIPTION	MONTHLY	WEEKLY	HOURLY
03 PNEUMATIC
03A0220	COMPRESSOR,100-200 CFM,DIESEL	***	***	***
03A0420	COMPRESSOR.300-400 CFM,DIESEL	***	***	***
03A0440	COMPRESSOR.300-400 CFM,ELECTRIC	***	***	***
03A0620	COMPRESSOR,800-1000 CFM,DIESEL	***	***	***
03A2110	COMPRESSOR,300-500 PSI,GASOLINE	***	***	***
03B0120	COMPRESSOR.1000-1500 CFM,DIESEL	***	***	***
0301100	TUGGER,0-1 TON,AIR	***	***	***
0301200	TUGGER,2-4 TON,AIR	***	***	***
03D1300	TUGGER,5-10 TON.AIR	***	***	***
03D1500	TUGGER,15-20 TON,AIR	***	***	***
03D2300	AIR HOIST,10 TON,501IFT	***	***	***
03E1200	AIR IMPACT WRENCH,1.5"	***	***	***
03E1300	AIR IMPACT WRENCH.2.5"	***	***	***
03E2000	AIR SAW,RECIPROCATING	***	***	***

04 CRUSHERS & CONVEYORS
04Al220	SCREEN PLANT,80-99 TPH,DIESEL	***	***	***
04B1220	BEDDING CONVEYOR	***	***	***

05 ASPHALT & PAVING
05A2301	ASPHALT MILL ATTACHMENT,2-4'	***	***	***

06 COMPACTION
06A0110	TAMPER,100-150#	***	***	***
0600320	COMPACTOR,HOLLER,55-70"	***	***	***
0600520	COMPACTOR,ROLLER,80-90"	***	***	***

07 CONCRETE
07Al200	MORTAR MIXER,6-9 CU FT	***	***	***
07B1100	CONCRETE BUCKET,BTM/DMP .75-1CY	***	***	***
07B1300	CONCRETE BUCKET,BTM/DMP 1.25-2CY	***	***	***
07B2000	CONCRETE BUCKET,LAYDOWN	***	***	***
0701112	CONCRETE SCREED.TUBULAR,GASOLINE	***	***	***
0701113	SCREED,FIAZORBACK	***	***	***
0701321	SCREED,ROLLER TRAVELING	***	***	***
0701422	SCREED,HYDRAULIC FINISH	***	***	***
0701140	REBAR BENDER,#2-#8 BAR ELEC	***	***	***
0702140	REBAR BENDER,#2-#8 BAH HNDHLD	***	***	***
07E1430	GROUT PUMP,4-5 CU YD.PNEUMATIC	***	***	***
07F1210	CONCRETE SAW,5-7" WET CUT	***	***	***
07F1410	CONCRETE SAW,10-12" WET CUT	***	***	***
07F2040	CONCRETE SAW,SOFTCUT.ELECTRIC	***	***	***

08 DRILLING
08A1140	CORE DRILL,2-12" DIAMETER	***	***	***
08B1421	BORING SYSTEM,30-36",AUGER,DIESEL	***	***	***
08B1742	BORING SYSTEM,72",TUNNEL	***	***	***
08B1743	BORING SYSTEM,72",JACKING	***	***	***

09 EARTHMOVING
09A0420	MOTOR GRADER,130-150 HP	***	***	***
09B1320	WHEEL LOADER,2.5-3.0CY	***	***	***
09B1420	WHEEL LOADER.3.0-3.5CY	***	***	***
09B1520	WHEEL LOADER,3.5-4.0CY	***	***	***
09B1620	WHEEL LOADER,4.0-5.0CY	***	***	***
09B1820	WHEEL LOADER.6.0-6.5CY	***	***	***
0901220	BACKHOE/LOADER,.75-1CY	***	***	***
09C1320	BACKHOE/LOADER.1-1.25CY	***	***	***
09C1420	BACKHOE/LOADER,1.25-1.50CY	***	***	***
09C1520	BACKHOE/LOADER,1.50-2.0CY	***	***	***
09D0420	DOZER,60-84 HP	***	***	***
09D0620	DOZER,85-104 HP	***	***	***
09D0820	DOZER,150-170 HP	***	***	***
09E1320	LOADER,SKIDSTEER 36-45HP	***	***	***
09G1250	COMPACTOR ATTACHMENT,3-6K#,HYDRAULIC	***	***	***
09G2250	BREAKER ATTACHMENT,500-700FT4,HYDRAULIC	***	***	***
0921000	BEDDING BOX	***	***	***
09Z1220	FARM TRACTOR,4-60 HP,2X4,DIESEL	***	***	***

10 EXCAVATING
10A0120	EXCAVATOR, 5-9K#,MINI	***	***	***
10A0220	EXCAVATOR. 10-14K#,MINI	***	***	***
10A0320	EXCAVATOR,20-30K#	***	***	***
10A0520	EXCAVATOR,40-50K#	***	***	***
10A0620	EXCAVATOR,50-60K#	***	***	***
10A0720	EXCAVATOR,60-80K#	***	***	***
10A0820	EXCAVATOR,80-90K#	***	***	***
10A0920	EXCAVATOR.90-100K#	***	***	***
10B0320	EXCAVATOR,130-150K#	***	***	***
10130520	EXCAVATOR,180-190K4	***	***	***
10C1100	COMPACTOR WHEEL ATTACHMENT,12-48"	***	***	***
10C1350	COMPACTOR ATTACHMENT,20-251<#.HYDRAULIC	***	***	***
1002250	BREAKER ATTACHMENT,4-5K#,HYDRAULIC	***	***	***
10C3250	DRILL ATTACHMENT,10-15KFT#,HYDRAULIC	***	***	***
1004350	CONVEYOR ATTACHMENT,60-80K# EXCAVATOR	***	***	***
1004450	CONVEYOR ATTACHMENT,90-100K# EXCAVATOR	***	***	***
10C4650	CONVEYOR ATTACHMENT,130-150K# EXCAVATOR	***	***	***
1004850	CONVEYOR ATTACHMENT,180-200K# EXCAVATOR	***	***	***

1021200	BUCKET,.75-1CY,CLAMSHELL	***	***	***
10Z1500	BUCKET.2.5-3CY,CLAMSHELL	***	***	***
10Z2000	BUCKET,SLASH BLADE	***	***	***
10Z3300	BUCKET.1-1.5CY,ROCK GRAPPLE	***	***	***

11 GENERATORS
11A0210	GENERATOR,5-7KW,GASOLINE	***	***	***
11 B0320	GENERATOR,30-40KW,DIESEL	***	***	***
11B0420	GENERATOR,40-50KW,DIESEL	***	***	***
11 B0520	GENERATOR.50-60KW,DIESEL	***	***	***
11B0820	GENERATOR,250-300KW,DIESEL	***	***	***
1100220	LIGHT TOWER.4-6 KW	***	***	***

12 HOISTS & MANLIFTS
12A0240	MANLIFT,40-50[1],ELECTRIC	***	***	***

13 LIFTING
13Al220	CRANE,10-14 TON,HYDRAULIC,RT	***	***	***
13A1320	CRANE,15-19 TON,HYDRAULIC,RT	***	***	***
13A1520	CRANE,20-29 TON,HYDRAULIC,RT	***	***	***
13A1620	CRANE,40-50 TON.HYDRAULIC,RT	***	***	***
13A1720	CRANE.50-55 TON,HYDRAULIC,RT	***	***	***
13A1820	CRANE.55-60 TON,HYDRAULIC,RT	***	***	***
13A1920	CRANE,70-79 TON,HYDRAULIC,RT	***	***	***
13A2120	CRANE,6-9 TON,HYDRAULIC,CARRYDECK	***	***	***
13B0220	BOOMTRUCK,10-13 TON	***	***	***
13B0320	BOOMTRUCK,14-17 TON	***	***	***
13B0520	BOOMTRUCK,23-28 TON	***	***	***
13B1320	CRANE.14-17 TON.TRACTOR MTD	***	***	***
1301221	CRANE,40-50 TON,LAT BOOM, MECH,CRAWLER	***	***	***
1301321	CRANE,50-80 TON,LAT BOOM,MECH,CRAWLER	***	***	***
13C1422	CRANE,80-99 TON,LAT BOOM,HYD,CRAWLER	***	***	***
1301521	CRANE,100-125 TON,LAT BOOM,MECH,CRAWLER	***	***	***
1301522	CRANE,100-125 TON,LAT BOOM,HYD,CRAWLER	***	***	***
1301621	CRANE,150-175 TON,LAT BOOM,MECH,CRAWLER	***	***	***
1301622	CRANE,150-175 TON,LAT BOOM,HYD,CRAWLER	***	***	***
1301821	CRANE.225-250 TON.LAT BOOM,MECH,CRAWLER	***	***	***
1301822	CRANE,225-250 TON.LAT BOOM,HYD,CRAWLER	***	***	***
13E1321	CRANE.60-70 TON.LAT BOOM,MECH,TRUCK	***	***	***
13E1421	CRANE,80-90 TON,LAT BOOM,MECH,TRUCK	***	***	***
13F1200	FORKLIFT,4-6K#,YARD	***	***	***
13F1300	FORKLIFT.7-9K#,YARD	***	***	***
13E1620	FORKLIFT.20-29K#.YARD	***	***	***
13E1820	FORKLIFT,50-59K#, YARD	***	***	***
13F2320	FORKLIFT,8-9K# RT TELE BOOM	***	***	***

13F2420	FORKLIFT,10-11K# RT TELE BOOM	***	***	***
13F2520	FORKLIFT,12-14K# RT TELE BOOM	***	***	***
13G1100	MANBASKET,CRANE LOADLINE	***	***	***
13G2501	SPREADER BAR ENDS.40-59 TON.4"	***	***	***
13G2601	SPREADER BAR ENDS,80-100 TON,6[1]'	***	***	***
13G2701	SPREADER BAR ENDS,275-300 TON,8"	***	***	***
13G3300	EQUALIZER LINKS,30-50 TON	***	***	***
13Z1342	CRANE,15-20 TON, PEDESTAL	***	***	***
13Z3042	SLIDE BEAM SET,HYDRAULIC	***	***	***
13Z4242	JACK SYSTEM,150-250 TON,HYDRAULIC	***	***	***
13Z4342	JACK SYSTEM,250-350 TON,HYDRAULIC	***	***	***

14 MARINE
14A1300	CRANE BARGE, 120' x 40'	***	***	***
14A1400	CRANE BARGE, 160' x 52[1]	***	***	***
14A2200	DECK BARGE, 128' x 32'	***	***	***
14A3100	WORKBARGE, 8' x 20' x, 2'	***	***	***
14B1100	FLEXIFLOAT,20',S-70 SERIES	***	***	***
14B1200	FLEXIFLOAT,40',S-70 SERIES	***	***	***
14B2300	FLEXIBARGE,2 - 3.5K SQ'	***	***	***
14B2400	FLEXIBARGE,3.5 - 4K SQ'	***	***	***
14B2500	FLEXIBARGE,4 - 4.5K SQ'.	***	***	***
14B2600	FLEXIBARGE,4.5 - 5K SQ'	***	***	***
14B2700	FLEXIBARGE,5 - 5.5K SQ1	***	***	***
14B2800	FLEXIBARGE.5.5 - 6K SO'	***	***	***
14B3000	FLEXIFLOAT, SPUDWELL	***	***	***
14C1000	JACKBOAT, 12' x 4' x 1.5'	***	***	***
14C2201	SKIFF, 16-20',OUTBOARD	***	***	***
14C3520	TUGBOAT. 300-400 HP	***	***	***
14Z1200	ANCHOR, 2T	***	***	***

15 PILE DRIVING
15A0001	HAMMER LEADS	***	***	***
15A1400	HAMMER,VIBRO,20-49 TON	***	***	***
15A1500	RAMMER,VIBRO,50-79 TON	***	***	***
15A1700	HAMMER,VIBRO,100-120 TON	***	***	***
15A1800	HAMMER,VIBRO,121-150 TON	***	***	***
15A2120	HAMMER,DSL,40-50K FT.LBS.	***	***	***
15A2220	HAMMER,DSL 70-80K FT.LBS.	***	***	***
15A2320	HAMMER,DSL,100-110K FT.LBS.	***	***	***
15B1202	HYD.DRILL,30-60K FT.LBS.	***	***	***
15C1300	JET PUMP, 6"	***	***	***
***
16 PUMPS
16A1140	PUMP,2",SUBMERSIBLE	***	***	***
16A1440	PUMP,6",SUBMERSIBLE	***	***	***
16A2110	PUMP,4[1]',TRASH	***	***	***
16A2220	PUMP,6[11],DSL,TRAILER	***	***	***
16A2320	PUMP,8",DSL,TRAILER	***	***	***
16A3100	TEST PUMP,1000-3000PSI	***	***	***
16Z1020	AIRLOCK TEST SYSTEM,DSL	***	***	***

16Z2000	MANHOLE TESTER	***	***	***

17 ROAD MAINTENANCE
17Al200	SVVEEPER,3-50Y,DUAL ENGINE	***	***	***

18 WELDING & STRUCTURAL
18A0110	WELDER,150-200 AMP, GASOLINE	***	***	***
18A0220	WELDER.250-300 AMP DIESEL	***	***	***
18A0420	WELDER,400-500 AMP DIESEL	***	***	***
18B0240	WELDER,250-300 AMP INVERTER	***	***	***
18B0340	WELDER,300-400 AMP INVERTER	***	***	***
18E2640	WELDER,600 AMP,3PAK.RECTIFIER	***	***	***
1801040	WELDER RACK,4 PAK,INVERTER	***	***	***
1802001	WELDER.MIG,HEAVY DUTY	***	***	***
1802002	WELDER,MIG,VOLTAGE SENSING	***	***	***
1803000	WELDER,PIN TYPE	***	***	***
1804000	WELDER,MAGNETIC TRACK	***	***	***
1805041	ORBITAL WELDER.POWER SOURCE.THINWALL	***	***	***
1805112	ORBITAL WELDER,WELDHEAD,1/8-1" THINWALL	***	***	***
1805212	ORBITAL WELDER,WELDHEAD,2-6" THINWALL	***	***	***
1805223	ORBITAL WELDER.1-6" PJPE,TIG	***	***	***
1805323	ORBITAL WELDER,2-10" PIPE,TIG	***	***	***
18D0240	PLASMA CUTTER,50-100 AMP	***	***	***
18D1040	CUTTING TORCH.FLEX TRACK,MAG	***	***	***
18E0141	WRENCH,1-2KFT#,HYDRAULIC	***	***	***
18E0241	WRENCH,3-4KFT#,HYDRAULIC	***	***	***
18E0341	WRENCH,5-7KFT#,HYDRAULIC	***	***	***
18E0441	WRENCH,8-10KFT#,HYDRAULI0	***	***	***
18E1541	PUMP,HYDRAUL1C WRENCH	***	***	***
18E2241	WFIEN01-1.3-4KFT#,HYDRAULI0,2 HEAD	***	***	***
18E2441	WRENCH,8-10KFT#,HYDRAULI0,2 HEAD	***	***	***
18E3141	WRENCH,.5-1.5KFT#,HYDRAULIC,4 HEAD	***	***	***
18E3241	WRENCH,1.5-3KFT#,HYDRAULIC.4 HEAD	***	***	***
18E4732	TENSIONER SET,80-100K#	***	***	***
18E5140	TENSION WRENCH,3/4-7/8	***	***	***
18E5240	TENSION WRENCH,7/8-1 1/8	***	***	***
18E1241	HOLEPUNCH 7/16-13/16',HYDRAULIC	***	***	***
18F2240	BAND SAW,2-12" DIAMETER,WET CUT	***	***	***
18F3000	CHART RECORDER,PWHT	***	***	***
18F3240	PRE/POST WELDHEAT TREAT UNIT	***	***	***
18F4340	IRONWORKER,60-80TON SHEAR&PUNCH	***	***	***
18F4440	IRONWORKER,80-100TON SHEAR&PUNCH	***	***	***
18F5300	EQUIPMENT ROLLER SET,30-50 TON	***	***	***
18G1050	WELD TEST COUPON BENDER	***	***	***
18G2000	DEAD WEIGHTS,MECH/PIPING	***	***	***
18G3000	THICKNESS GAUGE,ULTRASONIC	***	***	***
16G4000	POSITIVE MATERIAL IDENTIFIER	***	***	***
18G5000	HARDNESS TESTER,DIGITAL	***	***	***
18G6100	BOLT TENSION CALIBRATOR,1/2-1 1/4"	***	***	***

18G7000	ALIGNMENT WIRE	***	***	***
18G7001	SHAFT ALIGNMENT LASER	***	***	***
18Z1240	EXPANDER,COPFER TUBE,1-3"	***	***	***
18Z2000	DIAGNOSTIC TESTER,MECHANIC’S	***	***	***

19 TRAILERS & STORAGE
19A1100	TRAILER6-12',FLATBED	***	***	***
19Al200	TRAILER,14-20[1],FLATBED	***	***	***
19A1300	TRAILER,22-28'.FLATBED	***	***	***
19A1400	TRAILER,30-40',FLATBED	***	***	***
19A1500	TRAILER,42-53',FLATBED	***	***	***
19A2400	TRAILER,30-40',STEPDECK	***	***	***
19A2500	TRAILER,40-53',STEPDECK	***	***	***
19A3100	TRAILER,6-12',ENCLOSED	***	***	***
19A3200	TRAILER,14-20'.ENCLOSED	***	***	***
19A3300	TRAILER,22-30',ENCLOSED	***	***	***
19A4200	TRAILER,10-15 TON,LOWBOY	***	***	***
19A4500	TRAILER,40-50 TON,LOWBOY	***	***	***
19A4700	TRAILER,60-70 TON,LOWBOY	***	***	***
19A5200	TRAILER,40-80',EXPANDABLE	***	***	***
19B1200	OFFICE TRAILER,8X32	***	***	***
19B1400	OFFICE TRAILER 10X50	***	***	***
19B2200	OFFICE TRAILER,24X60	***	***	***
19C1200	TRAILER14-20',TOOL STORAGE	***	***	***
19C1300	TRAILER,20-28',TOOL STORAGE	***	***	***
19C1500	TRAILER,40-55',TOOL STORAGE	***	***	***
19C1501	TRAILER,40-55',TOOL STORAGE,CUSTOM	***	***	***
19D1100	CONTAINER,20'	***	***	***
19D1101	CONTAINER,20' CUSTOM	***	***	***
19D1200	CONTAINER,40'	***	***	***
19D1201	CONTAINER,40[1],CUSTOM	***	***	***
1901202	CONTAINER,40',INSTRUMENTATION	***	***	***
19E1111	CONEX ROOF SPAN,40X24	***	***	***
19E1401	MOBILE WAREHOUSE,40X60',METAL	***	***	***
19E1601	MOBILE WAREHOUSE,40X80'.METAL	***	***	***
19E1701	MOBILE VVAREHOUSE,40X120',METAL	***	***	***
19E2212	TENT,32X40,FABRIC,LIGHT	***	***	***
19E2222	TENT,32X40,FABRIC,HEAVY	***	***	***
19E2402	TENT,40X60,FABRIC	***	***	***
19E2501	TENT,90' DIAMETER,FABRIC	***	***	***
19Z1001	TRAILER,ROCK, END DUMP	***	***	***
19Z2002	TRAILER.FIFE,SHOF BUILT	***	***	***
19Z3100	WATER TRAILER, 100-500 GALLON	***	***	***
19Z4002	TRAILER,COMBO BEND & THREAD	***	***	***
1925000	TRAILER,FIREPROOFING	***	***	***
19Z6000	TRAILER DOLLY,1 AXLE	***	***	***
19Z7402	TRAILER,22-30',OILFIELD	***	***	***
19Z7602	TRAILER,40-50',OILFIELD	***	***	***

20 TRUCKS & VEHICLES
20Al200	ROAD TRACTOR,4X6	***	***	***

20A2100	YARD TRACTOR,2X4	***	***	***
20A2200	YARD TRACTOR.4X6	***	***	***
20B1320	DUMPTRUCK,10-12CY,4X6	***	***	***
20B2220	DUMPTRUCK,25-30 TON,6X6,ARTICULATED	***	***	***
2000120	WATER TRUCK,2-3K GALLON,2X4	***	***	***
2000320	WATER TRUCK,4-5K GALLON,4X6	***	***	***
2001120	MECHANIC’S TRUCK,1 TON,2X4	***	***	***
20D1220	MECHANIC’S TRUCK,1 TON,4X4	***	***	***
2002120	MECHANIC’S TRUCK,1.5 TON.2X4	***	***	***
20D2121	MECHANIC’S TRUCK,1.5 TON,2X4.W/CRANE	***	***	***
20D4320	MECHANIC’S TRUCK.2.5 TON,4X6	***	***	***
20E2220	FUEL/LUBE TRUCK,1.5 TON,4X4	***	***	***
20E3120	FUEL/LUBE TRUCK,2 TON,2X4	***	***	***
20E4120	FUEL/LUBE TRUCK,2.5 TON,2X4	***	***	***
20E6320	FUEL/LUBE TRUCK.4 TON,4X6	***	***	***
20E2110	PICKUP,1/2 TON,2X4	***	***	***
20F2111	PICKUP.1/2 TON,2X4,SUPERCAB	***	***	***
20F2112	PICKUP.1/2 TON,2X4,CREWCAB	***	***	***
20F2211	PICKUP,1/2 TON,4X4,SUPERCAB	***	***	***
20F2212	PICKUP,1/2 TON,4X4.CREWCAB	***	***	***
20F2213	PICKUP,1/2 TON,4X4	***	***	***
20F3110	PICKUP,3/4 TON,2X4	***	***	***
20F31 11	PICKUP,3/4 TON,2X4,SUPERCAB	***	***	***
20F3210	PICKUP,3/4 TON.4X4	***	***	***
20F3211	PICKUP,3/4 TON,4X4.SUPERCAB	***	***	***
20F3212	PICKUP,3/4 TON,4X4,CREWCAB	***	***	***
20F3221	PICKUP.3/4 TON,4X4,DIESEL,SUPERCAB	***	***	***
20F4210	PICKUP,1 TON,4X4	***	***	***
20F4222	PICKUP,1 TON,4X4.CREWCAB	***	***	***
20G1110	SUV.3-5 PASSENGER,2X4	***	***	***
20G1210	SUV,3-5 PASSENGER,4X4	***	***	***
20G2110	SUV,5-7 PASSENGER,2X4	***	***	***
20G3210	SUV.6-9 PASSENGER 4X4	***	***	***
20G4110	VAN,11-15 PASSENGER 2X4	***	***	***
20H2003	PEOPLE MOVER,16-30 PASS	***	***	***
20H2101	BUS,15-25 PASSENGER.2X4,SCHOOL	***	***	***
20H3101	BUS,35-45 PASSENGER,2X4,SCHOOL	***	***	***
20H3322	BUS,35-45 PASSENGER,4X6,COACH	***	***	***
2010222	UTILITY VEHICLE,2 PASSENGER,4X4,DIESEL	***	***	***
20J3104	TRUCK,3/4 TON,2X4,ELECT. MAINT	***	***	***
20J3110	FLATBED,3/4 TON,2X4	***	***	***
20J3203	UTILITY TRUCK,3/4 TON.4X4	***	***	***
20J3210	FLATBED,3/4 TON,4X4	***	***	***
20J4120	FLATBED,1 TON,2X4	***	***	***
20J4122	FLATBED,1 TON,2X4,CREWCAB	***	***	***
20J4220	FLATBED,1 TON,4X4	***	***	***
20J4222	FLATBED.1 TON,4X4,CREWCAB	***	***	***
20J5120	FLATBED,1.5 TON,2X4	***	***	***
20J5222	FLATBED,1.5 TON,2X4,CREWCAB	***	***	***
20J5226	TRUCK,1.5 TON,2X4,W/CRANE	***	***	***

20J6125	TRUCK,2 TON,2X4,A-FRAME	***	***	***
20Z0000	AUTOMOBILE	***	***	***

22 MISCELLANEOUS
22Al220	HEATER,.5-1M BTU.FORCED AIR,DIESEL	***	***	***
22A1320	HEATER.1-1.5M BTU.FORCED AIR,DIESEL	***	***	***
22A2220	HEATER.150-200K BTU.GROUND,DIESEL	***	***	***
22Z1001	PRESSURE WASHER,HOT,TRAILER	***	***	***
22Z2120	BRUSH CHIPPER,12",DIESEL	***	***	***
22Z3070	TRAFFIC BOARD,SOLAR POWERED	***	***	***
22Z4100	TOOL PACKAGE.SHORT CREW	***	***	***
22Z4200	TOOL PACKAGE.FULL CREW	***	***	***
22Z5240	INSULATION SAW,14" ELECTRIC	***	***	***
22Z6202	FUEL TANK.200 GALLON.DUAL FUEL	***	***	***
22Z6301	FUEL SYSTEM,250-350 GALLON.PORTABLE	***	***	***
22Z7200	WATER TANK STAND.10-12K GALLON	***	***	***

28 ELECTRICAL & INSTRUMENTATION
28A1140	CONDUIT BENDER,1/2-2',ELECTRIC	***	***	***
28Al250	CONDUIT BENDER,1.25-4".HYDRAULIC	***	***	***
28A2240	CABLE PULLER,4-7K#,ELECTRIC	***	***	***
28A2340	CABLE PULLER,7-15K#,ELECTRIC	***	***	***
28A3040	CABLE FEEDER,ELECTRIC	***	***	***
28B0006	GROUND RESISTANCE TESTER	***	***	***
28B1200	HIPOT,70-99KV,DIELECTRIC	***	***	***
28B2100	MEGOHMETER,0-9KV	***	***	***
28B2200	MEGOHMETER.10-20KV	***	***	***
28B3080	SOFTWARE,INSTRUMENT DOCUMENTATION	***	***	***
28B3088	SOFTWARE,SATELLITE INSTRUMENT DOC	***	***	***
28B4001	INSTRUMENTATION PACKAGE	***	***	***
28B4002	STARTUP KIT,INSTRUMENTATION	***	***	***
28B5020	CALIBRATOR.MULTI-FUNCTION	***	***	***
28B5024	CALIBRATORMULTI-FUNCTION.SMART	***	***	***
28B5033	CALIBRATOR,LOOP.PNEUMATIC	***	***	***
26B5040	CALIBRATOR.TEMP,DRY BLOCK	***	***	***
28B6005	PRESSURE MODULEJNSTRUMENTATION	***	***	***
28B7000	DEAD VVEIGHTS,INSTRUMENTATION	***	***	***
28B8000	CHART RECORDER,INSTRUMENTATION	***	***	***
28B9004	COMMUNICATOR.SMART INTERFACE	***	***	***
28Z1050	CRIMPER,HYDRAULIC	***	***	***
28Z1060	CRIMPER,CORDLESS	***	***	***

29 PIPING
29A1042	PIPE BEVELER.14-42",FLEX BAND,ELECTRIC	***	***	***
29A1061	PIPE BEVELER,RIDGID BAND.MANUAL	***	***	***
29A1363	PIPE BEVELER,22-36",C FRAME	***	***	***
29A2230	BEVELING LATHE,END PREP,	***	***	***
29A2350	PIPE LATHE,2-8",ENDPREP HYDRAULIC	***	***	***
29A2430	PIPE LATHE,4-12",ENDPREP PNEUMATIC	***	***	***
29A2450	PIPE LATHE,4-12",ENDPREP HYDRAULIC	***	***	***
29A2550	PIPE LATHE, 6-16",ENDPREP HYDRAULIC	***	***	***
29A2600	PIPE LATHE,16-30",SINGLE PT ATTACHMENT	***	***	***

29A3130	PIPE LATHE,2-4",CLAMSHELL PNEUMATIC	***	***	***
29A3230	PIPE LATHE,5-8[1]`,CLAMSHELL PNEUMATIC	***	***	***
29A3330	PIPE LATHE,10-12",CLAMSHELL PNEUMATIC	***	***	***
29A3530	PIPE LATHE,18-24",CLAMSHELL PNEUMATIC	***	***	***
29A4140	PIPE CUTTER.1/2-4".BENCH MT, ELECTRIC	***	***	***
29A4240	PIPE CUTTER,2-6",BENCH MT,ELECTRIC	***	***	***
29B1140	PIPE THREADER,1/8-2',ELECTRIC	***	***	***
29B1240	PIPE THREADER,2 1/2-4",ELECTRIC	***	***	***
29B1360	PIPE THREADER HEAD,4-6"	***	***	***
29B2341	PIPE GROOVER.4-16".ROLL	***	***	***
2900260	POLYPIPE FUSION MACHINE,1-4"	***	***	***
2900340	POLYPIPE FUSION MACHINE,2-8"	***	***	***
29C0410	POLYPIPE FUSION MACHIN,4-12"	***	***	***
2900510	POLYPIPE FUSION MACHIN.6-18"	***	***	***
29Z1260	HOLIDAY DETECTOR,0-15KV	***	***	***
29Z2160	HOT TAPPER,1/2-4" MANUAL	***	***	***
29Z3141	PIPE JOINER,1/2-2" PRESSFIT	***	***	***
29Z4000	PIPE PULLER	***	***	***

30 SURVEY
30A1000	AUTO LEVEL	***	***	***
30A1001	AUTO LEVEL,PRECISION VV\MICROMETER	***	***	***
30A1011	PRECISION TILTING LEVEL	***	***	***
30A2300	TRANSIT,20-30 SECOND DIGITAL	***	***	***
30A3300	TOTAL STATION,2-5 SECOND	***	***	***
30A4010	LASER LEVEL	***	***	***
30A4020	LASER,PIPE GRADE	***	***	***

31 COMMUNICATION
31A1000	RADIO,HANDHELD	***	***	***
31A2000	FIADIO,BASE STATION	***	***	***
31A3000	RADIO REPEATER	***	***	***
31A4100	RADIO CHARGER,6PAK	***	***	***

32 SAFETY
32A0300	GAS MONITOR,4 GAS.HANDHELD	***	***	***
32A0301	GAS MONITOR,4 GAS HANDHELD W/PUMP	***	***	***
32B0100	RETRACTABLE LIFELINE,5-49'	***	***	***
32B0200	RETRACTABLE LIFELINE,50-74'	***	***	***
32B0300	RETRACTABLE LIFELINE,75-99[1]	***	***	***
32B0400	RETRACTABLE LIFELINE.100-150'	***	***	***
3200100	TRENCH BOX,4'DEEPX<12t0	***	***	***
3200200	TRENCH BOX,10'DEEPX<12'L	***	***	***
3200300	TRENCH BOX,8'DX2O'L	***	***	***
3200400	TRENCH BOX,4'DEEPX>1210	***	***	***
3200500	TRENCH BOX,6'DEEPX>12'LO	***	***	***
3200600	TRENCH BOX,8'DEEPX>12t0	***	***	***
3200700	TRENCH BOX,10DEEPX>121	***	***	***
32Z1100	LIFE SUPPORT,5 MINUTE,RESCUE	***	***	***
32Z2000	RETRIEVAL POD.CONFINED SPACE	***	***	***
32Z3001	DEFIBRILLATOR, PORTABLE	***	***	***

32Z4000	TRAUMA KIT EMT	***	***	***

40 OFFICE EQUIPMENT
40A1000	COMPUTER,DESKTOP	***	***	***
40A2000	COMPUTER.LAPTOP	***	***	***
40A3000	PRINTER,HIGH VOLUME	***	***	***
40A3001	PRINTER,CHECK WRITER	***	***	***
40B1200	PHONE SYSTEM,20SET,VOIP	***	***	***
4001001	SOFTWARE,SCHEDULING P3	***	***	***
4001002	SOFTWARE,SCHEDULING,FINEST HOUR	***	***	***
4001003	SOFTWARE,SCHEDUL1NG SURETRAK	***	***	***
4002000	SOFTVVARE,PURCHASE MGR PROLOG	***	***	***
40C3001	SOFTWARE,PROJECT ANALYSER	***	***	***
4004000	SOFTWARE,TOOL TRACKNG	***	***	***
40E1100	SERVER,2-25 USER	***	***	***
40E1200	SERVER,25+ USER	***	***	***
40E1210	SERVER,BACKUP 300-500GB	***	***	***
40Z1000	COMPUTER PROJECTOR	***	***	***
40Z2001	SCANNER,HANDHELD	***	***	***

EXHIBIT Q

FORM OF PARTIAL LIEN RELEASE

CONDITIONAL WAIVER AND RELEASE UPON
PROGRESS PAYMENT

Upon receipt by the undersigned of a check from Idaho Power Company in the sum of $               payable to Boise Power Partners Joint Venture, and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release pro tanto any mechanic’s lien, stop notice or bond right the undersigned has on the job of                Idaho Power Company, located at through the         day of           , 200        only and does not cover any retentions retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic’s lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned.

Dated this          day of                  , 200     .

Boise Power Partners Joint Venture

By:

Title:

Date:

EXHIBIT R

FORM OF FINAL LIEN RELEASE

CONDITIONAL WAIVER AND RELEASE UPON
FINAL PAYMENT

Upon receipt by the undersigned of a check from Idaho Power Company in the sum of $ payable to Boise Power Partners Joint Venture and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release pro tanto any mechanic’s lien, stop notice or bond right the undersigned has on the job of Idaho Power Company, located at   to the following extent. This release covers the final payment to the undersigned for all labor, services, equipment or material furnished on the job, except for disputed claims for additional work in the amount of $ . Before any recipient of this document relies on it, the party should verify evidence of payment to the undersigned.

Dated this                         day of            ,  20       .

Boise Power Partners Joint Venture

By:

Title:

Date: